Filed pursuant to Rule 424(b)(5)
                                                Registration No. 333-08328

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

   THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT MAY BE AMENDED OR COMPLETED,
                             DATED FEBRUARY 18, 2004

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 18, 2004)

                           $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                       GERMAN AMERICAN CAPITAL CORPORATION
                        LASALLE BANK NATIONAL ASSOCIATION
                               ABN AMRO BANK N.V.

                              MORTGAGE LOAN SELLERS
                              ---------------------
     The COMM 2004-LNB2 Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in the COMM 2004-LNB2 Mortgage Trust. The trust's assets will primarily be 91 fixed-rate mortgage loans secured by first liens on 255 commercial, multifamily and mobile home park properties. The COMM 2004-LNB2 Commercial Mortgage Pass-Through Certificates are not obligations of Deutsche Bank AG, Deutsche Mortgage & Asset Receiving Corporation, the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.
                              ---------------------
     Certain characteristics of the offered certificates include:


------------------------------------------------------------------------------------------------------------------------------------
                                                         INITIAL                                    S&P/FITCH/DBRS
                                 INITIAL              PASS-THROUGH            ASSUMED FINAL           ANTICIPATED
                          CERTIFICATE BALANCE(1)          RATE            DISTRIBUTION DATE(3)          RATINGS
------------------------------------------------------------------------------------------------------------------------------------
  Class A-1                    $135,894,000                    %            December 10, 2008         AAA/AAA/AAA
------------------------------------------------------------------------------------------------------------------------------------
  Class A-2                    $138,594,000                                 December 10, 2010         AAA/AAA/AAA
------------------------------------------------------------------------------------------------------------------------------------
  Class A-3                    $108,197,000                                  August 10, 2013          AAA/AAA/AAA
------------------------------------------------------------------------------------------------------------------------------------
  Class A-4                    $454,979,000                                  March 10, 2014           AAA/AAA/AAA
------------------------------------------------------------------------------------------------------------------------------------
  Class B                      $ 25,420,000                 (2)              March 10, 2014            AA/AA/AA
------------------------------------------------------------------------------------------------------------------------------------
  Class C                       $ 9,684,000                 (2)              March 10, 2014        AA-/AA-/AA (low)
------------------------------------------------------------------------------------------------------------------------------------
  Class D                      $ 19,368,000                 (2)             October 10, 2015             A/A/A
------------------------------------------------------------------------------------------------------------------------------------
  Class E                       $ 8,474,000                 (2)             December 10, 2018        A-/A-/A (low)
------------------------------------------------------------------------------------------------------------------------------------


------------------
(FOOTNOTES ON PAGE S-3)

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-27 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 8 OF THE PROSPECTUS.

     Deutsche Bank Securities Inc. and ABN AMRO Incorporated are acting as co-lead managers and underwriters of the offering and Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner &Smith Incorporated are acting as co-managers of the offering. Deutsche Bank Securities Inc. is sole bookrunner of all the offered certificates. The underwriters will offer the offered certificates to the public in negotiated transactions at varying prices to be determined at the time of sale.

     Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner &Smith Incorporated are required to purchase the offered certificates (in the amounts set forth in this prospectus supplement) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions. Deutsche Mortgage & Asset Receiving Corporation expects to receive from the sale of the offered certificates approximately ___% of the initial aggregate certificate balance of the offered certificates, plus accrued interest, before deducting expenses payable by it. The underwriters expect to deliver the offered certificates to purchasers on or about March ___, 2004.

DEUTSCHE BANK SECURITIES                                   ABN AMRO INCORPORATED
Sole Book Running Manager and Co-Lead Manager                    Co-Lead Manager

BANC OF AMERICA SECURITIES LLC         CITIGROUP             MERRILL LYNCH & CO.
Co-Manager                             Co-Manager                     Co-Manager

THE DATE OF THIS PROSPECTUS SUPPLEMENT IS FEBRUARY __, 2004

COMM 2004-LNB2
Commercial Mortgage Pass-Through Certificates

[GRAPHIC OMMITTED]

                                     [PHOTO]
                         Tysons Corner Center - Exterior
                                   McLean, VA

                                     [PHOTO]
                         Tysons Corner Center - Interior
                                   McLean, VA

                                     [PHOTO]
                              321 West 44th Street
                                  New York, NY

                                     [PHOTO]
                     The Watergate/600 New Hampshire Avenue
                                 Washington, DC

                                     [PHOTO]
                             Fairstone at Riverview
                                Taylorsville, UT

                                     [PHOTO]
                         Bank of America Center-Chicago
                                   Chicago, IL

                                     [PHOTO]
                         Jacksonville Operations Center
                                Jacksonville, FL

                                     [PHOTO]
                               Albany Main Office
                                   Albany, GA

                                     [PHOTO]
                                    Richland
                                  Richland, WA

                                     [PHOTO]
                         Bank of American Center-Phoenix
                                   Phoenix, AZ

                                     [PHOTO]
                            Shoppes at Grand Prairie
                                   Peoria, IL

                                     [PHOTO]
                              Wiener Portfolio III
                                    Bronx, NY

                                     [PHOTO]
                              Wenatchee Valley Mall
                               East Wenatchee, WA

                                     [PHOTO]
                                  Meadows Mall
                                  Las Vegas, NV

The footnotes to the table on the cover page are as follows:
-----------------
(1) Approximate, subject to adjustment as described in this prospectus supplement.

(2) The pass-through rates on the Class B, Class C, Class D and Class E Certificates will equal one of the following rates: (i) a fixed rate, (ii) a rate equal to the lesser of the initial Pass-Through Rate for such Class and the Weighted Average Net Mortgage Pass-Through Rate (as defined in this prospectus supplement), (iii) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate less a specified percentage or (iv) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate.

(3) The "Assumed Final Distribution Date" with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date or anticipated repayment date, as applicable, and otherwise based on modeling assumptions described in this prospectus supplement. The actual performance and experience of the mortgage loans will likely differ from such assumptions. The Rated Final Distribution Date (as defined in this prospectus supplement) for each class of offered certificates is the distribution date in March 2039. See "Yield and Maturity Considerations" and "Ratings" in this prospectus supplement.
                            ------------------------

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Terms" beginning on page S-167 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Terms" beginning on page 108 in the prospectus.
                            ------------------------
     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to Deutsche Mortgage & Asset Receiving Corporation.
                            ------------------------

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund (the "Trust Fund") described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within
Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the Trust Fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                EXECUTIVE SUMMARY

     This Executive Summary does not include all of the information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement and the prospectus relating to the offered certificates and the underlying mortgage loans.

                                THE CERTIFICATES

                                  INITIAL                                                        APPROXIMATE
                 ANTICIPATED    CERTIFICATE   APPROXIMATE                DESCRIPTION   ASSUMED      INITIAL    WEIGHTED
                   RATINGS       BALANCE OR    PERCENT OF   APPROXIMATE    OF PASS-     FINAL        PASS-     AVERAGE
                 (S&P/FITCH/      NOTIONAL       TOTAL        CREDIT       THROUGH   DISTRIBUTION  THROUGH       LIFE      PRINCIPAL
    CLASS           DBRS)        BALANCE(2)   CERTIFICATES    SUPPORT        RATE        DATE        RATE      (YRS.)(7)   WINDOW(7)
------------------------------------------------------------------------------------------------------------------------------------
  OFFERED CERTIFICATES
------------------------------------------------------------------------------------------------------------------------------------
  Class A-1      AAA/AAA/AAA    $135,894,000    14.033%      13.500%(4)     Fixed     12/10/08       ___%        3.90     4/04-12/08
------------------------------------------------------------------------------------------------------------------------------------
  Class A-2      AAA/AAA/AAA    $138,594,000    14.312       13.500%(4)     Fixed     12/10/10       ___%        5.50    12/08-12/10
------------------------------------------------------------------------------------------------------------------------------------
  Class A-3      AAA/AAA/AAA    $108,197,000    11.173       13.500%(4)     Fixed      8/10/13       ___%        7.50     12/10-8/13
------------------------------------------------------------------------------------------------------------------------------------
  Class A-4      AAA/AAA/AAA    $454,979,000    46.983       13.500%(4)     Fixed      3/10/14       ___%        9.80      8/13-3/14
------------------------------------------------------------------------------------------------------------------------------------
   Class B        AA/AA/AA       $25,420,000     2.625       10.875%        Fixed(5)   3/10/14       ___%        9.98      3/14-3/14
------------------------------------------------------------------------------------------------------------------------------------
   Class C    AA-/AA-/AA (low)    $9,684,000     1.000        9.875%        Fixed(5)   3/10/14       ___%        9.98      3/14-3/14
------------------------------------------------------------------------------------------------------------------------------------
   Class D          A/A/A        $19,368,000     2.000        7.875%        Fixed(5)  10/10/15       ___%       10.09     3/14-10/15
------------------------------------------------------------------------------------------------------------------------------------
   Class E      A-/A-/A (low)     $8,474,000     0.875        7.000%        Fixed(5)  12/10/18       ___%       13.59    10/15-12/18
------------------------------------------------------------------------------------------------------------------------------------
  PRIVATE CERTIFICATES(1)
------------------------------------------------------------------------------------------------------------------------------------
  Class X-1      AAA/AAA/AAA    $968,398,042      NA            NA         Variable
                                                                           Interest
                                                                            Only(3)    4/10/28       ___%         NA          NA
------------------------------------------------------------------------------------------------------------------------------------
  Class X-2      AAA/AAA/AAA    $935,698,000      NA           NA          Variable
                                                                           Interest
                                                                            Only(3)    3/10/11       ___%         NA          NA
------------------------------------------------------------------------------------------------------------------------------------
   Class F  BBB+/BBB+/BBB (high)  $9,684,000     1.000        6.000%        Fixed(5)  12/10/18       ___%       14.73    12/18-12/18
------------------------------------------------------------------------------------------------------------------------------------
   Class G       BBB/BBB/BBB     $10,894,000     1.125        4.875%        Fixed(5)  12/10/18       ___%       14.73    12/18-12/18
------------------------------------------------------------------------------------------------------------------------------------
   Class H   BBB-/BBB-/BBB (low) $10,895,000     1.125        3.750%        Fixed(5)  12/10/18       ___%       14.73    12/18-12/18
------------------------------------------------------------------------------------------------------------------------------------
   Class J    BB+/BB+/BB (high)   $4,842,000     0.500        3.250%        Fixed(6)  12/10/18       ___%       14.73    12/18-12/18
------------------------------------------------------------------------------------------------------------------------------------
   Class K        BB/BB/BB        $6,052,000     0.625        2.625%        Fixed(6)  12/10/18       ___%       14.73    12/18-12/18
------------------------------------------------------------------------------------------------------------------------------------
   Class L    BB-/BB-/BB (low)    $3,632,000     0.375        2.250%        Fixed(6)  12/10/18       ___%       14.73    12/18-12/18
------------------------------------------------------------------------------------------------------------------------------------
   Class M     B+/B+/B (high)     $4,842,000     0.500        1.750%        Fixed(6)  12/10/18       ___%       14.73    12/18-12/18
------------------------------------------------------------------------------------------------------------------------------------
   Class N          B/B/B         $2,421,000     0.250        1.500%        Fixed(6)   1/10/19       ___%       14.73     12/18-1/19
------------------------------------------------------------------------------------------------------------------------------------
   Class O      B-/B-/B (low)     $1,210,000      0.125       1.375%        Fixed(6)   1/10/19       ___%       14.81      1/19-1/19
------------------------------------------------------------------------------------------------------------------------------------
   Class P        NR/NR/NR       $13,316,042    1.375         0.000%        Fixed(6)   4/10/28       ___%       15.55      1/19-4/28
------------------------------------------------------------------------------------------------------------------------------------


-------------------------
(1)  Not offered hereby.

(2)  Approximate; subject to a variance of plus or minus 5%.

(3) The Class X-1 and Class X-2 Certificates will not have a certificate balance. Interest will accrue on such classes of certificates at the applicable pass-through rate, determined as described in this prospectus supplement, on their notional balances. With respect to two mortgage loans representing approximately 9.26% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged properties also secure a subordinate note. The Class X-1 and Class X-2 Certificates were structured assuming that the AFR/Bank of America Portfolio B Loan absorbs any loss prior to the AFR/Bank of America Portfolio Senior Loans. For more information regarding this loan, see "Description of the Mortgage Pool--Split Loan Structures--The AFR/Bank of America Portfolio Loan" in this prospectus supplement.

(4) Represents the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.

(5) The pass-through rates on the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will equal one of the following rates: (i) a fixed rate, (ii) a rate equal to the lesser of the initial Pass-Through Rate for such class and the Weighted Average Net Mortgage Pass-Through Rate (as defined in this prospectus supplement), (iii) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate less a specified percentage or (iv) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate.

(6) The pass-through rates on the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will equal a fixed rate subject to a cap of the Weighted Average Net Mortgage Pass-Through Rate.

(7) The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates is based on (i) modeling assumptions and prepayment assumptions described in this prospectus supplement, (ii) assumptions that there are no prepayments or losses on the mortgage loans, and (iii) assumptions that there are no extensions of maturity dates and that the mortgage loans with an anticipated repayment date are paid off on the their respective anticipated repayment dates.

     The Class Q, Class R and Class LR Certificates are not represented in this table.

     The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date. All weighted averages set forth below are based on the principal balances of the mortgage loans as of such date.

                                                 THE MORTGAGE POOL

Initial Outstanding Pool Balance(1) .............................  $968,398,042
Number of Mortgage Loans ........................................            91
Number of Mortgaged Properties ..................................           255
Average Mortgage Loan Balance ...................................   $10,641,737
Weighted Average Mortgage Rate ..................................         5.583%
Weighted Average Remaining Term to Maturity (in months)(2) ......           109
Weighted Average Debt Service Coverage Ratio(3) .................          1.53x
Weighted Average Loan-to-Value Ratio(3) .........................         66.72%

--------------------
(1)  Subject to a permitted variance of plus or minus 5%.

(2) Calculated with respect to the anticipated repayment date for one mortgage loan, representing 0.48% of the outstanding pool balance as of the cut-off date.

(3) In the case of three mortgage loans with one or more companion loans that are not included in the Trust, DSCR and LTV have been calculated with respect to the mortgage loans included in the Trust and the mortgage loans that are not included in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust.

                                TABLE OF CONTENTS

EXECUTIVE SUMMARY ...............................   S-5              Advances ..................................... S-120
SUMMARY OF THE PROSPECTUS                                            Accounts ..................................... S-124
   SUPPLEMENT ...................................   S-8              Enforcement of "Due-on-Sale" and
RISK FACTORS ....................................  S-27                "Due-on-Encumbrance" Clauses ............... S-125
   Risks related to the Mortgage Loans ..........  S-27              Inspections .................................. S-127
   Conflicts of Interest ........................  S-47              Insurance Policies ........................... S-127
   Risks Related to the Offered                                      Certain Matters Regarding the
     Certificates ...............................  S-50                Depositor, the Servicer and the
DESCRIPTION OF THE MORTGAGE                                            Special Servicer ........................... S-130
   POOL .........................................  S-55              Events of Default ............................ S-131
   General ......................................  S-55              Rights Upon Event of Default ................. S-133
   Security for the Mortgage Loans ..............  S-55              Amendment .................................... S-134
   The Mortgage Loan Sellers ....................  S-56              Voting Rights ................................ S-134
   Certain Underwriting Matters .................  S-57              Sale of Defaulted Mortgage Loans ............. S-135
   Underwriting Standards .......................  S-59              Realization Upon Defaulted Mortgage
   GACC's Underwriting Standards ................  S-59                Loans ...................................... S-136
   LaSalle's Underwriting Standards .............  S-60              Modifications ................................ S-138
   ABN AMRO Bank's Underwriting                                      Optional Termination ......................... S-140
     Standards ..................................  S-62              The Trustee and the Bond
   Split Loan Structures ........................  S-63                Administrator .............................. S-141
   ARD Loan .....................................  S-68              Duties of the Trustee ........................ S-142
   Additional Loan Information ..................  S-68              The Servicer ................................. S-143
   Certain Terms and Conditions of the                               Servicing Compensation and
     Mortgage Loans .............................  S-78                Payment of Expenses ........................ S-143
   Changes in Mortgage Pool                                          Special Servicing ............................ S-144
     Characteristics ............................  S-85              Certain Rights of the Holder of
DESCRIPTION OF THE OFFERED                                             the Walgreens-Riverside B Loan ............. S-149
   CERTIFICATES .................................  S-86              Servicing of the Non-Serviced
   General ......................................  S-86                Mortgage Loans ............................. S-150
   Distributions ................................  S-87              Servicer and Special Servicer
   Realized Losses ..............................  S-96                Permitted to Buy Certificates .............. S-157
   Prepayment Interest Shortfalls ...............  S-97              Reports to Certificateholders; Available
   Subordination ................................  S-98                Information ................................ S-157
   Appraisal Reductions .........................  S-99              Other Information ............................ S-159
   Delivery, Form and Denomination .............. S-101           USE OF PROCEEDS ................................. S-160
   Book-Entry Registration ...................... S-102           CERTAIN FEDERAL INCOME TAX CONSEQUENCES ......... S-160
   Definitive Certificates ...................... S-104           ERISA CONSIDERATIONS ............................ S-162
YIELD AND MATURITY                                                LEGAL INVESTMENT ................................ S-164
   CONSIDERATIONS ............................... S-105           METHOD OF DISTRIBUTION .......................... S-164
   Yield Considerations ......................... S-105           LEGAL MATTERS ................................... S-166
   Weighted Average Life ........................ S-107           RATINGS ......................................... S-166
   Certain Price/Yield Tables ................... S-112           INDEX OF PRINCIPAL TERMS ........................ S-167
THE POOLING AND SERVICING
   AGREEMENT .................................... S-115           ANNEX A Certain Characteristics of the
   General ...................................... S-115              Mortgage Loans ...............................   A-1
   Assignment of the Mortgage Loans ............. S-115           ANNEX B Structural and Collateral Term
   Representations and Warranties;                                   Sheet ........................................   B-1
     Repurchase; Substitution ................... S-115           ANNEX C Global Clearance, Settlement
   Servicing of the Mortgage Loans;                                  and Tax Documentation Procedures .............   C-1
     Collection of Payments ..................... S-118


                      SUMMARY OF THE PROSPECTUS SUPPLEMENT

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT INCLUDE ALL OF THE RELEVANT INFORMATION YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. YOU ARE ADVISED TO CAREFULLY READ, AND SHOULD RELY SOLELY ON, THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS.

Title of Certificates ............  COMM 2004-LNB2 Commercial Mortgage
                                    Pass-Through Certificates.

                           RELEVANT PARTIES AND DATES

Depositor ........................  Deutsche Mortgage & Asset Receiving
                                    Corporation.

Servicer .........................  GMAC Commercial Mortgage Corporation, a
                                    California corporation, with respect to all of the mortgage loans other than two mortgage loans known as the AFR/Bank of America Portfolio Loan and the Meadows Mall Loan (collectively, the "Non-Serviced Mortgage Loans"). The AFR/Bank of America Portfolio Loan will be serviced by the GMACCM 2003-C3 Servicer (as defined in this prospectus supplement), which will initially be GMAC Commercial Mortgage Corporation, pursuant to a separate pooling and servicing agreement. The Meadows Mall Loan will be serviced by the Wachovia 2003-C9 Servicer (as defined in this prospectus supplement), which will initially be Wachovia Bank, National Association, pursuant to a separate pooling and servicing agreement. GMAC Commercial Mortgage Corporation's address is 200 Witmer Road, Horsham, Pennsylvania 19044. Wachovia Bank, National Association's principal servicing office is located at NC 1075, 8739 Research Drive-URP 4, Charlotte, North Carolina 28262-1075. See "The Pooling and Servicing Agreement--The Servicer" in this prospectus supplement.

Special Servicer .................  Lennar Partners, Inc., a Florida
                                    corporation, with respect to all of the
                                    mortgage loans other than the Non-Serviced
                                    Mortgage Loans. The AFR/Bank of America
                                    Portfolio Loan will be specially serviced by the GMACCM 2003-C3 Special Servicer (as defined in this prospectus supplement), which initially will be Midland Loan Services, Inc., pursuant to a separate pooling and servicing agreement. The Meadows Mall Loan will be specially serviced by the Wachovia 2003-C9 Special Servicer (as defined in this prospectus supplement), which initially will be Lennar Partners, Inc., pursuant to a separate pooling and servicing agreement. Lennar Partners, Inc.'s address is 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. Midland Loan Services, Inc.'s principal address is 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210. See "The Pooling and Servicing Agreement--Special Servicing--The Special Servicer" in this prospectus supplement.

Trustee ..........................  Wells Fargo Bank, N.A., a national banking association. The trustee's address is 9062
                                    Old Annapolis Road, Columbia, Maryland
                                    21045-1951, Attention: Corporate Trust
                                    Services (COMM 2004-LNB2). See "The Pooling and Servicing Agreement--The Trustee and the Bond Administrator" in this prospectus supplement.

Bond Administrator ...............  LaSalle Bank National Association, a
                                    national banking association. See "The
                                    Pooling and Servicing Agreement--The Trustee and the Bond Administrator" in this prospectus supplement.

Mortgage Loan Sellers ............  German American Capital Corporation, an
                                    affiliate of Deutsche Bank Securities Inc., an underwriter, and LaSalle Bank National Association and ABN AMRO Bank N.V., Chicago Branch, each an affiliate of ABN AMRO Incorporated, an underwriter. See "Description of the Mortgage Pool--The Mortgage Loan Sellers" in this prospectus supplement.

                                    The mortgage loans were originated or
                                    purchased by the mortgage loan sellers as follows:

                                                         % OF
                                          NUMBER        INITIAL       CUT-OFF
                                            OF        OUTSTANDING       DATE
                                         MORTGAGE         POOL       PRINCIPAL
MORTGAGE LOAN SELLER                      LOANS         BALANCE       BALANCE
---------------------                   ----------    ------------  ------------

German American Capital Corporation .....   33           70.98%     $687,416,676
LaSalle Bank National Association .......   57           23.27%     $225,394,294
ABN AMRO Bank N.V., Chicago Branch ......    1            5.74%     $ 55,587,072

Underwriters .....................  Deutsche Bank Securities Inc., ABN AMRO
                                    Incorporated, Banc of America Securities
                                    LLC, Citigroup Global Markets Inc. and
                                    Merrill Lynch, Pierce, Fenner &Smith
                                    Incorporated. The underwriters are required to purchase the offered certificates from the Depositor (in the amounts set forth in this prospectus supplement under "Method of Distribution"), subject to certain conditions. See "Method of Distribution" in this prospectus supplement.

Cut-off Date .....................  March 1, 2004.

Closing Date .....................  On or about March ___, 2004.

Distribution Date ................  The 10th day of each month, or if such 10th day is not a business day, the business day immediately following such 10th day, commencing in April 2004.

Record Date ......................  With respect to any distribution date, the close of business on the last business day of the preceding month.

Determination Date ...............  The earlier of (i) the sixth day of the month in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date.

Collection Period ................  With respect to a distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which such distribution date occurs (or, in the case of the initial distribution date, immediately following the cut-off date) and ends on the determination date in the calendar month in which such distribution date occurs.

Interest Accrual Period ..........  With respect to any distribution date, the calendar month immediately preceding the month in which such distribution date occurs.

                              OFFERED CERTIFICATES

General ..........................  The Depositor is offering the following eight classes of COMM 2004-LNB2 Commercial
                                    Mortgage Pass-Through Certificates
                                    (collectively, the "Offered Certificates") as part of the trust:

                                    o   Class A-1
                                    o   Class A-2
                                    o   Class A-3
                                    o   Class A-4
                                    o   Class B
                                    o   Class C
                                    o   Class D
                                    o   Class E

                                    The trust created by the Depositor (the
                                    "Trust") will consist of a total of 23
                                    classes, the following 15 of which are not being offered through this prospectus supplement and the accompanying prospectus:
                                    Class X-1, Class X-2, Class F, Class G,
                                    Class H, Class J, Class K, Class L, Class M,
                                    Class N, Class O, Class P, Class Q, Class R and Class LR (collectively, the "Private Certificates").

                                    The Offered Certificates and the Private
                                    Certificates will represent beneficial
                                    ownership interests in the Trust created by the Depositor. The Trust's assets will primarily consist of 91 mortgage loans secured by first liens on 255 commercial, multifamily and mobile home park properties.

Certificate Balances .............  Your certificates have the approximate aggregate initial certificate balance set forth below, subject to a permitted variance of plus or minus 5%.

                                    Class A-1 ..................  $  135,894,000
                                    Class A-2 ..................  $  138,594,000
                                    Class A-3 ..................  $  108,197,000
                                    Class A-4 ..................  $  454,979,000
                                    Class B ....................  $   25,420,000
                                    Class C ....................  $    9,684,000
                                    Class D ....................  $   19,368,000
                                    Class E ....................  $    8,474,000

                                    The Private Certificates (other than the
                                    Class Q, Class R and Class LR Certificates) will have the initial aggregate certificate balances or notional balances, as applicable, as set forth under "Executive Summary--The Certificates" in this prospectus supplement.

                                    See "Description of the Offered
                                    Certificates--General" and "--Distributions" in this prospectus supplement.

Pass-Through Rates ...............  The certificates will accrue interest at an annual rate called a "Pass-Through Rate" which is set forth below.

                                    o  The Pass-Through Rate applicable to the
                                       Class A-1, Class A-2, Class A-3 and Class
                                       A-4 Certificates are fixed at ___%, ___%,
                                       ___% and ___% respectively per annum.

                                    o The Pass-Through Rates applicable to the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will equal one of the following rates: (i) a fixed rate, (ii) a rate equal to the lesser of the initial Pass-Through Rate for such class (as described in "Executive Summary--The Certificates" in this prospectus supplement) and the Weighted Average Net Mortgage
                                       Pass-Through Rate, each with the initial
                                       Pass-Through Rate described in "Executive
                                       Summary--The Certificates" in this
                                       prospectus supplement, (iii) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate less a specified percentage or (iv) a rate equal to the Weighted Average Net Mortgage
                                       Pass-Through Rate.

                                    o The Pass-Through Rates applicable to the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will, at all times, be equal to a fixed rate per annum subject to a cap of the Weighted Average Net Mortgage
                                       Pass-Through Rate.

                                    o  The Class Q, Class R and Class LR
                                       Certificates will not have Pass-Through
                                       Rates. See "Description of the Offered
                                       Certificates--Distributions--Method,
                                       Timing and Amount" and "--Payment
                                       Priorities" in this prospectus
                                       supplement.

                                    o  The Pass-Through Rate applicable to the
                                       Class X-1 Certificates for the initial
                                       distribution date will equal
                                       approximately ___% per annum. The
                                       Pass-Through Rate applicable to the Class
                                       X-2 Certificates for the initial
                                       distribution date will equal
                                       approximately ___% per annum. The
                                       Pass-Through Rate applicable to the Class
                                       X-1 and Class X-2 Certificates for each
                                       distribution date subsequent to the
                                       initial distribution date generally will be equal in the aggregate to the difference between the Weighted Average Net Mortgage Pass-Through Rate and the Weighted Average Pass-Through Rate of the Principal Balance Certificates (based on their certificate balances).

Distributions ....................  On each distribution date, you will be entitled to receive interest and principal distributions from available funds in an amount equal to your certificate's interest and principal entitlement, subject to:

                                    (i)   payment of the respective interest
                                          entitlement for any class of
                                          certificates bearing an earlier
                                          alphabetical designation (except in
                                          respect of the distribution of
                                          interest among the Class A-1, Class
                                          A-2, Class A-3, Class A-4, Class X-1
                                          and Class X-2 Certificates, which will
                                          have the same senior priority), and

                                    (ii)  if applicable, payment of the
                                          respective principal entitlement for
                                          such distribution date to outstanding
                                          classes of certificates having an
                                          earlier alphanumeric designation.

                                    A description of the principal and interest entitlement of each class of Offered Certificates for each distribution date can be found in "Description of the Offered Certificates--Distributions--Method, Timing and Amount," "--Payment Priorities" and "--Distribution of Available Funds" in this prospectus supplement. The Class X-1 and Class X-2 Certificates will not be entitled to any distributions of principal.

Prepayment Premiums;
  Yield Maintenance Charges ......  Prepayment premiums and yield maintenance charges will be allocated as described in "Description of the Offered
                                    Certificates--Distributions--Prepayment
                                    Premiums; Yield Maintenance Charges" in this prospectus supplement.

Prepayment and Yield
  Considerations .................  The yield to investors will be sensitive to the timing of prepayments, repurchases or purchases of mortgage loans, and the magnitude of losses on the mortgage loans due to liquidations. The yield to maturity on each class of the Offered Certificates will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments, defaults and liquidations) on the mortgage loans and payments with respect to repurchases thereof that are applied in reduction of the certificate balance of such class. See "Risk Factors--Risks Related to the Offered Certificates--Risks Related to Prepayments and Repurchases" and "--Yield
                                    Considerations" and "Yield and Maturity
                                    Considerations" in this prospectus
                                    supplement and "Yield and Maturity
                                    Considerations" in the prospectus.

Subordination; Allocation of
  Losses and Certain
  Expenses .......................  The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. This subordination will be effected in two ways: entitlement to receive principal and interest on any distribution date is in descending order and loan losses are allocated in ascending order. (However, no principal payments or principal losses will be allocated to the Class X-1 and Class X-2 Certificates, although loan losses will reduce the notional balances of the Class X-1 and Class X-2 Certificates and, therefore, the amount of interest those classes accrue.)

                                       -----------------------------------
                                         Class A-1, Class A-2, Class A-3
                                       Class A-4, Class X-1 and Class X-2*
                                       -----------------------------------
                                                        |
                                                 ---------------
                                                     Class B
                                                 ---------------
                                                        |
                                                 ---------------
                                                     Class C
                                                 ---------------
                                                        |
                                                 ---------------
                                                     Class D
                                                 ---------------
                                                        |
                                                 ---------------
                                                     Class E
                                                 ---------------
                                                        |
                                                 ---------------
                                                     Class F
                                                 ---------------
                                                        |
                                                 ---------------
                                                     Class G
                                                 ---------------
                                                        |
                                                 ---------------
                                                     Class H
                                                 ---------------
                                                        |
                                                 ---------------
                                                     Class J
                                                 ---------------
                                                        |
                                                 ---------------
                                                     Class K
                                                 ---------------
                                                        |
                                                 ---------------
                                                     Class L
                                                 ---------------
                                                        |
                                                 ---------------
                                                     Class M
                                                 ---------------
                                                        |
                                                 ---------------
                                                     Class N
                                                 ---------------
                                                        |
                                                 ---------------
                                                     Class O
                                                 ---------------
                                                        |
                                                 ---------------
                                                     Class P
                                                 ---------------

-----------------
* The Class X-1 and Class X-2 Certificates are not offered hereby and are not entitled to distributions of principal.
NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE FOR THE BENEFIT OF THE HOLDERS OF THE OFFERED CERTIFICATES.

                                    Shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) the servicing fee payable to the Servicer and
                                    (y) the amount of mortgage loan interest that accrues and is collected with respect to any principal prepayment that is made after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates, PRO RATA, based upon amounts distributable in respect of interest to each such class. See "Description of the Offered
                                    Certificates--Prepayment Interest
                                    Shortfalls" in this prospectus supplement.

Shortfalls in Available Funds ....  The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses: (i) shortfalls resulting from additional servicing compensation which the Servicer or Special Servicer is entitled to receive;
                                    (ii) shortfalls resulting from interest on advances made by the Servicer, the Special Servicer or the Trustee (to the extent not covered by default interest and late payment fees paid by the borrower); (iii) shortfalls resulting from unanticipated expenses of the Trust (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and (iv) shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the Trust.

                               THE M4ORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

A. General .......................  For a more complete description of the mortgage loans, see the following sections in this prospectus supplement:

                                    o   Description of the Mortgage Pool; and

                                    o   Annex A (Certain Characteristics of the
                                        Mortgage Loans).

                                    All numerical information provided in this prospectus supplement with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the cut-off date.

Number of Mortgage Loans .........                                         91
Number of Mortgaged
  Properties .....................                                        255
Number of Balloon Mortgage Loans .                                         89
Number of Hyper-Amortizing Loans .                                          1
Number of Fully Amortizing
  Mortgage Loans .................                                          1
Aggregate Initial Principal
  Balance (plus or minus 5%) .....                               $968,398,042
Range of Mortgage Loan
  Principal Balances .............                   $997,050 to $147,500,000
Average Mortgage Loan
  Principal Balance ..............                                $10,641,737
Range of Mortgage Rates ..........                           4.930% to 6.780%
Weighted Average Mortgage Rate ...                                     5.583%
Range of Remaining Terms
  to Maturity(1) .................                    55 months to 289 months
Weighted Average Remaining
  Term to Maturity(1) ............                                 109 months
Range of Remaining
  Amortization Term ..............                   289 months to 360 months
Weighted Average Remaining
  Amortization Term ..............                                 352 months
Weighted Average Loan-to-Value
  Ratio(2)(3) ....................                                     66.72%
Weighted Average Debt
  Service Coverage Ratio(2)(3) ...                                      1.53x

---------------
(1) Calculated with respect to the anticipated repayment date for 1 mortgage loan, representing 0.48% of the outstanding pool balance as of the cut-off date.

(2) In the case of three mortgage loans with one or more companion loans that are not included in the Trust, DSCR and LTV have been calculated based on the mortgage loans included in the Trust and the mortgage loans that are not included in the Trust but are PARI PASSU in right of payment with the mortgage loans included in the Trust.

(3) Calculated based on loan principal balance, as of the cut-off date, after netting out holdback amounts for four mortgage loans, representing approximately 6.47% of the outstanding pool balance as of the cut-off date.

B. Split Loan Structures .........  The mortgaged properties securing the mortgage loans known as "Tysons Corner
                                    Center loan," "AFR/Bank of America Portfolio loan," "Meadows Mall loan" and "Walgreens-Riverside loan" also secure companion loans that are not included in the mortgage pool.

                                    The mortgage loan known as the "Tysons
                                    Corner Center loan" (the "Tysons Corner
                                    Center Loan"), representing 15.23% of the outstanding pool balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $147,500,000, is secured by a mortgaged property that also secures three other companion loans (collectively, the "Tysons Corner Center Pari Passu Loans" and together with the Tysons Corner Center Loan, the "Tysons Corner Center Whole Loan") that are not included in the Trust. The Tysons Corner Center Pari Passu Loans are PARI PASSU in right of payment with the Tysons Corner Center Loan and have an outstanding principal balance as of the cut-off date of $95,000,000, $35,000,000 and $62,500,000, respectively. The Tysons Corner Center Pari
                                    Passu Loans are currently held by German
                                    American Capital Corporation, one of the mortgage loan sellers, and may be sold at any time. Servicing of the Tysons Corner Center Whole Loan will be governed by the Pooling and Servicing Agreement. For additional information regarding the Tysons Corner Center Loan see "Description of the Mortgage Pool--Split Loan Structures--The Tysons Corner Center Loan" in this prospectus supplement and "The Tysons Corner Center Loan" in Annex B to this prospectus supplement.

                                    The mortgage loan known as the "AFR/Bank of America Portfolio loan" (the "AFR/Bank of America Portfolio Loan"), representing 8.78% of the outstanding pool balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $85,000,000, is secured by mortgaged properties that also secure four companion loans that are not included in the Trust. Three of the companion loans (the "AFR/Bank of America Portfolio PARI PASSU Loans" and together with the AFR/Bank of America Portfolio Loan, the "AFR/Bank of America Portfolio Senior Loans") are PARI PASSU in right of payment with the AFR/Bank of America Portfolio Loan and have an outstanding principal balance as of the cut-off date of $100,000,000, $75,000,000 and $80,000,000, respectively. The other companion loan (the "AFR/Bank of America Portfolio B Loan" and together with the AFR/Bank of America Portfolio Senior Loans, the "AFR/Bank of America Portfolio Whole Loan") is subordinate in right of payment to the AFR/Bank of America Portfolio Senior Loans and has an outstanding principal balance as of the cut-off date of $100,000,000. The AFR/Bank of America Portfolio Pari Passu Loan with an outstanding principal balance as of the cut-off date of $75,000,000 was deposited into the GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through
                                    Certificates, Series 2004-C1 securitization.
                                    The AFR/Bank of America Portfolio Pari Passu
                                    Loan with an outstanding principal balance as of the cut-off date of $100,000,000 and the AFR/Bank of America Portfolio B Loan were deposited into the GMAC Commercial Mortgage Securities, Inc., Series 2003-C3 Mortgage

                                    Pass-Through Certificates securitization.
                                    The other AFR/Bank of America Portfolio Pari
                                    Passu Loan is currently held by German
                                    American Capital Corporation, one of the mortgage loan sellers, and may be sold at any time. The AFR/Bank of America Portfolio Whole Loan is being serviced and administered by GMAC Commercial Mortgage Corporation, as master servicer (the "GMACCM 2003-C3 Servicer") and by Midland Loan Services, Inc., as special servicer (the "GMACCM 2003-C3 Special Servicer"), pursuant to a separate pooling and servicing agreement (the "GMACCM 2003-C3 Pooling and Servicing Agreement") entered into in connection with the issuance of the GMAC Commercial Mortgage Securities, Inc., Series 2003-C3 Mortgage Pass-Through Certificates. See "Description of the Mortgage Pool--Split Loan Structures--The AFR/Bank of America Portfolio Loan" in this prospectus supplement and "The AFR/Bank of America Portfolio Loan" in Annex B to this prospectus supplement.

                                    The holder of the AFR/Bank of America
                                    Portfolio B Loan has certain rights with respect to the AFR/Bank of America Portfolio Whole Loan as described under "Description of the Mortgage Pool--Split Loan Structures--The AFR/Bank of America Portfolio Loan" and "The Pooling and Servicing Agreement--Servicing of the Non-Serviced Mortgage Loans--The AFR/Bank of America Portfolio Whole Loan--Rights of the Holder of the AFR/Bank of America Portfolio B Loan" in this prospectus supplement. See also "The AFR/Bank of America Portfolio Loan" in Annex B to this prospectus supplement.

                                    The mortgage loan known as the "Meadows Mall loan"(the "Meadows Mall Loan"), representing 5.74% of the outstanding pool balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $55,587,072, is secured by a mortgaged property that also secures one companion loan (the "Meadows Mall Pari Passu Loan" and together with the Meadows Mall Loan, the "Meadows Mall Whole Loan") that is not included in the Trust. The Meadows Mall Pari Passu Loan is PARI PASSU in right of payment with the Meadows Mall Loan and has an outstanding principal balance as of the cut-off date of $55,587,072. The Meadows Mall Pari Passu Loan is included in the Wachovia Commercial Mortgage Securities, Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-C9 securitization (the "Wachovia 2003-C9 Securitization"). The Meadows Mall Pari Passu Loan is being serviced and administered by Wachovia Bank, National Association, as master servicer (the "Wachovia 2003-C9 Servicer") pursuant to a separate pooling and servicing agreement (the "Wachovia 2003-C9 Pooling and Servicing Agreement") entered into in connection with the Wachovia 2003-C9 Securitization. For additional information regarding the Meadows Mall Loan, see "Description of the Mortgage Pool--Split Loan Structures--The Meadows Mall Loan" and "The Pooling and Servicing
                                    Agreement--Servicing of the Non-Serviced
                                    Mortgage Loans--Servicing of the Meadows
                                    Mall Whole Loan" in this prospectus
                                    supplement. See also "The Meadows Mall Loan" in Annex B to this prospectus supplement.

                                    The mortgage loan known as the
                                    "Walgreens-Riverside loan" (the
                                    "Walgreens-Riverside Loan"), representing
                                    0.48% of the outstanding pool principal
                                    balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $4,637,107, is secured by a mortgaged property that also secures one companion loan (the "Walgreens-Riverside B Loan" and together with the
                                    Walgreens-Riverside Loan, the
                                    "Walgreens-Riverside Whole Loan") that is generally subordinate in right of payment with the Walgreens-Riverside Loan, has an outstanding principal balance as of the cut-off date of $560,811 and is not included in the Trust. The Walgreens-Riverside B Loan is currently held by Capital Lease Funding, LLC, an entity not affiliated with the seller of the Walgreens-Riverside Loan. For additional information regarding the Walgreens-Riverside Loan, see "Description of the Mortgage Pool--Split Loan Structures--The Walgreens-Riverside Loan" and "The Pooling and Servicing Agreement--Certain Rights of the Holder of the Walgreens-Riverside B Loan" in this prospectus supplement.

                                    The Tysons Corner Center Pari Passu Loans, the AFR/Bank of America Portfolio Pari Passu Loans, the AFR/Bank of America Portfolio B Loan, the Meadows Mall Pari Passu Loan and the Walgreens-Riverside B Loan are collectively referred to as the "Companion Loans" and each a "Companion Loan." Each mortgage loan and its related Companion Loans are referred to as a "Whole Loan." The Tysons Corner Center Pari Passu Loans and the Walgreens-Riverside B Loan are sometimes collectively referred to as the "Serviced Companion Loans." Each mortgage loan and its related Serviced Companion Loans are referred to as a "Serviced Whole Loan." The AFR/Bank of America Portfolio B Loan and the Walgreens-Riverside B Loan are each referred to as a "B Loan."

C. Nonrecourse ...................  Substantially all of the mortgage loans are or should be considered nonrecourse
                                    obligations. No mortgage loan will be
                                    insured or guaranteed by any governmental entity or private insurer, or by any other person.

D. Fee Simple/Leasehold Estate ...  Each mortgage loan is secured by, among other things, a first mortgage lien on the borrower's fee simple estate (or in the case of 17 mortgaged properties, securing mortgage loans which represent 20.58% of the outstanding pool balance as of the cut-off date, either (a) a leasehold estate in a portion of the mortgaged property and a fee estate in the remainder of the mortgaged property or (b) a leasehold estate of the mortgaged property and no mortgage on the related fee estate) in an income-producing real property.

E. Property Purpose ..............  The number of mortgaged properties, and the approximate percentage of the outstanding pool balance as of the cut-off date of the mortgage loans secured thereby, for each indicated purpose are:

                                                                    NUMBER OF  AGGREGATE PRINCIPAL
                                                                    MORTGAGED    BALANCE OF THE      PERCENTAGE OF
                                    PROPERTY TYPE                  PROPERTIES    MORTGAGE LOANS          POOL(1)
                                    -------------                  ----------  -------------------   -------------
                                    Office ....................        139       $   334,850,586         34.58%
                                    Retail ....................         13           306,331,612         31.63
                                      ANCHORED ................         11           297,351,278         30.71
                                      SHADOW ANCHORED .........          2             8,980,334          0.93
                                    Multifamily ...............         62           304,251,002         31.42
                                      MULTIFAMILY .............         41           255,784,941         26.41
                                      MOBILE HOME PARK ........         21            48,466,061          5.00
                                    Mixed Use(2) ..............         39            14,666,006          1.51
                                    Industrial ................          2             8,298,837          0.86
                                                                   -------       ---------------       -------
                                    Total .....................        255       $   968,398,042        100.00%
                                                                   =======       ===============       =======

                                    -----------------
                                    (1)   Because this table presents
                                          information relating to the mortgaged
                                          properties and not the mortgage loans,
                                          the information for mortgage loans
                                          secured by more than one mortgaged
                                          property is based on allocated loan
                                          amounts (which amounts, if not
                                          specified in the related mortgage loan
                                          documents, are based on the appraised
                                          values or square footage of each
                                          mortgaged property and/or each
                                          mortgaged property's underwritten net
                                          cash flow).

                                    (2)   Includes office and retail spaces.

F. Property Location .............  The number of mortgaged properties, and the approximate percentage of the outstanding pool balance as of the cut-off date of mortgage loans secured thereby, that are located in the five states with the highest concentrations of mortgaged properties are:

                                                                    NUMBER OF  AGGREGATE PRINCIPAL
                                                                    MORTGAGED    BALANCE OF THE       PERCENTAGE OF
                                    STATE                          PROPERTIES    MORTGAGE LOANS           POOL(1)
                                    -----                          ----------  -------------------   -------------
                                    Virginia ..................         10          $159,071,194         16.43%
                                    District of Columbia ......          2            80,800,000          8.34
                                    Florida ...................         39            75,778,462          7.83
                                    North Carolina ............         17            69,505,715          7.18
                                    New York ..................          5            67,483,123          6.97
                                    Other(2) ..................        182           515,759,549         53.26
                                                                   -------        --------------       -------
                                    Total .....................        255          $968,398,042        100.00%
                                                                   =======        ==============       =======

                                    -----------------
                                    (1)   Because this table presents
                                          information relating to the mortgaged
                                          properties and not the mortgage loans,
                                          the information for mortgage loans
                                          secured by more than one mortgaged
                                          property is based on allocated loan
                                          amounts (which amounts, if not
                                          specified in the related mortgage loan
                                          documents, are based on the appraised
                                          values or square footage of each
                                          mortgaged property and/or each
                                          mortgaged property's underwritten net
                                          cash flow).

                                    (2)   This reference consists of 28 states.

                                    See "Description of the Mortgage
                                    Pool--Additional Loan Information" in this prospectus supplement.

G. Amortization Types ............  The mortgage loans provide for one of the following:

                                    o  Eighty-Nine mortgage loans, representing
                                       99.24% of the outstanding pool balance as of the cut-off date, provide for regularly scheduled payments of interest and principal based on an amortization period longer than the term of the mortgage loan and therefore have an expected balloon balance at the maturity date.

                                    o  Eleven mortgage loans, representing
                                       46.36% of the outstanding pool balance as of the cut-off date, provide for payments of interest only for the first 8 to 35 months following the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the mortgage loan and therefore have an expected balloon balance at the maturity date.

                                    o One mortgage loan, representing 0.48% of the outstanding pool balance as of the cut-off date, provides for an increase in the related interest rate after a certain date, the anticipated repayment date. The anticipated repayment date is prior to the maturity date of such mortgage loan. Therefore this mortgage loan is expected to have a balloon balance at its anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid. Any amount received in respect of that deferred interest will be distributed to the holders of the Class Q Certificates.

                                    o One mortgage loan, representing 0.28% of the outstanding pool balance as of the cut-off date, is fully amortizing.

H. Prepayment Provisions;
   Defeasance Loans ..............  As of the cut-off date, all of the mortgage loans (other than the AFR/Bank of America
                                    Portfolio Loan) prohibit voluntary
                                    prepayment or defeasance until at least two years after the closing date. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and
                                    "--PropertY Releases" in this Prospectus
                                    Supplement.

                                    One of the mortgage loans, representing
                                    2.68% of the outstanding pool balance as of the cut-off date, provides for a period, following the initial prepayment lock-out period, when the loan is prepayable together with a yield maintenance charge (which may in no event be less than 1% of the prepaid amount), but does not permit defeasance.

                                    The mortgage loans generally provide for a period prior to maturity (generally one to seven months) during which prepayments may be made without penalty or yield maintenance charge.

                                    With respect to the AFR/Bank of America
                                    Portfolio Loan, prior to December 18, 2005, up to 13.6% of the AFR/Bank of America Portfolio Whole Loan may be prepaid (subject to a yield maintenance charge) in connection with the release of certain designated properties. Yield maintenance charges will be allocated ratably in proportion to the outstanding principal balance of the AFR/Bank of America Portfolio Loan, the AFR/Bank of America Pari Passu Loans and the AFR/Bank of America Portfolio B Loan. On or after December 18, 2005 (the date that is two years after the start-up date of the AFR/Bank of America Portfolio Loan REMIC), defeasance is permitted with respect to any of the mortgaged properties securing the AFR/Bank of America Portfolio Loan. The AFR/Bank of America Portfolio Loan may be prepaid (without a yield maintenance charge) on and after August 1, 2013.

                                    All of the mortgage loans that permit
                                    prepayments require that the prepayment be made on the due date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next due date.

I. Mortgage Loans with
   Related Borrowers .............  Several groups of mortgage loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 2.73%, 1.82% and 1.60%, respectively, of the outstanding pool
                                    balance as of the cut-off date.

ADVANCES

A. General .......................  The Servicer is required to advance delinquent monthly mortgage loan payments
                                    (each, a "P&I Advance") if it determines that the advance will be recoverable from proceeds of the related mortgage loan. A P&I Advance will generally equal the delinquent portion of the monthly mortgage loan payment. The Servicer will not be required to advance interest in excess of a loan's regular interest rate (I.E., not including any default rate). The Servicer also is not required to advance prepayment premiums or yield maintenance charges, or balloon payments. If an advance is made, the Servicer will defer rather than advance servicing fees, but will advance the Trustee's and the Bond Administrator's fees. The Servicer will not be required to make P&I Advances on any Companion Loan.

                                    If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the Servicer will be required on and after such date and until final liquidation thereof, to advance only an amount equal to the interest (at the loan's regular interest rate, as described above) and principal portion of the constant mortgage loan payment due immediately prior to the maturity date, subject to a recoverability determination.

                                    In addition to P&I Advances, the Servicer will also be obligated (subject to the limitations described herein and except with respect to the Non-Serviced Mortgage Loans) to make property advances (each, a "Property Advance" and together with a P&I Advance, an "Advance") to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage, enforce the terms of any mortgage loan or to protect, manage and maintain each related mortgaged property. In addition, the Special Servicer may under certain circumstances make Property Advances on an emergency basis with respect to the mortgage loans that have been transferred to special servicing. The Servicer will also be required to make Property Advances with respect to the mortgaged properties securing the Tysons Corner Center Whole Loan and the Walgreens-Riverside Whole Loan, but will not be required to make Property Advances with respect to any other Whole Loan.

                                    The GMACCM 2003-C3 Servicer will be
                                    obligated to make Property Advances with respect to the AFR/Bank of America Portfolio Whole Loan in accordance with the terms of the GMACCM 2003-C3 Pooling and Servicing Agreement, and the Wachovia 2003-C9 Servicer will be obligated to make Property Advances with respect to the Meadows Mall Whole Loan in accordance with the terms of the Wachovia 2003-C9 Pooling and Servicing Agreement.

                                    If the Servicer fails to make any required
                                    Advance, the Trustee will be required to make the Advance. The obligation of the Servicer and the Trustee to make an Advance will also be subject to a determination of recoverability. The Trustee will be entitled to conclusively rely on the determination of recoverability made by the Servicer.

                                    P&I Advances are intended to maintain a
                                    regular flow of scheduled interest and
                                    principal payments to the certificateholders and are not intended to guarantee or insure against losses. Advances which cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be generally reimbursed directly from any other collections on the mortgage loans as provided in this prospectus supplement and thus will cause losses to be borne by certificateholders in the priority specified in this prospectus supplement. The Servicer and the Trustee, as the case may be, will be entitled to interest on any Advances made, such interest accruing at the rate and payable under the circumstances described in this prospectus supplement. Interest accrued on outstanding Advances may result in reductions in amounts otherwise available for payment on the certificates.

                                    See "The Pooling and Servicing
                                    Agreement--Advances" in this prospectus
                                    supplement.

B. Appraisal Reduction Event
   Advances ......................  Certain adverse events affecting a mortgage loan, called "Appraisal Reduction Events," will require the Special Servicer to obtain a new appraisal (or, with respect to mortgage loans having a principal balance under $2,000,000, at the Special Servicer's option, an estimate of value prepared by the Special Servicer or with the consent of the Directing Certificateholder (as defined in this prospectus supplement), an appraisal) on the related mortgaged property (except with respect to mortgaged properties securing the Non-Serviced Mortgage Loans). Based on the estimate of value or appraised value in such appraisal, as applicable, it may be necessary to calculate an "Appraisal Reduction Amount." The amount required to be advanced in respect of a mortgage loan that has been subject to an Appraisal Reduction Event will be reduced so that the Servicer will not be required to advance interest on the Appraisal Reduction Amount (as described in this prospectus supplement). Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

                                    The AFR/Bank of America Portfolio Loan and the Meadows Mall Loan are subject to provisions in the GMACCM 2003-C3 Pooling and Servicing Agreement and the Wachovia 2003-C9 Pooling and Servicing Agreement, respectively, relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above. The existence of an appraisal reduction under (i) the GMACCM 2003-C3 Pooling and Servicing Agreement in respect of the AFR/Bank of America Portfolio Loan and (ii) the Wachovia 2003-C9 Pooling and Servicing Agreement in respect of the Meadows Mall Loan, will proportionately reduce the Servicer's or the Trustee's, as the case may be, obligation to make P&I Advances on the AFR/Bank of America Portfolio Loan and the Meadows Mall Loan.

                                    See "Description of the Offered
                                    Certificates--Appraisal Reductions" in this prospectus supplement.

                           ADDITIONAL CONSIDERATIONS

Optional Termination .............  On any distribution date on which the remaining aggregate principal balance of the mortgage loans is less than 1% of the outstanding pool balance as of the cut-off date, each of (i) the Directing Certificateholder (as defined in this prospectus supplement), (ii) the Servicer or
                                    (iii) the Special Servicer may exercise an option, in that order, to purchase all of the mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will effect the termination of the Trust and retirement of the then-outstanding certificates. The Trust could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates, excluding the Class Q, Class R and Class LR Certificates (PROVIDED, HOWEVER, that the Class A through Class E Certificates are no longer outstanding), for the mortgage loans remaining in the Trust.

                                    See "The Pooling and Servicing
                                    Agreement--Optional Termination" in this prospectus supplement and "Description of the Certificates--Termination" in the prospectus.

Certain Federal Income
 Tax Consequences ................  Elections will be made to treat the Trust
                                    (exclusive of interest that is deferred
                                    after the anticipated repayment date on the mortgage loan that has an anticipated repayment date and the related distribution account for this deferred interest) as two separate REMICs--the "Lower-Tier REMIC" and the "Upper-Tier REMIC"--for federal income tax purposes. In addition, a separate REMIC election will be made with respect to the AFR/Bank of America Portfolio Loan (the "Loan REMIC"). The portion of the Trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the Trust will qualify for this treatment pursuant to its election.

                                    Federal income tax consequences of an
                                    investment in the Offered Certificates
                                    include:

                                    o  Each class of Offered Certificates will
                                       constitute a class of "regular interests" in the Upper-Tier REMIC.

                                    o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                    o  Beneficial owners of the Offered
                                       Certificates will be required to report
                                       income on the Offered Certificates in
                                       accordance with the accrual method of
                                       accounting.

                                    o  It is anticipated that the Offered
                                       Certificates will be issued [at a
                                       premium].

                                    See "Certain Federal Income Tax
                                    Consequences" in this prospectus supplement and "Certain Federal Income Tax Consequences--Federal Income Tax
                                    Consequences for REMIC Certificates" in the prospectus.

ERISA Considerations .............  A fiduciary of a Plan should review with its legal advisors whether the purchase or
                                    holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or whether there exists any statutory, regulatory or administrative exemption applicable thereto. The United States Department of Labor has granted to each of the underwriters an administrative exemption (Deutsche Bank Securities Inc., as Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption ("PTE") 2002-41 (the "DBS Exemption"), and ABN AMRO Incorporated, as Department Final Authorization Number 98-08E, as amended by PTE 2002-41 (the "ABN Exemption" and collectively with the DBS Exemption, the "Exemption")), which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the underwriters and the servicing and operation of the related asset pool, PROVIDED that certain conditions are satisfied.

                                    The Depositor expects that the Exemption will generally apply to the Offered Certificates, PROVIDED that certain conditions are satisfied. See "ERISA Considerations" in this prospectus supplement and "Certain ERISA
                                    Considerations" in the prospectus.

Ratings ..........................  It is a condition to their issuance that the
                                    Offered Certificates receive from Standard &
                                    Poor's Ratings Services, a division of The
                                    McGraw-Hill Companies, Inc., Fitch, Inc. and
                                    Dominion Bond Rating Service Limited
                                    (collectively, the "Rating Agencies" and each a "Rating Agency"), the credit ratings indicated below.

                                                     S&P       FITCH      DBRS
                                                   -------    -------    -------
                                    Class A-1 ....   AAA         AAA       AAA
                                    Class A-2 ....   AAA         AAA       AAA
                                    Class A-3 ....   AAA         AAA       AAA
                                    Class A-4 ....   AAA         AAA       AAA
                                    Class B ......   AA          AA        AA
                                    Class C ......   AA-         AA-     AA(low)
                                    Class D ......    A           A         A
                                    Class E ......    A-          A-      A(low)

                                    See "Ratings" in this prospectus supplement and in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

Legal Investment .................  None of the certificates will constitute
                                    "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretative uncertainties. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" in this prospectus supplement and in the prospectus.


Denominations; Clearance
 and Settlement ..................  The Offered Certificates will be issuable in registered form, in minimum denominations of certificate balance of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and (ii) $25,000 with respect to the Class B, Class C, Class D and Class E Certificates. Investments in excess of the minimum denominations may be made in multiples of $1.

                                    You may hold your certificates through (i)
                                    The Depository Trust Company ("DTC") (in the
                                    United States) or (ii) Clearstream Banking, societe anonyme ("Clearstream") or The Euroclear System ("Euroclear") (in Europe). Transfers within DTC, Clearstream or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. See "Description of the Offered Certificates--Delivery, Form and Denomination," "--Book-Entry Registration" and "--Definitive Certificates" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

                                  RISK FACTORS

     You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

                       RISKS RELATED TO THE MORTGAGE LOANS

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     Payments under the mortgage loans are not insured or guaranteed by any person or entity.

     Substantially all of the mortgage loans are or should be considered to be nonrecourse loans. If a default occurs, the lender's remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to customary nonrecourse carveouts either to the borrower or its sponsor. Even if a mortgage loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower's assets are limited primarily to its interest in the related mortgaged property. Payment of amounts due under the mortgage loan prior to the maturity date or the anticipated repayment date, as applicable, is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment of the mortgage loan at the maturity date or the anticipated repayment date, as applicable, is primarily dependent upon the borrower's ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

     All of the mortgage loans were originated within 20 months prior to the cut-off date. Consequently, the mortgage loans do not have a long-standing payment history.

COMMERCIAL LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various types of income-producing commercial properties. Commercial mortgage loans are generally thought to expose a lender to greater risk than one-to-four family residential loans.

     The repayment of a commercial loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of such mortgage loan.

     The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the property itself, such as:

     o    the age, design and construction quality of the mortgaged property;

     o perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy of the mortgaged property's management and maintenance;

     o increases in operating expenses at the mortgaged property and in relation to competing properties;

     o an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

     o the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Others factors are more general in nature, such as:

     o national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

     o local real estate conditions (such as an oversupply of competing properties, space or multifamily housing);

     o    demographic factors;

     o    decreases in consumer confidence;

     o    changes in consumer tastes and preferences;

     o    retroactive changes in building codes;

     o    changes or continued weakness in specific industry segments; and

     o    the public's perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    tenant defaults;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o the mortgaged property's "operating leverage" (I.E., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under mortgage loans.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. In addition, zoning or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     With respect to the mortgage loans known as the "Keesler Apartments loan," "Fox Den loan," "Wyndover loan," "Forest Grove loan," "Chapman Pointe loan," "Village Crossing loan" and "Arbor Point Apartments loan," collectively representing 1.43% of the outstanding pool balance as of the cut-off date, deed restrictions were recorded requiring low income housing occupancy at the related mortgaged properties in order for such mortgaged properties to remain eligible for the low-income housing tax credits currently in effect.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME
IS NOT

     Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

     o changes in governmental regulations, fiscal policy, zoning or tax laws;

     o potential environmental legislation or liabilities or other legal liabilities;

     o    the availability of refinancing; and

     o    changes in interest rate levels.


TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or a small number of tenants. Mortgaged properties leased to a single tenant, or a small number of tenants, also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is so because: (i) the financial effect of the absence of rental income may be severe; (ii) more time may be required to re-lease the space; and (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     In the case of the four mortgage loans known as the "Walgreens-Riverside loan," "Walgreens-Kill Devil Hill loan," "CVS Atlanta loan" and "Walgreens College Station loan", collectively representing 1.39% of the outstanding pool balance as of the cut-off date, such mortgage loans are secured by liens on mortgaged properties that are 100% leased to a single tenant.

     In the case of the AFR/Bank of America Portfolio Loan, representing approximately 8.78% of the outstanding pool balance as of the cut-off date, the mortgage loan is secured by 152 mortgaged properties, 66 of which are leased to the same single tenant and 67 of which are greater than 50% leased to the same single tenant pursuant to a lease that provides that single tenant with certain rights to relocate between buildings and to exercise certain limited termination rights. Although the mortgaged properties securing such mortgage loan are not leased to a single tenant, this mortgage loan has significant tenant concentration risk.

     The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property. In addition, the loan underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants under the applicable leases. Accordingly, such single-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans. However, there can be no assurance that the assumptions made when underwriting such loans will be correct, that the tenant will re-let the premises or that such tenant will maintain its creditworthiness.

     Retail and office properties also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the mortgaged properties or of tenants in a particular business or industry. In such cases, industry wide concerns or a problem with such particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

RISKS RELATED TO LOAN CONCENTRATION

     Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed. The ten largest mortgage loans represent approximately 53.80% of the outstanding pool balance as of the cut-off date. Losses on any of these loans may have a particularly adverse effect on the Offered Certificates.

     The ten largest loans are described in Annex B to this prospectus supplement.

     Each of the other mortgage loans represents no more than 2.32% of the outstanding pool balance as of the cut-off date.

RISKS RELATED TO BORROWER CONCENTRATION

     Several groups of mortgage loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 2.73%, 1.82% and 1.49%, respectively, of the outstanding pool balance as of the cut-off date. A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks. For instance, if a borrower that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

RISKS RELATING TO PROPERTY TYPE CONCENTRATION

     A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

     The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date:

     o office properties securing mortgage loans representing 34.58% of the outstanding pool balance as of the cut-off date;

     o retail properties securing mortgage loans representing 31.63% of the outstanding pool balance as of the cut-off date;

     o multifamily properties securing mortgage loans representing 31.42% of the outstanding pool balance as of the cut-off date;

     o mixed use properties securing mortgage loans representing 1.51% of the outstanding pool balance as of the cut-off date;

     o industrial properties securing mortgage loans representing 0.86% of the outstanding pool balance as of the cut-off date; and


GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     As of the cut-off date, the mortgaged properties are located in 32 states and the District of Columbia. Ten, two and 39 mortgaged properties securing mortgage loans representing 16.43%, 8.34% and 7.83% of the outstanding pool balance as of the cut-off date are located in Virginia, Washington D.C. and Florida, respectively. See the table entitled "Geographic Concentration of Mortgage Loans" under "Description of the Mortgage Pool" in this prospectus supplement. Except as set forth above, no state contains more than 7.18% of the mortgaged properties (based on the principal balance as of the cut-off date of the related mortgage loans or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to such mortgaged property).

     The economy of any state or region in which a mortgaged property is located may be adversely affected more than that of other areas of the country by:

     o certain developments particularly affecting industries concentrated in such state or region;

     o conditions in the real estate markets where the mortgaged properties are located;

     o    changes in governmental rules and fiscal policies;

     o    acts of nature (which may result in uninsured losses); and

     o    other factors which are beyond the control of the borrowers.

     For example, improvements on mortgaged properties located in California may be more susceptible to certain types of special hazards not fully covered by insurance (such as earthquakes) than properties located in other parts of the country. To the extent that general economic or other relevant conditions in states or regions in which concentrations of mortgaged properties securing significant portions of the aggregate principal balance of the mortgage loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the mortgaged properties and repayment by borrowers may be adversely affected.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     One hundred thirty-nine of the mortgaged properties, which represent security for 34.58% of the outstanding pool balance as of the cut-off date, are office properties.

     Various factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o    an economic decline in the business operated by the tenants;

     o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o the physical attributes of the building in relation to competing buildings (E.G., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

     o    the desirability of the area as a business location;

     o the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

     o an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Thirteen of the mortgaged properties, which represent security for 31.63% of the outstanding pool balance as of the cut-off date, are retail properties. Of these, 11 mortgaged properties, representing security for 30.71% of the outstanding pool balance as of the cut-off date, are considered anchored properties and 2 mortgaged properties representing 0.93% of the outstanding pool balance as of the cut-off date are considered shadow anchored properties. The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs. Certain tenants at various mortgaged properties have rents tied to a percentage of gross sales.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

     o an anchor tenant's or shadow anchor tenant's failure to renew its lease;

     o termination of an anchor tenant's or shadow anchor tenant's lease, or if the anchor tenant or shadow anchor owns its own site, a decision to vacate;

     o the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

     o the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

     If an anchor store in a mortgaged property were to close, the related borrower may be unable to replace that anchor in a timely manner or without suffering adverse economic consequences. Furthermore, certain of the anchor stores at the retail properties have co-tenancy clauses in their leases or operating agreements which permit those anchors to cease operating if certain other stores are not operated at those locations. The breach of various other covenants in anchor store leases or operating agreements also may permit those stores to cease operating. Certain non-anchor tenants at retail properties also may be permitted to terminate their leases if certain other stores are not operated or if those tenants fail to meet certain business objectives. Certain tenants at various mortgaged properties are closed for business or otherwise not in occupancy and/or have co-tenancy clauses or other termination provisions in their leases. These and other similar situations could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer business:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    home shopping networks;

     o    internet web sites; and

     o    telemarketers.

     Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located. Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

     In the case of the Tysons Corner Center Loan, the related mortgage loan documents permit the borrower to renovate and expand a portion of the mall at its own expense. Construction of the project is underway and is expected to be completed on or before the fourth quarter of 2005. The scope of work approved under the mortgage loan documents includes (a) the redevelopment of the currently vacant JC Penney building containing approximately 230,000 square feet of gross building area and the construction of a new attached building containing approximately 288,000 square feet of gross building area and the leasing of such space to a theater (approximately 105,000 square feet of net rentable area on level three), food court, restaurants and additional tenants and (b) the construction of an adjacent multi-level parking garage, having approximately 1,612 parking spaces. The expansion and renovation, if completed, will provide additional collateral for the Tysons Corner Center Loan, but no income from such space was included in the underwriting of the mortgage loan. The mortgage loan documents do not require a reserve or completion guaranty in connection with the project. Although construction has commenced, no assurance can be given as to the timing of completion or leasing of the project.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Sixty-two of the mortgaged properties (including 21 mobile home park properties), which represent security for 31.42% of the outstanding pool balance as of the cut-off date, are multifamily properties. Of these, 41 mortgaged properties, representing security for 26.41% of the outstanding pool balance as of the cut-off date, are conventional multifamily properties and 21 mortgaged properties, representing security for 5.00% of the outstanding pool balance as of the cut-off date, are mobile home park properties. Four of these mortgaged properties, representing 2.64% of the outstanding pool balance as of the cut-off date, provide housing for students in all or a majority of its units.

     A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building (E.G., its age, appearance and construction quality);

     o the location of the property (E.G., a change in the neighborhood over time);

     o the ability of management to provide adequate maintenance and insurance;

     o    the types of services the property provides;

     o    the property's reputation;

     o the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

     o in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

     o    the presence of competing properties in the local market;

     o the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

     o adverse local or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

     o    state and local regulations;

     o    government assistance/rent subsidy programs; and

     o    national, state, or local politics.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties, are located, impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Certain of the mortgage loans may be secured now by mortgaged properties that are eligible (or become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the
Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. There is no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

MOBILE HOME PARK PROPERTIES HAVE SPECIAL RISKS

     Twenty-one of the mortgaged properties, which represent security for 5.00% of the outstanding pool balance as of the cut-off date, are mobile home park properties. Loans secured by liens on mobile home park properties pose risks not associated with loans secured by liens on other types of income-producing real estate.

     The successful operation of a mobile home park property may depend upon the number of other competing residential developments in the local market, such as:

     o    other mobile home park properties;

     o    apartment buildings; and

     o    site-built single family homes.

     Other factors may also include:

     o the physical attributes of the community, including its age and appearance;

     o    location of the mobile home park property;

     o the ability of management to provide adequate maintenance and insurance;

     o    the type of services or amenities it provides;

     o    the property's reputation; and

     o state and local regulations, including rent control and rent stabilization.

     The mobile home park properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the mobile home park properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that mobile home park property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mobile home park property were readily adaptable to other uses.

CREDIT TENANT LEASE PROPERTIES HAVE SPECIAL RISKS

     A credit tenant lease property secures one of the mortgage loans, representing approximately 0.28% of the outstanding pool balance as of the cut-off date. The credit tenant lease loan is secured by a mortgaged property subject to credit lease obligations of a certain tenant which is subject to certain offset and other rights for landlord defaults. Such mortgaged property is leased to Walgreens (whose published long-term unsecured debt is rated, as of February 11, 2004, "A+" by S&P and "Aa3" by Moody's). Such rating reflects the rating agency's assessment of the long-term unsecured obligations of such entity only, and do not imply an assessment of the likelihood that the credit tenant leases will not be terminated or such loans repaid. In addition, the underwriting for the mortgage loan secured by the credit tenant lease property may have taken into account the creditworthiness of the tenant under the lease. Accordingly, such mortgage loan may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

PROPERTIES WITH CONDOMINIUM OWNERSHIP HAVE SPECIAL RISKS

     Two mortgage loans, representing 1.94% of the outstanding pool balance as of the cut-off date, are secured, in whole or in part, by the related borrower's fee simple ownership interest in one or more condominium units. The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a mortgagee takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

     The mortgage loan known as the "Tantra Lake Apartments loan," representing 1.76% of the outstanding pool balance as of the cut-off date, is secured by 185 condominium units in a complex consisting of 301 condominium units. The borrower controls the condominium board with its approximately 61.5% voting interest and is responsible for that percentage interest in common charges. Affiliates of the borrower own most of the other units in the condominium. The condominium association is required to give the lender notice of default and an opportunity to cure.

     One of the mortgage loans known as the "Dolphin Cove loan", representing 0.18% of the aggregate outstanding pool balance as of the cut-off date, is secured by the borrower's interest in 100% of the residential condominium units in a residential condominium complex. As such, the borrower has control over all decisions affecting the condominium regime.

     Due to the nature of condominiums and a borrower's ownership interest therein, a default on a loan secured by the borrower's interest in one or more condominium units may not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying real property as is generally available with respect to properties that are not condominiums. The rights of any other unit owners, the governing documents of the owners' association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the Trust to greater expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

CERTAIN ADDITIONAL RISKS RELATED TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

     o    tenants were unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In this regard, the three largest tenants and their respective lease expiration dates for retail, office, and industrial properties are set forth on Annex A to this prospectus supplement. Certain of the significant tenants have lease expiration dates that occur prior to the loan maturity date. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged property may expire prior to the related maturity date.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant's option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     Certain of the mortgaged properties are leased to tenants under leases that provide such tenant with a right of first refusal to purchase the related mortgaged property upon a sale of the mortgaged property. Such provisions, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.

     Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), plus the rent under the lease for the greater of one year, or 15% (not to exceed three years), of the remaining term of such lease.

ENVIRONMENTAL LAWS ENTAIL RISKS

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials ("ACMs") into the air or require the removal or containment of ACMs; polychlorinated biphenyls ("PCBs") in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the United States Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings. In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition. This lien may have priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

     Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a "Lead Warning Statement" that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

     The owner's liability for any required remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

     In addition, under certain circumstances, a lender (such as the Trust) could be liable for the costs of responding to an environmental hazard. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

     o an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

     o a responsible third party was identified as being responsible for the remedial action; or

     o the related originator of the subject underlying mortgage loan generally required the related borrower to:

     (a) to take investigative and/or remedial action;

     (b) to carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remedial action;

     (c) to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified by the environmental consultant;

     (d) to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

     (e) to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

POTENTIAL TRUST LIABILITY RELATED TO A MATERIALLY ADVERSE ENVIRONMENTAL
CONDITION

     The mortgage loan sellers have represented to the Depositor that all of the mortgaged properties have been subject to environmental site assessments or an update of a previously conducted assessment or an update of an assessment based upon information in an established database or studies within the 12 months preceding the cut-off date. In the case of five mortgaged properties, securing 2.72% of the outstanding pool balance as of the cut-off date, environmental insurance was obtained in addition to subjecting such mortgaged properties to an environmental site assessment. Each environmental insurance policy insures the Trust against losses resulting from certain known and unknown environmental conditions at the related mortgaged property or properties during the applicable policy period. See "Description of the Mortgage Pool--Certain Underwriting Matters--Environmental Site Assessments" in this prospectus supplement. There can be no assurance that any such assessment, study or review revealed all possible environmental hazards. Each mortgage loan seller has informed the Depositor that no assessment, study or review revealed any environmental condition or circumstance that such mortgage loan seller believes will have a material adverse impact on the value of the related mortgaged property or the borrower's ability to pay its debt. The environmental assessments relating to certain of the mortgage loans revealed the existence of friable or non-friable ACMs, lead-based paint, radon gas, leaking underground storage tanks, PCB contamination, ground water contamination or other material environmental conditions. Each mortgage loan seller has informed the Depositor that where such conditions were identified, either (i) the condition has been remediated in all material respects, (ii) the borrower has escrowed funds to effect the remediation, (iii) a responsible party is currently taking or required to take actions as have been recommended by the environmental assessment or by the applicable governmental authority, (iv) an operations and maintenance plan has been or will be implemented, (v) environmental insurance has been obtained with respect to such condition, (vi) a "no further action" letter or other evidence has been obtained stating that the applicable governmental authority has no current intention of requiring any action be taken by the borrower or any other person with respect to such condition or (vii) upon further investigation, an environmental consultant recommended no further investigation or remediation. For more information regarding environmental considerations, see "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.

     The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title thereto on behalf of the Trust or assuming its operation. Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust will become liable under any environmental law. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust from potential liability under environmental laws. See "The Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.

BORROWER MAY BE UNABLE TO REPAY THE REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED REPAYMENT DATE

     Eighty-nine mortgage loans, representing 99.24% of the outstanding pool balance as of the cut-off date, are "Balloon Loans" which provide for payments of interest and principal and then have substantial payments of principal ("Balloon Payments") due at their stated maturities unless previously prepaid. One mortgage loan, representing 0.48% of the outstanding pool balance as of the cut-off date, is expected to have substantial principal balance outstanding at its anticipated repayment date (the "ARD Loan"). Fifty mortgage loans, representing 40.38% of the outstanding pool balance as of the cut-off date, have a maturity date in the year 2014.

     Balloon Loans and the ARD Loan involve a greater risk to the lender than fully amortizing loans because a borrower's ability to repay a Balloon Loan or the ARD Loan on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial real estate projects;

     o    prevailing interest rates;

     o    the fair market value of the related properties;

     o    the borrower's equity in the related properties;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the property;

     o    tax laws; and

     o    prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time.

RISKS RELATED TO MODIFICATION OF MORTGAGE LOANS WITH BALLOON PAYMENTS

     In order to maximize recoveries on defaulted mortgage loans, the Pooling and Servicing Agreement enables the Special Servicer to extend and modify the terms of mortgage loans (other than the Non-Serviced Mortgage Loans) that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is reasonably foreseeable, subject, however, to the limitations described under "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments" in this prospectus supplement. The Servicer and the Special Servicer may extend the maturity date of a mortgage loan under limited circumstances. See "The Pooling and Servicing Agreement--Modifications" in this prospectus supplement. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Neither the Servicer nor the Special Servicer will have the ability to extend or modify the AFR/Bank of America Portfolio Loan or the Meadows Mall Loan because each such loan is being serviced by another servicer and special servicer pursuant to separate pooling and servicing agreements. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a class of Offered Certificates, whether such delay is due to borrower default or to modification of the related mortgage loan by the Special Servicer or the applicable special servicer servicing the Non-Serviced Mortgage Loans, will likely extend the weighted average life of such class of Offered Certificates. See "Yield and Maturity Considerations" in this prospectus supplement and in the prospectus.

RISKS RELATING TO BORROWERS' ORGANIZATION OR STRUCTURE

     Although the mortgage loan documents generally contain covenants customarily employed to ensure that a borrower is a single-purpose entity, in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special-purpose entities." In general, the borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single-purpose entity, in certain cases, the borrowers previously owned property other than the related mortgaged property and/or did not observe all covenants and conditions which typically are required to view a borrower as a "single purpose entity." There can be no assurance that circumstances that arose when the borrower did not observe the required covenants and conditions will not impact the borrower or the mortgaged property. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director of the borrower (or of a special-purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower's own economic circumstances. Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan. The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

     With respect to ten mortgage loans, representing 19.23% of the outstanding pool balance as of the cut-off date, two or more borrowers own the related mortgaged property as tenants-in-common. As a result, if a borrower exercises its right of partition, the related mortgage loans may be subject to prepayment. In most cases, the related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, the tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. In some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower and the guarantor if a tenant-in-common files for bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan. Additionally, in some cases, subject to the terms of the related loan documents, the tenant-in-common borrowers may assign their interests to one or more tenant-in-common borrowers. Such increase in the number of tenant-in-common borrowers increases the risks related to this ownership structure.

RISKS RELATED TO ADDITIONAL DEBT

     The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, none of the Depositor, the mortgage loan sellers, the underwriters, the Servicer, the Special Servicer, the Bond Administrator or the Trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional indebtedness secured by a mortgaged property with respect to the mortgage loans described under "Description of the Mortgage Pool--Other Financing."

     Except to the extent set forth in the last sentence of this paragraph, all of the mortgage loans either prohibit future unsecured subordinated debt that is not incurred in the ordinary course of business, or require lender's consent in connection therewith. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be prohibited from incurring additional debt. Such additional debt may be secured by other property owned by such borrower. Certain of these borrowers may have already incurred additional debt. The mortgage loan sellers have informed us that they are aware of actual or potential unsecured indebtedness with respect to the mortgage loans described under "Description of the Mortgage Pool--Other Financing."

     Additionally, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower. The mortgage loan sellers have informed us that they are aware of potential mezzanine indebtedness with respect to the mortgage loans described under "Description of the Mortgage Pool--Other Financing."

     Although, except as provided above, the terms of the mortgage loans generally prohibit additional indebtedness of the borrowers, and indebtedness secured by ownership interests in the borrowers, it has not been confirmed whether or not any of the borrowers have incurred additional secured or unsecured debt, or have permitted encumbrances on the ownership interests in such borrowers. There can be no assurance that the borrowers have complied with the restrictions on indebtedness.

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated or mezzanine loans), the Trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the Trust. If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the Trust's ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the Trust.

     Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity date or the anticipated repayment date, as applicable. The Trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the Trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the Trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the lender's receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the Trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAIL RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as self-storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building's value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     No representation or warranty can be made as to the skills or experience of any present or future managers. Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties. Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement.

RISKS OF INSPECTIONS RELATING TO PROPERTY

     Licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, there is no assurance that all conditions requiring repair or replacement were identified.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. The terrorist attacks may adversely affect the revenues or costs of operation of the mortgaged properties. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums or diminished availability of insurance coverage for losses related to terrorist attacks, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged property, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including those mortgaged properties in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow. These disruptions and uncertainties could materially and adversely affect the value of, and an investor's ability to resell, the certificates. See "--Property Insurance" below.

RECENT DEVELOPMENTS MAY INCREASE THE RISK OF LOSS ON THE MORTGAGE LOANS

     The government of the United States has implemented full scale military operations against Iraq. In addition, the government of the United States has stated that it is likely that future acts of terrorism may take place. It is impossible to predict the extent to which any such military operations or any future terrorist activities, either domestically or internationally, may affect the economy and investment trends within the United States and abroad. These disruptions and uncertainties could materially and adversely affect the borrowers' abilities to make payments under the mortgage loans, the ability of each transaction party to perform their respective obligations under the transaction documents to which they are a party, the value of the certificates and the ability of an investor to resell the certificates.

PROPERTY INSURANCE

     Subject to certain exceptions including where the mortgage loan documents permit the borrower to rely on self-insurance provided by a tenant, the mortgage loan documents for the mortgage loans require the related borrower to maintain, or cause to be maintained, property and casualty insurance. However, the mortgaged properties may suffer losses due to risks which were not covered by insurance or for which the insurance coverage is inadequate. Specifically, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events. In addition, 10, 39, 17, 29, 54 and 17 of the mortgaged properties, representing security for 16.43%, 7.83%, 7.18%, 6.94%, 6.15% and 3.95% of the outstanding pool balance as of the cut-off date, are located in Virginia, Florida, North Carolina, Texas, California and Washington, respectively, areas that have historically been at greater risk regarding acts of nature (such as earthquakes, hurricanes and floods) than other states. These properties may not have adequate coverage should such an act of nature occur.

     There is no assurance that borrowers will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     Following the September 11, 2001 terrorist attacks, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) indicated an intention to eliminate acts of terrorism from their reinsurance coverage. Absent such coverage, primary insurers would have had to assume this risk themselves causing insurers to either eliminate such coverage, increase the amount of deductible for acts of terrorism or charge higher premiums. In order to redress the potential lack of terrorism insurance coverage, Congress passed the Terrorism Risk Insurance Act of 2002 (the "Terrorism Risk Insurance Act"), thereby establishing the Terrorism Insurance Program.

     The Terrorism Insurance Program is administered by the Secretary of the Treasury and provides insurers with financial assistance from the United States government in the event a qualifying terrorist attack results in insurance claims. Pursuant to the provisions of the Terrorism Risk Insurance Act, the federal share of compensation equals 90% of the portion of insured loss that exceeds an applicable deductible paid by the insurer during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible will not be liable for the payment of any aggregate losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program provides that any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. It also provides that any state approval of terrorism insurance exclusions that were in force on November 26, 2002 is also voided. The statute does not require policy holders to purchase terrorism coverage nor does it stipulate the pricing of such coverage. There can be no assurance that each borrower under the mortgage loans has purchased terrorism coverage.

     The Terrorism Risk Insurance Act only applies to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest in an effort to influence or coerce

United States civilians or the United States government, and does not cover acts of purely domestic terrorism. Further, any such act must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review.

     Under its own terms, the Terrorism Insurance Program will terminate on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that this temporary program will create any long-term changes in the availability and cost of terrorism insurance. Moreover, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. Such a blanket insurance policy may also cover other real properties, some of which may not secure mortgage loans in the Trust. As a result of total limits under any of such blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a mortgaged property securing one of the mortgage loans in the Trust.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In those cases, some borrowers obtained supplemental terrorism insurance. In other cases, the lender waived the requirement that such insurance be maintained or the mortgage loan documents do not contain such a requirement.

     With respect to certain of the mortgage loans that we intend to include in the Trust, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the Servicer or Special Servicer may not enforce such default or cause the borrower to obtain such insurance if the Special Servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the Directing Certificateholder) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the Servicer or the Special Servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the Special Servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

     As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

APPRAISALS AND MARKET STUDIES HAVE CERTAIN LIMITATIONS

     An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans. The resulting estimates of value are the bases of the cut-off date Loan-to-Value Ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of mortgaged properties available to the Depositor as of the cut-off date is presented in Appendix A to this prospectus supplement for illustrative purposes only. See "Description of the Mortgage Pool" in this prospectus supplement.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

     If the Trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer will generally retain an independent contractor to operate the mortgaged property.

     Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent. Furthermore, any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the Lower-Tier REMIC (or Loan REMIC, if applicable) to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. "Rents from real property" does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved. In such event, the net proceeds available for distribution to certificateholders will be reduced. The Special Servicer may permit the Lower-Tier REMIC (or Loan REMIC, if applicable) to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. See "The Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

     In addition, if the Trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the Trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution with respect to the Offered Certificates.

RISKS RELATED TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

STATE LAW LIMITATIONS ENTAIL CERTAIN RISKS

     Ten mortgage loans, representing 14.58% of the outstanding pool balance as of the cut-off date, are secured by more than one mortgaged property.

     Some states (including California) have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of a mortgage loan secured by mortgaged properties located in multiple states, the Special Servicer may be required to foreclose first on mortgaged properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws. Foreclosure actions may also, in certain circumstances, subject the Trust to liability as a "lender-in-possession" or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The Special Servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

LEASEHOLD INTERESTS ENTAIL CERTAIN RISKS

     Seventeen mortgaged properties, which represent security for 20.58% of the outstanding pool balance as of the cut-off date, are secured by a mortgage on
(i) the borrower's leasehold interest in the related mortgaged property and not the related fee interest or (ii) the borrower's leasehold interest in a portion of the related mortgaged property and the borrower's fee simple interest in the remainder of the related mortgaged property.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold interest were to be terminated upon a lease default, the leasehold mortgagee would lose its security in such leasehold interest. Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. The AFR/Bank of America Portfolio Loan is partially secured by several ground leases which were mortgaged as additional collateral, but for which no loan allocations were assigned, and certain short-term leases for parking lots or motor bank facilities serving the mortgaged properties. These additional leases do not include such lender protections and may have shorter terms.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises under the rent under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of its leases, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the Trustee may be unable to enforce the bankrupt lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

     Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (I.E., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the Trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage (E.G., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (E.G., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

RISKS RELATED TO ZONING LAWS

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property was to be repaired or restored in conformity with then-current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

     In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. Violations may be known to exist at a particular mortgaged property, but the related mortgage loan sellers have informed us that, to their knowledge, there are no violations that they consider material.

RISKS RELATED TO LITIGATION

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates, which litigation could have a material adverse effect on your investment.

RISKS RELATED TO COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT

     Under the Americans with Disabilities Act of 1990 ("ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

                              CONFLICTS OF INTEREST

DIRECTING CERTIFICATEHOLDER MAY DIRECT SPECIAL SERVICER ACTIONS

     The Special Servicer is generally given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The Directing Certificateholder has certain rights to advise and direct the Special Servicer to take or refrain from taking certain actions with respect to the mortgage loans (generally, excluding the Whole Loans). The Directing Certificateholder is also entitled to remove the Special Servicer with or without cause (generally, except with respect to the Whole Loans). The Directing Certificateholder will be controlled by the Controlling Class. See "The Pooling and Servicing Agreement--Special Servicing--The Directing Certificateholder" in this prospectus supplement. The Controlling Class is the most subordinated (or, under certain circumstances, the next most subordinated) class of certificates outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the Controlling Class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the Trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the Trust than would have been realized if earlier action had been taken. The Directing Certificateholder has no duty to act in the interests of any class other than the Controlling Class.

RELATED PARTIES MAY ACQUIRE CERTIFICATES

     Affiliates of the Depositor, the mortgage loan sellers, the Servicer or the Special Servicer may purchase a portion of the certificates. This could cause a conflict between the Servicer's or the Special Servicer's respective duties to the Trust under the Pooling and Servicing Agreement and their respective interests as a holder of a certificate. In addition, the Directing Certificateholder generally has the right to remove the Special Servicer (except, generally with respect to the Non-Serviced Mortgage Loans) and appoint a successor, which may be an affiliate of such holder. The Depositor expects that the Special Servicer or affiliates thereof will be the holder of the Controlling Class. However, the Pooling and Servicing Agreement provides that the mortgage loans are required to be administered in accordance with the Servicing Standard without regard to ownership of any certificate by a servicer or any of its affiliates. See "Servicing of the Mortgage Loans--Servicing of the Mortgage Loans; Collection of Payments" in this prospectus supplement.

     Additionally, any of those parties may, especially if it or an affiliate holds a Subordinate Certificate, or has financial interests in or other financial dealings with a borrower or sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the Offered Certificates. For instance, if the Special Servicer or an affiliate holds a Subordinate Certificate, such Special Servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The Special Servicer might also seek to reduce the potential for such losses by accelerating earlier than necessary in order to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the Trust than would be realized if alternate action had been taken. In general, a servicer is not required to act in a manner more favorable to the Offered Certificates or any particular class of Offered Certificates than to the Private Certificates.

     Additionally, the Servicer services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the Trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the Trust. Consequently, personnel of the Servicer and the Special Servicer may perform services, on behalf of the Trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the Servicer or the Special Servicer.

     The activities of the mortgage loan sellers or their affiliates may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such cases, the interests of such mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the Trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the Trust and each of the mortgage loan sellers or their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such sellers acquire any certificates. In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the Controlling Class, the mortgage loan seller or its affiliate as a holder of the Controlling Class would have the ability to influence certain actions of the Special Servicer under circumstances where the interests of the Trust conflict with the interests of the mortgage loan seller or its affiliates as acquirors, developers, operators, financers or sellers of real estate related assets.

CONFLICTS BETWEEN MANAGERS AND THE MORTGAGE LOAN BORROWERS

     A substantial number of the mortgaged properties are managed by property managers affiliated with the respective mortgagors. In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

CONFLICTS BETWEEN CERTIFICATEHOLDERS AND HOLDERS OF COMPANION LOANS

     With respect to the Tysons Corner Center Loan, any decision to be made with respect to the Tysons Corner Center Whole Loan that requires the approval of the Directing Certificateholder or otherwise requires approval under the related intercreditor agreement (excluding the termination of a special servicer and appointment of a successor special servicer with respect to the related Whole
Loan) will require the approval of the holders of the Tysons Corner Center Whole Loan then holding a majority of the outstanding principal balance of the Tysons Corner Center Whole Loan. If such holders cannot agree on a course of action within a certain period of time, the Directing Certificateholder under the Pooling and Servicing Agreement will be entitled to direct the Servicer or the Special Servicer with respect to which course of action it should follow. See "Description of the Mortgage Pool--Split Loan Structures--The Tysons Corner Center Loan" in this prospectus supplement. The interests of the holders of the Tysons Corner Center Pari Passu Loans may conflict with and their decisions may adversely affect the holders of one or more classes of Offered Certificates. As a result, approvals to proposed actions of the Servicer or the Special Servicer may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of Offered Certificates.

     With respect to the AFR/Bank of America Portfolio Loan, prior to an AFR/Bank of America Portfolio Change of Control Event (as defined in this prospectus supplement), the majority certificateholder of the commercial mortgage pass-through securities backed by the AFR/Bank of America Portfolio B Loan will have the right (i) under certain circumstances, to advise and direct the GMACCM 2003-C3 Master Servicer and the GMACCM 2003-C3 Special Servicer and with respect to various servicing matters affecting the related Whole Loan and
(ii) to terminate the GMACCM 2003-C3 Special Servicer and appoint a successor special servicer. Upon the occurrence of an AFR/Bank of America Portfolio Change of Control Event, any decision to be made with respect to the AFR/Bank of America Portfolio Loan that requires the approval of the majority of holders of the then controlling class of a securitization or otherwise requires approval under the related intercreditor agreement (including the termination of the GMACCM 2003-C3 Special Servicer and appointment of a successor special servicer with respect to the related Whole Loan) will require the approval of the holders of the AFR/Bank of America Portfolio Senior Loans then holding a majority of the outstanding principal balance of the AFR/Bank of America Portfolio Senior Loans. If such holders cannot agree on a course of action within a certain period of time, the majority certificateholder of the controlling class under the GMACCM 2003-C3 Pooling and Servicing Agreement will be entitled to direct the GMACCM 2003-C3 Servicer or the GMACCM 2003-C3 Special Servicer with respect to which course of action it should follow. See "Description of the Mortgage Pool--Split Loan Structures--The AFR/Bank of America Portfolio Loan" in this prospectus supplement. The interests of the holders of the AFR/Bank of America Portfolio Pari Passu Loans and the AFR/Bank of America Portfolio B Loan may conflict with and the decisions of the holders thereof may adversely affect the holders of one or more classes of certificates. As a result, approvals to proposed actions of the GMACCM 2003-C3 Servicer or the GMACCM 2003-C3 Special Servicer or to proposed actions of the Wachovia 2003-C9 Servicer or the Wachovia 2003-C9 Special Servicer may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of Offered Certificates.

     With respect to the Meadows Mall Loan, in accordance with the terms of the related intercreditor agreement, the Wachovia 2003-C9 Majority Subordinate Certificateholder (as defined in this prospectus supplement) and the Directing Certificateholder may jointly consent at any time to the removal of the Wachovia 2003-C9 Special Servicer. Any successor special servicer will be required to have the

Wachovia 2003-C9 Required Special Servicer Rating (as defined in this prospectus supplement) and will be appointed by both the Wachovia 2003-C9 Majority Subordinate Certificateholder and the Directing Certificateholder. If the holders of each of the Meadows Mall Pari Passu Loan and the Meadows Mall Loan cannot agree on the course of action with respect to any action over which the Wachovia 2003-C9 Majority Subordinate Certificateholder and the Directing Certificateholder have consent rights, then Anthracite Capital, Inc. or any other third party operating advisor mutually acceptable to the related holders of the Meadow Mall Pari Passu Loan and the Meadows Mall Loan will be appointed jointly by the Wachovia 2003-C9 Majority Subordinate Certificateholder and the Directing Certificateholder with respect to the Meadows Mall Whole Loan. As a result, approvals to proposed actions of the Wachovia 2003-C9 Servicer or the Wachovia 2003-C9 Special Servicer may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of Offered Certificates. The interests and the decisions made with respect to the Meadows Mall Pari Passu Loan or the Meadows Mall Loan may conflict with the interests of, and may adversely affect, the holders of one or more classes of Offered Certificates.

     In addition, the holder of the Walgreens-Riverside B Loan will be entitled to exercise certain rights with respect to the Walgreens-Riverside Whole Loan. See "The Pooling and Servicing Agreement--Certain Rights of the Holder of the Walgreens-Riverside B Loan" in this prospectus supplement.

     No certificateholder may take any action against any holder of a Companion Loan (or its designee) for having acted solely in its respective interest.

YOU WILL HAVE LESS CONTROL OVER THE SERVICING OF THE NON-SERVICED MORTGAGE LOANS

     The AFR/Bank of America Portfolio Loan and the Meadows Mall Loan are secured by mortgaged properties that also secure mortgage loans that are not assets of the Trust. The AFR/Bank of America Portfolio Loan and the Meadows Mall Loan are serviced and administered by the GMACCM 2003-C3 Servicer and the Wachovia 2003-C9 Servicer, respectively, and, if applicable, the GMACCM 2003-C3 Special Servicer and the Wachovia 2003-C9 Special Servicer, respectively, in each case pursuant to the GMACCM 2003-C3 Pooling and Servicing Agreement and the Wachovia 2003-C9 Pooling and Servicing Agreement, respectively. Each of those other pooling and servicing agreements provides for servicing arrangements that are similar but not identical to those under the Pooling and Servicing Agreement. As a result, you will have less control over the servicing of the AFR/Bank of America Portfolio Loan and the Meadows Mall Loan than you would have if such mortgage loans were being serviced by the Servicer and the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement--Servicing of the Non-Serviced Mortgage Loans" in this prospectus supplement.

                    RISKS RELATED TO THE OFFERED CERTIFICATES

RISKS RELATED TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases upon a mortgage loan seller's breach of representations or warranties.

     In addition, although the borrower under the ARD Loan may have certain incentives to prepay the ARD Loan on its anticipated repayment date, we cannot assure you that the borrower will be able to prepay the ARD Loan on its anticipated repayment date. The failure of a borrower to prepay the ARD Loan on its anticipated repayment date will not be an event of default under the terms of the ARD Loan, and, pursuant to the terms of the Pooling and Servicing Agreement, neither the Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to the borrower's failure to pay interest at an increased rate, other than requests for collection, until the scheduled maturity of the ARD Loan; PROVIDED that the Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the documents of the ARD Loan. See "--Borrower May Be Unable to Repay the Remaining Principal Balance on Maturity Date or Anticipated Repayment Date" above.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

     Voluntary prepayments under certain mortgage loans may require payment of a yield maintenance charge unless the prepayment is made within a specified number of days of the stated maturity date or the anticipated repayment date, as applicable. In addition one mortgage loan permits partial prepayment in connection with the release of certain identified parcels during the related lock-out period. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "--Property Releases" in this prospectus supplement and "AFR/Bank of America Portfolio Loan--Release Provisions" in Annex B to this prospectus supplement. Nevertheless, there is no assurance that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium. There is no assurance that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lock-out period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges or prepayment premiums;

     o the Servicer's or Special Servicer's ability to enforce those charges or premiums;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. In addition, if a mortgage loan seller repurchases any mortgage loan from the Trust due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates. Furthermore, with regard to mortgage loans that are secured by one or more mortgaged properties that also secure a Companion Loan that is not included in the Trust, yield maintenance charges will not be payable if the holder of a subordinate Companion Loan purchases the related mortgage loan due to certain default circumstances under such mortgage loan.

RISKS RELATED TO ENFORCEABILITY OF PREPAYMENT PREMIUMS, YIELD MAINTENANCE CHARGES AND DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law. Those provisions for charges and premiums also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable. There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

YIELD CONSIDERATIONS

     The yield on any Offered Certificate will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

     o    the interest rate for such Offered Certificate;

     o the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

     o the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the Trust;

     o the timing and severity of any interest shortfalls resulting from prepayments;

     o    the timing and severity of any appraisal reductions; and

     o the extent to which prepayment premiums are collected and, in turn, distributed on such certificate.

     The investment performance of the Offered Certificates may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

RISKS RELATED TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o    the aggregate amount of distributions on the Offered Certificates;

     o    their yield to maturity;

     o    the rate of principal payments; and

     o    their weighted average life.

     Unless your certificates are Class A-1, Class A-2, Class A-3 or Class A-4 Certificates, your right to receive certain payments of principal and interest otherwise payable on your certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation and to such rights of the holders of the Class X-1 and Class X-2 Certificates. See "Description of the Offered Certificates--Distributions" in this prospectus supplement. Losses on the mortgage loans will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, PRO RATA, and with respect to interest losses only, the Class X-1 and Class X-2 Certificates based on their respective entitlements.

     Each class of certificates (other than the Class P, Class Q, Class R and Class LR Certificates) is senior to certain other classes of certificates in respect of the right to receive distributions and to be allocated losses. If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to such class, that class, other than Class X-1 and Class X-2, will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

     If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher percentage ownership interest in the Trust (and therefore related distributions of principal payments on the mortgage loans) than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless P&I Advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

RISKS RELATED TO CERTAIN PAYMENTS

     To the extent described in this prospectus supplement, the Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to receive interest on unreimbursed Advances. This interest will generally accrue from the date on which the related Advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the Special Servicer is entitled to compensation for special servicing activities. The right to receive interest on Advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     There is currently no secondary market for the Offered Certificates. While the Underwriters have advised that they currently intend to make a secondary market in the Offered Certificates, they are under no obligation to do so. There is no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. Lack of liquidity could result in a precipitous drop in the market value of the Offered Certificates. In addition, the market value of the Offered Certificates at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any Offered Certificate at any time.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your Offered Certificates are the Class A-1, Class A-2, Class A-3 or Class A-4 Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Offered Certificates with an earlier alphabetical designation and the Class X-1 and Class X-2 Certificates. See "Description of the Offered Certificates--Distributions" and "--Subordination" in this prospectus supplement.

RISK OF LIMITED ASSETS

     The Offered Certificates will represent interests solely in the assets of the Trust and will not represent an interest in or an obligation of any other entity or person. Distributions on any of the certificates will depend solely on the amount and timing of payments on the mortgage loans.

RISKS RELATING TO LACK OF CERTIFICATEHOLDER CONTROL OVER TRUST

     You generally do not have a right to vote, except with respect to required consents to certain amendments to the Pooling and Servicing Agreement. Furthermore, you will generally not have the right to make decisions concerning trust administration. The Pooling and Servicing Agreement gives the Servicer, the Special Servicer, the Bond Administrator or the REMIC Administrator, as applicable, certain decision-making authority concerning trust administration. These parties may make decisions different than those that holders of any particular class of Offered Certificates would have made, and which may negatively affect those holders' interests.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of loans, the pool may be subject to more risk with respect to the decreased diversity of mortgaged properties, types of mortgaged properties, geographic location and number of borrowers and affiliated borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority. This is so because principal on the Offered Certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

OTHER RISKS

     "Risk Factors" in the prospectus describes other risks and special considerations that may apply to your investment in certificates.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     A trust (the "Trust") to be created by Deutsche Mortgage & Asset Receiving Corporation (the "Depositor") will consist primarily of a pool (the "Mortgage Pool") of 91 fixed-rate mortgage loans (each a "Mortgage Loan," and collectively, the "Mortgage Loans") secured by first liens on 255 commercial, multifamily and mobile home park properties (each a "Mortgaged Property," and collectively, the "Mortgaged Properties"). The Mortgage Pool has an aggregate principal balance as of March 1, 2004 (the "Cut-off Date") of approximately $968,398,042 (the "Initial Outstanding Pool Balance"). The principal balances of the Mortgage Loans as of the Cut-off Date (each, a "Cut-off Date Balance") will range from $997,050 to $147,500,000 and the average Cut-off Date Balance will be $10,641,737 subject to a variance of plus or minus 5%. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the Initial Outstanding Pool Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

     Each Mortgage Loan is evidenced by one or more promissory notes (each, a "Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a "Mortgage"). Each of the Mortgages creates a first lien on the interests of the related borrower in the related Mortgaged Property, as set forth on the following table:

                                                        % OF INITIAL OUTSTANDING
         INTEREST OF BORROWER ENCUMBERED                    POOL  BALANCE(1)
         -------------------------------                ------------------------
         Fee Simple Estate(2) ........................               79.42%

         Combined Fee/Leasehold Estate ...............               20.04%

         Leasehold ...................................                0.54%
                                                                    -------
         TOTAL .......................................              100.00%

-------------------
(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values or square footage of each Mortgaged Property and/or each Mortgaged Property's underwritten net cash flow).

(2) Includes Mortgage Loans secured by the borrower's leasehold interest in 100% of the Mortgaged Property together with (i) an affiliate of the borrower's corresponding fee interest in such Mortgaged Property or (ii) the borrower's corresponding fee interest in such Mortgaged Property.

SECURITY FOR THE MORTGAGE LOANS

     None of the Mortgage Loans are insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any of German American Capital Corporation ("GACC"), LaSalle Bank National Association ("LaSalle") or ABN AMRO Bank N.V., Chicago Branch ("ABN AMRO Bank" and together with LaSalle and GACC, the "Mortgage Loan Sellers"), the Servicer, the Special Servicer, the Trustee or the Bond Administrator or any of their respective affiliates. Each Mortgage Loan is or should be considered to be nonrecourse. In the event of a default under any Mortgage Loan, the lender's remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan subject to customary nonrecourse carveouts either to the borrower or its sponsor. Even if a Mortgage Loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower's assets are limited primarily to its interest in the related Mortgaged Property. Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, "Reserve Accounts"). Each Mortgage constitutes a first lien on a fee or leasehold interest in a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments not yet due and payable, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the related Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies.

THE MORTGAGE LOAN SELLERS

     The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from GACC, LaSalle and ABN AMRO Bank pursuant to three separate Mortgage Loan Purchase Agreements (each, a "Mortgage Loan Purchase Agreement"), to be dated the Closing Date between the related Mortgage Loan Seller and the Depositor.

     GACC. Thirty-three Mortgage Loans, which represent security for 70.98% of the Initial Outstanding Pool Balance, will be sold to the Depositor by GACC. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is also an affiliate of Deutsche Bank Securities Inc., one of the Underwriters and an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the Depositor. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such loans. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

     LASALLE. Fifty-seven Mortgage Loans, which represent security for 23.27% of the Initial Outstanding Pool Balance, will be sold to the Depositor by LaSalle. Two Mortgage Loans, representing 0.83% of the Initial Outstanding Pool Balance, were originated pursuant to LaSalle's underwriting guidelines by another entity and were purchased by LaSalle immediately upon the funding of each Mortgage Loan. LaSalle is a national banking association whose principal offices are in Chicago, Illinois. LaSalle is a subsidiary of LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands. LaSalle is a commercial bank offering a wide range of banking services to customers in the United States. Its business is subject to examination and regulation by Federal banking authorities. LaSalle is also an affiliate of ABN AMRO Incorporated, one of the Underwriters. LaSalle is also acting as Bond Administrator and as paying agent and certificate registrar with respect to the Certificates.

     ABN AMRO BANK. One Mortgage Loan, which represents security for 5.74% of the Initial Outstanding Pool Balance, will be sold to the Depositor by ABN AMRO Bank. ABN AMRO Bank is a public company with limited liability that is engaged in the business of originating and securitizing U.S. commercial mortgage loans. ABN AMRO Bank N.V., Chicago Branch, is a subsidiary of ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands. As of December 31, 2003, ABN AMRO Bank had total assets of approximately $27.6 billion on a U.S. GAAP basis. ABN AMRO Bank is an affiliate of (i) ABN AMRO Incorporated, one of the Underwriters and (ii) LaSalle, which is acting as a Mortgage Loan Seller, Bond Administrator and paying agent.

     Each of the Mortgage Loan Sellers will make certain representations and warranties with respect to the Mortgage Loans sold by it, and with respect to any breach of any representation or warranty that materially and adversely affects the value of such a Mortgage Loan, the related Mortgaged Property or the interests of the Trustee or any holders of the Certificates therein will be required to cure such breach or repurchase or substitute for such Mortgage Loan. See "The Pooling and Servicing Agreement--Representations and Warranties; Repurchase; Substitution" in this prospectus supplement.

     The information set forth herein concerning the Mortgage Loan Sellers and the underwriting conducted by each of the Mortgage Loan Sellers with respect to the related Mortgage Loans has been provided by the respective Mortgage Loan Sellers, and none of the Depositor, the Underwriters or the other Mortgage Loan Seller make any representation or warranty as to the accuracy or completeness of such information.

CERTAIN UNDERWRITING MATTERS

     ENVIRONMENTAL SITE ASSESSMENTS. Environmental site assessments or updates of a previously conducted assessment based on information in an established database or studies, were conducted on all of the Mortgaged Properties. Such environmental site assessments, updates or reviews were conducted within the 12-month period prior to the Cut-off Date. In some cases these assessments or updates revealed the existence of material environmental conditions (for more information regarding environmental conditions, see "Risk Factors--Risks Related to the Mortgage Loans--Potential Trust Liability Related to a Materially Adverse Environmental Condition" in this prospectus supplement). The Mortgage Loan Sellers have informed the Depositor that where such conditions were identified, either (i) the condition has been remediated in all material respects, (ii) the borrower has escrowed funds to effect the remediation, (iii) a responsible party is currently taking or required to take actions as have been recommended by the environmental assessment or by the applicable governmental authority, (iv) an operations and maintenance plan has been or will be implemented, (v) environmental insurance has been obtained with respect to such condition, (vi) a "no further action" letter or other evidence has been obtained stating that the applicable governmental authority has no current intention of requiring any action be taken by the borrower or any other person with respect to such condition or (vii) upon further investigation, an environmental consultant recommended no further investigation or remediation.

     In the case of five Mortgaged Properties securing 2.72% of the Initial Outstanding Pool Balance, environmental insurance for such Mortgage Loans were obtained in addition to environmental site assessments performed with respect to each of the underlying Mortgaged Properties. Each environmental insurance policy insures the Trust against losses resulting from certain known and unknown environmental conditions at the related Mortgaged Property during the applicable policy period. Subject to certain conditions and exclusions, the insurance policies generally provide coverage against (i) losses resulting from default under the applicable Mortgage Loan, up to the outstanding principal balance of the Mortgage Loan, if on-site environmental conditions are discovered at the Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property and (iii) after foreclosure, costs of clean-up of environmental conditions discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or similar studies and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Underwriters, the Servicer, the Special Servicer, the Trustee, the Bond Administrator or any of their respective affiliates. There can be no assurance that the environmental site assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

     PROPERTY CONDITION ASSESSMENTS. The Mortgage Loan Sellers have informed the Depositor that inspections of substantially all of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees of the related Mortgage Loan Seller within 12 months of the Cut-off Date. Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment. In some (but not all) instances, cash reserves were established to fund such deferred maintenance and/or replacement items.

     APPRAISALS AND MARKET ANALYSIS. The Mortgage Loan Sellers have informed the Depositor that an appraisal or market analysis for all of the Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of the related Mortgage Loan Seller within 12 months of the Cut-off Date. See Annex A to this prospectus supplement. Each such appraisal was conducted by an independent appraiser that is state certified and/or designated as a Member of the Appraisal Institute ("MAI"), in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan (or, in the case of a set of related Mortgage Loans (as defined in this prospectus supplement), the aggregate original principal balance of such set). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See "Risk Factors--Risks Related to the Mortgage Loans--Appraisals and Market Studies Have Certain Limitations" in this prospectus supplement.

     PROPERTY, LIABILITY AND OTHER INSURANCE. The Mortgage Loan Documents generally require that: (i) the Mortgaged Property be insured by a property insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan, 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or, with respect to certain Mortgage Loans, the full insurable actual cash value of the Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators and if applicable, the related property insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. In addition, if any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the "Federal Register" by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan and with respect to any Mortgage Loan related to a Serviced Companion Loan, the outstanding principal balance of the Whole Loan, (2) the full insurable actual cash value of such Mortgaged Property, (3) the maximum amount of insurance required by the terms of the related Mortgage and available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended and (4) 100% of the replacement cost of the improvements located in the special flood hazard area on the related Mortgaged Property except in certain cases where self insurance was permitted. In general, the standard form of property insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property. Each Mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months. In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war. In some cases, the Mortgage Loan Documents permit the related borrower to rely on self-insurance provided by a tenant in lieu of an insurance policy.

UNDERWRITING STANDARDS

GACC'S UNDERWRITING STANDARDS

     GENERAL. All of the Mortgage Loans sold to the Depositor by GACC were originated by GACC, or an affiliate of GACC, in each case, generally in accordance with the underwriting criteria described herein. GACC originates loans secured by retail, multifamily, office, self storage and industrial properties as well as mobile home park properties located in the United States.

     LOAN ANALYSIS. In connection with the origination of the Mortgage Loans, GACC conducted extensive review of the related Mortgaged Property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the Mortgage Loans secured by retail and office properties, certain major tenant leases and the tenant's credit. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the Mortgage Loan through a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities. A member of the GACC underwriting or due diligence team visits the Mortgaged Property for a site inspection to confirm the occupancy rates of the Mortgaged Property, analyze the Mortgaged Property's market and the utility of the Mortgaged Property within the market. Unless otherwise specified herein, all financial occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

     LOAN APPROVAL. Prior to commitment, all mortgage loans must be approved by GACC's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     DEBT SERVICE COVERAGE RATIO AND LTV RATIO. GACC's underwriting standards generally require the following minimum debt service coverage ratios for each of the indicated property types:

         PROPERTY TYPE                   DSCR GUIDELINE     LTV RATIO GUIDELINES
         --------------                 ----------------    --------------------
         Anchored Retail ...........          1.25x                  75%
         Unanchored Retail .........          1.30x                  70%
         Office ....................          1.25x                  75%
         Multifamily ...............          1.20x                  80%
         Self storage ..............          1.30x                  70%
         Industrial/Warehouse ......          1.25x                  75%
         Mobile Home Park ..........          1.20x                  80%

     The debt service coverage ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination and, with respect to the Whole Loans, are calculated (unless otherwise specified) without regard to any subordinate Companion Loan, if any, but including each Mortgage Loan and any related Pari Passu Companion Loan). Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement and Annex A may differ from the amount calculated at the time of origination. In addition, GACC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated by GACC may vary from these guidelines. See "Description of the Mortgage Pool" in this prospectus supplement and Annex A to this prospectus supplement.

     ESCROW REQUIREMENTS. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, and in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

     o TAXES AND INSURANCE--Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premium are required to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

     o REPLACEMENT RESERVES--Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

               Retail ..................  $0.20 per square foot of in-line space
               Office ..................  $0.20 per square foot
               Multifamily .............  $250 per unit
               Self storage ............  $0.15 per square foot
               Industrial/Warehouse ....  $0.20 per square foot
               Mobile Home Park ........  $50 per pad

     o RE-TENANTING--Certain major tenants and a significant number of smaller tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, reserves may be established to be funded either at closing and/or during the Mortgage Loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

     o DEFERRED MAINTENANCE/ENVIRONMENTAL REMEDIATION--Generally, an initial deposit, upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies in lieu of reserves for environmental remediation.

     Mortgage Loans originated by GACC generally conform to the above described underwriting guidelines. However, there can be no assurance that each Mortgage Loan originated by GACC conforms in its entirety to the guidelines described above.

LASALLE'S UNDERWRITING STANDARDS

     GENERAL. LaSalle has developed guidelines establishing certain procedures with respect to underwriting the Mortgage Loans originated or purchased by it that are generally consistent with those described below. All of the Mortgage Loans were generally originated in accordance with such guidelines. Two Mortgage Loans, representing 0.83% of the Initial Outstanding Pool Balance, were originated by another entity, and LaSalle re-underwrote such Mortgage Loans. In some instances, one or more provisions of the guidelines were waived or modified by LaSalle where it was determined not to adversely affect the Mortgage Loans originated by it in any material respect.

     PROPERTY ANALYSIS. LaSalle generally performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. LaSalle assesses the submarket in which the Mortgaged Property is located to evaluate competitive or comparable properties as well as market trends. In addition, LaSalle evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     CASH FLOW ANALYSIS. LaSalle reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the mortgagor and makes adjustments in order to determine a DSCR. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     APPRAISAL AND LOAN-TO-VALUE RATIO. For each Mortgaged Property, LaSalle obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal must be based on the highest and best use of the Mortgaged Property and must include an estimate of the current market value of the Mortgaged Property in its current condition. LaSalle then determines the LTV Ratio of the Mortgage Loan at the date of origination based on the value set forth in the appraisal.

     EVALUATION OF MORTGAGOR. LaSalle evaluates the mortgagor and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the mortgagor's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the mortgagor as to prior real estate experience and current contingent liabilities. Finally, although the Mortgage Loans are nonrecourse in nature, in the case of certain Mortgage Loans, the mortgagor and/or certain principals, which may be entities thereof, may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. LaSalle evaluates the financial capacity of the mortgagor and such principals to meet any obligations that may arise with respect to such liabilities.

     ENVIRONMENTAL SITE ASSESSMENT. Prior to origination, LaSalle either (i) obtains or updates an environmental site assessment ("ESA") for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, LaSalle reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, LaSalle requires the mortgagor to carry out satisfactory remediation activities prior to the origination of the Mortgage Loan, to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such remediation within a specified period of time, or to obtain an environmental insurance policy for the Mortgaged Property or to execute an indemnity agreement with respect to such condition.

     PHYSICAL ASSESSMENT REPORT. Prior to origination (or in certain limited cases, after origination with respect to certain PARs), LaSalle obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm. However, in certain cases a PAR is not obtained if the Mortgaged Property is determined to be a new construction. LaSalle reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the Mortgage Loan. In cases in which the PAR identifies material repairs or replacements needed immediately, LaSalle generally requires the mortgagor to carry out such repairs or replacements prior to the origination of the Mortgage Loan, or to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such repairs or replacements within not more than 12 months.

     TITLE INSURANCE POLICY. The mortgagor is required to provide, and LaSalle reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (b) the policy must be in an amount equal to the original principal balance of the Mortgage Loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

     PROPERTY INSURANCE. The mortgagor is required to provide, and LaSalle reviews, certificates of required insurance with respect to the Mortgaged Properties where self-insurance is not permitted. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery

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coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as LaSalle may require based on the specific characteristics of the Mortgaged Property.

ABN AMRO BANK'S UNDERWRITING STANDARDS

     ABN AMRO Bank has developed guidelines establishing certain procedures with respect to underwriting the Mortgage Loans originated or purchased by it that are generally consistent with those described below. In some instances, one or more provisions of the guidelines were waived or modified by ABN AMRO Bank where it was determined not to adversely affect the Mortgage Loan in any material respect.

     PROPERTY ANALYSIS. ABN AMRO Bank performs a site inspection to evaluate the location and quality of a Mortgaged Property. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. ABN AMRO Bank assesses the submarket in which a Mortgaged Property is located to evaluate competitive or comparable properties as well as market trends. In addition, ABN AMRO Bank evaluates the property's age, physical condition, operating history, tenant mix, and management.

     CASH FLOW ANALYSIS. ABN AMRO Bank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the mortgagor and makes adjustments according to generally accepted underwriting standards in order to determine a DSCR. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     APPRAISAL AND LOAN-TO-VALUE RATIO. For each Mortgaged Property, ABN AMRO Bank obtains a current full narrative appraisal conforming at least to the requirements of FIRREA. The appraisal must be based on the highest and best use of a Mortgaged Property and must include an estimate of the current market value of a Mortgaged Property in its current condition. ABN AMRO Bank then determines the LTV Ratio of the Mortgage Loan at the date of origination based on the value set forth in the appraisal.

     EVALUATION OF MORTGAGOR. ABN AMRO Bank evaluates the mortgagor and its principals/sponsors with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the mortgagor's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the mortgagor as to prior real estate experience and current contingent liabilities. Finally, although a Mortgage Loan is nonrecourse in nature, in the case of certain Mortgage Loans, the mortgagor and/or certain principals/sponsors thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. ABN AMRO Bank evaluates the financial capacity of the mortgagor and such principals/sponsors to meet any obligations that may arise with respect to such liabilities.

     ENVIRONMENTAL SITE ASSESSMENT. ABN AMRO Bank obtains or updates an ESA for a Mortgaged Property prepared by a qualified environmental engineering firm. ABN AMRO Bank reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, ABN AMRO Bank would require the mortgagor to perform any of the following steps according to the ESA recommendations: (a) carry out satisfactory remediation activities prior to the origination of the Mortgage Loan; (b) establish an operations and maintenance plan; (c) place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such remediation within a specified period of time; (d) obtain an environmental insurance policy for the Mortgaged Property; or (e) to execute an indemnity agreement with respect to such condition.

     PHYSICAL ASSESSMENT REPORT. ABN AMRO Bank obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm. ABN AMRO Bank reviews the PAR to verify that the Mortgaged Property is reported to be in satisfactory physical condition, and to

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determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of a Mortgage Loan. In cases in which the PAR identifies material repairs or replacements needed immediately, ABN AMRO Bank generally requires the mortgagor to carry out such repairs or replacements prior to the origination of a Mortgage Loan, or to place sufficient funds in escrow at the time of origination of a Mortgage Loan to complete such repairs or replacements within not more than 12 months.

     TITLE INSURANCE POLICY. The mortgagor is required to provide, and ABN AMRO Bank reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where a Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of a Mortgage Loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where a Mortgaged Property is located; and (e) the legal description of a Mortgaged Property in the title policy must conform to that shown on the survey of a Mortgaged Property, where a survey has been required.

     PROPERTY INSURANCE. The mortgagor is required to provide, and ABN AMRO Bank reviews, certificates of required insurance with respect to Mortgaged Properties.

SPLIT LOAN STRUCTURES

     THE TYSONS CORNER CENTER LOAN

     With respect to the Mortgage Loan known as the "Tysons Corner Center loan" (the "Tysons Corner Center Loan"), representing approximately 15.23% of the Initial Outstanding Pool Balance and with a Cut-off Date Balance of $147,500,000, the related Mortgaged Property also secures three other mortgage loans (the "Tysons Corner Center Pari Passu Loans" and, together with the Tysons Corner Center Loan, the "Tysons Corner Center Whole Loan"). The Tysons Corner Center Pari Passu Loans are pari passu in right of payment with the Tysons Corner Center Loan and have Cut-off Date Balances of $95,000,000, $35,000,000 and $62,500,000, respectively. Only the Tysons Corner Center Loan is included in the Trust. The Tysons Corner Center Companion Loans are not assets of the Trust.

     With respect to the Tysons Corner Center Loan, for purposes of calculating the loan-to-value ratios and debt service coverage ratios in this prospectus supplement, the aggregate principal balance of the Tysons Corner Center Whole Loan is included.

     As of the Cut-off Date, the Tysons Corner Center Pari Passu Loans are owned by GACC, one of the Mortgage Loan Sellers, but may be sold at any time.

     The holders of the Tysons Corner Center Loan and the Tysons Corner Center Pari Passu Loans have entered into an intercreditor agreement. Pursuant to the terms of the intercreditor agreement:

     o the Tysons Corner Center Loan and the Tysons Corner Center Pari Passu Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other;

     o all payments, proceeds and other recoveries on or in respect of the Tysons Corner Center Loan and/or the Tysons Corner Center Pari Passu Loans (in each case, subject to the rights of the Servicer and the Trustee under the Pooling and Servicing Agreement, and any other service providers with respect to any Tysons Corner Center Pari Passu Loan to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the Tysons Corner Center Loan and the Tysons Corner Center Pari Passu Loans on a PARI PASSU basis according to their respective outstanding principal balances;

     o the Pooling and Servicing Agreement will exclusively govern the servicing and administration of the Tysons Corner Center Whole Loan (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Tysons Corner Center Whole Loan will be effected in accordance with the Pooling and Servicing Agreement); and

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     o    any decision to be made with respect to the Tysons Corner Center Whole
          Loan that requires the approval of the Directing Certificateholder or otherwise requires approval under the related intercreditor agreement (excluding the termination of the Special Servicer and the appointment of a successor special servicer) will require the approval of noteholders then holding a majority of the outstanding principal balance of the Tysons Corner Center Whole Loan. If noteholders then holding a majority of the outstanding principal balance of the Tysons Corner Center Whole Loan are not able to agree on a course of action that satisfies the Servicing Standard within 30 days after receipt of a request for consent to any action by the Servicer or the Special Servicer, as applicable, the Directing Certificateholder will be entitled to direct the Servicer or the Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the Pooling and Servicing Agreement (PROVIDED, that such action does not violate the Servicing Standard or any other provision of the Pooling and Servicing Agreement, the related Mortgage Loan Documents or the REMIC provisions), and the Servicer or the Special Servicer, as applicable, will be required to implement the course of action in accordance with the Servicing Standard set forth in the Pooling and Servicing Agreement. Each noteholder may consult separately with the Servicer or the Special Servicer, as applicable, about a particular course of action. Except as described in the second sentence of this bullet, the noteholders then holding a majority of the outstanding principal balance of the Tysons Corner Center Whole Loan will be entitled to approve the following:

          (i) any modification or amendment of, or waiver with respect to, the Tysons Corner Center Whole Loan or the Mortgage Loan Documents that would result in the extension of the applicable maturity date; a reduction in the applicable Mortgage Rate borne thereby or the monthly payment, which relates to any prepayment premium, exit fee or Yield Maintenance Charge payable thereon or a deferral or forgiveness of interest on or principal of the Tysons Corner Center Whole Loan, modification or waiver of any other monetary term of the Tysons Corner Center Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the Tysons Corner Center Whole Loan which restricts the borrower from incurring additional indebtedness or from transferring a Mortgage Property or any transfer of direct or indirect equity interests in the borrower;

          (ii) any modification or amendment of, or waiver with respect to the related Mortgage Loan Documents that would result in a discounted pay-off;

          (iii) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related Mortgaged Property securing such specially serviced mortgage loan or any acquisition of the related mortgage loan by deed in lieu of foreclosure;

          (iv) any proposed or actual sale of the related REO property or mortgage loan (other than in connection with the termination of the Trust as described under `'The Pooling and Servicing Agreement--Optional Termination in this prospectus supplement or pursuant to a purchase option as described above under `'The Pooling and Servicing Agreement--Sale of Defaulted Mortgage Loans");

          (v) any release of the related borrower, any guarantor or other obligor from liability;

          (vi) any waiver of a `'due-on-sale" or `'due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

          (vii) any action to bring the related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO property;

          (viii) any substitution or release of collateral or acceptance of additional collateral;

          (ix) for such mortgage loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a `'curb-cut") unless required by the underlying Mortgage Loan Documents;

          (x) any adoption or approval of a plan in a bankruptcy of the related borrower;

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          (xi) consenting to any "new lease" or "lease modification" at any mortgaged property securing the Tysons Corner Center Whole Loan, to the extent the lender's approval is required under the related Mortgage Loan Documents;

          (xii) any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related Mortgage Loan Documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents; and

          (xiii) any consent, waiver or approval with respect to any change in the property manager at any mortgaged property securing the Tysons Corner Center Whole Loan.

     THE AFR/BANK OF AMERICA PORTFOLIO LOAN

     With respect to the Mortgage Loan known as the "AFR/Bank of America Portfolio loan" (the "AFR/Bank of America Portfolio Loan"), representing approximately 8.78% of the Initial Outstanding Pool Balance and with a Cut-off Date Balance of $85,000,000, the related Mortgaged Properties also secure four other mortgage loans (the "AFR/Bank of America Portfolio Companion Loans"). Three of the AFR/Bank of America Portfolio Companion Loans (the "AFR/Bank of America Portfolio Pari Passu Loans" and together with the AFR/Bank of America Portfolio Loan, the "AFR/Bank of America Portfolio Senior Loans") are PARI PASSU in right of payment with the AFR/Bank of America Portfolio Loan and have Cut-off Date Balances of $100,000,000, $75,000,000 and $80,000,000, respectively. The other AFR/Bank of America Portfolio Companion Loan is subordinate in right of payment to the AFR/Bank of America Portfolio Senior Loans (the "AFR/Bank of America Portfolio B Loan" and, together with the AFR/Bank of America Portfolio Senior Loans, the "AFR/Bank of America Portfolio Whole Loan") and has a Cut-off Date Balance of $100,000,000. Only the AFR/Bank of America Portfolio Loan is included in the Trust. The AFR/Bank of America Portfolio Companion Loans are not assets of the Trust.

     With respect to the AFR/Bank of America Portfolio Loan, for purposes of calculating the loan-to-value ratios and debt service coverage ratios in this prospectus supplement, the principal balances of the AFR/Bank of America Portfolio Senior Loans are included and the principal balance of the AFR/Bank of America Portfolio B Loan is excluded.

     As of the Cut-off Date, the largest of the AFR/Bank of America Portfolio Pari Passu Loans (the "AFR/Bank of America Portfolio Pari Passu Loan A-1") and the AFR/Bank of America Portfolio B Loan are owned by a commercial mortgage securitization trust created pursuant to the pooling and servicing agreement related to the GMAC Commercial Mortgage Securities Inc., Series 2003-C3 Mortgage Pass-Through Certificates securitization (the "GMACCM 2003-C3 Pooling and Servicing Agreement"). As of the Cut-off Date, one of the other two AFR/Bank of America Portfolio Pari Passu Loans was deposited into the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 securitization and the other AFR/Bank of America Portfolio Pari Passu Loan is owned by GACC, one of the Mortgage Loan Sellers.

     The holders of the AFR/Bank of America Portfolio Senior Loans and the AFR/Bank of America Portfolio B Loan entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the AFR/Bank of America Portfolio Whole Loan. Pursuant to the terms of that intercreditor agreement:

     o if no monetary event of default or other material non-monetary event of default has occurred and is continuing (or if a monetary event of default or other material non-monetary event of default has occurred and is continuing, the holder of the AFR/Bank of America Portfolio B Loan has cured such monetary event of default or other material non-monetary event of default in accordance with the terms of that intercreditor agreement and the GMACCM 2003-C3 Pooling and Servicing Agreement), the holder of the AFR/Bank of America Portfolio B Loan will generally be entitled to receive its scheduled interest payments after the holders of the AFR/Bank of America Portfolio Senior Loans receive their scheduled interest payments (other than default interest) and after any advances in respect of the AFR/Bank of America Portfolio Senior Loans and the AFR/Bank of America Portfolio B Loan are repaid in full, and the holders of the AFR/Bank of America Portfolio

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          Senior Loans and the AFR/Bank of America Portfolio B Loan will be entitled to receive their respective scheduled, involuntary and voluntary payments of principal on a PRO RATA basis; and

     o if a monetary event of default or other material non-monetary event of default has occurred and is continuing (and has not been cured by the holder of the AFR/Bank of America Portfolio B Loan exercising its cure rights in accordance with the terms of the related intercreditor agreement and the GMACCM 2003-C3 Pooling and Servicing Agreement), the holder of the AFR/Bank of America Portfolio B Loan will not be entitled to receive payments of principal and interest until the holders of the AFR/Bank of America Portfolio Senior Loans receive all their respective accrued scheduled interest and outstanding principal in full.

     In addition, the holders of the AFR/Bank of America Portfolio Senior Loans entered into a separate intercreditor agreement. Pursuant to the terms of that separate intercreditor agreement:

     o each AFR/Bank of America Portfolio Senior Loan is of equal priority with each other and no portion of any AFR/Bank of America Portfolio Senior Loan will have priority or preference over the other; and

     o all payments, proceeds and other recoveries on or in respect of the AFR/Bank of America Portfolio Senior Loans (in each case, subject to the rights of the master servicer, the special servicer and the trustee under the GMACCM 2003-C3 Pooling and Servicing Agreement, the Servicer and the Trustee under the Pooling and Servicing Agreement, and any other service providers with respect to an AFR/Bank of America Portfolio Pari Passu Loan to payments and reimbursements pursuant to and in accordance with the terms of the GMACCM 2003-C3 Pooling and Servicing Agreement) will be applied to the AFR/Bank of America Portfolio Senior Loans on a pari passu basis according to their respective outstanding principal balances.

     The AFR/Bank of America Portfolio Loan will be serviced pursuant to the terms of the GMACCM 2003-C3 Pooling and Servicing Agreement. However, P&I Advances with respect to the AFR/Bank of America Portfolio Loan will be made by the Servicer or the Trustee, as applicable, as described in "The Pooling and Servicing Agreement--Advances" in this prospectus supplement. For more information regarding the servicing of the AFR/Bank of America Portfolio Loan, see "The Pooling and Servicing Agreement--Servicing of the Non-Serviced Mortgage Loans--The AFR/Bank of America Portfolio Whole Loan" in this prospectus supplement.

     The AFR/Bank of America Portfolio Loan is referred to as such in this prospectus supplement because it is secured by Mortgaged Properties at which Bank of America is a tenant.

     THE MEADOWS MALL LOAN

     With respect to the Mortgage Loan known as the "Meadows Mall loan" (the "Meadows Mall Loan"), representing approximately 5.74% of the Initial Pool Balance and with a Cut-off Date Balance of $55,587,072, the related Mortgaged Property also secures one other mortgage loan (the "Meadows Mall Pari Passu Loan"). The Meadows Mall Pari Passu Loan is PARI PASSU in right of payment with the Meadows Mall Loan and has a Cut-off Date Balance of $55,587,072. Together, the Meadows Mall Pari Passu Loan and the Meadows Mall Loan comprise the "Meadows Mall Whole Loan." Only the Meadows Mall Loan is included in the Trust. The Meadows Mall Pari Passu Loan is not an asset of the Trust.

     With respect to the Meadows Mall Loan, for purposes of calculating the loan-to-value ratios and debt service coverage ratios in this prospectus supplement, the aggregate principal balance of the Meadows Mall Whole Loan is included.

     As of the Cut-off Date, the Meadows Mall Pari Passu Loan is owned by the commercial mortgage securitization trust created pursuant to the pooling and servicing agreement related to the Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-C9 securitization (the "Wachovia 2003-C9 Pooling and Servicing Agreement").

     The holders of the Meadows Mall Loan and the Meadows Mall Pari Passu Loan have entered into an intercreditor agreement. Pursuant to the terms of the intercreditor agreement:

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     o    the Meadows Mall Loan and the Meadows Mall Pari Passu Loan are of
          equal priority with each other and no portion of either will have priority or preference over the other;

     o any payment, whether principal or interest, or prepayment or other amount collected will be distributed to the holders of each of the Meadows Mall Pari Passu Loan and the Meadows Mall Loan on a PARI PASSU basis; and

     o decisions with respect to the Meadows Mall Whole Loan will be jointly made by the Wachovia 2003-C9 Majority Subordinate Certificateholder and the Directing Certificateholder, including with respect to the removal of the Wachovia 2003-C9 Special Servicer. If the holders of each of the Meadows Mall Pari Passu Loan and the Meadows Mall Loan cannot agree on the course of action with respect to any action over which the Wachovia 2003-C9 Majority Subordinate Certificateholder and the Directing Certificateholder have consent rights, then an operating advisor will be appointed with respect to the Meadows Mall Whole Loan, who will consult with the related noteholders. The Wachovia 2003-C9 Majority Subordinate Certificateholder will have the right to designate a replacement special servicer for any special servicer that has resigned or ceased to serve as special servicer. If the Wachovia 2003-C9 Majority Subordinate Certificateholder has not replaced the Wachovia 2003-C9 Special Servicer within thirty days of such Wachovia 2003-C9 Special Servicer's resignation or the date the Wachovia 2003-C9 Special Servicer ceased to serve in such capacity, the Wachovia 2003-C9 Trustee will designate a successor special servicer that meets the requirements set forth in the Wachovia 2003-C9 Pooling and Servicing Agreement.

     The Meadows Mall Loan will be serviced pursuant to the terms of the related intercreditor agreement and the Wachovia 2003-C9 Pooling and Servicing Agreement. However, P&I Advances with respect to the Meadows Mall Loan will be made by the Servicer or the Trustee, as applicable, as described in "The Pooling and Servicing Agreement--Advances" in this prospectus supplement. For more information regarding the servicing of the Meadows Mall Loan, see "Servicing of the Non-Serviced Mortgage Loan--The Meadows Mall Whole Loan" in this prospectus supplement.

     THE WALGREENS-RIVERSIDE LOAN

     With respect to the Mortgage Loan known as the "Walgreens-Riverside loan" (the "Walgreens-Riverside Loan"), representing approximately 0.48% of the Initial Pool Balance, and with a Cut-off Date Balance of $4,637,107, the related Mortgaged Property also secures one other mortgage loan (the "Walgreens-Riverside B Loan"). The Walgreens-Riverside B Loan is generally subordinate in right of payment with the Walgreens-Riverside Loan and has a Cut-off Date Balance of $560,811. Together, the Walgreens-Riverside B Loan and the Walgreens-Riverside Loan comprise the "Walgreens-Riverside Whole Loan," which has a Cut-off Date Balance of $5,197,918. Only the Walgreens-Riverside Loan is included in the Trust. The Walgreens-Riverside B Loan is not an asset of the Trust.

     With respect to the Walgreens-Riverside Loan, for purposes of calculating the loan-to-value ratios and debt service coverage ratios in this prospectus supplement, the aggregate principal balance of the Walgreens-Riverside B Loan is excluded.

     The Walgreens-Riverside B Loan is currently held by Capital Lease Funding, LLC, an entity not affiliated with the seller of the Walgreens-Riverside Loan, and may be sold at any time.

     The holders of the Walgreens-Riverside Loan and the Walgreens-Riverside B Loan have entered into an intercreditor agreement. Pursuant to the terms of the intercreditor agreement:

     o Payments received in respect of the Walgreens-Riverside Whole Loan (other than amounts representing prepayments of rent and the proceeds of any defaulted lease claim) will generally be applied first to the Walgreens-Riverside Loan and then to the Walgreens-Riverside B Loan.

     o All proceeds resulting from a claim for accelerated future rent under the lease following a default under the Walgreens lease, after taking account of any reduction resulting from a mitigation of damages after re-leasing of the related Mortgaged Property or any limitation arising under Section 502(b)(6) of the Bankruptcy Code), will generally be paid first to the holder of the Walgreens-Riverside B Loan and then to the Walgreens-Riverside Loan.

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     The holder of the Walgreens-Riverside B Loan has certain rights with respect to the servicing of the Walgreens-Riverside Whole Loan. See "The Pooling and Servicing Agreement--Certain Rights of the Holder of the Walgreens-Riverside B Loan" in this prospectus supplement.

ARD LOAN

     One Mortgage Loan (the "ARD Loan"), representing 0.48% of the outstanding pool balance as of the Cut-off Date, provides that if, after a certain date (the "Anticipated Repayment Date"), the borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Repayment Date for the ARD Loan is 120 months after the origination date for the ARD Loan. The Revised Rate for the ARD Loan is equal to the greater of (i) the Initial Rate plus 2.5% per annum or
(ii) the average weekly yield for similar instruments as reported by the Federal Reserve Board plus 2.5% per annum, which Initial Rate will increase by 0.25% per annum each year as described in the related Mortgage Loan Documents. After the Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the constant periodic payment required under the terms of the related Mortgage Loan Documents and all escrows and property expenses required under the related Mortgage Loan Documents be used to accelerate amortization of principal on the ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loan will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of the ARD Loan has been paid in full. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loan will be prepaid by the respective borrower on or about its Anticipated Repayment Date. There can be no assurance that the related borrower will prepay the ARD Loan on its Anticipated Repayment Date.

ADDITIONAL LOAN INFORMATION

     GENERAL. The following tables set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan and the related Mortgaged Properties, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor, the applicable Mortgage Loan Seller or the Underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the following tables or of Annex A to this prospectus supplement may not equal the indicated total under such column due to rounding.

     Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles ("GAAP") would not be the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in the following schedule or tables. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth herein with respect to any Mortgaged Property intended to represent such future net cash flow.

     DEFINITIONS. For purposes of this prospectus supplement, including the following tables and Annex A to this prospectus supplement, the indicated terms have the following meanings:

     1. "Underwritten Net Cash Flow," "Underwritten NCF" or "UW NCF" with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of estimated
(a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), (c) capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable, and (d) an allowance for vacancies and losses. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth herein. Certain such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller or the Servicer have control. In some cases, the Underwritten Net Cash Flow set forth herein for any Mortgaged Property is higher, and may be materially higher, than the annual net cash flow for such Mortgaged Property based on historical operating statements.

     In determining Underwritten Net Cash Flow for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; in some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (E.G., current rent roll information including newly signed leases, near term market rent steps, expirations of "free rent" periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In certain cases, the applicable Mortgage Loan Seller's estimate of Underwritten Net Cash Flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom) based upon the applicable Mortgage Loan Seller's own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Cash Flow even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with certain adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of Underwritten Net Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

     2. "Annual Debt Service" generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date for such Mortgage Loan or, for certain Mortgage Loans that pay interest only for a period of time, 12 times the monthly payment of principal and interest.

     3. "UW NCF DSCR," "Underwritten NCF DSCR," "Debt Service Coverage Ratio" or "DSCR" means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan. For purposes of calculating such amounts in the following tables and in Annex A to this prospectus supplement, original balance and Cut-off Date Balance are reduced by approximately $6,850,000, in the aggregate, for a holdback amount for four Mortgage Loans, representing approximately 6.47% of the Initial Outstanding Pool Balance. In the case of the Tysons Corner Center Loan, the AFR/Bank of America Portfolio Loan and the Meadows Mall Loan, please refer to the Footnotes to Annex A for more detailed information regarding the calculation of DSCR.

     In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflects that ability.

     4. "Appraised Value" means, for any Mortgaged Property, the appraiser's adjusted value as stated in the most recent third party appraisal available to the Depositor. In certain cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In certain cases in which the appraiser assumed the completion of repairs, such repairs were, in general, either completed prior to the appraisal date or the applicable Mortgage Loan Seller has taken reserves sufficient to complete such repairs. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

     5. "Cut-off Date Loan-to-Value Ratio," "Loan-to-Value Ratio," "Cut-off Date LTV," "Cut-off Date LTV Ratio," "Current LTV," or "LTV" means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided
(b) by the Appraised Value of the Mortgaged Property or Mortgaged Properties.

     For purposes of calculating such amounts in the following tables and in Annex A to this prospectus supplement, Cut-off Date Balance is reduced by approximately $6,850,000, in the aggregate, which is a holdback amount for four Mortgage Loans, representing approximately 6.47% of the Initial Outstanding Pool Balance. In addition, in the case of three Mortgage Loans known as the "Tysons Corner Center Loan," "AFR/Bank of America Portfolio Loan" and "Meadows Mall Loan," please refer to the Footnotes to Annex A for more detailed information regarding the calculation of loan-to-value ratio.

     6. "Square Feet" or "Sq. Ft." means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

     7. "Units," "Rooms" or "Pads" means: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (ii) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms and (iii) in the case of a Mortgaged Property operated as a mobile home park, the number of mobile homes.

     8. "Occupancy Rate" means the percentage of Square Feet or Units, as the case may be, of a Mortgaged Property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on Annex A to this prospectus supplement as the "Occupancy As-of Date") or as specified by the borrower or as derived from the Mortgaged Property's rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property. Information on Annex A to this prospectus supplement concerning the "Largest Tenant" is presented as of the same date as of which the Occupancy Rate is specified.

     9. "Balloon Balance" means, with respect to any Balloon Loan, the principal amount that will be due at maturity for such Balloon Loan.

     10. "LTV Ratio at Maturity" means, with respect to any Balloon Loan, the Balloon Balance for such Mortgage Loan or with respect to the ARD Loan, its outstanding principal balance as of the related Anticipated Repayment Date divided by the Appraised Value of the related Mortgaged Property.

     In the case of the Tysons Corner Center Loan, the AFR/Bank of America Portfolio Loan and the Meadows Mall Loan, please refer to the Footnotes to Annex A for more detailed information regarding the calculation of loan-to-value ratio.

     11. "Mortgage Rate" or "Interest Rate" means, with respect to any Mortgage Loan, the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan.

     12. "Servicing Fee Rate" for each Mortgage Loan is the percentage rate per annum set forth in Annex A for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the Master Servicing Fee Rate, Trustee Fee Rate and Bond Administrator Fee Rate).

     13. "Term to Maturity" means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or the Anticipated Repayment Date, as applicable.

     14. "GLA" means gross leasable area.

     15. "U/W Revenue" means, with respect to any Mortgage Loan, the gross potential rent, less vacancies and collection loss.

     16. "NRA" means net rentable area.

                         RANGE OF CUT-OFF DATE BALANCES

                                                                                             WEIGHTED AVERAGES
                                                            % OF        ------------------------------------------------------------
                                NUMBER OF    AGGREGATE   OUTSTANDING                STATED
RANGE OF CUT-OFF                MORTGAGE   CUT-OFF DATE  INITIAL POOL   MORTGAGE   REMAINING            CUT-OFF DATE    LTV RATIO AT
DATE BALANCES                     LOANS       BALANCE      BALANCE        RATE     TERM (MOS.)   DSCR     LTV RATIO       MATURITY
--------------                  ---------  ------------  ------------   --------   -----------   -----  ------------    ------------
$997,050 to 1,999,999 .........    20      $ 29,794,752     3.08%        5.979%       115        1.71x      67.92%          55.77%
$2,000,000 to 2,999,999 .......    14        35,810,549     3.70         5.998        127        1.47       71.48           54.99
$3,000,000 to 3,999,999 .......     7        24,396,874     2.52         5.810        103        1.67       68.94           59.04
$4,000,000 to 5,999,999 .......    19        95,322,307     9.84         5.795        105        1.48       72.90           62.50
$7,000,000 to 9,999,999 .......     9        76,279,489     7.88         5.548         97        1.41       73.91           64.56
$10,000,000 to 14,999,999 .....     7        90,109,216     9.30         5.733        112        1.29       76.92           65.77
$15,000,000 to 29,999,999 .....     9       195,097,783    20.15         5.430         78        1.34       72.35           67.25
$30,000,000 to 49,999,999 .....     2        65,000,000     6.71         5.549         99        1.28       77.18           70.72
$50,000,000 to 69,999,999 .....     2       124,087,072    12.81         5.824        148        1.50       64.16           52.79
$70,000,000 to 147,500,000 ....     2       232,500,000    24.01         5.321        119        1.89       50.46           43.13
                                   --      ------------   ------
TOTAL/WEIGHTED
  AVERAGE .....................    91      $968,398,042   100.00%        5.583%       109        1.53x      66.72%          58.01%
                                   ==      ============   ======


                          TYPE OF MORTGAGED PROPERTIES


                                                            % OF                       CUT-OFF DATE
                            NUMBER OF       AGGREGATE    OUTSTANDING        NUMBER      BALANCE PER
                            MORTGAGED      CUT-OFF DATE    INITIAL       OF UNITS OR    # OF UNITS
PROPERTY TYPE               PROPERTIES       BALANCE     POOL BALANCE(2)     NRA          OR NRA
-------------               ----------     ------------  ------------    -----------    -----------
Office ...............         139         $334,850,585     34.58%       9,201,916     $     36.39
Retail ...............          13          306,331,612     31.63        2,785,345     $    109.98
  ANCHORED ...........          11          297,351,278     30.71        2,704,989     $    109.93
  SHADOW ANCHORED ....           2            8,980,334      0.93           80,356     $    111.76
Multifamily ..........          62          304,251,002     31.42           11,248     $ 27,049.34
  MULTIFAMILY ........          41          255,784,941     26.41            6,925     $ 36,936.45
  MOBILE HOME PARK ...          21           48,466,061      5.00            4,323     $ 11,211.21
Mixed Use(1) .........          39           14,666,006      1.51          578,721     $     25.34
Industrial ...........           2            8,298,837      0.86          226,680     $     36.61
                               ---         ------------    ------
TOTAL/WEIGHTED AVERAGE         255         $968,398,042    100.00%
                               ===         ============    ======



                                                   WEIGHTED AVERAGES
                            ----------------------------------------------------------------
                                        STATED                        CUT-OFF
                            MORTGAGE   REMAINING                      DATE LTV  LTV RATIO AT
                              RATE    TERM (MOS.)  OCCUPANCY   DSCR    RATIO     MATURITY
                            --------  -----------  ----------  -----  --------  ------------
Office ...............       5.731%       116        92.81%    1.49x   65.11%     56.17%
Retail ...............       5.372        110        96.39     1.69    61.52      53.20
  ANCHORED ...........       5.367        110        96.54     1.70    61.06      52.73
  SHADOW ANCHORED ....       5.526         83        91.13     1.50    76.71      68.76
Multifamily ..........       5.614        101        94.75     1.41    73.54      64.79
  MULTIFAMILY ........       5.576        101        94.75     1.33    75.08      66.46
  MOBILE HOME PARK ...       5.811        102        94.79     1.86    65.38      56.01
Mixed Use(1) .........       5.737        118        97.73     1.56    65.04      54.87
Industrial ...........       6.007        101        90.06     1.35    76.17      66.61

TOTAL/WEIGHTED AVERAGE       5.583%       109        94.60%    1.53x   66.72%     58.01%



----------------------
(1)  Includes office and retail spaces.

(2) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values or square footage of each Mortgaged Property and/or each Mortgaged Property's underwritten net cash flow).

                  MORTGAGED PROPERTIES BY STATE AND/OR LOCATION

                                                                                      WEIGHTED AVERAGES
                                                        % OF       ---------------------------------------------------------
                         NUMBER OF      AGGREGATE    OUTSTANDING               STATED
                         MORTGAGE      CUT-OFF DATE  INITIAL POOL  MORTGAGE   REMAINING          CUT-OFF DATE  LTV RATIO AT
STATE/LOCATION            LOANS          BALANCE      BALANCE(2)     RATE     TERM (MOS.) DSCR    LTV RATIO      MATURITY
--------------           ---------    -------------  ------------  --------   ----------  -----  ------------  ------------
Virginia ...............    10        $159,071,194     16.43%       5.266%      120       1.91x     52.26%       45.03%
District Of Columbia ...     2          80,800,000      8.34        6.060       168       1.30      66.69        54.56
Florida ................    39          75,778,462      7.83        5.715       114       1.59      62.03        55.94
North Carolina .........    17          69,505,715      7.18        5.633       109       1.38      72.49        60.51
New York ...............     5          67,483,123      6.97        5.586        96       1.26      72.55        64.68
Texas ..................    29          67,190,981      6.94        5.732        92       1.44      72.33        61.36
Utah ...................     3          61,433,164      6.34        5.354        77       1.27      77.17        71.77
California(1) ..........    54          59,552,370      6.15        5.708       109       1.55      64.77        55.91
  S. CALIFORNIA ........    36          41,125,787      4.25        5.733       105       1.48      68.89        59.96
  N. CALIFORNIA ........    18          18,426,583      1.90        5.653       117       1.71      55.57        46.86
Nevada .................     3          55,990,140      5.78        5.453       113       1.74      63.85        53.66
Illinois ...............     4          43,464,733      4.49        5.358        73       1.47      67.42        64.23
Washington .............    17          38,251,788      3.95        5.541        89       1.60      63.41        57.01
Michigan ...............     6          31,882,812      3.29        5.509       118       1.43      78.63        65.55
Pennsylvania ...........     2          26,468,145      2.73        5.847       119       1.26      79.49        67.19
Georgia ................    10          20,845,518      2.15        5.769       118       1.72      67.82        57.23
Colorado ...............     1          17,000,000      1.76        4.930        59       1.20      71.43        68.22
Louisiana ..............     1          14,368,535      1.48        5.520        82       1.38      79.83        71.60
Mississippi ............     2          12,505,761      1.29        5.781       117       1.37      79.25        66.96
Maryland ...............     3           9,722,395      1.00        5.594       120       1.41      67.05        63.53
Alabama ................     3           7,730,364      0.80        6.208       118       1.29      76.39        61.28
Tennessee ..............     4           7,691,732      0.79        6.232       118       1.30      71.58        61.24
Missouri ...............    14           6,947,301      0.72        5.335        72       1.63      71.58        65.45
Arizona ................     8           6,817,898      0.70        5.476       104       1.81      54.49        47.34
Kansas .................     3           6,185,356      0.64        6.233       119       1.72      63.16        49.55
Ohio ...................     3           6,139,844      0.63        5.789       119       1.37      79.74        61.40
Wisconsin ..............     1           4,626,436      0.48        5.850        81       1.39      79.08        71.47
Nebraska ...............     1           3,392,330      0.35        5.350        82       3.17      35.71        31.92
New Jersey .............     1           3,226,843      0.33        5.730        80       1.41      74.18        66.95
Oklahoma ...............     3           1,856,503      0.19        5.903       118       1.35      77.38        60.15
Oregon .................     1           1,447,046      0.15        5.890       118       3.40      31.05        26.30
New Mexico .............     2             570,496      0.06        5.489       117       1.92      47.24        39.64
South Carolina .........     1             189,752      0.02        5.489       117       1.92      47.24        39.64
Idaho ..................     1             171,149      0.02        5.489       117       1.92      47.24        39.64
Arkansas ...............     1              90,155      0.01        5.489       117       1.92      47.24        39.64
                           ---        ------------    ------
TOTAL/WEIGHTED
  AVERAGE ..............   255        $968,398,042    100.00%       5.583%      109       1.53x     66.72%       58.01%
                          ====        ============    ======


--------------
(1) Northern California properties have a zip code greater than or equal to 93600. Southern California properties have a zip code less than 93600.

(2) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values or square footage of each Mortgaged Property and/or each Mortgaged Property's underwritten net cash flow).

          RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE


                                                                                         WEIGHTED AVERAGES
                                                         % OF      ------------------------------------------------------------
                            NUMBER OF    AGGREGATE    OUTSTANDING               STATED
RANGE OF DEBT SERVICE       MORTGAGE   CUT-OFF DATE  INITIAL POOL  MORTGAGE   REMAINING            CUT-OFF DATE    LTV RATIO AT
COVERAGE RATIOS              LOANS        BALANCE       BALANCE      RATE     TERM (MOS.)   DSCR     LTV RATIO       MATURITY
-----------------           ---------  ------------  ------------  --------   -----------   -----  ------------    ------------
1.16x+ to 1.19x ..........      1      $  2,734,953       0.28%     6.780%       289        1.16x     74.52%             --%
1.20x+ to 1.29x ..........     14       202,592,819      20.92      5.461         88        1.24      75.32           67.96
1.30x+ to 1.39x ..........     31       267,008,694      27.57      5.871        124        1.34      71.92           62.38
1.40x+ to 1.49x ..........     22       117,777,101      12.16      5.612        100        1.45      74.00           63.96
1.50x+ to 1.59x ..........      9        49,619,052       5.12      5.588         73        1.52      71.34           64.43
1.60x+ to 1.74x ..........      6        80,109,880       8.27      5.568        115        1.72      64.87           54.27
1.75x+ to 1.99x ..........      3       238,128,597      24.59      5.335        119        1.90      50.96           43.55
2.00x+ to 2.49x ..........      1           997,050       0.10      5.870        118        2.13      39.88           30.84
2.50x+ to 4.19x ..........      4         9,429,897       0.97      5.667        105        3.30      33.23           28.72
                               --      ------------     ------
TOTAL/WEIGHTED
  AVERAGE ................     91      $968,398,042     100.00%     5.583%       109        1.53x     66.72%          58.01%
                               ==      ============     ======


                                    RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE


                                                                                         WEIGHTED AVERAGES
                                                         % OF      ------------------------------------------------------------
                            NUMBER OF    AGGREGATE    OUTSTANDING               STATED
RANGE OF LTV RATIOS         MORTGAGE   CUT-OFF DATE  INITIAL POOL  MORTGAGE   REMAINING            CUT-OFF DATE    LTV RATIO AT
AS OF THE CUT-OFF DATE       LOANS        BALANCE       BALANCE      RATE     TERM (MOS.)   DSCR     LTV RATIO       MATURITY
----------------------      ---------  ------------  ------------  --------   -----------   -----  ------------    ------------
 25.59% to 29.99% ........      1      $  1,995,879      0.21%      5.830%       118        4.19x     25.59%          21.64%
 30.00% to 39.99% ........      4         8,431,068      0.87       5.652        104        2.95      35.82           30.65
 40.00% to 49.99% ........      1        85,000,000      8.78       5.489        117        1.92      47.24           39.64
 50.00% to 59.99% ........      2       152,518,559     15.75       5.229        118        1.86      52.51           45.49
 60.00% to 69.99% ........     19       263,890,873     27.25       5.796        122        1.48      65.64           57.01
 70.00% to 74.99% ........     28       215,617,833     22.27       5.574         91        1.33      73.47           65.20
 75.00% to 80.00% ........     36       240,943,830     24.88       5.610        104        1.34      79.13           68.34
                               --      ------------    ------
TOTAL/WEIGHTED
  AVERAGE ................     91      $968,398,042    100.00%      5.583%       109        1.53x     66.72%          58.01%
                               ==      ============    ======


                   RANGE OF LTV RATIOS AS OF MATURITY DATES(1)


                                                                                         WEIGHTED AVERAGES
                                                         % OF      ------------------------------------------------------------
                            NUMBER OF    AGGREGATE    OUTSTANDING               STATED
RATIOS RANGE OF LTV AS      MORTGAGE   CUT-OFF DATE  INITIAL POOL  MORTGAGE   REMAINING            CUT-OFF DATE    LTV RATIO AT
OF MATURITY DATES            LOANS        BALANCE       BALANCE      RATE     TERM (MOS.)   DSCR     LTV RATIO       MATURITY
----------------------      ---------  ------------  ------------  --------   -----------   -----  ------------    ------------
 0.00% to 29.99% .......        3      $ 6,177,878       0.64%      6.265%       194        2.66x      48.53%         13.15%
30.00% to 39.99% .......        4       91,984,022       9.50       5.498        116        1.99       46.45          39.03
40.00% to 49.99% .......        1      147,500,000      15.23       5.224        120        1.88       52.31          45.14
50.00% to 59.99% .......       24      223,630,819      23.09       5.861        137        1.46       66.72          54.50
60.00% to 69.99% .......       48      373,767,119      38.60       5.655         98        1.37       73.80          65.36
70.00% to 75.30% .......       11      125,338,205      12.94       5.324         69        1.33       78.31          73.63
                               --     ------------     ------
TOTAL/WEIGHTED
  AVERAGE ..............       91     $968,398,042     100.00%      5.583%       109        1.53x      66.72%         58.01%
                               ==     ============     ======


-------------
(1) With respect to one ARD Loan, representing 0.48% of the Initial Outstanding Pool Balance, as of its Anticipated Repayment Date.

                 RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE


                                                                                         WEIGHTED AVERAGES
                                                         % OF      ------------------------------------------------------------
                            NUMBER OF    AGGREGATE    OUTSTANDING               STATED
                            MORTGAGE   CUT-OFF DATE  INITIAL POOL  MORTGAGE   REMAINING            CUT-OFF DATE    LTV RATIO AT
RANGE OF MORTGAGE RATES      LOANS        BALANCE       BALANCE      RATE     TERM (MOS.)   DSCR     LTV RATIO       MATURITY
-----------------------     ---------  ------------  ------------  --------   -----------   -----  ------------    ------------
4.930% to 4.999% ......         2      $ 40,911,302      4.22%      4.948%        57        1.21x     72.55%          68.05%
5.000% to 5.249% ......         6       214,369,071     22.14       5.218        105        1.70      60.63           54.11
5.250% to 5.449% ......        10        93,133,367      9.62       5.358         73        1.42      73.46           67.80
5.450% to 5.749% ......        18       292,331,144     30.19       5.534        103        1.64      63.66           55.32
5.750% to 5.999% ......        31       192,917,550     19.92       5.903        123        1.43      72.02           61.56
6.000% to 6.449% ......        23       132,000,655     13.63       6.147        149        1.34      68.90           56.29
6.450% to 6.780% ......         1         2,734,953      0.28       6.780        289        1.16      74.52              --
                               --      ------------    ------
TOTAL/WEIGHTED
  AVERAGE .............        91     $968,398,042     100.00%      5.583%       109        1.53x     66.72%          58.01%
                               ==     ============     ======


             RANGE OF REMAINING TERMS TO MATURITY DATE IN MONTHS(1)


                                                                                         WEIGHTED AVERAGES
                                                         % OF      ------------------------------------------------------------
                            NUMBER OF    AGGREGATE    OUTSTANDING               STATED
RANGE OF REMAINING          MORTGAGE   CUT-OFF DATE  INITIAL POOL  MORTGAGE   REMAINING            CUT-OFF DATE    LTV RATIO AT
TERMS (MOS.)                 LOANS        BALANCE       BALANCE      RATE     TERM (MOS.)   DSCR     LTV RATIO       MATURITY
------------------          ---------  ------------  ------------  --------   -----------   -----  ------------    ------------
55 to 59 ............          14      $164,713,874     17.01%      5.258%        57        1.33x     73.63%          69.42%
60 to 84 ............          10       111,221,933     11.49       5.448         81        1.42      73.67           67.37
85 to 114 ...........           3        62,020,698      6.40       5.510        113        1.70      65.33           55.00
115 to 119 ..........          55       350,566,035     36.20       5.785        118        1.56      66.37           56.47
120 to 139 ..........           5       191,000,000     19.72       5.351        120        1.76      57.35           49.52
140 to 199 ..........           3        86,140,549      8.90       6.087        178        1.30      67.43           53.21
200 to 289 ..........           1         2,734,953      0.28       6.780        289        1.16      74.52              --
                               --      ------------    ------
TOTAL/WEIGHTED
  AVERAGE ...........          91     $968,398,042     100.00%      5.583%       109        1.53X     66.72%          58.01%
                               ==     ============     ======



-------------

(1) With respect to one ARD Loan, representing 0.48% of the Initial Outstanding Pool Balance, as of its Anticipated Repayment Date.

                           TEN LARGEST MORTGAGE LOANS

                                                                                              WEIGHTED AVERAGES
                                                                    % OF      ------------------------------------------------------
                         NUMBER OF   NUMBER OF     AGGREGATE    OUTSTANDING               STATED
                         MORTGAGE    MORTGAGED    CUT-OFF DATE  INITIAL POOL  MORTGAGE   REMAINING         CUT-OFF DATE LTV RATIO AT
MORTGAGE LOANS            LOANS      PROPERTIES     BALANCE       BALANCE       RATE     TERM (MOS.)  DSCR   LTV RATIO    MATURITY
--------------------     ---------   ----------   ------------  ------------  --------   -----------  ---- ------------ ------------
Tysons Corner Center         1            1       $147,500,000     15.23%      5.224%       120       1.88x   52.31%       45.14%
AFR/Bank of America
  Portfolio                  1          152         85,000,000      8.78       5.489        117       1.92    47.24        39.64
The Watergate/
  600 New Hampshire

  Avenue                     1            1         68,500,000      7.07       6.125        177       1.31    64.32        52.01
Meadows Mall                 1            1         55,587,072      5.74       5.453        113       1.74    63.97        53.76
Fairstone at Riverview       1            1         35,000,000      3.61       5.240         83       1.25    79.37        74.76
321 West 44th Street         1            1         30,000,000      3.10       5.910        118       1.32    74.63        66.00
Wenatchee Valley Mall        1            1         26,000,000      2.68       5.540         80       1.49    68.42        62.46
Shoppes at Grand
  Prairie                    1            1         25,974,625      2.68       5.305         56       1.28    73.71        73.25
Wiener Portfolio III         1            2         23,911,302      2.47       4.960         56       1.21    73.35        67.93
1401 Enclave Pkwy            1            1         23,549,204      2.43       5.600         58       1.51    68.06        63.47
                            --          ---       ------------     -----
TOTAL/WEIGHTED
  AVERAGE                   10          162       $521,022,203     53.80%      5.475%       113       1.63x   60.96%       53.40%
                            ==          ===       ============     =====


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     CALCULATION OF INTEREST. 15.23% of the Mortgage Loans, based on the Initial Outstanding Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months, 84.77% of the Mortgage Loans, based on the Initial Outstanding Pool Balance, accrue interest on the basis of the actual number of days elapsed and a 360-day year.

     AMORTIZATION OF PRINCIPAL. The Mortgage Loans provide for one of the following:

     Ninety Mortgage Loans, representing 99.72% of the Initial Outstanding Pool Balance, provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date or the Anticipated Repayment Date, as applicable.

     One Mortgage Loan, representing 0.28% of the Initial Outstanding Pool Balance, is fully amortizing.

     Eleven Mortgage Loans, representing 46.36% of the Initial Outstanding Pool Balance, provide for payments of interest only for the first 8 to 35 months following the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

     One Mortgage Loan, representing 0.48% of the Initial Outstanding Pool Balance, provides for an increase in the related interest rate after the Anticipated Repayment Date. The Excess Interest will be deferred and will not be paid until the principal balance and all other amounts related thereto of the related Mortgage Loan have been paid. Any amount received in respect of that deferred interest will be distributed to the holders of the Class Q Certificates.

     PREPAYMENT PROVISIONS. All of the Mortgage Loans (other than the AFR/Bank of America Portfolio Loan) prohibit voluntary prepayment or defeasance as described below under "--Property Releases" for a specified period (each, a "Lock-Out Period") of at least two years from the Closing Date. The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 25 months. Following the expiration of the Lock-Out Period, each Mortgage Loan restricts voluntary prepayments in one of the following ways:

          (1) Ninety of the Mortgage Loans, representing approximately 97.32% of the Initial Outstanding Pool Balance, permit only defeasance after the expiration of the Lock-out Period. In the case of certain Mortgage Loans that are secured by multiple properties or separate parcels on the same Mortgaged Property, partial defeasance is permitted, subject to certain conditions in the related Mortgage Loan Documents.

          (2) One of the Mortgage Loans, representing approximately 2.68% of the Initial Outstanding Pool Balance, requires that any principal prepayment made during a specified period of time after the Lock-Out Period (a "Yield Maintenance Period"), be accompanied by a Yield Maintenance Charge.

     The AFR/Bank of America Portfolio Loan permits the voluntary prepayment of a specified portion of the Mortgage Loan (subject to payment of a Yield Maintenance Charge) in connection with the sale and release of certain identified Mortgaged Properties during its Lock-Out Period. From and after December 18, 2005 (the date that is two years after the start-up date of the Loan REMIC), defeasance is permitted with respect to any of the Mortgaged Properties, subject to certain conditions in the Mortgage Loan Documents. From and after August 1, 2013, the AFR/Bank of America Portfolio Loan may be prepaid without payment of a Yield Maintenance Charge. A separate REMIC election will be made with respect to the AFR/Bank of America Portfolio Loan.

     "Yield Maintenance Charge" means:

     o with respect to the AFR/Bank of America Portfolio Loan, representing approximately 8.78% of the Initial Outstanding Pool Balance, such Mortgage Loan's PRO RATA share (based on its principal balance) of the product of (A) the excess, if any (expressed as a percentage of the outstanding principal amount before any prepayment), of (i) the sum of the present values of all remaining scheduled payments of principal and interest, including the payment of principal and interest scheduled to be outstanding on the maturity date, discounted at a rate that equals the Treasury Rate (converted to a monthly equivalent) over (ii) the outstanding principal amount immediately before such prepayment and (B) the principal amount being repaid; and

     o with respect to the Shoppes at Grand Prairie Loan, representing approximately 2.68% of the Initial Outstanding Pool Balance, the present value, as of the date of the related prepayment and based on a discount rate equal to the Comparable Treasury Rate and trading closest to par, of the excess of

          (a) the total amount of interest that would accrue to the lender on account of the unpaid principal balance of the Mortgage Loan as of the date of the related prepayment through the last day of the Yield Maintenance Period (which for this Mortgage Loan ends on the maturity date), assuming no reduction of such unpaid principal balance between such dates and assuming that such interest is paid on a 30/360 basis, over

          (b) the total amount of investment income that would be earned by the lender from the date of the related prepayment through the last day of the yield maintenance period accruing on a 30/360 basis (which for this Mortgage Loan ends on the maturity date), if the principal balance of the Mortgage Loan (as of the date of the related prepayment) were invested in United States government general issue Treasury Securities at the Comparable Treasury Rate during the Yield Maintenance Period.

     "Treasury Rate" means, as of any payment date, the yield, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent) of the yields of non-callable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such payment date to the anticipated repayment date, as determined on the basis of Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities (or if such release is unavailable, another recognized source).

     "Comparable Treasury Rate" means the rate of interest which is equal to the average yield (determined by the lender on the date that is seven days prior to the date of the related prepayment) on then generally available United States government general issue Treasury securities maturing nearest to the end of the Yield Maintenance Period.

     "Prepayment Premium" means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a Principal Prepayment on, or other early collection of principal of, that Mortgage Loan.

     Prepayment Premiums and Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Certificates--Distributions--Prepayment Premiums."

     Generally, all of the Mortgage Loans permit voluntary prepayment without the payment of any penalty during the last one to seven scheduled payment dates (including the scheduled payment on the stated maturity date). All of the Mortgage Loans that permit prepayments require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next Due Date.

     Certain Mortgage Loans require the payment of certain liquidated damages specified in the related Mortgage Loan Documents in the event of a voluntary prepayment during the Lock-Out Period in violation of the related Mortgage Loan Documents.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan. Provided no event of default exists, none of the Mortgage Loans require the payment of Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a total casualty or condemnation. Certain of the Mortgage Loans may require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan. There can be no assurance that the related borrowers will pay the Prepayment Premiums or Yield Maintenance Charges. See "Risk Factors--Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and

Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan and if in the reasonable judgment of the lender (i) the Mortgaged Property can be restored within six months prior to the maturity of the related Note to a property no less valuable or useful than it was prior to the condemnation or casualty, (ii) after a restoration the Mortgaged Property would adequately secure the outstanding balance of the related Note and (iii) no event of default has occurred or is continuing, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. In all other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium or a Yield Maintenance Charge. In general, in the event that a condemnation award or insurance proceeds are used to prepay a Specially Serviced Mortgage Loan, the constant monthly payment due under the related Note will be revised based on the remaining balance, amortization term and the applicable interest rate.

     Certain Mortgage Loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the Mortgage Loan. In such event, no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

     Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or a Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "Risk Factors--Risks Related to the Offered Certificates--Risk Related to Prepayments and Repurchases" and "--Yield Considerations" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     PROPERTY RELEASES. Certain of the Mortgage Loans contain provisions which permit the related borrower to release some or all of the Mortgaged Properties securing such Mortgage Loans.

     All of the Mortgage Loans (other than the Mortgage Loan known as the "Shoppes at Grand Prairie loan") permit the applicable borrower to defease the Mortgage Loan at any time after a specified period (the "Defeasance Lock-Out Period"), PROVIDED no event of default exists, to obtain a release of the Mortgaged Property from the lien of the related Mortgage ("Defeasance" or, the option to cause a Defeasance, the "Defeasance Option"), PROVIDED that, among other conditions, the borrower (a) pays on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance, a portion of the defeased Note) to and including the Release Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other Mortgage Loan Documents executed in connection therewith, and (b) delivers "government securities" (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended), that are acceptable to the Rating Agencies (the "Defeasance Collateral") in an amount sufficient to make payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date (or Anticipated Repayment Date, if applicable), in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance. In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the Trust a first priority lien on the Defeasance Collateral and an opinion of counsel to such effect.

     Certain Mortgage Loans permit the release of individual Mortgaged Properties upon the partial Defeasance of the related Mortgage Loan. Except as described below, these Mortgage Loans generally require that (i) prior to the release of a related Mortgaged Property, the borrower deliver Defeasance Collateral at least equal to a specified percentage (generally 125%) of the allocated loan amount for such Mortgaged Property to be defeased and (ii) that the DSCR with respect to the remaining

Mortgaged Properties after the Defeasance be no less than the greater of (x) the DSCR at origination and (y) the DSCR immediately prior to such defeasance.

     In many cases, a successor borrower will assume the obligations of the borrower exercising a Defeasance Option and such borrower will be released from its obligations under the related Mortgage Loan Documents. If a Mortgage Loan is partially defeased and the successor borrower will be assuming the borrowers obligations, the related Note will generally be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

     In addition to the release by substitution of a Mortgaged Property securing a Mortgage Loan for Defeasance Collateral, certain of the Mortgage Loans permit the release of a Mortgaged Property or portion thereof as follows:

     o the release of a Mortgaged Property or a portion of a Mortgaged Property where such property was given no or little value in connection with loan origination and underwriting criteria;

     o with respect to the Tysons Corner Center Loan, the borrower is permitted to obtain the release of certain out-parcels and surface and garage parking parcels subject to the satisfaction of certain conditions specified in the related Mortgage Loan Documents (including written confirmation from the Rating Agencies that such action would not cause the then current rating of the Certificates to be qualified, withdrawn or downgraded) but without the payment of a release payment.

     o with respect to the AFR/Bank of America Portfolio Loan, the release of certain designated Mortgaged Properties prior to the related defeasance lock-out period, subject to payment of a Yield Maintenance Charge and satisfaction of a DSCR test and payment of 110% of the related allocated loan amount by the borrower; and after the related defeasance lock-out period, the AFR Bank of America Portfolio Loan requires that prior to the release of a related Mortgaged Property, the borrower deliver Defeasance Collateral based on a release price equal to a scaled percentage of the allocated loan amount for such Mortgaged Property, which may vary between 110% and 125%.

          The release price that is required to be paid for any release property with an allocated loan amount will be:

                                                            RELEASE PRICE
               TOTAL AMOUNT PREPAID/DEFEASED        (% OF ALLOCATED LOAN AMOUNT)
             --------------------------------      -----------------------------
                    $60,000,000 or less                        110.0%

                $60,000,001 - $100,000,000                     117.5%

                  more than $100,000,000                       125.0%


          The release price that is required to be paid for any release property that has no allocated loan amount will be the lesser of (i) the actual consideration received by the borrower from Bank of America in the event such individual property is transferred by the borrower to Bank of America and (ii) 50% of the origination-date appraisal value of the release property.

Designated Release Property List for the AFR/Bank of America Portfolio Whole
Loan:


------------------------------------------------------------------------------------------------------------------
                                                                           ALLOCATED LOAN             RELEASE
 PROPERTY                               CITY               STATE               AMOUNT                  PRICE
------------------------------------------------------------------------------------------------------------------
 One South Van Ness Boulevard       San Francisco           CA               $34,878,437           $38,366,281
------------------------------------------------------------------------------------------------------------------
 500 Ellinwood Way                  Pleasant Hill           CA                $2,780,450            $3,058,495
------------------------------------------------------------------------------------------------------------------
 5875 NW 163rd Street                Miami Lakes            FL                $7,368,684            $8,105,552
------------------------------------------------------------------------------------------------------------------
 18305 Biscayne Boulevard             Aventura              FL                $2,456,228            $2,701,851
------------------------------------------------------------------------------------------------------------------
 801 Main Street                      Lynchburg             VA                $1,031,616            $1,134,777
------------------------------------------------------------------------------------------------------------------
 204 East Rush                        Harrison              AR                  $466,683              $513,352
------------------------------------------------------------------------------------------------------------------
 606 Broad Street                   South Boston            VA                  $356,153              $391,768
------------------------------------------------------------------------------------------------------------------
 11755 Biscayne Boulevard            North Miami            FL                  $859,680              $945,648
------------------------------------------------------------------------------------------------------------------
 128 South Washington Street           Albany               GA                  $540,370              $594,407
------------------------------------------------------------------------------------------------------------------
 102 East Front Street              Port Angeles            WA                  $491,246              $540,370
------------------------------------------------------------------------------------------------------------------
 7680 Girard Avenue                   La Jolla              CA                $2,407,103            $2,647,814
------------------------------------------------------------------------------------------------------------------
 231 South Ridgewood Drive             Sebring              FL                  $515,808              $567,389
------------------------------------------------------------------------------------------------------------------
 3415/17 Eastern Avenue               Baltimore             MD                  $392,996              $432,296
------------------------------------------------------------------------------------------------------------------
 TOTAL                                                                       $54,545,454           $60,000,000
------------------------------------------------------------------------------------------------------------------


     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors--Risks Related to the Offered Certificates--Risks Related to Prepayments and Repurchases" and "--Yield Considerations" in this prospectus supplement.

     ESCROWS. Certain of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements. For information regarding certain escrows, see Annex A to this prospectus supplement.

     OTHER FINANCING. The applicable Mortgage Loan Sellers have informed us that they are aware of the following actual or potential additional indebtedness secured by a Mortgaged Property with respect to a Mortgage Loan:

     o with respect to the Tysons Corner Center Loan, representing approximately 15.23% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the Tysons Corner Center Pari Passu Loans (with unpaid principal balances as of the Cut-off Date of $95,000,000, $35,000,000 and $62,500,000, respectively). The Tysons
          Corner Center Pari Passu Loans are not assets of the Trust. See "--Split Loan Structures--The Tysons Corner Center Loan" above;

     o with respect to the AFR/Bank of America Portfolio Loan, representing approximately 8.78% of the Initial Outstanding Pool Balance, the related Mortgaged Properties also secure the AFR/Bank of America Portfolio Pari Passu Loans (with unpaid principal balances as of the Cut-off Date of $100,000,000, $75,000,000 and $80,000,000,
          respectively) and the AFR/Bank of America Portfolio B Loan (with an unpaid principal balance as of the Cut-off Date of $100,000,000). The AFR/Bank of America Portfolio Companion Loans are not assets of the Trust. See "--Split Loan Structures--The AFR/Bank of America Portfolio Loan" above;

     o with respect to the Meadows Mall Loan, representing approximately 5.74% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the Meadows Mall Pari Passu Loan (with an unpaid principal balance as of the Cut-off Date of $55,587,072). The Meadows Mall Pari Passu Loan is not an asset of the Trust. See "--Split Loan Structures--The Meadows Mall Loan" above; and

     o with respect to the Walgreens-Riverside Loan, representing approximately 0.48% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the Walgreens-Riverside B Loan (with an unpaid principal balance as of the Cut-off Date of $560,811). The

          Walgreens-Riverside B Loan is not an asset of the Trust. See "Split Loan Structures--The Wal-greens-Riverside Loan" above.

     Substantially all of the Mortgage Loans permit or do not prohibit the related borrower to incur limited unsecured indebtedness in the ordinary course of business. In general, none of the Mortgage Loans permit secured indebtedness.

     With respect to the Tysons Corner Center Loan representing 15.23% of the Initial Outstanding Pool Balance, the related Mortgage Loan Documents permit the related borrower to incur additional unsecured indebtedness in connection with expansion and renovation of certain portions of the Mortgaged Property. See "The Tysons Corner Center--The Property" in Annex B to this prospectus supplement.

     With respect to the Mortgage Loan known as the "Huron Village Shopping Center loan," representing 2.06% of the Initial Outstanding Pool Balance, the related borrower presently has additional unsecured indebtedness in the original principal amount of $3,250,000 from the Building Union Investment and Local Development Fund of Michigan Trust (the "BUILD Loan"). The BUILD Loan matures on March 22, 2012 and is guarantied by nonrecourse guaranties made by an individual and a limited liability company owning directly or indirectly 92.5% of the membership interests of the borrower, which nonrecourse guaranties are secured by pledges of membership interests in such borrower. There is no intercreditor agreement with respect to the BUILD Loan.

     Except with respect to the AFR/Bank of America Portfolio Loan as described below, the Mortgage Loan Documents generally prohibit the pledge or transfer of ownership interests in the related borrower above certain percentage thresholds; however, the Mortgage Loan Sellers have notified the Depositor that they are aware of the following potential mezzanine debt:

     o the Mortgage Loan known as the "Watergate/600 New Hampshire Avenue loan," representing 7.07% of the Initial Outstanding Pool Balance, permits the borrower to obtain mezzanine financing secured by ownership interests in the borrower, subject to certain conditions, including a loan-to-value ratio of not more than 75% and a debt service coverage ratio of at least 1.35x (calculated taking into account the combined principal balances of the Mortgage Loan and related mezzanine loan), and confirmation that the Rating Agencies will not qualify, withdraw or downgrade any of their then-current ratings on the Certificates;

     o the Mortgage Loan known as the "Tantra Lake Apartments loan," representing 1.76% of the Initial Outstanding Pool Balance, permits the borrower to obtain mezzanine financing secured by ownership interests in the borrower (other than direct interests in the borrower held by a managing member or general partner of such borrower), subject to certain conditions, including a loan-to-value ratio of not more than 85% and a debt service coverage ratio of at least 1.10x (each calculated taking into account the combined principal balances of the Mortgage Loan and related mezzanine loan), and confirmation that the Rating Agencies will not qualify, withdraw or downgrade any of their then-current ratings on the Certificates;

     o the Mortgage Loan known as the "Abbott Pointe Apartments loan," representing 0.47% of the Initial Outstanding Pool Balance, permits the borrower to obtain mezzanine financing secured by not more than 49% of the non-managing members interests in the borrower, subject to certain conditions including a loan-to-value ratio of not more than 85% and a debt service coverage ratio of at least 1.35x (each calculated taking into account the combined principal balances of the Mortgage Loan and related mezzanine loan); and

     o the Mortgage Loan known as the "Morningside Plaza loan," representing 0.43% of the Initial Outstanding Pool Balance, permits the borrower to obtain mezzanine financing secured by ownership interests in the borrower subject to certain conditions including a loan-to-value ratio of not more than 85% (calculated taking into account the combined principal balances of the Mortgage Loan and related mezzanine loan).

     With respect to the AFR/Bank of America Portfolio Loan, a transfer of the borrower to certain of its affiliates will be permitted. In addition, under certain circumstances a transfer of indirect interests in the borrower to non-affiliates will be permitted in accordance with the terms of the related Mortgage Loan Documents. See "The AFR/Bank of America Portfolio Loan--Release Provisions" in Annex B to this prospectus supplement.

     Certain risks relating to additional debt are described in "Risk Factors--Risks Related to Additional Debt" in this prospectus supplement.

     "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS. The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses that, in each case, permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the mortgagee. The Servicer or the Special Servicer (except with respect to the Non-Serviced Mortgage Loans), as applicable, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the mortgagee may condition an assumption of the loan on the receipt of an assumption fee, which is in some cases equal up to one percent of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgage Loans permit either:
(i) a transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender; or (ii) transfers to parties related to the borrower. See "Description of the Pooling Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

     SECTION 42 LOANS. Certain of the Mortgage Loans may be secured now or in the future by Mortgaged Properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the Mortgaged Property or have tenants that rely on rent subsidies under various government-funded programs, including the
Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. The Depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

     DELINQUENCY. As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date.

     BORROWER CONCENTRATIONS. Several groups of Mortgage Loans have related borrowers ("Related Borrower Loan Groups") that are affiliated with one another through partial or complete direct or indirect common ownership. The three largest of these groups represent 2.73%, 1.82%, and 1.60%, respectively, of the Initial Outstanding Pool Balance.

     SINGLE-TENANT MORTGAGE LOANS. In the case of four Mortgage Loans, representing 1.39% of the Initial Outstanding Pool Balance, one or more of the related Mortgaged Properties are 100% leased to a single tenant (each such Mortgage Loan, a "Single-Tenant Mortgage Loan"). The Mortgaged Property securing each Single-Tenant Mortgage Loan is generally subject to a single space lease, which generally have a primary lease term that expires on or after the scheduled maturity date of the related Mortgage Loan. The amount of the monthly rental payments payable by the tenant under the lease is equal to or greater than the scheduled payment of all principal, interest and other amounts (other than any Balloon Payment) due each month on the related Mortgage Loan. The AFR/Bank of America Portfolio Loan, representing approximately 8.78% of the Initial Outstanding Pool Balance, is secured by 152 Mortgaged Properties, 66 of which are each leased to a single tenant and 67 of which are greater than 50% leased to such single tenant pursuant to a lease that provides that tenant with the right to relocate between buildings and to exercise certain limited termination rights.

     GEOGRAPHIC LOCATION. The Mortgaged Properties are located throughout 32 states and Washington D.C., with the largest concentrations by Initial Outstanding Pool Balance in the Commonwealth of Virginia (ten Mortgaged Properties, which represent security for 16.43% of the Initial Outstanding Pool Balance) and Washington D.C. (two Mortgaged Properties, which represent security for 8.34% of the Initial Outstanding Pool Balance). No other state has a concentration of Mortgaged Properties that represents security for more than 7.83% of the Initial Outstanding Pool Balance.

     CROSS-COLLATERALIZATION AND CROSS-DEFAULT. Seven of the Mortgage Loans, collectively representing approximately 3.22% of the Initial Outstanding Pool Balance, are cross-defaulted and cross-collateralized. The Mortgage Loans known as the "Woodstock Apartments loan," "Dogwood Apartments loan" and "Kings Place loan," collectively representing 0.71% of the Initial Outstanding Pool Balance are cross-defaulted and cross-collateralized with each other; the Mortgage Loans known as the "Glenwood Place Portfolio I loan" and "Glenwood Place Portfolio II loan," collectively representing 1.49% of the Initial Outstanding Pool Balance are cross-defaulted and cross-collateralized with each other; and the Mortgage Loans known as the "112 Town Park Drive loan" and "114 Town Park Drive loan," collectively representing 1.01% of the Initial Outstanding Pool Balance are cross-defaulted and cross-collateralized with each other, although in each case, the borrowers are different entities. There can be no assurance that the cross-collateralization and cross-default provisions in the related Mortgage Loan Documents will be enforceable.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement, including Annex A, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 23 classes (each, a "Class") to be designated as the Class X-1 Certificates, Class X-2 Certificates, Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates, Class R Certificates and Class LR Certificates (collectively, the "Certificates"). Only the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates (the "Offered Certificates") are offered hereby. The Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class R and Class LR Certificates (the "Private Certificates") are not offered hereby.

     The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust consisting of, among other things: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any Mortgaged Property acquired on behalf of the Trust through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established in connection with REO Properties (an "REO Account"); (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties, to the extent of the Trust's interests therein; (v) the Depositor's rights and remedies under the Mortgage Loan Purchase Agreements relating to Mortgage Loan Document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; and (vi) all of the mortgagee's right, title and interest in the Reserve Accounts and Lock Box Accounts, to the extent of the Trust's interests therein.

     Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (collectively, the "Principal Balance Certificates" and each a "Principal Balance Certificate") will have the following aggregate principal balances (each, a "Certificate Balance") (in each case, subject to a variance of plus or minus 5%):


                                                                       APPROXIMATE
                                             INITIAL AGGREGATE      PERCENT OF INITIAL      APPROXIMATE PERCENT
        CLASS                               CERTIFICATE BALANCE  OUTSTANDING POOL BALANCE    OF CREDIT SUPPORT
        -----------                         -------------------    ---------------------  ----------------------
        OFFERED CERTIFICATES
        Class A-1 .........................     $135,894,000              14.033%                13.500%(1)
        Class A-2 .........................     $138,594,000              14.312%                13.500%(1)
        Class A-3 .........................     $108,197,000              11.173%                13.500%(1)
        Class A-4 .........................     $454,979,000              46.983%                13.500%(1)
        Class B ...........................      $25,420,000               2.625%                10.875%
        Class C ...........................       $9,684,000               1.000%                 9.875%
        Class D ...........................      $19,368,000               2.000%                 7.875%
        Class E ...........................       $8,474,000               0.875%                 7.000%
        PRIVATE CERTIFICATES
        Class F ...........................       $9,684,000               1.000%                 6.000%
        Class G ...........................      $10,894,000               1.125%                 4.875%
        Class H ...........................      $10,895,000               1.125%                 3.750%
        Class J ...........................       $4,842,000               0.500%                 3.250%
        Class K ...........................       $6,052,000               0.625%                 2.625%
        Class L ...........................       $3,632,000               0.375%                 2.250%
        Class M ...........................       $4,842,000               0.500%                 1.750%
        Class N ...........................       $2,421,000               0.250%                 1.500%
        Class O ...........................       $1,210,000               0.125%                 1.375%
        Class P ...........................      $13,316,042               1.375%                 0.000%



------------
(1) Represents the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.

     The Class X-1 and Class X-2 Certificates will each have a notional balance (the "Notional Balance"). The Class X-1 Certificate will have a Notional Balance equal to the aggregate Certificate Balance of the Principal Balance Certificates from time to time. The initial Notional Balance of the Class X-1 Certificates will be $968,398,042. The initial Notional Balance of the Class X-2 Certificates will be $935,698,000. The Notional Balance of each of the Class X-1 and Class X-2 Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

     The Class Q, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

     The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust; PROVIDED, HOWEVER, that in the event that Realized Losses previously allocated to a Class of Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under "--Distributions--Payment Priorities" in this prospectus supplement.

     The respective Certificate Balance of each Class of Certificates (other than the Class X-1, Class X-2, Class Q, Class R and Class LR Certificates) will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates. The Class X-1 and Class X-2 Certificates represent a right to receive interest accrued as described below on a Notional Balance. The Notional Balance of the Class X-1 Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of the Principal Balance Certificates. The Notional Balance of the Class X-2 Certificates will be reduced to the extent of all reductions in the Certificate Balances of any Class of Certificates included in the calculation of the Notional Balance of the Class X-2 Certificates on the related Distribution Date.

DISTRIBUTIONS

     METHOD, TIMING AND AMOUNT. Distributions on the Certificates will be made on the 10th day of each month or, if such 10th day is not a business day, then on the next succeeding business day, commencing in April 2004 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Bond Administrator to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs (the "Record Date"). Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Bond Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance thereof has been reduced to zero) of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated PRO RATA among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to the initial denomination thereof as of the Closing Date divided by the initial Certificate Balance of the related Class.

     The aggregate distribution to be made with respect to the Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for any Distribution Date will be the sum of (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Servicer in the related Collection Period, (ii) all P&I Advances made by the Servicer or the Trustee, as applicable, in respect of such Distribution Date, (iii) all other amounts required to be deposited in the Collection Account by the Servicer pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans for the applicable Collection Period, (iv) without duplication, any payments received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the related Servicer Remittance Date, (v) any amounts representing Prepayment Interest Shortfalls remitted by the Servicer to the Collection Account (as described under "--Prepayment Interest Shortfalls" below), and (vi) for the Distribution Date occurring in each March, the Withheld Amounts then on deposit in the Interest Reserve Account as described under "The Pooling and Servicing Agreement--Accounts--Interest Reserve Account" below, but excluding the following:

          (a) amounts permitted to be used to reimburse the Servicer or the Trustee, as applicable, for previously unreimbursed Advances and interest thereon as described in this prospectus supplement under "The Pooling and Servicing Agreement--Advances";

          (b) the aggregate amount of the Servicing Fee (which includes the fees for the Servicer, the Trustee, the Bond Administrator and fees for primary servicing functions), and the other Servicing Compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), assumption fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees) payable to the Servicer, the Trustee and the Bond Administrator and the Special Servicing Fee (and other amounts payable to the Special Servicer described in this prospectus supplement under "The Pooling and Servicing Agreement--Special Servicing--The Special Servicer), together with interest thereon to the extent provided in the Pooling and Servicing Agreement and reinvestment earnings on payments received with respect to the Mortgage Loans which the Servicer or Special Servicer is entitled to receive as additional servicing compensation, in each case in respect of such Distribution Date;

          (c) all amounts representing scheduled Monthly Payments due after the related Due Date;

          (d) to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee and special servicing compensation together with interest thereon as described in this prospectus supplement, to which the Servicer, the Special Servicer, any subservicer, the Bond Administrator and the Trustee are entitled;

          (e) all amounts representing certain expenses reimbursable or payable to the Servicer, the Special Servicer, the Trustee or the Bond Administrator and other amounts permitted to be retained by the Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest thereon as provided in the Pooling and Servicing Agreement;

          (f) Prepayment Premiums;

          (g) all amounts received with respect to each Mortgage Loan previously purchased or repurchased from the Trust pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was purchased or repurchased;

          (h) the amount reasonably determined by the Bond Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement; and

          (i) with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account and held for future distribution.

     The "Monthly Payment" with respect to any Mortgage Loan (other than any REO
Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related borrower on the related Due Date. The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement.

     "Unscheduled Payments" are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this prospectus supplement under "The Pooling and Servicing Agreement--Optional Termination" and "--Realization Upon Defaulted Mortgage Loans," and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments (but excluding Prepayment Premiums). See "Yield and Maturity Considerations--Yield Considerations--Certain Relevant Factors" in this prospectus supplement.

     "Net REO Proceeds" with respect to any REO Property and any related REO Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Loan, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

     "Principal Prepayments" are payments of principal made by a borrower on a Mortgage Loan which are received in advance of the scheduled Due Date for such payments and which are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

     The "Collection Period" with respect to a Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs.

     The "Determination Date" will be the earlier of (i) the sixth day of the month in which the related Distribution Date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related Distribution Date.

     "Net Default Interest" with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Servicer, the Special Servicer or the Trustee, as applicable, interest on Advances at the Advance Rate and to reimburse the Trust for certain expenses.

     "Default Interest" with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

     The "Default Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

     PAYMENT PRIORITIES. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

     The "Interest Accrual Amount" with respect to any Distribution Date and any Class of Certificates (other than the Class Q, Class R and Class LR Certificates), is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance (PROVIDED, that for interest accrual purposes any distributions in reduction of Certificate Balance or reductions in Notional Balance as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period), as applicable, minus the amount of any Excess Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date. Calculations of interest due in respect of the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

     "Appraisal Reduction Amount" is the amount described under "--Appraisal Reductions" below.

     "Delinquency" means any failure of the borrower to make a scheduled payment on a Due Date.

     The "Interest Accrual Period" with respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

     An "Interest Shortfall" with respect to any Distribution Date for any Class of Offered Certificates is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date. No interest accrues on Interest Shortfalls.

     The "Pass-Through Rate" for any Class of Offered Certificates is the per annum rate at which interest accrues on the Certificates of such Class during any Interest Accrual Period. The Pass-Through Rate on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates is a per annum rate equal to ___%, ___%, ___% and ___%, respectively. The Pass-Through Rates applicable to the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will equal one of the following rates: (i) a fixed rate, (ii) a rate equal to the lesser of the initial Pass-Through Rate for such Class (as described in "Executive Summary--The Certificates" in this prospectus supplement) and the Weighted Average Net Mortgage Pass-Through Rate, each with the initial Pass-Through Rate described in "Executive Summary--The Certificates" in this prospectus supplement, (iii) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate less a specified percentage or (iv) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate. The Pass-Through Rates applicable to the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will, at all times, be equal to a fixed rate per annum subject to a cap of the Weighted Average Net Mortgage Pass-Through Rate. The Pass-Through Rate applicable to the Class X-1 Certificates for the initial distribution date will equal approximately ___% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for the initial distribution date will equal approximately ___% per annum. The Pass-Through Rate applicable to the Class X-1 and Class X-2 Certificates for each Distribution Date subsequent to the initial distribution date generally will be equal in the aggregate to the difference between the Weighted Average Net Mortgage Pass-Through Rate and the Weighted Average Pass-Through Rate of the Principal Balance Certificates (based on their certificate balances). The Class Q, Class R and Class LR Certificates will not have Pass-Through Rates. The Class Q Certificates will not be entitled to distributions in respect of interest other than Excess Interest.

     The "Weighted Average Net Mortgage Pass-Through Rate" for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage) the numerator of which is the sum for all Mortgage Loans of the products of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan as of the immediately preceding Distribution Date and (ii) the Stated Principal Balance of each such Mortgage Loan, and the denominator of which is the sum of the Stated Principal Balances of all such Mortgage Loans as of the immediately preceding Distribution Date.

     The "Due Date" with respect to any Mortgage Loan and any month, is the first day of such month in the related Collection Period as specified in the related Note for such Mortgage Loan.

     The "Net Mortgage Pass-Through Rate" with respect to any Mortgage Loan and any Distribution Date is the Mortgage Pass-Through Rate for such Mortgage Loan for the related Interest Accrual Period minus the Servicing Fee Rate. For purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Pass-Through Rate of each Mortgage Loan which accrues interest on an actual/360 basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Pass-Through Rate; PROVIDED, HOWEVER, that the Net Mortgage Pass-Through Rate for the one month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined exclusive of the amounts withheld from that month, and (2) prior to the Due Date in March, will be determined inclusive of the amounts withheld from the immediately preceding February, and, if applicable, January.

     The "Mortgage Rate" with respect to each Mortgage Loan and any Interest Accrual Period is the annual rate at which interest accrues on such Mortgage Loan during such period (in the absence of a default), as set forth in the related Note and on Annex A to this prospectus supplement; PROVIDED, HOWEVER, that for purposes of calculating Pass-Through Rates, the Mortgage Rate for any Mortgage

Loan will be determined without regard to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     The "Principal Distribution Amount" for any Distribution Date will be equal to the sum of the following items without duplication:

          (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on or before the related Due Date (if received or advanced);

          (ii) the principal component of all Assumed Scheduled Payments due on or before the related Due Date (if received or advanced) with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;

          (iii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Trust as described in this prospectus supplement under "The Pooling and Servicing Agreement--Optional Termination";

          (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan which was liquidated during the related Collection Period;

          (v) all Balloon Payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period;

          (vi) all other Principal Prepayments received in the related Collection Period; and

          (vii) any other full or partial recoveries in respect of principal, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period, net of any related outstanding P&I Advances allocable to principal).

     The "Assumed Scheduled Payment" with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due) is an amount equal to the sum of
(a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or the portion thereof not received) based on the constant payment required by the related Note or the original amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due after giving effect to any modification, and (b) interest at the applicable Net Mortgage Pass-Through Rate.

     An "REO Loan" is any Mortgage Loan (other than the Non-Serviced Mortgage Loans) as to which the related Mortgaged Property has become an REO Property.

     DISTRIBUTION OF AVAILABLE FUNDS. On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

          (i) FIRST, to pay interest, PRO RATA, on the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1 and Class X-2 Certificates from the Available Funds for such Distribution Date up to an amount equal to the aggregate Interest Accrual Amount for those Classes, in each case in accordance with their interest entitlements. However, if on any Distribution Date, the Available Funds (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the Classes described above, the Available Funds for such Distribution Date will be allocated among all those Classes PRO RATA, in accordance with their interest entitlements;

          (ii) SECOND, PRO RATA, to the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1 and Class X-2 Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Classes;

          (iii) THIRD, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in reduction of the Certificate Balances thereof: (A) FIRST, to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Class A-1 Certificates are reduced to zero, (B) SECOND, to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates) for such Distribution Date, until the Class A-2 Certificates are reduced to zero, (C) THIRD, to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-2 Certificates) for such Distribution Date, until the Class A-3 Certificates are reduced to zero and (D) FOURTH, to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-3 Certificates) for such Distribution Date, until the Class A-4 Certificates are reduced to zero;

          (iv) FOURTH, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, PRO RATA, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (v) FIFTH, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (vi) SIXTH, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (vii) SEVENTH, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (viii) EIGHTH, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (ix) NINTH, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (x) TENTH, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xi) ELEVENTH, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xii) TWELFTH, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xiii) THIRTEENTH, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (xiv) FOURTEENTH, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xv) FIFTEENTH, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xvi) SIXTEENTH, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xvii) SEVENTEENTH, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (xviii) EIGHTEENTH, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xix) NINETEENTH, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xx) TWENTIETH, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xxi) TWENTY-FIRST, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (xxii) TWENTY-SECOND, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xxiii) TWENTY-THIRD, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xxiv) TWENTY-FOURTH, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xxv) TWENTY-FIFTH, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (xxvi) TWENTY-SIXTH, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xxvii) TWENTY-SEVENTH, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xxviii) TWENTY-EIGHTH, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xxix) TWENTY-NINTH, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (xxx) THIRTIETH, to the Class H Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xxxi) THIRTY-FIRST, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xxxii) THIRTY-SECOND, to the Class H Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xxxiii) THIRTY-THIRD, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (xxxiv) THIRTY-FOURTH, to the Class J Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xxxv) THIRTY-FIFTH, to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xxxvi) THIRTY-SIXTH, to the Class J Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xxxvii) THIRTY-SEVENTH, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (xxxviii) THIRTY-EIGHTH, to the Class K Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xxxix) THIRTY-NINTH, to the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xl) FORTIETH, to the Class K Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xli) FORTY-FIRST, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (xlii) FORTY-SECOND, to the Class L Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xliii) FORTY-THIRD, to the Class L Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xliv) FORTY-FOURTH, to the Class L Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xlv) FORTY-FIFTH, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (xlvi) FORTY-SIXTH, to the Class M Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xlvii) FORTY-SEVENTH, to the Class M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xlviii) FORTY-EIGHTH, to the Class M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xlix) FORTY-NINTH, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (l) FIFTIETH, to the Class N Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (li) FIFTY-FIRST, to the Class N Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

          (lii) FIFTY-SECOND, to the Class N Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (liii) FIFTY-THIRD, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (liv) FIFTY-FOURTH, to the Class O Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (lv) FIFTY-FIFTH, to the Class O Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (lvi) FIFTY-SIXTH, to the Class O Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

          (lvii) FIFTY-SEVENTH, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (lviii) FIFTY-EIGHTH, to the Class P Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (lix) FIFTY-NINTH, to the Class P Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

          (lx) SIXTIETH, to the Class P Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

          (lxi) SIXTY-FIRST, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

     All references to "PRO RATA" in the preceding clauses unless otherwise specified mean PRO RATA based upon the amount distributable pursuant to such clause.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, the Principal Distribution Amount will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, PRO RATA, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero, and any unreimbursed amounts of Realized Losses previously allocated to such Classes, if available, will be distributed PRO RATA based on the amount of unreimbursed Realized Losses previously allocated to such Classes. The "Crossover Date" is the Distribution Date on which the Certificate Balance of each Class of Principal Balance Certificates, other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, have been reduced to zero. The Class X-1 and Class X-2 Certificates will not be entitled to any distribution of principal.

     PREPAYMENT PREMIUMS; YIELD MAINTENANCE CHARGES. Any Prepayment Premium or Yield Maintenance Charge actually collected on a Mortgage Loan during any Collection Period will be distributed on the related Distribution Date to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates as additional interest and not in reduction of their Certificate Balances or in an amount up to, in the case of each Class, the product of
  the Prepayment              Discount Rate           Principal Allocation
 Premium or Yield     x     Fraction for that    x      Fraction of that
Maintenance Charge                Class                      Class

     The "Discount Rate Fraction" for any Class of Certificates equal to:

                         Pass-Through Rate for
                         that Class of Certificates--relevant Discount Rate
                         --------------------------------------------------
                         Mortgage Rate of the
                         related Mortgage Loan--relevant Discount Rate

     The Discount Rate Fraction may not be greater than 1.0 or less than 0.0 and both the numerator and denominator must be greater than zero.

     The "Principal Allocation Fraction" for any Class with respect to any Prepayment Premiums or Yield Maintenance Charges collected from for any Distribution Date is:

                         the portion, if any, of the Principal Distribution Amount allocated to that Class of Certificates for that Distribution Date
                         --------------------------------------------------
                         entire Principal Distribution Amount for that Distribution Date

     The portion of the Prepayment Premium or Yield Maintenance Charge remaining after the payment of the amount calculated as described above will be distributed to the holders of the Class X-1 Certificates.

     The "Discount Rate" means the yield (compounded monthly, in the case of the AFR/Bank of America Portfolio Loan) for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date of such Mortgage Loan as of the Determination Date. If there is no Discount Rate for instruments having a maturity coterminous with the remaining term to maturity of the relevant Mortgage Loan, then the Discount Rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than such remaining term to maturity.

     In the case of the AFR/Bank of America Portfolio Whole Loan, Yield Maintenance Charges actually collected in respect of such Whole Loan will be allocated ratably in proportion to the outstanding principal balances of the AFR/Bank of America Portfolio Loan, the AFR/Bank of America Pari Passu Loans and the AFR/Bank of America Portfolio B Loan.

     Prepayment Premiums or Yield Maintenance Charges, if any, collected on the Mortgage Loans during any Collection Period may not be sufficient to fully compensate Certificateholders of any Class for any loss in yield attributable to the related Principal Prepayments.

REALIZED LOSSES

     The Certificate Balance of the Certificates will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to the applicable Class of Certificates on such Distribution Date. As referred to herein, the "Realized Loss" with respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Balance of the Regular Certificates (other than the Class X-1 and Class X-2 Certificates) after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans immediately following the Determination Date preceding such Distribution Date. Any such Realized Losses will be applied to the Classes of Certificates in the following order, until the Certificate Balance of each is reduced to zero: FIRST, to the Class P Certificates, SECOND, to the Class O Certificates, THIRD, to the Class N Certificates, FOURTH, to the Class M Certificates, FIFTH, to the Class L Certificates, SIXTH to the Class K Certificates, SEVENTH, to the Class J Certificates, EIGHTH, to the Class H Certificates, NINTH, to the Class G Certificates, TENTH, to the Class F Certificates, ELEVENTH, to the Class E Certificates, TWELFTH, to the

Class D Certificates, THIRTEENTH, to the Class C Certificates, FOURTEENTH, to the Class B Certificates, and FINALLY, PRO RATA, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates based on their respective Certificate Balances. Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Principal Balance Certificates in reverse order of allocation of such Realized Losses thereto. Shortfalls in Available Funds resulting from interest on Advances (to the extent not covered by Default Interest and late payment fees), additional servicing compensation (including the special servicing fee), extraordinary expenses of the Trust and other additional expenses of the Trust, a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under "The Pooling and Servicing Agreement--Modifications," in this prospectus supplement or otherwise, will be allocated in the same manner as Realized Losses. Excess Prepayment Interest Shortfalls, as described under "--Prepayment Interest Shortfalls" in this prospectus supplement, will be allocated to, and be deemed distributed to, each Class of Certificates, PRO RATA, based upon amounts distributable in respect of interest to each such Class (without giving effect to any such allocation of Excess Prepayment Interest Shortfall). The Notional Balances of the Class X-1 and Class X-2 Certificates will be reduced to reflect reductions in the Certificate Balances of the Classes of Principal Balance Certificates that are included in the calculation of such Notional Balances, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

     The "Stated Principal Balance" of each Mortgage Loan will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution), reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or Advances in lieu thereof) of principal of such Mortgage Loan that have been distributed on the Certificates on such Distribution Date or applied to any other payments required under the Pooling and Servicing Agreement and (ii) any principal forgiven by the Special Servicer and other principal losses realized in respect of such Mortgage Loan during the related Collection Period.

     With respect to each Non-Serviced Mortgage Loan, any additional trust expenses under the GMACCM 2003-C3 Pooling and Servicing Agreement or the Wachovia 2003-C9 Pooling and Servicing Agreement, as applicable, that are similar to those expenses resulting in Realized Losses and that relate to a Non-Serviced Mortgage Loan are to be paid out of collections on, and other proceeds of, the related Non-Serviced Mortgage Loan and the related companion loans, thereby potentially resulting in a loss to the Trust.

PREPAYMENT INTEREST SHORTFALLS

     For any Distribution Date, a "Prepayment Interest Shortfall" will arise with respect to any Mortgage Loan if a mortgagor makes a full Principal Prepayment or a Balloon Payment during the related Collection Period, and the date such payment was made (or, in the case of a Balloon Payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in the related Collection Period. Such a shortfall arises because the amount of interest which accrues on the amount of such Principal Prepayment or the principal portion of a Balloon Payment, as the case may be, will be less than the corresponding amount of interest accruing on the Certificates and fees payable to the Trustee, the Bond Administrator and the Servicer. In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest which would have accrued on the Stated Principal Balance of such Mortgage Loan for the one month period ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made over (b) the aggregate interest that did so accrue through the date such payment was made.

     In any case in which a Principal Prepayment in full or in part or a Balloon Payment is made during any Collection Period after the Due Date for a Mortgage Loan in the related Collection Period, "Prepayment Interest Excess" will arise since the amount of interest which accrues on the amount of such Principal Prepayment or the principal portion of a Balloon Payment will exceed the corresponding amount of interest accruing on the Certificates and fees payable to the Trustee and the Servicer.

     To the extent that the aggregate of such Prepayment Interest Shortfalls for all Mortgage Loans that are not specially serviced exceed such Prepayment Interest Excess for such Mortgage Loans as of any Distribution Date ("Net Prepayment Interest Shortfall"), such amount will reduce the aggregate Master Servicing Fee (but not the fees payable to the Special Servicer in the case of Specially Serviced Mortgage Loans and not the Trustee Fee) in an amount necessary to offset such Net Prepayment Interest Shortfalls. See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses" in this prospectus supplement. The aggregate Prepayment Interest Shortfalls in excess of the sum of (i) the aggregate Prepayment Interest Excess and (ii) the aggregate Master Servicing Fee ("Excess Prepayment Interest Shortfall") will generally be allocated to each Class of Certificates, pro rata, based on interest amounts distributable (without giving effect to any such allocation of Excess Prepayment Interest Shortfall) to each such Class.

     To the extent that such Prepayment Interest Excess for all Mortgage Loans exceeds such Prepayment Interest Shortfalls for all Mortgage Loans as of any Distribution Date, such excess amount (the "Net Prepayment Interest Excess") will be payable to the Servicer as additional compensation.

SUBORDINATION

     As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1 and Class X-2 Certificates (except as set forth below) against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (collectively, the "Subordinate Certificates") to receive distributions of interest and principal (if applicable) with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1 and Class X-2 Certificates. The Class B Certificates will be likewise protected by the subordination of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates. The Class C Certificates will be likewise protected by the subordination of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates. The Class D Certificates will be likewise protected by the subordination of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates. The Class E Certificates will be likewise protected by the subordination of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Regular Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate thereto, and (ii) by the allocation of Realized Losses (as defined in this prospectus supplement), FIRST, to the Class P Certificates, SECOND, to the Class O Certificates, THIRD, to the Class N Certificates, FOURTH, to the Class M Certificates, FIFTH to the Class L Certificates, SIXTH, to the Class K Certificates, SEVENTH, to the Class J Certificates, EIGHTH, to the Class H Certificates, NINTH, to the Class G Certificates, TENTH, to the Class F Certificates, ELEVENTH, to the Class E Certificates, TWELFTH, to the Class D Certificates, THIRTEENTH, to the Class C Certificates, FOURTEENTH, to the Class B Certificates, and FINALLY, PRO RATA, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates based on their respective Certificate Balances for Realized Losses. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

     Allocation of principal distributions to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the "Class A Certificates") will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the Trust Fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

APPRAISAL REDUCTIONS

     With respect to any Mortgage Loan other than the Non-Serviced Mortgage Loans, on the first Distribution Date following the earliest of (i) the date on which such Mortgage Loan becomes a Modified Mortgage Loan (as defined below),
(ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan, (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of the Mortgaged Property securing such Mortgage Loan, (iv) the date on which the Mortgaged Property securing such Mortgage Loan becomes an REO Property, (v) 60 days after the third anniversary of any extension of a Mortgage Loan and (vi) the 30th day (as may be extended by the Special Servicer, with the consent of the Directing Certificateholder or with respect to Serviced Whole Loans, with the consent of certain other persons, to the 60th day) following the occurrence of any uncured delinquency with respect to a Balloon Payment on a Balloon Loan, unless (a) within 30 days after such delinquency, the related borrower delivers a statement to the effect that it is diligently pursuing refinancing and (b) within 90 days (as may be extended by the Special Servicer, with the consent of the Directing Certificateholder or with respect to Serviced Whole Loans, with the consent of certain other persons, to the 120 days) after such delinquency, the related borrower delivers a binding financing commitment reasonably acceptable to the Special Servicer and the Directing Certificateholder (any of clauses (i), (ii), (iii), (iv), (v) and
(vi), an "Appraisal Reduction Event"), an Appraisal Reduction Amount will be calculated. The "Appraisal Reduction Amount" for any Distribution Date and for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan or Serviced Whole Loan over (b) the excess of (i) 90% of the sum of the appraised values (net of any prior liens but including all escrows and reserves (other than escrows and reserves for taxes and insurance)) of the related Mortgaged Properties as determined by independent MAI appraisals (the costs of which shall be paid by the Servicer or the Special Servicer as an Advance) or, in the case of Mortgage Loans having a principal balance under $2,000,000, 90% of the sum of the estimated values of the related Mortgaged Properties, as described below over (ii) the sum of (A) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on such Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate (or with respect to a Serviced Whole Loan, the weighted average of its Mortgage Rates), (B) all unreimbursed Property Advances, the principal portion of all unreimbursed P&I Advances and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan or Serviced Whole Loan, (C) any other unpaid additional Trust expenses in respect of such Mortgage Loan or Serviced Whole Loan and (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid under the Mortgage Loan or Serviced Whole Loan (which taxes, premiums (net of any escrows or reserves therefor) and other amounts have not been the subject of an Advance by the Servicer, the Special Servicer or the Trustee); PROVIDED, HOWEVER, that in the event that the Special Servicer has not received the independent MAI appraisal or Small Loan Appraisal Estimate within the time frame described below, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or Serviced Whole Loan until the independent MAI Appraisal or Small Loan Appraisal Estimate is received. Notwithstanding the foregoing, within 60 days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, 30 days) (i) with respect to Mortgage Loans having a principal balance of $2,000,000 or higher, the Special Servicer will be required to obtain an independent MAI appraisal, and (ii) for Mortgage Loans having a principal balance under $2,000,000, the Special Servicer will be required, at its option,
(A) to provide its good faith estimate (a "Small Loan Appraisal Estimate") of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an independent MAI Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans, or (B) to obtain, with the consent of the Directing Certificateholder or with respect to Serviced Whole Loans, with the consent of certain other persons, an Updated Appraisal. On the first Distribution Date occurring on or after the delivery of such independent MAI appraisal, the

Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the independent MAI appraisal is higher or lower than the Small Loan Appraisal Estimate). To the extent required in the Pooling and Servicing Agreement, Appraisal Reduction Amounts will be recalculated on each Distribution Date and an Updated Appraisal will be obtained annually.

     At any time that an Appraisal Reduction Amount exists with respect to any Mortgage Loan or with respect to Serviced Whole Loans, with the consent of certain other persons, the Directing Certificateholder may, at its own expense, obtain and deliver to the Servicer, the Special Servicer and the Trustee an appraisal that satisfies the requirements of an "Updated Appraisal," and upon the written request of the Directing Certificateholder, the Special Servicer shall recalculate the Appraisal Reduction Amount in respect of such Updated Appraisal Loan based on the appraisal delivered by the Directing Certificateholder and shall notify the Trustee, the Servicer and the Directing Certificateholder of such recalculated Appraisal Reduction Amount.

     Contemporaneously with the earliest of (i) the effective date of any modification of the stated maturity, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan, any extension of the maturity date of a Mortgage Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan, (ii) the occurrence of an Appraisal Reduction Event, (iii) a default in the payment of a Balloon Payment for which an extension has not been granted or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Special Servicer will be required to obtain an appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property, or REO Property, as the case may be, from an independent appraiser who is a member of the Appraiser Institute (an "Updated Appraisal") or a Small Loan Appraisal Estimate, as applicable, PROVIDED, that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 12 months old. The Special Servicer will be required to update, on an annual basis, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan remains specially serviced.

     Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Whole Loan. Any Appraisal Reduction calculated with respect to such Whole Loan will be applied first to the related B note, if any. Any Appraisal Reduction Amount in respect of a Serviced Whole Loan that exceeds the aggregate balance of the related B note, if any, will be allocated to the related Mortgage Loan and the related Pari Passu Companion Loans on a PRO RATA basis (based on such loan's outstanding principal balance).

     In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount advanced by the Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under "The Pooling and Servicing Agreement--Advances" in this prospectus supplement.

     The AFR/Bank of America Portfolio Loan and the Meadows Mall Loan are subject to provisions in the GMACCM 2003-C3 Pooling and Servicing Agreement and the Wachovia 2003-C9 Pooling and Servicing Agreement, respectively, relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under (i) the GMACCM 2003-C3 Pooling and Servicing Agreement in respect of the AFR/Bank of America Portfolio Loan and (ii) the Wachovia 2003-C9 Pooling and Servicing Agreement in respect of the Meadows Mall Loan, will proportionately reduce the Servicer's or the Trustee's, as the case may be, obligation to make P&I Advances on the AFR/Bank of America Portfolio Loan and the Meadows Mall Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates. Any such appraisal reduction on the AFR/Bank of America Portfolio Whole Loan will generally be allocated, first, to the holder of the AFR/Bank of America Portfolio B Loan and, then, to the holders of the AFR/Bank of America Portfolio Senior Loans (which include the Trust as the holder of the AFR/Bank of America Portfolio Loan), PRO RATA, based on each

AFR/Bank of America Portfolio Senior Loan's outstanding principal balance. Any such appraisal reduction on the Meadows Mall Whole Loan will generally be allocated, PRO RATA, to the Meadows Mall Loan and the Meadows Mall Pari Passu Loan based on each loan's outstanding principal balance.

     A "Modified Mortgage Loan" is any Specially Serviced Mortgage Loan which has been modified by the Special Servicer in a manner that: (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

DELIVERY, FORM AND DENOMINATION

     The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and multiples of $1 in excess thereof; and (ii) $25,000 with respect to Classes B, C, D and E Certificates and multiples of $1 in excess thereof.

     The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described in the prospectus under "Description of the Certificates--Book Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream") and Euroclear participating organizations, the "Participants"), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; PROVIDED, HOWEVER, that to the extent that the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

     Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Bond Administrator will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates.

     A "Certificateholder" under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Servicer, the Special Servicer, the Trustee (in its individual capacity), the Bond Administrator, a manager of a Mortgaged Property, a mortgagor or any person affiliated with the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, such manager or a mortgagor will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; PROVIDED, HOWEVER, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Servicer or Special Servicer or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Servicer or

Special Servicer or otherwise benefit the Servicer or the Special Servicer in any material respect; PROVIDED, FURTHER, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Special Servicer or an affiliate will be deemed not to be outstanding, PROVIDED FURTHER, HOWEVER, that such restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class. Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). The Percentage Interest of any Class of Offered Certificate will be equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate initial Certificate Balance of such Class of Certificates. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

BOOK-ENTRY REGISTRATION

     Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C hereto.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Bond Administrator through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Bond Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in Global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Bond Administrator, the Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

     The information herein concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

DEFINITIVE CERTIFICATES

     Definitive Certificates will be delivered to beneficial owners of the Offered Certificates ("Certificate Owners") (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the book-entry certificates then outstanding advise the Bond Administrator and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, the Bond Administrator is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, the Bond Administrator, the Certificate Registrar and the Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement ("Holders"). Distributions of principal and interest on the Definitive Certificates will be made by the Bond Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder's legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Bond Administrator will be appointed as the initial Certificate Registrar.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     GENERAL. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for such Certificate; (ii) the price paid for such Certificate and the rate and timing of payments of principal on such Certificate; and (iii) the aggregate amount of distributions on such Certificate.

     PASS-THROUGH RATE. The Pass-Through Rate for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be fixed. The Pass-Through Rates applicable to the Class B, Class C, Class D and Class E Certificates for any Distribution Date will equal one of the following: (i) a fixed rate, (ii) a rate equal to the lesser of the initial Pass-Through Rate for such Class and the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date,
(iii) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate less a specified percentage or (iv) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate. Accordingly, the yield on the Offered Certificates (other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates) will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the Weighted Average Net Mortgage Pass-Through Rate is reduced below the specified fixed rate with respect to the Class B, Class C, Class D and Class E Certificates, reducing the Pass-Through Rates on such Classes of Offered Certificates.

     See "Yield and Maturity Considerations" in the prospectus, "Description of the Offered Certificates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to holders of the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof, the dates on which Balloon Payments or payments with respect to the ARD Loan are due and the rate and timing of Principal Prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust). Prepayments and, assuming the Anticipated Repayment Date or respective stated maturity dates, as applicable, have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Principal Balance Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated or foreclosures are completed. See "The Pooling and Servicing Agreement--Amendment" and "--Modifications" in this prospectus supplement and "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     In addition, although the borrower under the ARD Loan may have certain incentives to prepay the ARD Loan on its Anticipated Repayment Date, the Depositor makes no assurance that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date. The failure of a borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the

ARD Loan. Pursuant to the terms of the Pooling and Servicing Agreement, neither the Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to the related borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the ARD Loan; PROVIDED that the Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the related Mortgage Loan Documents. See "Risk Factors--Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date" in this prospectus supplement.

     The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate. An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on such investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     LOSSES AND SHORTFALLS. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Offered Certificates. Further, any Net Prepayment Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of Certificates, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates for such Distribution Date.

     CERTAIN RELEVANT FACTORS. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a lock-out period, the Prepayment Premium, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

     DELAY IN PAYMENT OF DISTRIBUTIONS. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 10 days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     UNPAID INTEREST. As described under "Description of the Offered Certificates--Distributions" in this prospectus supplement, if the portion of the Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs. If the Balloon Payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Monthly Payment will not be included in the Available Funds until the Distribution Date in the following month. Therefore, the weighted average life of the Principal Balance Certificates may be extended.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate ("CPR") model. The CPR Model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity or, with respect to the ARD Loan, the Anticipated Repayment Date. The columns headed "25%," "50%," "75%," and "100%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-Out Period, if any, or during such Mortgage Loan's Yield Maintenance Period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out Period or a Yield Maintenance Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period or a Yield Maintenance Period will not prepay as a result of involuntary liquidations upon default or otherwise.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the information set forth herein under "Description of the Mortgage Pool--Additional Loan Information" and on Annex A to this prospectus supplement and the following assumptions (collectively, the "Modeling Assumptions"):

          (i) the initial Certificate Balance and the Pass-Through Rate for each Class of Certificates are as set forth herein;

          (ii) the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan's Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

          (iii) all scheduled Monthly Payments (including Balloon Payments) are assumed to be timely received on the first day of each month commencing in March 2004;

          (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts applied to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties;

          (v) prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) (except to the extent modified below by the assumption numbered (xii));

          (vi) all Mortgage Loans accrue interest under the method as specified in Annex A;

          (vii) no party exercises its right of optional termination described herein;

          (viii) no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file, no holder of the related subordinate debt with respect to the AFR/Bank of America Portfolio Loan or the Walgreens-Riverside Loan will exercise its option to purchase such mortgage loan; and no party that is entitled to under the Pooling and Servicing Agreement will exercise its option to purchase all of the Mortgage Loans and thereby cause an early termination of the Trust Fund;

          (ix) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums are collected;

          (x) there are no additional Trust expenses;

          (xi) distributions on the Certificates are made on the 10th day of each month, commencing in April 2004;

          (xii) no prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lock-Out Period, if any, or Yield Maintenance Period, if any;

          (xiii) the Closing Date is March 17, 2004;

          (xiv) the ARD Loan is paid in full on its Anticipated Repayment Date;

          (xv) with respect to each Mortgage Loan, the Master Servicing Fee, the Trustee Fee and the Bond Administrator Fee accrue on the same basis as interest accrues on such Mortgage Loan. In addition, with respect to the AFR/Bank of America Portfolio Loan, (a) a separate servicing fee as set forth in the GMACCM 2003-C3 Pooling and Servicing Agreement calculated at an actual/360 basis and (b) a separate master servicing fee as set forth in the pooling and servicing agreement relating to the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 securitization calculated on the basis of 12 months of 30 days each. With respect to the Meadows Mall Loan, a separate servicing fee as set forth in the Wachovia 2003-C9 Pooling and Servicing Agreement calculated on a basis of 12 months of 30 days each, and the Master Servicing Fee, Trustee Fee and the Bond Administrator Fee accrue on the basis of 12 months of 30 days each; and

          (xvi) the AFR/Bank of America Portfolio Loan was modeled based on the principal balance of the AFR/Bank of America Portfolio Whole Loan but only the portions of such cash flow due with respect to the Cut-Off Date Balance of the AFR/Bank of America Portfolio Loan was included in the tables presented herein. In addition, the Walgreens-Riverside Loan was modeled based on the principal balance of the Walgreens-Riverside Loan but excluding the Walgreens-Riverside B Loan.

     To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Modeling Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate. In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments. In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables herein, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

     Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Based on the Modeling Assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

                                  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
                               OF THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
               0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED CPR

                  DATE                         0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
Initial .................................        100%          100%          100%          100%          100%
March 2005 ..............................        95            95            95            95            95
March 2006 ..............................        88            88            88            88            88
March 2007 ..............................        79            79            79            79            79
March 2008 ..............................        68            68            68            68            68
March 2009 ..............................         0             0             0             0             0
Weighted Average Life (in years) ........       3.90          3.89          3.88          3.86          3.75

                                  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
                               OF THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
               0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED CPR

                  DATE                         0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
Initial .................................        100%          100%          100%          100%          100%
March 2005 ..............................        100           100           100           100           100
March 2006 ..............................        100           100           100           100           100
March 2007 ..............................        100           100           100           100           100
March 2008 ..............................        100           100           100           100           100
March 2009 ..............................        45            45            45            45            45
March 2010 ..............................        36            36            36            36            36
March 2011 ..............................         0             0             0             0             0
Weighted Average Life (in years) ........       5.50          5.49          5.49          5.47          5.32

                                  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
                               OF THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS
               0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED CPR

                  DATE                         0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
Initial .................................        100%          100%          100%          100%          100%
March 2005 ..............................        100           100           100           100           100
March 2006 ..............................        100           100           100           100           100
March 2007 ..............................        100           100           100           100           100
March 2008 ..............................        100           100           100           100           100
March 2009 ..............................        100           100           100           100           100
March 2010 ..............................        100           100           100           100           100
March 2011 ..............................        39            39            39            39            39
March 2012 ..............................        27            27            27            27            27
March 2013 ..............................        15            15            15            15            15
March 2014 ..............................         0             0             0             0             0
Weighted Average Life (in years) ........       7.50          7.49          7.47          7.45          7.34

                                  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
                               OF THE CLASS A-4 CERTIFICATES AT THE SPECIFIED CPRS
               0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED CPR

                  DATE                         0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
Initial .................................        100%          100%          100%          100%          100%
March 2005 ..............................        100           100           100           100           100
March 2006 ..............................        100           100           100           100           100
March 2007 ..............................        100           100           100           100           100
March 2008 ..............................        100           100           100           100           100
March 2009 ..............................        100           100           100           100           100
March 2010 ..............................        100           100           100           100           100
March 2011 ..............................        100           100           100           100           100
March 2012 ..............................        100           100           100           100           100
March 2013 ..............................        100           100           100           100           100
March 2014 ..............................         0             0             0             0             0
Weighted Average Life (in years) ........       9.80          9.78          9.75          9.71          9.49


                                  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
                                OF THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
               0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED CPR

                  DATE                         0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
Initial .................................        100%          100%          100%          100%          100%
March 2005 ..............................        100           100           100           100           100
March 2006 ..............................        100           100           100           100           100
March 2007 ..............................        100           100           100           100           100
March 2008 ..............................        100           100           100           100           100
March 2009 ..............................        100           100           100           100           100
March 2010 ..............................        100           100           100           100           100
March 2011 ..............................        100           100           100           100           100
March 2012 ..............................        100           100           100           100           100
March 2013 ..............................        100           100           100           100           100
March 2014 ..............................         0             0             0             0             0
Weighted Average Life (in years) ........       9.98          9.98          9.98          9.98          9.73

                                  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
                                OF THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS
               0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED CPR

                  DATE                         0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
Initial .................................        100%          100%          100%          100%          100%
March 2005 ..............................        100           100           100           100           100
March 2006 ..............................        100           100           100           100           100
March 2007 ..............................        100           100           100           100           100
March 2008 ..............................        100           100           100           100           100
March 2009 ..............................        100           100           100           100           100
March 2010 ..............................        100           100           100           100           100
March 2011 ..............................        100           100           100           100           100
March 2012 ..............................        100           100           100           100           100
March 2013 ..............................        100           100           100           100           100
March 2014 ..............................         0             0             0             0             0
Weighted Average Life (in years) ........       9.98          9.98          9.98          9.98          9.73

                                  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
                                OF THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
               0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED CPR

                  DATE                         0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
Initial .................................        100%          100%          100%          100%          100%
March 2005 ..............................        100           100           100           100           100
March 2006 ..............................        100           100           100           100           100
March 2007 ..............................        100           100           100           100           100
March 2008 ..............................        100           100           100           100           100
March 2009 ..............................        100           100           100           100           100
March 2010 ..............................        100           100           100           100           100
March 2011 ..............................        100           100           100           100           100
March 2012 ..............................        100           100           100           100           100
March 2013 ..............................        100           100           100           100           100
March 2014 ..............................        13            13            13            13            13
March 2015 ..............................         4             4             4             4             4
March 2016 ..............................         0             0             0             0             0
Weighted Average Life (in years) ........       10.09         10.09         10.09         10.09         9.89

                                  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
                                OF THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS
               0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED CPR

                  DATE                         0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
Initial .................................        100%          100%          100%          100%          100%
March 2005 ..............................        100           100           100           100           100
March 2006 ..............................        100           100           100           100           100
March 2007 ..............................        100           100           100           100           100
March 2008 ..............................        100           100           100           100           100
March 2009 ..............................        100           100           100           100           100
March 2010 ..............................        100           100           100           100           100
March 2011 ..............................        100           100           100           100           100
March 2012 ..............................        100           100           100           100           100
March 2013 ..............................        100           100           100           100           100
March 2014 ..............................        100           100           100           100           100
March 2015 ..............................        100           100           100           100           100
March 2016 ..............................        89            89            89            89            89
March 2017 ..............................        67            67            67            67            67
March 2018 ..............................        44            44            44            44            44
March 2019 ..............................         0             0             0             0             0
Weighted Average Life (in years) ........       13.59         13.53         13.52         13.52         13.52

CERTAIN PRICE/YIELD TABLES

     The tables set forth below show the corporate bond equivalent ("CBE") yield and weighted average life in years with respect to each Class of Offered Certificates under the Modeling Assumptions.

     The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of _____, 2004 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this prospectus supplement from and including _____, 2004 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. Purchase prices are interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

 PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
       DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-1 CERTIFICATES
       AT THE SPECIFIED CPRS 0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD
                    MAINTENANCE--OTHERWISE AT INDICATED CPR

          ASSUMED PRICE (IN $)                 0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
Weighted Average Life (yrs) .........
First Principal Payment Date ........
Last Principal Payment Date .........

 PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
       DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-2 CERTIFICATES
       AT THE SPECIFIED CPRS 0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD
                    MAINTENANCE--OTHERWISE AT INDICATED CPR

          ASSUMED PRICE (IN $)                 0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
Weighted Average Life (yrs) .........
First Principal Payment Date ........
Last Principal Payment Date .........

 PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
   DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-3 CERTIFICATES AT THE
           SPECIFIED CPRS 0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD
                    MAINTENANCE--OTHERWISE AT INDICATED CPR

          ASSUMED PRICE (IN $)                 0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
Weighted Average Life (yrs) .........
First Principal Payment Date ........
Last Principal Payment Date .........

 PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
   DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-4 CERTIFICATES AT THE
           SPECIFIED CPRS 0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD
                    MAINTENANCE--OTHERWISE AT INDICATED CPR

          ASSUMED PRICE (IN $)                 0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
Weighted Average Life (yrs) .........
First Principal Payment Date ........
Last Principal Payment Date .........

 PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS B CERTIFICATES AT THE
           SPECIFIED CPRS 0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD
                    MAINTENANCE--OTHERWISE AT INDICATED CPR

          ASSUMED PRICE (IN $)                 0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
Weighted Average Life (yrs) .........
First Principal Payment Date ........
Last Principal Payment Date .........

 PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS C CERTIFICATES AT THE
           SPECIFIED CPRS 0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD
                    MAINTENANCE--OTHERWISE AT INDICATED CPR

          ASSUMED PRICE (IN $)                 0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
Weighted Average Life (yrs) .........
First Principal Payment Date ........
Last Principal Payment Date .........

 PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS D CERTIFICATES AT THE
          SPECIFIED CPRS 0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD
                    MAINTENANCE--OTHERWISE AT INDICATED CPR

          ASSUMED PRICE (IN $)                 0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
Weighted Average Life (yrs) .........
First Principal Payment Date ........
Last Principal Payment Date .........

 PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS E CERTIFICATES AT THE
          SPECIFIED CPRS 0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD
                    MAINTENANCE--OTHERWISE AT INDICATED CPR

          ASSUMED PRICE (IN $)                 0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
-----------------------------------------    -----------   -----------   -----------   -----------   -----------
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
          ...........................
Weighted Average Life (yrs) .........
First Principal Payment Date ........
Last Principal Payment Date .........

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), with, among others, the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator.

     Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates. The Bond Administrator has informed the Depositor that it will provide to a prospective or actual holder of an Offered Certificate at the expense of the requesting party, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to LaSalle Bank National Association, 135 South LaSalle Street, Chicago, Illinois 60603,
Attention: Asset Backed Securities Trust Services Group--COMM 2004-LNB2.

ASSIGNMENT OF THE MORTGAGE LOANS

     The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from GACC, LaSalle and ABN AMRO Bank pursuant to three separate Mortgage Loan Purchase Agreements (the "Mortgage Loan Purchase Agreements"). See "Description of the Mortgage Pool--The Mortgage Loan Sellers" in this prospectus supplement.

     On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor's rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates. On or prior to the Closing Date, the Depositor will deliver to the custodian designated by the Trustee (the "Custodian"), with respect to each Mortgage Loan the Note and certain other documents and instruments (the "Mortgage Loan Documents"). The Custodian will hold such documents in trust for the benefit of the holders of the Certificates. The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days after the later of the Closing Date or actual receipt (but not later than 120 days after the Closing Date) and report any missing documents or certain types of defects therein to the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder and the related Mortgage Loan Seller. Each of the Mortgage Loan Sellers will retain a third party vendor (which may be the Trustee or the Custodian) to complete the assignment and recording of the related Mortgage Loan Documents to the Custodian. The Mortgage Loan Sellers will be required to effect (at the expense of the related Mortgage Loan Seller) the assignment and recordation of the Mortgage Loan Documents until the assignment and recordation of all Mortgage Loan Documents has been completed.

REPRESENTATIONS AND WARRANTIES; REPURCHASE; SUBSTITUTION

     In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

     In their respective Mortgage Loan Purchase Agreements, each of the Mortgage Loan Sellers will represent and warrant with respect to its respective Mortgage Loans, subject to certain exceptions set forth in the Mortgage Loan Purchase Agreements, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

          (1) the information pertaining to each Mortgage Loan set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement was true and correct in all material respects as of the Cut-off Date;

          (2) immediately prior to the sale, transfer and assignment to the Depositor, the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan, and the Mortgage Loan

     Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

          (3) the proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto;

          (4) each Mortgage Note, Mortgage and the assignment of leases (if it is a document separate from the Mortgage) executed in connection with such Mortgage Loan are legal, valid and binding obligations of the related borrower (subject to any nonrecourse provisions therein and any state anti-deficiency legislation or market value limit deficiency legislation), enforceable in accordance with their terms, except (i) that certain provisions contained in such Mortgage Loan Documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Mortgage Loan Documents invalid as a whole and such Mortgage Loan Documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (5) each assignment of leases creates a valid, collateral or first priority assignment of, or a valid perfected first priority security interest in the related borrower's right to receive payments due under the leases or other agreements pursuant to which any person is entitled to occupy, use or possess any portion of the Mortgaged Property, subject to any license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases;

          (6) there is no valid offset, defense, counterclaim or right of rescission with respect to any of the related Note, Mortgage(s) or other agreements executed in connection therewith, subject to the limitations set forth in (4) above;

          (7) each related assignment of Mortgage and assignment of assignment of leases constitutes the legal, valid, binding and enforceable assignment from the Mortgage Loan Seller, subject to the limitations set forth in (4) above;

          (8) each related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property subject only to title exceptions;

          (9) all real estate taxes and governmental assessments, fees, environmental charges or water or sewer bills that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established;

          (10) after conducting due diligence consistent with the practice of institutional lenders generally for properties of the same type as the related Mortgaged Property, to the Mortgage Loan Seller's knowledge as of the Cut-off Date, each Mortgaged Property is free and clear of any material damage that would materially and adversely affect its value as security for such Mortgage Loan;

          (11) the Mortgaged Property is covered by a title insurance policy (or a "pro forma" title policy or a commitment "mark up") insuring that the related Mortgage is a valid first lien subject only to title exceptions. No claims have been made under such title insurance policy. Such title insurance policy is in full force and effect;

          (12) as of the date of the origination of each Mortgage Loan, the related Mortgaged Property was insured by all insurance coverage required under the related Mortgage or loan agreement and such insurance was in full force and effect as of the Cut-off Date;

          (13) other than payments due but not yet 30 days or more delinquent, to the Mortgage Loan Seller's actual knowledge, based on due diligence customarily performed in connection with the servicing of comparable mortgage loans, there exists no material default, breach, violation or event of acceleration under the related Mortgage Note or each related Mortgage, PROVIDED, HOWEVER, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any representation and warranty made by the Mortgage Loan Seller elsewhere in this prospectus supplement or in the related purchase agreement;

          (14) each Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months) has not been, 30 days or more past due in respect of any periodic payment without giving effect to any applicable grace or cure period;

          (15) to the actual knowledge of the Mortgage Loan Seller, as of the Cut-off Date, no Mortgaged Property, nor any material portion thereof, is the subject of and no borrower is a debtor in any state or federal bankruptcy or insolvency or similar proceeding;

          (16) the Mortgage Loan Documents provide for the acceleration of the related Mortgage Loan if, without complying with the requirements of the related Mortgage Loan Documents, the related Mortgaged Property or a controlling interest in the borrower is directly transferred or sold (other than by reason of family and estate planning transfers or by reason of a permitted substitution or release of collateral) or if the Mortgaged Property is encumbered by a subordinate lien; and

          (17) since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in any manner which materially and adversely affects the value, use or operation of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage.

     The Pooling and Servicing Agreement requires that the Custodian, the Servicer, the Special Servicer, the Trustee or the Bond Administrator notify the Depositor, the Bond Administrator, the affected Mortgage Loan Seller, the Directing Certificateholder, the Custodian, the Servicer, the Special Servicer and the Trustee, as applicable, upon its becoming aware of any failure to deliver Mortgage Loan Documents in a timely manner, any defect in the Mortgage Loan Documents (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty contained in the preceding paragraph that materially and adversely affects the value of such Mortgage Loan, the related Mortgaged Property or the interests of, the Trustee or any holders of the Certificates. Each of the Mortgage Loan Purchase Agreements provides that, with respect to any such Mortgage Loan, within 90 days following the earlier of its receipt of notice from the Servicer, the Special Servicer, the Trustee, the Custodian or the Bond Administrator or its discovery of such breach, the affected Mortgage Loan Seller must either (a) repurchase such Mortgage Loan as well as, if such affected Mortgage Loan is a cross-collateralized Mortgage Loan and not otherwise un-crossed as set forth below, the other Mortgage Loan in such cross-collateralized group (and such other Mortgage Loan so repurchased will be deemed to be in breach of the representations and warranties by reason of its cross-collateralization with the affected Mortgage Loan) at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan or Mortgage Loans as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or Mortgage Loans at the related Mortgage Rates in effect from time to time, to but not including the Due Date in the month of purchase,
(3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate and unpaid Special Servicing Fees and Workout Fees allocable to the Mortgage Loan or Mortgage Loans, (4) any payable Liquidation Fee, as specified below in "-- Special Servicing -- Special Servicing Compensation" and (5) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price, the "Repurchase Price") or (b) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a "Replacement Mortgage Loan") for the affected Mortgage Loan (the "Removed Mortgage Loan") and pay any shortfall amount equal to the excess of the Repurchase Price of the affected Mortgage Loan calculated as of the date of substitution over the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; PROVIDED, that the applicable Mortgage Loan Seller generally has an additional period (as set forth in the Pooling and Servicing

Agreement) to cure the material defect or material breach if such material defect or material breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such material defect or material breach is not related to the Mortgage Loan not being a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. In addition, the applicable Mortgage Loan Seller will have an additional 90 days to cure the material breach or material defect if the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such material breach or material defect and the failure to cure such material breach or material defect is solely the result of a delay in the return of documents from the local filing or recording authorities. See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses" in this prospectus supplement.

     If one of a group of cross-collateralized Mortgage Loans is to be repurchased by the related Mortgage Loan Seller as contemplated above, then, prior to such repurchase, the related Mortgage Loan Seller or its designee is required to use its reasonable efforts to prepare and have executed all documentation necessary to terminate the cross-collateralization between such Mortgage Loans; PROVIDED, that such Mortgage Loan Seller cannot effect such termination unless the Directing Certificateholder has consented in its sole discretion and the Trustee has received from the related Mortgage Loan Seller
(i) an opinion of counsel to the effect that such termination would neither endanger the status of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC nor result in the imposition of any tax on the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund and (ii) written confirmation from each Rating Agency that such termination would not cause the then-current ratings of the Certificates to be qualified, withdrawn or downgraded; and PROVIDED, FURTHER, that such Mortgage Loan Seller may, at its option and within 30 days, purchase all such cross-collateralized Mortgage Loans in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee in connection with such termination are required to be included in the calculation of the Repurchase Price for the Mortgage Loan to be repurchased. If the cross-collateralization cannot be terminated as set forth above, then, for purposes of (i) determining the materiality of any breach or defect, as the case may be, and (ii) the application of remedies, both such Mortgage Loans are required to be treated as a single Mortgage Loan.

     A "Qualifying Substitute Mortgage Loan" is a Mortgage Loan that, among other things: (i) has a Stated Principal Balance of not more than the Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan,
(iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the related Removed Mortgage Loan and (iv) is approved by the Directing Certificateholder.

     The obligations of the Mortgage Loan Sellers to repurchase, substitute or cure described in the second and third preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a breach of a representation or warranty by a Mortgage Loan Seller with respect to an affected Mortgage Loan. None of the Servicer, the Special Servicer, the Trustee or the Bond Administrator will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller will fulfill such obligations. If such obligation is not met as to a Mortgage Loan that is not a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the Upper-Tier REMIC, the Lower-Tier REMIC and the Loan REMIC, if applicable, may fail to qualify to be treated as REMICs for federal income tax purposes.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

     For so long as the Servicer is GMACCM, the Pooling and Servicing Agreement requires the Servicer to service and administer the Mortgage Loans (other than the AFR/Bank of America Portfolio Loan and the Meadows Mall Loan, which will be serviced pursuant to the GMACCM 2003-C3 Pooling and Servicing Agreement and the Wachovia 2003-C9 Pooling and Servicing Agreement, respectively) and the Companion Loans related to the Tysons Corner Center Loan and the Walgreens-Riverside Loan (collectively, the "Serviced Companion Loans") on behalf of the Trust solely in the best interests of and for the benefit of all of the Certificateholders and with respect to any Serviced Whole Loan, for the benefit of the Certificateholders and the holder(s) of the related Serviced Companion Loan (as a collective whole, as determined by the Servicer, as the case may be, in the exercise of its reasonable judgment taking into account that the Walgreens-Riverside B Loan is subordinate to the Walgreens-Riverside Loan). In accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related intercreditor agreement, if applicable, and the Mortgage Loans and to the extent not inconsistent with the foregoing, further as follows:

     o with the same care, skill and diligence as is normal and usual in its general mortgage servicing on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

     o with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans; and

     o    without regard to--

          (A) any relationship that the Servicer or any affiliate thereof may have with the related borrower;

          (B) the ownership of any Certificate by the Servicer or by any affiliate thereof;

          (C) the Servicer's obligation to make Advances; and

          (D) the right of the Servicer (or any affiliate thereof), to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction (the foregoing, collectively referred to as the "GMACCM Servicing Standard").

     In addition, the Pooling and Servicing Agreement requires the Special Servicer and, for so long as the Servicer is not GMACCM, the Servicer to diligently service and administer the Mortgage Loans (other than the Non-Serviced Mortgage Loans) for which each is responsible in the best interests of and for the benefit of the Certificateholders and with respect to the Serviced Whole Loans (as a collective whole, as determined by the Servicer, as the case may be, in the exercise of its reasonable judgment taking into account that each of the applicable B Loans is subordinate to the related Mortgage Loan) in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related intercreditor agreement, if applicable, and the terms of the Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

      o the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust, the Certificateholders and with respect to the Serviced Whole Loans, the Certificateholders and the holders of the related Serviced Companion Loans (as a collective whole, as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment, taking into account that each of the applicable B Loans is subordinate to the related Mortgage Loan); and

      o the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust, the Certificateholders and with respect to the Serviced Whole Loans, the Certificateholders and the holders of the related Serviced Companion Loans (as a collective whole, as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment, taking into account that each of the applicable B Loans is subordinate to the related Mortgage Loan) but without regard to:

          (A) any relationship that the Servicer or the Special Servicer, as the case may be, or any affiliate of either, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

          (B) the ownership of any Certificate by the Servicer or the Special Servicer, as the case may be, or any affiliate of either;

          (C) the Servicer's obligation to make Advances;

          (D) the Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

          (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Servicer or Special Servicer or any affiliate of the Servicer or Special Servicer, as applicable; and

          (F) any debt that the Servicer or Special Servicer or any of the Servicer or Special Servicer, as applicable, has extended to any borrower (including, without limitation, any mezzanine financing) (the foregoing, collectively referred to as the "General Servicing Standard").

     As used in this prospectus supplement, the term "Servicing Standard" means
(a) with respect to GMACCM, the GMACCM Servicing Standard and (b) with respect to all other servicers, the General Servicing Standard.

     For a description of the servicing of the AFR/Bank of America Portfolio Loan and the Meadows Mall Loan see "--Servicing of the Non-Serviced Mortgage Loans" below.

     The Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Servicer, the Special Servicer nor any of their respective directors, officers, employees members, managers or agents will have any liability to the Trust or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect the Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement, the breach of certain specified covenants therein or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires the Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and Serviced Companion Loans, to the extent such procedures are consistent with the Servicing Standard. Consistent with the above, the Servicer or Special Servicer may, in its discretion, waive any late payment fee in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan.

ADVANCES

     The Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the "Servicer Remittance Date") an amount (each such amount, a "P&I Advance") equal to the amount not received in respect of the Monthly Payment or Assumed Monthly Payment on a Mortgage Loan (with interest at the Net Mortgage Pass-Through Rate plus the Trustee Fee Rate) that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Monthly Payment or portion thereof or the Assumed Monthly Payment not received that was due prior to the maturity date; PROVIDED, HOWEVER, the Servicer will not be required to make an Advance to the extent it determines that such Advance would not be ultimately recoverable from collections or the related

Mortgage Loan as described below. P&I Advances made in respect of Mortgage Loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; PROVIDED that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, interest on such Advance will accrue from the date such Advance is made.

     P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses. Neither the Servicer nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or Balloon Payments. The Special Servicer will not be required or permitted to make any P&I Advance. The amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amounts thereof and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period).

     With respect to the Tysons Corner Center Loan and the AFR/Bank of America Portfolio Loan, the Servicer will be required to make its determination that it has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the servicer with respect to a commercial mortgage securitization holding one of the Companion Loans related to the Tysons Corner Center Loan or the AFR/Bank of America Portfolio Loan, as applicable, that is PARI PASSU in right of payment with the related Mortgage Loan (each, a "Pari Passu Companion Loan"). If the Servicer determines that a proposed P&I Advance with respect to the Tysons Corner Center Loan or the AFR/Bank of America Portfolio Loan, if made, or any outstanding P&I Advance with respect to the Tysons Corner Center Loan or the AFR/Bank of America Portfolio Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Servicer will be required to provide the servicer of each securitization that holds a related Pari Passu Companion Loan written notice of such determination within one business day of the date of such determination. If the Servicer receives written notice from any such servicer that it has determined, with respect to the related Pari Passu Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, then such determination will be binding on the Certificateholders and neither the Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the related Mortgage Loan unless the Servicer has consulted with the other servicers of the related securitizations and they agree that circumstances with respect to the Tysons Corner Center Whole Loan or the AFR/Bank of America Portfolio Whole Loan, as applicable, have changed such that a proposed P&I Advance in respect of the related Mortgage Loan would not be a nonrecoverable P&I Advance. Notwithstanding the foregoing, if the servicer of a Pari Passu Companion Loan determines that any advance of principal and/or interest with respect to the related Pari Passu Companion Loan would be recoverable, then the Servicer will continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I Advance would be, or is, as applicable, a nonrecoverable P&I Advance. Once such a nonrecoverability determination is made by the Servicer or the Servicer receives written notice of such nonrecoverability determination by any of the other servicers, neither the Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to related Mortgage Loan except as set forth in this paragraph.

     With respect to the Meadows Mall Loan, the Servicer will make its own independent recoverability determination in accordance with the Servicing Standard with respect to a P&I Advance on the Meadows Mall Loan. The Servicer will make such determination no later than the Servicer Remittance Date. If the Servicer makes a nonrecoverability determination with respect to a P&I Advance on the Meadows Mall Loan, it will advise the Wachovia 2003-C9 Servicer within two business days of such nonrecoverability determination, and the Wachovia 2003-C9 Servicer will not make any related principal and/or interest advance

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on the Meadows Mall Pari Passu Loan. Similarly, if the Wachovia 2003-C9 Servicer
makes a nonrecoverability determination with respect to such principal and/or interest advance on the Meadows Mall Pari Passu Loan, it will advise the Servicer within two business days of such nonrecoverability determination, and the Servicer will not make any related P&I Advance on the Meadows Mall Loan. The Servicer and the Wachovia 2003-C9 Servicer will advise one another, as applicable, of the amount of the principal and/or interest advance it made within two business days of making such principal and/or interest advance. If the Wachovia 2003-C9 Servicer subsequently determines that either a principal and/or interest advance or a property advance would be nonrecoverable, it will advise the Servicer within two business days of making such determination. The Wachovia 2003-C9 Servicer will only be entitled to reimbursement for a principal and/or interest advance that becomes nonrecoverable first from the proceeds of the Meadows Mall Pari Passu Loan, and then from general collections of the Wachovia 2003-C9 Trust Fund. Similarly, the Servicer will only be entitled to reimbursement for a P&I Advance that becomes nonrecoverable first from the proceeds of the Meadows Mall Loan, and then from general collections of the Trust.

     Neither the Servicer nor the Trustee will be required to make P&I Advances with respect to any Companion Loan.

     In addition to P&I Advances, the Servicer will also be obligated (subject to the limitations described herein and except with respect to the Non-Serviced Mortgage Loans) to make advances ("Property Advances," and together with P&I Advances, "Advances") to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to protect, manage and maintain each related Mortgaged Property (other than with respect to the Mortgaged Properties securing the Non-Serviced Mortgage Loans). In addition if the Special Servicer requests that the Servicer make a Property Advance and the Servicer fails to make such advance within two business days, then the Special Servicer may make such Property Advance on an emergency basis with respect to the Specially Serviced Mortgage Loans. The Servicer will also be obligated to make Property Advances with respect to the Tysons Corner Center Whole Loan.

     The GMACCM 2003-C3 Servicer and the Wachovia 2003-C9 Servicer will be obligated to make Property Advances with respect to the AFR/Bank of America Portfolio Whole Loan and the Meadows Mall Whole Loan, respectively.

     With respect to a nonrecoverable Property Advance on the AFR/Bank of America Portfolio Whole Loan, the GMACCM 2003-C3 Servicer will be entitled to reimbursement FIRST from collections on, and proceeds of, the AFR/Bank of America Portfolio B Loan, second from the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Pari Passu Loans, on a PRO RATA basis, and then from general collections of each trust into which an AFR/Bank of America Portfolio Pari Passu Loan has been deposited and the Trust, on a PRO RATA basis (based on such loan's outstanding principal balance).

     With respect to a nonrecoverable Property Advance on the Meadows Mall Whole Loan, the Wachovia 2003-C9 Servicer will be entitled to reimbursement FIRST from collections on, and proceeds of, the Meadows Mall Loan and the Meadows Mall Pari Passu Loan, on a PRO RATA basis, and then from general collections of the trust created under the Wachovia 2003-C9 Pooling and Servicing Agreement and the Trust, on a PRO RATA basis (based on such loan's outstanding principal balance).

     To the extent the Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Servicer. The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

     The Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance (i) from late payments on the related Mortgage Loan by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the related Specially Serviced Mortgage Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or
(iii) upon determining in good

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faith that such Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

     The Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the "Advance Rate") (i) from the amount of Default Interest on the related Mortgage Loan paid by the borrower, (ii) from late payment fees on the related Mortgage Loan paid by the borrower, and (iii) upon determining in good faith that such interest is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account. The Servicer will be authorized to pay itself, the Special Servicer or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates, PROVIDED that no interest shall accrue and be payable on any P&I Advances until the grace period for a late payment by the underlying borrower has expired. To the extent that the payment of such interest at the Advance Rate results in a shortfall in amounts otherwise payable on one or more Classes of Certificates on the next Distribution Date, the Servicer or the Trustee, as applicable, will be obligated to make a cash Advance to cover such shortfall, but only to the extent the Servicer or the Trustee, as applicable, concludes that, with respect to each such Advance, such Advance can be recovered from amounts payable on or in respect of the Mortgage Loan to which the Advance is related. If the interest on such Advance is not recovered from Default Interest and late payment fees on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in the "Money Rates" section of The Wall Street Journal, Eastern Edition.

     The obligation of the Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Properties. Neither the Servicer nor the Trustee will be required to make any Advance that it determines in its good faith business judgment that it will not be able to recover out of related late payments (including late payment fees), insurance proceeds, liquidation proceeds and other collections with respect to the Mortgage Loan as to which such Advances are to be made. In addition, if the Servicer or the Trustee, as applicable, determines in its good faith business judgment that any Advance previously made will not be recoverable from the foregoing sources, then the Servicer or the Trustee, as applicable, will be entitled to reimburse itself for such Advance, plus interest thereon at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Depositor, the Bond Administrator and the Trustee in the case of the Servicer, and delivered to the Depositor, the Servicer and the Bond Administrator in the case of the Trustee, setting forth such judgment or nonrecoverability determination and the considerations of the Servicer or the Trustee, as applicable, forming the basis of such determination (including but not limited to information selected by the person making such determination in its good faith discretion such as related income and expense statements, rent rolls, occupancy status, property inspections, inquiries by the Servicer or the Trustee, as applicable, and an independent appraisal performed in accordance with Appraiser Institute standards conducted within the past 12 months on the applicable Mortgaged Property).

     With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Servicer determines that a Property Advance of such amounts would not be recoverable, the Servicer will be required to notify the Special Servicer of such determination. Upon receipt of such notice, the Special Servicer will be required to determine (with the reasonable assistance of the Servicer) whether or not payment of such amount would nonetheless be in the best interests of the Certificateholders. If the Special Servicer determines that such payment would be in the best interests of the Certificateholders, the Special Servicer will be required to direct the Servicer to make such payment, who will then be required to make such payment from the Collection Account to the extent of available funds.

     Each of the Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a nonrecoverable Advance out of general funds on deposit in the Collection Account (first from principal collections and then from interest collections). If the funds in the

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Collection Account allocable to principal are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for such time as is required to reimburse such excess portion from principal up to 12 months and any such deferral or decision to seek immediate reimbursement will be deemed to be in accordance with the servicing standard with respect to the Servicer and not to violate any fiduciary duty or contractual obligation with respect to the Trustee.

ACCOUNTS

     COLLECTION ACCOUNT. The Servicer will establish and maintain one or more segregated accounts (the "Collection Account") pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account (or with respect to each Serviced Whole Loan, a separate custodial account) all payments in respect of the Mortgage Loans, other than amounts permitted to be withheld by the Servicer or amounts to be deposited into any Reserve Account. Payments and collections received in respect of a Serviced Whole Loan will not be deposited into the Collection Account, but will be deposited into a separate custodial account. Payments and collections on each related Mortgage Loan will be transferred from such custodial account to the Collection Account no later than the business day preceding the related Distribution Date.

     DISTRIBUTION ACCOUNTS. The Bond Administrator will establish and maintain one or more segregated accounts (the "Distribution Account") in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date, the Servicer will remit on or before each Servicer Remittance Date to the Bond Administrator, and the Bond Administrator will deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds (including all P&I Advances) and (ii) the Trustee Fee (which includes the Bond Administrator Fee). To the extent the Servicer fails to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described herein. See "Description of the Offered Certificates--Distributions" in this prospectus supplement.

     INTEREST RESERVE ACCOUNT. The Bond Administrator will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, unless such Distribution Date is the final Distribution Date there shall be deposited, in respect of each Mortgage Loan that does not accrue interest on the basis of a 360-day year of 12 months of 30 days each, an amount equal to one day's interest at the related Mortgage Rate (net of any Servicing Fee payable therefrom) on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). With respect to each Distribution Date occurring in March, an amount is required to be withdrawn from the Interest Reserve Account in respect of each such Mortgage Loan equal to the related Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the Distribution Account.

     EXCESS INTEREST DISTRIBUTION ACCOUNT. The Bond Administrator is required to establish and maintain an "Excess Interest Distribution Account" in the name of the Trustee for the benefit of the Class Q Certificateholders. Prior to the applicable Distribution Date, the Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period. The Excess Interest Distribution Account may be a subaccount of the Distribution Account. On each Distribution Date, the Bond Administrator is required to distribute from the Excess Interest Distribution Account any Excess Interest received with respect to Mortgage Loans during the related Collection Period to the holders of the Class Q Certificates.

     "Excess Interest" with respect to the ARD Loan is the interest accrued at an increased interest rate in respect of the ARD Loan in excess of the interest accrued at the initial interest rate, plus any related interest, to the extent permitted by applicable law.

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     The Bond Administrator will also establish and maintain one or more segregated accounts or sub-accounts for the "Lower-Tier Distribution Account," the "Upper-Tier Distribution Account," and the "Excess Liquidation Proceeds Account," each in the name of the Trustee for the benefit of the holders of the Certificates.

     The Collection Account, each separate custodial account for a Serviced Whole Loan, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account and the Excess Liquidation Proceeds Account will be held in the name of the Trustee (or the Servicer or Bond Administrator on behalf of the Trustee) on behalf of the holders of Certificates, and, in the case of a Serviced Whole Loan, the holders of the related Serviced Companion Loans. Each of the Collection Account, each separate custodial account for a Serviced Whole Loan, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account and the Excess Liquidation Proceeds Account will be (or will be a sub-account of) either (i) (A) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least "A-1" by S&P, "F1" by Fitch, "P1" by Moody's Investors Service, Inc. ("Moody's") and "R-1" by DBRS or, if not rated by DBRS, an equivalent rating by two nationally-recognized statistical rating organizations, in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long term unsecured debt obligations of which are rated at least "AA-" by S&P, "AA-" by Fitch, "Aa3" by Moody's and AA
(low) by DBRS or, if not rated by DBRS, an equivalent rating by two nationally-recognized statistical rating organizations or (B) as to which the Bond Administrator has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its then-current ratings on the Certificates or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R.
Section 9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, or (iii) any other account that, as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, which may be an account maintained with the Trustee, the Bond Administrator or the Servicer.

     Amounts on deposit in the Collection Account, each separate custodial account for a Serviced Whole Loan and any REO Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). Interest or other income earned on funds in the Collection Account and each separate custodial account for a Serviced Whole Loan, will be paid to the Servicer (except to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. The Servicer or the Special Servicer, as applicable, will be required to bear any losses resulting from the investment of such funds in accounts maintained by the Servicer, other than losses which result from the insolvency of any financial institution which was an eligible institution under the terms of the Pooling and Servicing Agreement in the month in which the loss occurred and at the time the investment was made.

     Amounts on deposit in the Distribution Account and the Excess Liquidation Proceeds Account will remain uninvested.

     The Servicer may make withdrawals from the Collection Account (and the separate custodial account for each Serviced Whole Loan), to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     In general, the Mortgage Loans contain provisions in the nature of "due-on-sale" clauses, which by their terms (a) provide that the Mortgage Loans will (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer. The Servicer or the Special Servicer, as applicable, will not be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, or (ii) such provisions are not legally enforceable, the Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon PROVIDED that (a) the credit status of the prospective transferee is in compliance with the Servicer's or Special Servicer's, as applicable, regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Servicer or the Special Servicer, as applicable, has received written confirmation that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates from (i) S&P with respect to Mortgage Loans that
(A) represent more than 5% of the then-current aggregate Stated Principal Balance of the Mortgage Loans (taking into account for the purposes of this calculation, in the case of any such Mortgage Loan with respect to which the related borrower or its affiliate is a borrower with respect to one or more other Mortgage Loans, such other Mortgage Loans), (B) have a Stated Principal Balance that is more than $35,000,000 or (C) are among the ten largest Mortgage Loans in the Trust (based on unpaid principal balance), or (ii) Fitch and DBRS with respect to any Mortgage Loan which (together with any Mortgage Loans cross-collateralized with such Mortgage Loan) represent one of the ten largest Mortgage Loans in the Trust (based on its then unpaid principal balance). The Servicer or Special Servicer may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution unless the related Mortgage Loan Documents expressly prohibit the Servicer or Special Servicer from requiring such payment, in which case such fees will be a Trust Fund expense. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under "--Realization Upon Defaulted Mortgage Loans" and "--Modifications" in this prospectus supplement. The Special Servicer will have the right to consent to any assumption of a Mortgage Loan that is not a Specially Serviced Mortgage Loan; and the Special Servicer will also be required to obtain the consent of the Directing Certificateholder to any such assumption, in each case, to the extent described in this prospectus supplement under "--Special Servicing." In addition, the Special Servicer will also be required to obtain the consent of the Directing Certificateholder with respect to any assumption with respect to a Special Serviced Mortgage Loan, to the extent described in this prospectus supplement under "--Special Servicing."

     In general, the Mortgage Loans contain provisions in the nature of a "due-on-encumbrance" clause which by their terms (a) provide that the Mortgage Loans will (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or
(b) require the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property. The Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-encumbrance clauses and in connection therewith will not be required to
(i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Servicer or the Special Servicer, as applicable, (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust and (B) receives prior written confirmation from S&P, Fitch and DBRS that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates; provided, that in the case of S&P, such confirmation will only be required with respect to any Mortgage Loan that (1) represents 2% or more of the Stated Principal Balance of all of the Mortgage Loans held by the Trust Fund, (2) has a Stated Principal Balance greater than $20,000,000, (3) is one of the ten largest mortgage loans based on Stated Principal Balance, (4) has a loan-to-value ratio (which includes additional debt of the related borrower, if any) that is greater than or equal to 85% or (5)
has a Debt Service Coverage Ratio (which includes additional debt of the related borrower, if any) that is less than 1.20x or, in the case of Fitch and DBRS, such confirmation will only be required with respect to any Mortgage Loan which (together with any Mortgage Loans cross-collateralized with such Mortgage Loans) represent one of the ten largest Mortgage Loans in the Trust (based on its then unpaid principal balance). The Special Servicer will have the right to consent to the waiver of any due-on-encumbrance clauses with regard to any Mortgage Loan that is not a Specially Serviced Mortgage Loan, and the Special Servicer will also be required to obtain the consent of the Directing Certificateholder to any such waiver of a due-on-encumbrance clause, to the extent described in this prospectus supplement under "--Special Servicing." In addition, the Special Servicer will also be required to obtain the consent of the Directing Certificateholder with respect to any waiver of a due-on encumbrance clause with respect to a Special Serviced Mortgage Loan, to the extent described in this prospectus supplement under "--Special Servicing." See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the prospectus.

     The provisions described under this heading are not applicable to the Non-Serviced Mortgage Loans.

INSPECTIONS

     The Servicer (or with respect to any Specially Serviced Mortgage Loan and REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than the Mortgaged Properties securing the Non-Serviced Mortgage Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Note secured by more than one Mortgaged Property, having an allocated loan amount) of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in 2005; PROVIDED, HOWEVER, that if any Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but in no event more than 60 days after the Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Mortgage Loan. The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Servicer as a Property Advance or if such Property Advance would not be recoverable, as a Trust expense. The Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property. Inspection of the Mortgaged Properties securing the AFR/Bank of America Portfolio Loan and the Meadows Mall Loan will be in accordance with the terms of the GMACCM 2003-C3 Pooling and Servicing Agreement and the Wachovia 2003-C9 Pooling and Servicing Agreement, respectively.

INSURANCE POLICIES

     In the case of each Mortgage Loan (but excluding any Specially Serviced Mortgage Loan, any Mortgage Loan as to which the related Mortgaged Property has become an REO Property and the Non-Serviced Mortgage Loans), the Servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Servicer will be required to itself cause to be maintained) for the related Mortgaged Property:

          (i) except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

          (ii) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents,

     PROVIDED, HOWEVER, that:

          (i) the Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of such Mortgage Loan and is available at commercially reasonable rates (and if the Servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer will have the right, but not the duty, to obtain (in accordance with the Servicing Standard), at the Trust's expense, earthquake or environmental insurance on any Mortgaged Property securing an REO Property so long as such insurance is available at commercially reasonable rates);

          (ii) if and to the extent that any Mortgage Loan grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage;

          (iii) the Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; PROVIDED, HOWEVER, that this will not limit the Servicer's obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

          (iv) except as provided below, in no event will the Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the Servicer has determined is either (A) not available at any rate or (B) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located (in each case, as determined by the Servicer in accordance with the Servicing Standard, not less frequently than annually, and such Servicer will be entitled to rely on insurance consultants, retained at its own expense, in making such determination);

          (v) the reasonable efforts of the Servicer to cause a borrower to maintain insurance must be conducted in a manner that takes into account the insurance that would then be available to the Servicer on a force-placed basis;

          (vi) to the extent the Servicer itself is required to maintain insurance that the borrower does not maintain, the Servicer will not be required to maintain insurance other than what is available on a force-placed basis (and this limitation is not to be construed to modify the other limits set forth in clause (iv) above); and

          (vii) any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Servicer in accordance with the Servicing Standard (unless the Special Servicer has consented to a waiver (including a waiver to permit the Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

     Notwithstanding the provision described in clause (iv) above, with respect to insurance that provides coverage for acts of terrorism, the Servicer must, prior to availing itself of any limitation described in that clause with respect to any Mortgage Loan, obtain the approval or disapproval of the Special Servicer (and, in connection therewith, the Special Servicer will be required to comply with any applicable provisions of the Pooling and Servicing Agreement described herein under "--Modifications" and "--Special Servicing"). The Servicer will be entitled to conclusively rely on the determination of the Special Servicer.

     In addition, you should assume that the Pooling and Servicing Agreement will prohibit the Servicer from making various determinations that it is otherwise authorized to make in connection with its efforts to maintain insurance or cause insurance to be maintained unless it obtains the consent of the Special Servicer and that the Special Servicer will not be permitted to consent to those determinations unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described herein under "--Modifications" and "--Special Servicing." The Pooling and Servicing Agreement may also provide for the Special Servicer to fulfill the duties otherwise imposed on the Servicer as described above with respect to a particular Mortgage Loan if the Special Servicer has a consent right described above and disapproves the proposed determination, or if certain other circumstances occur in connection with an insurance-related determination by the Servicer, with respect to that Mortgage Loan.

     With respect to each Specially Serviced Mortgage Loan and REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain (and, in the case of Specially Serviced Mortgage Loans, the Special Servicer will be required to itself maintain) (subject to the right of the Special Servicer to (i) direct the Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under "--Advances" in this prospectus supplement) or (ii) direct the Servicer to cause that coverage to be maintained under the Servicer's force-placed insurance policy, in which case that Servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the Servicer's existing force-placed policy) (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan or Whole Loan, as applicable, (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the Special Servicer will not be required in any event to maintain or obtain (or direct the Servicer to maintain or obtain) insurance coverage described in this paragraph beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard.

     If either (x) the Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans or REO Properties, as applicable, as to which it is the Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Servicer or Special Servicer has long-term unsecured debt obligations that are rated not lower than "A" by S&P and Fitch and the Servicer or Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Servicer or the Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

     The costs of the insurance premiums may be recovered by the Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement. However, even if such Property Advance would be a nonrecoverable advance, the Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account (or with respect to a Serviced Whole Loan, the related separate custodial account) or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICER AND THE SPECIAL SERVICER

     Each of the Servicer and Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, PROVIDED that certain conditions are satisfied including obtaining written confirmation of each Rating Agency that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer may not otherwise resign from its obligations and duties as Servicer or Special Servicer thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Bond Administrator or (b) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the then-current rating assigned by such Rating Agency to any Class of Certificates. No such resignation may become effective until the Trustee or a successor Servicer or Special Servicer has assumed the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement. The Trustee or any other successor Servicer or Special Servicer assuming the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Servicer or Special Servicer would have been entitled. If no successor Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Servicer or Special Servicer will be treated as Realized Losses. In addition, the Pooling and Servicing Agreement provides that the Trustee is permitted to remove the Servicer or the Special Servicer upon receipt of notice from any Rating Agency that if such Servicer or Special Servicer is not removed there is the risk of a downgrade, qualification or withdrawal of the then current rating of any Class of Certificates.

     The Pooling and Servicing Agreement also provides that none of the Depositor, the Servicer or the Special Servicer, or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Servicer or the Special Servicer will be under any liability to the Trust, or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken at the direction of the Controlling Class), or for errors in judgment; PROVIDED, HOWEVER, that none of the Depositor, the Servicer or the Special Servicer or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Servicer and the Special Servicer will be protected against any breach of its representations and warranties made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Servicer and the Special Servicer and any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Servicer and the Special Servicer will be entitled to indemnification by the Trust for any loss, liability or expense incurred in connection with any claim or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder, (ii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the Pooling and Servicing Agreement or
(iii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     The Pooling and Servicing Agreement will also provide that the servicer, special servicer and trustee of the Non-Serviced Mortgage Loans, and any director, officer, employee or agent of any of them will be entitled to indemnification by the Trust Fund and held harmless against the Trust's pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the applicable Whole Loan under the related pooling and servicing agreement or the Pooling and Servicing Agreement; PROVIDED, HOWEVER, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of such party in the performance of its obligations or duties or by reason of negligent disregard of its obligations or duties under the applicable pooling and servicing agreement.

     In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Servicer or the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability. The Depositor, the Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Depositor, the Servicer and the Special Servicer will be entitled to be reimbursed therefor and to charge the Collection Account.

     The Depositor is not obligated to monitor or supervise the performance of the Servicer, the Special Servicer, the Trustee or the Bond Administrator under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Servicer or the Special Servicer or exercise any right of the Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Trust from the Collection Account to the extent not recoverable from the Servicer or Special Servicer, as applicable. Any such action by the Depositor will not relieve the Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

     Any person into which the Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer, the Special Servicer or the Depositor, will be the successor of the Servicer, the Special Servicer or the Depositor under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Servicer, the Special Servicer or the Depositor under the Pooling and Servicing Agreement if each of the Rating Agencies has confirmed in writing that such merger or consolidation or transfer of assets or succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then-current ratings assigned by such Rating Agency for any Class of Certificates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (i) any failure by the Servicer to make a required deposit to the Collection Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Servicer to deposit into, or remit to the Bond Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied (with interest) by 11:00 a.m. (New York City time) on the relevant Distribution Date or any failure by the Servicer to remit to any holder of a Serviced Companion Loan, in a timely manner as required by the Pooling and Servicing Agreement or any related intercreditor agreement, any amount required to be so remitted;

          (b) any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made, or to remit to the Servicer for deposit in the Collection Account any such remittance required to be made, under the Pooling and Servicing Agreement; PROVIDED, HOWEVER, that the failure of the Special Servicer to remit such remittance to the Servicer will not be an Event of Default if such failure is remedied within one business day and if the Special Servicer has compensated the Servicer for any loss of income on such amount suffered by the Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Trust for any resulting advance interest due to the Servicer;

          (c) any failure by the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (45 days in the case of failure to pay the premium for any insurance policy required to be force-placed by the Servicer pursuant to the Pooling and Servicing Agreement) after written notice of the failure has been given to the Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Servicer or the Special Servicer, as the case may be, with a copy to each other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a Serviced Companion Loan, if affected; PROVIDED, HOWEVER, if that failure is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 45-day period will be extended an additional 30 days;

          (d) any breach on the part of the Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a Serviced Companion Loan, if affected; PROVIDED, HOWEVER, if that breach is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the Servicer or the Special Servicer, and certain actions by or on behalf of the Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) the Trustee has received notice from either Fitch or DBRS to the effect that the continuation of the Servicer or Special Servicer, as applicable, in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch or DBRS to any Class of Certificates;

          (g) the Trust has received written notice from S&P to the effect that the Servicer or the Special Servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and any of the ratings assigned to the Certificates or any securities backed by a Serviced Companion Loan are qualified, downgraded or withdrawn in connection with such removal; and

          (h) Moody's places the rating of any securities backed by a Serviced Companion Loan on "watchlist" status for possible ratings downgrade or withdrawal (or Moody's has downgraded or withdrawn its rating for any securities backed by a Serviced Companion Loan) citing servicing concerns with respect to the servicing of such Serviced Companion Loan by the Servicer or Special Servicer, as the case may be, as the sole cause or a material factor in such rating action, and, in the case of watch status, such watch is not withdrawn by Moody's within 60 days.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default with respect to the Servicer or the Special Servicer, as applicable, occurs, then the Trustee may, and at the direction of the holders of Certificates evidencing at least 51% of the aggregate Voting Rights of all Certificateholders, the Trustee will be required to, terminate all of the rights and obligations of the Servicer as servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Trust. Notwithstanding the foregoing, upon any termination of the Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the Pooling and Servicing Agreement. In the event that the Servicer is also the Special Servicer and the Servicer is terminated, the Servicer will also be terminated as Special Servicer. A Certificateholder may not terminate the Servicer or Special Servicer if an Event of Default with respect to the Servicer or Special Servicer only affects a holder of a Serviced Companion Loan but does not affect a Certificateholder. If an Event of Default affects a holder of a Companion Loan, the Trustee, at the direction of such holder of a Serviced Companion Loan, may terminate the Servicer or Special Servicer with respect to the related Serviced Whole Loan.

     On and after the date of termination following an Event of Default by the Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Servicer (and the Special Servicer if the Special Servicer is also the Servicer) under the Pooling and Servicing Agreement (and any sub-servicing agreements) and will be entitled to the compensation arrangements to which the Servicer (and the Special Servicer if the Servicer is also the Special Servicer) would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Trustee shall not be an "approved" servicer by any of the Rating Agencies for mortgage pools similar to the Trust, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any Class of Certificates as evidenced in writing by each Rating Agency to act as successor to the Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid.

     If the Special Servicer is not the Servicer and an Event of Default with respect to the Special Servicer occurs, upon the termination of the Special Servicer the Servicer will succeed to all the power and authority of the Special Servicer under the Pooling and Servicing Agreement (PROVIDED that such succession would not result in the downgrading, qualification or withdrawal of the ratings then assigned to any Class of Certificates as evidenced in writing by each Rating Agency) and will be entitled to the compensation to which the Special Servicer would have been entitled.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless also the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

     Notwithstanding the foregoing in this "--Rights Upon Event of Default" section, if an event of default on the part of the Servicer affects a Serviced Companion Loan (other than the Walgreens-Riverside B Loan) and the Servicer is not otherwise terminated, the Trustee, at the direction of the holder of a Serviced Companion Loan, will be required to appoint a servicer that will be responsible for servicing the related Whole Loan.

     The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator without the consent of any of the holders of Certificates or holders of any Companion Loans (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions therein to conform or be consistent with or in furtherance of the statements herein made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates or any security backed by a Companion Loan, if applicable (PROVIDED, that such amendment does not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan not consenting thereto); and (iv) to amend or supplement a provision, or to supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel or, if solely affecting any Certificateholder or holder of a Companion Loan, confirmation in writing from each Rating Agency that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or any security backed by a Companion Loan, if applicable. The Pooling and Servicing Agreement requires that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.

     The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator with the consent of the holders of Certificates evidencing at least 662/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; PROVIDED, HOWEVER, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the holder of such Certificate, or which are required to be distributed to the holder of any Companion Loan, without the consent of the holder of such Companion Loan; (ii) alter the obligations of the Servicer or the Trustee to make a P&I Advance or a Property Advance or alter the Servicing Standard set forth in the Pooling and Servicing Agreement; (iii) change the percentages of Voting Rights of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby and the consent of the holders of the affected Companion Loan.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of

Regular Certificates (other than the Class X-1 and Class X-2 Certificates) in proportion to the Certificate Balances of their Certificates, and 2% of the Voting Rights shall be allocated among the holders of the Class X-1 and Class X-2 Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of such Mortgage Loan in accordance with the Servicing Standard. A "Defaulted Mortgage Loan" is a Mortgage Loan which is delinquent at least 60 days in respect of its Monthly Payments or more than 30 days delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan. The Special Servicer will be required to recalculate, if necessary, from time to time, but not less often than every 90 days, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. The Special Servicer will be permitted to retain, at the expense of the Trust Fund, an independent third party to assist the Special Servicer in determining such fair value and will be permitted to conclusively rely, to the extent it is reasonable to do so in accordance with the Servicing Standard, on the opinion of such third party in making such determination.

     In the event a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan, the Directing Certificateholder and the Special Servicer, in that order (only if the Directing Certificateholder, or the Special Servicer, as applicable, is not an affiliate of the related Mortgage Loan Seller), will each have an assignable option to purchase the Defaulted Mortgage Loan from the Trust Fund (a "Purchase Option") at a price (the "Option Price") equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related unreimbursed Property Advances and accrued and unpaid interest on such Advances, plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. For a description of the purchase option relating to the AFR/Bank of America Portfolio Loan, see "--Servicing of the Non-Serviced Mortgage Loans--Rights of the Holder of the AFR/Bank of America Portfolio B Loan--Purchase Option" and "--Sale of Defaulted Mortgage Loan" in this prospectus supplement and for a description of the purchase option relating the Meadows Mall Loan see "--Servicing of the Non-Serviced Mortgage--The Meadows Mall Whole Loan--Sale of Defaulted Mortgage Loan" in this prospectus supplement.

     With respect to the Tysons Corner Center Whole Loan, the party that exercises the foregoing Purchase Option will only be entitled to purchase the related Mortgage Loan and not any related Companion Loans.

     There can be no assurance that the Special Servicer's fair market value determination for any Defaulted Mortgage Loan will equal the amount that could have actually been realized in an open bid or will equal or be greater than the amount that could have been realized through foreclosure or a workout of the subject Defaulted Mortgage Loan.

     Except as described under "--Servicing of the Non-Serviced Mortgage Loans--The AFR/ Bank of America Portfolio Whole Loan--Rights of the Holder of the AFR/Bank of America Portfolio B Loan--Purchase Option," "--The Meadows Mall Whole Loan--Sale of Defaulted Loan," and "--Certain Rights of the Holder of the Walgreens-Riverside B Loan--Option to Purchase the Walgreens-Riverside Loan," unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, as are consistent with the Servicing

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Standard, but the Special Servicer will not be permitted to sell the Defaulted
Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related borrower's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition by, or on behalf of, the Trust Fund of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout, (iv) a repurchase of a Defaulted Mortgage Loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation with respect to such Defaulted Mortgage Loan, (v) with respect to the AFR/Bank of America Portfolio Loan, a purchase of such Defaulted Mortgage Loan by the holder of the AFR/Bank of America Portfolio B Loan, (vi) with respect to the Walgreens-Riverside Loan, a purchase of such Defaulted Mortgage Loan by the holder of the Walgreens-Riverside B Loan. With respect to clauses
(v) or (vi), see "--Servicing of the Non-Serviced Mortgage Loans--The AFR/ Bank of America Portfolio Whole Loan--Rights of the Holder of the AFR/Bank of America Portfolio B Loan--Purchase Option," and "--Certain Rights of the Holder of the Walgreens-Riverside B Loan--Option to Purchase the Walgreens-Riverside Loan" in this prospectus supplement. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Special Servicer or, if the Directing Certificateholder is affiliated with the Special Servicer, the Directing Certificateholder, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, the Servicer will be required to determine, in accordance with the Servicing Standard, whether the Option Price represents a fair price. The Servicer will be required to retain, at the expense of the Trust Fund, an independent third party who is an MAI qualified appraiser or an independent third party that is of recognized standing having experience in evaluating the value of Defaulted Mortgage Loans in accordance with the Pooling and Servicing Agreement, to assist the Servicer to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination and absent manifest error, the Servicer will be entitled to conclusively rely on the opinion of such person in accordance with the terms of the Pooling and Servicing Agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred or, in the Special Servicer's judgment, a payment default is imminent, then, pursuant to the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trustee, may, to the extent consistent with the related Asset Status Report (as defined in this prospectus supplement), at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust) and either:

          (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i) above, would be in the best economic interest of the Trust.

     Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property.

     If title to any Mortgaged Property is acquired by the Trust, the Special Servicer, on behalf of the Trust, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Trust acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust beyond such period will not result in the imposition of a tax on the Trust or cause the Trust (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Trust, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times that the sale of such property does not result in the receipt by the Trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property. If the Trust acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust, generally will be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

     In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Bond Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Regulations (such tax referred to herein as the "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs. The Special Servicer will be required to sell any REO Property acquired on behalf of the Trust within the time period and in the manner described above.

     Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues, Liquidation Proceeds (net of related liquidation expenses) other than Excess Liquidation Proceeds and insurance proceeds derived from each REO Property. The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance, disposition and liquidation of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable. Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account (or with respect to a Whole Loan, the related separate custodial account), PROVIDED that the Special Servicer may retain in the REO Account permitted reserves.

     Under the Pooling and Servicing Agreement, the Bond Administrator is required to establish and maintain an Excess Liquidation Proceeds Account, to be held on behalf of the Trustee for the benefit of the Certificateholders and holders of the Serviced Companion Loans. Upon the disposition of any REO Property as described above, to the extent that Liquidation Proceeds (net of related liquidation expenses of such Mortgage Loan or Serviced Whole Loan or related REO Property) exceed the amount that would have been received if a principal payment and all other amounts due with respect to such Mortgage Loan and any related Serviced Companion Loans have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being "Excess Liquidation Proceeds"), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

MODIFICATIONS

     The Special Servicer (except as provided in the Pooling and Servicing Agreement) may agree to extend the maturity date of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is neither (a) a Specially Serviced Mortgage Loan nor (b) a Mortgage Loan that either is in default or as to which default is reasonably foreseeable; except that any extension entered into by the Special Servicer will not be permitted to extend the maturity date beyond the earlier of
(1) two years prior to the Rated Final Distribution Date and (2) in the case of a Mortgage Loan secured by a leasehold estate and not the related fee interest, the date 20 years prior to the expiration of the leasehold estate (or ten years provided that that the Special Servicer gives due consideration to the remaining term of the ground lease and such extension is in the best interest of Certificateholders (and, in the case of the Serviced Whole Loans, a holder of the related Serviced Companion Loan)); provided that, if the extension would extend the maturity date of a Mortgage Loan or a Serviced Whole Loan for more than 12 months (or such longer period not to exceed five years if the Special Servicer has determined that such longer period will result in a greater recovery on a net present value basis for the Trust Fund and if a Serviced Whole Loan is involved, the holders of the related Serviced Companion Loans (as a collective whole)) from the original maturity date of the Mortgage Loan, the Special Servicer must obtain an opinion of counsel that such extension will not constitute a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

     Notwithstanding the foregoing, the Special Servicer will not be permitted to extend any Mortgage Loan unless (a) it has sent notice of such proposed extension, together with its recommendation, and (b) the Directing Certificateholder has also approved such extension; PROVIDED, HOWEVER, that if the Directing Certificateholder does not respond to or approve such recommendation within ten business days of its receipt of the Special Servicer's recommendation, then the extension will be deemed approved. If the Directing Certificateholder objects to such extension, the Special Servicer, subject to the Servicing Standards, will not be permitted to extend such maturity date and will not be liable for any loss caused by the failure to extend such maturity.

     Except as otherwise described in this section (and other than with respect to the Non-Serviced Mortgage Loans), neither the Servicer nor the Special Servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment that would not be a "significant modification."

     If the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is estimated to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan pursuant to the terms described under "--Realization Upon Defaulted Mortgage Loans" above, then the Special Servicer will agree to such modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below.

     The Special Servicer will be required to use reasonable efforts to the extent possible to fully amortize each Specially Serviced Mortgage Loan prior to the Rated Final Distribution Date and will not be permitted to agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

          (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) (1) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years prior to the expiration of the leasehold (or ten years provided that that the Special Servicer gives due consideration to the remaining term of the ground lease and such extension is in the best interest of Certificateholders and if a Serviced Whole Loans is involved, the holders of the related Serviced Companion Loans (as a collective whole)); or

          (2) provide for the deferral of interest unless (A) interest accrues on the Mortgage Loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     Any modification, extension, waiver or amendment of the payment terms of the Serviced Whole Loans will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan Documents and the related intercreditor agreement, such that neither the Trust as holder of the Mortgage Loan nor a holder of the Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan Documents and intercreditor agreement.

     Further, to the extent consistent with the Servicing Standard and the related intercreditor agreement, taking into account the subordinate position of any related B Loan, no waiver, reduction or deferral of any amounts due on the related Mortgage Loan will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related B Loan.

     In the event of a modification that creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Interest Accrual Amount and any Interest Shortfall of the Class or Classes (other than the Class X-1 or Class X-2 Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

     The Special Servicer or the Servicer, as the case may be, will be required to notify each other, the Mortgage Loan Sellers, the Rating Agencies, the applicable holders of the related Serviced Companion Loans and the Trustee of any modification, waiver or amendment of any term of any Mortgage Loan or Whole Loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan or Whole Loan is effected are required to be available for review during normal business hours at the offices of the Trustee.

     The Special Servicer will also be required to obtain the consent of the Directing Certificateholder to any modification, to the extent described in this prospectus supplement under "--Special Servicing." The Special Servicer is also required to obtain the consent of the Directing Certificateholder to any

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modification with regard to any Specially Serviced Mortgage Loan to the extent described under "--Special Servicing--The Special Servicer" below.

     In the event the Special Servicer determines that a refusal to consent by the Directing Certificateholder or any advice from the Directing Certificateholder would cause the Special Servicer to violate the terms of any Mortgage Loan Documents or the Pooling and Servicing Agreement (including, without limitation, the Servicing Standard), the Special Servicer will be required to disregard such refusal to consent or advice and notify the Directing Certificateholder, the Trustee and the Rating Agencies.

     In addition, with respect to the Walgreens-Riverside Whole Loan, the Special Servicer is required to obtain the consent of the holder of the related B Loan, in connection with a modification, waiver or amendment of the terms of the related Mortgage Loan Documents that affects the rights of such holder of the related B Loan, in certain circumstances pursuant to the terms of the related intercreditor agreement. See "--Certain Rights of the Holder of the Walgreens-Riverside B Loan" in this prospectus supplement.

     With respect to the Tysons Corner Center Whole Loan, any decision to be made with respect to the Tysons Corner Center Whole Loan that requires the approval of the Directing Certificateholder or otherwise requires approval under the related intercreditor agreement will require the approval of noteholders then holding a majority of the outstanding principal balance of the Tysons Corner Center Whole Loan. If noteholders then holding a majority of the outstanding principal balance of the Tysons Corner Center Whole Loan are not able to agree on a course of action that satisfies the Servicing Standard within 30 days after receipt of a request for consent to any action by the Servicer or the Special Servicer, as applicable, the Directing Certificateholder will be entitled to direct the Servicer or the Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the Pooling and Servicing Agreement.

     See also "--Special Servicing--The Special Servicer" below for a description of the Directing Certificateholder's rights with respect to reviewing and approving the Asset Status Report.

OPTIONAL TERMINATION

     Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Servicer, and if the Servicer does not exercise its option, the Special Servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust, and thereby effect termination of the Trust and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Trust as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and Trustee Fees and unpaid Trust expenses, and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate. The Trust may also be terminated in connection with an exchange by a sole remaining Certificateholder of all the then outstanding Certificates (excluding the Class Q, Class R and Class LR Certificates) (PROVIDED, HOWEVER, that the Class A through Class E certificates are no longer outstanding), for the Mortgage Loans remaining in the Trust.

THE TRUSTEE AND THE BOND ADMINISTRATOR

     Wells Fargo Bank, N.A. ("Wells Fargo Bank") will act as Trustee pursuant to the Pooling Agreement. Wells Fargo Bank maintains an office at Wells Fargo Center, Sixth and Marquette Avenue, Minneapolis, Minnesota 55479-0113. Wells Fargo Bank also conducts trustee administration services at its offices in Columbia, Maryland. Its address there is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. In addition, Wells Fargo Bank maintains a customer service help desk at (301) 815-6600.

     LaSalle Bank National Association will serve as Bond Administrator. In addition, LaSalle Bank National Association will serve as paying agent and registrar for the Certificates. The Bond Administrator Fee will equal a portion of the fee calculated at the Trustee Fee Rate as described in the Pooling and Servicing Agreement. The office of LaSalle Bank National Association responsible for performing its duties under the Pooling and Servicing Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention:
Asset-Backed Securities Trust Services Group, COMM 2004-LNB2. LaSalle Bank National Association is a Mortgage Loan Seller and an affiliate of ABN AMRO Incorporated, one of the Underwriters, and ABN AMRO Bank, one of the Mortgage Loan Sellers.

     The Trustee and the Bond Administrator may resign at any time by giving written notice to the Depositor, the Bond Administrator (in the case of the Trustee), the Servicer, the Special Servicer, the Trustee (in the case of the Bond Administrator) and the Rating Agencies, PROVIDED that no such resignation shall be effective until a successor has been appointed. Upon such notice, the Servicer will appoint a successor trustee and the Trustee will appoint a successor Bond Administrator (which may be the Trustee). If no successor trustee or successor Bond Administrator is appointed within 30 days after the giving of such notice of resignation, the resigning Trustee or Bond Administrator may petition the court for appointment of a successor trustee or successor Bond Administrator.

     The Servicer or the Depositor may remove the Trustee or the Bond Administrator if, among other things, the Trustee or the Bond Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or the Bond Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or the Bond Administrator or of either of their property is appointed or any public officer takes charge or control of the Trustee or the Bond Administrator or of either of their property. The holders of Certificates evidencing aggregate Voting Rights of at least 50% of all Certificateholders may remove the Trustee or the Bond Administrator upon written notice to the Depositor, the Servicer, the Trustee and the Bond Administrator. Any resignation or removal of the Trustee or the Bond Administrator and appointment of a successor trustee or successor bond administrator will not become effective until acceptance of the appointment by the successor trustee or successor bond administrator. Notwithstanding the foregoing, upon any termination of the Trustee or the Bond Administrator under the Pooling and Servicing Agreement, the Trustee or Bond Administrator, as applicable, will continue to be entitled to receive from the Trust all accrued and unpaid compensation and expenses through the date of termination plus, in the case of the Trustee, the reimbursement of all Advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement. In addition, if the Trustee or the Bond Administrator is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee or the Bond Administrator necessary to effect the transfer of its responsibilities to the successor trustee or successor bond administrator, as applicable. Any successor trustee or bond administrator must have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

     Pursuant to the Pooling and Servicing Agreement, the Trustee will be paid from the Distribution Account a monthly fee equal to a portion of the fee calculated at the "Trustee Fee Rate" as described in the Pooling and Servicing Agreement (the "Trustee Fee"), which constitutes a portion of the Servicing Fee. Pursuant to the Pooling and Servicing Agreement, the Bond Administrator will be paid from the Distribution Account a monthly fee equal to a portion of the fee calculated at the "Bond Administrator

Fee Rate" as described in the Pooling and Servicing Agreement (the "Bond Administrator Fee"), which constitutes a portion of the Trustee Fee.

     The Trust will indemnify the Trustee and the Bond Administrator against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the fraud, negligence, bad faith or willful misconduct of the Trustee or the Bond Administrator, as applicable, or to the extent such party is indemnified pursuant to the second succeeding sentence. Neither the Trustee nor the Bond Administrator will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's or Bond Administrator's opinion, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Each of the Servicer, the Special Servicer, the Depositor, the Paying Agent, the Certificate Registrar and the Custodian will indemnify the Trustee, the Bond Administrator and certain related parties for similar losses incurred related to the willful misconduct, bad faith, fraud and/or negligence in the performance of each such party's respective duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth therein.

     The Bond Administrator will be the REMIC Administrator, as described in the prospectus. See "Description of the Pooling Agreements--Certain Matters Regarding the Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in the prospectus.

DUTIES OF THE TRUSTEE

     The Trustee (except for the information under the first paragraph of "--The Trustee and the Bond Administrator" above) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this prospectus supplement or related documents. The Trustee will not be accountable for the use or application by the Depositor, the Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the Lock Box Accounts, Reserve Accounts, Collection Account, Distribution Account, Interest Reserve Account or any other account maintained by or on behalf of the Servicer, the Special Servicer or the Bond Administrator, nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or the Special Servicer under the Pooling and Servicing Agreement (unless the Trustee has assumed the duties of the Servicer or the Special Servicer as described above under "--Rights Upon Event of Default").

     If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement to the extent set forth therein.

THE SERVICER

     GMAC Commercial Mortgage Corporation ("GMACCM") will be responsible for servicing the Mortgage Loans (other than the Non-Serviced Mortgage Loans) pursuant to the Pooling and Servicing Agreement (the "Servicer"). The AFR/Bank of America Portfolio Loan will be serviced by the GMACCM 2003-C3 Servicer, which will initially be GMAC Commercial Mortgage Corporation, pursuant to a separate pooling and servicing agreement. The Meadows Mall Loan will be serviced by the Wachovia 2003-C9 Servicer, which will initially be Wachovia Bank, National Association, pursuant to a separate pooling and servicing agreement.

     As of December 31, 2003, GMACCM and its affiliates were responsible for master or primary servicing loans, totaling approximately $209.9 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions.

     The information set forth herein concerning GMACCM, as Servicer, has been provided by it. Accordingly, neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Pursuant to the Pooling and Servicing Agreement, the Servicer will be entitled to withdraw the Master Servicing Fee from the Collection Account. The "Master Servicing Fee" will be payable monthly and will accrue at a rate per annum of (i) 0.03%, with respect to each Mortgage Loan other than the Non-Serviced Mortgage Loans and the Mortgage Loan known as "Wenatchee Valley Mall loan" (the "Wenatchee Valley Mall Loan"), (ii) 0.01%, with respect to the AFR/Bank of America Portfolio Loan, (iii) 0.01%, with respect to the Meadows Mall Loan and (iv) 0.06%, with respect to the Wenatchee Valley Mall Loan (the "Master Servicing Fee Rate"). A separate master servicing fee at a rate per annum of 0.02% calculated based at an actual/360 basis will be charged by the GMACCM 2003-C3 Servicer with respect to AFR/Bank of America Portfolio Loan and a separate master servicing fee at a rate per annum of 0.02% with respect to the Meadows Mall Loan will be charged by the Wachovia 2003-C9 Servicer in addition to the Master Servicing Fee. The "Servicing Fee" will be payable monthly on a loan-by-loan basis and will accrue at a percentage rate per annum (the "Servicing Fee Rate") set forth on Annex A to this prospectus supplement for each Mortgage Loan and will include the Master Servicing Fee, the Trustee Fee, the Bond Administrator Fee, and any fee for primary servicing functions (which varies loan by loan). The Master Servicing Fee will be retained by the Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of such Mortgage Loan. The Servicer will also be entitled to retain as additional servicing compensation (together with the Master Servicing Fee, "Servicing Compensation") (i) all investment income earned on amounts on deposit in the Collection Account (and with respect to a Whole Loan, each separate custodial account), the Interest Reserve Account, the Excess Liquidation Proceeds Account and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan), (ii) to the extent permitted by applicable law and the related Mortgage Loans, 50% of any loan modification, extension and assumption fees (for as long as the Mortgage Loan is not a Specially Serviced Mortgage Loan at which point the Special Servicer will receive 100% of such fees), 100% of loan service transaction fees, beneficiary statement charges, or similar items (but not including Prepayment Premiums), (iii) Net Prepayment Interest Excess, if any, and (iv) Net Default Interest and any late payment fees collected by the Servicer during a Collection Period on any non-Specially Serviced Mortgage Loan remaining after application thereof to reimburse interest on Advances and to reimburse the Trust for certain expenses of the Trust. The Servicer will not be entitled to the amounts specified in clause (ii), (iii) and (iv) with respect to the Non-Serviced Mortgage Loans. If a Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer will be entitled to the full amount of any modification, extension or assumption fees, as described below under "--Special Servicing." The Master Servicing Fee, the Trustee Fee and the Bond Administrator Fee will accrue on the same basis as the Mortgage Loans and with respect to the AFR/Bank of America Portfolio Loan, the servicing fee of the GMACCM 2003-C3 Servicer will be calculated on an actual/360 basis.

     In connection with any Net Prepayment Interest Shortfall, the Servicer will be obligated to reduce its Servicing Compensation as provided in this prospectus supplement under "Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfall."

     The Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in the Pooling and Servicing Agreement). The Bond Administrator will withdraw monthly from the Distribution Account the portion of the Servicing Fee payable to the Trustee and the Bond Administrator.

SPECIAL SERVICING

     THE SPECIAL SERVICER. Lennar Partners, Inc., a Florida corporation ("Lennar") and a subsidiary of LNR Property Corporation ("LNR"), will initially be appointed under the Pooling and Servicing Agreement as special servicer of all of the Mortgage Loans other than the Non-Serviced Mortgage Loans (the "Special Servicer"). The AFR/Bank of America Portfolio Loan will be specially serviced by the GMACCM 2003-C3 Special Servicer, which initially will be Midland Loan Services, Inc., pursuant to a separate pooling and servicing agreement. The Meadows Mall Loan will be specially serviced by the Wachovia 2003-C9 Special Servicer, which will initially be Lennar Partners, Inc., pursuant to a separate pooling and servicing agreement.

     The principal executive offices of Lennar are located at 1601 Washington Avenue, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. LNR, its subsidiaries and affiliates are involved in the real estate investment, finance and management business and engage principally in (i) purchasing, enhancing, repositioning and/or developing commercial real estate properties,
(ii) purchasing and originating high yielding loans backed by commercial real estate properties, and (iii) investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

     Lennar and its affiliates have regional offices located across the country in Florida, Georgia, Oregon and California and in Europe in London, England and Paris, France.

     As of August 31, 2003, Lennar and its affiliates were managing a portfolio which included an original count of 15,100 assets in most states across the country and in Europe (France and the United Kingdom) with an original face value of over $99 billion, most of which are commercial real estate assets. Included in this managed portfolio are $97 billion of commercial real estate assets representing 111 securitization transactions, for which Lennar is master servicer or special servicer.

     The Special Servicer may elect to subservice some or all of its special servicing duties with respect to each of the Mortgage Loans.

     The Pooling and Servicing Agreement will provide that more than one Special Servicer may be appointed, but only one Special Servicer may specially service any Mortgage Loan.

     THE DIRECTING CERTIFICATEHOLDER. The Directing Certificateholder may at any time with or without cause terminate substantially all of the rights and duties of the Special Servicer (other than with respect to the Non-Serviced Mortgage Loans) and appoint a replacement to perform such duties under substantially the same terms and conditions as applicable to the Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the designated replacement is acceptable to the Trustee, which approval may not be unreasonably withheld, the designated replacement shall become the replacement Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, none of the then-current ratings of any of the outstanding Classes of the Certificates would be qualified, downgraded or withdrawn as a result thereof;
(ii) a written acceptance of all obligations of such replacement Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The prior Special Servicer will be deemed to have resigned from its duties under the Pooling and Servicing Agreement in respect of Specially Serviced Mortgage Loans and REO Properties simultaneously with such designated replacement's becoming the Special Servicer under the Pooling and Servicing Agreement. Any replacement Special Servicer may be similarly so replaced by the Directing Certificateholder.

     With respect to the AFR/Bank of America Portfolio Loan, the GMACCM 2003-C3 Special Servicer may be terminated and replaced (initially by the holder of the AFR/Bank of America Portfolio B Loan) as provided by the GMACCM 2003-C3 Pooling and Servicing Agreement. See "--Servicing of the Non-Serviced Mortgage Loans--The AFR/Bank of America Portfolio Whole Loan--Termination of GMACCM 2003-C3 Special Servicer" in this prospectus supplement.

     With respect to the Meadows Mall Loan, the Wachovia 2003-C9 Special Servicer may be terminated and replaced with the consent of the Directing Certificateholder and the majority subordinate certificateholder of the controlling class under Wachovia 2003-C9 Pooling and Servicing Agreement, in accordance with the terms of the Wachovia 2003-C9 Pooling and Servicing Agreement and the related intercreditor agreement. See "--Servicing of the Non-Serviced Mortgage Loans--The Meadows Mall Whole Loan--Termination of Wachovia 2003-C9 Special Servicer" in this prospectus supplement.

     The Directing Certificateholder will have no liability whatsoever to the Trust Fund or any Certificateholders other than the Controlling Class Certificateholders and shall have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; PROVIDED, HOWEVER, that with respect to Controlling Class Certificateholders the Directing Certificateholder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates, that the Directing Certificateholder may act solely in the interests of the holders of the Controlling Class, that the Directing Certificateholder does not have any duties to the holders of any Class of Certificates other than the Controlling Class, that the Directing Certificateholder may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates, that the Directing Certificateholder will have no liability whatsoever for having acted solely in the interest of the Controlling Class and that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

     The "Controlling Class" will be, as of any date of determination, the Class of Principal Balance Certificates with the latest alphabetical Class designation that has a then aggregate Certificate Balance at least equal to 25% of the initial aggregate Certificate Balance of such Class of Principal Balance Certificates as of the Closing Date. As of the Closing Date, the Controlling Class will be the Class P Certificates. For purposes of determining the Controlling Class, the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates collectively will be treated as one Class.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Bond Administrator from time to time; PROVIDED, HOWEVER, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Bond Administrator from time to time by such holder (or Certificate Owner).

     SERVICING TRANSFER EVENT. The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling and Servicing Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan with respect to which (each, a "Servicing Transfer Event"): (i) either (x) with respect to any Mortgage Loan or Serviced Companion Loan other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a Balloon Loan, the date that the related Balloon Payment is due, unless, in either case the borrower has delivered to the Servicer prior to the maturity date a written refinancing commitment reasonably satisfactory in form and substance to the Servicer which provides that such refinancing will occur within 60 days, provided that if such refinancing does not occur, at such time the related Mortgage Loan or Serviced Companion Loan will become a Specially Serviced Mortgage Loan; (ii) the date on which any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; (iii) the date upon which the Servicer or Special Servicer determines that a payment default or any other default under the applicable Mortgage Loan Documents that (with respect to such other default) would materially impair the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Serviced Companion Loan or otherwise would materially adversely affect the interests of Certificateholders and, if applicable, the holders of the related Serviced Companion Loans and would continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified for 60 days and PROVIDED that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is imminent and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i) (y) above in, the case of a Balloon Payment, for at least 30 days,
(iv) the date upon which the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that if such decree or order has been dismissed, discharged or stayed within 60 days thereafter, the Mortgage Loan or Serviced Companion Loan will no longer be a Specially Serviced Mortgage Loan and no Special Servicing Fees shall be payable with respect thereto; (v) the date on which the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property; (vi) the date on which related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; (vii) a default of which the Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and which in the opinion of the Servicer or the Special Servicer materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan or Serviced Companion Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or
(viii) the date on which the Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property; PROVIDED, HOWEVER, that a Mortgage Loan or Serviced Companion Loan will cease to be a Specially Serviced Mortgage Loan (each, a "Corrected Mortgage Loan") (A) with respect to the circumstances described in clauses (i) and (ii), above, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured; PROVIDED, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

     If a Servicing Transfer Event exists with respect to any Mortgage Loan included in a Serviced Whole Loan, then it will also be deemed to exist with respect to the related Companion Loans. If a servicing transfer event under GMACCM 2003-C3 Pooling and Servicing Agreement or the Wachovia 2003-C9 Pooling and Servicing Agreement, as applicable, exists with respect to a Companion Loan related to a Non-Serviced Mortgage Loan, then it will also be deemed to exist with respect to the related Non-Serviced Mortgage Loan. The Whole Loans are intended to always be serviced or specially serviced, as the case may be, together.

     A servicing transfer event under the GMACCM 2003-C3 Pooling and Servicing Agreement for the AFR/Bank of America Portfolio Whole Loan will generally be delayed if the holder of the AFR/Bank of America Portfolio B Loan is making all cure payments required by the related intercreditor agreement and subject to limitations upon the number of cure payments that may be made in any twelve calendar month period. In addition, so long as the holder of the AFR/Bank of America Portfolio B Loan is exercising its right to cure certain events of default under the AFR/Bank of America Portfolio Whole Loan pursuant to the related intercreditor agreement, neither the GMACCM 2003-C3 Servicer nor the GMACCM 2003-C3 Special Servicer may treat such event of default as such for purposes of accelerating the AFR/Bank of America Portfolio Whole Loan or commencing foreclosure proceedings.

     ASSET STATUS REPORT. The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan or Serviced Companion Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Servicer, the Directing Certificateholder and the Rating Agencies. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the Special Servicer will implement the recommended action as outlined in such Asset Status Report; PROVIDED, HOWEVER, that the Special Servicer may not take any actions that are contrary to applicable law or the terms of the applicable Mortgage Loan Documents. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; PROVIDED, HOWEVER, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interests of all the Certificateholders (and with respect to a Whole Loan, the holders of the related Serviced Companion Loans). If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval. In any event, if the Directing Certificateholder does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report and in compliance with the Servicing Standard. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the holders of the related Serviced Companion Loan, if applicable.

     CERTAIN RIGHTS OF THE DIRECTING CERTIFICATEHOLDER. In addition to its rights and obligations with respect to Specially Serviced Mortgage Loans, the Special Servicer has the right to approve any modification, whether or not the applicable Mortgage Loan is a Specially Serviced Mortgage Loan, to the extent described above under "--Modifications" and to approve any waivers of due-on-sale or due-on-encumbrance clauses as described above under "--Enforcement of "Due-on-Sale" and "Due-on Encumbrance" Clauses," whether or not the applicable Mortgage Loan is a Specially Serviced Mortgage Loan. With respect to non-Specially Serviced Mortgage Loans, the Servicer must notify the Special Servicer of any request for approval (a "Request for Approval") received relating to the Special Servicer's above-referenced approval rights and forward to the Special Servicer any other information or documents reasonably requested by the Special Servicer (to the extent such information or documents are in the Servicer's possession). The Special Servicer is required to notify the Directing Certificateholder of such Request for Approval and its recommendation with respect thereto. Following such notice, the Directing Certificateholder will have five business days to approve any recommendation of the Special Servicer relating to any Request for Approval. In any event, if the Directing Certificateholder does not respond to a Request for Approval within the required five business days, the Special Servicer may deem its recommendation approved by the Directing Certificateholder. With respect to a Specially Serviced Mortgage Loan, the Special Servicer must notify the Directing Certificateholder of any Request for Approval received relating to the Directing Certificateholder's above-referenced approval rights and its recommendation with respect thereto. The Directing Certificateholder will have 10 business days to approve any recommendation of the Special Servicer relating to any such Request for Approval. In any event, if the Directing Certificateholder does not respond to any such Request for Approval within the required 10 business days, the Special Servicer may deem its recommendation approved by the Directing Certificateholder.

     The Controlling Class may have conflicts of interest with other Classes of Certificates or with the Trust. The Directing Certificateholder has no duty to act in the interests of any Class other than the Controlling Class.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC Regulations.

     SPECIAL SERVICING COMPENSATION. Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees including a special servicing fee, payable with respect to each Collection Period, equal to 0.25% per annum of the Stated Principal Balance of each related Specially Serviced Mortgage Loan (the "Special Servicing Fee") other than the Non-Serviced Mortgage Loans. The GMACCM 2003-C3 Special Servicer and the Wachovia 2003-C9 Special Servicer will accrue a comparable special servicing fee with respect to the AFR/Bank of America Portfolio Whole Loan under the GMACCM 2003-C3 Pooling and Servicing Agreement and the Meadows Mall Whole Loan under the Wachovia 2003-C9 Pooling and Servicing Agreement, respectively. The Special Servicer will not be entitled to retain any portion of the Excess Interest paid on the ARD Loan.

     A "Workout Fee" will in general be payable to the Special Servicer with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans) that ceases to be a Specially Serviced Mortgage Loan pursuant to the definition thereof. As to each such Mortgage Loan (other than the Non-Serviced Mortgage Loans), the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any such Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again ceases to be a Specially Serviced Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that cease to be Specially Serviced Mortgage Loans during the period that it had responsibility for servicing Specially Serviced Mortgage Loans and that had ceased being Specially Serviced Mortgage Loans (or for any Specially Serviced Mortgage Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Mortgage Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout
Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. The GMACCM 2003-C3 Special Servicer and the Wachovia 2003-C9 Special Servicer will accrue a comparable workout fee with respect to the AFR/Bank of America Portfolio Whole Loan under the GMACCM 2003-C3 Pooling and Servicing Agreement and the Meadows Mall Whole Loan under the Wachovia 2003-C9 Pooling and Servicing Agreement, respectively.

     A "Liquidation Fee" will be payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan (other than the Non-Serviced Mortgage Loans) as to which the Servicer obtains a full, partial or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer recovered any proceeds ("Liquidation Proceeds"). As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds. The GMACCM 2003-C3 Special Servicer and the Wachovia 2003-C9 Special Servicer will accrue a comparable liquidation fee with respect to the AFR/Bank of America Portfolio Whole Loan under the GMACCM 2003-C3 Pooling and Servicing Agreement and the Meadows Mall Whole Loan under the Wachovia 2003-C9 Pooling and Servicing Agreement, respectively. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with

     o the purchase of any Specially Serviced Mortgage Loan or REO Property by the Servicer, the Special Servicer or the Directing
          Certificateholder,

     o the purchase of all of the Mortgage Loans and REO Properties by the Servicer, the Special Servicer or the Directing Certificateholder in connection with the termination of the Trust,

     o a repurchase of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain time periods set forth in the Pooling and Servicing Agreement,

     o the purchase of a Mortgage Loan included in a Whole Loan by the holder of the related B Loan, unless in the case of the AFR/Bank of America Portfolio Loan, such Mortgage Loan is purchased more than 90 days after the default giving rise to the right of the holder of the related B Loan to purchase such Mortgage Loan,

     o the purchase of a Mortgage Loan by the holder of any related mezzanine debt. If, however, Liquidation Proceeds are received with respect to any Specially Serviced Mortgage Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest.

     In addition, the Special Servicer will be entitled to receive

     o any loan modification, extension and assumption fees related to the Specially Serviced Mortgage Loans (which will not include the Non-Serviced Mortgage Loans),

     o    any income earned on deposits in the REO Accounts,

     o 50% of any extension fees, modification and assumption fees of non-Specially Serviced Mortgage Loans (other than the Non-Serviced Mortgage Loans), and

     o any late payment fees collected by the Servicer during a Collection Period on any Specially Serviced Mortgage Loan (other than with respect to the Non-Serviced Mortgage Loans) remaining after application thereof during such Collection Period to reimburse interest on Advances and to reimburse the Trust for certain expenses of the Trust; PROVIDED, HOWEVER, that with respect to any Mortgage Loan that has a related Serviced Companion Loan, late payment fees will be allocated as provided in the related intercreditor agreement and the Pooling and Servicing Agreement.

     The GMACCM 2003-C3 Special Servicer and the Wachovia 2003-C9 Special Servicer will be entitled to comparable fees with respect to the AFR/Bank of America Portfolio Loan under the GMACCM 2003-C3 Pooling and Servicing Agreement and the Meadows Mall Loan under the Wachovia 2003-C9 Pooling and Servicing Agreement, respectively.

CERTAIN RIGHTS OF THE HOLDER OF THE WALGREENS-RIVERSIDE B LOAN

     The holder of the Walgreens-Riverside Loan has entered into an intercreditor agreement with the holder of the Walgreens-Riverside B Loan. The holder of the Walgreens-Riverside B Loan has certain rights under such intercreditor agreement, including, among others, the following:

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     OPTION TO PURCHASE THE WALGREENS-RIVERSIDE LOAN. In the event that (i) any payment of principal or interest on the Walgreens-Riverside Whole Loan becomes 90 or more days delinquent, (ii) the respective principal balances of the Walgreens-Riverside Loan and the Walgreens-Riverside B Loan have been accelerated, (iii) the respective principal balances of the Walgreens-Riverside Loan and the Walgreens-Riverside B Loan are not paid at maturity or (iv) the related borrower under the Walgreens-Riverside Whole Loan files a petition for bankruptcy, the holder of the Walgreens-Riverside Loan will have the option to purchase the Walgreens-Riverside B Loan and, if such purchase option is not exercised, the holder of the Walgreens-Riverside B Loan will have the option to purchase the Walgreens-Riverside Loan from the Trust for a period of 90 days after the delivery of a repurchase notice by the Trust to the Walgreens-Riverside B Loan, subject to certain conditions under the related intercreditor agreement. The purchase price of the Walgreens-Riverside Loan or the Walgreens-Riverside B Loan, as the case may be, will generally equal the outstanding principal balance thereof, together with all accrued interest and certain other amounts due under the related Mortgage Loan Documents (including without limitation any unreimbursed Property Advances and any interest thereon, but excluding any prepayment premiums and default interest).

     CERTAIN OBLIGATIONS OF THE SERVICER AND SPECIAL SERVICER CONCERNING THE CREDIT TENANT LEASE. In certain circumstances described in the related intercreditor agreement, the Servicer or Special Servicer is required to take actions to prevent and cure any default by the landlord under the related credit tenant lease and prevent a termination of such lease by using commercially reasonable efforts to cause the related borrower to perform the landlord's obligations under such lease as described in the related intercreditor agreement.

     CERTAIN CONSENT RIGHTS OF THE HOLDER OF THE WALGREENS-RIVERSIDE B LOAN CONCERNING FORECLOSURE ON THE WALGREENS-RIVERSIDE WHOLE LOAN COLLATERAL. Pursuant to the related intercreditor agreement, the holder of the Walgreens-Riverside Loan is not permitted to commence a foreclosure action upon a default under the related Mortgage Loan Documents without the consent of the holder of the Walgreens-Riverside B Loan, except (i) upon the occurrence of certain events of defaults as described in the intercreditor agreement, including failure to pay scheduled interest or principal on the Walgreens-Riverside Loan, (ii) if a nonrecoverability determination is made for any Advance or (iii) if the event of default described in clause (i) above is a failure to cure a lease termination condition or other landlord default under the related credit tenant lease and the cure would require a Property Advance which would be determined to be nonrecoverable; PROVIDED, HOWEVER, the holder of the Walgreens-Riverside Loan is not permitted to commence a foreclosure action if the holder of the Walgreens-Riverside B Loan has undertaken actions to cure the default which constitutes a lease termination condition as described in the intercreditor agreement.

     CERTAIN ADDITIONAL RIGHTS OF THE HOLDER OF THE WALGREENS-RIVERSIDE B LOAN. The holder of the Walgreens-Riverside B Loan has the right (i) to direct defaulted lease claims of the related borrower against a defaulting or bankrupt tenant prior to foreclosure of the Walgreens-Riverside Whole Loan, (ii) to take certain other actions to prevent a default on the part of the landlord under the Walgreens-Riverside lease, (iii) to approve modifications to the terms of the related Mortgage Loan Documents that affect the rights of the holder of the Walgreens-Riverside B Loan or of the borrower under the related credit tenant lease, (vi) to require foreclosure of the related Mortgage upon certain defaults under the Mortgage Loan Documents, (v) to take action to cure a lease termination condition under certain circumstances described in the related intercreditor agreement and (vi) to direct the holder of the Walgreens-Riverside Loan in certain other respects as described in the intercreditor agreement.

     SERVICING OF THE NON-SERVICED MORTGAGE LOANS

     THE AFR/BANK OF AMERICA PORTFOLIO WHOLE LOAN

     GENERAL

     Pursuant to the terms of the related intercreditor agreements, all five mortgage loans included in the AFR/Bank of America Portfolio Whole Loan are being serviced under the provisions of the GMACCM 2003-C3 Pooling and Servicing Agreement, which are similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard,

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     o    LaSalle Bank National Association, which is the trustee under the
          GMACCM 2003-C3 Pooling and Servicing Agreement (the "GMACCM 2003-C3 Trustee"), is, in that capacity, the mortgagee of record with respect to the mortgaged properties securing the AFR/Bank of America Portfolio Whole Loan;

     o GMAC Commercial Mortgage Corporation, which is the master servicer under the GMACCM 2003-C3 Pooling and Servicing Agreement (the "GMACCM 2003-C3 Servicer"), is, in that capacity, the master servicer for the AFR/Bank of America Portfolio Whole Loan under the GMACCM 2003-C3 Pooling and Servicing Agreement. However, P&I Advances with respect to the AFR/Bank of America Portfolio Loan will be made by the Servicer or the Trustee, as applicable, as described in "Description of the Certificates--Advances" in the prospectus supplement; and

     o Midland Loan Services, Inc., which is the special servicer of the AFR/Bank of America Portfolio Whole Loan under the GMACCM 2003-C3 Pooling and Servicing Agreement (the "GMACCM 2003-C3 Special Servicer"), is, in that capacity, the special servicer with respect to the AFR/Bank of America Portfolio Whole Loan under the GMACCM 2003-C3 Pooling and Servicing Agreement.

     The Directing Certificateholder will not have any rights with respect to the servicing and administration of the AFR/Bank of America Portfolio Loan under the GMACCM 2003-C3 Pooling and Servicing Agreement except as set forth below.

     RIGHTS OF THE HOLDER OF THE AFR/BANK OF AMERICA PORTFOLIO B LOAN

     CONSULTATION AND CONSENT. Unless an AFR/Bank of America Portfolio Change of Control Event has occurred and is continuing, then (i) the GMACCM 2003-C3 Special Servicer will be required to consult with the holder of the AFR/Bank of America Portfolio B Loan upon the occurrence of any event of default for the AFR/Bank of America Portfolio Loan under the related loan documents, to consider alternative actions recommended by the holder of the AFR/Bank of America Portfolio B Loan and to consult with the holder of the AFR/Bank of America Portfolio B Loan with respect to certain determinations made by the GMACCM 2003-C3 Special Servicer pursuant to the GMACCM 2003-C3 Pooling and Servicing Agreement, (ii) at any time (whether or not an event of default for such mortgage loan under the related loan documents has occurred) the GMACCM 2003-C3 Servicer and the GMACCM 2003-C3 Special Servicer will be required to consult with the holder of the AFR/Bank of America Portfolio B Loan (1) with respect to proposals to take any significant action with respect to the AFR/Bank of America Portfolio Whole Loan and the related Mortgaged Property and to consider alternative actions recommended by the holder of the AFR/Bank of America Portfolio B Loan and (2) to the extent that the related loan documents grant the lender the right to approve budgets for the related Mortgaged Property, prior to approving any such budget and (iii) prior to taking any of the following actions with respect to the AFR/Bank of America Portfolio Whole Loan, the GMACCM 2003-C3 Servicer and the GMACCM 2003-C3 Special Servicer will be required to notify in writing to the holder of the AFR/Bank of America Portfolio B Loan of any proposal to take any of such actions (and to provide the holder of the AFR/Bank of America Portfolio B Loan with such information reasonably requested as may be necessary in the reasonable judgment of the holder of the AFR/Bank of America Portfolio B Loan in order to make a judgment, the expense of providing such information not to be an expense of the requesting party) and to receive the written approval of the holder of the AFR/Bank of America Portfolio B Loan (which approval may be withheld in its sole discretion) with respect to:

     o any modification or waiver of any term of the related loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable Mortgage Rate or monthly payment, that relates to any exit fee, prepayment premium or Yield Maintenance Charge, or a deferral or forgiveness of interest on or principal of the AFR/Bank of America Portfolio Whole Loan, a modification or waiver of any other monetary term of the AFR/Bank of America Portfolio Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring any AFR/Bank of America Portfolio Mortgaged Property;

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     o    the waiver of any "due-on-sale" clause and/or "due-on-encumbrance"
          clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     o any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of any related Mortgaged Property if the AFR/Bank of America Portfolio Whole Loan should become a specially serviced loan and continue in default or any acquisition of such related Mortgaged Property by deed in lieu of foreclosure;

     o any proposed or actual sale of the related REO Property or the AFR/Bank of America Portfolio Whole Loan (other than in connection with exercise of the fair value purchase option and the termination of the trust fund pursuant to the GMACCM 2003-C3 Pooling and Servicing Agreement);

     o any release of the related borrower, any guarantor or other obligor from liability;

     o any modification or amendment of, or waiver of any term of the AFR/Bank of America Portfolio Whole Loan that would result in a discounted pay-off;

     o any determination to bring any related Mortgaged Property, which has become an REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

     o any substitution or release of collateral or acceptance of additional collateral for the AFR/Bank of America Portfolio Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut") unless required by the related loan documents;

     o    any adoption or approval of a plan in a bankruptcy of the borrower;

     o any termination or consent to termination of the related property manager of the AFR/Bank of America Portfolio Whole Loan or a change in any franchise arrangement related to the AFR/Bank of America Portfolio Whole Loan;

     o any consent to the execution, termination or renewal of any major lease at any related Mortgaged Property; or

     o any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related loan documents) or any waiver, modification or amendment of any insurance requirements under the related loan documents.

     The rights of the holder of the AFR/Bank of America Portfolio B Loan set forth in this section will initially be exercised by a designated class of commercial mortgage pass-through certificates issued under the GMACCM 2003-C3 Pooling and Servicing Agreement.

     Such rights will terminate and will be exercised by the holders of the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Pari Passu Loans (as described below) at any time that an "AFR/Bank of America Portfolio Change of Control Event" has occurred and is continuing. An AFR/Bank of America Portfolio Change of Control Event will be deemed to have occurred and be continuing if the initial principal balance of the AFR/Bank of America Portfolio B Loan, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to the AFR/Bank of America Portfolio B Loan, appraisal reduction amounts and any realized losses allocated to the AFR/Bank of America Portfolio B Loan, is less than 25% of the initial principal balance of the AFR/Bank of America Portfolio B Loan, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise allocated to the AFR/Bank of America Portfolio B Loan).

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the GMACCM 2003-C3 Special Servicer or the GMACCM 2003-C3 Servicer by the holder of the AFR/Bank of America Portfolio B Loan, in no event will the GMACCM 2003-C3 Special Servicer or the GMACCM 2003-C3 Servicer be required to take any action or refrain

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from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the GMACCM 2003-C3 Pooling and Servicing Agreement, violate the REMIC provisions or violate any other provisions of the GMACCM 2003-C3 Pooling and Servicing Agreement or the related loan documents.

     Notwithstanding anything herein to the contrary, the majority certificateholder of the controlling class under the GMACCM 2003-C3 Pooling and Servicing Agreement, the Directing Certificateholder and the holders of the other AFR/Bank of America Portfolio Pari Passu Loans (or their designees) will always retain the right to consult with the AFR/Bank of America Portfolio Servicer and the GMACCM 2003-C3 Special Servicer regarding the AFR/Bank of America Portfolio Whole Loan.

     Upon the occurrence and continuance of an AFR/Bank of America Portfolio Change of Control Event, any decision to be made with respect to the AFR/Bank of America Portfolio Whole Loan which requires the approval of the majority of holders of the then controlling class of a securitization or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Pari Passu Loans (or their designees) then holding a majority of the outstanding principal balance of the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Pari Passu Loans. If the holders of the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Pari Passu Loans then holding a majority of the outstanding principal balance of the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Pari Passu Loans are not able to agree on a course of action that satisfies the servicing standard under the GMACCM 2003-C3 Pooling and Servicing Agreement within sixty days after receipt of a request for consent to any action by the GMACCM 2003-C3 Servicer or the GMACCM 2003-C3 Special Servicer, as applicable, the majority certificateholder of the controlling class under the GMACCM 2003-C3 Pooling and Servicing Agreement will be entitled to direct the GMACCM 2003-C3 Servicer or the GMACCM 2003-C3 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the GMACCM 2003-C3 Pooling and Servicing Agreement (provided that such action does not violate the servicing standard or another provision of the GMACCM 2003-C3 Pooling and Servicing Agreement, the AFR/Bank of America Portfolio Whole Loan or any applicable REMIC provisions), and the GMACCM 2003-C3 Servicer or the GMACCM 2003-C3 Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the GMACCM 2003-C3 Pooling and Servicing Agreement. For purposes of the foregoing, the Directing Certificateholder will be entitled to exercise the rights described in this paragraph with respect to the AFR/Bank of America Portfolio Loan.

     CURE RIGHTS. In the event that the borrower fails to make any payment of principal or interest on the AFR/Bank of America Portfolio Whole Loan, resulting in a monetary event of default, or a material non-monetary event of default exists that is capable of being cured within thirty days, the holder of the AFR/Bank of America Portfolio B Loan will have the right to cure such event of default (each such cure, a "AFR/Bank of America Portfolio Cure Event") subject to certain limitations set forth in the related intercreditor agreement; PROVIDED that the right of the holder of the AFR/Bank of America Portfolio B Loan to effect an AFR/Bank of America Portfolio Cure Event or cause a delay in the transfer of the AFR/Bank of America Whole Loan to special servicing is subject to the limitation that there be no more than three consecutive AFR/Bank of America Portfolio Cure Events or special servicing delays, in any combination and no more than an aggregate of six AFR/Bank of America Portfolio Cure Events or special servicing delays in any twelve calendar month period. So long as the holder of the AFR/Bank of America Portfolio B Loan is exercising its cure right, neither the GMACCM 2003-C3 Servicer nor the GMACCM 2003-C3 Special Servicer will be permitted to (i) accelerate the AFR/Bank of America Portfolio Whole Loan,
(ii) treat such event of default as such for purposes of transferring the AFR/Bank of America Portfolio Whole Loan to special servicing, or (iii) commence foreclosure proceedings. The holder of the AFR/Bank of America Portfolio B Loan will not be permitted to exercise any cure rights if it is an affiliate of the related borrower.

     PURCHASE OPTION. So long as no AFR/Bank of America Portfolio Change of Control Event exists, the holder of the AFR/Bank of America Portfolio B Loan has the option of purchasing the AFR/Bank of America Portfolio Loan from the Trust, together with the AFR/Bank of America Portfolio Pari Passu Loans, at any time after the AFR/Bank of America Portfolio Whole Loan becomes a specially serviced

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mortgage loan under the GMACCM 2003-C3 Pooling and Servicing Agreement as a
result of an event that constitutes an event of default under the AFR/Bank of America Portfolio Whole Loan, PROVIDED that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to any related Mortgaged Property has occurred.

     The purchase price required to be paid by the holder of the AFR/Bank of America Portfolio B Loan will generally equal the aggregate outstanding principal balance of the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Pari Passu Loans, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the AFR/Bank of America Portfolio Whole Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the holder of the AFR/Bank of America Portfolio B Loan's purchase, a 1% liquidation fee (which will be paid to the GMACCM 2003-C3 Special Servicer).

     SALE OF DEFAULTED MORTGAGE LOAN. Under the GMACCM 2003-C3 Pooling and Servicing Agreement, if the AFR/Bank of America Portfolio Pari Passu Loan that was deposited into the GMAC Commercial Mortgage Securities, Inc., Series 2003-C3 Mortgage Pass-Through Certificates securitization is subject to a fair value purchase option, the option holder will also be required to purchase the other AFR/Bank of America Portfolio Pari Passu Loans and the AFR/Bank of America Portfolio Loan. Such option may be exercised by the majority certificateholder of the related securitization's controlling class and German American Capital Corporation, as mortgage loan seller under that securitization, in that order. If such option is exercised by the majority certificateholder of the related securitization's controlling class, then that holder will be required to purchase the AFR/Bank of America Portfolio Loan from the Trust in connection with the exercise of that option, unless one of the option holders specified in "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement elects to purchase the AFR/Bank of America Portfolio Loan from the Trust.

     TERMINATION OF THE GMACCM 2003-C3 SERVICER. If an event of default has occurred with respect to the GMACCM 2003-C3 Servicer under the GMACCM 2003-C3 Pooling and Servicing Agreement, which event of default relates to the AFR/Bank of America Portfolio Whole Loan or, if the certificates issued under the Pooling and Servicing Agreement or under any other pooling and servicing agreement as to which an AFR/Bank of America Portfolio Pari Passu Loan is subject, have been qualified, withdrawn or downgraded because of the actions of the GMACCM 2003-C3 Servicer with respect to the AFR/Bank of America Portfolio Whole Loan, then the Directing Certificateholder or such holder of an AFR/Bank of America Portfolio Pari Passu Loan (or its designee), as applicable, will be entitled to direct the GMACCM 2003-C3 Trustee to terminate the GMACCM 2003-C3 Servicer solely with respect to the AFR/Bank of America Portfolio Whole Loan and, at the direction of the Directing Certificateholder or holder of such AFR/Bank of America Portfolio Pari Passu Loan (or its designee), as applicable, a successor master servicer will be appointed to service the AFR/Bank of America Portfolio Whole Loan that assumes the obligations of the GMACCM 2003-C3 Servicer and that meets the eligibility requirements of the GMACCM 2003-C3 Pooling and Servicing Agreement and the related pooling and servicing agreement.

     TERMINATION OF GMACCM 2003-C3 SPECIAL SERVICER. So long as no AFR/Bank of America Portfolio Change of Control Event has occurred and is continuing, the holder of the AFR/Bank of America Portfolio B Loan is permitted to terminate, at its expense, the GMACCM 2003-C3 Special Servicer for the AFR/Bank of America Portfolio Whole Loan at any time with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the GMACCM 2003-C3 Pooling and Servicing Agreement. If an AFR/Bank of America Portfolio Change of Control Event exists, the holders of the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Pari Passu Loans (or their designees) then holding a majority of the outstanding principal balance of the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Pari Passu Loans will be entitled to exercise this right.

     EXERCISE OF RIGHTS OF HOLDERS OF AFR/BANK OF AMERICA PORTFOLIO B LOAN. The AFR/Bank of America Portfolio B Loan has been deposited into the commercial mortgage securitization trust created under the GMACCM 2003-C3 Pooling and Servicing Agreement. All rights of the holder of the AFR/Bank of

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America Portfolio B Loan will initially be exercised by the controlling class of the separate series of commercial mortgage pass-through certificates backed by the AFR/Bank of America Portfolio B Loan.

     THE MEADOWS MALL WHOLE LOAN

     Pursuant to the terms of the related intercreditor agreement, both of the two mortgage loans included in the Meadows Mall Whole Loan are to be serviced under the provisions of the Wachovia 2003-C9 Pooling and Servicing Agreement, which are similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard,

     o Wells Fargo Bank, N.A., the trustee under the Wachovia Pooling and Servicing Agreement (the "Wachovia 2003-C9 Trustee"), is, in that capacity, the mortgagee of record with respect to the Mortgaged Property securing the Meadows Mall Whole Loan;

     o Wachovia Bank, National Association, the initial master servicer under the Wachovia 2003-C9 Pooling and Servicing Agreement (the "Wachovia 2003-C9 Servicer"), is, in that capacity, the master servicer for the Meadows Mall Whole Loan under the Wachovia 2003-C9 Pooling and Servicing Agreement. However, P&I Advances with respect to the Meadows Mall Loan will be made by the Servicer or the Trustee, as applicable, as described in "Description of the Certificates--Advances" in the prospectus supplement; and

     o Lennar Partners, Inc., the initial special servicer of the Meadows Mall Whole Loan under the Wachovia 2003-C9 Pooling and Servicing Agreement (the "Wachovia 2003-C9 Special Servicer"), is, in that capacity, the special servicer with respect to the Meadows Mall Whole Loan under the Wachovia 2003-C9 Pooling and Servicing Agreement.

     The Directing Certificateholder will not have any rights with respect to the servicing and administration of the Meadows Mall Loan under the Wachovia 2003-C9 Pooling and Servicing Agreement except as set forth below.

     CONSULTATION AND CONSENT. Both the majority certificateholder of the controlling class of the Wachovia 2003-C9 Securitization (the "Wachovia 2003-C9 Majority Subordinate Certificateholder") and the Directing Certificateholder will be required to approve any of the following:

     o any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of REO property) of the ownership of the Mortgaged Property securing the Meadows Mall Whole Loan if it comes into and continues in default;

     o any modification, amendment or waiver of a monetary term (including a change in the timing of payments but excluding the waiver of default charges) or any material non-monetary term (excluding the waiver of any "due-on-sale" or "due-on-encumbrance" clause, as noted below) of the Meadows Mall Whole Loan;

     o any acceptance of a discounted payoff with respect to the Meadows Mall Whole Loan;

     o any determination to bring REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the REO property;

     o any release of real property collateral for the Meadows Mall Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way);

     o any acceptance of substitute or additional collateral for the Meadows Mall Whole Loan (other than defeasance collateral as required by the terms of the Meadows Mall Whole Loan);

     o any releases of earn-out reserve funds or related letters of credit with respect to the related Mortgaged Property;

     o any waiver of a "due-on-sale" or "due-on-encumbrance" clause in the Meadows Mall Whole Loan;

     o any determination by the Wachovia 2003-C9 Servicer or Wachovia 2003-C9 Special Servicer not to maintain or cause the related borrower to maintain for the Mortgaged Property or REO property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the Meadows Mall Whole Loan; and

     o any change in the property manager for the related Mortgaged Property or REO property which is required to be approved by the lender under the Meadows Mall Whole Loan.

     If the Wachovia 2003-C9 Majority Subordinate Certificateholder and the Directing Certificateholder give conflicting consents or directions to the Wachovia 2003-C9 Servicer or the Wachovia 2003-C9 Special Servicer, as applicable, and disagree on the proper course of action regarding any of the above-referenced items (and notify the Wachovia 2003-C9 Servicer or the Wachovia 2003-C9 Special Servicer, as applicable, of its disagreement in writing), then the Meadows Mall Operating Advisor (as defined below) will decide which one of the two proposed courses of action to follow, and will instruct the Wachovia 2003-C9 Servicer or the Wachovia 2003-C9 Special Servicer, as applicable, to implement such course of action in accordance with the servicing standard set forth in the Wachovia 2003-C9 Pooling and Servicing Agreement. The Wachovia 2003-C9 Special Servicer shall be required to consult with the holders of each of the Meadows Mall Loan and the Meadows Mall Pari Passu Loan.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the Wachovia 2003-C3 Special Servicer or the Wachovia 2003-C3 Servicer by the Wachovia 2003-C9 Majority Subordinate Certificateholder or the Directing Certificateholder, in no event will the Wachovia 2003-C3 Special Servicer or the Wachovia 2003-C3 Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the Wachovia 2003-C3 Pooling and Servicing Agreement, violate the REMIC provisions or violate any other provisions of the Wachovia 2003-C3 Pooling and Servicing Agreement or the related loan documents.

     The operating advisor for the Meadows Mall Whole Loan will be the entity named as such in the related intercreditor agreement, or such other third party operating advisor mutually acceptable to such holders (the "Meadows Mall Operating Advisor"), that, as set forth in the related intercreditor agreement, has a required special servicer rating (the "Wachovia 2003-C9 Required Special Servicer Rating") of "CSS2" or higher from Fitch, is on the S&P list of approved special servicers in the case of S&P and is, in the case of Moody's, acting as special servicer in a commercial mortgage loan securitization that was rated by Moody's within the 12 month period prior to the Determination Date and has not been downgraded by Moody's or has had Moody's withdraw the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer of such commercial mortgage securities as the cause for such downgrade, withdrawal or watch. The Meadows Mall Operating Advisor will consult with the holders of the Meadows Mall Loan and the Meadows Mall Pari Passu Loan.

     In the event that the provisions of the Wachovia 2003-C9 Pooling and Servicing Agreement conflict with the provisions of the related intercreditor agreement for the Meadows Mall Whole Loan, the provisions of such intercreditor agreement will be controlling. Notwithstanding the foregoing, in no event will the Wachovia 2003-C9 Servicer or the Wachovia 2003-C9 Special Servicer be required to take any action or refrain from taking any action in accordance with the terms of such intercreditor agreement that would cause the Wachovia 2003-C9 Servicer or the Wachovia 2003-C9 Special Servicer to violate the servicing standard under or the REMIC provisions of the Wachovia 2003-C9 Pooling and Servicing Agreement.

     SALE OF DEFAULTED MORTGAGE LOAN. Under the Wachovia 2003-C9 Pooling and Servicing Agreement, the Meadows Mall Pari Passu Loan that was deposited into the Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-C9 securitization (the "Wachovia 2003-C9 Securitization") may be subject to a fair value purchase option if the Meadows Mall Pari Passu Loan becomes a defaulted mortgage loan (in accordance with the terms of the Wachovia 2003-C9 Pooling and Servicing Agreement). Such option may be exercised by the Wachovia 2003-C9 Majority Subordinate Certificateholder prior to the exercise of such option by any other holder of such option. If the Wachovia 2003-C9 Majority Subordinate Certificateholder or its assignee does not exercise such option within thirty days of the Meadows Mall Pari Passu Loan becoming a defaulted mortgage loan, then the Directing Certificateholder will have thirty days thereafter to exercise such option. If the fair value purchase option on the Meadows Mall Loan is not exercised by the Wachovia 2003-C9 Majority Subordinate Certificateholder or the Directing Certificateholder or their respective assignee within 60 days of the Meadows Mall Pari Passu Loan becoming a defaulted mortgage loan, then the Wachovia 2003-C9 Special Servicer or its assignee has 15 days to exercise such option. After the expiration of this 75 day period following the time when the Meadows Mall Pari Passu Loan became a defaulted mortgage loan, the Wachovia 2003-C9 Majority Subordinate Certificateholder will again have the right to exercise its fair value purchase option prior to any exercise of such option by the Wachovia 2003-C9 Special Servicer.

     If the Wachovia 2003-C9 Majority Subordinate Certificateholder (or its assignee), the Directing Certificateholder or the Wachovia 2003-C9 Special Servicer (or its assignee) exercises the fair value purchase option with respect to the Meadows Mall Pari Passu Loan, such person will be required to also purchase the Meadows Mall Loan at the option price, as such price is defined in the Wachovia 2003-C9 Pooling and Servicing Agreement.

     While the Wachovia 2003-C9 Trustee and the trust fund created under the Wachovia 2003-C9 Pooling and Servicing Agreement (the "Wachovia 2003-C9 Trust Fund") are prohibited from acquiring the Meadows Mall Loan, the Wachovia 2003-C9 Servicer or one of its affiliates may own or acquire the Meadows Mall Loan.

     If the Wachovia 2003-C9 Special Servicer has not yet calculated, in accordance with the Servicing Standard as set forth in the Wachovia 2003-C9 Pooling and Servicing Agreement, the fair value of the Meadows Mall Loan within the 60-day period after such mortgage loan has defaulted, the option price required to be paid for the Meadows Mall Loan will generally equal the outstanding principal balance of such mortgage loan, calculated as of the date of purchase, together with all accrued and unpaid interest thereon at the related Mortgage Rate, up to but not including the Due Date in the collection period of purchase, plus any accrued interest on P&I Advances made with respect to such mortgage loan, any related reasonable costs and expenses, any previously unreimbursed trust fund expenses and any other trust fund expenses relating to such Mortgage Loan under the Wachovia 2003-C9 Pooling and Servicing Agreement.

     TERMINATION OF WACHOVIA 2003-C9 SPECIAL SERVICER. The Wachovia 2003-C9 Special Servicer may be removed as special servicer with respect to only the Meadows Mall Whole Loan at any time upon the consent of the Wachovia 2003-C9 Majority Subordinate Certificateholder and the Directing Certificateholder.

SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     GMACCM, the initial Servicer, and LNR, the initial Special Servicer, are permitted to purchase any Class of Certificates. Such a purchase by the Servicer or Special Servicer could cause a conflict relating to the Servicer's or Special Servicer's duties pursuant to the Pooling and Servicing Agreement and the Servicer's or Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer will administer the Mortgage Loans in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Servicer or Special Servicer or any affiliate thereof.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     BOND ADMINISTRATOR REPORTS

     Based on information provided in monthly reports prepared by the Servicer and the Special Servicer and delivered to the Bond Administrator, the Bond Administrator will prepare and make available on each Distribution Date to each Certificateholder, the Depositor, the Servicer, the Special Servicer, the Trustee, each Underwriter, each Rating Agency and, if requested, any potential investors in the Certificates (i) a statement (a "Distribution Date Statement") and (ii) a report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this prospectus supplement in the tables under the caption "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans."

     Certain information regarding the Mortgage Loans will be made accessible at the website maintained by LaSalle Bank National Association at www.etrustee.net or such other mechanism as the Bond Administrator may have in place from time to time.

     After all of the Certificates have been sold by the Underwriters, certain information will be made accessible on the website maintained by the Servicer as the Servicer may have in place from time to time.

     SERVICER REPORTS

     The Servicer is required to deliver to the Bond Administrator prior to each Distribution Date, and the Bond Administrator is to make available to each Certificateholder, each holder of a Companion Loan, the Depositor, each Underwriter, each Rating Agency, the Special Servicer, the Directing Certificateholder and, if requested, any potential investor in the Certificates, on each Distribution Date, the following six CMSA reports:

          (a) A "Comparative Financial Status Report" setting forth, to the extent such information is provided by the related borrowers, among other things, the occupancy, revenue, underwritten net operating income or net cash flow and DSCR for each Mortgaged Property as of the current Determination Date for each of the following three periods: (i) the most current trailing 12 months or year to date, (ii) the previous two full fiscal years (if made available to the Servicer), and (iii) the "base year" (representing the original underwriting information used as of the Cut-off
     Date).

          (b) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the respective Distribution Date, were delinquent 30 days to 59 days, 60 days to 89 days, 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

          (c) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the respective Distribution Date, have been modified pursuant to the Pooling and Servicing Agreement
     (i) during the related Collection Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

          (d) An "Historical Liquidation Report" setting forth, among other things, as of the close of business on the Determination Date immediately preceding the respective Distribution Date, (i) the aggregate amount of net liquidation proceeds, both for the current period and historically, and
     (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

          (e) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust as of the close of business on the Determination Date immediately preceding the respective Distribution Date, (i) the acquisition date of such REO Property, and (ii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such date of determination (including any prepared internally by the Special Servicer).

          (f) A "Watch List" as of the close of business on the Determination Date immediately preceding the respective Distribution Date setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

     Subject to the receipt of necessary information from any subservicer, such loan-by-loan listing will be made available electronically in the form of the standard CMSA Reports; PROVIDED, HOWEVER, the Bond Administrator will provide Certificateholders with a written copy of such report upon request. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer no later than four business day prior to the related Servicer Remittance Date. Absent manifest error, none of the

Servicer, the Special Servicer, the Bond Administrator or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer, the Bond Administrator or the Trustee, as applicable.

     The Trustee, the Bond Administrator, the Servicer and the Special Servicer will be indemnified by the Trust against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan and reasonably relied upon by such party.

     The Servicer is also required to deliver to the Bond Administrator and the Rating Agencies the following materials:

          (a) Annually, on or before June 30 of each year, commencing with June 30, 2004, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis Report" together with copies of the related operating statements and rent rolls (but only if the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information) for such Mortgaged Property or REO Property for the preceding calendar year-end, if available. The Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain annual and other periodic operating statements and related rent rolls and promptly update the Operating Statement Analysis Report.

          (b) Within 60 days of receipt by the Servicer (or within 45 days of receipt by the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual year-end operating statements, if any, with respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year-end net operating income or net cash flow and debt service coverage numbers used by the Servicer or Special Servicer in the other reports referenced above.

     The Bond Administrator is to make available a copy of each Operating Statement Analysis Report and NOI Adjustment Worksheet that it receives from the Servicer upon request to the Depositor, each Underwriter, the Directing Certificateholder, each Rating Agency, the Certificateholders and the Special Servicer promptly after its receipt thereof. Any potential investor in the Certificates may obtain a copy of any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Bond Administrator upon request.

     In addition, within a reasonable period of time after the end of each calendar year, the Bond Administrator is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns. The Bond Administrator will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust.

OTHER INFORMATION

     The Pooling and Servicing Agreement requires that the Bond Administrator make available at its offices, during normal business hours, for review by any Certificateholder, any holder of a Serviced Companion Loan (with respect to items (iv)-(vii), only to the extent such information relates to the related Serviced Companion Loan), the Depositor, the Servicer, the Special Servicer, any Rating Agency or any potential investor in the Certificates, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan Documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all Distribution Date Statements made available to holders of the relevant Class of Offered Certificates since the Closing Date and any holder of a Companion Loan, (iii) all annual officers' certificates and accountants' reports delivered by the Servicer and the Special Servicer to the Bond Administrator since the

Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property and delivered to the Bond Administrator, (v) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail "sales information," if any, collected by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property and delivered to the Bond Administrator, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer and delivered to the Bond Administrator, and (vii) any and all officers' certificates and other evidence delivered to or by the Bond Administrator to support the Servicer's, the Special Servicer's or the Trustee's, as the case may be, determination that any Advance, if made, would not be recoverable. Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Bond Administrator to the extent such documents are in the Bond Administrator's possession.

                                 USE OF PROCEEDS

     The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay part of the purchase price of the Mortgage Loans.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary and the discussion in the prospectus under the heading "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" are a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates and constitute the opinion of Cadwalader, Wickersham & Taft LLP as to the accuracy of matters discussed herein and therein. The summary below and such discussion in the Prospectus do not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. In addition, such summary and such discussion do not address state, local or foreign tax issues with respect to the acquisition, ownership or disposition of the Offered Certificates. The authorities on which such summary and such discussion are based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Such summary and such discussion are based on the applicable provisions of the Code, as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of the Treasury as of the date hereof. Investors should consult their own tax advisors in determining the federal, state, local, foreign or any other tax consequences to them of the purchase, ownership and disposition of Certificates.

     Elections will be made to treat designated portions of the Trust (exclusive of Excess Interest and the Excess Interest Distribution Account), and proceeds thereof (such nonexcluded portion of the Trust, the "Trust REMICs"), as two separate REMICs within the meaning of Code Section 860D. In addition, the AFR/Bank of America Portfolio Loan and any related REO property and proceeds thereof will constitute the assets of a separate REMIC (the "Loan REMIC"). The Loan REMIC has issued a class of "regular interests" (the "Loan REMIC Regular Interest") and a class of "residual interests." The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of the AFR/Bank of America Portfolio Loan, which is held in the Loan REMIC) and the "regular interest" issued by the Loan REMIC, proceeds thereof held in the Collection Account, the Interest Reserve Account, the Lower-Tier Distribution Account, the Excess Liquidation Proceeds Account and any related REO Property, and will issue several uncertificated classes of regular interests (the "Lower-Tier Regular Interests") to the Upper-Tier REMIC and the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC and the Loan REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Upper-Tier Distribution Account in which distributions on the Lower-Tier Regular Interests will be deposited, and will issue the Class X-1, Class X-2, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (the "Regular Certificates") as classes of regular interests and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement,
(iii) compliance with the GMACCM 2003-C3 Pooling and Servicing Agreement and the Wachovia 2003-C9 Pooling and Servicing Agreement and the continuing qualification of the REMICs formed thereunder and (iv) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the United States Department of the Treasury ("Treasury Regulations") thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, the Lower-Tier REMIC, the Upper-Tier REMIC and the Loan REMIC will each qualify as a REMIC. References in this discussion to the "REMIC" will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC, the Lower-Tier REMIC and the Loan REMIC. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class Q Certificates will represent undivided beneficial interests therein.

     The Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C) of the Code, for domestic building and loan associations (but only to the extent of the allocable portion of the Mortgage Loans secured by multifamily properties and mobile home park properties). As of the Cut-off Date, Mortgage Loans secured by multifamily properties and mobile home park properties represent approximately 31.42% of the Mortgage Loans by Initial Outstanding Pool Balance.

     The Offered Certificates will be treated as "real estate assets," within the meaning of Section 856(c)(5)(B) of the Code, for real estate investment trusts and interest thereon will be treated as "interest on mortgages on real property," within the meaning of Section 856(c)(3)(B) of the Code, to the extent described in the prospectus under the heading "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates." Mortgage Loans which have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.

     The Offered Certificates will be treated as "regular interests" in the Upper-Tier REMIC and therefore generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

     The IRS has issued Treasury Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount (the "OID Regulations"). Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Certificates may be able to select a method for recognizing any original issue discount that differs from that used by the Bond Administrator in preparing reports to Certificateholders and the IRS. Prospective purchasers of Certificates are advised to consult their tax advisors concerning the treatment of any original issue discount with respect to purchased Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" in the prospectus.

     Whether any holder of any such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. It is anticipated that the Offered Certificates will be issued [at a premium] for federal income tax purposes. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Premium" in the prospectus.

     For purposes of accruing original issue discount, if any, determining whether such original issue discount is DE MINIMIS and amortizing any premium, the Prepayment Assumption will be 0% CPR. See "Yield and Maturity
Considerations" in this prospectus supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium or a Yield Maintenance Charge should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium or a Yield Maintenance Charge. For federal income tax reporting purposes, Prepayment Premiums and Yield Maintenance Charges will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums and Yield Maintenance Charges only after the Servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge as to which such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement. It appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

     For a discussion of the tax consequences of the acquisition ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia or is a foreign estate or trust, see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" in the prospectus.

                              ERISA CONSIDERATIONS

     The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the "Department") that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted to each of the co-lead managers an administrative exemption (Deutsche Bank Securities Inc. as Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption ("PTE") 2002-41 (the "DBS Exemption"), and ABN AMRO Incorporated as Department Final Authorization Number 98-08E, as amended by PTE 2002-41 (the "ABN Exemption" and collectively with the DBS Exemption, the "Exemption")), for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the co-lead managers. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the co-lead managers, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

     Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

          (1) The acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from any of S&P, Moody's or Fitch;

          (3) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

          (4) The sum of all payments made to and retained by the co-lead managers in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          (5) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The Trust must also meet the following requirements:

          (a) the corpus of the Trust must consist solely of assets of the type that have been included in other investment pools;

          (b) certificates in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Offered Certificates pursuant to the Exemption; and

          (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates pursuant to the Exemption.

     If all of the conditions of the Exemption are met, then whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in the Mortgage Pool, the acquisition, holding and resale by Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

     Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor, PROVIDED that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Trust; (c) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, the Underwriters, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, any party considered a "sponsor" within the meaning of the Exemption, or any affiliate of such parties (the "Restricted Group").

     The co-lead managers believe that the conditions to the applicability of their respective Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the co-lead managers or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions or similar exemption under Similar Law, and whether the conditions of any such exemption will be applicable to such purchase. As noted above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as some of the Offered Certificates. A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

     Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "Certain ERISA Considerations" in the prospectus.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     No representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an Underwriting Agreement, dated February___, 2004 (the "Underwriting Agreement"), Deutsche Bank Securities Inc. ("DBS"), ABN AMRO Incorporated ("ABN"), Banc of America Securities LLC ("BOA"), Citigroup Global Markets Inc. ("Citigroup") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("ML"), (collectively, the "Underwriters") have agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about March __, 2004, against payment therefor in immediately available funds. DBS and ABN will act as co-lead managers of the offering of the Offered Certificates and BOA, Citigroup and ML are acting as co-managers and underwriters of the offering of Offered Certificates. DBS is acting as sole bookrunner of the offering.

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the approximate percentage of the Certificate Balance of the Offered Certificates set forth below:

                                                                                          MERRILL LYNCH, PIERCE,
                        DEUTSCHE BANK      ABN AMRO    BANC OF AMERICA   CITIGROUP GLOBAL     FENNER & SMITH,
CLASS                  SECURITIES INC.   INCORPORATED  SECURITIES LLC       MARKETS INC.        INCORPORATED
----                   ---------------   ------------  ---------------   ---------------   ---------------------
Class A-1 ...........          $_____         $_____           $_____             $_____             $_____
Class A-2 ...........           _____          _____            _____              _____              _____
Class A-3 ...........           _____          _____            _____              _____              _____
Class A-4 ...........           _____          _____            _____              _____              _____
Class B .............           _____          _____            _____              _____              _____
Class C .............           _____          _____            _____              _____              _____
Class D .............           _____          _____            _____              _____              _____
Class E .............           _____          _____            _____              _____              _____

     The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of its Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately ___% of the aggregate Certificate Balance of the Offered Certificates, plus accrued interest. Each Underwriter may effect such transactions by selling its Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     DBS is an affiliate of GACC and ABN is an affiliate of LaSalle and ABN AMRO Bank.

     The Underwriting Agreement or a separate indemnification agreement provides that the Depositor and the Mortgage Loan Sellers will indemnify the Underwriters against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments to be made in respect thereof.

     There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the reports distributed by the Bond Administrator discussed in this prospectus supplement under "The Pooling and Servicing Agreement--Reports to Certificateholders; Available Information." Except as described in this prospectus supplement under "The Pooling and Servicing Agreement--Reports to Certificateholders; Available Information," there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                  LEGAL MATTERS

     The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATINGS

     It is a condition to the issuance of the Offered Certificates that (i) the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates be rated "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), "AAA" by Fitch, Inc. ("Fitch") and "AAA" by Dominion Bond Rating Service Limited ("DBRS" and together with Fitch and S&P, the "Rating Agencies"),
(ii) the Class B Certificates be rated at least "AA" by S&P, "AA" by Fitch and "AA" by DBRS, (iii) the Class C Certificates be rated at least "AA-" by S&P, "AA-" by Fitch and "AA (low)"by DBRS, (iv) the Class D Certificates be rated at least "A" by S&P, "A" by Fitch and "A" by DBRS, and (v) the Class E Certificates be rated at least "A-" by S&P, "A-" by Fitch and "A (low)" by DBRS. The "Rated Final Distribution Date" of each Class of Certificates is the Distribution Date in March 2039.

     The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the Mortgage Pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by mortgagors, or the degree to which such prepayments might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Default Interest or the timing or frequency of the receipt thereof. In general, the ratings thus address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience. The ratings do not address the fact that the Pass-Through Rates of the Offered Certificates to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate may be affected by changes thereon.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                            INDEX OF PRINCIPAL TERMS

ABN ........................................................... S-164
ABN AMRO Bank ................................................. S-55
ABN Exemption ................................................. S-25, S-162
ACMs .......................................................... S-37
ADA ........................................................... S-47
Advance ....................................................... S-21
Advance Rate .................................................. S-123
Advances ...................................................... S-122
AFR/Bank of America
   Portfolio B Loan ........................................... S-16, S-65
AFR/Bank of America Portfolio
   Change of Control Event .................................... S-152
AFR/Bank of America Portfolio
   Companion Loans ............................................ S-65
AFR/Bank of America Portfolio
   Cure Event ................................................. S-153
AFR/Bank of America Portfolio Loan ............................ S-16, S-65
AFR/Bank of America Portfolio
   Pari Passu Loan ............................................ A-1, S-65
AFR/Bank of America Portfolio
   Pari Passu Loans ........................................... S-16, S-65
AFR/Bank of America
   Portfolio Senior Loans ..................................... S-16, S-65
AFR/Bank of America Portfolio
   Whole Loan ................................................. S-16, S-65
Annual Debt Service ........................................... S-69
Anticipated Repayment Date .................................... S-68
Appraisal Reduction Amount .................................... S-23, S-89, S-99
Appraisal Reduction Event ..................................... S-99
Appraisal Reduction Events .................................... S-22
Appraised Value ............................................... S-70
ARD Loan ...................................................... S-38, S-68
Asset Status Report ........................................... S-147
Assumed Final Distribution Date ............................... S-3
Assumed Scheduled Payment ..................................... S-91
Available Funds ............................................... S-87
Balloon Balance ............................................... S-70
Balloon Loans ................................................. S-38
Balloon Payments .............................................. S-38
B Loan ........................................................ S-18
BOA ........................................................... S-164
Bond Administrator ............................................ S-8
Bond Administrator Fee ........................................ S-142
Bond Administrator Fee Rate ................................... S-141
BUILD Loan .................................................... S-83
CBE ........................................................... S-112
Certificate Balance ........................................... S-86
Certificate Owners ............................................ S-104
Certificate Registrar ......................................... S-101
Certificateholder ............................................. S-101
Certificates .................................................. S-86
Citigroup ..................................................... S-164
Class ......................................................... S-86
Class A Certificates .......................................... S-98
Clearstream ................................................... S-26, S-101
Clearstream Participants ...................................... S-103
Closing Date .................................................. S-9
Code .......................................................... S-25
Collection Account ............................................ S-124
Collection Period ............................................. S-89
Companion Loan ................................................ S-18
Companion Loans ............................................... S-18
Comparable Treasury Rate ...................................... S-79
Comparative Financial Status Report ........................... S-158
Controlling Class ............................................. S-145
Controlling Class Certificateholder ........................... S-145
Corrected Mortgage Loan ....................................... S-146
CPR ........................................................... S-107
Crossover Date ................................................ S-95
Current LTV ................................................... S-70
Custodian ..................................................... S-115
Cut-off Date .................................................. S-55
Cut-off Date Balance .......................................... S-55
Cut-off Date Loan-to-Value Ratio .............................. S-70
Cut-off Date LTV .............................................. S-70
Cut-off Date LTV Ratio ........................................ S-70
DBRS .......................................................... S-166
DBS ........................................................... S-164
DBS Exemption ................................................. S-25, S-162
Debt Service Coverage Ratio ................................... S-69
Default Interest .............................................. S-89
Default Rate .................................................. S-89
Defaulted Mortgage Loan ....................................... S-135
Defeasance .................................................... S-80
Defeasance Collateral ......................................... S-80
Defeasance Lock-Out Period .................................... S-80
Defeasance Option ............................................. S-80
Definitive Certificate ........................................ S-101
Delinquency ................................................... S-89
Delinquent Loan Status Report ................................. S-158
Department .................................................... S-162
Depositaries .................................................. S-102
Depositor ..................................................... S-55
Determination Date ............................................ S-89
Directing Certificateholder ................................... S-145
Discount Rate ................................................. S-96
Discount Rate Fraction ........................................ S-96
Distribution Account .......................................... S-124
Distribution Date ............................................. S-87
Distribution Date Statement ................................... S-157
DSCR .......................................................... S-69
DTC ........................................................... S-26
Due Date ...................................................... S-90
ERISA ......................................................... S-162
ESA ........................................................... S-61
Euroclear ..................................................... S-26

Euroclear Participants ........................................ S-103
Events of Default ............................................. S-131
Excess Liquidation Proceeds ................................... S-138
Excess Prepayment Interest Shortfall .......................... S-98
Exemption ..................................................... S-25, S-162
FIRREA ........................................................ S-61
Fitch ......................................................... S-166
Form 8-K ...................................................... S-85
FPO Persons ................................................... S-4
FSMA .......................................................... S-4
GAAP .......................................................... S-68
GACC .......................................................... S-55
General Servicing Standard .................................... S-120
GLA ........................................................... S-71
GMACCM ........................................................ S-143
GMACCM 2003-C3 Pooling
   and Servicing Agreement .................................... S-17, S-65
GMACCM 2003-C3 Servicer ....................................... S-17, S-151
GMACCM 2003-C3 Special Servicer ............................... S-17, S-151
GMACCM 2003-C3 Trustee ........................................ S-151
GMACCM Servicing Standard ..................................... S-119
Historical Liquidation Report ................................. S-158
Historical Loan Modification Report ........................... S-158
Holders ....................................................... S-104
Indirect Participants ......................................... S-102
Initial Outstanding Pool Balance .............................. S-55
Initial Rate .................................................. S-68
Interest Accrual Amount ....................................... S-89
Interest Accrual Period ....................................... S-90
Interest Rate ................................................. S-70
Interest Reserve Account ...................................... S-124
Interest Shortfall ............................................ S-90
LaSalle ....................................................... S-55
Lennar ........................................................ S-144
Liquidation Fee ............................................... S-148
Liquidation Fee Rate .......................................... S-149
Liquidation Proceeds .......................................... S-149
LNR ........................................................... S-144
Loan REMIC .................................................... S-24, S-160
Loan REMIC Regular Interest ................................... S-160
Loan-to-Value Ratio ........................................... S-70
Lock-Out Period ............................................... S-78
Lower-Tier Regular Interests .................................. S-160
Lower-Tier REMIC .............................................. S-24
LTV ........................................................... S-70
LTV Ratio at Maturity ......................................... S-70
MAI ........................................................... S-58
Master Servicing Fee .......................................... S-143
Master Servicing Fee Rate ..................................... S-143
Meadows Mall Loan ............................................. S-66
Meadows Mall Operating Advisor ................................ S-156
Meadows Mall Pari Passu Loan .................................. S-17, S-66
Meadows Mall Whole Loan ....................................... S-17, S-66
ML ............................................................ S-164
Modeling Assumptions .......................................... S-107
Modified Mortgage Loan ........................................ S-101
Monthly Payment ............................................... S-88
Moody's ....................................................... S-125
Mortgage ...................................................... S-55
Mortgage Loan ................................................. S-55
Mortgage Loan Documents ....................................... S-115
Mortgage Loan Purchase Agreement .............................. S-56
Mortgage Loan Purchase Agreements ............................. S-115
Mortgage Loan Sellers ......................................... S-55
Mortgage Loans ................................................ S-55
Mortgage Pool ................................................. S-55
Mortgage Rate ................................................. S-70, S-90
Mortgaged Properties .......................................... S-55
Mortgaged Property ............................................ S-55
Net Default Interest .......................................... S-89
Net Mortgage Pass-Through Rate ................................ S-90
Net Prepayment Interest Excess ................................ S-98
Net Prepayment Interest Shortfall ............................. S-98
Net REO Proceeds .............................................. S-89
NOI Adjustment Worksheet ...................................... S-159
Non-Serviced Mortgage Loans ................................... S-8
Note .......................................................... S-55
Notional Balance .............................................. S-87
NRA ........................................................... S-71
Occupancy Rate ................................................ S-70
Offered Certificates .......................................... S-10, S-86
OID REGULATIONS ............................................... S-161
Operating Statement Analysis Report ........................... S-159
Option Price .................................................. S-135
P&I Advance ................................................... S-21, S-120
Pads .......................................................... S-70
PAR ........................................................... S-61, S-62
Pari Passu Companion Loan ..................................... S-121
Participants .................................................. S-101
Pass-Through Rate ............................................. S-10, S-90
PCBs .......................................................... S-37
PCIS Persons .................................................. S-4
Percentage Interest ........................................... S-87
Permitted Investments ......................................... S-125
Plan .......................................................... S-162
Pooling and Servicing Agreement ............................... S-115
Prepayment Interest Excess .................................... S-97
Prepayment Interest Shortfall ................................. S-97
Prime Rate .................................................... S-123
Principal Allocation Fraction ................................. S-96
Principal Balance Certificate ................................. S-86
Principal Balance Certificates ................................ S-86
Principal Distribution Amount ................................. S-91
Principal Prepayments ......................................... S-89
Private Certificates .......................................... S-10, S-86
Property Advance .............................................. S-21
Property Advances ............................................. S-122
PTE ........................................................... S-25, S-162
Purchase Option ............................................... S-135
Qualifying Substitute Mortgage Loan ........................... S-118

Rated Final Distribution Date ................................. S-166
Rating Agencies ............................................... S-25, S-166
Rating Agency ................................................. S-25
Realized Loss ................................................. S-96
Record Date ................................................... S-87
Regular Certificates .......................................... S-160
Related Borrower Loan Groups .................................. S-84
Release Date .................................................. S-80
Relevant Persons .............................................. S-4
REMIC ......................................................... S-161
REMIC Regulations ............................................. S-160
Removed Mortgage Loan ......................................... S-117
REO Account ................................................... S-86
REO Loan ...................................................... S-91
REO Property .................................................. S-86
REO Status Report ............................................. S-158
REO Tax ....................................................... S-137
Replacement Mortgage Loan ..................................... S-117
Repurchase Price .............................................. S-117
Request for Approval .......................................... S-147
Reserve Accounts .............................................. S-56
Restricted Group .............................................. S-163
Rooms ......................................................... S-70
Rules ......................................................... S-103
S&P ........................................................... S-166
Serviced Companion Loans ...................................... S-18, S-118
Serviced Whole Loan ........................................... S-18
Servicer ...................................................... S-143
Servicer Remittance Date ...................................... S-120
Servicing Compensation ........................................ S-143
Servicing Fee ................................................. S-143
Servicing Fee Rate ............................................ S-71, S-143
Servicing Standard ............................................ S-120
Servicing Transfer Event ...................................... S-146
Similar Law ................................................... S-162
Single-Tenant Mortgage Loan ................................... S-84
Small Loan Appraisal Estimate ................................. S-99
Special Servicer .............................................. S-144
Special Servicing Fee ......................................... S-148
Specially Serviced Mortgage Loan .............................. S-146
Sq. Ft ........................................................ S-70
Square Feet ................................................... S-70
Stated Principal Balance ...................................... S-97
Subordinate Certificates ...................................... S-98
Term to Maturity .............................................. S-71
Terms and Conditions .......................................... S-103
Terrorism Risk Insurance Act .................................. S-43
Treasury Rate ................................................. S-79
Treasury Regulations .......................................... S-161
Trust ......................................................... S-10, S-55
Trust Fund .................................................... S-4
Trust REMICs .................................................. S-160
Trustee ....................................................... S-8
Trustee Fee ................................................... S-141
Trustee Fee Rate .............................................. S-141
Tysons Corner Center Loan ..................................... S-16, S-63
Tysons Corner Center Pari Passu Loans ......................... S-16, S-63
Tysons Corner Center Whole Loan ............................... S-16, S-63
U/W Revenue ................................................... S-71
Underwriters .................................................. S-164
Underwriting Agreement ........................................ S-164
Underwritten NCF .............................................. S-68
Underwritten NCF DSCR ......................................... S-69
Underwritten Net Cash Flow .................................... S-68
Units ......................................................... S-70
Unscheduled Payments .......................................... S-89
Updated Appraisal ............................................. S-100
Upper-Tier REMIC .............................................. S-24
UW NCF ........................................................ S-68
UW NCF DSCR ................................................... S-69
Voting Rights ................................................. S-134
Wachovia 2003-C9 Majority
   Subordinate Certificateholder .............................. S-155
Wachovia 2003-C9 Pooling
   and Servicing Agreement .................................... S-17, S-66
Wachovia 2003-C9 Required
   Special Servicer Rating .................................... S-156
Wachovia 2003-C9 Securitization ............................... S-17, S-156
Wachovia 2003-C9 Servicer ..................................... S-17, S-155
Wachovia 2003-C9 Special Servicer ............................. S-155
Wachovia 2003-C9 Trust Fund ................................... S-157
Wachovia 2003-C9 Trustee ...................................... S-155
Walgreens-Riverside B Loan .................................... S-18, S-67
Walgreens-Riverside Loan ...................................... S-18
Walgreens-Riverside Whole Loan ................................ S-18, S-67
Watch List .................................................... S-158
Weighted Average Net Mortgage
   Pass-Through Rate .......................................... S-90
Wells Fargo Bank .............................................. S-141
Wenatchee Valley Mall Loan .................................... S-143
Whole Loan .................................................... S-18
Withheld Amounts .............................................. S-124
Workout Fee ................................................... S-148
Workout Fee Rate .............................................. S-148
Yield Maintenance Charge ...................................... S-78
Yield Maintenance Period ...................................... S-78

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

COMM 2004-LNB2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
            PROPERTIES

                                                                       % OF                       MORTGAGE
                                                                   INITIAL POOL       # OF          LOAN         ORIGINAL
    ID                          PROPERTY NAME                         BALANCE      PROPERTIES    SELLER (1)      BALANCE
---------------------------------------------------------------------------------------------------------------------------
     1      Tysons Corner Center                                      15.23%           1            GACC        147,500,000
     2      AFR/Bank of America Portfolio (10)                         8.78%          152           GACC         85,000,000
    2.1     Harrison Main                                              0.01%                        GACC             90,155
    2.2     Camelback-Bank of America CTR                              0.06%                        GACC            595,301
---------------------------------------------------------------------------------------------------------------------------
    2.3     Camelback Uptown                                           0.00%                        GACC                  -
    2.4     Catalina-Bank of America Ctr                               0.17%                        GACC          1,684,205
    2.5     Maricopa-Bank of America Ctr                               0.06%                        GACC            600,261
    2.6     McDowell-Bank of America Ctr                               0.06%                        GACC            595,301
    2.7     Mesa Main                                                  0.02%                        GACC            223,238
---------------------------------------------------------------------------------------------------------------------------
    2.8     South Mountain-Bank of America                             0.17%                        GACC          1,602,971
    2.9     Auburn                                                     0.02%                        GACC            223,238
   2.10     Bixby-Atlantic                                             0.01%                        GACC            136,423
   2.11     Calwa                                                      0.01%                        GACC            141,384
   2.12     Cedar & Shields                                            0.02%                        GACC            168,669
---------------------------------------------------------------------------------------------------------------------------
   2.13     Coronado Branch                                            0.05%                        GACC            483,682
   2.14     East Bakersfield Office                                    0.02%                        GACC            173,629
   2.15     East Compton Branch                                        0.01%                        GACC             99,217
   2.16     Ellinwood Center #300                                      0.07%                        GACC            704,439
   2.17     Ellinwood Center #400                                      0.07%                        GACC            699,478
---------------------------------------------------------------------------------------------------------------------------
   2.18     Ellinwood Center #500                                      0.06%                        GACC            537,132
   2.19     El Segundo                                                 0.02%                        GACC            194,713
   2.20     Escondido Main Office                                      0.03%                        GACC            272,846
   2.21     Fresno Proof/Vault                                         0.03%                        GACC            255,483
   2.22     Gardena Main                                               0.04%                        GACC            342,298
---------------------------------------------------------------------------------------------------------------------------
   2.23     Glendale Main                                              0.08%                        GACC            744,126
   2.24     Inglewood Main Office                                      0.03%                        GACC            329,896
   2.25     Inland Empire Cash Vault                                   0.06%                        GACC            570,496
   2.26     Irvine Industrial                                          0.04%                        GACC            347,259
   2.27     La Jolla Main                                              0.05%                        GACC            465,009
---------------------------------------------------------------------------------------------------------------------------
   2.28     Lake & Colorado Br                                         0.06%                        GACC            545,692
   2.29     Lincoln Heights Branch                                     0.01%                        GACC            136,423
   2.30     Long Beach Financial                                       0.07%                        GACC            644,909
   2.31     Lynwood Branch                                             0.01%                        GACC            125,261
   2.32     North Hollywood                                            0.03%                        GACC            290,209
---------------------------------------------------------------------------------------------------------------------------
   2.33     North Sacramento Branch                                    0.02%                        GACC            173,629
   2.34     Oak Park Branch                                            0.01%                        GACC            136,423
   2.35     Palmdale Branch                                            0.01%                        GACC            124,021
   2.36     Pico-Vermont Branch                                        0.01%                        GACC             85,574
   2.37     Pomona Main                                                0.06%                        GACC            545,692
---------------------------------------------------------------------------------------------------------------------------
   2.38     Red Bluff Branch                                           0.00%                        GACC                  -
   2.39     Redding Main Branch                                        0.04%                        GACC            434,073
   2.40     Riverside Main                                             0.05%                        GACC            483,682
   2.41     Salinas Main Branch                                        0.03%                        GACC            260,444
   2.42     San Bernadino Main                                         0.03%                        GACC            272,846
---------------------------------------------------------------------------------------------------------------------------
   2.43     Santa Barbara                                              0.04%                        GACC            403,068
   2.44     Santa Maria Branch                                         0.03%                        GACC            264,165
   2.45     Sepulveda-Devonshire BR                                    0.02%                        GACC            168,669
   2.46     Stockdale                                                  0.02%                        GACC            161,227
   2.47     Stockton Main Office                                       0.06%                        GACC            582,899
---------------------------------------------------------------------------------------------------------------------------
   2.48     Sunnyvale Main Branch                                      0.05%                        GACC            496,084
   2.49     Torrance Sartori                                           0.03%                        GACC            280,287
   2.50     Van Ness & Market                                          0.70%                        GACC          6,737,880
   2.51     Ventura Main Office                                        0.02%                        GACC            174,870
   2.52     Whittier Office                                            0.05%                        GACC            458,878
---------------------------------------------------------------------------------------------------------------------------
   2.53     Willow-Daisy Branch                                        0.01%                        GACC            111,619
   2.54     Yuba City Branch                                           0.02%                        GACC            238,740
   2.55     Century Park                                               0.10%                        GACC            992,168
   2.56     Clermont                                                   0.00%                        GACC             43,407
   2.57     Cordova                                                    0.03%                        GACC            253,003
---------------------------------------------------------------------------------------------------------------------------
   2.58     Downtown Palmetto                                          0.01%                        GACC             89,915
   2.59     Gulf to Bay                                                0.02%                        GACC            210,836
   2.60     Hallandale Beach                                           0.05%                        GACC            446,475
   2.61     Hollywood/Tyler                                            0.00%                        GACC                  -
   2.62     Jacksonville Ops CTR/#100                                  0.31%                        GACC          2,988,905
---------------------------------------------------------------------------------------------------------------------------
   2.63     Jacksonville Ops CTR/#200                                  0.17%                        GACC          1,637,077
   2.64     Jacksonville Ops CTR/#300                                  0.16%                        GACC          1,550,262
   2.65     Jacksonville Ops CTR/#400                                  0.25%                        GACC          2,418,409
   2.66     Jacksonville Ops CTR/#500                                  0.17%                        GACC          1,599,871
   2.67     Jacksonville Ops CTR/#600                                  0.42%                        GACC          4,043,084
---------------------------------------------------------------------------------------------------------------------------

              CUT-OFF    GENERAL             DETAILED
                DATE     PROPERTY            PROPERTY                                              INTEREST  ADMINISTRATIVE
    ID        BALANCE    TYPE                TYPE                                                  RATE (9)     FEE RATE
---------------------------------------------------------------------------------------------------------------------------
     1    147,500,000     Retail              Anchored                                              5.2240%      0.03210%
     2     85,000,000     Office              Office, Operation Centers, and Retail Bank Branches   5.4891%      0.03210%
    2.1        90,155     Office              Office Space
    2.2       595,301     Office              Operations Center
---------------------------------------------------------------------------------------------------------------------------
    2.3             -     Mixed Use           Office / Retail
    2.4     1,684,205     Office              Operations Center
    2.5       600,261     Office              Operations Center
    2.6       595,301     Office              Operations Center
    2.7       223,238     Office              Office Space
---------------------------------------------------------------------------------------------------------------------------
    2.8     1,602,971     Office              Operations Center
    2.9       223,238     Office              Office Space
   2.10       136,423     Mixed Use           Office / Retail
   2.11       141,384     Mixed Use           Office / Retail
   2.12       168,669     Mixed Use           Office / Retail
---------------------------------------------------------------------------------------------------------------------------
   2.13       483,682     Office              Office Space
   2.14       173,629     Office              Office Space
   2.15        99,217     Mixed Use           Office / Retail
   2.16       704,439     Office              Office Space
   2.17       699,478     Office              Office Space
---------------------------------------------------------------------------------------------------------------------------
   2.18       537,132     Office              Office Space
   2.19       194,713     Mixed Use           Office / Retail
   2.20       272,846     Office              Office Space
   2.21       255,483     Office              Operations Center
   2.22       342,298     Office              Office Space
---------------------------------------------------------------------------------------------------------------------------
   2.23       744,126     Office              Office Space
   2.24       329,896     Office              Office Space
   2.25       570,496     Office              Operations Center
   2.26       347,259     Office              Office Space
   2.27       465,009     Office              Office Space
---------------------------------------------------------------------------------------------------------------------------
   2.28       545,692     Office              Office Space
   2.29       136,423     Mixed Use           Office / Retail
   2.30       644,909     Office              Office Space
   2.31       125,261     Mixed Use           Office / Retail
   2.32       290,209     Office              Office Space
---------------------------------------------------------------------------------------------------------------------------
   2.33       173,629     Mixed Use           Office / Retail
   2.34       136,423     Mixed Use           Office / Retail
   2.35       124,021     Mixed Use           Office / Retail
   2.36        85,574     Mixed Use           Office / Retail
   2.37       545,692     Office              Office Space
---------------------------------------------------------------------------------------------------------------------------
   2.38             -     Office              Office Space
   2.39       434,073     Office              Office Space
   2.40       483,682     Office              Office Space
   2.41       260,444     Office              Office Space
   2.42       272,846     Office              Office Space
---------------------------------------------------------------------------------------------------------------------------
   2.43       403,068     Office              Office Space
   2.44       264,165     Office              Office Space
   2.45       168,669     Mixed Use           Office / Retail
   2.46       161,227     Mixed Use           Office / Retail
   2.47       582,899     Office              Office Space
---------------------------------------------------------------------------------------------------------------------------
   2.48       496,084     Office              Office Space
   2.49       280,287     Office              Office Space
   2.50     6,737,880     Office              Office Space
   2.51       174,870     Office              Office Space
   2.52       458,878     Office              Office Space
---------------------------------------------------------------------------------------------------------------------------
   2.53       111,619     Mixed Use           Office / Retail
   2.54       238,740     Mixed Use           Office / Retail
   2.55       992,168     Office              Office Space
   2.56        43,407     Mixed Use           Banking Center
   2.57       253,003     Office              Office Space
---------------------------------------------------------------------------------------------------------------------------
   2.58        89,915     Office              Office Space
   2.59       210,836     Office              Office Space
   2.60       446,475     Office              Office Space
   2.61             -     Office              Office Space
   2.62     2,988,905     Office              Office Space
---------------------------------------------------------------------------------------------------------------------------
   2.63     1,637,077     Office              Office Space
   2.64     1,550,262     Office              Office Space
   2.65     2,418,409     Office              Office Space
   2.66     1,599,871     Office              Office Space
   2.67     4,043,084     Office              Operations Center
---------------------------------------------------------------------------------------------------------------------------

           INTEREST         ORIGINAL       STATED REMAINING      ORIGINAL      REMAINING      FIRST        MATURITY
           ACCRUAL      TERM TO MATURITY   TERM TO MATURITY    AMORTIZATION  AMORTIZATION    PAYMENT         DATE
    ID      BASIS        OR APD (MOS.)       OR APD (MOS.)     TERM (MOS.)    TERM (MOS.)      DATE         OR ARD
--------------------------------------------------------------------------------------------------------------------
     1      30/360            120                 120              360            360       04/1/2004     03/1/2014
     2    Actual/360          120                 117              330            330       01/1/2004     12/1/2013
    2.1
    2.2
--------------------------------------------------------------------------------------------------------------------
    2.3
    2.4
    2.5
    2.6
    2.7
--------------------------------------------------------------------------------------------------------------------
    2.8
    2.9
   2.10
   2.11
   2.12
--------------------------------------------------------------------------------------------------------------------
   2.13
   2.14
   2.15
   2.16
   2.17
--------------------------------------------------------------------------------------------------------------------
   2.18
   2.19
   2.20
   2.21
   2.22
--------------------------------------------------------------------------------------------------------------------
   2.23
   2.24
   2.25
   2.26
   2.27
--------------------------------------------------------------------------------------------------------------------
   2.28
   2.29
   2.30
   2.31
   2.32
--------------------------------------------------------------------------------------------------------------------
   2.33
   2.34
   2.35
   2.36
   2.37
--------------------------------------------------------------------------------------------------------------------
   2.38
   2.39
   2.40
   2.41
   2.42
--------------------------------------------------------------------------------------------------------------------
   2.43
   2.44
   2.45
   2.46
   2.47
--------------------------------------------------------------------------------------------------------------------
   2.48
   2.49
   2.50
   2.51
   2.52
--------------------------------------------------------------------------------------------------------------------
   2.53
   2.54
   2.55
   2.56
   2.57
--------------------------------------------------------------------------------------------------------------------
   2.58
   2.59
   2.60
   2.61
   2.62
--------------------------------------------------------------------------------------------------------------------
   2.63
   2.64
   2.65
   2.66
   2.67
--------------------------------------------------------------------------------------------------------------------

           ANNUAL       MONTHLY        REMAINING                                                   CROSSED
            DEBT         DEBT        INTEREST ONLY                                      ARD          WITH            DSCR
    ID   SERVICE (2)   SERVICE (2)    PERIOD (MOS.)             LOCKBOX (3)            (YES/NO)  OTHER LOANS (12) (2)(4)(8)(14)
-------------------------------------------------------------------------------------------------------------------------------
     1   9,745,521       812,127          24          Hard                                 No            No            1.88
     2   5,995,419       499,618          15          Hard                                 No            No            1.92
    2.1
    2.2
-------------------------------------------------------------------------------------------------------------------------------
    2.3
    2.4
    2.5
    2.6
    2.7
-------------------------------------------------------------------------------------------------------------------------------
    2.8
    2.9
   2.10
   2.11
   2.12
-------------------------------------------------------------------------------------------------------------------------------
   2.13
   2.14
   2.15
   2.16
   2.17
-------------------------------------------------------------------------------------------------------------------------------
   2.18
   2.19
   2.20
   2.21
   2.22
-------------------------------------------------------------------------------------------------------------------------------
   2.23
   2.24
   2.25
   2.26
   2.27
-------------------------------------------------------------------------------------------------------------------------------
   2.28
   2.29
   2.30
   2.31
   2.32
-------------------------------------------------------------------------------------------------------------------------------
   2.33
   2.34
   2.35
   2.36
   2.37
-------------------------------------------------------------------------------------------------------------------------------
   2.38
   2.39
   2.40
   2.41
   2.42
-------------------------------------------------------------------------------------------------------------------------------
   2.43
   2.44
   2.45
   2.46
   2.47
-------------------------------------------------------------------------------------------------------------------------------
   2.48
   2.49
   2.50
   2.51
   2.52
-------------------------------------------------------------------------------------------------------------------------------
   2.53
   2.54
   2.55
   2.56
   2.57
-------------------------------------------------------------------------------------------------------------------------------
   2.58
   2.59
   2.60
   2.61
   2.62
-------------------------------------------------------------------------------------------------------------------------------
   2.63
   2.64
   2.65
   2.66
   2.67
-------------------------------------------------------------------------------------------------------------------------------

                                                     CUT-OFF
            GRACE      PAYMENT    APPRAISED         DATE LTV          LTV RATIO AT
    ID      PERIOD       DATE     VALUE (5)     RATIO (4)(8)(14)  MATURITY/APD (4)(14)
--------------------------------------------------------------------------------------
     1        5           1       650,000,000            52.31%          45.14%
     2        5           1       719,705,000            47.24%          39.64%
    2.1                               950,000
    2.2                             4,800,000
--------------------------------------------------------------------------------------
    2.3                               600,000
    2.4                            13,580,000
    2.5                             4,840,000
    2.6                             4,800,000
    2.7                             1,800,000
--------------------------------------------------------------------------------------
    2.8                            12,925,000
    2.9                             1,800,000
   2.10                             1,100,000
   2.11                             1,140,000
   2.12                             1,360,000
--------------------------------------------------------------------------------------
   2.13                             3,900,000
   2.14                             1,400,000
   2.15                               800,000
   2.16                             5,680,000
   2.17                             5,640,000
--------------------------------------------------------------------------------------
   2.18                             5,660,000
   2.19                             1,570,000
   2.20                             2,200,000
   2.21                             2,060,000
   2.22                             2,760,000
--------------------------------------------------------------------------------------
   2.23                             6,000,000
   2.24                             2,660,000
   2.25                             4,600,000
   2.26                             2,800,000
   2.27                             4,900,000
--------------------------------------------------------------------------------------
   2.28                             4,400,000
   2.29                             1,100,000
   2.30                             5,200,000
   2.31                             1,010,000
   2.32                             2,340,000
--------------------------------------------------------------------------------------
   2.33                             1,400,000
   2.34                             1,100,000
   2.35                             1,000,000
   2.36                               690,000
   2.37                             4,400,000
--------------------------------------------------------------------------------------
   2.38                             2,100,000
   2.39                             3,500,000
   2.40                             3,900,000
   2.41                             2,100,000
   2.42                             2,200,000
--------------------------------------------------------------------------------------
   2.43                             3,250,000
   2.44                             2,130,000
   2.45                             1,360,000
   2.46                             1,300,000
   2.47                             4,700,000
--------------------------------------------------------------------------------------
   2.48                             4,000,000
   2.49                             1,140,000
   2.50                            71,000,000
   2.51                             2,260,000
   2.52                             3,700,000
--------------------------------------------------------------------------------------
   2.53                               900,000
   2.54                             1,925,000
   2.55                             8,000,000
   2.56                               350,000
   2.57                             2,040,000
--------------------------------------------------------------------------------------
   2.58                               725,000
   2.59                             1,700,000
   2.60                             3,600,000
   2.61                             1,500,000
   2.62                            24,100,000
--------------------------------------------------------------------------------------
   2.63                            13,200,000
   2.64                            12,500,000
   2.65                            19,500,000
   2.66                            12,900,000
   2.67                            32,600,000
--------------------------------------------------------------------------------------

    ID                                     ADDRESS
-------------------------------------------------------------------------------------------
     1     1961 Chain Bridge Road
     2     Various
    2.1    204 East Rush
    2.2    1825 East Buckeye Road
-------------------------------------------------------------------------------------------
    2.3    51 E Camelback Road
    2.4    1825 East Buckeye Road
    2.5    1825 East Buckeye Road
    2.6    1825 East Buckeye Road
    2.7    63 West Main Street
-------------------------------------------------------------------------------------------
    2.8    1825 East Buckeye Road
    2.9    900 High Street
   2.10    3804 Atlantic Avenue
   2.11    2611 South Cedar Avenue
   2.12    3435 N Cedar Ave
-------------------------------------------------------------------------------------------
   2.13    1199 Orange Ave
   2.14    1201 Baker Street
   2.15    518 So. Long Beach Boulevard
   2.16    300 Ellinwood Way
   2.17    400 Ellinwood Way
-------------------------------------------------------------------------------------------
   2.18    500 Ellinwood Way
   2.19    835 North Sepulveda Boulevard
   2.20    220 South Escondido Boulevard
   2.21    2111 Tuolumne Street
   2.22    1450 West Redondo Beach Boulevard
-------------------------------------------------------------------------------------------
   2.23    345 North Brand Boulevard
   2.24    330 East Manchester Boulevard
   2.25    1275 SO Dupont Avenue
   2.26    4101 MacArthur Boulevard
   2.27    7680 Girard Avenue
-------------------------------------------------------------------------------------------
   2.28    880 E Colorado Boulevard
   2.29    2400 North Broadway
   2.30    150 Long Beach Boulevard
   2.31    3505 East Imperial Highway
   2.32    5025 Lankershim Boulevard
-------------------------------------------------------------------------------------------
   2.33    1830 Del Paso Boulevard
   2.34    3810 Broadway
   2.35    839 East Palmdale Boulevard
   2.36    1232 South Vermont Avenue
   2.37    444 South Garey Avenue
-------------------------------------------------------------------------------------------
   2.38    955 Main Street
   2.39    1661 East Street
   2.40    3650 14th Street
   2.41    405 Main Street
   2.42    303 North D Street
-------------------------------------------------------------------------------------------
   2.43    834 State Street
   2.44    300 Town Center East
   2.45    10300-10306 Sepul Veda Boulevard
   2.46    5021 California Avenue
   2.47    110 East Weber Street
-------------------------------------------------------------------------------------------
   2.48    444 South Mathilda Avenue
   2.49    1255 Sartori Avenue
   2.50    One South Van Ness Boulevard
   2.51    1130 South Victoria
   2.52    7255 South Greenleaf Avenue
-------------------------------------------------------------------------------------------
   2.53    600 West Willow Street
   2.54    1100 Butte House Road
   2.55    1000 Century Park Road
   2.56    690 East Highway 50
   2.57    5061 Bayou Boulevard
-------------------------------------------------------------------------------------------
   2.58    700 8th Avenue West
   2.59    1640 Gulf to Bay Boulevard
   2.60    801 East Hallandale Boulevard
   2.61    1900 Tyler Street
   2.62    9000 Southside Boulevard
-------------------------------------------------------------------------------------------
   2.63    9000 Southside Boulevard
   2.64    9000 Southside Boulevard
   2.65    9000 Southside Boulevard
   2.66    9000 Southside Boulevard
   2.67    9000 Southside Boulevard
-------------------------------------------------------------------------------------------

                                                                          YEAR           YEAR
    ID   CITY                       COUNTY         STATE    ZIP CODE     BUILT         RENOVATED
---------------------------------------------------------------------------------------------------
     1   McLean               Fairfax             VA       22102          1968           1988
     2   Various              Various             Various  Various      Various         Various
    2.1  Harrison             Boone               AR       72601          1964         1972/1980
    2.2  Phoenix              Maricopa            AZ       85034          1989
---------------------------------------------------------------------------------------------------
    2.3  Phoenix              Maricopa            AZ       85012          1970
    2.4  Phoenix              Maricopa            AZ       85034          1989
    2.5  Phoenix              Maricopa            AZ       85034          1989
    2.6  Phoenix              Maricopa            AZ       85034          1989
    2.7  Mesa                 Maricopa            AZ       85201          1990
---------------------------------------------------------------------------------------------------
    2.8  Phoenix              Maricopa            AZ       85034          1995
    2.9  Auburn               Placer              CA       95603          1955
   2.10  Long Beach           Los Angeles         CA       90807          1955
   2.11  Fresno               Fresno              CA       93725          1981
   2.12  Fresno               Fresno              CA       93726          1981
---------------------------------------------------------------------------------------------------
   2.13  Coronado             San Diego           CA       92118          1983
   2.14  Bakersfield          Kern                CA       93305          1972
   2.15  Compton              Los Angeles         CA       90221          1962           1976
   2.16  Pleasant Hill        Contra Costa        CA       94523       1981/1982
   2.17  Pleasant Hill        Contra Costa        CA       94523       1982/1983
---------------------------------------------------------------------------------------------------
   2.18  Pleasant Hill        Contra Costa        CA       94523       1983/1984
   2.19  El Segundo           Los Angeles         CA       90245          1980
   2.20  Escondido            San Diego           CA       92025          1978
   2.21  Fresno               Fresno              CA       93721          1965
   2.22  Gardena              Los Angeles         CA       90247       1979/1983
---------------------------------------------------------------------------------------------------
   2.23  Glendale             Los Angeles         CA       91203          1968
   2.24  Inglewood            Los Angeles         CA       90301       1948/1954
   2.25  Ontario              San Bernadino       CA       91761          1988
   2.26  Newport Beach        Orange              CA       92660          1981
   2.27  La Jolla             San Diego           CA       92037          1975
---------------------------------------------------------------------------------------------------
   2.28  Pasadena             Los Angeles         CA       91106          1952
   2.29  Los Angeles          Los Angeles         CA       90031          1976
   2.30  Long Beach           Los Angeles         CA       90802          1981
   2.31  Lynwood              Los Angeles         CA       90262          1974
   2.32  North Hollywood      Los Angeles         CA       91601          1971
---------------------------------------------------------------------------------------------------
   2.33  Sacramento           Sacramento          CA       95815      1954/1975/1980
   2.34  Sacramento           Sacramento          CA       95817          1960
   2.35  Palmdale             Los Angeles         CA       93550          1980
   2.36  Los Angeles          Los Angeles         CA       90006          1959
   2.37  Pomona               Los Angeles         CA       91766          1979
---------------------------------------------------------------------------------------------------
   2.38  Red Bluff            Tehama              CA       96080          1983           2001
   2.39  Redding              Shasta              CA       96001          1978
   2.40  Riverside            Riverside           CA       92501          1976
   2.41  Salinas              Monterey            CA       93901          1968
   2.42  San Bernardino       San Bernadino       CA       92418          1970
---------------------------------------------------------------------------------------------------
   2.43  Santa Barbara        Santa Barbara       CA       93101          1926           1963
   2.44  Santa Maria          Santa Barbara       CA       93454          1976
   2.45  Mission Hills        Los Angeles         CA       91345          1955
   2.46  Bakersfield          Kern                CA       93309          1981
   2.47  Stockton             San Joaquin         CA       95202       1971-1973         1995
---------------------------------------------------------------------------------------------------
   2.48  Sunnyvale            Santa Clara         CA       94086          1978
   2.49  Torrance             Los Angeles         CA       90501          1936
   2.50  San Francisco        San Francisco       CA       94103          1959           1989
   2.51  Ventura              Ventura             CA       93003          1978
   2.52  Whittier             Los Angeles         CA       90602          1980
---------------------------------------------------------------------------------------------------
   2.53  Long Beach           Los Angeles         CA       90806          1962
   2.54  Yuba City            Sutter              CA       95991          1981
   2.55  Tampa                Hillsborough        FL       33607          1984
   2.56  Clermont             Lake                FL       34711          1973
   2.57  Pensacola            Escambia            FL       32503          1975           1993
---------------------------------------------------------------------------------------------------
   2.58  Palmetto             Manatee             FL       34221          1950           2002
   2.59  Clearwater           Pinellas            FL       33755          1971           2001
   2.60  Hallandale           Broward             FL       33009         1960's          1996
   2.61  Hollywood            Broward             FL       33020          1958
   2.62  Jacksonville         Duval               FL       32256          1990
---------------------------------------------------------------------------------------------------
   2.63  Jacksonville         Duval               FL       32256          1990
   2.64  Jacksonville         Duval               FL       32256          1990
   2.65  Jacksonville         Duval               FL       32256          1990
   2.66  Jacksonville         Duval               FL       32256          1990
   2.67  Jacksonville         Duval               FL       32256          1990
---------------------------------------------------------------------------------------------------

                   NET                UNITS        LOAN PER NET              PREPAYMENT
                 RENTABLE              OF         RENTABLE AREA              PROVISIONS
    ID       AREA SF/UNITS (6)       MEASURE      SF/UNITS (4)(6)      (# OF PAYMENTS) (7)(13)
-----------------------------------------------------------------------------------------------
     1   1,554,116                   Sq Ft              219                L(24);D(89);O(7)
     2   7,774,995                   Sq. Ft.             44                L(24);D(91);O(5)
    2.1  23,521                      Sq. Ft.              4
    2.2  62,457                      Sq. Ft.             10
-----------------------------------------------------------------------------------------------
    2.3  10,067                      Sq. Ft.              -
    2.4  170,151                     Sq. Ft.             10
    2.5  62,482                      Sq. Ft.             10
    2.6  62,469                      Sq. Ft.             10
    2.7  20,847                      Sq. Ft.             11
-----------------------------------------------------------------------------------------------
    2.8  150,000                     Sq. Ft.             11
    2.9  15,900                      Sq. Ft.             14
   2.10  11,937                      Sq. Ft.             11
   2.11  12,971                      Sq. Ft.             11
   2.12  14,539                      Sq. Ft.             12
-----------------------------------------------------------------------------------------------
   2.13  21,356                      Sq. Ft.             23
   2.14  14,860                      Sq. Ft.             12
   2.15  10,990                      Sq. Ft.              9
   2.16  43,104                      Sq. Ft.             16
   2.17  42,766                      Sq. Ft.             16
-----------------------------------------------------------------------------------------------
   2.18  42,971                      Sq. Ft.             12
   2.19  13,117                      Sq. Ft.             15
   2.20  22,400                      Sq. Ft.             12
   2.21  22,065                      Sq. Ft.             12
   2.22  27,906                      Sq. Ft.             12
-----------------------------------------------------------------------------------------------
   2.23  46,338                      Sq. Ft.             16
   2.24  28,909                      Sq. Ft.             11
   2.25  62,659                      Sq. Ft.              9
   2.26  21,511                      Sq. Ft.             16
   2.27  31,482                      Sq. Ft.             15
-----------------------------------------------------------------------------------------------
   2.28  33,033                      Sq. Ft.             17
   2.29  16,285                      Sq. Ft.              8
   2.30  42,941                      Sq. Ft.             15
   2.31  12,720                      Sq. Ft.             10
   2.32  22,780                      Sq. Ft.             13
-----------------------------------------------------------------------------------------------
   2.33  14,437                      Sq. Ft.             12
   2.34  10,560                      Sq. Ft.             13
   2.35  13,278                      Sq. Ft.              9
   2.36  10,660                      Sq. Ft.              8
   2.37  33,513                      Sq. Ft.             16
-----------------------------------------------------------------------------------------------
   2.38  20,320                      Sq. Ft.              -
   2.39  32,200                      Sq. Ft.             13
   2.40  38,500                      Sq. Ft.             13
   2.41  20,967                      Sq. Ft.             12
   2.42  46,273                      Sq. Ft.              6
-----------------------------------------------------------------------------------------------
   2.43  24,406                      Sq. Ft.             17
   2.44  20,956                      Sq. Ft.             13
   2.45  16,178                      Sq. Ft.             10
   2.46  16,000                      Sq. Ft.             10
   2.47  36,250                      Sq. Ft.             16
-----------------------------------------------------------------------------------------------
   2.48  34,559                      Sq. Ft.             14
   2.49  16,200                      Sq. Ft.             17
   2.50  481,064                     Sq. Ft.             14
   2.51  21,576                      Sq. Ft.              8
   2.52  37,996                      Sq. Ft.             12
-----------------------------------------------------------------------------------------------
   2.53  10,736                      Sq. Ft.             10
   2.54  18,900                      Sq. Ft.             13
   2.55  68,868                      Sq. Ft.             14
   2.56  13,572                      Sq. Ft.              3
   2.57  27,585                      Sq. Ft.              9
-----------------------------------------------------------------------------------------------
   2.58  28,909                      Sq. Ft.              3
   2.59  17,191                      Sq. Ft.             12
   2.60  42,944                      Sq. Ft.             10
   2.61  27,712                      Sq. Ft.              -
   2.62  233,311                     Sq. Ft.             13
-----------------------------------------------------------------------------------------------
   2.63  122,666                     Sq. Ft.             13
   2.64  113,861                     Sq. Ft.             14
   2.65  172,511                     Sq. Ft.             14
   2.66  116,749                     Sq. Ft.             14
   2.67  295,895                     Sq. Ft.             14
-----------------------------------------------------------------------------------------------

                                                                 Fourth        Fourth        Third         Third Most
                                                               Most Recent   Recent NOI    Most Recent     Recent NOI
     ID                     Property Name                          NOI          Date          NOI             Date
---------------------------------------------------------------------------------------------------------------------
     1       Tysons Corner Center                                                           40,021,560    06/30/2001
     2       AFR/Bank of America Portfolio (10)
    2.1      Harrison Main
    2.2      Camelback-Bank of America CTR
---------------------------------------------------------------------------------------------------------------------
    2.3      Camelback Uptown
    2.4      Catalina-Bank of America Ctr
    2.5      Maricopa-Bank of America Ctr
    2.6      McDowell-Bank of America Ctr
    2.7      Mesa Main
---------------------------------------------------------------------------------------------------------------------
    2.8      South Mountain-Bank of America
    2.9      Auburn
    2.10     Bixby-Atlantic
    2.11     Calwa
    2.12     Cedar & Shields
---------------------------------------------------------------------------------------------------------------------
    2.13     Coronado Branch
    2.14     East Bakersfield Office
    2.15     East Compton Branch
    2.16     Ellinwood Center #300
    2.17     Ellinwood Center #400
---------------------------------------------------------------------------------------------------------------------
    2.18     Ellinwood Center #500
    2.19     El Segundo
    2.20     Escondido Main Office
    2.21     Fresno Proof/Vault
    2.22     Gardena Main
---------------------------------------------------------------------------------------------------------------------
    2.23     Glendale Main
    2.24     Inglewood Main Office
    2.25     Inland Empire Cash Vault
    2.26     Irvine Industrial
    2.27     La Jolla Main
---------------------------------------------------------------------------------------------------------------------
    2.28     Lake & Colorado Br
    2.29     Lincoln Heights Branch
    2.30     Long Beach Financial
    2.31     Lynwood Branch
    2.32     North Hollywood
---------------------------------------------------------------------------------------------------------------------
    2.33     North Sacramento Branch
    2.34     Oak Park Branch
    2.35     Palmdale Branch
    2.36     Pico-Vermont Branch
    2.37     Pomona Main
---------------------------------------------------------------------------------------------------------------------
    2.38     Red Bluff Branch
    2.39     Redding Main Branch
    2.40     Riverside Main
    2.41     Salinas Main Branch
    2.42     San Bernadino Main
---------------------------------------------------------------------------------------------------------------------
    2.43     Santa Barbara
    2.44     Santa Maria Branch
    2.45     Sepulveda-Devonshire BR
    2.46     Stockdale
    2.47     Stockton Main Office
---------------------------------------------------------------------------------------------------------------------
    2.48     Sunnyvale Main Branch
    2.49     Torrance Sartori
    2.50     Van Ness & Market
    2.51     Ventura Main Office
    2.52     Whittier Office
---------------------------------------------------------------------------------------------------------------------
    2.53     Willow-Daisy Branch
    2.54     Yuba City Branch
    2.55     Century Park
    2.56     Clermont
    2.57     Cordova
---------------------------------------------------------------------------------------------------------------------
    2.58     Downtown Palmetto
    2.59     Gulf to Bay
    2.60     Hallandale Beach
    2.61     Hollywood/Tyler
    2.62     Jacksonville Ops CTR/#100
---------------------------------------------------------------------------------------------------------------------
    2.63     Jacksonville Ops CTR/#200
    2.64     Jacksonville Ops CTR/#300
    2.65     Jacksonville Ops CTR/#400
    2.66     Jacksonville Ops CTR/#500
    2.67     Jacksonville Ops CTR/#600
---------------------------------------------------------------------------------------------------------------------

            SECOND     SECOND MOST                     MOST RECENT
         MOST RECENT    RECENT NOI      MOST RECENT        NOI           UNDERWRITTEN     UNDERWRITTEN    UNDERWRITTEN
    ID       NOI           DATE             NOI           DATE              NOI (4)          REVENUE           EGI
-----------------------------------------------------------------------------------------------------------------------
     1     38,192,742   06/30/2002       41,320,162  T-12 11/30/2003        43,158,704       35,837,555     63,222,014
     2                                                                      47,703,725      106,929,051     99,291,236
    2.1                                                                        (23,248)         250,384         65,997
    2.2                                                                        545,224          738,030        738,030
-----------------------------------------------------------------------------------------------------------------------
    2.3                                                                         12,547          182,531        182,531
    2.4                                                                      1,000,895        1,513,386      1,513,386
    2.5                                                                        529,565          722,023        722,023
    2.6                                                                        545,329          738,171        738,171
    2.7                                                                        179,653          339,664        339,664
-----------------------------------------------------------------------------------------------------------------------
    2.8                                                                        558,166        1,001,288      1,001,288
    2.9                                                                         93,761          202,453        159,997
   2.10                                                                        103,473          170,304        170,304
   2.11                                                                        112,547          180,678        180,678
   2.12                                                                        126,111          204,163        204,163
-----------------------------------------------------------------------------------------------------------------------
   2.13                                                                        217,605          366,636        366,636
   2.14                                                                        129,011          204,004        204,004
   2.15                                                                         95,240          157,793        157,793
   2.16                                                                        133,042          503,781        503,781
   2.17                                                                        133,042          503,781        503,781
-----------------------------------------------------------------------------------------------------------------------
   2.18                                                                        133,042          503,781        503,781
   2.19                                                                        113,639          189,695        189,695
   2.20                                                                        193,937          328,948        328,948
   2.21                                                                        161,083          387,171        278,252
   2.22                                                                        166,670          368,520        323,547
-----------------------------------------------------------------------------------------------------------------------
   2.23                                                                        400,327          714,931        714,931
   2.24                                                                        210,721          366,128        366,128
   2.25                                                                        350,217          611,728        451,044
   2.26                                                                        185,257          355,189        355,189
   2.27                                                                         65,178          328,068        251,726
-----------------------------------------------------------------------------------------------------------------------
   2.28                                                                        278,805          491,889        491,889
   2.29                                                                        111,791          223,118        196,518
   2.30                                                                        364,370          631,843        610,943
   2.31                                                                        110,258          181,589        181,589
   2.32                                                                        153,081          321,872        283,872
-----------------------------------------------------------------------------------------------------------------------
   2.33                                                                         91,966          189,282        157,931
   2.34                                                                         91,807          139,884        139,884
   2.35                                                                         99,765          183,598        169,424
   2.36                                                                         92,448          150,364        150,364
   2.37                                                                        212,120          521,512        464,512
-----------------------------------------------------------------------------------------------------------------------
   2.38                                                                        122,029          256,065        202,714
   2.39                                                                         87,548          395,033        233,533
   2.40                                                                        344,328          561,009        561,009
   2.41                                                                        166,888          257,534        257,534
   2.42                                                                        243,552          458,745        458,745
-----------------------------------------------------------------------------------------------------------------------
   2.43                                                                        191,182          372,592        372,592
   2.44                                                                        150,565          284,070        254,913
   2.45                                                                        156,086          237,739        237,739
   2.46                                                                        113,040          223,279        200,479
   2.47                                                                        263,190          494,957        447,456
-----------------------------------------------------------------------------------------------------------------------
   2.48                                                                        299,773          484,837        484,837
   2.49                                                                        123,935          223,787        208,397
   2.50                                                                      3,252,726        8,768,839      8,220,935
   2.51                                                                        187,175          301,941        301,941
   2.52                                                                        211,006          421,496        396,796
-----------------------------------------------------------------------------------------------------------------------
   2.53                                                                         93,063          153,167        153,167
   2.54                                                                        121,982          242,868        201,828
   2.55                                                                        575,558          964,813        964,813
   2.56                                                                         28,341          223,099        174,592
   2.57                                                                        127,209          345,413        261,195
-----------------------------------------------------------------------------------------------------------------------
   2.58                                                                         35,015          250,174        154,795
   2.59                                                                        125,254          207,905        192,705
   2.60                                                                        156,311          535,321        347,202
   2.61                                                                         (4,190)         194,246        165,746
   2.62                                                                      2,097,231        3,472,126      3,472,126
-----------------------------------------------------------------------------------------------------------------------
   2.63                                                                      1,038,946        1,780,700      1,780,700
   2.64                                                                        955,610        1,651,351      1,651,351
   2.65                                                                      1,339,155        2,403,980      2,403,980
   2.66                                                                        944,261        1,656,704      1,656,704
   2.67                                                                      2,107,372        3,905,218      3,905,218
-----------------------------------------------------------------------------------------------------------------------

         UNDERWRITTEN    UNDERWRITTEN    UNDERWRITTEN   UNDERWRITTEN NET
    ID     EXPENSES        RESERVES       TI/LC (11)    CASH FLOW (4)(11)                    LARGEST TENANT              SF
---------------------------------------------------------------------------------------------------------------------------------
     1    20,063,310        300,000        633,849          42,224,855       Bloomingdale's                              255,888
     2    51,587,505        663,100      1,033,319          46,007,301
    2.1       89,246          7,002              -             (30,250)      Bank of America N.A.                         23,521
    2.2      192,806              -              -             545,224       Bank of America N.A.                         62,457
---------------------------------------------------------------------------------------------------------------------------------
    2.3      169,983            900              -              11,648       Bank of America N.A.                          6,544
    2.4      512,491         11,639              -             989,255       Bank of America N.A.                        129,793
    2.5      192,458          1,719              -             527,845       Bank of America N.A.                         56,271
    2.6      192,842              -              -             545,329       Bank of America N.A.                         62,469
    2.7      160,011              -              -             179,653       Bank of America N.A.                         20,847
---------------------------------------------------------------------------------------------------------------------------------
    2.8      443,122         13,146              -             545,020       Bank of America N.A.                         72,086
    2.9       66,236          1,849              -              91,912       Bank of America N.A.                         15,900
   2.10       66,830              -              -             103,473       Bank of America N.A.                         11,937
   2.11       68,132              -              -             112,547       Bank of America N.A.                         12,971
   2.12       78,052              -              -             126,111       Bank of America N.A.                         14,539
---------------------------------------------------------------------------------------------------------------------------------
   2.13      149,031          8,314              -             209,290       Bank of America N.A.                         12,434
   2.14       74,992              -              -             129,011       Bank of America N.A.                         14,860
   2.15       62,553              -              -              95,240       Bank of America N.A.                         10,990
   2.16      370,739          2,108              -             130,934       Bank of America N.A.                         43,104
   2.17      370,739          2,108              -             130,934       Bank of America N.A.                         42,766
---------------------------------------------------------------------------------------------------------------------------------
   2.18      370,739          2,108              -             130,934
   2.19       76,056              -              -             113,639       Bank of America N.A.                         13,117
   2.20      135,012              -              -             193,937       Bank of America N.A.                         22,400
   2.21      117,170          2,753              -             158,330       Bank of America N.A.                         22,065
   2.22      156,877          3,013              -             163,657       Bank of America N.A.                         24,808
---------------------------------------------------------------------------------------------------------------------------------
   2.23      314,604              -              -             400,327       Bank of America N.A.                         46,338
   2.24      155,408            982              -             209,738       Bank of America N.A.                         25,045
   2.25      100,828          5,062              -             345,155       Bank of America N.A.                         62,659
   2.26      169,932              -              -             185,257       Bank of America N.A.                         21,511
   2.27      186,548         18,573              -              46,605       Bank of America N.A.                         16,036
---------------------------------------------------------------------------------------------------------------------------------
   2.28      213,084            501              -             278,305       Bank of America N.A.                         32,405
   2.29       84,727          1,328              -             110,463       Bank of America N.A.                         16,285
   2.30      246,573          1,976              -             362,394       Bank of America N.A.                         42,941
   2.31       71,331              -              -             110,258       Bank of America N.A.                         12,720
   2.32      130,791          2,807              -             150,274       Bank of America N.A.                         22,780
---------------------------------------------------------------------------------------------------------------------------------
   2.33       65,965            361              -              91,605       Bank of America N.A.                         14,437
   2.34       48,077              -              -              91,807       Bank of America N.A.                         10,560
   2.35       69,659            148              -              99,617       Bank of America N.A.                         13,278
   2.36       57,916              -              -              92,448       Bank of America N.A.                         10,660
   2.37      252,392            999              -             211,121       Bank of America N.A.                         33,513
---------------------------------------------------------------------------------------------------------------------------------
   2.38       80,685            521              -             121,508       Bank of America N.A.                         20,320
   2.39      145,985          4,538              -              83,010       Bank of America N.A.                         32,200
   2.40      216,681              -              -             344,328       Bank of America N.A.                         38,500
   2.41       90,646            153              -             166,735       Bank of America N.A.                         20,423
   2.42      215,193          6,854              -             236,698       Bank of America N.A.                         31,129
---------------------------------------------------------------------------------------------------------------------------------
   2.43      181,410             92              -             191,090       Bank of America N.A.                         22,804
   2.44      104,348            601              -             149,964       Bank of America N.A.                         20,956
   2.45       81,653          1,438              -             154,649       Bank of America N.A.                         12,438
   2.46       87,439            333              -             112,707       Bank of America N.A.                         16,000
   2.47      184,266          1,898              -             261,292       Bank of America N.A.                         36,250
---------------------------------------------------------------------------------------------------------------------------------
   2.48      185,064              -              -             299,773       Bank of America N.A.                         34,559
   2.49       84,462          1,188              -             122,747       Bank of America N.A.                         16,200
   2.50    4,968,209         53,844              -           3,198,882       Bank of America N.A.                        277,524
   2.51      114,767              -              -             187,175       Bank of America N.A.                         21,576
   2.52      185,790          1,567              -             209,439       Bank of America N.A.                         29,113
---------------------------------------------------------------------------------------------------------------------------------
   2.53       60,104              -              -              93,063       Bank of America N.A.                         10,736
   2.54       79,846            179              -             121,803       Bank of America N.A.                         18,900
   2.55      389,255            418              -             575,140       Bank of America N.A.                         66,203
   2.56      146,251          1,423              -              26,918       Bank of America N.A.                         13,447
   2.57      133,986         15,222              -             111,987       Bank of America N.A.                         22,198
---------------------------------------------------------------------------------------------------------------------------------
   2.58      119,780          8,017              -              26,998       Bank of America N.A.                         18,538
   2.59       67,451            168              -             125,086       Bank of America N.A.                         17,191
   2.60      190,891          6,198              -             150,113       Bank of America N.A.                         42,944
   2.61      169,936          1,582              -              (5,772)      Bank of America N.A.                         12,203
   2.62    1,374,895             49              -           2,097,182       Bank of America N.A.                        232,441
---------------------------------------------------------------------------------------------------------------------------------
   2.63      741,754            173              -           1,038,773       Bank of America N.A.                        120,477
   2.64      695,741             90              -             955,520       Bank of America N.A.                        111,037
   2.65    1,064,825          1,067              -           1,338,088       Bank of America N.A.                        158,404
   2.66      712,443            682              -             943,579       Bank of America N.A.                        110,560
   2.67    1,797,846          4,832              -           2,102,541       Bank of America N.A.                        254,800
---------------------------------------------------------------------------------------------------------------------------------

              LEASE                                                              LEASE
    ID     EXPIRATION                2ND LARGEST TENANT             SF        EXPIRATION            3RD LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
     1     07/22/2008    Hecht's                                    237,076   07/24/2008    LL Bean
     2
    2.1    06/30/2023
    2.2    06/30/2023
------------------------------------------------------------------------------------------------------------------------------------
    2.3    06/30/2023
    2.4    06/30/2023
    2.5    06/30/2023
    2.6    06/30/2023
    2.7    06/30/2023
------------------------------------------------------------------------------------------------------------------------------------
    2.8    06/30/2023
    2.9    06/30/2023
   2.10    06/30/2023
   2.11    06/30/2023
   2.12    06/30/2023
------------------------------------------------------------------------------------------------------------------------------------
   2.13    06/30/2023    William Shuffet                              2,774   01/31/2004    Charles Eaton
   2.14    06/30/2023
   2.15    06/30/2023
   2.16    06/30/2023
   2.17    06/30/2023
------------------------------------------------------------------------------------------------------------------------------------
   2.18
   2.19    06/30/2023
   2.20    06/30/2023
   2.21    06/30/2023
   2.22    06/30/2023    Ctr for Educational Achievement              3,098   12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
   2.23    06/30/2023
   2.24    06/30/2023
   2.25    06/30/2023
   2.26    06/30/2023
   2.27    06/30/2023    United Studios Self Defense                  1,496   10/31/2005
------------------------------------------------------------------------------------------------------------------------------------
   2.28    06/30/2023
   2.29    06/30/2023
   2.30    06/30/2023
   2.31    06/30/2023
   2.32    06/30/2023
------------------------------------------------------------------------------------------------------------------------------------
   2.33    06/30/2023
   2.34    06/30/2023
   2.35    06/30/2023
   2.36    06/30/2023
   2.37    06/30/2023
------------------------------------------------------------------------------------------------------------------------------------
   2.38    06/30/2023
   2.39    06/30/2023
   2.40    06/30/2023
   2.41    06/30/2023
   2.42    06/30/2023
------------------------------------------------------------------------------------------------------------------------------------
   2.43    06/30/2023
   2.44    06/30/2023
   2.45    06/30/2023    Sion Noble                                   3,740   07/31/2006
   2.46    06/30/2023
   2.47    06/30/2023
------------------------------------------------------------------------------------------------------------------------------------
   2.48    06/30/2023
   2.49    06/30/2023
   2.50    06/30/2023    California Pacific Medical Center           77,276   01/31/2012    California State Compensation Fund
   2.51    06/30/2023
   2.52    06/30/2023
------------------------------------------------------------------------------------------------------------------------------------
   2.53    06/30/2023
   2.54    06/30/2023
   2.55    06/30/2023
   2.56    06/30/2023
   2.57    06/30/2023    Moulton McEchrn                              5,387   05/31/2004
------------------------------------------------------------------------------------------------------------------------------------
   2.58    06/30/2023    City of Palmetto                             2,501   01/31/2004    Blews and Ritchie Adv
   2.59    06/30/2023
   2.60    06/30/2023
   2.61    06/30/2023
   2.62    06/30/2023    AT&T                                           870   02/15/2009
------------------------------------------------------------------------------------------------------------------------------------
   2.63    06/30/2023
   2.64    06/30/2023
   2.65    06/30/2023
   2.66    06/30/2023
   2.67    06/30/2023
------------------------------------------------------------------------------------------------------------------------------------

                                                                         UPFRONT                 ONGOING
                     LEASE         OCCUPANCY       OCCUPANCY       ACTUAL REPLACEMENT       ACTUAL REPLACEMENT       UPFRONT
    ID    SF       EXPIRATION        RATE         AS-OF DATE            RESERVES                 RESERVES             TI/LC
---------------------------------------------------------------------------------------------------------------------------------
     1    75,778   05/31/2020           98.11%        09/01/2003                       -                        -              -
     2                                  86.39%        09/15/2003                       -                   54,468        205,965
    2.1                                100.00%        09/15/2003                       -                        -              -
    2.2                                100.00%        09/15/2003                       -                        -              -
---------------------------------------------------------------------------------------------------------------------------------
    2.3                                 65.00%        09/15/2003                       -                        -              -
    2.4                                 76.28%        09/15/2003                       -                        -              -
    2.5                                 90.06%        09/15/2003                       -                        -              -
    2.6                                100.00%        09/15/2003                       -                        -              -
    2.7                                100.00%        09/15/2003                       -                        -              -
---------------------------------------------------------------------------------------------------------------------------------
    2.8                                 48.06%        09/15/2003                       -                        -              -
    2.9                                100.00%        09/15/2003                       -                        -              -
   2.10                                100.00%        09/15/2003                       -                        -              -
   2.11                                100.00%        09/15/2003                       -                        -              -
   2.12                                100.00%        09/15/2003                       -                        -              -
---------------------------------------------------------------------------------------------------------------------------------
   2.13    3,702   12/31/2003           86.52%        09/15/2003                       -                        -              -
   2.14                                100.00%        09/15/2003                       -                        -              -
   2.15                                100.00%        09/15/2003                       -                        -              -
   2.16                                100.00%        09/15/2003                       -                        -              -
   2.17                                100.00%        09/15/2003                       -                        -              -
---------------------------------------------------------------------------------------------------------------------------------
   2.18                                  0.00%        09/15/2003                       -                        -              -
   2.19                                100.00%        09/15/2003                       -                        -              -
   2.20                                100.00%        09/15/2003                       -                        -              -
   2.21                                100.00%        09/15/2003                       -                        -              -
   2.22                                100.00%        09/15/2003                       -                        -              -
---------------------------------------------------------------------------------------------------------------------------------
   2.23                                100.00%        09/15/2003                       -                        -              -
   2.24                                 86.63%        09/15/2003                       -                        -              -
   2.25                                100.00%        09/15/2003                       -                        -              -
   2.26                                100.00%        09/15/2003                       -                        -              -
   2.27                                 55.69%        09/15/2003                       -                        -              -
---------------------------------------------------------------------------------------------------------------------------------
   2.28                                 98.10%        09/15/2003                       -                        -              -
   2.29                                100.00%        09/15/2003                       -                        -              -
   2.30                                100.00%        09/15/2003                       -                        -              -
   2.31                                100.00%        09/15/2003                       -                        -              -
   2.32                                100.00%        09/15/2003                       -                        -              -
---------------------------------------------------------------------------------------------------------------------------------
   2.33                                100.00%        09/15/2003                       -                        -              -
   2.34                                100.00%        09/15/2003                       -                        -              -
   2.35                                100.00%        09/15/2003                       -                        -              -
   2.36                                100.00%        09/15/2003                       -                        -              -
   2.37                                100.00%        09/15/2003                       -                        -              -
---------------------------------------------------------------------------------------------------------------------------------
   2.38                                100.00%        09/15/2003                       -                        -              -
   2.39                                100.00%        09/15/2003                       -                        -              -
   2.40                                100.00%        09/15/2003                       -                        -              -
   2.41                                 97.41%        09/15/2003                       -                        -              -
   2.42                                 67.27%        09/15/2003                       -                        -              -
---------------------------------------------------------------------------------------------------------------------------------
   2.43                                 93.44%        09/15/2003                       -                        -              -
   2.44                                100.00%        09/15/2003                       -                        -              -
   2.45                                100.00%        09/15/2003                       -                        -              -
   2.46                                100.00%        09/15/2003                       -                        -              -
   2.47                                100.00%        09/15/2003                       -                        -              -
---------------------------------------------------------------------------------------------------------------------------------
   2.48                                100.00%        09/15/2003                       -                        -              -
   2.49                                100.00%        09/15/2003                       -                        -              -
   2.50   55,043   07/31/2007           85.30%        09/15/2003                       -                        -              -
   2.51                                100.00%        09/15/2003                       -                        -              -
   2.52                                 76.62%        09/15/2003                       -                        -              -
---------------------------------------------------------------------------------------------------------------------------------
   2.53                                100.00%        09/15/2003                       -                        -              -
   2.54                                100.00%        09/15/2003                       -                        -              -
   2.55                                 96.13%        09/15/2003                       -                        -              -
   2.56                                 99.08%        09/15/2003                       -                        -              -
   2.57                                100.00%        09/15/2003                       -                        -              -
---------------------------------------------------------------------------------------------------------------------------------
   2.58    1,625   01/31/2006           82.46%        09/15/2003                       -                        -              -
   2.59                                100.00%        09/15/2003                       -                        -              -
   2.60                                100.00%        09/15/2003                       -                        -              -
   2.61                                 44.04%        09/15/2003                       -                        -              -
   2.62                                100.00%        09/15/2003                       -                        -              -
---------------------------------------------------------------------------------------------------------------------------------
   2.63                                 98.22%        09/15/2003                       -                        -              -
   2.64                                 97.52%        09/15/2003                       -                        -              -
   2.65                                 91.82%        09/15/2003                       -                        -              -
   2.66                                 94.70%        09/15/2003                       -                        -              -
   2.67                                 86.11%        09/15/2003                       -                        -              -
---------------------------------------------------------------------------------------------------------------------------------

                                                                                               UPFRONT     ENVIRONMENTAL
              MONTHLY                           MONTHLY TAX              MONTHLY INSURANCE   ENGINEERING       REPORT
    ID         TI/LC                               ESCROW                      ESCROW          RESERVE          DATE
------------------------------------------------------------------------------------------------------------------------
     1            -                           -                                   -              478,664     09/29/2003
     2       86,110     318,078 plus a Monthly Non-BofA Tax Component       190,905            2,184,169      Various
    2.1           -                           -                                   -                    -     06/03/2003
    2.2           -                           -                                   -                    -     06/06/2003
------------------------------------------------------------------------------------------------------------------------
    2.3           -                           -                                   -                    -     06/06/2003
    2.4           -                           -                                   -                    -     06/06/2003
    2.5           -                           -                                   -                    -     06/06/2003
    2.6           -                           -                                   -                    -     06/06/2003
    2.7           -                           -                                   -                    -     06/06/2003
------------------------------------------------------------------------------------------------------------------------
    2.8           -                           -                                   -                    -     06/06/2003
    2.9           -                           -                                   -                    -     06/06/2003
   2.10           -                           -                                   -                    -     06/06/2003
   2.11           -                           -                                   -                    -     06/06/2003
   2.12           -                           -                                   -                    -     06/06/2003
------------------------------------------------------------------------------------------------------------------------
   2.13           -                           -                                   -                    -     06/06/2003
   2.14           -                           -                                   -                    -     06/06/2003
   2.15           -                           -                                   -                    -     06/06/2003
   2.16           -                           -                                   -                    -     06/06/2003
   2.17           -                           -                                   -                    -     06/06/2003
------------------------------------------------------------------------------------------------------------------------
   2.18           -                           -                                   -                    -     06/06/2003
   2.19           -                           -                                   -                    -     06/06/2003
   2.20           -                           -                                   -                    -     06/06/2003
   2.21           -                           -                                   -                    -     06/06/2003
   2.22           -                           -                                   -                    -     06/06/2003
------------------------------------------------------------------------------------------------------------------------
   2.23           -                           -                                   -                    -     06/06/2003
   2.24           -                           -                                   -                    -     06/06/2003
   2.25           -                           -                                   -                    -     06/06/2003
   2.26           -                           -                                   -                    -     06/06/2003
   2.27           -                           -                                   -                    -     06/06/2003
------------------------------------------------------------------------------------------------------------------------
   2.28           -                           -                                   -                    -     06/06/2003
   2.29           -                           -                                   -                    -     06/06/2003
   2.30           -                           -                                   -                    -     06/06/2003
   2.31           -                           -                                   -                    -     06/06/2003
   2.32           -                           -                                   -                    -     06/06/2003
------------------------------------------------------------------------------------------------------------------------
   2.33           -                           -                                   -                    -     06/06/2003
   2.34           -                           -                                   -                    -     06/06/2003
   2.35           -                           -                                   -                    -     06/06/2003
   2.36           -                           -                                   -                    -     06/06/2003
   2.37           -                           -                                   -                    -     06/06/2003
------------------------------------------------------------------------------------------------------------------------
   2.38           -                           -                                   -                    -     06/06/2003
   2.39           -                           -                                   -                    -     06/06/2003
   2.40           -                           -                                   -                    -     06/06/2003
   2.41           -                           -                                   -                    -     06/06/2003
   2.42           -                           -                                   -                    -     06/06/2003
------------------------------------------------------------------------------------------------------------------------
   2.43           -                           -                                   -                    -     06/06/2003
   2.44           -                           -                                   -                    -     06/06/2003
   2.45           -                           -                                   -                    -     06/06/2003
   2.46           -                           -                                   -                    -     06/06/2003
   2.47           -                           -                                   -                    -     06/06/2003
------------------------------------------------------------------------------------------------------------------------
   2.48           -                           -                                   -                    -     06/06/2003
   2.49           -                           -                                   -                    -     06/06/2003
   2.50           -                           -                                   -                    -     06/06/2003
   2.51           -                           -                                   -                    -     06/06/2003
   2.52           -                           -                                   -                    -     06/06/2003
------------------------------------------------------------------------------------------------------------------------
   2.53           -                           -                                   -                    -     06/06/2003
   2.54           -                           -                                   -                    -     06/06/2003
   2.55           -                           -                                   -                    -     06/06/2003
   2.56           -                           -                                   -                    -     06/06/2003
   2.57           -                           -                                   -                    -     06/06/2003
------------------------------------------------------------------------------------------------------------------------
   2.58           -                           -                                   -                    -     06/06/2003
   2.59           -                           -                                   -                    -     06/06/2003
   2.60           -                           -                                   -                    -     06/06/2003
   2.61           -                           -                                   -                    -     06/06/2003
   2.62           -                           -                                   -                    -     06/06/2003
------------------------------------------------------------------------------------------------------------------------
   2.63           -                           -                                   -                    -     06/06/2003
   2.64           -                           -                                   -                    -     06/06/2003
   2.65           -                           -                                   -                    -     06/06/2003
   2.66           -                           -                                   -                    -     06/06/2003
   2.67           -                           -                                   -                    -     06/06/2003
------------------------------------------------------------------------------------------------------------------------

            ENGINEERING         APPRAISAL
    ID      REPORT DATE       AS-OF DATE (5)      SPONSOR
-----------------------------------------------------------------------------------------------------------------------------------
     1      09/25/2003          08/25/2003        Wilmorite Properties, Inc. and Alaska Permanent Fund Corporation
     2        Various             Various         American Financial Realty Trust
    2.1     06/04/2003          05/22/2003
    2.2     06/06/2003          05/01/2003
-----------------------------------------------------------------------------------------------------------------------------------
    2.3     06/06/2003          05/21/2003
    2.4     06/06/2003          05/01/2003
    2.5     06/06/2003          05/01/2003
    2.6     06/06/2003          05/01/2003
    2.7     06/06/2003          05/21/2003
-----------------------------------------------------------------------------------------------------------------------------------
    2.8     06/06/2003          05/01/2003
    2.9     06/06/2003          05/12/2003
   2.10     06/06/2003          05/15/2003
   2.11     06/06/2003          05/13/2003
   2.12     06/06/2003          05/13/2003
-----------------------------------------------------------------------------------------------------------------------------------
   2.13     06/06/2003          05/21/2003
   2.14     06/06/2003          05/16/2003
   2.15     06/06/2003          05/16/2003
   2.16     06/06/2003          05/07/2003
   2.17     06/06/2003          05/07/2003
-----------------------------------------------------------------------------------------------------------------------------------
   2.18     06/06/2003          05/07/2003
   2.19     06/06/2003          05/06/2003
   2.20     06/06/2003          05/21/2003
   2.21     06/06/2003          05/14/2003
   2.22     06/06/2003          05/16/2003
-----------------------------------------------------------------------------------------------------------------------------------
   2.23     06/06/2003          05/15/2003
   2.24     06/06/2003          05/14/2003
   2.25     06/06/2003          05/07/2003
   2.26     06/06/2003          05/22/2003
   2.27     06/06/2003          05/21/2003
-----------------------------------------------------------------------------------------------------------------------------------
   2.28     06/06/2003          05/15/2003
   2.29     06/06/2003          05/14/2003
   2.30     06/06/2003          05/15/2003
   2.31     06/06/2003          05/16/2003
   2.32     06/06/2003          05/08/2003
-----------------------------------------------------------------------------------------------------------------------------------
   2.33     06/06/2003          05/12/2003
   2.34     06/06/2003          05/12/2003
   2.35     06/06/2003          05/15/2003
   2.36     06/06/2003          05/14/2003
   2.37     06/06/2003          05/08/2003
-----------------------------------------------------------------------------------------------------------------------------------
   2.38     06/06/2003          05/15/2003
   2.39     06/06/2003          05/15/2003
   2.40     06/06/2003          05/07/2003
   2.41     05/21/2003          05/16/2003
   2.42     06/06/2003          05/07/2003
-----------------------------------------------------------------------------------------------------------------------------------
   2.43     06/06/2003          05/09/2003
   2.44     06/06/2003          05/05/2003
   2.45     06/06/2003          05/08/2003
   2.46     06/06/2003          05/16/2003
   2.47     06/06/2003          05/15/2003
-----------------------------------------------------------------------------------------------------------------------------------
   2.48     06/06/2003          05/09/2003
   2.49     06/06/2003          05/06/2003
   2.50     06/06/2003          05/02/2003
   2.51     06/06/2003          05/05/2003
   2.52     06/06/2003          05/15/2003
-----------------------------------------------------------------------------------------------------------------------------------
   2.53     06/06/2003          05/15/2003
   2.54     06/06/2003          05/15/2003
   2.55     06/06/2003          05/15/2003
   2.56     06/06/2003          05/01/2003
   2.57     06/06/2003          05/22/2003
-----------------------------------------------------------------------------------------------------------------------------------
   2.58     06/06/2003          05/15/2003
   2.59     06/06/2003          05/15/2003
   2.60     06/06/2003          05/07/2003
   2.61     06/06/2003          05/07/2003
   2.62     06/06/2003          06/01/2003
-----------------------------------------------------------------------------------------------------------------------------------
   2.63     06/06/2003          06/01/2003
   2.64     06/06/2003          06/01/2003
   2.65     06/06/2003          06/01/2003
   2.66     06/06/2003          06/01/2003
   2.67     06/06/2003          06/01/2003
-----------------------------------------------------------------------------------------------------------------------------------

COMM 2004-LNB2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
            PROPERTIES

                                                                       % OF                       MORTGAGE
                                                                   INITIAL POOL       # OF          LOAN         ORIGINAL
    ID                          PROPERTY NAME                         BALANCE      PROPERTIES    SELLER (1)      BALANCE
---------------------------------------------------------------------------------------------------------------------------
   2.68     Jacksonville Ops CTR/#700                                  0.17%                        GACC          1,624,675
   2.69     Jacksonville Ops Ctr/School                                0.03%                        GACC            322,455
   2.70     Jacksonville Ops CTR/Daycare                               0.03%                        GACC            316,253
   2.71     Lighthouse Point                                           0.03%                        GACC            291,449
   2.72     Mendham Operations Center                                  0.08%                        GACC            806,136
---------------------------------------------------------------------------------------------------------------------------
   2.73     Miami Lakes Operation CTR                                  0.15%                        GACC          1,423,496
   2.74     North Biscayne                                             0.02%                        GACC            166,075
   2.75     North Hialeah                                              0.01%                        GACC            111,619
   2.76     Ocala Downtown                                             0.02%                        GACC            235,640
   2.77     Plaza                                                      0.04%                        GACC            384,465
---------------------------------------------------------------------------------------------------------------------------
   2.78     Port Charlotte                                             0.02%                        GACC            155,026
   2.79     Ridgewood                                                  0.01%                        GACC             99,645
   2.80     San Jose                                                   0.01%                        GACC            135,183
   2.81     South Region TPC                                           0.18%                        GACC          1,723,891
   2.82     Westshore Mall                                             0.03%                        GACC            334,857
---------------------------------------------------------------------------------------------------------------------------
   2.83     Williams Islands                                           0.05%                        GACC            474,499
   2.84     Winter Park                                                0.03%                        GACC            272,846
   2.85     Albany Main Office                                         0.01%                        GACC            104,390
   2.86     Bull Street                                                0.03%                        GACC            303,851
   2.87     Cartersville Main                                          0.02%                        GACC            186,031
---------------------------------------------------------------------------------------------------------------------------
   2.88     Moultrie Main                                              0.02%                        GACC            148,825
   2.89     Valdosta Main                                              0.02%                        GACC            213,936
   2.90     Winder (BS)                                                0.01%                        GACC             80,614
   2.91     Coeur D'alene BDLG/BR                                      0.02%                        GACC            171,149
   2.92     Bank of America Center                                     1.10%                        GACC         10,665,803
---------------------------------------------------------------------------------------------------------------------------
   2.93     Mission Facility                                           0.02%                        GACC            192,233
   2.94     Penn Street Facility                                       0.01%                        GACC            102,317
   2.95     Annapolis Church Circle - BAL                              0.05%                        GACC            446,475
   2.96     Highlandtown - BAL                                         0.01%                        GACC             75,920
   2.97     Columbia Facility                                          0.02%                        GACC            182,311
---------------------------------------------------------------------------------------------------------------------------
   2.98     Concord Village                                            0.02%                        GACC            176,110
   2.99     Downtown Facility                                          0.01%                        GACC             66,971
   2.100    Florissant Facility                                        0.02%                        GACC            148,825
   2.101    Hampton-Main Facility                                      0.02%                        GACC            177,350
   2.102    Independence Square                                        0.02%                        GACC            147,585
---------------------------------------------------------------------------------------------------------------------------
   2.103    Lexington Facility                                         0.01%                        GACC             52,709
   2.104    Mexico Facility                                            0.02%                        GACC            171,149
   2.105    Oak Trafficway Facility                                    0.03%                        GACC            260,444
   2.106    Richland Facility                                          0.00%                        GACC                  -
   2.107    South Glenstone Facility                                   0.01%                        GACC            111,619
---------------------------------------------------------------------------------------------------------------------------
   2.108    West Sunshine Facility                                     0.00%                        GACC                  -
   2.109    William Street Facility                                    0.02%                        GACC            164,328
   2.110    525 N Tryon-Odell Building                                 0.51%                        GACC          4,985,643
   2.111    Albuquerque Operations Center                              0.04%                        GACC            421,671
   2.112    East Central Facility                                      0.02%                        GACC            148,825
---------------------------------------------------------------------------------------------------------------------------
   2.113    Henderson                                                  0.01%                        GACC            142,624
   2.114    Paradise Valley                                            0.03%                        GACC            260,444
   2.115    Admiral                                                    0.01%                        GACC            111,619
   2.116    Muskogee Main Facility                                     0.00%                        GACC                  -
   2.117    Aiken Main Office                                          0.02%                        GACC            189,752
---------------------------------------------------------------------------------------------------------------------------
   2.118    Murfreesboro Main Office                                   0.02%                        GACC            186,031
   2.119    Aransas Pass (CCNB)                                        0.00%                        GACC                  -
   2.120    Brownwood                                                  0.01%                        GACC            105,418
   2.121    Carrollton                                                 0.01%                        GACC            130,222
   2.122    Dalhart Banking Center                                     0.01%                        GACC            114,719
---------------------------------------------------------------------------------------------------------------------------
   2.123    Denison                                                    0.01%                        GACC            108,518
   2.124    Dumas Banking Center                                       0.01%                        GACC            124,021
   2.125    Fort Sam Houston                                           0.08%                        GACC            737,925
   2.126    Fort Worth East                                            0.02%                        GACC            158,127
   2.127    Greenspoint                                                0.05%                        GACC            446,475
---------------------------------------------------------------------------------------------------------------------------
   2.128    Mission                                                    0.01%                        GACC             89,295
   2.129    Mount Pleasant                                             0.01%                        GACC            102,317
   2.130    South Austin                                               0.02%                        GACC            179,830
   2.131    Waco                                                       0.02%                        GACC            210,836
   2.132    Charlottesville                                            0.04%                        GACC            403,068
---------------------------------------------------------------------------------------------------------------------------
   2.133    Lynchburg                                                  0.02%                        GACC            199,289
   2.134    Norton - 7th Street                                        0.01%                        GACC             62,010
   2.135    Old Hampton                                                0.01%                        GACC            124,021
   2.136    Roanoke                                                    0.02%                        GACC            235,640
   2.137    South Boston                                               0.01%                        GACC             68,802
---------------------------------------------------------------------------------------------------------------------------

               CUT-OFF    GENERAL             DETAILED
                 DATE     PROPERTY            PROPERTY                                              INTEREST  ADMINISTRATIVE
    ID         BALANCE    TYPE                TYPE                                                  RATE (9)     FEE RATE
----------------------------------------------------------------------------------------------------------------------------
   2.68      1,624,675     Office              Office Space
   2.69        322,455     Office              Office Space
   2.70        316,253     Office              Office Space
   2.71        291,449     Office              Office Space
   2.72        806,136     Office              Operations Center
----------------------------------------------------------------------------------------------------------------------------
   2.73      1,423,496     Office              Operations Center
   2.74        166,075     Office              Office Space
   2.75        111,619     Mixed Use           Office / Retail
   2.76        235,640     Office              Office Space
   2.77        384,465     Office              Office Space
----------------------------------------------------------------------------------------------------------------------------
   2.78        155,026     Mixed Use           Office / Retail
   2.79         99,645     Office              Office Space
   2.80        135,183     Mixed Use           Office / Retail
   2.81      1,723,891     Office              Operations Center
   2.82        334,857     Office              Office Space
----------------------------------------------------------------------------------------------------------------------------
   2.83        474,499     Office              Office Space
   2.84        272,846     Office              Office Space
   2.85        104,390     Office              Office Space
   2.86        303,851     Office              Office Space
   2.87        186,031     Office              Office Space
----------------------------------------------------------------------------------------------------------------------------
   2.88        148,825     Office              Office Space
   2.89        213,936     Office              Office Space
   2.90         80,614     Mixed Use           Office / Retail
   2.91        171,149     Office              Office Space
   2.92     10,665,803     Office              Office Space
----------------------------------------------------------------------------------------------------------------------------
   2.93        192,233     Office              Office Space
   2.94        102,317     Office              Office Space
   2.95        446,475     Office              Office Space
   2.96         75,920     Office              Office Space
   2.97        182,311     Mixed Use           Office / Retail
----------------------------------------------------------------------------------------------------------------------------
   2.98        176,110     Office              Office Space
   2.99         66,971     Mixed Use           Office / Retail
   2.100       148,825     Office              Office Space
   2.101       177,350     Office              Office Space
   2.102       147,585     Office              Office Space
----------------------------------------------------------------------------------------------------------------------------
   2.103        52,709     Mixed Use           Office / Retail
   2.104       171,149     Office              Office Space
   2.105       260,444     Office              Office Space
   2.106             -     Mixed Use           Office / Retail
   2.107       111,619     Mixed Use           Office / Retail
----------------------------------------------------------------------------------------------------------------------------
   2.108             -     Mixed Use           Office / Retail
   2.109       164,328     Office              Office Space
   2.110     4,985,643     Office              Office Space
   2.111       421,671     Office              Operations Center
   2.112       148,825     Office              Office Space
----------------------------------------------------------------------------------------------------------------------------
   2.113       142,624     Mixed Use           Office / Retail
   2.114       260,444     Office              Office Space
   2.115       111,619     Office              Office Space
   2.116             -     Office              Office Space
   2.117       189,752     Office              Office Space
----------------------------------------------------------------------------------------------------------------------------
   2.118       186,031     Office              Office Space
   2.119             -     Mixed Use           Office / Retail
   2.120       105,418     Office              Office Space
   2.121       130,222     Mixed Use           Office / Retail
   2.122       114,719     Mixed Use           Office / Retail
----------------------------------------------------------------------------------------------------------------------------
   2.123       108,518     Office              Office Space
   2.124       124,021     Mixed Use           Office / Retail
   2.125       737,925     Office              Office Space
   2.126       158,127     Office              Office Space
   2.127       446,475     Office              Office Space
----------------------------------------------------------------------------------------------------------------------------
   2.128        89,295     Mixed Use           Office / Retail
   2.129       102,317     Office              Office Space
   2.130       179,830     Office              Office Space
   2.131       210,836     Office              Office Space
   2.132       403,068     Office              Office Space
----------------------------------------------------------------------------------------------------------------------------
   2.133       199,289     Office              Office Space
   2.134        62,010     Office              Office Space
   2.135       124,021     Office              Office Space
   2.136       235,640     Office              Office Space
   2.137        68,802     Office              Office Space
----------------------------------------------------------------------------------------------------------------------------

            INTEREST         ORIGINAL       STATED REMAINING      ORIGINAL      REMAINING      FIRST        MATURITY
            ACCRUAL      TERM TO MATURITY   TERM TO MATURITY    AMORTIZATION  AMORTIZATION    PAYMENT         DATE
    ID       BASIS        OR APD (MOS.)       OR APD (MOS.)     TERM (MOS.)    TERM (MOS.)      DATE         OR ARD
---------------------------------------------------------------------------------------------------------------------
   2.68
   2.69
   2.70
   2.71
   2.72
---------------------------------------------------------------------------------------------------------------------
   2.73
   2.74
   2.75
   2.76
   2.77
---------------------------------------------------------------------------------------------------------------------
   2.78
   2.79
   2.80
   2.81
   2.82
---------------------------------------------------------------------------------------------------------------------
   2.83
   2.84
   2.85
   2.86
   2.87
---------------------------------------------------------------------------------------------------------------------
   2.88
   2.89
   2.90
   2.91
   2.92
---------------------------------------------------------------------------------------------------------------------
   2.93
   2.94
   2.95
   2.96
   2.97
---------------------------------------------------------------------------------------------------------------------
   2.98
   2.99
   2.100
   2.101
   2.102
---------------------------------------------------------------------------------------------------------------------
   2.103
   2.104
   2.105
   2.106
   2.107
---------------------------------------------------------------------------------------------------------------------
   2.108
   2.109
   2.110
   2.111
   2.112
---------------------------------------------------------------------------------------------------------------------
   2.113
   2.114
   2.115
   2.116
   2.117
---------------------------------------------------------------------------------------------------------------------
   2.118
   2.119
   2.120
   2.121
   2.122
---------------------------------------------------------------------------------------------------------------------
   2.123
   2.124
   2.125
   2.126
   2.127
---------------------------------------------------------------------------------------------------------------------
   2.128
   2.129
   2.130
   2.131
   2.132
---------------------------------------------------------------------------------------------------------------------
   2.133
   2.134
   2.135
   2.136
   2.137
---------------------------------------------------------------------------------------------------------------------

              ANNUAL      MONTHLY        REMAINING                                                   CROSSED
               DEBT        DEBT        INTEREST ONLY                                      ARD          WITH             DSCR
    ID     SERVICE (2)  SERVICE (2)    PERIOD (MOS.)             LOCKBOX (3)            (YES/NO)  OTHER LOANS (12) (2)(4)(8)(14)
--------------------------------------------------------------------------------------------------------------------------------
   2.68
   2.69
   2.70
   2.71
   2.72
--------------------------------------------------------------------------------------------------------------------------------
   2.73
   2.74
   2.75
   2.76
   2.77
--------------------------------------------------------------------------------------------------------------------------------
   2.78
   2.79
   2.80
   2.81
   2.82
--------------------------------------------------------------------------------------------------------------------------------
   2.83
   2.84
   2.85
   2.86
   2.87
--------------------------------------------------------------------------------------------------------------------------------
   2.88
   2.89
   2.90
   2.91
   2.92
--------------------------------------------------------------------------------------------------------------------------------
   2.93
   2.94
   2.95
   2.96
   2.97
--------------------------------------------------------------------------------------------------------------------------------
   2.98
   2.99
   2.100
   2.101
   2.102
--------------------------------------------------------------------------------------------------------------------------------
   2.103
   2.104
   2.105
   2.106
   2.107
--------------------------------------------------------------------------------------------------------------------------------
   2.108
   2.109
   2.110
   2.111
   2.112
--------------------------------------------------------------------------------------------------------------------------------
   2.113
   2.114
   2.115
   2.116
   2.117
--------------------------------------------------------------------------------------------------------------------------------
   2.118
   2.119
   2.120
   2.121
   2.122
--------------------------------------------------------------------------------------------------------------------------------
   2.123
   2.124
   2.125
   2.126
   2.127
--------------------------------------------------------------------------------------------------------------------------------
   2.128
   2.129
   2.130
   2.131
   2.132
--------------------------------------------------------------------------------------------------------------------------------
   2.133
   2.134
   2.135
   2.136
   2.137
--------------------------------------------------------------------------------------------------------------------------------

                                                    CUT-OFF
             GRACE      PAYMENT    APPRAISED       DATE LTV            LTV RATIO AT
    ID       PERIOD       DATE     VALUE (5)   RATIO (4)(8)(14)    MATURITY/APD (4)(14)
---------------------------------------------------------------------------------------
   2.68                             13,100,000
   2.69                              2,600,000
   2.70                              2,550,000
   2.71                              2,350,000
   2.72                              6,500,000
---------------------------------------------------------------------------------------
   2.73                             15,000,000
   2.74                              1,750,000
   2.75                                900,000
   2.76                              1,900,000
   2.77                              3,100,000
---------------------------------------------------------------------------------------
   2.78                              1,250,000
   2.79                              1,050,000
   2.80                              1,090,000
   2.81                             13,900,000
   2.82                              2,700,000
---------------------------------------------------------------------------------------
   2.83                              5,000,000
   2.84                              2,200,000
   2.85                                900,000
   2.86                              2,450,000
   2.87                              1,500,000
---------------------------------------------------------------------------------------
   2.88                                850,000
   2.89                              1,725,000
   2.90                                650,000
   2.91                              1,380,000
   2.92                             86,000,000
---------------------------------------------------------------------------------------
   2.93                              1,550,000
   2.94                                825,000
   2.95                              3,600,000
   2.96                                800,000
   2.97                              1,470,000
---------------------------------------------------------------------------------------
   2.98                              1,420,000
   2.99                                540,000
   2.100                             1,200,000
   2.101                             1,430,000
   2.102                             1,190,000
---------------------------------------------------------------------------------------
   2.103                               425,000
   2.104                             1,390,000
   2.105                             2,100,000
   2.106                               575,000
   2.107                               900,000
---------------------------------------------------------------------------------------
   2.108                             1,200,000
   2.109                             1,325,000
   2.110                            40,200,000
   2.111                             3,400,000
   2.112                             1,200,000
---------------------------------------------------------------------------------------
   2.113                             1,150,000
   2.114                             2,100,000
   2.115                               900,000
   2.116                             1,375,000
   2.117                             1,530,000
---------------------------------------------------------------------------------------
   2.118                             1,500,000
   2.119                               825,000
   2.120                               850,000
   2.121                             1,050,000
   2.122                               925,000
---------------------------------------------------------------------------------------
   2.123                               875,000
   2.124                             1,000,000
   2.125                             5,950,000
   2.126                             1,275,000
   2.127                             3,600,000
---------------------------------------------------------------------------------------
   2.128                               720,000
   2.129                               825,000
   2.130                             1,450,000
   2.131                             1,700,000
   2.132                             3,250,000
---------------------------------------------------------------------------------------
   2.133                             2,100,000
   2.134                               500,000
   2.135                             1,000,000
   2.136                             1,900,000
   2.137                               725,000
---------------------------------------------------------------------------------------

    ID                                           ADDRESS
--------------------------------------------------------------------------------------------
   2.68     9000 Southside Boulevard
   2.69     9000 Southside Boulevard
   2.70     9000 Southside Boulevard
   2.71     2850 North Federal Hwy
   2.72     707 Mendham Boulevard
--------------------------------------------------------------------------------------------
   2.73     5875 NW 163rd Street
   2.74     11755 Biscayne Boulevard
   2.75     1 East 49th Street
   2.76     35 SE 1st Avenue
   2.77     900 South Federal Hwy
--------------------------------------------------------------------------------------------
   2.78     21175 Olean Boulevard
   2.79     231 South Ridgewood Drive
   2.80     3535 University Boulevard West
   2.81     17100 N.W. 59th Avenue
   2.82     100 North Westshore Boulevard
--------------------------------------------------------------------------------------------
   2.83     18305 Biscayne Boulevard
   2.84     750 South Orlando Avenue
   2.85     128 South Washington Street
   2.86     22 Bull Street
   2.87     102 East Main Street
--------------------------------------------------------------------------------------------
   2.88     300 South Main Street
   2.89     106 South Patterson Street
   2.90     102 North Broad Street
   2.91     401 Front Street
   2.92     231 South LaSalle Street
--------------------------------------------------------------------------------------------
   2.93     9500 Mission Road
   2.94     501 Pennsylvania Avenue
   2.95     10 Church Circle
   2.96     3415/17 Eastern Avenue
   2.97     800 Cherry Street
--------------------------------------------------------------------------------------------
   2.98     5353 South Lindbergh Boulevard
   2.99     210 West 8th Street
   2.100    880 Rue St. Francois
   2.101    4301 and 4400 Hampton Avenue
   2.102    129 West Lexington
--------------------------------------------------------------------------------------------
   2.103    1016 Main Street
   2.104    222 South Jefferson
   2.105    8320 North Oak Trafficway
   2.106    112 McClurg
   2.107    2940 South Glenstone
--------------------------------------------------------------------------------------------
   2.108    710 West Sunshine
   2.109    2001 William Street
   2.110    525 North Tryon Street
   2.111    725 6th ST. NW
   2.112    4401 Central Avenue NE
--------------------------------------------------------------------------------------------
   2.113    107 Water Street
   2.114    1077 East Sahara Avenue
   2.115    5950 East Admiral Place
   2.116    230 West Broadway
   2.117    167 Laurens Street
--------------------------------------------------------------------------------------------
   2.118    120 East Main Street
   2.119    221 South Commercial
   2.120    One Center Avenue
   2.121    1101 South Josey Lane
   2.122    323 Denver Avenue
--------------------------------------------------------------------------------------------
   2.123    300 West Main Street
   2.124    501 Bliss Avenue
   2.125    1422 East Grayson Street
   2.126    5651 East Lancaster Avenue
   2.127    12400 Interstate 45 North
--------------------------------------------------------------------------------------------
   2.128    1101 North Conway
   2.129    302 North Jefferson Avenue
   2.130    2501 South Congress
   2.131    514 Austin Avenue
   2.132    300 East Main Street
--------------------------------------------------------------------------------------------
   2.133    801 Main Street
   2.134    702 Park Avenue NW
   2.135    1 West Queens Way
   2.136    302 South Jefferson Street, SE
   2.137    606 Broad Street
--------------------------------------------------------------------------------------------

                                                                            YEAR           YEAR
    ID     CITY                       COUNTY         STATE    ZIP CODE     BUILT         RENOVATED
-----------------------------------------------------------------------------------------------------
   2.68    Jacksonville         Duval               FL       32256          1990
   2.69    Jacksonville         Duval               FL       32256          1990
   2.70    Jacksonville         Duval               FL       32256          1990
   2.71    Lighthouse Point     Broward             FL       33064          1970
   2.72    Orlando              Orange              FL       32825          1985
-----------------------------------------------------------------------------------------------------
   2.73    Miami Lakes          Miami-Dade          FL       33014          1983
   2.74    North Miami          Miami-Dade          FL       33181          1964           2001
   2.75    Hialeah              Miami-Dade          FL       33013          1963
   2.76    Ocala                Marion              FL       34471       1965/1985
   2.77    Stuart               Martin              FL       34994          1973
-----------------------------------------------------------------------------------------------------
   2.78    Port Charlotte       Charlotte           FL       33952          1971           2002
   2.79    Sebring              Highlands           FL       33870          1961           1999
   2.80    Jacksonville         Duval               FL       32217          1997
   2.81    Miami Lakes          Miami-Dade          FL       33015          1995
   2.82    Tampa                Hillsborough        FL       33609          1997
-----------------------------------------------------------------------------------------------------
   2.83    Aventura             Miami-Dade          FL       33160          1986
   2.84    Winter Park          Orange              FL       32789          1955
   2.85    Albany               Dougherty           GA       31701          1960           1995
   2.86    Savannah             Chatham             GA       31401          1905           1995
   2.87    Cartersville         Bartow              GA       30120          1977
-----------------------------------------------------------------------------------------------------
   2.88    Moultrie             Colquitt            GA       31768          1989
   2.89    Valdosta             Lowndes             GA       31601          1970         1994/1995
   2.90    Winder               Barrow              GA       30680          1970
   2.91    Coeur D'Alene        Kootenai            ID       83814          1969           1992
   2.92    Chicago              Cook                IL       60604          1923          ongoing
-----------------------------------------------------------------------------------------------------
   2.93    Overland Park        Johnson             KS       66206          1964
   2.94    Independence         Montgomery          KS       67301          1980
   2.95    Annapolis            Anne Arundel        MD       21401          1970
   2.96    Baltimore            Baltimore City      MD       21224          1950
   2.97    Columbia             Boone               MO       65201          1948      1970/1981/1985
-----------------------------------------------------------------------------------------------------
   2.98    St. Louis            Saint Louis         MO       63126          1978
   2.99    Rolla                Phelps              MO       65401          1927         1972/1983
   2.100   Florissant           Saint Louis         MO       63031          1970           1980
   2.101   St. Louis            St. Louis           MO       63109          1972
   2.102   Independence         Jackson             MO       64050          1929         1972/1990
-----------------------------------------------------------------------------------------------------
   2.103   Lexington            Lafayette           MO       64607          1894           1979
   2.104   Mexico               Audrain             MO       65265          1979
   2.105   Kansas City          Clay                MO       64118          1978           1990
   2.106   Richland             Pulaski             MO       65556          1951
   2.107   Springfield          Greene              MO       65804          1970           1982
-----------------------------------------------------------------------------------------------------
   2.108   Springfield          Greene              MO       65807          1965           1981
   2.109   Cape Girardeau       Cape Girardeau      MO       63703          1973
   2.110   Charlotte            Mecklenberg         NC       28202          1996
   2.111   Albuquerque          Bernalillo          NM       87102       1973/1983         1997
   2.112   Albuquerque          Bernalillo          NM       87108          1958           1968
-----------------------------------------------------------------------------------------------------
   2.113   Henderson            Clark               NV       89015          1964           1977
   2.114   Las Vegas            Clark               NV       89104          1966         1973/1994
   2.115   Tulsa                Tulsa               OK       74115          1952
   2.116   Muskogee             Muskogee            OK       74401          1920           1990
   2.117   Aiken                Aiken               SC       29801      1898/1911/1960     1998
-----------------------------------------------------------------------------------------------------
   2.118   Murfreesboro         Rutherford          TN       37130          1978
   2.119   Aransas Pass         Asansas/San PatricioTX       78336          1972
   2.120   Brownwood            Brown               TX       76801          1972
   2.121   Carrollton           Dallas              TX       75006          1978
   2.122   Dalhart              Dallam              TX       79022          1955           1995
-----------------------------------------------------------------------------------------------------
   2.123   Denison              Grayson             TX       75020          1965
   2.124   Dumas                Moore               TX       79029          1976
   2.125   San Antonio          Bexar               TX       78208       1968/1973         1983
   2.126   Fort Worth           Tarrant             TX       76112          1956
   2.127   Houston              Harris              TX       77060          1976
-----------------------------------------------------------------------------------------------------
   2.128   Mission              Hidalgo             TX       78572          1950           2001
   2.129   Mt. Pleasant         Titus               TX       75455          1960
   2.130   Austin               Travis              TX       78704          1964           1972
   2.131   Waco                 McLennan            TX       76701          1885
   2.132   Charlottesville      Charlottesville     VA       22902          1875           1972
-----------------------------------------------------------------------------------------------------
   2.133   Lynchburg            Lynchburg City      VA       24504          1913
   2.134   Norton               Norton City         VA       24273          1905           1992
   2.135   Hampton              Hampton City        VA       23669          1970
   2.136   Roanoke              Roanoke City        VA       24011          1915         1984-1986
   2.137   South Boston         Halifax             VA       24592          1974
-----------------------------------------------------------------------------------------------------

                     NET                UNITS        LOAN PER NET              PREPAYMENT
                   RENTABLE              OF         RENTABLE AREA              PROVISIONS
    ID         AREA SF/UNITS (6)       MEASURE      SF/UNITS (4)(6)      (# OF PAYMENTS) (7)(13)
-------------------------------------------------------------------------------------------------
   2.68    118,963                     Sq. Ft.             14
   2.69    21,879                      Sq. Ft.             15
   2.70    21,425                      Sq. Ft.             15
   2.71    25,659                      Sq. Ft.             11
   2.72    112,217                     Sq. Ft.              7
-------------------------------------------------------------------------------------------------
   2.73    141,366                     Sq. Ft.             10
   2.74    26,186                      Sq. Ft.              6
   2.75    10,212                      Sq. Ft.             11
   2.76    31,532                      Sq. Ft.              7
   2.77    35,389                      Sq. Ft.             11
-------------------------------------------------------------------------------------------------
   2.78    13,119                      Sq. Ft.             12
   2.79    31,699                      Sq. Ft.              3
   2.80    10,670                      Sq. Ft.             13
   2.81    115,662                     Sq. Ft.             15
   2.82    20,740                      Sq. Ft.             16
-------------------------------------------------------------------------------------------------
   2.83    36,578                      Sq. Ft.             13
   2.84    32,951                      Sq. Ft.              8
   2.85    35,610                      Sq. Ft.              3
   2.86    23,969                      Sq. Ft.             13
   2.87    21,455                      Sq. Ft.              9
-------------------------------------------------------------------------------------------------
   2.88    22,692                      Sq. Ft.              7
   2.89    29,343                      Sq. Ft.              7
   2.90    11,500                      Sq. Ft.              7
   2.91    18,229                      Sq. Ft.              9
   2.92    1,027,783                   Sq. Ft.             10
-------------------------------------------------------------------------------------------------
   2.93    24,945                      Sq. Ft.              8
   2.94    24,150                      Sq. Ft.              4
   2.95    24,922                      Sq. Ft.             18
   2.96    28,484                      Sq. Ft.              3
   2.97    20,094                      Sq. Ft.              9
-------------------------------------------------------------------------------------------------
   2.98    20,429                      Sq. Ft.              9
   2.99    12,715                      Sq. Ft.              5
   2.100   21,600                      Sq. Ft.              7
   2.101   24,416                      Sq. Ft.              7
   2.102   32,530                      Sq. Ft.              5
-------------------------------------------------------------------------------------------------
   2.103   12,300                      Sq. Ft.              4
   2.104   25,669                      Sq. Ft.              7
   2.105   34,145                      Sq. Ft.              8
   2.106   10,981                      Sq. Ft.              -
   2.107   15,946                      Sq. Ft.              7
-------------------------------------------------------------------------------------------------
   2.108   15,904                      Sq. Ft.              -
   2.109   29,301                      Sq. Ft.              6
   2.110   413,407                     Sq. Ft.             12
   2.111   59,489                      Sq. Ft.              7
   2.112   23,855                      Sq. Ft.              6
-------------------------------------------------------------------------------------------------
   2.113   12,642                      Sq. Ft.             11
   2.114   19,908                      Sq. Ft.             13
   2.115   19,088                      Sq. Ft.              6
   2.116   27,495                      Sq. Ft.              -
   2.117   20,918                      Sq. Ft.              9
-------------------------------------------------------------------------------------------------
   2.118   25,655                      Sq. Ft.              7
   2.119   14,970                      Sq. Ft.              -
   2.120   22,643                      Sq. Ft.              5
   2.121   12,853                      Sq. Ft.             10
   2.122   21,292                      Sq. Ft.              5
-------------------------------------------------------------------------------------------------
   2.123   23,236                      Sq. Ft.              5
   2.124   19,176                      Sq. Ft.              6
   2.125   61,095                      Sq. Ft.             12
   2.126   28,562                      Sq. Ft.              6
   2.127   37,846                      Sq. Ft.             12
-------------------------------------------------------------------------------------------------
   2.128   12,079                      Sq. Ft.              7
   2.129   21,710                      Sq. Ft.              5
   2.130   26,417                      Sq. Ft.              7
   2.131   34,108                      Sq. Ft.              6
   2.132   57,945                      Sq. Ft.              7
-------------------------------------------------------------------------------------------------
   2.133   63,374                      Sq. Ft.              3
   2.134   20,058                      Sq. Ft.              3
   2.135   24,059                      Sq. Ft.              5
   2.136   27,726                      Sq. Ft.              8
   2.137   24,151                      Sq. Ft.              3
-------------------------------------------------------------------------------------------------

                                                                 FOURTH        FOURTH        THIRD         THIRD MOST
                                                               MOST RECENT   RECENT NOI    MOST RECENT     RECENT NOI
     ID                     PROPERTY NAME                          NOI          DATE          NOI             DATE
---------------------------------------------------------------------------------------------------------------------
    2.68     Jacksonville Ops CTR/#700
    2.69     Jacksonville Ops Ctr/School
    2.70     Jacksonville Ops CTR/Daycare
    2.71     Lighthouse Point
    2.72     Mendham Operations Center
---------------------------------------------------------------------------------------------------------------------
    2.73     Miami Lakes Operation CTR
    2.74     North Biscayne
    2.75     North Hialeah
    2.76     Ocala Downtown
    2.77     Plaza
---------------------------------------------------------------------------------------------------------------------
    2.78     Port Charlotte
    2.79     Ridgewood
    2.80     San Jose
    2.81     South Region TPC
    2.82     Westshore Mall
---------------------------------------------------------------------------------------------------------------------
    2.83     Williams Islands
    2.84     Winter Park
    2.85     Albany Main Office
    2.86     Bull Street
    2.87     Cartersville Main
---------------------------------------------------------------------------------------------------------------------
    2.88     Moultrie Main
    2.89     Valdosta Main
    2.90     Winder (BS)
    2.91     Coeur D'alene BDLG/BR
    2.92     Bank of America Center
---------------------------------------------------------------------------------------------------------------------
    2.93     Mission Facility
    2.94     Penn Street Facility
    2.95     Annapolis Church Circle - BAL
    2.96     Highlandtown - BAL
    2.97     Columbia Facility
---------------------------------------------------------------------------------------------------------------------
    2.98     Concord Village
    2.99     Downtown Facility
   2.100     Florissant Facility
   2.101     Hampton-Main Facility
   2.102     Independence Square
---------------------------------------------------------------------------------------------------------------------
   2.103     Lexington Facility
   2.104     Mexico Facility
   2.105     Oak Trafficway Facility
   2.106     Richland Facility
   2.107     South Glenstone Facility
---------------------------------------------------------------------------------------------------------------------
   2.108     West Sunshine Facility
   2.109     William Street Facility
   2.110     525 N Tryon-Odell Building
   2.111     Albuquerque Operations Center
   2.112     East Central Facility
---------------------------------------------------------------------------------------------------------------------
   2.113     Henderson
   2.114     Paradise Valley
   2.115     Admiral
   2.116     Muskogee Main Facility
   2.117     Aiken Main Office
---------------------------------------------------------------------------------------------------------------------
   2.118     Murfreesboro Main Office
   2.119     Aransas Pass (CCNB)
   2.120     Brownwood
   2.121     Carrollton
   2.122     Dalhart Banking Center
---------------------------------------------------------------------------------------------------------------------
   2.123     Denison
   2.124     Dumas Banking Center
   2.125     Fort Sam Houston
   2.126     Fort Worth East
   2.127     Greenspoint
---------------------------------------------------------------------------------------------------------------------
   2.128     Mission
   2.129     Mount Pleasant
   2.130     South Austin
   2.131     Waco
   2.132     Charlottesville
---------------------------------------------------------------------------------------------------------------------
   2.133     Lynchburg
   2.134     Norton - 7th Street
   2.135     Old Hampton
   2.136     Roanoke
   2.137     South Boston
---------------------------------------------------------------------------------------------------------------------

              SECOND     SECOND MOST                     MOST RECENT
           MOST RECENT    RECENT NOI    MOST RECENT          NOI          UNDERWRITTEN     UNDERWRITTEN    UNDERWRITTEN
    ID         NOI           DATE           NOI             DATE             NOI (4)          REVENUE           EGI
-------------------------------------------------------------------------------------------------------------------------
   2.68                                                                        1,026,539        1,754,192      1,754,192
   2.69                                                                          190,542          276,644        276,644
   2.70                                                                          186,588          270,907        270,907
   2.71                                                                          202,874          392,300        392,300
   2.72                                                                          188,946          902,519        902,519
-------------------------------------------------------------------------------------------------------------------------
   2.73                                                                         (834,555)         551,352             (0)
   2.74                                                                          (40,393)         126,755        126,755
   2.75                                                                           48,744          152,562        124,063
   2.76                                                                          130,565          427,864        344,930
   2.77                                                                          238,337          394,962        394,962
-------------------------------------------------------------------------------------------------------------------------
   2.78                                                                           95,914          180,626        166,375
   2.79                                                                            1,578          352,106        128,732
   2.80                                                                           82,199          157,825        149,274
   2.81                                                                          990,965        2,017,678      2,017,678
   2.82                                                                          178,806          334,879        334,879
-------------------------------------------------------------------------------------------------------------------------
   2.83                                                                          368,530          606,833        606,833
   2.84                                                                           19,188          347,443        250,201
   2.85                                                                           47,926          216,382        157,483
   2.86                                                                          206,799          380,857        380,857
   2.87                                                                           35,771          147,621        112,859
-------------------------------------------------------------------------------------------------------------------------
   2.88                                                                           41,162          156,843        120,030
   2.89                                                                          138,461          356,434        294,779
   2.90                                                                           67,128          140,989        107,739
   2.91                                                                           50,167          109,238         89,231
   2.92                                                                        4,815,900       18,768,738     17,373,406
-------------------------------------------------------------------------------------------------------------------------
   2.93                                                                          136,325          339,800        280,520
   2.94                                                                           26,921          235,517        158,063
   2.95                                                                          216,469          338,085        338,085
   2.96                                                                           54,703           99,454         99,454
   2.97                                                                          111,220          259,635        201,590
-------------------------------------------------------------------------------------------------------------------------
   2.98                                                                          181,996          317,929        317,929
   2.99                                                                           42,604           91,291         91,291
   2.100                                                                          70,670          218,418        163,660
   2.101                                                                         103,365          336,959        247,051
   2.102                                                                          60,319          207,200        207,200
-------------------------------------------------------------------------------------------------------------------------
   2.103                                                                          33,613          145,447         87,022
   2.104                                                                         164,644          248,721        248,721
   2.105                                                                         119,181          375,466        318,465
   2.106                                                                          35,582          121,375         59,626
   2.107                                                                          41,503          212,955        170,964
-------------------------------------------------------------------------------------------------------------------------
   2.108                                                                         138,248          211,392        211,392
   2.109                                                                          23,873          247,444        152,615
   2.110                                                                       4,979,505        8,015,921      8,015,921
   2.111                                                                         181,593          827,333        766,172
   2.112                                                                         (11,322)         282,688        124,997
-------------------------------------------------------------------------------------------------------------------------
   2.113                                                                          46,078          136,183         94,459
   2.114                                                                          77,092          199,193        139,344
   2.115                                                                          52,678          187,107        138,525
   2.116                                                                          40,802          300,755        130,477
   2.117                                                                          65,978          191,313        170,764
-------------------------------------------------------------------------------------------------------------------------
   2.118                                                                          95,866          273,084        217,689
   2.119                                                                         106,681          191,528        167,778
   2.120                                                                          35,148          209,426        135,669
   2.121                                                                          93,341          186,737        171,537
   2.122                                                                          42,661          230,698        115,825
-------------------------------------------------------------------------------------------------------------------------
   2.123                                                                          67,367          225,543        187,543
   2.124                                                                          29,077          210,026         89,908
   2.125                                                                         522,766          834,049        826,449
   2.126                                                                          41,026          291,480        177,480
   2.127                                                                         294,137          482,837        482,837
-------------------------------------------------------------------------------------------------------------------------
   2.128                                                                          77,962          162,410        138,014
   2.129                                                                          44,359          210,670        143,333
   2.130                                                                         108,339          318,962        271,462
   2.131                                                                         270,288          441,075        441,075
   2.132                                                                         387,856          547,763        547,763
-------------------------------------------------------------------------------------------------------------------------
   2.133                                                                         176,603          481,150        419,276
   2.134                                                                          27,023           98,114         88,614
   2.135                                                                         103,948          179,160        179,160
   2.136                                                                         170,199          305,249        257,426
   2.137                                                                          26,202          153,669        104,953
-------------------------------------------------------------------------------------------------------------------------

           UNDERWRITTEN    UNDERWRITTEN    UNDERWRITTEN   UNDERWRITTEN NET
    ID       EXPENSES        RESERVES       TI/LC (11)    CASH FLOW (4)(11)                    LARGEST TENANT              SF
-----------------------------------------------------------------------------------------------------------------------------------
   2.68        727,652             14              -           1,026,525       Bank of America N.A.                        118,662
   2.69         86,103              -              -             190,542       Bank of America N.A.                         21,879
   2.70         84,320              -              -             186,588       Bank of America N.A.                         21,425
   2.71        189,426          1,479              -             201,395       Bank of America N.A.                         21,159
   2.72        713,572         13,041              -             175,905       Bank of America N.A.                         45,000
-----------------------------------------------------------------------------------------------------------------------------------
   2.73        834,555         64,996              -            (899,551)      Bank of America N.A.                         58,037
   2.74        167,148          4,795              -             (45,188)      Bank of America N.A.                          5,503
   2.75         75,319          2,055              -              46,689       Bank of America N.A.                         10,212
   2.76        214,365          4,447              -             126,118       Bank of America N.A.                         29,147
   2.77        156,626          1,840              -             236,497       Bank of America N.A.                         24,955
-----------------------------------------------------------------------------------------------------------------------------------
   2.78         70,461            955              -              94,959       Bank of America N.A.                         12,919
   2.79        127,155          6,099              -              (4,521)      Bank of America N.A.                         31,699
   2.80         67,076            265              -              81,934       Bank of America N.A.                         10,670
   2.81      1,026,713              -              -             990,965       Bank of America N.A.                        115,662
   2.82        156,073              -              -             178,806       Bank of America N.A.                         20,740
-----------------------------------------------------------------------------------------------------------------------------------
   2.83        238,303         10,367              -             358,163       Tradex Group                                  5,736
   2.84        231,013          4,118              -              15,070       Bank of America N.A.                         24,064
   2.85        109,557          9,577              -              38,349       Bank of America N.A.                         14,247
   2.86        174,058              -              -             206,799       Bank of America N.A.                         23,969
   2.87         77,088          7,812              -              27,959       Bank of America N.A.                         11,159
-----------------------------------------------------------------------------------------------------------------------------------
   2.88         78,868          6,494              -              34,668       Bank of America N.A.                         11,372
   2.89        156,318         12,662              -             125,799       Bank of America N.A.                         19,109
   2.90         40,611          1,516              -              65,612       Bank of America N.A.                         11,500
   2.91         39,063          8,613              -              41,554       Bank of America N.A.                          8,476
   2.92     12,557,506         40,365              -           4,775,535       Bank of America N.A.                        869,916
-----------------------------------------------------------------------------------------------------------------------------------
   2.93        144,194          2,711              -             133,614       Bank of America N.A.                         23,865
   2.94        131,142          2,927              -              23,994       Bank of America N.A.                         17,653
   2.95        121,616              -              -             216,469       Bank of America N.A.                         24,922
   2.96         44,750          1,115              -              53,588       Bank of America N.A.                          7,382
   2.97         90,370          1,376              -             109,844       Bank of America N.A.                         20,094
-----------------------------------------------------------------------------------------------------------------------------------
   2.98        135,933          1,347              -             180,650       Bank of America N.A.                         15,320
   2.99         48,687          2,449              -              40,155       Bank of America N.A.                          6,200
   2.100        92,990          4,722              -              65,948       Bank of America N.A.                         16,627
   2.101       143,686          5,035              -              98,330       Bank of America N.A.                         24,416
   2.102       146,881          7,532              -              52,787       Bank of America N.A.                         11,353
-----------------------------------------------------------------------------------------------------------------------------------
   2.103        53,409            941              -              32,672       Bank of America N.A.                         11,600
   2.104        84,077          8,067              -             156,577       Bank of America N.A.                         14,097
   2.105       199,285          5,059              -             114,122       Bank of America N.A.                         19,679
   2.106        24,044          1,323              -              34,259       Bank of America N.A.                         10,981
   2.107       129,462          6,189              -              35,314       Bank of America N.A.                         13,666
-----------------------------------------------------------------------------------------------------------------------------------
   2.108        73,144              -              -             138,248       Bank of America N.A.                         15,904
   2.109       128,742          8,485              -              15,388       Bank of America N.A.                         19,582
   2.110     3,036,415         42,214              -           4,937,291       Bank of America N.A.                        271,335
   2.111       584,579          4,537              -             177,056       Bank of America N.A.                         44,905
   2.112       136,319          6,485              -             (17,807)      Bank of America N.A.                         23,855
-----------------------------------------------------------------------------------------------------------------------------------
   2.113        48,381          1,860              -              44,218       Bank of America N.A.                         10,557
   2.114        62,252          3,491              -              73,601       Bank of America N.A.                         16,335
   2.115        85,847          5,565              -              47,113       Bank of America N.A.                         14,114
   2.116        89,675          2,244              -              38,558       Bank of America N.A.                         26,495
   2.117       104,786          1,549              -              64,429       Bank of America N.A.                         13,019
-----------------------------------------------------------------------------------------------------------------------------------
   2.118       121,823          5,056              -              90,810       Bank of America N.A.                         18,676
   2.119        61,097          1,650              -             105,031       Bank of America N.A.                         14,970
   2.120       100,520          5,876              -              29,272       Bank of America N.A.                         14,642
   2.121        78,196            776              -              92,565       Bank of America N.A.                         12,853
   2.122        73,164          1,623              -              41,038       Bank of America N.A.                         18,292
-----------------------------------------------------------------------------------------------------------------------------------
   2.123       120,176          4,864              -              62,503       Bank of America N.A.                         14,506
   2.124        60,831          4,249              -              24,828       Bank of America N.A.                         18,784
   2.125       303,683             75              -             522,691       Bank of America N.A.                         61,095
   2.126       136,454          7,149              -              33,877       Bank of America N.A.                         23,097
   2.127       188,700          3,251              -             290,886       Bank of America N.A.                         34,333
-----------------------------------------------------------------------------------------------------------------------------------
   2.128        60,052          1,278              -              76,684       Bank of America N.A.                         12,079
   2.129        98,974          3,805              -              40,554       Bank of America N.A.                         16,244
   2.130       163,123          5,254              -             103,085       Bank of America N.A.                         21,387
   2.131       170,787            220              -             270,068       Bank of America N.A.                         31,462
   2.132       159,907            525              -             387,331       Bank of America N.A.                         46,192
-----------------------------------------------------------------------------------------------------------------------------------
   2.133       242,673          9,388              -             167,215       Bank of America N.A.                         17,121
   2.134        61,591          5,931              -              21,092       Bank of America N.A.                          6,637
   2.135        75,212          4,790              -              99,158       Bank of America N.A.                          9,600
   2.136        87,227          2,245              -             167,954       Bank of America N.A.                         24,760
   2.137        78,751          5,630              -              20,572       Bank of America N.A.                         10,128
-----------------------------------------------------------------------------------------------------------------------------------

                LEASE                                                              LEASE
    ID       EXPIRATION                2ND LARGEST TENANT                SF     EXPIRATION            3RD LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
   2.68      06/30/2023
   2.69      06/30/2023
   2.70      06/30/2023
   2.71      06/30/2023    The Parent's Info.                           4,500   06/30/2006
   2.72      06/30/2023    Diamond Technologies, Inc.                   8,527   12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
   2.73      06/30/2023
   2.74      06/30/2023    Nelvis Velasquez, MD                         1,740   04/30/2004
   2.75      06/30/2023
   2.76      06/30/2023
   2.77      06/30/2023    Title Guaranty & Trust Co.                   1,251   10/31/2005    Campo Insurance Agency
------------------------------------------------------------------------------------------------------------------------------------
   2.78      06/30/2023
   2.79      06/30/2023
   2.80      06/30/2023
   2.81      06/30/2023
   2.82      06/30/2023
------------------------------------------------------------------------------------------------------------------------------------
   2.83      12/31/2003    Bank of America N.A.                         4,299   06/30/2023    Goodstein Realty
   2.84      06/30/2023
   2.85      06/30/2023    Albany State University                      6,572   09/30/2004
   2.86      06/30/2023
   2.87      06/30/2023
------------------------------------------------------------------------------------------------------------------------------------
   2.88      06/30/2023    Moultrie Communities                         1,835   01/31/2004    Keith L. Brown & Company
   2.89      06/30/2023    General Services Administration              7,100   04/14/2004    Mark Gilbert
   2.90      06/30/2023
   2.91      06/30/2023    United Way Kootenai County                   1,518   12/31/2003    Scott W. Reed
   2.92      06/30/2023    Casual Corner Group, Inc.                    7,157   04/30/2008    Cafe Baci, Inc
------------------------------------------------------------------------------------------------------------------------------------
   2.93      06/30/2023    Integrity Resources Center                     540   04/30/2004
   2.94      06/30/2023
   2.95      06/30/2023
   2.96      06/30/2023
   2.97      06/30/2023
------------------------------------------------------------------------------------------------------------------------------------
   2.98      06/30/2023    Kinsley & Sons, Inc.                         2,652   07/31/2005    National Appraisal Services
   2.99      06/30/2023
   2.100     06/30/2023
   2.101     06/30/2023
   2.102     06/30/2023    Outreach International                       3,066   04/30/2005    June Short
------------------------------------------------------------------------------------------------------------------------------------
   2.103     06/30/2023
   2.104     06/30/2023    Van Matre & Krueger LLC                      2,758   12/31/2003    Botts & McCure
   2.105     06/30/2023    Cypress Media                                3,833   12/31/2004    Stewart Title Kansas
   2.106     06/30/2023
   2.107     06/30/2023
------------------------------------------------------------------------------------------------------------------------------------
   2.108     06/30/2023
   2.109     06/30/2023
   2.110     06/30/2023    HQ Global Workplaces                        27,666   03/18/2009    Odell Associates, Inc.
   2.111     06/30/2023
   2.112     06/30/2023
------------------------------------------------------------------------------------------------------------------------------------
   2.113     06/30/2023    Henderson Jet Sales                          1,725   03/31/2004    Finish Line Graphics
   2.114     06/30/2023
   2.115     06/30/2023
   2.116     06/30/2023    Muskogee Chamber Commerce                    1,000   07/31/2004
   2.117     06/30/2023
------------------------------------------------------------------------------------------------------------------------------------
   2.118     06/30/2023    William P. Nelms                             1,550   01/31/2004    John Drake
   2.119     06/30/2023
   2.120     06/30/2023    Mesa Family Services                         2,600   03/31/2004    BB&G Services
   2.121     06/30/2023
   2.122     06/30/2023    Craig Fuller & Assct, PLLC                   3,000   06/30/2006
------------------------------------------------------------------------------------------------------------------------------------
   2.123     06/30/2023    Complete Estate Service, LLC                 1,960   08/31/2007
   2.124     06/30/2023
   2.125     06/30/2023
   2.126     06/30/2023
   2.127     06/30/2023
------------------------------------------------------------------------------------------------------------------------------------
   2.128     06/30/2023
   2.129     06/30/2023
   2.130     06/30/2023    Score                                        1,800   01/31/2004    Accion Texas, Inc
   2.131     06/30/2023
   2.132     06/30/2023    Thomas Jefferson Planning District           4,870   07/31/2005    Piedmont Council of the Arts
------------------------------------------------------------------------------------------------------------------------------------
   2.133     06/30/2023    W.D. Campbell & Son, Inc                    14,184   07/31/2006    Lynch's Landing
   2.134     06/30/2023    Appalshop, Inc.                                800   12/31/2003    Koltown Props
   2.135     06/30/2023    Patrick B. McDermott                         4,782   11/30/2005
   2.136     06/30/2023
   2.137     06/30/2023    Longwood College                             2,283   09/30/2004    Rteam Nurse Inc
------------------------------------------------------------------------------------------------------------------------------------

                                                                              UPFRONT                 ONGOING
                       LEASE            OCCUPANCY       OCCUPANCY       ACTUAL REPLACEMENT       ACTUAL REPLACEMENT       UPFRONT
    ID      SF       EXPIRATION           RATE         AS-OF DATE            RESERVES                 RESERVES             TI/LC
-----------------------------------------------------------------------------------------------------------------------------------
   2.68                                   99.75%        09/15/2003                       -                        -              -
   2.69                                  100.00%        09/15/2003                       -                        -              -
   2.70                                  100.00%        09/15/2003                       -                        -              -
   2.71                                  100.00%        09/15/2003                       -                        -              -
   2.72                                   47.70%        09/15/2003                       -                        -              -
-----------------------------------------------------------------------------------------------------------------------------------
   2.73                                   41.05%        09/15/2003                       -                        -              -
   2.74                                   27.66%        09/15/2003                       -                        -              -
   2.75                                  100.00%        09/15/2003                       -                        -              -
   2.76                                   92.44%        09/15/2003                       -                        -              -
   2.77        870   04/30/2005           78.49%        09/15/2003                       -                        -              -
-----------------------------------------------------------------------------------------------------------------------------------
   2.78                                   98.48%        09/15/2003                       -                        -              -
   2.79                                  100.00%        09/15/2003                       -                        -              -
   2.80                                  100.00%        09/15/2003                       -                        -              -
   2.81                                  100.00%        09/15/2003                       -                        -              -
   2.82                                  100.00%        09/15/2003                       -                        -              -
-----------------------------------------------------------------------------------------------------------------------------------
   2.83      3,075   01/31/2006           68.94%        09/15/2003                       -                        -              -
   2.84                                   73.03%        09/15/2003                       -                        -              -
   2.85                                   58.46%        09/15/2003                       -                        -              -
   2.86                                  100.00%        09/15/2003                       -                        -              -
   2.87                                   52.01%        09/15/2003                       -                        -              -
-----------------------------------------------------------------------------------------------------------------------------------
   2.88        943   08/31/2004           63.87%        09/15/2003                       -                        -              -
   2.89        750   03/31/2004           94.10%        09/15/2003                       -                        -              -
   2.90                                  100.00%        09/15/2003                       -                        -              -
   2.91      1,419   10/31/2005           69.08%        09/15/2003                       -                        -              -
   2.92      4,383   12/31/2007           87.30%        09/15/2003                       -                        -              -
-----------------------------------------------------------------------------------------------------------------------------------
   2.93                                   97.84%        09/15/2003                       -                        -              -
   2.94                                   73.10%        09/15/2003                       -                        -              -
   2.95                                  100.00%        09/15/2003                       -                        -              -
   2.96                                   25.92%        09/15/2003                       -                        -              -
   2.97                                  100.00%        09/15/2003                       -                        -              -
-----------------------------------------------------------------------------------------------------------------------------------
   2.98      1,954   12/31/2003           97.54%        09/15/2003                       -                        -              -
   2.99                                   48.76%        09/15/2003                       -                        -              -
   2.100                                  76.98%        09/15/2003                       -                        -              -
   2.101                                 100.00%        09/15/2003                       -                        -              -
   2.102       403   12/31/2003           46.61%        09/15/2003                       -                        -              -
-----------------------------------------------------------------------------------------------------------------------------------
   2.103                                  94.31%        09/15/2003                       -                        -              -
   2.104     1,765   12/31/2005           87.98%        09/15/2003                       -                        -              -
   2.105     1,056   08/31/2004           75.15%        09/15/2003                       -                        -              -
   2.106                                 100.00%        09/15/2003                       -                        -              -
   2.107                                  85.70%        09/15/2003                       -                        -              -
-----------------------------------------------------------------------------------------------------------------------------------
   2.108                                 100.00%        09/15/2003                       -                        -              -
   2.109                                  66.83%        09/15/2003                       -                        -              -
   2.110    26,596   02/28/2014          100.00%        09/15/2003                       -                        -              -
   2.111                                  75.48%        09/15/2003                       -                        -              -
   2.112                                 100.00%        09/15/2003                       -                        -              -
-----------------------------------------------------------------------------------------------------------------------------------
   2.113       360   05/31/2005          100.00%        09/15/2003                       -                        -              -
   2.114                                  82.05%        09/15/2003                       -                        -              -
   2.115                                  73.94%        09/15/2003                       -                        -              -
   2.116                                 100.00%        09/15/2003                       -                        -              -
   2.117                                  62.24%        09/15/2003                       -                        -              -
-----------------------------------------------------------------------------------------------------------------------------------
   2.118       700   12/31/2003           81.57%        09/15/2003                       -                        -              -
   2.119                                 100.00%        09/15/2003                       -                        -              -
   2.120       942   12/31/2003           86.71%        09/15/2003                       -                        -              -
   2.121                                 100.00%        09/15/2003                       -                        -              -
   2.122                                 100.00%        09/15/2003                       -                        -              -
-----------------------------------------------------------------------------------------------------------------------------------
   2.123                                  70.86%        09/15/2003                       -                        -              -
   2.124                                  97.96%        09/15/2003                       -                        -              -
   2.125                                 100.00%        09/15/2003                       -                        -              -
   2.126                                  80.87%        09/15/2003                       -                        -              -
   2.127                                  90.72%        09/15/2003                       -                        -              -
-----------------------------------------------------------------------------------------------------------------------------------
   2.128                                 100.00%        09/15/2003                       -                        -              -
   2.129                                  74.82%        09/15/2003                       -                        -              -
   2.130       500   01/31/2004           90.61%        09/15/2003                       -                        -              -
   2.131                                  92.24%        09/15/2003                       -                        -              -
   2.132       900   07/31/2004           91.10%        09/15/2003                       -                        -              -
-----------------------------------------------------------------------------------------------------------------------------------
   2.133     2,729   12/31/2003           78.50%        09/15/2003                       -                        -              -
   2.134       660   12/31/2003           41.25%        09/15/2003                       -                        -              -
   2.135                                  59.78%        09/15/2003                       -                        -              -
   2.136                                  89.30%        09/15/2003                       -                        -              -
   2.137       598   10/30/2005           59.24%        09/15/2003                       -                        -              -
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                               UPFRONT    ENVIRONMENTAL
              MONTHLY                           MONTHLY TAX              MONTHLY INSURANCE   ENGINEERING      REPORT
    ID         TI/LC                               ESCROW                      ESCROW          RESERVE         DATE
-----------------------------------------------------------------------------------------------------------------------
   2.68           -                                 -                            -                -         06/06/2003
   2.69           -                                 -                            -                -         06/06/2003
   2.70           -                                 -                            -                -         06/06/2003
   2.71           -                                 -                            -                -         06/06/2003
   2.72           -                                 -                            -                -         06/06/2003
-----------------------------------------------------------------------------------------------------------------------
   2.73           -                                 -                            -                -         06/06/2003
   2.74           -                                 -                            -                -         06/06/2003
   2.75           -                                 -                            -                -         06/06/2003
   2.76           -                                 -                            -                -         06/06/2003
   2.77           -                                 -                            -                -         06/06/2003
-----------------------------------------------------------------------------------------------------------------------
   2.78           -                                 -                            -                -         06/06/2003
   2.79           -                                 -                            -                -         06/06/2003
   2.80           -                                 -                            -                -         06/06/2003
   2.81           -                                 -                            -                -         06/06/2003
   2.82           -                                 -                            -                -         06/06/2003
-----------------------------------------------------------------------------------------------------------------------
   2.83           -                                 -                            -                -         06/06/2003
   2.84           -                                 -                            -                -         06/06/2003
   2.85           -                                 -                            -                -         05/03/2003
   2.86           -                                 -                            -                -         06/03/2003
   2.87           -                                 -                            -                -         06/03/2003
-----------------------------------------------------------------------------------------------------------------------
   2.88           -                                 -                            -                -         05/03/2003
   2.89           -                                 -                            -                -         05/03/2003
   2.90           -                                 -                            -                -         05/03/2003
   2.91           -                                 -                            -                -         05/03/2003
   2.92           -                                 -                            -                -         06/06/2003
-----------------------------------------------------------------------------------------------------------------------
   2.93           -                                 -                            -                -         06/03/2003
   2.94           -                                 -                            -                -         05/03/2003
   2.95           -                                 -                            -                -         06/03/2003
   2.96           -                                 -                            -                -         06/03/2003
   2.97           -                                 -                            -                -         06/03/2003
-----------------------------------------------------------------------------------------------------------------------
   2.98           -                                 -                            -                -         05/03/2003
   2.99           -                                 -                            -                -         05/03/2003
   2.100          -                                 -                            -                -         05/03/2003
   2.101          -                                 -                            -                -         05/03/2003
   2.102          -                                 -                            -                -         06/03/2003
-----------------------------------------------------------------------------------------------------------------------
   2.103          -                                 -                            -                -         06/03/2003
   2.104          -                                 -                            -                -         05/03/2003
   2.105          -                                 -                            -                -         06/03/2003
   2.106          -                                 -                            -                -         05/03/2003
   2.107          -                                 -                            -                -         05/03/2003
-----------------------------------------------------------------------------------------------------------------------
   2.108          -                                 -                            -                -         05/03/2003
   2.109          -                                 -                            -                -         05/03/2003
   2.110          -                                 -                            -                -         06/03/2003
   2.111          -                                 -                            -                -         05/03/2003
   2.112          -                                 -                            -                -         05/03/2003
-----------------------------------------------------------------------------------------------------------------------
   2.113          -                                 -                            -                -         06/03/2003
   2.114          -                                 -                            -                -         06/03/2003
   2.115          -                                 -                            -                -         05/03/2003
   2.116          -                                 -                            -                -         05/03/2003
   2.117          -                                 -                            -                -         06/03/2003
-----------------------------------------------------------------------------------------------------------------------
   2.118          -                                 -                            -                -         05/03/2003
   2.119          -                                 -                            -                -         06/03/2003
   2.120          -                                 -                            -                -         06/03/2003
   2.121          -                                 -                            -                -         05/03/2003
   2.122          -                                 -                            -                -         06/03/2003
-----------------------------------------------------------------------------------------------------------------------
   2.123          -                                 -                            -                -         05/03/2003
   2.124          -                                 -                            -                -         05/03/2003
   2.125          -                                 -                            -                -         06/03/2003
   2.126          -                                 -                            -                -         05/03/2003
   2.127          -                                 -                            -                -         05/03/2003
-----------------------------------------------------------------------------------------------------------------------
   2.128          -                                 -                            -                -         06/03/2003
   2.129          -                                 -                            -                -         06/03/2003
   2.130          -                                 -                            -                -         06/03/2003
   2.131          -                                 -                            -                -         06/03/2003
   2.132          -                                 -                            -                -         05/03/2003
-----------------------------------------------------------------------------------------------------------------------
   2.133          -                                 -                            -                -         06/03/2003
   2.134          -                                 -                            -                -         06/03/2003
   2.135          -                                 -                            -                -         06/03/2003
   2.136          -                                 -                            -                -         06/03/2003
   2.137          -                                 -                            -                -         06/03/2003
-----------------------------------------------------------------------------------------------------------------------

              ENGINEERING          APPRAISAL
    ID        REPORT DATE       AS-OF DATE (5)      SPONSOR
------------------------------------------------------------------------------------------------------------------------------------
   2.68       06/06/2003          06/01/2003
   2.69       06/06/2003          05/01/2003
   2.70       06/06/2003          05/01/2003
   2.71       06/06/2003          05/21/2003
   2.72       06/06/2003          05/01/2003
------------------------------------------------------------------------------------------------------------------------------------
   2.73       06/06/2003          04/30/2003
   2.74       06/06/2003          05/20/2003
   2.75       06/06/2003          05/07/2003
   2.76       06/06/2003          05/01/2003
   2.77       06/06/2003          05/07/2003
------------------------------------------------------------------------------------------------------------------------------------
   2.78       06/06/2003          05/15/2003
   2.79       06/06/2003          05/16/2003
   2.80       06/06/2003          05/01/2003
   2.81       06/06/2003          04/30/2003
   2.82       06/06/2003          05/15/2003
------------------------------------------------------------------------------------------------------------------------------------
   2.83       06/06/2003          05/20/2003
   2.84       06/06/2003          05/01/2003
   2.85       06/04/2003          05/05/2003
   2.86       06/04/2003          05/14/2003
   2.87       06/04/2003          05/27/2003
------------------------------------------------------------------------------------------------------------------------------------
   2.88       06/04/2003          05/05/2003
   2.89       06/04/2003          05/13/2003
   2.90       06/02/2003          05/27/2003
   2.91       06/04/2003          05/11/2003
   2.92       06/06/2003          05/01/2003
------------------------------------------------------------------------------------------------------------------------------------
   2.93       06/04/2003          05/15/2003
   2.94       06/04/2003          05/15/2003
   2.95       06/04/2003          05/15/2003
   2.96       06/04/2003          06/01/2003
   2.97       06/04/2003          05/13/2003
------------------------------------------------------------------------------------------------------------------------------------
   2.98       06/04/2003          05/13/2003
   2.99       06/04/2003          05/15/2003
   2.100      06/04/2003          05/27/2003
   2.101      06/04/2003          05/13/2003
   2.102      06/04/2003          05/19/2003
------------------------------------------------------------------------------------------------------------------------------------
   2.103      06/04/2003          05/19/2003
   2.104      06/04/2003          05/10/2003
   2.105      06/04/2003          05/19/2003
   2.106      06/04/2003          05/20/2003
   2.107      06/04/2003          05/20/2003
------------------------------------------------------------------------------------------------------------------------------------
   2.108      06/04/2003          05/20/2003
   2.109      06/04/2003          05/19/2003
   2.110      06/04/2003          05/01/2003
   2.111      06/04/2003          05/15/2003
   2.112      06/04/2003          05/15/2003
------------------------------------------------------------------------------------------------------------------------------------
   2.113      06/04/2003          05/16/2003
   2.114      06/04/2003          05/15/2003
   2.115      06/04/2003          05/20/2003
   2.116      06/04/2003          05/01/2003
   2.117      06/04/2003          05/19/2003
------------------------------------------------------------------------------------------------------------------------------------
   2.118      06/04/2003          04/29/2003
   2.119      06/04/2003          05/19/2003
   2.120      06/04/2003          05/15/2003
   2.121      06/04/2003          05/14/2003
   2.122      06/04/2003          05/26/2003
------------------------------------------------------------------------------------------------------------------------------------
   2.123      06/04/2003          05/19/2003
   2.124      06/04/2003          05/26/2003
   2.125      06/04/2003          05/15/2003
   2.126      06/04/2003          05/17/2003
   2.127      06/04/2003          05/15/2003
------------------------------------------------------------------------------------------------------------------------------------
   2.128      06/04/2003          05/19/2003
   2.129      06/04/2003          05/19/2003
   2.130      06/04/2003          05/15/2003
   2.131      06/04/2003          05/20/2003
   2.132      06/04/2003          05/22/2003
------------------------------------------------------------------------------------------------------------------------------------
   2.133      06/04/2003          05/28/2003
   2.134      06/04/2003          06/02/2003
   2.135      06/04/2003          05/29/2003
   2.136      06/04/2003          05/01/2003
   2.137      06/04/2003          05/28/2003
------------------------------------------------------------------------------------------------------------------------------------

COMM 2004-LNB2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
            PROPERTIES

                                                                       % OF                       MORTGAGE
                                                                   INITIAL POOL       # OF          LOAN         ORIGINAL
    ID                          PROPERTY NAME                         BALANCE      PROPERTIES    SELLER (1)      BALANCE
---------------------------------------------------------------------------------------------------------------------------
   2.138    Aberdeen Bldg/BR                                           0.00%                        GACC                  -
   2.139    Bank of America Financial Ctr                              0.50%                        GACC          4,861,622
   2.140    Bank of America Plaza                                      0.10%                        GACC            930,157
   2.141    Bellingham                                                 0.03%                        GACC            297,650
   2.142    Bremerton                                                  0.02%                        GACC            186,031
---------------------------------------------------------------------------------------------------------------------------
   2.143    Forks                                                      0.01%                        GACC             86,815
   2.144    Moses Lake                                                 0.01%                        GACC            124,021
   2.145    North Wenatchee                                            0.01%                        GACC            111,619
   2.146    Pasco                                                      0.01%                        GACC             99,217
   2.147    Port Angeles                                               0.01%                        GACC             94,900
---------------------------------------------------------------------------------------------------------------------------
   2.148    Richland                                                   0.03%                        GACC            291,449
   2.149    Spokane Bankcard Services                                  0.12%                        GACC          1,116,189
   2.150    University                                                 0.03%                        GACC            260,444
   2.151    Walla Walla                                                0.02%                        GACC            161,227
   2.152    Yakima Valley Bldg/BR                                      0.02%                        GACC            210,836
---------------------------------------------------------------------------------------------------------------------------
     3      The Watergate/600 New Hampshire Avenue                     7.07%           1            GACC         68,500,000
     4      Meadows Mall                                               5.74%           1          ABN AMRO       56,000,000
     5      Fairstone at Riverview                                     3.61%           1            GACC         35,000,000
     6      321 West 44th Street                                       3.10%           1            GACC         30,000,000
     7      Wenatchee Valley Mall                                      2.68%           1            GACC         26,000,000
---------------------------------------------------------------------------------------------------------------------------
     8      Shoppes at Grand Prairie                                   2.68%           1            GACC         26,090,000
     9      Wiener Portfolio III (10)                                  2.47%           2            GACC         24,025,000
    9.1     910-930 Thieriot Avenue                                    1.37%                        GACC         13,339,034
    9.2     945-955 Underhill Avenue                                   1.10%                        GACC         10,685,966
    10      1401 Enclave Parkway                                       2.43%           1          LaSalle        23,600,000
---------------------------------------------------------------------------------------------------------------------------
    11      Empirian at Winter Park                                    2.32%           1            GACC         22,500,000
    12      The Broadway Center                                        2.16%           1            GACC         21,000,000
    13      Huron Village Shopping Center                              2.06%           1          LaSalle        20,000,000
    14      Tantra Lake Apartments                                     1.76%           1            GACC         17,000,000
    15      1 Northbrook Corporate Center                              1.58%           1            GACC         15,300,000
    16      Frenchman's Wharf                                          1.48%           1            GACC         14,400,000
    17      Hawthorne Apartments                                       1.40%           1            GACC         13,600,000
    18      Centre Medical Plaza                                       1.39%           1            GACC         13,500,000
    19      Tesla Park Apartments                                      1.34%           1            GACC         13,020,000
---------------------------------------------------------------------------------------------------------------------------
    20      1301 Connecticut Avenue, Northwest                         1.27%           1            GACC         12,300,000
    21      151 West 46th Street                                       1.25%           1            GACC         12,200,000
    22      Northbrook                                                 1.15%           1            GACC         11,200,000
    23      Willowbrooke Apartments                                    1.03%           1          LaSalle        10,000,000
    24      Campus Edge Apartments                                     1.03%           1            GACC         10,000,000
---------------------------------------------------------------------------------------------------------------------------
    25      114 Town Park                                              0.58%           1            GACC          5,640,000
    26      112 Town Park                                              0.43%           1            GACC          4,200,000
    27      Fountainview Townhomes                                     0.95%           1            GACC          9,200,000
    28      Cambridge Station Apts.                                    0.90%           1          LaSalle         8,700,000
    29      Centerpointe I II III (10)                                 0.88%           3            GACC          8,480,000
---------------------------------------------------------------------------------------------------------------------------
   29.1     Centerpointe I                                             0.32%                        GACC          3,086,877
   29.2     Centerpointe II                                            0.23%                        GACC          2,246,999
   29.3     Centerpointe III                                           0.32%                        GACC          3,146,124
    30      San Marcos Apartments                                      0.86%           1          LaSalle         8,350,000
    31      Glenwood Place Portfolio II (10)                           0.77%           4            GACC          7,500,000
---------------------------------------------------------------------------------------------------------------------------
   31.1     Northampton Building                                       0.21%                        GACC          2,044,500
   31.2     Chatham Building                                           0.24%                        GACC          2,296,500
   31.3     McDowell Building                                          0.16%                        GACC          1,565,250
   31.4     Caswell Building                                           0.16%                        GACC          1,593,750
    32      Club Hill Apartments                                       0.74%           1          LaSalle         7,200,000
---------------------------------------------------------------------------------------------------------------------------
    33      Glenwood Place Portfolio I (10)                            0.72%           3            GACC          7,040,000
   33.1     Cumberland Building                                        0.30%                        GACC          2,950,458
   33.2     Dare Building                                              0.21%                        GACC          2,073,946
   33.3     Camden Building                                            0.21%                        GACC          2,015,596
    34      Woodstock Apartments                                       0.30%           1          LaSalle         2,925,000
---------------------------------------------------------------------------------------------------------------------------
    35      Dogwood Apartments                                         0.26%           1          LaSalle         2,500,000
    36      Kings Place                                                0.15%           1          LaSalle         1,500,000
    37      East Garden Village MHC                                    0.61%           1          LaSalle         5,900,000
    38      Forest Park Mobile Home Park                               0.61%           1            GACC          5,900,000
    39      Centennial Village                                         0.58%           1          LaSalle         5,600,000
---------------------------------------------------------------------------------------------------------------------------

               CUT-OFF    GENERAL             DETAILED
                 DATE     PROPERTY            PROPERTY                                              INTEREST  ADMINISTRATIVE
    ID         BALANCE    TYPE                TYPE                                                  RATE (9)     FEE RATE
----------------------------------------------------------------------------------------------------------------------------
   2.138             -     Office              Office Space
   2.139     4,861,622     Office              Office Space
   2.140       930,157     Office              Office Space
   2.141       297,650     Office              Office Space
   2.142       186,031     Office              Office Space
----------------------------------------------------------------------------------------------------------------------------
   2.143        86,815     Mixed Use           Office / Retail
   2.144       124,021     Mixed Use           Office / Retail
   2.145       111,619     Mixed Use           Office / Retail
   2.146        99,217     Office              Office Space
   2.147        94,900     Office              Office Space
----------------------------------------------------------------------------------------------------------------------------
   2.148       291,449     Office              Office Space
   2.149     1,116,189     Office              Office Space
   2.150       260,444     Office              Office Space
   2.151       161,227     Mixed Use           Office / Retail
   2.152       210,836     Office              Office Space
----------------------------------------------------------------------------------------------------------------------------
     3      68,500,000     Office              CBD                                                   6.1245%      0.03210%
     4      55,587,072     Retail              Regional Mall                                         5.4528%      0.03210%
     5      35,000,000     Multifamily         Conventional                                          5.2400%      0.03210%
     6      30,000,000     Office              CBD                                                   5.9100%      0.03210%
     7      26,000,000     Retail              Anchored                                              5.5400%      0.06210%
----------------------------------------------------------------------------------------------------------------------------
     8      25,974,625     Retail              Anchored                                              5.3050%      0.03210%
     9      23,911,302     Multifamily         Conventional                                          4.9600%      0.03210%
    9.1     13,275,907     Multifamily         Conventional
    9.2     10,635,395     Multifamily         Conventional
    10      23,549,204     Office              Suburban                                              5.6000%      0.06210%
----------------------------------------------------------------------------------------------------------------------------
    11      22,454,940     Multifamily         Conventional                                          5.9800%      0.06210%
    12      20,933,164     Office              CBD                                                   5.4400%      0.03210%
    13      19,974,548     Retail              Anchored                                              5.3600%      0.03210%
    14      17,000,000     Multifamily         Conventional                                          4.9300%      0.06210%
    15      15,300,000     Office              Conventional                                          5.7500%      0.03210%
    16      14,368,535     Multifamily         Conventional                                          5.5200%      0.06210%
    17      13,600,000     Multifamily         Conventional                                          5.1700%      0.03210%
    18      13,500,000     Office              Suburban                                              5.9500%      0.03210%
    19      13,020,000     Multifamily         Conventional                                          5.9600%      0.03210%
----------------------------------------------------------------------------------------------------------------------------
    20      12,300,000     Office              CBD                                                   5.7000%      0.06210%
    21      12,152,536     Office              CBD                                                   5.9400%      0.03210%
    22      11,168,145     Office              Suburban                                              5.9800%      0.03210%
    23       9,978,923     Multifamily         Conventional                                          5.7110%      0.06210%
    24       9,968,304     Multifamily         Student Housing                                       5.4600%      0.03210%
----------------------------------------------------------------------------------------------------------------------------
    25       5,628,597     Office              Suburban                                              5.9300%      0.03210%
    26       4,191,508     Office              Suburban                                              5.9300%      0.03210%
    27       9,200,000     Multifamily         Conventional                                          5.6000%      0.03210%
    28       8,673,064     Multifamily         Student Housing                                       5.5740%      0.09210%
    29       8,480,000     Office              Suburban                                              5.1900%      0.03210%
----------------------------------------------------------------------------------------------------------------------------
   29.1      3,086,877     Office              Suburban
   29.2      2,246,999     Office              Suburban
   29.3      3,146,124     Office              Suburban
    30       8,315,576     Multifamily         Conventional                                          6.0850%      0.03210%
    31       7,464,043     Office              Suburban                                              5.1600%      0.03210%
----------------------------------------------------------------------------------------------------------------------------
   31.1      2,034,698     Office              Suburban
   31.2      2,285,490     Office              Suburban
   31.3      1,557,746     Office              Suburban
   31.4      1,586,109     Office              Suburban
    32       7,191,019     Multifamily         Conventional                                          5.5000%      0.03210%
----------------------------------------------------------------------------------------------------------------------------
    33       7,008,561     Office              Suburban                                              5.6000%      0.03210%
   33.1      2,937,282     Office              Suburban
   33.2      2,064,684     Office              Suburban
   33.3      2,006,595     Office              Suburban
    34       2,921,624     Multifamily         Conventional                                          6.0500%      0.03210%
----------------------------------------------------------------------------------------------------------------------------
    35       2,497,194     Multifamily         Conventional                                          6.2500%      0.03210%
    36       1,498,300     Multifamily         Conventional                                          6.1810%      0.03210%
    37       5,890,806     Mobile Home Park    Mobile Home Park                                      6.2700%      0.03210%
    38       5,887,842     Mobile Home Park    Mobile Home Park                                      5.8300%      0.03210%
    39       5,600,000     Multifamily         Student Housing                                       5.6700%      0.03210%
----------------------------------------------------------------------------------------------------------------------------

            INTEREST         ORIGINAL       STATED REMAINING      ORIGINAL      REMAINING      FIRST        MATURITY
            ACCRUAL      TERM TO MATURITY   TERM TO MATURITY    AMORTIZATION  AMORTIZATION    PAYMENT         DATE
    ID       BASIS        OR APD (MOS.)       OR APD (MOS.)     TERM (MOS.)    TERM (MOS.)      DATE         OR ARD
---------------------------------------------------------------------------------------------------------------------
   2.138
   2.139
   2.140
   2.141
   2.142
---------------------------------------------------------------------------------------------------------------------
   2.143
   2.144
   2.145
   2.146
   2.147
---------------------------------------------------------------------------------------------------------------------
   2.148
   2.149
   2.150
   2.151
   2.152
---------------------------------------------------------------------------------------------------------------------
     3     Actual/360          180                 177              360            360       01/1/2004     12/1/2018
     4     Actual/360          120                 113              360            353       09/1/2003     08/1/2013
     5     Actual/360           84                 83               360            360       03/1/2004     02/1/2011
     6     Actual/360          120                 118              360            360       02/1/2004     01/1/2014
     7     Actual/360           84                 80               360            360       12/1/2003     11/1/2010
---------------------------------------------------------------------------------------------------------------------
     8     Actual/360           60                 56               360            356       12/1/2003     11/1/2008
     9     Actual/360           60                 56               360            356       12/1/2003     11/1/2008
    9.1
    9.2
    10     Actual/360           60                 58               360            358       02/1/2004     01/1/2009
---------------------------------------------------------------------------------------------------------------------
    11     Actual/360          120                 118              360            358       02/1/2004     01/1/2014
    12     Actual/360           60                 57               360            357       01/1/2004     12/1/2008
    13     Actual/360          124                 119              360            359       11/1/2003     02/1/2014
    14     Actual/360           60                 59               360            360       03/1/2004     02/1/2009
    15     Actual/360          120                 120              360            360       04/1/2004     03/1/2014
    16     Actual/360           84                 82               360            358       02/1/2004     01/1/2011
    17     Actual/360           60                 57               360            360       01/1/2004     12/1/2008
    18     Actual/360          120                 120              360            360       04/1/2004     03/1/2014
    19     Actual/360          180                 180              360            360       04/1/2004     03/1/2019
---------------------------------------------------------------------------------------------------------------------
    20     Actual/360          120                 116              360            360       12/1/2003     11/1/2013
    21     Actual/360          120                 116              360            356       12/1/2003     11/1/2013
    22     Actual/360          120                 117              360            357       01/1/2004     12/1/2013
    23     Actual/360          120                 118              360            358       02/1/2004     01/1/2014
    24     Actual/360           79                 76               360            357       01/1/2004     07/1/2010
---------------------------------------------------------------------------------------------------------------------
    25     Actual/360          120                 118              360            358       02/1/2004     01/1/2014
    26     Actual/360          120                 118              360            358       02/1/2004     01/1/2014
    27     Actual/360          120                 120              360            360       04/1/2004     03/1/2014
    28     Actual/360          120                 117              360            357       01/1/2004     12/1/2013
    29     Actual/360           60                 58               360            360       02/1/2004     01/1/2009
---------------------------------------------------------------------------------------------------------------------
   29.1
   29.2
   29.3
    30     Actual/360          120                 117              300            297       01/1/2004     12/1/2013
    31     Actual/360           60                 57               300            297       01/1/2004     12/1/2008
---------------------------------------------------------------------------------------------------------------------
   31.1
   31.2
   31.3
   31.4
    32     Actual/360          120                 119              360            359       03/1/2004     02/1/2014
---------------------------------------------------------------------------------------------------------------------
    33     Actual/360           84                 81               300            297       01/1/2004     12/1/2010
   33.1
   33.2
   33.3
    34     Actual/360          120                 119              360            359       03/1/2004     02/1/2014
---------------------------------------------------------------------------------------------------------------------
    35     Actual/360          120                 119              360            359       03/1/2004     02/1/2014
    36     Actual/360          120                 119              360            359       03/1/2004     02/1/2014
    37     Actual/360          120                 119              300            299       03/1/2004     02/1/2014
    38     Actual/360          120                 118              360            358       02/1/2004     01/1/2014
    39     Actual/360          120                 118              348            348       02/1/2004     01/1/2014
---------------------------------------------------------------------------------------------------------------------

              ANNUAL      MONTHLY        REMAINING                                                   CROSSED
               DEBT        DEBT        INTEREST ONLY                                      ARD          WITH             DSCR
    ID     SERVICE (2)  SERVICE (2)    PERIOD (MOS.)             LOCKBOX (3)            (YES/NO)  OTHER LOANS (12) (2)(4)(8)(14)
--------------------------------------------------------------------------------------------------------------------------------
   2.138
   2.139
   2.140
   2.141
   2.142
--------------------------------------------------------------------------------------------------------------------------------
   2.143
   2.144
   2.145
   2.146
   2.147
--------------------------------------------------------------------------------------------------------------------------------
   2.148
   2.149
   2.150
   2.151
   2.152
--------------------------------------------------------------------------------------------------------------------------------
     3    4,994,293       416,191          33          Hard                                 No            No            1.31
     4    3,795,674       316,306           -          Hard                                 No            No            1.74
     5    2,316,655       193,055          35          Soft                                 No            No            1.25
     6    2,137,596       178,133          22          Hard                                 No            No            1.32
     7    1,779,340       148,278           8          Hard                                 No            No            1.49
--------------------------------------------------------------------------------------------------------------------------------
     8    1,739,520       144,960           -          Hard                                 No            No            1.28
     9    1,540,617       128,385           -          No                                   No            No            1.21
    9.1
    9.2
    10    1,625,792       135,483           -          Hard                                 No            No            1.51
--------------------------------------------------------------------------------------------------------------------------------
    11    1,615,316       134,610           -          No                                   No            No            1.37
    12    1,421,356       118,446           -          No                                   No            No            1.25
    13    1,341,687       111,807           -          Hard                                 No            No            1.45
    14    1,086,405        90,534          23          Soft                                 No            No            1.20
    15    1,071,440        89,287           -          No                                   No            No            1.27
    16      983,309        81,942           -          No                                   No            No            1.38
    17      893,127        74,427           9          No                                   No            No            1.34
    18      966,070        80,506           -          No                                   No            No            1.31
    19      932,724        77,727           -          No                                   No            No            1.22
--------------------------------------------------------------------------------------------------------------------------------
    20      856,671        71,389           8          Hard                                 No            No            1.26
    21      872,103        72,675           -          No                                   No            No            1.22
    22      804,069        67,006           -          No                                   No            No            1.25
    23      697,317        58,110           -          No                                   No            No            1.47
    24      678,338        56,528           -          No                                   No            No            1.34
--------------------------------------------------------------------------------------------------------------------------------
    25      402,735        33,561           -          Hard                                 No            Yes           1.87
    26      299,909        24,992           -          Hard                                 No            Yes           1.87
    27      633,783        52,815           -          No                                   No            No            1.38
    28      597,628        49,802           -          Springing Hard                       No            No            1.38
    29      558,147        46,512          10          Soft at Closing, Springing Hard      No            No            1.38
--------------------------------------------------------------------------------------------------------------------------------
   29.1
   29.2
   29.3
    30      650,806        54,234           -          Springing Hard                       No            No            1.31
    31      534,555        44,546           -          No                                   No            Yes           1.43
--------------------------------------------------------------------------------------------------------------------------------
   31.1
   31.2
   31.3
   31.4
    32      490,570        40,881           -          Springing Hard                       No            No            1.64
--------------------------------------------------------------------------------------------------------------------------------
    33      523,838        43,653           -          No                                   No            Yes           1.35
   33.1
   33.2
   33.3
    34      211,572        17,631           -          Springing Hard                       No            Yes           1.45
--------------------------------------------------------------------------------------------------------------------------------
    35      184,715        15,393           -          Springing Hard                       No            Yes           1.45
    36      110,023         9,169           -          Springing Hard                       No            Yes           1.45
    37      467,922        38,993           -          Springing Hard                       No            No            1.71
    38      416,775        34,731           -          No                                   No            No            1.60
    39      393,895        32,825          10          No                                   No            No            1.42
--------------------------------------------------------------------------------------------------------------------------------

                                                    CUT-OFF
             GRACE      PAYMENT    APPRAISED       DATE LTV            LTV RATIO AT
    ID       PERIOD       DATE     VALUE (5)   RATIO (4)(8)(14)    MATURITY/APD (4)(14)
---------------------------------------------------------------------------------------
   2.138                               900,000
   2.139                            39,200,000
   2.140                             7,500,000
   2.141                             2,400,000
   2.142                             1,500,000
---------------------------------------------------------------------------------------
   2.143                               700,000
   2.144                             1,000,000
   2.145                               900,000
   2.146                               800,000
   2.147                             1,000,000
---------------------------------------------------------------------------------------
   2.148                             2,350,000
   2.149                             9,000,000
   2.150                             2,100,000
   2.151                             1,300,000
   2.152                             1,700,000
---------------------------------------------------------------------------------------
     3         5           1       106,500,000            64.32%          52.01%
     4         5           1       173,800,000            63.97%          53.76%
     5         5           1        44,100,000            79.37%          74.76%
     6         5           1        40,200,000            74.63%          66.00%
     7         5           1        38,000,000            68.42%          62.46%
---------------------------------------------------------------------------------------
     8         5           1        33,000,000            73.71%          73.25%
     9         5           1        32,600,000            73.35%          67.93%
    9.1                             18,100,000
    9.2                             14,500,000
    10         5           1        34,600,000            68.06%          63.47%
---------------------------------------------------------------------------------------
    11         5           1        28,500,000            65.46%          66.92%
    12         5           1        28,000,000            74.76%          69.63%
    13         5           1        25,000,000            79.90%          66.53%
    14         5           1        23,800,000            71.43%          68.22%
    15         5           1        19,200,000            79.69%          67.08%
    16         5           1        18,000,000            79.83%          71.60%
    17         5           1        17,000,000            80.00%          75.30%
    18         5           1        18,330,000            73.65%          62.37%
    19         5           1        16,350,000            79.63%          58.00%
---------------------------------------------------------------------------------------
    20         5           1        15,400,000            79.87%          68.75%
    21         5           1        18,500,000            65.69%          55.83%
    22         5           1        14,100,000            79.21%          67.34%
    23         5           1        13,370,000            74.64%          62.89%
    24         5           1        12,560,000            79.37%          71.77%
---------------------------------------------------------------------------------------
    25         5           1         7,825,000            70.27%          59.59%
    26         5           1         6,150,000            70.27%          59.59%
    27         5           1        11,880,000            68.18%          64.89%
    28         5           1        10,980,000            78.99%          66.35%
    29         5           1        10,640,000            79.70%          75.04%
---------------------------------------------------------------------------------------
   29.1                              3,873,000
   29.2                              2,820,000
   29.3                              3,947,000
    30         5           1        10,850,000            76.64%          59.78%
    31         5           1        10,000,000            74.64%          66.92%
---------------------------------------------------------------------------------------
   31.1                              2,726,000
   31.2                              3,062,000
   31.3                              2,087,000
   31.4                              2,125,000
    32         5           1        10,850,000            66.28%          55.43%
---------------------------------------------------------------------------------------
    33         15          1        11,100,000            63.14%          53.86%
   33.1                              4,652,000
   33.2                              3,270,000
   33.3                              3,178,000
    34         5           1         3,900,000            71.31%          60.81%
---------------------------------------------------------------------------------------
    35         5           1         3,600,000            71.31%          60.81%
    36         5           1         2,200,000            71.31%          60.81%
    37         5           1         9,210,000            63.96%          50.05%
    38         5           1         8,700,000            67.68%          57.23%
    39         5           1         7,350,000            76.19%          64.70%
---------------------------------------------------------------------------------------

    ID                                            ADDRESS
---------------------------------------------------------------------------------------------
   2.138     101 East Market Street
   2.139     601 W Riverside Avenue
   2.140     820 A Street
   2.141     112 E Holly Street
   2.142     1000 6th Street South
---------------------------------------------------------------------------------------------
   2.143     481 S Forks Avenue
   2.144     103 E 3rd Avenue
   2.145     830 N Wenatchee Avenue
   2.146     350 W Lewis Street
   2.147     102 E Front Street
---------------------------------------------------------------------------------------------
   2.148     1007 Knight Street
   2.149     1616 S Rustle
   2.150     4701 University Way NE
   2.151     111 W Main Street
   2.152     101 N 2nd Street
---------------------------------------------------------------------------------------------
     3       600 New Hampshire Avenue
     4       4300 Meadows Lane
     5       4341 South Riverboat Road
     6       321 West 44th Street
     7       511 Valley Mall Parkway
---------------------------------------------------------------------------------------------
     8       5201 West War Memorial Drive
     9       Various
    9.1      910-930 Thieriot Avenue
    9.2      945-955 Underhill Avenue
    10       1401 Enclave Parkway
---------------------------------------------------------------------------------------------
    11       5 Autumn Breeze Way
    12       111 East Broadway
    13       3111-3245 Washtenaw Avenue
    14       807-993 East Moorhead Circle & 880-999 West Moorhead Circle
    15       1210 Northbrook Drive
    16       6800 Interstate - 10 Service Road
    17       15770 Bellaire Boulevard
    18       855-865 3rd Avenue
    19       4510 Tesla Park Drive
---------------------------------------------------------------------------------------------
    20       1301 Connecticut Avenue, Northwest
    21       151 West 46th Street
    22       900 Northbrook Drive
    23       1100 Oakbridge Parkway
    24       1300 Varsity Lane
---------------------------------------------------------------------------------------------
    25       114 Town Park Drive
    26       112 Town Park Drive
    27       18704-18705 Mesa Terrace, 14106-14115 Tarhill Court and 18756-18777 Diller Drive
    28       801 Frontage Road
    29       Various
---------------------------------------------------------------------------------------------
   29.1      19712 MacArthur Boulevard
   29.2      19722 MacArthur Boulevard
   29.3      19732 MacArthur Boulevard
    30       921 North Zaragoza Road
    31       Various
---------------------------------------------------------------------------------------------
   31.1      3725 National Drive
   31.2      3716 National Drive
   31.3      3717 National Drive
   31.4      3700 National Drive
    32       2840 Warm Springs Road
---------------------------------------------------------------------------------------------
    33       Various
   33.1      3739 National Drive
   33.2      3733 National Drive
   33.3      3724 National Drive
    34       5950 Boca Raton Drive
---------------------------------------------------------------------------------------------
    35       1501 South Magnolia Street
    36       4700 King Street
    37       4101 East U.S. Highway 50
    38       7800 & 7850 Tayloe Drive
    39       2310, 2311 & 2320 Crescent Creek Drive
---------------------------------------------------------------------------------------------

                                                                              YEAR           YEAR
    ID     CITY                       COUNTY          STATE    ZIP CODE      BUILT         RENOVATED
-------------------------------------------------------------------------------------------------------
   2.138   Aberdeen             Grays Harbor          WA       98520          1960
   2.139   Spokane              Spokane               WA       99210          1979
   2.140   Tacoma               Pierce                WA       98402          1980           1992
   2.141   Bellingham           Whatcom               WA       98255          1960
   2.142   Bremerton            Kitsap                WA       98337          1970           1990
-------------------------------------------------------------------------------------------------------
   2.143   Forks                Clallam               WA       98331          1980
   2.144   Moses Lake           Grant                 WA       98837          1955           1960
   2.145   Wenatchee            Chelan                WA       98801          1960
   2.146   Pasco                Franklin              WA       99301       1968/1974
   2.147   Port Angeles         Clallam               WA       98362          1922         1972/1973
-------------------------------------------------------------------------------------------------------
   2.148   Richland             Benton                WA       99352          1979
   2.149   Spokane              Spokane               WA       99224          1983           1988
   2.150   Seattle              King                  WA       98105          1957
   2.151   Walla Walla          Walla Walla           WA       99362          1979
   2.152   Yakima               Yakima                WA       98901          1951
-------------------------------------------------------------------------------------------------------
     3     Washington           District of Columbia  DC       20037          1972           2002
     4     Las Vegas            Clark                 NV       89107          1978           2003
     5     Taylorsville         Salt Lake             UT       84123          1997
     6     New York             New York              NY       10036          1929           2000
     7     East Wenatchee       Douglas               WA       98802          1954           2003
-------------------------------------------------------------------------------------------------------
     8     Peoria               Peoria                IL       61615          2003
     9     Bronx                Bronx                 NY       10473          1965
    9.1    Bronx                Bronx                 NY       10473          1965
    9.2    Bronx                Bronx                 NY       10473          1965
    10     Houston              Harris                TX       77077          1998
-------------------------------------------------------------------------------------------------------
    11     Winter Park          Orange                FL       32792          1972
    12     Salt Lake City       Salt Lake             UT       84111          1991
    13     Ann Arbor            Washtenaw             MI       48104          2003
    14     Boulder              Boulder               CO       80305          1972           2003
    15     Trevose              Bucks                 PA       19053          1989
    16     New Orleans          Orleans Parish        LA       70126          1977
    17     Houston              Harris                TX       77083          1982
    18     Chula Vista          San Diego             CA       91911          1976           2001
    19     Wilmington           New Hanover           NC       28412          2002
-------------------------------------------------------------------------------------------------------
    20     Washington           District of Columbia  DC       20036          1918           1987
    21     New York             New York              NY       10036          1928           2001
    22     Bensalem             Bucks                 PA       19053          2001
    23     Lakeland             Polk                  FL       33803          1989
    24     Charlotte            Mecklenburg           NC       28262          1998
-------------------------------------------------------------------------------------------------------
    25     Kennesaw             Cobb                  GA       30144          1989
    26     Kennesaw             Cobb                  GA       30144          1987
    27     Hagerstown           Washington            MD       21742          2002
    28     Oxford               Lafayette             MS       38655          1985           2000
    29     Irvine               Orange                CA       92612          1979
-------------------------------------------------------------------------------------------------------
   29.1    Irvine               Orange                CA       92612          1979
   29.2    Irvine               Orange                CA       92612          1979
   29.3    Irvine               Orange                CA       92612          1979
    30     El Paso              El Paso               TX       79907          1979
    31     Raleigh              Wake                  NC       27612        Various
-------------------------------------------------------------------------------------------------------
   31.1    Raleigh              Wake                  NC       27612          1974
   31.2    Raleigh              Wake                  NC       27612          1977
   31.3    Raleigh              Wake                  NC       27612          1973
   31.4    Raleigh              Wake                  NC       27612          1974
    32     Columbus             Muscogee              GA       31906          1971
-------------------------------------------------------------------------------------------------------
    33     Raleigh              Wake                  NC       27612        Various
   33.1    Raleigh              Wake                  NC       27612          1975
   33.2    Raleigh              Wake                  NC       27612          1978
   33.3    Raleigh              Wake                  NC       27612          1977
    34     Fort Worth           Tarrant               TX       76112          1978
-------------------------------------------------------------------------------------------------------
    35     Woodville            Tyler                 TX       75979          1998
    36     Greenville           Hunt                  TX       75401          1973           2003
    37     Garden City          Finney                KS       67846          1982
    38     Manassas             Prince William        VA       20112       1973/1980
    39     Raleigh              Wake                  NC       27606          2003
-------------------------------------------------------------------------------------------------------

                     NET                UNITS        LOAN PER NET              PREPAYMENT
                   RENTABLE              OF         RENTABLE AREA              PROVISIONS
    ID         AREA SF/UNITS (6)       MEASURE      SF/UNITS (4)(6)      (# OF PAYMENTS) (7)(13)
-------------------------------------------------------------------------------------------------
   2.138   30,724                      Sq. Ft.              -
   2.139   359,843                     Sq. Ft.             14
   2.140   79,243                      Sq. Ft.             12
   2.141   24,361                      Sq. Ft.             12
   2.142   20,435                      Sq. Ft.              9
-------------------------------------------------------------------------------------------------
   2.143   12,327                      Sq. Ft.              7
   2.144   16,540                      Sq. Ft.              7
   2.145   11,413                      Sq. Ft.             10
   2.146   23,709                      Sq. Ft.              4
   2.147   16,187                      Sq. Ft.              6
-------------------------------------------------------------------------------------------------
   2.148   25,878                      Sq. Ft.             11
   2.149   85,154                      Sq. Ft.             13
   2.150   20,076                      Sq. Ft.             13
   2.151   14,450                      Sq. Ft.             11
   2.152   28,702                      Sq. Ft.              7
-------------------------------------------------------------------------------------------------
     3     281,898                     Sq Ft              243                L(24);D(152);O(4)
     4     312,210                     Sq Ft              356                L(31);D(85);O(4)
     5     492                         Units           71,138                L(25);D(55);O(4)
     6     212,364                     Sq Ft              141                L(26);D(90);O(4)
     7     340,406                     Sq Ft               76                L(28);D(52);O(4)
-------------------------------------------------------------------------------------------------
     8     154,539                     Sq Ft              168                L(28);YM(28);O(4)
     9     459                         Units           52,094                L(28);D(28);O(4)
    9.1    252                         Units           52,682
    9.2    207                         Units           51,379
    10     207,435                     Sq. Ft.            114                L(35);D(22);O(3)
-------------------------------------------------------------------------------------------------
    11     432                         Units           51,979                L(26);D(90);O(4)
    12     235,008                     Sq Ft               89                L(27);D(29);O(4)
    13     137,569                     Sq. Ft.            145                L(35);D(86);O(3)
    14     185                         Units           91,892                L(25);D(31);O(4)
    15     94,543                      Sq Ft              162                L(24);D(92);O(4)
    16     644                         Units           22,311                L(26);D(54);O(4)
    17     312                         Units           43,590                L(27);D(29);O(4)
    18     74,320                      Sq Ft              182                L(24);D(92);O(4)
    19     288                         Units           45,208                L(24);D(152);O(4)
-------------------------------------------------------------------------------------------------
    20     63,962                      Sq Ft              192                L(28);D(88);O(4)
    21     64,850                      Sq Ft              187                L(28);D(88);O(4)
    22     66,285                      Sq Ft              168                L(27);D(89);O(4)
    23     302                         Units           33,043                L(35);D(82);O(3)
    24     384                         Beds            25,959                L(27);D(48);O(4)
-------------------------------------------------------------------------------------------------
    25     81,814                      Sq Ft               69                L(26);D(90);O(4)
    26     65,234                      Sq Ft               64                L(26);D(90);O(4)
    27     127                         Units           72,441                L(24);D(92);O(4)
    28     176                         Units           49,279                L(35);D(82);O(3)
    29     67,557                      Sq Ft              126                L(26);D(30);O(4)
-------------------------------------------------------------------------------------------------
   29.1    24,592                      Sq Ft              126
   29.2    17,901                      Sq Ft              126
   29.3    25,064                      Sq Ft              126
    30     468                         Units           17,768                L(35);D(82);O(3)
    31     107,297                     Sq Ft               70                L(27);D(29);O(4)
-------------------------------------------------------------------------------------------------
   31.1    31,888                      Sq Ft               64
   31.2    29,713                      Sq Ft               77
   31.3    22,914                      Sq Ft               68
   31.4    22,782                      Sq Ft               70
    32     232                         Units           30,996                L(35);D(82);O(3)
-------------------------------------------------------------------------------------------------
    33     113,332                     Sq Ft               62                L(27);D(53);O(4)
   33.1    45,988                      Sq Ft               64
   33.2    33,990                      Sq Ft               61
   33.3    33,354                      Sq Ft               60
    34     140                         Units           20,869                L(35);D(82);O(3)
-------------------------------------------------------------------------------------------------
    35     100                         Units           24,972                L(35);D(82);O(3)
    36     80                          Units           18,729                L(35);D(82);O(3)
    37     668                         Pads             8,819                L(35);D(82);O(3)
    38     178                         Pads            33,078                L(26);D(90);O(4)
    39     72                          Units           77,778                L(35);D(82);O(3)
-------------------------------------------------------------------------------------------------

                                                                 FOURTH        FOURTH        THIRD         THIRD MOST
                                                               MOST RECENT   RECENT NOI    MOST RECENT     RECENT NOI
     ID                     PROPERTY NAME                          NOI          DATE          NOI             DATE
---------------------------------------------------------------------------------------------------------------------
   2.138     Aberdeen Bldg/BR
   2.139     Bank of America Financial Ctr
   2.140     Bank of America Plaza
   2.141     Bellingham
   2.142     Bremerton
---------------------------------------------------------------------------------------------------------------------
   2.143     Forks
   2.144     Moses Lake
   2.145     North Wenatchee
   2.146     Pasco
   2.147     Port Angeles
---------------------------------------------------------------------------------------------------------------------
   2.148     Richland
   2.149     Spokane Bankcard Services
   2.150     University
   2.151     Walla Walla
   2.152     Yakima Valley Bldg/BR
---------------------------------------------------------------------------------------------------------------------
     3       The Watergate/600 New Hampshire Avenue               12/14/2000   6,456,357     6,678,139    12/14/2001
     4       Meadows Mall
     5       Fairstone at Riverview                                                          2,815,493    12/31/2001
     6       321 West 44th Street                                 12/31/2000   2,095,438     2,423,762    12/31/2001
     7       Wenatchee Valley Mall                                                           2,297,629    12/31/2001
---------------------------------------------------------------------------------------------------------------------
     8       Shoppes at Grand Prairie
     9       Wiener Portfolio III (10)
    9.1      910-930 Thieriot Avenue
    9.2      945-955 Underhill Avenue
     10      1401 Enclave Parkway
---------------------------------------------------------------------------------------------------------------------
     11      Empirian at Winter Park
     12      The Broadway Center                                  12/31/2000   2,565,387     2,201,266    12/31/2001
     13      Huron Village Shopping Center
     14      Tantra Lake Apartments                                3/31/2000   1,206,332     1,486,491    03/31/2001
     15      1 Northbrook Corporate Center                                                   1,532,104    12/31/2001
     16      Frenchman's Wharf                                    12/31/2000   1,254,766     1,350,452    12/31/2001
     17      Hawthorne Apartments                                                            1,336,531    12/31/2001
     18      Centre Medical Plaza                                 12/31/2000     585,671       580,850    12/31/2001
     19      Tesla Park Apartments
---------------------------------------------------------------------------------------------------------------------
     20      1301 Connecticut Avenue, Northwest                   12/31/2000   1,051,233     1,221,384    12/31/2001
     21      151 West 46th Street                                                              615,607    12/31/2001
     22      Northbrook
     23      Willowbrooke Apartments                                                           921,117    12/31/2001
     24      Campus Edge Apartments                                                            895,192    12/31/2001
---------------------------------------------------------------------------------------------------------------------
     25      114 Town Park                                        12/31/2000     802,330       879,167    12/31/2001
     26      112 Town Park                                        12/31/2000     142,759       331,122    12/31/2001
     27      Fountainview Townhomes
     28      Cambridge Station Apts.                                                           376,841    12/31/2001
     29      Centerpointe I II III (10)
---------------------------------------------------------------------------------------------------------------------
    29.1     Centerpointe I
    29.2     Centerpointe II
    29.3     Centerpointe III
     30      San Marcos Apartments                                12/31/2000     926,231       766,089    12/31/2001
     31      Glenwood Place Portfolio II (10)                     12/31/2000   1,011,269     1,012,018    12/31/2001
---------------------------------------------------------------------------------------------------------------------
    31.1     Northampton Building                                 12/31/2000     290,202       292,509    12/31/2001
    31.2     Chatham Building                                     12/31/2000     267,490       269,299    12/31/2001
    31.3     McDowell Building                                    12/31/2000     224,593       226,377    12/31/2001
    31.4     Caswell Building                                     12/31/2000     228,984       223,833    12/31/2001
     32      Club Hill Apartments                                 12/31/2000     561,815       781,883    12/31/2001
---------------------------------------------------------------------------------------------------------------------
     33      Glenwood Place Portfolio I (10)                      12/31/2000     938,743       946,198    12/31/2001
    33.1     Cumberland Building                                  12/31/2000     398,714       401,880    12/31/2001
    33.2     Dare Building                                        12/31/2000     244,780       246,723    12/31/2001
    33.3     Camden Building                                      12/31/2000     295,249       297,595    12/31/2001
     34      Woodstock Apartments                                                              409,557    12/31/2001
---------------------------------------------------------------------------------------------------------------------
     35      Dogwood Apartments
     36      Kings Place                                                                       169,001    12/31/2001
     37      East Garden Village MHC                                                           810,489    12/31/2001
     38      Forest Park Mobile Home Park                         12/31/2000     470,642       551,451    12/31/2001
     39      Centennial Village
---------------------------------------------------------------------------------------------------------------------

            SECOND     SECOND MOST                       MOST RECENT
         MOST RECENT    RECENT NOI     MOST RECENT           NOI           UNDERWRITTEN     UNDERWRITTEN    UNDERWRITTEN
    ID       NOI           DATE            NOI              DATE              NOI (4)          REVENUE           EGI
-------------------------------------------------------------------------------------------------------------------------
   2.138                                                                         230,260          379,886        379,886
   2.139                                                                       3,329,087        5,613,884      5,613,884
   2.140                                                                         539,062          944,547        923,656
   2.141                                                                         213,428          257,228        257,228
   2.142                                                                          57,269          196,412         85,565
-------------------------------------------------------------------------------------------------------------------------
   2.143                                                                          51,372          110,386         65,128
   2.144                                                                          26,373          192,861         93,899
   2.145                                                                          12,720          132,091         60,689
   2.146                                                                          70,884          257,672        152,374
   2.147                                                                          18,706          136,512         37,302
-------------------------------------------------------------------------------------------------------------------------
   2.148                                                                         187,306          240,540        204,516
   2.149                                                                         734,221        1,191,187      1,191,187
   2.150                                                                         175,529          266,787        266,787
   2.151                                                                          69,916          183,091        131,600
   2.152                                                                          61,836          223,019        163,663
-------------------------------------------------------------------------------------------------------------------------
     3      6,427,710   12/14/2002        6,733,692    Ann. 06/15/2003         7,043,745       10,648,919     11,451,185
     4     12,459,028   12/31/2002       13,094,481    T-12 05/31/2003        13,542,037       20,483,078     19,566,611
     5      3,134,723   12/31/2002        2,987,067    T-12 10/31/2003         3,017,310        3,977,946      4,612,438
     6      2,858,090   12/31/2002        2,904,470    T-12 09/30/2003         3,119,993        4,494,888      5,800,519
     7      2,561,129   12/31/2002        2,419,562    T-12 07/31/2003         2,873,666        2,979,413      3,848,583
-------------------------------------------------------------------------------------------------------------------------
     8                                    1,753,554    T-12 09/30/2003         2,205,864        2,219,129      2,992,875
     9      1,652,852   12/31/2002        1,696,272    T-12 06/30/2003         1,980,429        3,655,762      3,767,284
    9.1       900,804   12/31/2002        1,002,155    T-12 06/30/2003         1,161,564        2,006,583      2,067,675
    9.2       752,048   12/31/2002          694,117    T-12 06/30/2003           818,865        1,649,179      1,699,609
    10                                                                         2,799,501        5,807,713      4,994,633
-------------------------------------------------------------------------------------------------------------------------
    11      1,720,574   12/31/2002        2,040,677    T-12 10/31/2003         1,947,710        3,030,509      3,331,300
    12      2,072,063   12/31/2002        1,754,842    T-12 08/31/2003         2,095,973        3,197,130      3,740,993
    13                                                                         2,021,586        3,246,308      3,149,443
    14      1,374,662   03/31/2002        1,280,176      12/31/2003            1,353,801        2,020,765      2,005,925
    15      1,515,047   12/31/2002        1,426,713    Ann. 11/30/2003         1,477,019        2,010,681      2,211,517
    16      1,633,718   12/31/2002        1,719,461    T-12 10/31/2003         1,514,300        3,371,947      3,512,301
    17      1,396,404   12/31/2002        1,304,231    Ann. 09/30/2003         1,271,594        2,372,189      2,460,489
    18        712,081   12/31/2002          717,865    T-12 10/31/2003         1,378,978        1,655,689      1,846,668
    19                                      626,086      12/31/2003            1,196,484        1,710,000      1,779,616
-------------------------------------------------------------------------------------------------------------------------
    20      1,087,797   12/31/2002        1,029,539    T-12 07/31/2003         1,184,880        1,794,398      1,953,069
    21        780,680   12/31/2002        1,088,981    T-12 07/31/2003         1,141,555        1,393,208      1,822,681
    22        360,736   12/31/2002          788,510    T-12 10/31/2003         1,091,175        1,452,872      1,784,688
    23        809,383   12/31/2002          713,432    T-12 11/30/2003         1,103,035        2,157,433      2,193,080
    24        928,323   12/31/2002          861,244    T-12 10/31/2003           937,506        1,565,485      1,701,587
-------------------------------------------------------------------------------------------------------------------------
    25        851,939   12/31/2002          917,031    Ann. 10/31/2003           850,817        1,334,088      1,371,286
    26        288,200   12/31/2002          419,213    Ann. 10/31/2003           586,277          965,648        966,648
    27        347,164   12/31/2002          556,959      12/31/2003              794,472        1,089,810      1,157,824
    28        759,206   12/31/2002          788,566    T-12 07/31/2003           888,815        1,331,040      1,400,597
    29        818,592   12/31/2002          888,631    Ann. 09/30/2003           877,910        1,317,618      1,363,670
-------------------------------------------------------------------------------------------------------------------------
   29.1       380,674   12/31/2002          379,091    Ann. 09/30/2003           318,055          504,439        522,827
   29.2       213,789   12/31/2002          213,253    Ann. 09/30/2003           212,881          312,883        323,861
   29.3       224,129   12/31/2002          296,287    Ann. 09/30/2003           346,974          500,295        516,981
    30        783,317   12/31/2002          698,752    T-12 08/31/2003           967,013        2,039,126      2,113,850
    31        998,497   12/31/2002        1,050,192    T-12 09/30/2003           928,165        1,578,886      1,578,886
-------------------------------------------------------------------------------------------------------------------------
   31.1       288,510   12/31/2002          306,750    Ann. 09/30/2003           220,648          406,586        406,586
   31.2       265,936   12/31/2002          278,470    Ann. 09/30/2003           286,516          462,183        462,183
   31.3       223,280   12/31/2002          233,848    Ann. 09/30/2003           225,091          371,155        371,155
   31.4       220,771   12/31/2002          231,124    Ann. 09/30/2003           195,910          338,962        338,962
    32        783,669   12/31/2002          828,125    T-12 09/30/2003           861,153        1,578,444      1,648,876
-------------------------------------------------------------------------------------------------------------------------
    33        936,990   12/31/2002        1,044,744    T-12 09/30/2003           863,204        1,486,307      1,486,307
   33.1       396,386   12/31/2002          482,546    Ann. 09/30/2003           228,269          486,987        486,987
   33.2       247,077   12/31/2002          254,831    Ann. 09/30/2003           262,982          428,990        428,990
   33.3       293,527   12/31/2002          307,367    Ann. 09/30/2003           371,953          570,329        570,329
    34        424,861   12/31/2002          450,918    T-12 08/31/2003           341,283          652,845        699,417
-------------------------------------------------------------------------------------------------------------------------
    35        350,096   12/31/2002          355,792    T-12 10/31/2003           289,196          501,386        504,844
    36        194,414   12/31/2002          212,266    T-12 08/31/2003           185,684          445,620        446,741
    37        864,644   12/31/2002          937,443    T-12 09/30/2003           831,345        1,120,614      1,673,735
    38        579,514   12/31/2002          642,419    T-12 11/30/2003           676,131          957,141      1,042,556
    39                                                                           585,555          866,624        895,307
-------------------------------------------------------------------------------------------------------------------------

         UNDERWRITTEN    UNDERWRITTEN    UNDERWRITTEN   UNDERWRITTEN NET
    ID     EXPENSES        RESERVES       TI/LC (11)    CASH FLOW (4)(11)                    LARGEST TENANT              SF
---------------------------------------------------------------------------------------------------------------------------------
   2.138     149,627            192              -             230,068       Bank of America N.A.                         10,103
   2.139   2,284,798         19,735              -           3,309,352       Bank of America N.A.                         65,048
   2.140     384,594          5,094              -             533,968       Bank of America N.A.                         31,548
   2.141      43,801              -              -             213,428       Bank of America N.A.                         24,361
   2.142      28,296          1,877              -              55,392       Bank of America N.A.                         20,435
---------------------------------------------------------------------------------------------------------------------------------
   2.143      13,756          3,830              -              47,542       Bank of America N.A.                         11,527
   2.144      67,526          2,793              -              23,580       Bank of America N.A.                         16,540
   2.145      47,969          1,517              -              11,203       Bank of America N.A.                         11,413
   2.146      81,490          3,215              -              67,669       Bank of America N.A.                         21,661
   2.147      18,597          2,807              -              15,899       Bank of America N.A.                         14,345
---------------------------------------------------------------------------------------------------------------------------------
   2.148      17,210            639              -             186,667       Bank of America N.A.                         25,878
   2.149     456,966            132              -             734,089       Bank of America N.A.                         84,515
   2.150      91,259              -              -             175,529       Bank of America N.A.                         20,076
   2.151      61,685          4,343              -              65,573       Bank of America N.A.                         14,450
   2.152     101,827         12,038              -              49,798       Bank of America N.A.                         17,275
---------------------------------------------------------------------------------------------------------------------------------
     3     4,407,440         70,475        437,670           6,535,601       DGB Enterprises, Inc.                       161,716
     4     6,024,574         31,221        307,945          13,202,871       Express, Inc.                                 8,342
     5     1,595,128        123,000              -           2,894,310
     6     2,680,526         44,219        249,690           2,826,084       Technicolor East Coast, Inc.                 37,110
     7       974,917         50,688        170,439           2,652,539       Bon Marche                                   87,040
---------------------------------------------------------------------------------------------------------------------------------
     8       787,011         23,237         99,739           2,082,889       Galyan's                                     65,000
     9     1,786,855        114,750              -           1,865,679
    9.1      906,111         63,000              -           1,098,564
    9.2      880,744         51,750              -             767,115
    10     2,195,132         41,487        311,119           2,446,894       The Meridian Resource Corp                   77,981
---------------------------------------------------------------------------------------------------------------------------------
    11     1,383,590        108,432              -           1,839,278
    12     1,645,020         47,200        273,582           1,775,191       Salt Lake County                             51,573
    13     1,127,857         18,132         54,428           1,949,025       Whole Foods                                  51,261
    14       652,124         55,500              -           1,298,301
    15       734,498         18,909         94,544           1,363,566       Bresler and Reiner, Inc.                     13,237
    16     1,998,001        161,000              -           1,353,300
    17     1,188,895         78,000              -           1,193,594
    18       467,690         14,864         94,624           1,269,490       Children's Primary Care                      11,195
    19       583,132         57,600              -           1,138,884
---------------------------------------------------------------------------------------------------------------------------------
    20       768,190         12,792         89,547           1,082,540       McManus Schor Asmar & Darden, LLP             9,495
    21       681,126         12,970         64,734           1,063,851       Skyline Duplication & Management             12,500
    22       693,513         13,257         76,229           1,001,689       Option One/H&R Block                         31,889
    23     1,090,045         81,154              -           1,021,881
    24       764,081         28,800              -             908,706
---------------------------------------------------------------------------------------------------------------------------------
    25       520,469         16,363         35,096             799,359       Solvay Pharmaceuticals                       51,559
    26       380,370         13,047         55,187             518,044       Solvay Pharmaceuticals                       17,659
    27       363,352         25,400              -             769,072
    28       511,783         61,600              -             827,215
    29       485,760         13,511         93,710             770,689
---------------------------------------------------------------------------------------------------------------------------------
   29.1      204,772          4,918         33,859             279,277       Maintenance Match                             5,658
   29.2      110,981          3,580         27,765             181,535       The Regents of the University                17,901
   29.3      170,007          5,013         32,086             309,876       KLH Foreclosure Trustee                      11,750
    30     1,146,836        117,000              -             850,013
    31       650,722         21,489        141,752             764,923
---------------------------------------------------------------------------------------------------------------------------------
   31.1      185,938          6,378         34,513             179,757       Travel Management Partners, Inc.              8,414
   31.2      175,667          5,943         46,037             234,536       Charles T. Hall                               5,379
   31.3      146,064          4,613         28,669             191,809       American Home Mortgage Corp                   2,956
   31.4      143,052          4,556         32,533             158,820       Carolinas AGC, Inc.                           4,149
    32       787,723         58,000              -             803,153
---------------------------------------------------------------------------------------------------------------------------------
    33       623,103         22,666        131,113             709,424
   33.1      258,718          9,198         40,726             178,346       N.C. Licensing Board for Gen Contractors     10,747
   33.2      166,009          6,798         42,415             213,769       A.T. Allen & Company, LLP                     6,471
   33.3      198,376          6,671         47,972             317,310       N.C. Board of Nursing                        13,572
    34       358,135         35,280              -             306,003
---------------------------------------------------------------------------------------------------------------------------------
    35       215,649         25,000              -             264,196
    36       261,057         20,000              -             165,684
    37       842,390         33,400              -             797,945
    38       366,425          8,900              -             667,231
    39       309,751         25,200              -             560,355
---------------------------------------------------------------------------------------------------------------------------------

              LEASE                                                              LEASE
    ID     EXPIRATION                2ND LARGEST TENANT             SF        EXPIRATION            3RD LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
   2.138   06/30/2023    Preszler, Lrnr, Mrtz & Co.                   5,230   01/31/2004    Ingram, Zelatsko & Goodwin
   2.139   06/30/2023    Merrill Lynch                               18,125   05/23/2011    Lemaster & Daniels, PLLC
   2.140   06/30/2023    Morton McGoldrick, PS                        9,234   02/28/2005    Robert Half International
   2.141   06/30/2023
   2.142   06/30/2023
------------------------------------------------------------------------------------------------------------------------------------
   2.143   06/30/2023
   2.144   06/30/2023
   2.145   06/30/2023
   2.146   06/30/2023
   2.147   06/30/2023    Clallem County EDC                           1,146   12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
   2.148   06/30/2023
   2.149   06/30/2023    US West Communications                         210   02/29/2004
   2.150   06/30/2023
   2.151   06/30/2023
   2.152   06/30/2023
------------------------------------------------------------------------------------------------------------------------------------
     3     10/31/2023    Blank Rome                                  79,577   12/31/2018    Hill & Knowlton
     4     01/31/2007    Anchor Blue                                  7,823   10/31/2010    Charlotte Russe
     5
     6     07/31/2013    HS Systems Inc.                             30,611   09/30/2008    Fiesta La Revista, Inc.
     7      9/30/2026    Sears                                       48,216   08/31/2013    Food Pavillion
------------------------------------------------------------------------------------------------------------------------------------
     8     03/31/2018    Bombay                                       8,500   03/31/2013    Johnny's Italian Steakhouse
     9
    9.1
    9.2
    10     09/30/2006    Parker Drilling Co                          53,591   08/31/2009    Sysco Corporation
------------------------------------------------------------------------------------------------------------------------------------
    11
    12      9/21/2008    Durham Jones & Pinegar                      24,641   03/31/2005    Salt Lake Film Society
    13     07/31/2023    Barnes & Noble                              30,203   11/30/2020    Walgreens
    14
    15     12/31/2008    Technitrol                                  10,545   04/30/2006    Countrywide Home Loan
    16
    17
    18     06/30/2013    Profil Institute                             8,332    2/13/2011    San Ysidro Health Centers, Inc.
    19
------------------------------------------------------------------------------------------------------------------------------------
    20     07/10/2005    Citizens Against Government Waste            7,750   08/31/2005    National Congress of American Indians
    21     05/31/2008    D.C. Group Inc.                              5,000   08/31/2012    Lunney's Pub Inc.
    22     05/31/2008    Prudential Insurance                        12,399   03/31/2008    Yum! Brands
    23
    24
------------------------------------------------------------------------------------------------------------------------------------
    25     03/31/2005    Bank of America, N.A.                        6,490   02/14/2008    Dupont Commercial Floor Systems
    26     03/31/2005    First Franklin Financial Corporation        11,548   07/31/2008    NISH
    27
    28
    29
------------------------------------------------------------------------------------------------------------------------------------
   29.1    04/17/2007    Dokich Court Reporters                       3,868   11/30/2006    Centerpoint Law Offices
   29.2    08/22/2005
   29.3    07/31/2006    Benya & Skandalis                            4,560   05/31/2006    Labmetrix
    30
    31
------------------------------------------------------------------------------------------------------------------------------------
   31.1    10/31/2004    HDR Engineering, Inc. of the Carolinas       4,471   04/30/2004    Southern Rehabilitation Network, Inc.
   31.2    08/31/2006    Moore & Alphin, PLLC                         5,009   05/31/2005    ABB Power T&D Company, Inc.
   31.3    09/30/2009    Atlantic Corp. of Wilmington, Inc.           1,869   04/30/2005    Omni Visions, Inc.
   31.4    03/31/2008    Rod Frankel                                  2,151   07/31/2004    Grubb Management, Inc.
    32
------------------------------------------------------------------------------------------------------------------------------------
    33
   33.1    08/31/2009    Public Schools Forum of NC, Inc.             9,054   10/31/2004    Siemens Energy and Automation
   33.2    06/30/2008    Community Affordable Housing Equity Corp.    4,123   03/31/2005    Volt Information
   33.3    10/31/2009    Jefferson-Pilot Life Insurance               5,229   12/31/2007    NES North Carolina
    34
------------------------------------------------------------------------------------------------------------------------------------
    35
    36
    37
    38
    39
------------------------------------------------------------------------------------------------------------------------------------

                                                                              UPFRONT                 ONGOING
                          LEASE         OCCUPANCY       OCCUPANCY       ACTUAL REPLACEMENT       ACTUAL REPLACEMENT       UPFRONT
    ID       SF        EXPIRATION         RATE         AS-OF DATE            RESERVES                 RESERVES             TI/LC
-----------------------------------------------------------------------------------------------------------------------------------
   2.138     4,630     07/31/2004         95.17%        09/15/2003                       -                        -              -
   2.139    15,688     05/31/2012         79.13%        09/15/2003                       -                        -              -
   2.140     3,407     10/31/2005         69.66%        09/15/2003                       -                        -              -
   2.141                                 100.00%        09/15/2003                       -                        -              -
   2.142                                 100.00%        09/15/2003                       -                        -              -
-----------------------------------------------------------------------------------------------------------------------------------
   2.143                                  93.51%        09/15/2003                       -                        -              -
   2.144                                 100.00%        09/15/2003                       -                        -              -
   2.145                                 100.00%        09/15/2003                       -                        -              -
   2.146                                  91.36%        09/15/2003                       -                        -              -
   2.147                                  95.70%        09/15/2003                       -                        -              -
-----------------------------------------------------------------------------------------------------------------------------------
   2.148                                 100.00%        09/15/2003                       -                        -              -
   2.149                                  99.50%        09/15/2003                       -                        -              -
   2.150                                 100.00%        09/15/2003                       -                        -              -
   2.151                                 100.00%        09/15/2003                       -                        -              -
   2.152                                  60.19%        09/15/2003                       -                        -              -
-----------------------------------------------------------------------------------------------------------------------------------
     3      23,775     03/31/2006        100.00%         11/1/2003                       -                        -      3,553,824
     4       7,673     01/31/2006         96.55%        08/31/2003                       -                        -              -
     5                                    96.95%        11/20/2003                       -                   10,250              -
     6      12,000     03/31/2009         87.83%        12/12/2003               1,259,000                    3,685      3,500,000
     7      47,920     09/30/2020         96.12%        09/01/2003                       -                    4,224        398,370
-----------------------------------------------------------------------------------------------------------------------------------
     8       7,888     04/30/2013         85.15%        02/10/2004                       -                    1,932        225,000
     9                                    97.82%        10/09/2003                       -                    9,563              -
    9.1                                   97.22%        10/09/2003                       -                        -              -
    9.2                                   98.55%        10/09/2003                       -                        -              -
    10      50,597     10/31/2006        100.00%        08/31/2003                       -                    3,457        300,000
-----------------------------------------------------------------------------------------------------------------------------------
    11                                    96.53%        11/27/2003                       -                    9,036              -
    12      22,482     04/30/2006         93.97%        02/01/2004                       -                    3,933              -
    13      14,490     03/31/2023         98.61%        07/22/2003                       -                    1,511              -
    14                                    93.51%         12/4/2003                       -                    3,855              -
    15      10,424     10/31/2008         97.89%         1/15/2004                       -                    1,576              -
    16                                    90.99%         12/9/2003                       -                   13,417              -
    17                                    96.15%        10/29/2003                 842,500                    6,500              -
    18       8,223     09/30/2007         91.20%         12/9/2003                       -                    1,236              -
    19                                    89.24%        01/23/2004                       -                    2,500              -
-----------------------------------------------------------------------------------------------------------------------------------
    20       7,750     04/30/2008         96.05%        12/22/2003                       -                    1,066         50,000
    21       5,000     07/31/2004        100.00%        10/03/2003                  12,970                        -         64,850
    22       9,655     10/31/2008         94.00%        11/19/2003                       -                    1,114              -
    23                                    92.72%        12/15/2003                       -                    6,775              -
    24                                    97.40%        11/14/2003                       -                    2,000              -
-----------------------------------------------------------------------------------------------------------------------------------
    25       4,264     04/30/2004         89.09%        10/31/2003                       -                    1,364              -
    26       9,114     12/31/2007         81.80%        10/31/2003                       -                    1,087              -
    27                                    81.89%          1/1/2004                       -                    2,117              -
    28                                    97.73%        10/17/2003                       -                    4,400              -
    29                                    93.96%        12/01/2003                       -                    1,126        100,000
-----------------------------------------------------------------------------------------------------------------------------------
   29.1      3,608     08/31/2008         83.42%        12/01/2003                       -                        -              -
   29.2                                  100.00%        12/01/2003                       -                        -              -
   29.3      3,337     02/28/2010        100.00%        12/01/2003                       -                        -              -
    30                                    97.01%        09/22/2003                       -                    9,750              -
    31                                    88.37%        12/31/2003                       -                    1,782        600,000
-----------------------------------------------------------------------------------------------------------------------------------
   31.1      2,228     05/31/2008         75.96%        12/31/2003                       -                        -              -
   31.2      3,421        MTM             88.14%        12/31/2003                       -                        -              -
   31.3      1,794     12/31/2007        100.00%        12/31/2003                       -                        -              -
   31.4      1,707     04/30/2008         94.34%        12/31/2003                       -                        -              -
    32                                    99.57%        09/08/2003                       -                        -              -
-----------------------------------------------------------------------------------------------------------------------------------
    33                                    74.74%        12/31/2003                       -                    1,889        300,000
   33.1      2,590     06/30/2004         60.21%        12/31/2003                       -                        -              -
   33.2      2,231     04/30/2004         69.60%        12/31/2003                       -                        -              -
   33.3      3,017     08/31/2009        100.00%        12/31/2003                       -                        -              -
    34                                    92.86%        08/29/2003                       -                    2,940              -
-----------------------------------------------------------------------------------------------------------------------------------
    35                                    91.00%        11/12/2003                       -                    2,083              -
    36                                   100.00%        09/30/2003                       -                    1,667              -
    37                                    91.32%        11/01/2003                       -                    2,784              -
    38                                    98.88%         12/3/2003                       -                      742              -
    39                                    93.06%        11/12/2003                       -                    2,100              -
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                               UPFRONT     ENVIRONMENTAL
              MONTHLY                           MONTHLY TAX              MONTHLY INSURANCE   ENGINEERING       REPORT
    ID         TI/LC                               ESCROW                      ESCROW          RESERVE          DATE
-------------------------------------------------------------------------------------------------------------------------
   2.138          -                                      -                        -                    -     05/03/2003
   2.139          -                                      -                        -                    -     06/03/2003
   2.140          -                                      -                        -                    -     06/07/2003
   2.141          -                                      -                        -                    -     05/03/2003
   2.142          -                                      -                        -                    -     05/03/2003
-------------------------------------------------------------------------------------------------------------------------
   2.143          -                                      -                        -                    -     05/03/2003
   2.144          -                                      -                        -                    -     06/03/2003
   2.145          -                                      -                        -                    -     06/03/2003
   2.146          -                                      -                        -                    -     06/03/2003
   2.147          -                                      -                        -                    -     06/03/2003
-------------------------------------------------------------------------------------------------------------------------
   2.148          -                                      -                        -                    -     05/03/2003
   2.149          -                                      -                        -                    -     06/03/2003
   2.150          -                                      -                        -                    -     05/03/2003
   2.151          -                                      -                        -                    -     06/03/2003
   2.152          -                                      -                        -                    -     06/03/2003
-------------------------------------------------------------------------------------------------------------------------
     3            -                                103,131                   11,993              100,876     10/10/2003
     4            -                                      -                        -                    -     07/18/2003
     5            -                                 18,311                    7,754               20,375     11/25/2003
     6            -                                 69,881                    6,072                    -     08/29/2003
     7       14,468                                 27,853                    5,558               36,588     07/28/2003
-------------------------------------------------------------------------------------------------------------------------
     8        8,242                                 30,469                    2,176                    -     08/20/2003
     9            -                                 34,202                   10,742               21,875     08/26/2003
    9.1           -                                      -                        -                    -     08/26/2003
    9.2           -                                      -                        -                    -     8/26/2003
    10       25,927                                 69,167                    2,698                    -     11/05/2003
-------------------------------------------------------------------------------------------------------------------------
    11            -                                 23,254                   10,708              117,000     10/30/2003
    12       22,799                                 28,692                    4,167                    -     09/26/2003
    13        4,536                                 17,337                    1,720                    -     07/22/2003
    14            -                                  6,991                    3,345               58,938     07/08/2003
    15            -                                 19,504                    3,869                    -     11/25/2003
    16            -                                 15,000                   12,767              500,000     10/14/2003
    17            -                                 27,322                    8,536                7,500     09/03/2003
    18        9,399                                  8,494                    2,063                    -     10/17/2003
    19            -                                  6,533                    9,688                    -     12/10/2003
-------------------------------------------------------------------------------------------------------------------------
    20        7,463                                 20,154                    3,790                    -     09/08/2003
    21            -                                 16,212                    2,823                7,563     07/17/2003
    22       25,000                                 16,289                    2,678                    -     09/12/2003
    23            -                                 15,471                    9,556                    -     11/19/2003
    24            -                                  7,296                    4,730                5,000     10/24/2003
-------------------------------------------------------------------------------------------------------------------------
    25        2,917                                  7,963                      453                    -     10/17/2003
    26        4,583                                  3,988                      393                    -     10/17/2003
    27            -                                  8,598                    2,263                    -     09/02/2003
    28            -                                 10,430                    2,774                1,845     10/29/2003
    29        7,825                                  5,677                    1,042               93,906     11/20/2003
-------------------------------------------------------------------------------------------------------------------------
   29.1           -                                      -                        -                    -     11/20/2003
   29.2           -                                      -                        -                    -     11/20/2003
   29.3           -                                      -                        -                    -     11/20/2003
    30            -                                 16,435                    8,970                    -     08/18/2003
    31       11,813                                  6,819                    1,100                    -     08/05/2003
-------------------------------------------------------------------------------------------------------------------------
   31.1           -                                      -                        -                    -     08/05/2003
   31.2           -                                      -                        -                    -     08/05/2003
   31.3           -                                      -                        -                    -     08/05/2003
   31.4           -                                      -                        -                    -     08/05/2003
    32            -                                 10,546                    3,980                    -     10/24/2003
-------------------------------------------------------------------------------------------------------------------------
    33       10,926                                  7,168                    1,074                    -     08/05/2003
   33.1           -                                      -                        -                    -     08/05/2003
   33.2           -                                      -                        -                    -     08/05/2003
   33.3           -                                      -                        -                    -     08/05/2003
    34            -                                  6,503                    3,060                    -     11/26/2003
-------------------------------------------------------------------------------------------------------------------------
    35            -                                  8,719                    2,270                    -     12/02/2003
    36            -                                  1,943                    1,463                    -     11/26/2003
    37            -                                  5,469                    4,032                    -     10/20/2003
    38            -                                  4,810                    1,304                    -     12/3/2003
    39            -                                  6,290                    1,527                2,500     11/25/2003
-------------------------------------------------------------------------------------------------------------------------

              ENGINEERING          APPRAISAL
    ID        REPORT DATE       AS-OF DATE (5)      SPONSOR
------------------------------------------------------------------------------------------------------------------------------------
   2.138      06/04/2003          05/14/2003
   2.139      06/04/2003          05/01/2003
   2.140      06/04/2003          05/15/2003
   2.141      06/04/2003          05/12/2003
   2.142      06/04/2003          05/14/2003
------------------------------------------------------------------------------------------------------------------------------------
   2.143      06/04/2003          05/13/2003
   2.144      06/04/2003          05/12/2003
   2.145      06/04/2003          05/12/2003
   2.146      06/04/2003          05/12/2003
   2.147      06/04/2003          05/13/2003
------------------------------------------------------------------------------------------------------------------------------------
   2.148      06/04/2003          05/12/2003
   2.149      06/04/2003          05/16/2003
   2.150      06/04/2003          05/15/2003
   2.151      06/04/2003          05/15/2003
   2.152      06/04/2003          05/15/2003
------------------------------------------------------------------------------------------------------------------------------------
     3        10/10/2003          09/02/2003        David G. Bradley, Katherine B. Bradley
     4        07/17/2003          07/18/2003        GGP Ivanhoe III, Inc.
     5        11/26/2003          11/20/2003        Michael Strand, Tim Smith, Peter Morkill, Bob Miller and Greg Beckel
     6        08/29/2003          08/27/2003        Joseph Sitt; Thor Equities; GVA Williams Real Estate
     7        09/24/2003          06/18/2003        William O. Passo & Passco Real Estate Enterprises, Inc.
------------------------------------------------------------------------------------------------------------------------------------
     8        08/20/2003          10/01/2003        Diane A. Oberhelman
     9        08/27/2003           8/18/2003        Joel Wiener
    9.1       08/27/2003           8/18/2003
    9.2       08/27/2003           8/18/2003
    10        11/05/2003          10/25/2003        Anthony W. Thompson
------------------------------------------------------------------------------------------------------------------------------------
    11        10/31/2003          10/20/2003        Ezra Beyman; Empire Equity Group
    12        09/26/2003          09/15/2003        Pentalon Corporation, Keith Nielson, Fred Morris, Richard Workman
    13        07/22/2003          11/01/2003        R. Gordon Mathews
    14         7/8/2003            10/1/2003        Michael G. Hilbert, William S. Lyons, Jr., Brett Torino
    15        11/24/2003          12/10/2003        Bresler & Reiner, Inc.
    16        10/10/2003           10/7/2003        Seyda N. Chaney, David R. Fine, Jonathan M. Fine
    17        09/03/2003          08/20/2004        Yisroel Gluck
    18        10/17/2003           11/5/2003        James Pieri
    19        12/10/2003          03/01/2004        Mark L. Maynard
------------------------------------------------------------------------------------------------------------------------------------
    20        09/08/2003          12/01/2003        Daniel G. Cohen
    21        10/16/2003          07/08/2003        Jack Elo
    22        09/12/2003           8/19/2003        Bresler & Reiner, Inc.
    23        11/19/2003          11/20/2003        Garry N. Drummond
    24        10/26/2003          10/24/2003        Robert N. Bradley
------------------------------------------------------------------------------------------------------------------------------------
    25        10/16/2003          10/14/2003        Barry Levin
    26        10/16/2003          10/14/2003        Barry Levin
    27        09/02/2003          12/02/2003        Ben Shaool
    28        10/29/2003          09/10/2003        George R. Walker, III, Bennett V. York
    29        11/20/2003          11/07/2003        Robert Y. Strom, Eric C. Smyth, Charles A. McKenna, Jr.
------------------------------------------------------------------------------------------------------------------------------------
   29.1       11/20/2003          11/07/2003
   29.2       11/20/2003          11/07/2003
   29.3       11/20/2003          11/07/2003
    30        08/18/2003          09/01/2003        Richard Aguilar, Timothy C. Gray, Louis J. Gelfand
    31        08/05/2003          08/13/2003        R. Gordon Grubb
------------------------------------------------------------------------------------------------------------------------------------
   31.1       08/05/2003          08/13/2003
   31.2       08/05/2003          08/13/2003
   31.3       08/05/2003          08/13/2003
   31.4       08/05/2003          08/13/2003
    32        10/24/2003          10/23/2003        George C. Woodruff, Jr.
------------------------------------------------------------------------------------------------------------------------------------
    33        08/05/2003            Various         R. Gordon Grubb
   33.1       08/05/2003           8/13/2003
   33.2       08/05/2003          08/19/2003
   33.3       08/05/2003          08/19/2003
    34        11/26/2003          08/15/2003        Philip J. Cascavilla, Robert B. Acree
------------------------------------------------------------------------------------------------------------------------------------
    35        12/02/2003          10/08/2003        Philip J. Cascavilla, Robert B. Acree
    36        11/26/2003          07/31/2003        Philip J. Cascavilla, Robert B. Acree
    37        10/20/2003          10/14/2003        Robert L. Martin
    38        10/14/2003          10/10/2003        Albert J. Dwoskin
    39        11/25/2003          10/29/2003        Michael P. Winstead, Jr., Joseph A. McKinney, Jr., Tyler B. Morris
------------------------------------------------------------------------------------------------------------------------------------

COMM 2004-LNB2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
            PROPERTIES

                                                                       % OF                       MORTGAGE
                                                                   INITIAL POOL       # OF          LOAN         ORIGINAL
    ID                          PROPERTY NAME                         BALANCE      PROPERTIES    SELLER (1)      BALANCE
---------------------------------------------------------------------------------------------------------------------------
    40      Lone Peak Village                                          0.57%           1          LaSalle         5,500,000
    41      Office Centre of Tinley Park                               0.56%           1          LaSalle         5,475,000
    42      Woodway Pines Apts                                         0.56%           1          LaSalle         5,400,000
    43      Shops at Clarkson Corner                                   0.55%           1          LaSalle         5,300,000
    44      Cabot Square                                               0.52%           1          LaSalle         5,100,000
    45      Alpha Office Building                                      0.52%           1            GACC          5,050,000
    46      Park Central                                               0.51%           1            GACC          4,950,000
    47      Walgreens - Riverside                                      0.48%           1          LaSalle         4,650,000
    48      Plymouth Rock MHP/RV                                       0.48%           1          LaSalle         4,640,000
---------------------------------------------------------------------------------------------------------------------------
    49      Hampstead Place Apartments                                 0.48%           1            GACC          4,630,000
    50      Oakbridge Shopping Centre                                  0.47%           1          LaSalle         4,600,000
    51      Abbott Pointe Apartments                                   0.47%           1          LaSalle         4,600,000
    52      Morningside Plaza                                          0.43%           1          LaSalle         4,230,000
---------------------------------------------------------------------------------------------------------------------------
    53      Lake Myers RV                                              0.43%           1          LaSalle         4,200,000
    54      Keesler Apartments                                         0.40%           1          LaSalle         3,840,000
    55      Alta Mesa                                                  0.38%           1          LaSalle         3,700,000
    56      Douglas Estates MHC and Johnson Village MHC (10)           0.36%           2          LaSalle         3,500,000
   56.1     Douglas Estates MHC                                        0.20%                      LaSalle         1,899,103
---------------------------------------------------------------------------------------------------------------------------
   56.2     Johnson Village MHC                                        0.16%                      LaSalle         1,600,897
    57      Madore Building                                            0.35%           1          LaSalle         3,430,000
    58      Woodlawn Estates/Gaslight Village                          0.35%           1          LaSalle         3,400,000
    59      Walgreens - Kill Devil Hill                                0.34%           1          LaSalle         3,350,000
    60      121 High Hill Road                                         0.33%           1          LaSalle         3,240,000
---------------------------------------------------------------------------------------------------------------------------
    61      Rosemont Country Club Apartment Community                  0.31%           1          LaSalle         3,000,000
    62      CVS Atlanta                                                0.29%           1          LaSalle         2,800,000
    63      Walgreens College Station                                  0.28%           1            GACC          2,750,000
    64      Fox Den                                                    0.28%           1          LaSalle         2,720,000
    65      Wyndover Apartments                                        0.28%           1          LaSalle         2,720,000
---------------------------------------------------------------------------------------------------------------------------
    66      Brandemere Apartments                                      0.27%           1          LaSalle         2,630,000
    67      Waples Mobile Home Park                                    0.27%           1            GACC          2,600,000
    68      Ardsley Apartments                                         0.26%           1          LaSalle         2,500,000
    69      Eldorado Mobile Home Estates                               0.24%           1          LaSalle         2,344,000
    70      Dundee Meadows MHC                                         0.23%           1          LaSalle         2,250,000
---------------------------------------------------------------------------------------------------------------------------
    71      Mogadore Square Apartments                                 0.21%           1          LaSalle         2,080,000
    72      Forest Grove                                               0.21%           1          LaSalle         2,080,000
    73      Bull Run Mobile Home Park                                  0.21%           1            GACC          2,000,000
    74      Chiesa Estates & Hill Crest MHC (10)                       0.20%           2          LaSalle         1,930,000
   74.1     Chiesa Estates                                             0.12%                      LaSalle         1,132,910
---------------------------------------------------------------------------------------------------------------------------
   74.2     Hill Crest MHC                                             0.08%                      LaSalle           797,090
    75      Chapman Pointe                                             0.19%           1          LaSalle         1,800,000
    76      Dolphin Cove Apartments                                    0.18%           1          LaSalle         1,750,000
    77      Canadian Shores Estates                                    0.18%           1          LaSalle         1,750,000
    78      Meadow Pines MHP                                           0.18%           1          LaSalle         1,700,000
---------------------------------------------------------------------------------------------------------------------------
    79      Briargate Apartments                                       0.16%           1          LaSalle         1,600,000
    80      Cottonwood Heights                                         0.16%           1          LaSalle         1,520,000
    81      Royal Mobile Estates                                       0.15%           1          LaSalle         1,450,000
    82      Cedarbrook Apartments                                      0.15%           1          LaSalle         1,440,000
    83      Elmwood Street Apartments                                  0.15%           1          LaSalle         1,425,000
---------------------------------------------------------------------------------------------------------------------------
    84      Windmill and Century Heights Apartments (10)               0.15%           2          LaSalle         1,420,000
   84.1     Windmill Apartments                                        0.05%                      LaSalle           520,000
   84.2     Century Heights Apartments                                 0.09%                      LaSalle           900,000
    85      Georgetown Apartments                                      0.14%           1          LaSalle         1,372,000
    86      Western Crest and Windridge Apartments (10)                0.14%           2          LaSalle         1,358,000
---------------------------------------------------------------------------------------------------------------------------
   86.1     Western Crest Apartments                                   0.08%                      LaSalle           793,856
   86.2     Windridge Apartments                                       0.06%                      LaSalle           564,144
    87      Imperial Courts MHP                                        0.14%           1          LaSalle         1,325,000
    88      Village Crossing                                           0.12%           1          LaSalle         1,175,000
    89      Arbor Point Apartments                                     0.12%           1          LaSalle         1,175,000
---------------------------------------------------------------------------------------------------------------------------
    90      Tallow Briar MHP and Sunset Harbor MHP (10)                0.12%           2          LaSalle         1,176,000
   90.1     Tallow Briar MHP                                           0.07%                      LaSalle           655,087
   90.2     Sunset Harbor MHP                                          0.05%                      LaSalle           520,913
    91      Smith Lake Shores Village                                  0.10%           1          LaSalle         1,000,000

               CUT-OFF     GENERAL             DETAILED
                 DATE      PROPERTY            PROPERTY                                             INTEREST  ADMINISTRATIVE
    ID         BALANCE     TYPE                TYPE                                                 RATE (9)     FEE RATE
----------------------------------------------------------------------------------------------------------------------------
    40       5,500,000     Mixed Use           Retail/Office                                         5.7530%      0.03210%
    41       5,462,672     Office              Suburban                                              5.3600%      0.03210%
    42       5,384,833     Multifamily         Conventional                                          6.1900%      0.03210%
    43       5,287,900     Retail              Shadow Anchored                                       5.2860%      0.03210%
    44       5,071,994     Industrial          Office/Warehouse                                      6.1840%      0.06210%
    45       5,018,559     Office              Suburban                                              5.3900%      0.03210%
    46       4,939,992     Mixed Use           Multifamily/Retail                                    5.9300%      0.06210%
    47       4,637,107     Retail              Anchored                                              6.1000%      0.03210%
    48       4,626,436     Mobile Home Park    Mobile Home Park                                      5.8500%      0.03210%
----------------------------------------------------------------------------------------------------------------------------
    49       4,620,549     Multifamily         Conventional                                          5.8800%      0.03210%
    50       4,594,632     Retail              Anchored                                              5.9710%      0.06210%
    51       4,576,812     Multifamily         Conventional                                          5.6600%      0.03210%
    52       4,211,313     Retail              Anchored                                              5.3100%      0.07210%
----------------------------------------------------------------------------------------------------------------------------
    53       4,190,754     Mobile Home Park    Mobile Home Park                                      5.4800%      0.03210%
    54       3,832,698     Multifamily         Conventional                                          6.2500%      0.03210%
    55       3,692,433     Retail              Shadow Anchored                                       5.8700%      0.03210%
    56       3,492,677     Mobile Home Park    Mobile Home Park                                      5.7500%      0.03210%
   56.1      1,895,130     Mobile Home Park    Mobile Home Park
----------------------------------------------------------------------------------------------------------------------------
   56.2      1,597,547     Mobile Home Park    Mobile Home Park
    57       3,419,611     Office              Suburban                                              5.6800%      0.03210%
    58       3,392,330     Mobile Home Park    Mobile Home Park                                      5.3500%      0.07210%
    59       3,340,281     Retail              Anchored                                              5.9800%      0.03210%
    60       3,226,843     Industrial          Office/Warehouse                                      5.7300%      0.03210%
----------------------------------------------------------------------------------------------------------------------------
    61       2,996,455     Multifamily         Conventional                                          5.8810%      0.06210%
    62       2,796,746     Retail              Anchored                                              6.0000%      0.03210%
    63       2,734,953     Retail              Anchored                                              6.7800%      0.03210%
    64       2,714,828     Multifamily         Conventional                                          6.2500%      0.03210%
    65       2,714,828     Multifamily         Conventional                                          6.2500%      0.03210%
----------------------------------------------------------------------------------------------------------------------------
    66       2,625,642     Multifamily         Conventional                                          5.7600%      0.03210%
    67       2,594,642     Mobile Home Park    Mobile Home Park                                      5.8300%      0.03210%
    68       2,492,444     Multifamily         Conventional                                          5.7120%      0.09210%
    69       2,325,028     Mobile Home Park    Mobile Home Park                                      5.0700%      0.03210%
    70       2,243,546     Mobile Home Park    Mobile Home Park                                      5.9400%      0.03210%
----------------------------------------------------------------------------------------------------------------------------
    71       2,076,574     Multifamily         Conventional                                          5.8100%      0.03210%
    72       2,076,045     Multifamily         Conventional                                          6.2500%      0.03210%
    73       1,995,879     Mobile Home Park    Mobile Home Park                                      5.8300%      0.03210%
    74       1,927,834     Mobile Home Park    Mobile Home Park                                      6.2500%      0.03210%
   74.1      1,131,638     Mobile Home Park    Mobile Home Park
----------------------------------------------------------------------------------------------------------------------------
   74.2        796,195     Mobile Home Park    Mobile Home Park
    75       1,796,577     Multifamily         Conventional                                          6.2500%      0.03210%
    76       1,745,031     Multifamily         Conventional                                          6.1200%      0.03210%
    77       1,744,884     Mobile Home Park    Mobile Home Park                                      5.9300%      0.03210%
    78       1,696,595     Mobile Home Park    Mobile Home Park                                      5.9800%      0.03210%
----------------------------------------------------------------------------------------------------------------------------
    79       1,595,229     Multifamily         Conventional                                          5.8000%      0.03210%
    80       1,516,622     Mobile Home Park    Mobile Home Park                                      5.4300%      0.03210%
    81       1,447,046     Mobile Home Park    Mobile Home Park                                      5.8900%      0.03210%
    82       1,437,628     Multifamily         Conventional                                          5.8100%      0.03210%
    83       1,419,285     Multifamily         Conventional                                          6.2500%      0.03210%
----------------------------------------------------------------------------------------------------------------------------
    84       1,417,728     Multifamily         Conventional                                          6.0500%      0.03210%
   84.1        519,168     Multifamily         Conventional
   84.2        898,560     Multifamily         Conventional
    85       1,361,632     Multifamily         Student Housing                                       5.3350%      0.03210%
    86       1,355,811     Multifamily         Conventional                                          5.9900%      0.03210%
----------------------------------------------------------------------------------------------------------------------------
   86.1        792,576     Multifamily         Conventional
   86.2        563,235     Multifamily         Conventional
    87       1,323,470     Mobile Home Park    Mobile Home Park                                      6.0450%      0.03210%
    88       1,172,766     Multifamily         Conventional                                          6.2500%      0.03210%
    89       1,172,766     Multifamily         Conventional                                          6.2500%      0.03210%
----------------------------------------------------------------------------------------------------------------------------
    90       1,172,620     Mobile Home Park    Mobile Home Park                                      6.0400%      0.03210%
   90.1        653,204     Mobile Home Park    Mobile Home Park
   90.2        519,415     Mobile Home Park    Mobile Home Park
    91         997,050     Mobile Home Park    Mobile Home Park                                      5.8700%      0.03210%

            INTEREST         ORIGINAL       STATED REMAINING      ORIGINAL      REMAINING      FIRST        MATURITY
            ACCRUAL      TERM TO MATURITY   TERM TO MATURITY    AMORTIZATION  AMORTIZATION    PAYMENT         DATE
    ID       BASIS        OR APD (MOS.)       OR APD (MOS.)     TERM (MOS.)    TERM (MOS.)      DATE         OR ARD
---------------------------------------------------------------------------------------------------------------------
    40     Actual/360          120                 120              360            360       04/1/2004     03/1/2014
    41     Actual/360           60                 58               360            358       02/1/2004     01/1/2009
    42     Actual/360          120                 118              300            298       02/1/2004     01/1/2014
    43     Actual/360           60                 58               360            358       02/1/2004     01/1/2009
    44     Actual/360          120                 114              360            354       10/1/2003     09/1/2013
    45     Actual/360           60                 56               300            296       12/1/2003     11/1/2008
    46     Actual/360          120                 118              360            358       02/1/2004     01/1/2014
    47     Actual/360          120                 117              360            357       01/1/2004     10/31/2028
    48     Actual/360           84                 81               360            357       01/1/2004     12/1/2010
---------------------------------------------------------------------------------------------------------------------
    49     Actual/360          180                 178              360            358       02/1/2004     01/1/2019
    50     Actual/360          120                 119              360            359       03/1/2004     02/1/2014
    51     Actual/360          120                 115              360            355       11/1/2003     10/1/2013
    52     Actual/360           84                 80               360            356       12/1/2003     11/1/2010
---------------------------------------------------------------------------------------------------------------------
    53     Actual/360           60                 58               360            358       02/1/2004     01/1/2009
    54     Actual/360          120                 118              360            358       02/1/2004     01/1/2014
    55     Actual/360          120                 118              360            358       02/1/2004     01/1/2014
    56     Actual/360          120                 118              360            358       02/1/2004     01/1/2014
   56.1
---------------------------------------------------------------------------------------------------------------------
   56.2
    57     Actual/360           84                 81               360            357       01/1/2004     12/1/2010
    58     Actual/360           84                 82               360            358       02/1/2004     01/1/2011
    59     Actual/360          120                 118              300            298       02/1/2004     01/1/2014
    60     Actual/360           84                 80               360            356       12/1/2003     11/1/2010
---------------------------------------------------------------------------------------------------------------------
    61     Actual/360          120                 119              360            359       03/1/2004     02/1/2014
    62     Actual/360          120                 119              360            359       03/1/2004     02/1/2014
    63     Actual/360          293                 289              293            289       12/1/2003     04/1/2028
    64     Actual/360          120                 118              360            358       02/1/2004     01/1/2014
    65     Actual/360          120                 118              360            358       02/1/2004     01/1/2014
---------------------------------------------------------------------------------------------------------------------
    66     Actual/360          120                 119              300            299       03/1/2004     02/1/2014
    67     Actual/360          120                 118              360            358       02/1/2004     01/1/2014
    68     Actual/360          120                 118              300            298       02/1/2004     01/1/2014
    69     Actual/360           60                 55               300            295       11/1/2003     10/1/2008
    70     Actual/360          120                 117              360            357       01/1/2004     12/1/2013
---------------------------------------------------------------------------------------------------------------------
    71     Actual/360          120                 119              300            299       03/1/2004     02/1/2014
    72     Actual/360          120                 118              360            358       02/1/2004     01/1/2014
    73     Actual/360          120                 118              360            358       02/1/2004     01/1/2014
    74     Actual/360          120                 119              360            359       03/1/2004     02/1/2014
   74.1
---------------------------------------------------------------------------------------------------------------------
   74.2
    75     Actual/360          120                 118              360            358       02/1/2004     01/1/2014
    76     Actual/360          120                 118              300            298       02/1/2004     01/1/2014
    77     Actual/360          120                 118              300            298       02/1/2004     01/1/2014
    78     Actual/360          120                 118              360            358       02/1/2004     01/1/2014
---------------------------------------------------------------------------------------------------------------------
    79     Actual/360          120                 118              300            298       02/1/2004     01/1/2014
    80     Actual/360           60                 58               360            358       02/1/2004     01/1/2009
    81     Actual/360          120                 118              360            358       02/1/2004     01/1/2014
    82     Actual/360          120                 119              300            299       03/1/2004     02/1/2014
    83     Actual/360          120                 117              300            297       01/1/2004     12/1/2013
---------------------------------------------------------------------------------------------------------------------
    84     Actual/360          120                 119              300            299       03/1/2004     02/1/2014
   84.1
   84.2
    85     Actual/360          120                 113              360            353       09/1/2003     08/1/2013
    86     Actual/360          120                 119              300            299       03/1/2004     02/1/2014
---------------------------------------------------------------------------------------------------------------------
   86.1
   86.2
    87     Actual/360          120                 119              360            359       03/1/2004     02/1/2014
    88     Actual/360          120                 118              360            358       02/1/2004     01/1/2014
    89     Actual/360          120                 118              360            358       02/1/2004     01/1/2014
---------------------------------------------------------------------------------------------------------------------
    90     Actual/360          120                 118              300            298       02/1/2004     01/1/2014
   90.1
   90.2
    91     Actual/360          120                 118              300            298       02/1/2004     01/1/2014

              ANNUAL      MONTHLY        REMAINING                                                   CROSSED
               DEBT        DEBT        INTEREST ONLY                                      ARD          WITH             DSCR
    ID     SERVICE (2)  SERVICE (2)    PERIOD (MOS.)             LOCKBOX (3)            (YES/NO)  OTHER LOANS (12) (2)(4)(8)(14)
--------------------------------------------------------------------------------------------------------------------------------
    40      385,284        32,107           -          Springing Hard                       No            No            1.52
    41      367,287        30,607           -          Springing Hard                       No            No            1.49
    42      425,066        35,422           -          Springing Hard                       No            No            1.27
    43      352,621        29,385           -          Springing Hard                       No            No            1.54
    44      374,196        31,183           -          Springing Hard                       No            No            1.32
    45      368,167        30,681           -          Springing Hard                       No            No            1.25
    46      353,464        29,455           -          No                                   No            No            1.30
    47      338,145        28,179           -          No                                  Yes            No            1.41
    48      328,479        27,373           -          Springing Hard                       No            No            1.39
--------------------------------------------------------------------------------------------------------------------------------
    49      328,836        27,403           -          No                                   No            No            1.31
    50      329,923        27,494           -          Springing Hard                       No            No            1.38
    51      318,983        26,582           -          Springing Hard                       No            No            1.40
    52      282,188        23,516           -          Springing Hard                       No            No            1.45
--------------------------------------------------------------------------------------------------------------------------------
    53      285,534        23,794           -          Springing Hard                       No            No            1.54
    54      283,722        23,644           -          No                                   No            No            1.35
    55      262,501        21,875           -          Springing Hard                       No            No            1.44
    56      245,101        20,425           -          Springing Hard                       No            No            1.43
   56.1
--------------------------------------------------------------------------------------------------------------------------------
   56.2
    57      238,371        19,864           -          Springing Hard                       No            No            1.58
    58      227,833        18,986           -          Springing Hard                       No            No            3.17
    59      258,518        21,543           -          Springing Hard                       No            No            1.33
    60      226,399        18,867           -          Springing Hard                       No            No            1.41
--------------------------------------------------------------------------------------------------------------------------------
    61      213,092        17,758           -          No                                   No            No            1.43
    62      201,449        16,787           -          Springing Hard                       No            No            1.33
    63      232,776        19,398           -          Hard                                 No            No            1.16
    64      200,970        16,748           -          No                                   No            No            1.26
    65      200,970        16,748           -          No                                   No            No            1.27
--------------------------------------------------------------------------------------------------------------------------------
    66      198,737        16,561           -          Springing Hard                       No            No            1.37
    67      183,663        15,305           -          No                                   No            No            2.72
    68      188,044        15,670           -          Springing Hard                       No            No            1.51
    69      165,583        13,799           -          Springing Hard                       No            No            1.54
    70      160,839        13,403           -          Springing Hard                       No            No            1.35
--------------------------------------------------------------------------------------------------------------------------------
    71      157,931        13,161           -          Springing Hard                       No            No            1.43
    72      153,683        12,807           -          No                                   No            No            1.34
    73      141,280        11,773           -          No                                   No            No            4.19
    74      142,600        11,883           -          Springing Hard                       No            No            1.36
   74.1
--------------------------------------------------------------------------------------------------------------------------------
   74.2
    75      132,995        11,083           -          No                                   No            No            1.30
    76      136,848        11,404           -          Springing Hard                       No            No            1.43
    77      134,406        11,201           -          Springing Hard                       No            No            1.31
    78      122,046        10,171           -          Springing Hard                       No            No            1.46
--------------------------------------------------------------------------------------------------------------------------------
    79      121,369        10,114           -          Springing Hard                       No            No            1.34
    80      102,765         8,564           -          Springing Hard                       No            No            1.41
    81      103,094         8,591           -          Springing Hard                       No            No            3.40
    82      109,337         9,111           -          Springing Hard                       No            No            1.30
    83      112,803         9,400           -          Springing Hard                       No            No            1.41
--------------------------------------------------------------------------------------------------------------------------------
    84      110,310         9,193           -          Springing Hard                       No            No            1.44
   84.1
   84.2
    85       91,784         7,649           -          Springing Hard                       No            No            1.63
    86      104,896         8,741           -          Springing Hard                       No            No            1.52
--------------------------------------------------------------------------------------------------------------------------------
   86.1
   86.2
    87       95,789         7,982           -          Springing Hard                       No            No            1.34
    88       86,816         7,235           -          No                                   No            No            1.33
    89       86,816         7,235           -          No                                   No            No            1.31
--------------------------------------------------------------------------------------------------------------------------------
    90       91,269         7,606           -          Springing Hard                       No            No            1.45
   90.1
   90.2
    91       76,365         6,364           -          Springing Hard                       No            No            2.13


                                                     CUT-OFF
              GRACE      PAYMENT    APPRAISED       DATE LTV            LTV RATIO AT
    ID        PERIOD       DATE     VALUE (5)   RATIO (4)(8)(14)    MATURITY/APD (4)(14)
----------------------------------------------------------------------------------------
    40          5           1         7,600,000            72.37%          60.93%
    41          5           1         7,300,000            74.83%          69.55%
    42          5           1         6,800,000            79.19%          61.89%
    43          5           1         6,675,000            79.22%          73.55%
    44          5           1         6,550,000            77.44%          66.39%
    45          5           1         8,100,000            58.25%          55.84%
    46          5           1         6,850,000            72.12%          61.16%
    47          5           1         6,630,000            69.94%          59.66%
    48          5           1         5,850,000            79.08%          71.47%
----------------------------------------------------------------------------------------
    49          5           1         5,840,000            79.12%          57.50%
    50          5           1         6,480,000            70.90%          60.15%
    51          5           1         6,000,000            76.28%          64.37%
    52          5           1         5,900,000            71.38%          63.89%
----------------------------------------------------------------------------------------
    53          5           1         5,300,000            79.07%          73.61%
    54          5           1         4,800,000            79.85%          68.34%
    55          5           1         5,050,000            73.12%          61.90%
    56          5           1         4,460,000            78.31%          66.06%
   56.1                               2,420,000
----------------------------------------------------------------------------------------
   56.2                               2,040,000
    57          5           1         5,100,000            67.05%          60.40%
    58          5           1         9,500,000            35.71%          31.92%
    59          5           1         4,600,000            72.61%          56.36%
    60          5           1         4,350,000            74.18%          66.95%
----------------------------------------------------------------------------------------
    61          5           1         4,190,000            71.51%          60.50%
    62          5           1         3,960,000            70.62%          59.96%
    63          5           1         3,670,000            74.52%           0.00%
    64          5           1         3,700,000            73.37%          62.80%
    65          5           1         3,800,000            71.44%          61.15%
----------------------------------------------------------------------------------------
    66          5           1         3,300,000            79.56%          61.21%
    67          5           1         7,000,000            37.07%          31.34%
    68          5           1         3,400,000            73.31%          56.39%
    69          5           1         2,950,000            78.81%          70.79%
    70          5           1         2,900,000            77.36%          65.69%
----------------------------------------------------------------------------------------
    71          5           1         2,600,000            79.87%          61.55%
    72          5           1         2,900,000            71.59%          61.27%
    73          5           1         7,800,000            25.59%          21.64%
    74          5           1         2,500,000            77.11%          65.94%
   74.1                               1,467,500
----------------------------------------------------------------------------------------
   74.2                               1,032,500
    75          5           1         2,400,000            74.86%          64.07%
    76          5           1         2,300,000            75.87%          59.16%
    77          5           1         2,200,000            79.31%          61.46%
    78          5           1         2,600,000            65.25%          55.42%
----------------------------------------------------------------------------------------
    79          5           1         2,220,000            71.86%          55.44%
    80          5           1         1,900,000            79.82%          74.26%
    81          5           1         4,660,000            31.05%          26.30%
    82          5           1         1,800,000            79.87%          61.55%
    83          5           1         1,920,000            73.92%          57.97%
----------------------------------------------------------------------------------------
    84          5           1         1,775,000            79.87%          62.05%
   84.1                                 650,000
   84.2                               1,125,000
    85          5           1         1,800,000            75.65%          63.35%
    86          5           1         2,010,000            67.45%          52.30%
----------------------------------------------------------------------------------------
   86.1                               1,175,000
   86.2                                 835,000
    87          5           1         1,720,000            76.95%          65.41%
    88          5           1         1,900,000            61.72%          52.83%
    89          5           1         1,500,000            78.18%          66.92%
----------------------------------------------------------------------------------------
    90          5           1         1,490,000            78.70%          61.20%
   90.1                                 830,000
   90.2                                 660,000
    91          5           1         2,500,000            39.88%          30.84%

    ID                                        ADDRESS
-----------------------------------------------------------------------------------------
    40   Southwest Corner 11000 North Alpine Highway
    41   16325 - 16345 South Harlem Avenue
    42   2999 Woodway Drive
    43   1580-1590 Clarkson Road
    44   9350-9372 Cabot Drive
    45   5171 Glenwood Avenue
    46   1350-1364 Park Street and 2408-2414 Central Avenue
    47   6600 Magnolia Avenue
    48   North 7271 Lando Street
-----------------------------------------------------------------------------------------
    49   101 Leeward Lane
    50   3600 Harden Boulevard
    51   204 East Pointe Lane
    52   12504 South Highway 301
-----------------------------------------------------------------------------------------
    53   150 Fred Lanier Road
    54   890 Motsie Road
    55   3401 Alta Mesa Boulevard
    56   Various
   56.1  3000 Blue Star Highway
-----------------------------------------------------------------------------------------
   56.2  6832 Maple Lane
    57   1501 Western Avenue
    58   2801 Northwest 1st Street and 100 Nance Avenue
    59   1200 South Croatan Highway
    60   121 High Hill Road
-----------------------------------------------------------------------------------------
    61   5528-B Cinderlane Parkway
    62   485 Peachtree Industrial Boulevard
    63   1751 Rock Prairie Road
    64   614 North Water Avenue
    65   1335 Bradyville Pike
-----------------------------------------------------------------------------------------
    66   220 Fulmer Avenue
    67   11269 Mobile Drive
    68   1530 Ardsley Street
    69   2320 Eslinger Road
    70   235 Emerald Circle
-----------------------------------------------------------------------------------------
    71   2888 Mogadore Road
    72   2350 Blackburn Road Southeast
    73   7410 Old Centreville Road
    74   Various
   74.1  7400 Chiesa Estates
-----------------------------------------------------------------------------------------
   74.2  2500 Fort Worth Drive
    75   500 Chapman Pointe Circle
    76   47 Jacaranda Cay Court
    77   4400 West Main Street
    78   23750 Carson Drive
-----------------------------------------------------------------------------------------
    79   216 Tudor Circle
    80   251 East Cottonwood Street
    81   1055 North 5th Street
    82   1230 South Avenue
    83   209 and 217 Elmwood Street; 228 Summer Street
-----------------------------------------------------------------------------------------
    84   Various
   84.1  1305 West Woodrow Road
   84.2  1311 and 1355 West Woodrow Road
    85   1000 East Grand Avenue
    86   Various
-----------------------------------------------------------------------------------------
   86.1  3901 Avenue O
   86.2  5400 College Avenue
    87   5155 Imperial Drive
    88   1122 Spring Villa Circle
    89   100 Diary Road
-----------------------------------------------------------------------------------------
    90   Various
   90.1  5500 FM 2004
   90.2  634 North Pine Road
    91   9701 East Highway 25

                                                                           YEAR           YEAR
    ID    CITY                       COUNTY         STATE    ZIP CODE     BUILT         RENOVATED
----------------------------------------------------------------------------------------------------
    40    Highland             Utah                UT       84003          1994           2003
    41    Tinley Park          Cook                IL       60477          1989
    42    Huntsville           Madison             AL       35805          1984           2002
    43    Chesterfield         Saint Louis         MO       63017          2003
    44    San Diego            San Diego           CA       92126          1976           2002
    45    Raleigh              Wake                NC       27612          1982           1997
    46    Alameda              Alameda             CA       94501          1889           2003
    47    Riverside            Riverside           CA       92506          2003
    48    Plymouth             Sheboygan           WI       53020          1969
----------------------------------------------------------------------------------------------------
    49    Hampstead            Pender              NC       28443          2003
    50    Lakeland             Polk                FL       33803          1989
    51    East Lansing         Ingham              MI       48823          1965           2002
    52    Dade City            Pasco               FL       33525          1985
----------------------------------------------------------------------------------------------------
    53    Mocksville           Davie               NC       27028          1970           1999
    54    Biloxi               Harrison            MS       39532          1997
    55    Fort Worth           Tarrant             TX       76133          1982
    56    Various              Allegan             MI       Various      Various
   56.1   Douglas              Allegan             MI       49406          1970
----------------------------------------------------------------------------------------------------
   56.2   Fennville            Allegan             MI       49408          1980
    57    Seattle              King                WA       98101          1915           1980
    58    Lincoln              Lancaster           NE       68521          1970
    59    Kill Devil Hills     Dare                NC       27948          2003
    60    Woolrich Township    Gloucester          NJ       08085          1952           1970
----------------------------------------------------------------------------------------------------
    61    Orlando              Orange              FL       32808          1974
    62    Suwanee              Gwinnett            GA       30024          2003
    63    College Station      Brazos              TX       77845          2003
    64    Gallatin             Sumner              TN       37066          1998
    65    Murfreesboro         Rutherford          TN       37130          1997
----------------------------------------------------------------------------------------------------
    66    Akron                Summit              OH       44312          1973           2003
    67    Fairfax              Fairfax             VA       22030          1957
    68    Winston-Salem        Forsyth             NC       27103          1969           1999
    69    New Smyrna Beach     Volusia             FL       32168          1972           1982
    70    Dundee               Monroe              MI       48131          1995
----------------------------------------------------------------------------------------------------
    71    Akron                Summit              OH       44312          1972           2003
    72    Cleveland            Bradey              TN       37311          1997
    73    Manassas             Prince William      VA       20111          1975
    74    Various              Various             TX       Various      Various          2003
   74.1   Rowlett              Dallas              TX       75030          1970           2003
----------------------------------------------------------------------------------------------------
   74.2   Denton               Denton              TX       76205          1953           2003
    75    Dallas               Gaston              NC       28034          2000
    76    New Smyrna Beach     Volusia             FL       32169          1986           2002
    77    Norman               Cleveland           OK       73072          1972
    78    Pioneer              Amador              CA       95666          1984
----------------------------------------------------------------------------------------------------
    79    Portage              Kalamazoo           MI       49024          1973
    80    Cottonwood           Yavapai             AZ       86326          1998
    81    Jacksonville         Jackson             OR       97530          1970
    82    Barberton            Summit              OH       44203          1980
    83    Buffalo              Erie                NY       14222          1950           2002
----------------------------------------------------------------------------------------------------
    84    Slaton               Lubbock             TX       79364        Various
   84.1   Slaton               Lubbock             TX       79364          1978
   84.2   Slaton               Lubbock             TX       79364          1984
    85    Carbondale           Jackson             IL       62901          1975           2000
    86    Snyder               Scurry              TX       79549        Various
----------------------------------------------------------------------------------------------------
   86.1   Snyder               Scurry              TX       79549          1984
   86.2   Snyder               Scurry              TX       79549          1974
    87    New Port Richey      Pasco               FL       34652          1970
    88    Birmingham           Jefferson           AL       35215          1972
    89    Mobile               Mobile              AL       36612          1998
----------------------------------------------------------------------------------------------------
    90    Various              Galveston           TX       Various      Various
   90.1   Hitchcock            Galveston           TX       77563          1988
   90.2   Texas City           Galveston           TX       77591          1985
    91    Belleview            Marion              FL       34420          1984

                    NET                UNITS        LOAN PER NET              PREPAYMENT
                  RENTABLE              OF         RENTABLE AREA              PROVISIONS
    ID        AREA SF/UNITS (6)       MEASURE      SF/UNITS (4)(6)      (# OF PAYMENTS) (7)(13)
------------------------------------------------------------------------------------------------
    40    46,950                      Sq. Ft.            117                L(35);D(82);O(3)
    41    70,006                      Sq. Ft.             78                L(26);D(31);O(3)
    42    281                         Units           19,163                L(35);D(82);O(3)
    43    20,423                      Sq. Ft.            259                L(35);D(22);O(3)
    44    64,180                      Sq. Ft.             79                L(35);D(79);O(6)
    45    92,484                      Sq Ft               54                L(28);D(28);O(4)
    46    23,641                      Sq Ft              209                L(26);D(90);O(4)
    47    12,804                      Sq. Ft.            362                L(27);D(87);O(6)
    48    625                         Pads             7,402                L(35);D(46);O(3)
------------------------------------------------------------------------------------------------
    49    120                         Units           38,505                L(26);D(150);O(4)
    50    79,100                      Sq. Ft.             58                L(35);D(82);O(3)
    51    172                         Units           26,609                L(35);D(82);O(3)
    52    75,155                      Sq. Ft.             56                L(35);D(46);O(3)
------------------------------------------------------------------------------------------------
    53    425                         Pads             9,861                L(35);D(22);O(3)
    54    144                         Units           26,616                L(35);D(82);O(3)
    55    59,933                      Sq. Ft.             62                L(35);D(82);O(3)
    56    176                         Pads            19,845                L(35);D(82);O(3)
   56.1   99                          Pads            19,143
------------------------------------------------------------------------------------------------
   56.2   77                          Pads            20,747
    57    36,662                      Sq. Ft.             93                L(36);D(45);O(3)
    58    691                         Pads             4,909                L(35);D(46);O(3)
    59    14,560                      Sq. Ft.            229                L(35);D(82);O(3)
    60    162,500                     Sq. Ft.             20                L(35);D(45);O(4)
------------------------------------------------------------------------------------------------
    61    120                         Units           24,970                L(35);D(82);O(3)
    62    10,880                      Sq. Ft.            257                L(35);D(82);O(3)
    63    13,650                      Sq Ft              200                L(28);D(264);O(1)
    64    96                          Units           28,279                L(35);D(82);O(3)
    65    96                          Units           28,279                L(35);D(82);O(3)
------------------------------------------------------------------------------------------------
    66    80                          Units           32,821                L(35);D(82);O(3)
    67    152                         Pads            17,070                L(26);D(90);O(4)
    68    96                          Units           25,963                L(35);D(82);O(3)
    69    126                         Pads            18,453                L(35);D(22);O(3)
    70    80                          Pads            28,044                L(35);D(82);O(3)
------------------------------------------------------------------------------------------------
    71    83                          Units           25,019                L(35);D(82);O(3)
    72    96                          Units           21,625                L(35);D(82);O(3)
    73    150                         Pads            13,306                L(26);D(90);O(4)
    74    138                         Pads            13,970                L(35);D(82);O(3)
   74.1   81                          Pads            13,971
------------------------------------------------------------------------------------------------
   74.2   57                          Pads            13,968
    75    76                          Units           23,639                L(35);D(82);O(3)
    76    50                          Units           34,901                L(35);D(82);O(3)
    77    175                         Pads             9,971                L(35);D(82);O(3)
    78    50                          Pads            33,932                L(35);D(82);O(3)
------------------------------------------------------------------------------------------------
    79    72                          Units           22,156                L(35);D(82);O(3)
    80    68                          Pads            22,303                L(35);D(22);O(3)
    81    155                         Pads             9,336                L(35);D(82);O(3)
    82    40                          Units           35,941                L(35);D(82);O(3)
    83    72                          Units           19,712                L(35);D(82);O(3)
------------------------------------------------------------------------------------------------
    84    85                          Units           16,679                L(35);D(82);O(3)
   84.1   37                          Units           14,032
   84.2   48                          Units           18,720
    85    40                          Units           34,041                L(35);D(82);O(3)
    86    101                         Units           13,424                L(35);D(82);O(3)
------------------------------------------------------------------------------------------------
   86.1   53                          Units           14,954
   86.2   48                          Units           11,734
    87    84                          Pads            15,756                L(35);D(82);O(3)
    88    56                          Units           20,942                L(35);D(82);O(3)
    89    56                          Units           20,942                L(35);D(82);O(3)
------------------------------------------------------------------------------------------------
    90    110                         Pads            10,660                L(35);D(82);O(3)
   90.1   58                          Pads            11,262
   90.2   52                          Pads             9,989
    91    272                         Pads             3,666                L(35);D(82);O(3)

                                                                 FOURTH        FOURTH        THIRD         THIRD MOST
                                                               MOST RECENT   RECENT NOI    MOST RECENT     RECENT NOI
     ID                     PROPERTY NAME                          NOI          DATE          NOI             DATE
---------------------------------------------------------------------------------------------------------------------
     40      Lone Peak Village                                   348,896      12/31/2000       256,666    12/31/2001
     41      Office Centre of Tinley Park
     42      Woodway Pines Apts                                  504,133      12/31/2000       577,890    12/31/2001
     43      Shops at Clarkson Corner
     44      Cabot Square                                                                      376,008    12/31/2001
     45      Alpha Office Building                               842,989      12/31/2000       894,573    12/31/2001
     46      Park Central                                                                      115,732    12/31/2001
     47      Walgreens - Riverside
     48      Plymouth Rock MHP/RV                                                              415,379    12/31/2001
---------------------------------------------------------------------------------------------------------------------
     49      Hampstead Place Apartments
     50      Oakbridge Shopping Centre                           353,253      12/31/2000       645,547    12/31/2001
     51      Abbott Pointe Apartments                            488,879      12/31/2000       523,697    12/31/2001
     52      Morningside Plaza                                                                 469,495    12/31/2001
---------------------------------------------------------------------------------------------------------------------
     53      Lake Myers RV                                                                     532,247    12/31/2001
     54      Keesler Apartments                                  307,428      12/31/2000       388,983    12/31/2001
     55      Alta Mesa
     56      Douglas Estates MHC and Johnson Village MHC (10)    303,758      12/31/2000       311,037    12/31/2001
    56.1     Douglas Estates MHC
---------------------------------------------------------------------------------------------------------------------
    56.2     Johnson Village MHC
     57      Madore Building                                                                   531,816    12/31/2001
     58      Woodlawn Estates/Gaslight Village                   770,880      12/31/2000       709,972    12/31/2001
     59      Walgreens - Kill Devil Hill
     60      121 High Hill Road                                                                240,558    12/31/2001
---------------------------------------------------------------------------------------------------------------------
     61      Rosemont Country Club Apartment Community           377,553      12/31/2000       322,598    12/31/2001
     62      CVS Atlanta
     63      Walgreens College Station
     64      Fox Den                                             229,128      12/31/2000       290,961    12/31/2001
     65      Wyndover Apartments                                 319,998      12/31/2000       300,291    12/31/2001
---------------------------------------------------------------------------------------------------------------------
     66      Brandemere Apartments                               297,943      12/31/2000       308,445    12/31/2001
     67      Waples Mobile Home Park                             418,949      12/31/2000       439,286    12/31/2001
     68      Ardsley Apartments
     69      Eldorado Mobile Home Estates                        254,757      12/31/2000       270,445    12/31/2001
     70      Dundee Meadows MHC                                  254,023      12/31/2000       269,691    12/31/2001
---------------------------------------------------------------------------------------------------------------------
     71      Mogadore Square Apartments                          239,219      12/31/2000       242,148    12/31/2001
     72      Forest Grove                                        164,274      12/31/2000       186,850    12/31/2001
     73      Bull Run Mobile Home Park                           526,928      12/31/2000       498,283    12/31/2001
     74      Chiesa Estates & Hill Crest MHC (10)                                              248,248    12/31/2001
    74.1     Chiesa Estates
---------------------------------------------------------------------------------------------------------------------
    74.2     Hill Crest MHC
     75      Chapman Pointe                                                                    173,614    12/31/2001
     76      Dolphin Cove Apartments                             214,719      12/31/2000       204,429    12/31/2001
     77      Canadian Shores Estates                              74,905      12/31/2000        85,080    12/31/2001
     78      Meadow Pines MHP                                    171,356      12/31/2000       172,565    12/31/2001
---------------------------------------------------------------------------------------------------------------------
     79      Briargate Apartments                                202,357      12/31/2000       151,251    12/31/2001
     80      Cottonwood Heights                                   56,055      12/31/2000        82,371    12/31/2001
     81      Royal Mobile Estates                                                              286,592    12/31/2001
     82      Cedarbrook Apartments                               148,247      12/31/2000       163,233    12/31/2001
     83      Elmwood Street Apartments
---------------------------------------------------------------------------------------------------------------------
     84      Windmill and Century Heights Apartments (10)                                      182,501    12/31/2001
    84.1     Windmill Apartments
    84.2     Century Heights Apartments
     85      Georgetown Apartments                               194,213      12/31/2000       253,545    12/31/2001
     86      Western Crest and Windridge Apartments (10)                                       115,755    12/31/2001
---------------------------------------------------------------------------------------------------------------------
    86.1     Western Crest Apartments
    86.2     Windridge Apartments
     87      Imperial Courts MHP                                 101,064      12/31/2000        93,861    12/31/2001
     88      Village Crossing                                     59,395      12/31/2000       149,882    12/31/2001
     89      Arbor Point Apartments                              124,895      12/31/2000       101,660    12/31/2001
---------------------------------------------------------------------------------------------------------------------
     90      Tallow Briar MHP and Sunset Harbor MHP (10)         136,364      12/31/2000       150,523    12/31/2001
    90.1     Tallow Briar MHP
    90.2     Sunset Harbor MHP
     91      Smith Lake Shores Village                           140,072      12/31/2000       146,727    12/31/2001

              SECOND     SECOND MOST                      MOST RECENT
           MOST RECENT    RECENT NOI     MOST RECENT          NOI           UNDERWRITTEN     UNDERWRITTEN    UNDERWRITTEN
    ID         NOI           DATE            NOI             DATE              NOI (4)          REVENUE           EGI
--------------------------------------------------------------------------------------------------------------------------
    40         374,302   12/31/2002          528,573    T-12 10/31/2003           638,143          882,901        796,254
    41         601,011   12/31/2002          661,723    T-12 10/31/2003           621,942        1,457,533      1,318,405
    42         554,697   12/31/2002          567,436    T-12 08/31/2003           610,523        1,047,188      1,158,902
    43                                                                            559,985          742,949        696,084
    44         472,626   12/31/2002          516,545    T-12 06/30/2003           529,853          694,595        646,826
    45         959,156   12/31/2002          932,303    T-12 06/30/2003           542,662        1,024,299      1,024,299
    46          71,387   12/31/2002          212,150    T-12 09/30/2003           486,994          412,572        612,247
    47                                                                            479,435          495,500        495,500
    48         473,622   12/31/2002          536,292    T-12 08/31/2003           486,984          455,337        907,322
--------------------------------------------------------------------------------------------------------------------------
    49                                       449,292  1 mo. Ann. 11/30/2003       454,275          677,776        706,970
    50         452,272   12/31/2002          530,032    T-12 09/30/2003           508,665          821,409        759,830
    51         500,703   12/31/2002          376,531    T-12 06/30/2003           500,169        1,203,483      1,241,963
    52         474,915   12/31/2002          470,381    T-12 06/30/2003           457,704          755,275        682,282
--------------------------------------------------------------------------------------------------------------------------
    53         544,474   12/31/2002          497,986    T-12 08/31/2003           460,510          648,247        930,594
    54         429,832   12/31/2002          382,898    T-12 09/30/2003           418,437          829,812        841,058
    55                                       511,779    Ann. 11/03/2003           418,109          718,042        622,496
    56         356,730   12/31/2002          351,835    T-12 09/30/2003           359,557          535,424        577,087
   56.1                                                                                 -                -              -
--------------------------------------------------------------------------------------------------------------------------
   56.2                                                                                 -                -              -
    57         465,973   12/31/2002          496,710    T-12 08/31/2003           415,906          762,833        712,847
    58         633,372   12/31/2002          547,453    T-12 07/31/2003           757,601        1,453,822      1,587,456
    59                                                                            345,691          357,620        357,620
    60         153,182   12/31/2002          138,653    Ann. 06/30/2003           377,974          723,424        661,933
--------------------------------------------------------------------------------------------------------------------------
    61         271,283   12/31/2002          240,273    T-12 11/30/2003           337,011          781,278        791,309
    62                                                                            269,107          277,440        277,440
    63                                                                            269,500          269,500        269,500
    64         285,868   12/31/2002          287,869    T-12 11/30/2003           277,736          541,911        554,092
    65         284,544   12/31/2002          300,745    T-12 11/30/2003           280,168          563,462        578,105
--------------------------------------------------------------------------------------------------------------------------
    66         286,193   12/31/2002          290,082    T-12 10/31/2003           296,034          470,547        474,984
    67         466,995   12/31/2002          526,890    T-12 11/30/2003           507,187          765,096        809,838
    68         160,530   12/31/2002          194,609    T-12 09/30/2003           310,039          507,734        515,384
    69         266,862   12/31/2002          277,251    T-12 06/30/2003           260,887          431,518        460,447
    70         236,908   12/31/2002          259,623    T-12 09/30/2003           221,327          292,356        324,337
--------------------------------------------------------------------------------------------------------------------------
    71         229,050   12/31/2002          228,700    T-12 10/31/2003           251,240          419,924        428,104
    72         219,821   12/31/2002          218,756    T-12 09/30/2003           229,637          480,488        485,447
    73         541,851   12/31/2002          615,148    T-12 11/30/2003           600,036          838,987        890,565
    74         176,542   12/31/2002          155,687    T-12 11/30/2003           200,335          418,140        418,700
   74.1                                                                                 -                -              -
--------------------------------------------------------------------------------------------------------------------------
   74.2                                                                                 -                -              -
    75         216,832   12/31/2002          212,165    T-12 11/30/2003           192,063          398,460        405,235
    76         205,568   12/31/2002          222,046    T-12 08/31/2003           208,296          357,235        371,088
    77         123,169   12/31/2002          160,987    T-12 10/31/2003           185,247          364,643        389,038
    78         197,757   12/31/2002          192,447    T-12 09/30/2003           180,859          227,354        250,023
--------------------------------------------------------------------------------------------------------------------------
    79         187,456   12/31/2002          177,721    T-12 08/31/2003           180,539          385,252        395,849
    80         116,054   12/31/2002          157,931    T-12 10/31/2003           148,814          202,107        202,107
    81         306,611   12/31/2002          426,897    T-12 09/30/2003           358,637          603,254        603,254
    82         167,400   12/31/2002          143,381    T-12 10/31/2003           154,091          262,132        262,132
    83                                       325,280    T-12 07/31/2003           177,563          398,202        398,202
--------------------------------------------------------------------------------------------------------------------------
    84         179,527   12/31/2002          195,673    T-12 09/30/2003           182,274          371,727        393,817
   84.1                                                                                 -                -              -
   84.2                                                                                 -                -              -
    85         248,019   12/31/2002                                               163,343          272,424        290,522
    86         142,988   12/31/2002          169,010    T-12 09/30/2003           187,718          474,070        502,711
--------------------------------------------------------------------------------------------------------------------------
   86.1                                                                                 -                -              -
   86.2                                                                                 -                -              -
    87         109,212   12/31/2002          117,687    T-12 09/30/2003           132,677          229,824        231,824
    88         145,548   12/31/2002          125,977    T-12 11/30/2003           129,451          292,009        297,526
    89         107,236   12/31/2002          126,069    T-12 11/30/2003           127,621          297,662        301,769
--------------------------------------------------------------------------------------------------------------------------
    90         159,217   12/31/2002          161,044    T-12 09/30/2003           135,657          218,044        218,044
   90.1                                                                                 -                -              -
   90.2                                                                                 -                -              -
    91         151,377   12/31/2002          164,862    T-12 06/30/2003           176,619          699,898        461,933

          UNDERWRITTEN    UNDERWRITTEN    UNDERWRITTEN   UNDERWRITTEN NET
    ID      EXPENSES        RESERVES       TI/LC (11)    CASH FLOW (4)(11)                    LARGEST TENANT               SF
----------------------------------------------------------------------------------------------------------------------------------
    40        158,111          7,058         46,971             584,114       One Stop Dollar Shop                          6,000
    41        696,463         14,332         61,707             545,904       Office Support Service                        7,303
    42        548,379         70,000              -             540,523
    43        136,099          3,079         14,312             542,594       Talbot's                                     14,090
    44        116,973          9,627         27,077             493,149       A to Z Metal Finishing                        9,600
    45        481,637         18,497         91,940             432,226       Golden Corral Corporation                    19,526
    46        125,253          7,092         19,474             460,428       Alliance Title                                3,628
    47         16,065          1,921              -             477,514       Walgreen Co.                                 12,804
    48        420,338         31,250              -             455,734
----------------------------------------------------------------------------------------------------------------------------------
    49        252,695         24,000              -             430,275
    50        251,166         11,865         40,193             456,607       Publix                                       56,000
    51        741,794         53,373              -             446,796
    52        224,578         11,273         37,884             408,547       Kash n' Karry                                36,296
----------------------------------------------------------------------------------------------------------------------------------
    53        470,084         21,250              -             439,260
    54        422,621         36,000              -             382,437
    55        204,386          9,192         30,016             378,901       Sam's $1.00                                   8,916
    56        217,530          8,700              -             350,857
   56.1             -              -              -
----------------------------------------------------------------------------------------------------------------------------------
   56.2             -              -              -
    57        296,941          7,778         32,458             375,670       Kasala / Dan Flickinger                       6,510
    58        829,855         34,550              -             723,051
    59         11,929          2,184              -             343,507       Walgreen's                                   14,560
    60        283,959         24,375         34,269             319,329       Mitsui                                       69,600
----------------------------------------------------------------------------------------------------------------------------------
    61        454,298         32,250              -             304,761
    62          8,333          1,632              -             267,475       CVS Peachtree Suwanee, Inc.                  10,880
    63              -              -              -             269,500       Walgreen Co.                                 13,650
    64        276,356         24,000              -             253,736
    65        297,937         24,000              -             256,168
----------------------------------------------------------------------------------------------------------------------------------
    66        178,950         24,000              -             272,034
    67        302,650          7,600              -             499,587
    68        205,345         26,400              -             283,639
    69        199,560          6,300              -             254,587
    70        103,010          4,000              -             217,327
----------------------------------------------------------------------------------------------------------------------------------
    71        176,864         25,200              -             226,040
    72        255,809         24,000              -             205,637
    73        290,529          7,500              -             592,536
    74        218,365          6,800              -             193,535
   74.1             -              -              -
----------------------------------------------------------------------------------------------------------------------------------
   74.2             -              -              -
    75        213,173         19,000              -             173,063
    76        162,792         12,500              -             195,796
    77        203,791          8,750              -             176,497
    78         69,163          2,500              -             178,359
----------------------------------------------------------------------------------------------------------------------------------
    79        215,310         18,000              -             162,539
    80         53,293          3,450              -             145,364
    81        244,617          7,750              -             350,887
    82        108,041         12,000              -             142,091
    83        220,639         18,000              -             159,563
----------------------------------------------------------------------------------------------------------------------------------
    84        211,543         23,375              -             158,899
   84.1             -              -              -
   84.2             -              -              -
    85        127,180         14,000              -             149,343
    86        314,993         27,775              -             159,943
----------------------------------------------------------------------------------------------------------------------------------
   86.1             -              -              -
   86.2             -              -              -
    87         99,147          4,200              -             128,477
    88        168,074         14,329              -             115,122
    89        174,148         14,000              -             113,621
----------------------------------------------------------------------------------------------------------------------------------
    90         82,387          3,000              -             132,657
   90.1             -              -              -
   90.2             -              -              -
    91        285,313         13,600              -             163,019

               LEASE                                                              LEASE
    ID      EXPIRATION                2ND LARGEST TENANT                SF     EXPIRATION            3RD LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
    40      08/31/2008    Westfield Real Estate                        2,805   10/31/2008    Canyon Copy & Mail
    41      10/31/2004    General Services Admin                       6,856   03/31/2005    Medquist, Inc.
    42
    43      01/31/2014    Chico's                                      3,250   01/31/2009    White House/Black Market
    44      09/30/2006    Contract Carpet Corp                         6,130   06/30/2004    DeSoto Sales
    45      12/31/2005    FMI Corporation                              9,547   12/31/2011    North Carolina Farm Bureau
    46      07/31/2007    Sumbody                                      1,670   01/31/2009    Prometrics
    47      12/31/2077
    48
------------------------------------------------------------------------------------------------------------------------------------
    49
    50      10/31/2007    Dollar Depot                                 3,200   07/31/2004    Drummond Company, Inc.
    51
    52      06/30/2005    Eckerds                                     10,356   06/30/2005    Rent A Center
------------------------------------------------------------------------------------------------------------------------------------
    53
    54
    55      11/30/2005    Salon Suites                                 7,462   02/28/2007    Saigon Palace
    56
   56.1
------------------------------------------------------------------------------------------------------------------------------------
   56.2
    57      01/31/2009    Edaw, Inc.                                   5,360   05/31/2005    Tiger Oak Publications, Inc.
    58
    59      08/31/2028
    60      04/30/2013    Coralfi                                     57,750   12/31/2008    Erdners
------------------------------------------------------------------------------------------------------------------------------------
    61
    62      08/19/2024
    63      04/30/2028
    64
    65
------------------------------------------------------------------------------------------------------------------------------------
    66
    67
    68
    69
    70
------------------------------------------------------------------------------------------------------------------------------------
    71
    72
    73
    74
   74.1
------------------------------------------------------------------------------------------------------------------------------------
   74.2
    75
    76
    77
    78
------------------------------------------------------------------------------------------------------------------------------------
    79
    80
    81
    82
    83
------------------------------------------------------------------------------------------------------------------------------------
    84
   84.1
   84.2
    85
    86
------------------------------------------------------------------------------------------------------------------------------------
   86.1
   86.2
    87
    88
    89
------------------------------------------------------------------------------------------------------------------------------------
    90
   90.1
   90.2
    91

                                                                           UPFRONT                 ONGOING
                       LEASE         OCCUPANCY       OCCUPANCY       ACTUAL REPLACEMENT       ACTUAL REPLACEMENT       UPFRONT
    ID        SF     EXPIRATION        RATE         AS-OF DATE            RESERVES                 RESERVES             TI/LC
-----------------------------------------------------------------------------------------------------------------------------------
    40       2,680   10/31/2008          100.00%        01/06/2004                       -                      589              -
    41       6,288   10/31/2005           94.71%        12/31/2003                       -                    1,194        100,000
    42                                    90.04%        11/30/2003                       -                    5,834              -
    43       1,800   01/31/2009           93.72%        11/01/2003                       -                      257              -
    44       4,800   03/31/2004           83.73%        07/31/2003                       -                      803              -
    45       7,588   09/30/2006           72.86%          8/6/2003                       -                    1,541         75,000
    46       1,527   03/31/2008           94.56%        12/01/2003                       -                      592              -
    47                                   100.00%        03/01/2004                       -                        -              -
    48                                    97.12%        11/31/2003                       -                    2,605              -
-----------------------------------------------------------------------------------------------------------------------------------
    49                                   100.00%        12/16/2003                       -                    2,000              -
    50       2,600   10/31/2004          100.00%        12/04/2003                       -                      989              -
    51                                    93.02%        09/03/2003                  90,000                    4,448              -
    52       5,000   12/31/2007           89.85%        09/01/2003                       -                      954              -
-----------------------------------------------------------------------------------------------------------------------------------
    53                                   100.00%        12/31/2003                       -                    1,771              -
    54                                    97.92%        09/03/2003                       -                    3,000              -
    55       5,306   12/31/2007           87.43%        12/08/2003                       -                      766        400,000
    56                                    98.86%        10/30/2003                       -                    4,350              -
   56.1                                   97.98%        10/30/2003                       -                        -              -
-----------------------------------------------------------------------------------------------------------------------------------
   56.2                                  100.00%        10/30/2003                       -                        -              -
    57       4,181   09/30/2008           93.64%        10/31/2003                       -                      649        100,000
    58                                    76.70%        10/20/2003                       -                    2,880              -
    59                                   100.00%        03/01/2004                       -                      182              -
    60      35,150   04/30/2005          100.00%        09/01/2003                       -                    2,032              -
-----------------------------------------------------------------------------------------------------------------------------------
    61                                    93.33%        10/31/2003                       -                    2,690              -
    62                                   100.00%        03/01/2004                       -                      136              -
    63                                   100.00%        10/14/2003                       -                        -              -
    64                                    92.71%        10/15/2003                       -                    2,000              -
    65                                    97.92%        10/15/2003                       -                    2,000              -
-----------------------------------------------------------------------------------------------------------------------------------
    66                                    96.25%        10/31/2003                       -                    2,000              -
    67                                    99.34%        11/25/2003                       -                      633              -
    68                                    96.88%        09/30/2003                       -                    2,200              -
    69                                    96.83%        07/30/2003                       -                      525              -
    70                                    96.25%        10/27/2003                       -                      333              -
-----------------------------------------------------------------------------------------------------------------------------------
    71                                    93.98%        10/31/2003                       -                    2,100              -
    72                                    95.83%        11/30/2003                       -                    2,000              -
    73                                   100.00%         12/3/2003                       -                      625              -
    74                                    92.75%        12/03/2003                       -                      567              -
   74.1                                   93.83%        12/03/2003                       -                        -              -
-----------------------------------------------------------------------------------------------------------------------------------
   74.2                                   91.23%        12/03/2003                       -                        -              -
    75                                    97.37%        11/30/2003                       -                    1,583              -
    76                                    98.00%        08/31/2003                       -                    1,042              -
    77                                    92.00%        11/30/2003                       -                      729              -
    78                                   100.00%        12/31/2003                       -                      208              -
-----------------------------------------------------------------------------------------------------------------------------------
    79                                    90.28%        12/23/2003                   6,106                    1,500              -
    80                                    97.06%        11/30/2003                       -                      288              -
    81                                    98.71%        10/31/2003                       -                        -              -
    82                                    92.50%        11/21/2003                       -                    1,000              -
    83                                   100.00%        10/31/2003                       -                    1,500              -
-----------------------------------------------------------------------------------------------------------------------------------
    84                                    88.24%        10/01/2003                       -                    1,948              -
   84.1                                   83.78%        10/01/2003                       -                        -              -
   84.2                                   91.67%        10/01/2003                       -                        -              -
    85                                    77.50%        09/29/2003                       -                    1,167              -
    86                                    90.10%        11/13/2003                       -                    2,315              -
-----------------------------------------------------------------------------------------------------------------------------------
   86.1                                   86.79%        11/13/2003                       -                        -              -
   86.2                                   93.75%        11/13/2003                       -                        -              -
    87                                   100.00%        10/30/2003                       -                      350              -
    88                                    94.64%        11/30/2003                       -                    1,194              -
    89                                   100.00%        12/31/2003                       -                    1,167              -
-----------------------------------------------------------------------------------------------------------------------------------
    90                                    87.27%        11/30/2003                       -                      250              -
   90.1                                   89.66%        11/30/2003                       -                        -              -
   90.2                                   84.62%        11/30/2003                       -                        -              -
    91                                    67.65%        07/31/2003                       -                    1,133              -

                                                                                                   UPFRONT     ENVIRONMENTAL
               MONTHLY                           MONTHLY TAX               MONTHLY INSURANCE     ENGINEERING       REPORT
    ID          TI/LC                               ESCROW                       ESCROW            RESERVE          DATE
------------------------------------------------------------------------------------------------------------------------------
    40         3,915                                4,055                           531                    -     12/19/2003
    41         5,142                               34,316                         1,027                    -     12/03/2003
    42             -                                5,169                         5,901                2,188     10/29/2003
    43         1,193                                6,349                         1,635                    -     11/25/2003
    44         2,257                                4,251                           701                2,625     07/17/2003
    45         7,662                                8,472                         1,137               74,250     07/23/2003
    46         1,627                                2,002                         2,467                4,375     10/24/2003
    47             -                                    -                             -                    -     10/08/2003
    48             -                                1,845                         2,670               12,250     10/01/2003
------------------------------------------------------------------------------------------------------------------------------
    49             -                                2,501                         5,124                    -     12/10/2003
    50         3,350                                6,857                         2,639                    -     11/19/2003
    51             -                               10,465                         3,120              103,625     08/20/2003
    52         3,157                                6,644                           984                    -     10/10/2003
------------------------------------------------------------------------------------------------------------------------------
    53             -                                  858                         3,074               56,188     10/01/2003
    54             -                                6,314                         4,614                5,000     12/15/2003
    55             -                                8,295                         1,727                6,563     12/04/2003
    56             -                                4,740                           532                5,625      Various
   56.1            -                                    -                             -                    -     12/01/2003
------------------------------------------------------------------------------------------------------------------------------
   56.2            -                                    -                             -                    -     12/12/2003
    57         2,705                                4,306                         1,067               12,500     11/13/2003
    58             -                                8,591                         2,871                1,250     09/19/2003
    59             -                                    -                            72               62,500     08/27/2003
    60         2,856                                6,230                         1,980                    -     09/19/2003
------------------------------------------------------------------------------------------------------------------------------
    61             -                                6,623                         4,881                    -     11/20/2003
    62             -                                    -                             -                    -     12/23/2003
    63             -                                    -                             -                    -     06/24/2003
    64             -                                5,217                         3,308               33,000     12/15/2003
    65             -                                5,289                         3,327                    -     12/15/2003
------------------------------------------------------------------------------------------------------------------------------
    66             -                                3,556                         1,459               29,813     12/23/2003
    67             -                                4,187                         1,452                    -     12/3/2003
    68             -                                1,900                         2,402                    -     11/20/2003
    69             -                                2,720                           342              137,500     08/25/2003
    70             -                                2,317                           169                    -     10/28/2003
------------------------------------------------------------------------------------------------------------------------------
    71             -                                1,676                         1,703               16,000     12/23/2003
    72             -                                5,434                         3,259                6,625     12/15/2003
    73             -                                4,522                         1,190                    -     12/3/2003
    74             -                                2,025                           752               17,750     11/26/2003
   74.1            -                                    -                             -                    -     11/26/2003
------------------------------------------------------------------------------------------------------------------------------
   74.2            -                                    -                             -                    -     11/26/2003
    75             -                                3,622                         2,525                    -     12/15/2003
    76             -                                3,277                         3,517                    -     10/22/2003
    77             -                                  735                           733                    -     11/28/2003
    78             -                                1,515                           227                    -     10/16/2003
------------------------------------------------------------------------------------------------------------------------------
    79             -                                3,527                         1,671                    -     12/26/2003
    80             -                                  376                           154                    -     12/05/2003
    81             -                                3,174                           322                    -     10/29/2003
    82             -                                2,428                         1,459               22,500     12/23/2003
    83             -                                3,549                           631                    -     10/21/2003
------------------------------------------------------------------------------------------------------------------------------
    84             -                                2,931                         1,050               11,050      Various
   84.1            -                                    -                             -                    -     12/05/2003
   84.2            -                                    -                             -                    -     11/12/2003
    85             -                                3,172                         1,150                1,250     07/08/2003
    86             -                                2,722                         1,172               56,763      Various
------------------------------------------------------------------------------------------------------------------------------
   86.1            -                                    -                             -                    -     11/11/2003
   86.2            -                                    -                             -                    -     12/05/2003
    87             -                                3,052                           366                2,500     11/06/2003
    88             -                                1,133                         1,896               19,875     12/15/2003
    89             -                                2,112                         1,895                    -     12/15/2003
------------------------------------------------------------------------------------------------------------------------------
    90             -                                1,106                           494                    -     11/25/2003
   90.1            -                                    -                             -                    -     11/25/2003
   90.2            -                                    -                             -                    -     11/25/2003
    91             -                                5,132                           693                    -     09/16/2003

             ENGINEERING          APPRAISAL
    ID       REPORT DATE       AS-OF DATE (5)      SPONSOR
------------------------------------------------------------------------------------------------------------------------------------
    40       12/19/2003          12/10/2003        Richard L.K. Mendenhall, Charles R. Paul, Wayne Corbridge, Stanford J. Ricks
    41       12/04/2003          11/26/2003        Michael A. Tobin, Bruce A. Kaplan
    42       08/06/2003          09/23/2003        Patrick C. Stacker
    43       11/25/2003          11/20/2003        Main Street America, LLC
    44       07/17/2003          07/01/2003        J. Stephen Quinn
    45       07/23/2003           8/19/2003        Robert F. Andrews, III, Ira J. Jackson, III, Floyd E. McCall, John L. Hughes, Jr.
    46       10/24/2003          10/09/2003        John F. Knowles; Daphne Knowles
    47       10/08/2003          10/05/2003        Andrew Sun, John Young
    48       09/23/2003          11/11/2003        Barry L. Haase, Philip S. Moreau
------------------------------------------------------------------------------------------------------------------------------------
    49       12/10/2003          12/08/2003        Mark L. Maynard
    50       11/19/2003          11/20/2003        Peggy M. Drummond
    51       09/05/2003          08/14/2003        Iqbal S. Uppal, Thomas F. Kuschinski
    52       10/09/2003          09/23/2003        Patrick K. Dempsey, James M. Cope, Robert A. Whelan
------------------------------------------------------------------------------------------------------------------------------------
    53       10/01/2003          11/13/2003        Barry L. Haase, Philip S. Moreau
    54       12/15/2003          09/03/2003        Robert T. Singleton
    55       12/04/2003          12/01/2003        Ralph M. Isenberg
    56         Various           11/20/2003        Nathan S. Leader, David Leader
   56.1      12/01/2003          11/20/2003
------------------------------------------------------------------------------------------------------------------------------------
   56.2      12/12/2003          11/20/2003
    57       11/13/2003          10/20/2003        Michael G. Peterson
    58       09/19/2003          09/08/2003        Boris B. Vukovich, Mirko B. Vukovich, Richard N. Brown
    59       08/28/2003          09/08/2003        Lawrence B. Levey
    60       09/07/2003          09/09/2003        Benjamin I. Cohen
------------------------------------------------------------------------------------------------------------------------------------
    61       11/20/2003          12/01/2003        Garry N. Drummond
    62       12/23/2003          12/10/2003        Robert A. Schreier
    63       06/25/2003          04/29/2003        Isaac Moradi & Fred Rizk
    64       12/15/2003          09/19/2003        Robert T. Singleton
    65       12/15/2003          09/19/2003        Robert T. Singleton
------------------------------------------------------------------------------------------------------------------------------------
    66       12/23/2003          12/02/2003        Gary L. Tullius
    67       10/14/2003          10/10/2003        Albert J. Dwoskin
    68       11/20/2003          11/05/2003        Charles E. Douthit
    69       08/25/2003          08/18/2003        Ayman F. Khalil, Jeffrey J. Oshona
    70       10/28/2003          10/08/2003        Angelo  Constantine
------------------------------------------------------------------------------------------------------------------------------------
    71       12/23/2003          12/02/2003        Gary L. Tullius
    72       12/15/2003          09/19/2003        Robert T. Singleton
    73       10/14/2003          10/10/2003        Albert J. Dwoskin
    74       11/26/2003          11/13/2003        Frank E. Rolfe, American Home Communities, L.P.
   74.1      11/26/2003          11/13/2003
------------------------------------------------------------------------------------------------------------------------------------
   74.2      11/26/2003          11/13/2003
    75       12/15/2003          09/24/2003        Robert T. Singleton
    76       07/25/2003          07/10/2003        Robert L. Astorino
    77       11/28/2003          12/02/2003        Ray K. Farris, II
    78       10/16/2003          10/22/2003        Arno F. Chauvel, Jerry D. Jacobson
------------------------------------------------------------------------------------------------------------------------------------
    79       12/26/2003          11/14/2003        Paulus C. Heule
    80       12/05/2003          11/18/2003        Charles R. Catalano
    81       10/29/2003          10/21/2003        Mark J. Ryan, Jr.
    82       12/23/2003          12/02/2003        Gary L. Tullius
    83       10/21/2003          10/13/2003        Anthony F. Trusso
------------------------------------------------------------------------------------------------------------------------------------
    84         Various           11/15/2003        Karen Otaka, Kazuhiro Otaka
   84.1      12/05/2003          11/15/2003
   84.2      11/12/2003          11/15/2003
    85       06/25/2003          06/18/2003        Kirk R. Mills
    86         Various           11/14/2003        Karen Otaka, Kazuhiro Otaka
------------------------------------------------------------------------------------------------------------------------------------
   86.1      11/11/2003          11/14/2003
   86.2      12/05/2003          11/14/2003
    87       11/06/2003          10/20/2003        George Rice, Jr.
    88       12/15/2003          09/23/2003        Robert T. Singleton
    89       12/15/2003          09/03/2003        Robert T. Singleton
------------------------------------------------------------------------------------------------------------------------------------
    90       11/25/2003          11/06/2003        James W. McCartney V
   90.1      11/25/2003          11/06/2003
   90.2      11/25/2003          11/06/2003
    91       09/16/2003          09/04/2003        Robert I. Rissman, Burton S. Rissman

COMM 2004-LNB2

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING
            LOANS

                                                                    % OF                       MORTGAGE         CUT-OFF
                                                                INITIAL POOL     # OF            LOAN             DATE
     ID                         PROPERTY NAME                     BALANCE     PROPERTIES      SELLER (1)        BALANCE
--------------------------------------------------------------------------------------------------------------------------
      5       Fairstone at Riverview                                   3.61%      1              GACC          35,000,000
      9       Wiener Portfolio III (2)                                 2.47%      2              GACC          23,911,302
     9.1      910-930 THIERIOT AVENUE                                  1.37%                     GACC          13,275,907
     9.2      945-955 UNDERHILL AVENUE                                 1.10%                     GACC          10,635,395
     11       Empirian at Winter Park                                  2.32%      1              GACC          22,454,940
--------------------------------------------------------------------------------------------------------------------------
     14       Tantra Lake Apartments                                   1.76%      1              GACC          17,000,000
     16       Frenchman's Wharf                                        1.48%      1              GACC          14,368,535
     17       Hawthorne Apartments                                     1.40%      1              GACC          13,600,000
     19       Tesla Park Apartments                                    1.34%      1              GACC          13,020,000
     23       Willowbrooke Apartments                                  1.03%      1            LaSalle          9,978,923
--------------------------------------------------------------------------------------------------------------------------
     24       Campus Edge Apartments                                   1.03%      1              GACC           9,968,304
     27       Fountainview Townhomes                                   0.95%      1              GACC           9,200,000
     28       Cambridge Station Apartments                             0.90%      1            LaSalle          8,673,064
     30       San Marcos Apartments                                    0.86%      1            LaSalle          8,315,576
     32       Club Hill Apartments                                     0.74%      1            LaSalle          7,191,019
--------------------------------------------------------------------------------------------------------------------------
     37       East Garden Village MHC                                  0.61%      1            LaSalle          5,890,806
     38       Forest Park Mobile Home Park                             0.61%      1              GACC           5,887,842
     39       Centennial Village                                       0.58%      1            LaSalle          5,600,000
     42       Woodway Pines Apts                                       0.56%      1            LaSalle          5,384,833
     48       Plymouth Rock MHP/RV                                     0.48%      1            LaSalle          4,626,436
--------------------------------------------------------------------------------------------------------------------------
     49       Hampstead Place Apartments                               0.48%      1              GACC           4,620,549
     51       Abbott Pointe Apartments                                 0.47%      1            LaSalle          4,576,812
     53       Lake Myers RV                                            0.43%      1            LaSalle          4,190,754
     54       Keesler Apartments                                       0.40%      1            LaSalle          3,832,698
     56       Douglas Estates MHC and Johnson Village MHC (2)          0.36%      2            LaSalle          3,492,677
--------------------------------------------------------------------------------------------------------------------------
    56.1      DOUGLAS ESTATES MHC                                      0.20%                   LASALLE          1,895,130
    56.2      JOHNSON VILLAGE MHC                                      0.16%                   LASALLE          1,597,547
     58       Woodlawn Estates/Gaslight Village                        0.35%      1            LaSalle          3,392,330
     61       Rosemont Country Club Apartment Community                0.31%      1            LaSalle          2,996,455
     34       Woodstock Apartments                                     0.30%      1            LaSalle          2,921,624
--------------------------------------------------------------------------------------------------------------------------
     64       Fox Den                                                  0.28%      1            LaSalle          2,714,828
     65       Wyndover Apartments                                      0.28%      1            LaSalle          2,714,828
     66       Brandemere Apartments                                    0.27%      1            LaSalle          2,625,642
     67       Waples Mobile Home Park                                  0.27%      1              GACC           2,594,642
     35       Dogwood Apartments                                       0.26%      1            LaSalle          2,497,194
--------------------------------------------------------------------------------------------------------------------------
     68       Ardsley Apartments                                       0.26%      1            LaSalle          2,492,444
     69       Eldorado Mobile Home Estates                             0.24%      1            LaSalle          2,325,028
     70       Dundee Meadows MHC                                       0.23%      1            LaSalle          2,243,546
     71       Mogadore Square Apartments                               0.21%      1            LaSalle          2,076,574
     72       Forest Grove                                             0.21%      1            LaSalle          2,076,045
--------------------------------------------------------------------------------------------------------------------------
     73       Bull Run Mobile Home Park                                0.21%      1              GACC           1,995,879
     74       Chiesa Estates & Hill Crest MHC (2)                      0.20%      2            LaSalle          1,927,834
    74.1      CHIESA ESTATES                                           0.12%                   LASALLE          1,131,638
    74.2      HILL CREST MHC                                           0.08%                   LASALLE            796,195
     75       Chapman Pointe                                           0.19%      1            LaSalle          1,796,577
--------------------------------------------------------------------------------------------------------------------------
     76       Dolphin Cove Apartments                                  0.18%      1            LaSalle          1,745,031
     77       Canadian Shores Estates                                  0.18%      1            LaSalle          1,744,884
     78       Meadow Pines MHP                                         0.18%      1            LaSalle          1,696,595
     79       Briargate Apartments                                     0.16%      1            LaSalle          1,595,229
     80       Cottonwood Heights                                       0.16%      1            LaSalle          1,516,622
--------------------------------------------------------------------------------------------------------------------------
     36       Kings Place                                              0.15%      1            LaSalle          1,498,300
     81       Royal Mobile Estates                                     0.15%      1            LaSalle          1,447,046
     82       Cedarbrook Apartments                                    0.15%      1            LaSalle          1,437,628
     83       Elmwood Street Apartments                                0.15%      1            LaSalle          1,419,285
     84       Windmill and Century Heights Apartments (2)              0.15%      2            LaSalle          1,417,728
--------------------------------------------------------------------------------------------------------------------------
    84.1      WINDMILL APARTMENTS                                      0.05%                   LASALLE            519,168
    84.2      CENTURY HEIGHTS APARTMENTS                               0.09%                   LASALLE            898,560
     85       Georgetown Apartments                                    0.14%      1            LaSalle          1,361,632
     86       Western Crest and Windridge Apartments (2)               0.14%      2            LaSalle          1,355,811
    86.1      WESTERN CREST APARTMENTS                                 0.08%                   LASALLE            792,576
--------------------------------------------------------------------------------------------------------------------------
    86.2      WINDRIDGE APARTMENTS                                     0.06%                   LASALLE            563,235
     87       Imperial Courts MHP                                      0.14%      1            LaSalle          1,323,470
     88       Village Crossing                                         0.12%      1            LaSalle          1,172,766
     89       Arbor Point Apartments                                   0.12%      1            LaSalle          1,172,766
     90       Tallow Briar MHP and Sunset Harbor MHP (2)               0.12%      2            LaSalle          1,172,620
--------------------------------------------------------------------------------------------------------------------------
    90.1      TALLOW BRIAR MHP                                         0.07%                   LASALLE            653,204
    90.2      SUNSET HARBOR MHP                                        0.05%                   LASALLE            519,415
     91       Smith Lake Shores Village                                0.10%      1            LaSalle            997,050

              GENERAL             DETAILED
              PROPERTY            PROPERTY
     ID       TYPE                TYPE              ADDRESS
---------------------------------------------------------------------------------------------------------------------
      5       Multifamily         Conventional      4341 South Riverboat Road
      9       Multifamily         Conventional      Various
     9.1      MULTIFAMILY         CONVENTIONAL      910-930 THIERIOT AVENUE
     9.2      MULTIFAMILY         CONVENTIONAL      945-955 UNDERHILL AVENUE
     11       Multifamily         Conventional      5 Autumn Breeze Way
---------------------------------------------------------------------------------------------------------------------
     14       Multifamily         Conventional      807-993 East Moorhead Circle & 880-999 West Moorhead Circle
     16       Multifamily         Conventional      6800 Interstate -10 Service Road
     17       Multifamily         Conventional      15770 Bellaire Boulevard
     19       Multifamily         Conventional      4510 Tesla Park Drive
     23       Multifamily         Conventional      1100 Oakbridge Parkway
---------------------------------------------------------------------------------------------------------------------
     24       Multifamily         Student Housing   1300 Varsity Lane
     27       Multifamily         Conventional      18704-18705 Mesa Terrace, 14106-14115 Tarhill Court and 18756-18777 Diller Drive
     28       Multifamily         Student Housing   801 Frontage Road
     30       Multifamily         Conventional      921 North Zaragoza Road
     32       Multifamily         Conventional      2840 Warm Springs Road
---------------------------------------------------------------------------------------------------------------------
     37       Mobile Home Park    Mobile Home Park  4101 East U.S. Highway 50
     38       Mobile Home Park    Mobile Home Park  7800 & 7850 Tayloe Drive
     39       Multifamily         Student Housing   2310, 2311 & 2320 Crescent Creek Drive
     42       Multifamily         Conventional      2999 Woodway Drive
     48       Mobile Home Park    Mobile Home Park  North 7271 Lando Street
---------------------------------------------------------------------------------------------------------------------
     49       Multifamily         Conventional      101 Leeward Lane
     51       Multifamily         Conventional      204 East Pointe Lane
     53       Mobile Home Park    Mobile Home Park  150 Fred Lanier Road
     54       Multifamily         Conventional      890 Motsie Road
     56       Mobile Home Park    Mobile Home Park  Various
---------------------------------------------------------------------------------------------------------------------
    56.1      MOBILE HOME PARK    MOBILE HOME PARK  3000 BLUE STAR HIGHWAY
    56.2      MOBILE HOME PARK    MOBILE HOME PARK  6832 MAPLE LANE
     58       Mobile Home Park    Mobile Home Park  2801 Northwest 1st Street and 100 Nance Avenue
     61       Multifamily         Conventional      5528-B Cinderlane Parkway
     34       Multifamily         Conventional      5950 Boca Raton Drive
---------------------------------------------------------------------------------------------------------------------
     64       Multifamily         Conventional      614 North Water Avenue
     65       Multifamily         Conventional      1335 Bradyville Pike
     66       Multifamily         Conventional      220 Fulmer Avenue
     67       Mobile Home Park    Mobile Home Park  11269 Mobile Drive
     35       Multifamily         Conventional      1501 South Magnolia Street
---------------------------------------------------------------------------------------------------------------------
     68       Multifamily         Conventional      1530 Ardsley Street
     69       Mobile Home Park    Mobile Home Park  2320 Eslinger Road
     70       Mobile Home Park    Mobile Home Park  235 Emerald Circle
     71       Multifamily         Conventional      2888 Mogadore Road
     72       Multifamily         Conventional      2350 Blackburn Road Southeast
---------------------------------------------------------------------------------------------------------------------
     73       Mobile Home Park    Mobile Home Park  7410 Old Centreville Road
     74       Mobile Home Park    Mobile Home Park  Various
    74.1      MOBILE HOME PARK    MOBILE HOME PARK  7400 CHIESA ESTATES
    74.2      MOBILE HOME PARK    MOBILE HOME PARK  2500 FORT WORTH DRIVE
     75       Multifamily         Conventional      500 Chapman Pointe Circle
---------------------------------------------------------------------------------------------------------------------
     76       Multifamily         Conventional      47 Jacaranda Cay Court
     77       Mobile Home Park    Mobile Home Park  4400 West Main Street
     78       Mobile Home Park    Mobile Home Park  23750 Carson Drive
     79       Multifamily         Conventional      216 Tudor Circle
     80       Mobile Home Park    Mobile Home Park  251 East Cottonwood Street
---------------------------------------------------------------------------------------------------------------------
     36       Multifamily         Conventional      4700 King Street
     81       Mobile Home Park    Mobile Home Park  1055 North 5th Street
     82       Multifamily         Conventional      1230 South Avenue
     83       Multifamily         Conventional      209 and 217 Elmwood Street; 228 Summer Street
     84       Multifamily         Conventional      Various
---------------------------------------------------------------------------------------------------------------------
    84.1      MULTIFAMILY         CONVENTIONAL      1305 WEST WOODROW ROAD
    84.2      MULTIFAMILY         CONVENTIONAL      1311 AND 1355 WEST WOODROW ROAD
     85       Multifamily         Student Housing   1000 East Grand Avenue
     86       Multifamily         Conventional      Various
    86.1      MULTIFAMILY         CONVENTIONAL      3901 AVENUE O
---------------------------------------------------------------------------------------------------------------------
    86.2      MULTIFAMILY         CONVENTIONAL      5400 COLLEGE AVENUE
     87       Mobile Home Park    Mobile Home Park  5155 Imperial Drive
     88       Multifamily         Conventional      1122 Spring Villa Circle
     89       Multifamily         Conventional      100 Diary Road
     90       Mobile Home Park    Mobile Home Park  Various
---------------------------------------------------------------------------------------------------------------------
    90.1      MOBILE HOME PARK    MOBILE HOME PARK  5500 FM 2004
    90.2      MOBILE HOME PARK    MOBILE HOME PARK  634 NORTH PINE ROAD
     91       Mobile Home Park    Mobile Home Park  9701 East Highway 25

                                                                                     NET    LOAN PER NET
                                                                                RENTABLE   RENTABLE AREA   OCCUPANCY   OCCUPANCY
     ID       CITY                   COUNTY      STATE          ZIP CODE      UNITS/PADS      UNITS/PADS     RATE      AS-OF DATE
----------------------------------------------------------------------------------------------------------------------------------
      5       Taylorsville      Salt Lake        UT               84123              492           Units      96.95%   11/20/2003
      9       Bronx             Bronx            NY               10473              459           Units      97.82%   10/09/2003
     9.1      BRONX             BRONX            NY               10473              252           UNITS      97.22%   10/09/2003
     9.2      BRONX             BRONX            NY               10473              207           UNITS      98.55%   10/09/2003
     11       Winter Park       Orange           FL               32792              432           Units      96.53%   11/27/2003
----------------------------------------------------------------------------------------------------------------------------------
     14       Boulder           Boulder          CO               80305              185           Units      93.51%    12/4/2003
     16       New Orleans       Orleans Parish   LA               70126              644           Units      90.99%    12/9/2003
     17       Houston           Harris           TX               77083              312           Units      96.15%   10/29/2003
     19       Wilmington        New Hanover      NC               28412              288           Units      89.24%   01/23/2004
     23       Lakeland          Polk             FL               33803              302           Units      92.72%   12/15/2003
----------------------------------------------------------------------------------------------------------------------------------
     24       Charlotte         Mecklenburg      NC               28262              384            Beds      97.40%   11/14/2003
     27       Hagerstown        Washington       MD               21742              127           Units      81.89%     1/1/2004
     28       Oxford            Lafayette        MS               38655              176           Units      97.73%   10/17/2003
     30       El Paso           El Paso          TX               79907              468           Units      97.01%   09/22/2003
     32       Columbus          Muscogee         GA               31906              232           Units      99.57%   09/08/2003
----------------------------------------------------------------------------------------------------------------------------------
     37       Garden City       Finney           KS               67846              668            Pads      91.32%   11/01/2003
     38       Manassas          Prince William   VA               20112              178            Pads      98.88%    12/3/2003
     39       Raleigh           Wake             NC               27606               72           Units      93.06%   11/12/2003
     42       Huntsville        Madison          AL               35805              281           Units      90.04%   11/30/2003
     48       Plymouth          Sheboygan        WI               53020              625            Pads      97.12%   11/31/2003
----------------------------------------------------------------------------------------------------------------------------------
     49       Hampstead         Pender           NC               28443              120           Units     100.00%   12/16/2003
     51       East Lansing      Ingham           MI               48823              172           Units      93.02%   09/03/2003
     53       Mocksville        Davie            NC               27028              425            Pads     100.00%   12/31/2003
     54       Biloxi            Harrison         MS               39532              144           Units      97.92%   09/03/2003
     56       Various           Allegan          MI             Various              176            Pads      98.86%   10/30/2003
----------------------------------------------------------------------------------------------------------------------------------
    56.1      DOUGLAS           ALLEGAN          MI               49406               99            PADS      97.98%   10/30/2003
    56.2      FENNVILLE         ALLEGAN          MI               49408               77            PADS     100.00%   10/30/2003
     58       Lincoln           Lancaster        NE               68521              691            Pads      76.70%   10/20/2003
     61       Orlando           Orange           FL               32808              120           Units      93.33%   10/31/2003
     34       Fort Worth        Tarrant          TX               76112              140           Units      92.86%   08/29/2003
----------------------------------------------------------------------------------------------------------------------------------
     64       Gallatin          Sumner           TN               37066               96           Units      92.71%   10/15/2003
     65       Murfreesboro      Rutherford       TN               37130               96           Units      97.92%   10/15/2003
     66       Akron             Summit           OH               44312               80           Units      96.25%   10/31/2003
     67       Fairfax           Fairfax          VA               22030              152            Pads      99.34%   11/25/2003
     35       Woodville         Tyler            TX               75979              100           Units      91.00%   11/12/2003
----------------------------------------------------------------------------------------------------------------------------------
     68       Winston-Salem     Forsyth          NC               27103               96           Units      96.88%   09/30/2003
     69       New Smyrna Beach  Volusia          FL               32168              126            Pads      96.83%   07/30/2003
     70       Dundee            Monroe           MI               48131               80            Pads      96.25%   10/27/2003
     71       Akron             Summit           OH               44312               83           Units      93.98%   10/31/2003
     72       Cleveland         Bradey           TN               37311               96           Units      95.83%   11/30/2003
----------------------------------------------------------------------------------------------------------------------------------
     73       Manassas          Prince William   VA               20111              150            Pads     100.00%    12/3/2003
     74       Various           Various          TX             Various              138            Pads      92.75%   12/03/2003
    74.1      ROWLETT           DALLAS           TX               75030               81            PADS      93.83%   12/03/2003
    74.2      DENTON            DENTON           TX               76205               57            PADS      91.23%   12/03/2003
     75       Dallas            Gaston           NC               28034               76           Units      97.37%   11/30/2003
----------------------------------------------------------------------------------------------------------------------------------
     76       New Smyrna Beach  Volusia          FL               32169               50           Units      98.00%   08/31/2003
     77       Norman            Cleveland        OK               73072              175            Pads      92.00%   11/30/2003
     78       Pioneer           Amador           CA               95666               50            Pads     100.00%   12/31/2003
     79       Portage           Kalamazoo        MI               49024               72           Units      90.28%   12/23/2003
     80       Cottonwood        Yavapai          AZ               86326               68            Pads      97.06%   11/30/2003
----------------------------------------------------------------------------------------------------------------------------------
     36       Greenville        Hunt             TX               75401               80           Units     100.00%   09/30/2003
     81       Jacksonville      Jackson          OR               97530              155            Pads      98.71%   10/31/2003
     82       Barberton         Summit           OH               44203               40           Units      92.50%   11/21/2003
     83       Buffalo           Erie             NY               14222               72           Units     100.00%   10/31/2003
     84       Slaton            Lubbock          TX               79364               85           Units      88.24%   10/01/2003
----------------------------------------------------------------------------------------------------------------------------------
    84.1      SLATON            LUBBOCK          TX               79364               37           UNITS      83.78%   10/01/2003
    84.2      SLATON            LUBBOCK          TX               79364               48           UNITS      91.67%   10/01/2003
     85       Carbondale        Jackson          IL               62901               40           Units      77.50%   09/29/2003
     86       Snyder            Scurry           TX               79549              101           Units      90.10%   11/13/2003
    86.1      SNYDER            SCURRY           TX               79549               53           UNITS      86.79%   11/13/2003
----------------------------------------------------------------------------------------------------------------------------------
    86.2      SNYDER            SCURRY           TX               79549               48           UNITS      93.75%   11/13/2003
     87       New Port Richey   Pasco            FL               34652               84            Pads     100.00%   10/30/2003
     88       Birmingham        Jefferson        AL               35215               56           Units      94.64%   11/30/2003
     89       Mobile            Mobile           AL               36612               56           Units     100.00%   12/31/2003
     90       Various           Galveston        TX             Various              110            Pads      87.27%   11/30/2003
----------------------------------------------------------------------------------------------------------------------------------
    90.1      HITCHCOCK         GALVESTON        TX               77563               58            PADS      89.66%   11/30/2003
    90.2      TEXAS CITY        GALVESTON        TX               77591               52            PADS      84.62%   11/30/2003
     91       Belleview         Marion           FL               34420              272            Pads      67.65%   07/31/2003

                                                                                                   STUDIOS / PADS
                                                                                       -----------------------------------------
              ELEVATOR(S)                          UTILITIES                                #       AVG RENT PER       MAX
     ID        (YES/NO)                          PAID BY TENANT                           UNITS        MO. ($)       RENT ($)
--------------------------------------------------------------------------------------------------------------------------------
      5           No                           Gas, Water, Sewer                                 -               -            -
      9           Yes                                 None                                      26             579            -
     9.1          YES                               ELECTRIC                                     4             502          675
     9.2          YES                               ELECTRIC                                    22             593          832
     11           No                      Electric, Gas, Water, Sewer                            -               -            -
--------------------------------------------------------------------------------------------------------------------------------
     14           No                      Electric, Gas, Water, Sewer                            -               -            -
     16           No                                Electric                                     -               -            -
     17           No                         Electric, Water, Sewer                              -               -            -
     19           No                         Electric, Water, Sewer                              -               -            -
     23           No                                Electric                                     -               -            -
--------------------------------------------------------------------------------------------------------------------------------
     24           No                                Electric                                     -               -            -
     27           No                                Electric                                     -               -            -
     28           No                            Electric, Water                                  -               -            -
     30           No                    Electric, 40% of Water and Sewer                         -               -            -
     32           No                                Electric                                     3             400          400
--------------------------------------------------------------------------------------------------------------------------------
     37           No                      Electric, Gas, Water, Sewer                            -               -            -
     38           No                      Electric, Gas, Water, Sewer                            -               -            -
     39           No                                  None                                       -               -            -
     42           No                                Electric                                     -               -            -
     48           No                                Electric                                     -               -            -
--------------------------------------------------------------------------------------------------------------------------------
     49           No                         Electric, Water, Sewer                             40             395          395
     51           No                                Electric                                     -               -            -
     53           No                                  None                                       -               -            -
     54           No                                Electric                                     -               -            -
     56           No                      Electric, Gas, Water, Sewer                            -               -            -
--------------------------------------------------------------------------------------------------------------------------------
    56.1          NO                      ELECTRIC, GAS, WATER, SEWER                            -               -            -
    56.2          NO                      ELECTRIC, GAS, WATER, SEWER                            -               -            -
     58           No                                  None                                       -               -            -
     61           No                                Electric                                     -               -            -
     34           No                                Electric                                     -               -            -
--------------------------------------------------------------------------------------------------------------------------------
     64           No                                Electric                                     -               -            -
     65           No                                Electric                                     -               -            -
     66           No                                Electric                                     -               -            -
     67           No                      Electric, Gas, Water, Sewer                            -               -            -
     35           No                                Electric                                     -               -            -
--------------------------------------------------------------------------------------------------------------------------------
     68           No                                Electric                                     -               -            -
     69           No                                Electric                                     -               -            -
     70           No                      Electric, Gas, Water, Sewer                            -               -            -
     71           No                                  None                                       1             379          379
     72           No                                Electric                                     -               -            -
--------------------------------------------------------------------------------------------------------------------------------
     73           No                      Electric, Gas, Water, Sewer                            -               -            -
     74           No                                  None                                       -               -            -
    74.1          NO                                  NONE                                       -               -            -
    74.2          NO                                  NONE                                       -               -            -
     75           No                                Electric                                     -               -            -
--------------------------------------------------------------------------------------------------------------------------------
     76           No                              Water, Sewer                                   -               -            -
     77           No                                  None                                       -               -            -
     78           No                         Electric, Water, Sewer                              -               -            -
     79           No                             Electric, Gas                                  24             431          650
     80           No                                Electric                                     -               -            -
--------------------------------------------------------------------------------------------------------------------------------
     36           No                             Electric, Gas                                   4             450          450
     81           No                      Electric, Gas, Water, Sewer                            -               -            -
     82           No                             Electric, Gas                                   -               -            -
     83           No      Studio and 1 bedroom pay none; 2 and 3 bedroom pay Electric and Water 17             425          425
     84           No                            Electric, Water                                  -               -            -
--------------------------------------------------------------------------------------------------------------------------------
    84.1          NO                            ELECTRIC, WATER                                  -               -            -
    84.2          NO                            ELECTRIC, WATER                                  -               -            -
     85           No                         Electric, Water, Sewer                              -               -            -
     86           No                                Electric                                     -               -            -
    86.1          NO                                ELECTRIC                                     -               -            -
--------------------------------------------------------------------------------------------------------------------------------
    86.2          NO                                ELECTRIC                                     -               -            -
     87            0                                Electric                                     -               -            -
     88           No                                Electric                                     -               -            -
     89           No                                Electric                                     -               -            -
     90            0                                Various                                      -               -            -
--------------------------------------------------------------------------------------------------------------------------------
    90.1           0                         ELECTRIC, WATER, SEWER                              -               -            -
    90.2           0                                ELECTRIC                                     -               -            -
     91           No                                Electric                                     -               -            -

                                       1 BEDROOM                                         2 BEDROOM
                          -------------------------------------            -------------------------------------
                               #      AVG RENT PER     MAX                      #       AVG RENT PER    MAX
     ID                      UNITS      MO. ($)     RENT ($)                  UNITS       MO. ($)    RENT ($)
----------------------------------------------------------------------------------------------------------------
      5                           164          655         655                      244         765         775
      9                           125          657           -                      203         686           -
     9.1                           83          640       1,142                      103         670       1,560
     9.2                           42          690       1,043                      100         702       1,290
     11                           155          579         695                      130         695         715
----------------------------------------------------------------------------------------------------------------
     14                            69          793         800                      102       1,051       1,150
     16                           440          462         504                      204         547         559
     17                            32          635         635                      200         702         835
     19                           144          504         560                      144         599         650
     23                           124          580         700                      146         670         715
----------------------------------------------------------------------------------------------------------------
     24                           384          400         400                        -           -           -
     27                             -            -           -                       82         759         840
     28                             -            -           -                      176         670       1,500
     30                           184          387         415                      284         418         450
     32                            69          568         600                      156         635         745
----------------------------------------------------------------------------------------------------------------
     37                             -            -           -                        -           -           -
     38                             -            -           -                        -           -           -
     39                             -            -           -                        -           -           -
     42                           217          340         380                       64         465         505
     48                             -            -           -                        -           -           -
----------------------------------------------------------------------------------------------------------------
     49                             -            -           -                       80         548         560
     51                             7          566         595                      165         657         775
     53                             -            -           -                        -           -           -
     54                             -            -           -                       66         475         475
     56                             -            -           -                        -           -           -
----------------------------------------------------------------------------------------------------------------
    56.1                            -            -           -                        -           -           -
    56.2                            -            -           -                        -           -           -
     58                             -            -           -                        -           -           -
     61                            40          570         570                       80         655         655
     34                            88          376         405                       40         519         566
----------------------------------------------------------------------------------------------------------------
     64                             -            -           -                       64         530         580
     65                             8          481         525                       56         530         595
     66                             -            -           -                       80         540         549
     67                             -            -           -                        -           -           -
     35                            20          410         460                       60         467         505
----------------------------------------------------------------------------------------------------------------
     68                             -            -           -                       88         469         469
     69                             -            -           -                        -           -           -
     70                             -            -           -                        -           -           -
     71                            80          450         474                        2         539         539
     72                             -            -           -                       57         409         500
----------------------------------------------------------------------------------------------------------------
     73                             -            -           -                        -           -           -
     74                             -            -           -                        -           -           -
    74.1                            -            -           -                        -           -           -
    74.2                            -            -           -                        -           -           -
     75                            12          475         475                       48         545         545
----------------------------------------------------------------------------------------------------------------
     76                             -            -           -                       50         645         730
     77                             -            -           -                        -           -           -
     78                             -            -           -                        -           -           -
     79                            24          495         530                       24         566         599
     80                             -            -           -                        -           -           -
----------------------------------------------------------------------------------------------------------------
     36                            72          525         525                        4         575         575
     81                             -            -           -                        -           -           -
     82                            20          499         549                       20         661         704
     83                            39          500         500                       13         635         635
     84                            52          392         420                       33         499         535
----------------------------------------------------------------------------------------------------------------
    84.1                           20          370         370                       17         465         465
    84.2                           32          405         420                       16         535         535
     85                             -            -           -                       26         598         675
     86                            25          430         550                       76         524         550
    86.1                            1          550         550                       52         538         550
----------------------------------------------------------------------------------------------------------------
    86.2                           24          425         425                       24         495         495
     87                             -            -           -                        -           -           -
     88                             8          424         424                       32         504         504
     89                             -            -           -                       24         420         450
     90                             -            -           -                        -           -           -
----------------------------------------------------------------------------------------------------------------
    90.1                            -            -           -                        -           -           -
    90.2                            -            -           -                        -           -           -
     91                             -            -           -                        -           -           -

                                       3 BEDROOM                                        4 BEDROOM
                          -------------------------------------            ------------------------------------
                               #      AVG RENT PER     MAX                      #      AVG RENT PER    MAX
     ID                      UNITS      MO. ($)     RENT ($)                  UNITS      MO. ($)    RENT ($)
---------------------------------------------------------------------------------------------------------------------------
      5                            84          929         935                       -           -           -
      9                           100          781           -                       -           -           -
     9.1                           60          779       1,382                       -           -           -
     9.2                           40          784       1,404                       -           -           -
     11                           147          815         815                       -           -           -
---------------------------------------------------------------------------------------------------------------------------
     14                            14        1,400       1,400                       -           -           -
     16                             -            -           -                       -           -           -
     17                            80          820         845                       -           -           -
     19                             -            -           -                       -           -           -
     23                            32          860         895                       -           -           -
---------------------------------------------------------------------------------------------------------------------------
     24                             -            -           -                       -           -           -
     27                            36          958       1,090                       9       1,209       1,215
     28                             -            -           -                       -           -           -
     30                             -            -           -                       -           -           -
     32                             4          730         730                       -           -           -
---------------------------------------------------------------------------------------------------------------------------
     37                             -            -           -                       -           -           -
     38                             -            -           -                       -           -           -
     39                            72        1,137       1,275                       -           -           -
     42                             -            -           -                       -           -           -
     48                             -            -           -                       -           -           -
---------------------------------------------------------------------------------------------------------------------------
     49                             -            -           -                       -           -           -
     51                             -            -           -                       -           -           -
     53                             -            -           -                       -           -           -
     54                            61          555         555                      17         601         601
     56                             -            -           -                       -           -           -
---------------------------------------------------------------------------------------------------------------------------
    56.1                            -            -           -                       -           -           -
    56.2                            -            -           -                       -           -           -
     58                             -            -           -                       -           -           -
     61                             -            -           -                       -           -           -
     34                            12          585         665                       -           -           -
---------------------------------------------------------------------------------------------------------------------------
     64                            32          606         630                       -           -           -
     65                            32          637         665                       -           -           -
     66                             -            -           -                       -           -           -
     67                             -            -           -                       -           -           -
     35                            20          574         620                       -           -           -
---------------------------------------------------------------------------------------------------------------------------
     68                             8          575         575                       -           -           -
     69                             -            -           -                       -           -           -
     70                             -            -           -                       -           -           -
     71                             -            -           -                       -           -           -
     72                            39          489         540                       -           -           -
---------------------------------------------------------------------------------------------------------------------------
     73                             -            -           -                       -           -           -
     74                             -            -           -                       -           -           -
    74.1                            -            -           -                       -           -           -
    74.2                            -            -           -                       -           -           -
     75                            16          615         615                       -           -           -
---------------------------------------------------------------------------------------------------------------------------
     76                             -            -           -                       -           -           -
     77                             -            -           -                       -           -           -
     78                             -            -           -                       -           -           -
     79                             -            -           -                       -           -           -
     80                             -            -           -                       -           -           -
---------------------------------------------------------------------------------------------------------------------------
     36                             -            -           -                       -           -           -
     81                             -            -           -                       -           -           -
     82                             -            -           -                       -           -           -
     83                             3          635         635                       -           -           -
     84                             -            -           -                       -           -           -
---------------------------------------------------------------------------------------------------------------------------
    84.1                            -            -           -                       -           -           -
    84.2                            -            -           -                       -           -           -
     85                            14          690         820                       -           -           -
     86                             -            -           -                       -           -           -
    86.1                            -            -           -                       -           -           -
---------------------------------------------------------------------------------------------------------------------------
    86.2                            -            -           -                       -           -           -
     87                             -            -           -                       -           -           -
     88                            16          589         589                       -           -           -
     89                            32          500         500                       -           -           -
     90                             -            -           -                       -           -           -
---------------------------------------------------------------------------------------------------------------------------
    90.1                            -            -           -                       -           -           -
    90.2                            -            -           -                       -           -           -
     91                             -            -           -                       -           -           -

FOOTNOTES FOR THE ANNEX A-1

1 GACC -- German American Capital Corporation, ABN AMRO -- ABN AMRO Bank N.V., Chicago Branch, LaSalle -- LaSalle Bank National Association.

2 Annual Debt Service, Monthly Debt Service and DSCR for loans with partial interest-only periods are shown after the expiration of the interest-only period.

3 "Hard" means each tenant transfers its rent directly to the Lock Box Account; "Soft" means each tenant transfers its rent to the related borrower or property manager who then is required to transfer the funds into the Lock Box Account; "Soft at Closing, Springing Hard" means that a Soft Lock Box exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account.

4 For purposes of calculating the Cut-off Date LTV Ratio, LTV Ratio at Maturity, Loan per Net Rentable Area SF/Units and DSCR, the loan amounts used for the Tysons Corner Center Loan, the AFR/Bank of America Portfolio Loan and the Meadows Mall Loan is the aggregate balance of (a) such mortgage loans and (b) the other mortgage loans or portions thereof in the split loan structure that are pari passu in right of payment with such mortgage loans. With respect to the AFR/Bank of America Portfolio Loan, the Underwritten NOI and Underwritten Net Cash Flow do not include income related to the Shadow Occupied Release Space. If such income were included, Underwritten NOI, Underwritten NCF and DSCR would be $55,341,545, $53,645,125, and 2.24x, respectively.

5 For those mortgage loans indicating an Appraisal As-Of Date beyond the Cut-off Date, the Appraised Value and the corresponding Appraisal As-of Date are based on stabilization.

6 Net Rentable Area SF/Units includes square footage for ground lease tenants.

7 Prior to December 18, 2005, up to 13.6% of the AFR/Bank of America Portfolio Whole Loan may be prepaid (subject to a yield charge) in connection with the release of certain designated properties. Defeasance for the AFR/Bank of America Portfolio Whole Loan is permitted on and after December 18, 2005, subject to certain conditions set forth in the loan documents.

8 For purposes of calculating DSCR and Cut-off Date LTV Ratio, the Cut-off Date Balance is calculated after netting out holdback amounts for Shoppes at Grand Prairie, ($1,650,000), Alpha Office Building ($300,000), Fountainview Townhomes ($1,100,000) and Empirian at Winter Park ($3,800,000).

9     The AFR/Bank of America Portfolio Mortgage Loan interest rate is
      5.489117647%.

10    One loan secured by multiple properties.

11 For purposes of calculating Underwritten Net Cash Flow, Underwritten TI/LC has been included at the individual AFR/Bank of America Portfolio property level.

12 The Glenwood Place Portfolio Loan I and Glenwood Place Portfolio Loan II are cross-collateralized and cross-defaulted. The mortgage loan documents permit the mortgage loans to be released from the cross-collateralization and cross-default provisions upon satisfaction of certain conditions, including: (i) each of the crossed mortgage loans maintains an occupancy rate of at least 90% for six consecutive months, and (ii) each of the crossed mortgage loans maintain a minimum DSCR of 1.25x.

13 Lockout for the Tysons Corner Center Loan is the earlier of: a) 24 months from the last securitization of the A-1, A-2, A-3 and A-4 notes to occur or b) 36 months from the closing date.

14 With respect to the mortgage loans that are cross-collateralized and cross-defaulted (other than the mortgage loans known as "Glenwood Place Portfolio Loan I" and "Glenwood Place Portfolio Loan II"), Cut-off Date LTV Ratio, LTV Ratio at Maturity and DSCR were calculated in the aggregate.

FOOTNOTES FOR THE ANNEX A-2

1 GACC -- German American Capital Corporation, ABN AMRO -- ABN AMRO Bank N.V., Chicago Branch, LaSalle -- LaSalle Bank National Association.

2     One loan secured by multiple properties.

                                 CMBS NEW ISSUE
                      STRUCTURAL AND COLLATERAL TERM SHEET

                         -------------------------------

                                  $900,610,000
                       (APPROXIMATE OFFERED CERTIFICATES)

                                  $968,398,042
                     (APPROXIMATE TOTAL COLLATERAL BALANCE)

                                 COMM 2004-LNB2
                         -------------------------------

                               COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATES

                       GERMAN AMERICAN CAPITAL CORPORATION
                        LASALLE BANK NATIONAL ASSOCIATION
                               ABN AMRO BANK N.V.
                              MORTGAGE LOAN SELLERS

                         -------------------------------

-----------------------------------------------------------------------------------------------------------------------
CLASS   APPROX. SIZE    INITIAL PASS-       RATINGS        SUBORDINATION                PRINCIPAL      ASSUMED FINAL
         (FACE)         THROUGH RATE   (S&P/FITCH/DBRS)        LEVELS      WAL (YRS.)  WINDOW (MO.)  DISTRIBUTION DATE
=======================================================================================================================
 A-1     $135,894,000      [   ]%         AAA/AAA/AAA         13.500%        3.90       4/04-12/08       12/10/08
-----------------------------------------------------------------------------------------------------------------------
 A-2     $138,594,000      [   ]%         AAA/AAA/AAA         13.500%        5.50       12/08-12/10      12/10/10
-----------------------------------------------------------------------------------------------------------------------
 A-3     $108,197,000      [   ]%         AAA/AAA/AAA         13.500%        7.50       12/10-8/13       8/10/13
-----------------------------------------------------------------------------------------------------------------------
 A-4     $454,979,000      [   ]%         AAA/AAA/AAA         13.500%        9.80       8/13-3/14        3/10/14
-----------------------------------------------------------------------------------------------------------------------
 B       $ 25,420,000      [   ]%         AA/AA/AA            10.875%        9.98       3/14-3/14        3/10/14
-----------------------------------------------------------------------------------------------------------------------
 C       $  9,684,000      [   ]%         AA-/AA-/AA (low)     9.875%        9.98       3/14-3/14        3/10/14
-----------------------------------------------------------------------------------------------------------------------
 D       $ 19,368,000      [   ]%         A/A/A                7.875%        10.09      3/14-10/15       10/10/15
-----------------------------------------------------------------------------------------------------------------------
 E       $  8,474,000      [   ]%         A-/A-/A (low)        7.000%        13.59      10/15-12/18      12/10/18
-----------------------------------------------------------------------------------------------------------------------

DEUTSCHE BANK SECURITIES                                   ABN AMRO INCORPORATED
Sole Book Running Manager and Co-Lead Manager                    Co-Lead Manager

BANC OF AMERICA SECURITIES LLC       CITIGROUP                MERRILL LYNCH & CO
Co-Manager                          Co-Manager                        Co-Manager

                                -----------------
                                FEBRUARY 18, 2004

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
TRANSACTION FEATURES

o SELLERS:

                                                           NO. OF                CUT-OFF DATE                 %
                  SELLERS                                   LOANS                BALANCE ($)               OF POOL
----------------------------------------------------------------------------------------------------------------------
                  German American Capital Corporation        33                   687,416,676               70.98
----------------------------------------------------------------------------------------------------------------------
                  LaSalle Bank National Association          57                   225,394,294               23.27
----------------------------------------------------------------------------------------------------------------------
                  ABN AMRO Bank N.V., Chicago Branch          1                    55,587,072                5.74
======================================================================================================================
                  TOTAL:                                     91                   968,398,042              100.00
----------------------------------------------------------------------------------------------------------------------

o LOAN POOL:

                  o  Average Cut-off Date Balance: $10,641,737
                  o  Largest Mortgage Loan by Cut-off Date Balance:
                     $147,500,000 (SHADOW RATED AAA/AA/AAA  BY S&P, FITCH AND
                     DBRS)
                  o  Five largest and ten largest loans:
                     40.44% and 53.80% of pool, respectively

o CREDIT STATISTICS:

                  o  Weighted average underwritten DSCR of 1.53x
                  o Weighted average cut-off date LTV ratio of 66.72%; weighted average balloon LTV ratio of 58.01%

o PROPERTY TYPES:

[Data below represents pie chart in the printed piece]

MULTIFAMILY(1)    31.42%
RETAIL            31.63%
MIXED USE          1.51%
INDUSTRIAL         0.86%
OFFICE            34.58%

(1) Consists of Multifamily (26.41%) and Mobile Home Park (5.00%).

o CALL PROTECTION: (AS APPLICABLE)

                  o 88.54% of the pool (Cut-off Date Balance) has a lockout period ranging from 24 to 36 payments from origination, then defeasance.

                  o  2.68% of the pool  (Cut-off  Date  Balance)  has a  lockout
                     period  of  28  payments  from   origination,   then  yield
                     maintenance.

                  o 8.78% of the pool (Cut-off Date Balance) is open to partial prepayment with yield maintenance, then defeasance.

o BOND INFORMATION:

                  o Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $900,610,000 (APPROXIMATE)

                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
OFFERED CERTIFICATES

                                                                                                  ASSUMED FINAL       INITIAL
CLASS       INITIAL CERTIFICATE  SUBORDINATION       RATINGS         AVERAGE        PRINCIPAL     DISTRIBUTION     PASS-THROUGH
                BALANCE(1)          LEVELS      (S&P/FITCH/DBRS) LIFE (YRS.)(2)  WINDOW (MO.)(2)     DATE(2)     RATE (APPROX.)(3)
-----------------------------------------------------------------------------------------------------------------------------------
A-1            $135,894,000        13.500%(6)      AAA/AAA/AAA         3.90        4/04-12/08       12/10/08                 %
-----------------------------------------------------------------------------------------------------------------------------------
A-2            $138,594,000        13.500%(6)      AAA/AAA/AAA         5.50        12/08-12/10      12/10/10
-----------------------------------------------------------------------------------------------------------------------------------
A-3            $108,197,000        13.500%(6)      AAA/AAA/AAA         7.50        12/10-8/13       08/10/13
-----------------------------------------------------------------------------------------------------------------------------------
A-4            $454,979,000        13.500%(6)      AAA/AAA/AAA         9.80         8/13-3/14       03/10/14
-----------------------------------------------------------------------------------------------------------------------------------
B              $ 25,420,000        10.875%          AA/AA/AA           9.98         3/14-3/14       03/10/14
-----------------------------------------------------------------------------------------------------------------------------------
C              $  9,684,000         9.875%      AA-/AA-/AA (low)       9.98         3/14-3/14       03/10/14
-----------------------------------------------------------------------------------------------------------------------------------
D              $ 19,368,000         7.875%            A/A/A           10.09        3/14-10/15       10/10/15
-----------------------------------------------------------------------------------------------------------------------------------
E              $  8,474,000         7.000%        A-/A-/A (low)       13.59        10/15-12/18      12/10/18
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES(4)

                                                                                                  ASSUMED FINAL       INITIAL
CLASS       INITIAL CERTIFICATE  SUBORDINATION       RATINGS         AVERAGE        PRINCIPAL     DISTRIBUTION     PASS-THROUGH
                BALANCE(1)          LEVELS      (S&P/FITCH/DBRS) LIFE (YRS.)(2)  WINDOW (MO.)(2)     DATE(2)     RATE (APPROX.)(3)
-----------------------------------------------------------------------------------------------------------------------------------
X-1(5)         $968,398,042            NA          AAA/AAA/AAA          NA             NA           04/10/28                 %
-----------------------------------------------------------------------------------------------------------------------------------
X-2(5)         $935,698,000            NA          AAA/AAA/AAA          NA             NA           03/10/11
-----------------------------------------------------------------------------------------------------------------------------------
F              $  9,684,000            6.000%   BBB+/BBB+/BBB (high)  14.73        12/18-12/18      12/10/18
-----------------------------------------------------------------------------------------------------------------------------------
G              $ 10,894,000            4.875%      BBB/BBB/BBB        14.73        12/18-12/18      12/10/18
-----------------------------------------------------------------------------------------------------------------------------------
H              $ 10,895,000            3.750%   BBB-/BBB-/BBB (low)    14.73        12/18-12/18      12/10/18
-----------------------------------------------------------------------------------------------------------------------------------
J              $  4,842,000            3.250%   BB+/BB+/BB (high)     14.73        12/18-12/18      12/10/18
-----------------------------------------------------------------------------------------------------------------------------------
K              $  6,052,000            2.625%       BB/BB/BB          14.73        12/18-12/18      12/10/18
-----------------------------------------------------------------------------------------------------------------------------------
L              $  3,632,000            2.250%   BB-/BB-/BB (low)      14.73        12/18-12/18      12/10/18
-----------------------------------------------------------------------------------------------------------------------------------
M              $  4,842,000            1.750%    B+/B+/B (high)       14.73        12/18-12/18      12/10/18
-----------------------------------------------------------------------------------------------------------------------------------
N              $  2,421,000            1.500%         B/B/B           14.73        12/18-1/19       01/10/19
-----------------------------------------------------------------------------------------------------------------------------------
O              $  1,210,000            1.375%     B-/B-/B (low)       14.81         1/19-1/19       01/10/19
-----------------------------------------------------------------------------------------------------------------------------------
P              $ 13,316,042            0.000%       NR/NR/NR          15.55         1/19-4/28       04/10/28

NOTES:

(1) Subject to a permitted variance of plus or minus 5%.

(2) Based on the structuring assumptions, assuming 0% CPR, described in the Prospectus Supplement.

(3) The Class A-1, A-2, A-3 and A-4 Certificates will accrue interest at a fixed rate. The Class B, C, D, E, F, G and H Certificates will each accrue interest at (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage interest rate, (iii) a rate equal to the weighted average net mortgage interest rate less a specified percentage or
    (iv) a rate equal to the weighted average net mortgage interest rate. The Class J, K, L, M, N, O and P will accrue interest at a fixed rate subject to a Net WAC Cap.

(4) Certificates to be offered privately pursuant to Rule 144A and Regulation S.

(5) The Class X Certificates were structured assuming that the AFR/Bank of America Portfolio B Loan absorbs any loss prior to the AFR/Bank of America Portfolio Senior Loans. For more information regarding this loan, see "Description of the Mortgage Pool - Split Loan Structures" in the Prospectus Supplement.

(6) Represents the approximate subordination levels for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.








This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
I. ISSUE CHARACTERISTICS

             ISSUE TYPE:      Public: Classes A-1, A-2, A-3, A-4, B, C, D and E
                              (the "Offered Certificates"). Private (Rule 144A,
                              Regulation S): Classes X-1, X-2, F, G, H, J, K, L,
                              M, N, O and P.

     SECURITIES OFFERED:      $900,610,000 monthly pay, multi-class, sequential
                              pay commercial mortgage REMIC Pass-Through
                              Certificates, consisting of four fixed-rate principal and interest classes (Classes A-1, A-2, A-3 and A-4) and four principal and interest classes (Classes B, C, D and E) which will accrue interest at (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage interest rate, (iii) a rate equal to the weighted average net mortgage interest rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage interest rate.

          MORTGAGE POOL:      The Mortgage Pool consists of 91 mortgage loans
                              with an aggregate balance as of the Cut-Off Date of $968,398,042. The mortgage loans are secured by 255 properties located throughout 32 states and the District of Columbia.

                SELLERS: German American Capital Corporation ("GACC"); LaSalle Bank National Association ("LaSalle"); and ABN AMRO Bank N.V., Chicago Branch ("ABN AMRO Bank")

             BOOKRUNNER:      Deutsche Bank Securities Inc.

       CO-LEAD MANAGERS:      Deutsche Bank Securities Inc. and ABN AMRO
                              Incorporated.

            CO-MANAGERS:      Banc of America Securities LLC, Citigroup Global
                              Markets Inc. and Merrill Lynch, Pierce, Fenner &
                              Smith Incorporated

        MASTER SERVICER:      GMAC Commercial Mortgage Corporation, a California
                              corporation, with respect to all of the mortgage loans other than two mortgage loans known as the AFR/Bank of America Portfolio Loan and the Meadows
                              Mall Loan (collectively, the "Non-Serviced
                              Mortgage Loans").

       SPECIAL SERVICER:      Lennar Partners, Inc., a Florida corporation, with
                              respect to all of the mortgage loans other than the Non-Serviced Mortgage Loans.

                TRUSTEE:      Wells Fargo Bank, N.A.

     BOND ADMINISTRATOR:      LaSalle Bank National Association.

           CUT-OFF DATE:      March 1, 2004

  EXPECTED CLOSING DATE:      On or about March ___, 2004.

     DISTRIBUTION DATES:      The 10th day of each month or, if such 10th day is
                              not a business day, the business day immediately following such 10th day, beginning in April 2004.

  MINIMUM DENOMINATIONS:      $10,000 for the Offered Certificates and in
                              multiples of $1 thereafter.

       SETTLEMENT TERMS:      DTC, Euroclear and Clearstream, same day funds,
                              with accrued interest.

     ERISA/SMMEA STATUS:      Classes A-1, A-2, A-3, A-4, B, C, D and E are
                              expected to be ERISA eligible. No Class of Certificates is SMMEA eligible.

        RATING AGENCIES:      The Offered Certificates will be rated by Standard
                              & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("S&P"), Fitch, Inc.
                              ("Fitch") and Dominion Bond Rating Service Limited
                              ("DBRS").

           RISK FACTORS:      THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT
                              BE SUITABLE FOR ALL INVESTORS. SEE THE "RISK
                              FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT AND
                              THE "RISK FACTORS" SECTION OF THE PROSPECTUS.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2


--------------------------------------------------------------------------------
II. STRUCTURE CHARACTERISTICS

The Class A-1, A-2, A-3 and A-4 Certificates will accrue interest at a fixed rate. The Class B, C, D, E, F, G and H Certificates will each accrue interest at
(i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage interest rate, (iii) a rate equal to the weighted average net mortgage interest rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage interest rate. The Class J, K, L, M, N, O and P will accrue interest at a fixed rate subject to a Net WAC Cap. The Class X-1 and X-2 Certificates will accrue interest at a variable rate.

                                Class X-1, X-2(1)

              [Data below represents Diagram in the printed piece]

                                [Graphic Omitted]

Class A-1           AAA/AAA/AAA              $135.9MM
                        []%

Class A-2           AAA/AAA/AAA              $138.6MM
                        []%

Class A-3           AAA/AAA/AAA              $108.2MM
                        []%

Class A-4           AAA/AAA/AAA              $455.0MM
                        []%

  Class B            AA/AA/AA                $25.4MM
                        []%

  Class C          AA-/AA-/AA (LOW)          $9.7MM
                        []%

  Class D            A/A/A (LOW)             $19.4MM
                        []%

  Class E           A-/A-/A (LOW)            $8.5MM
                        []%

  Class F(1)     BBB+/BBB+/BBB (HIGH)        $9.7MM
                        []%

  Class G(1)         BBB/BBB/BBB)            $10.9MM
                        []%

  Class H(1)     BBB-/BBB-/BBB (LOW)         $10.9MM
                        []%

  Class J(1)       BB+/BB+/BB (HIGH)         $4.8MM
                        []%

  Class K(1)          BB/BB/BB               $6.1MM
                        []%

  Class L(1)       BB-/BB-/BB (LOW)          $3.6MM
                        []%

Class M-P(1)      B+/B+/B (HIGH) TO NR       $21.8MM
                        []%
                    NR=Not Rated

(1) Offered privately pursuant to Rule 144A and Regulation S.

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS AND PROSPECTUS SUPPLEMENT.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
III. FULL COLLATERAL CHARACTERISTICS

CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
                                  NO. OF           AGGREGATE
                                 MORTGAGE        CUT-OFF DATE         % OF
                                  LOANS           BALANCE ($)         POOL
--------------------------------------------------------------------------------
 997,050-1,999,999                  20             29,794,752          3.08
 2,000,000-2,999,999                14             35,810,549          3.70
 3,000,000-3,999,999                 7             24,396,874          2.52
 4,000,000-5,999,999                19             95,322,307          9.84
 7,000,000-9,999,999                 9             76,279,489          7.88
 10,000,000-14,999,999               7             90,109,216          9.30
 15,000,000-29,999,999               9            195,097,783         20.15
 30,000,000-49,999,999               2             65,000,000          6.71
 50,000,000-69,999,999               2            124,087,072         12.81
 70,000,000--147,500,000             2            232,500,000         24.01
--------------------------------------------------------------------------------
 TOTAL                              91            968,398,042        100.00
--------------------------------------------------------------------------------
 Min: 997,050                Max: 147,500,000    Average: 10,641,737
--------------------------------------------------------------------------------


STATE
--------------------------------------------------------------------------------
                                  NO. OF           AGGREGATE
                                 MORTGAGE        CUT-OFF DATE         % OF
                                PROPERTIES        BALANCE ($)         POOL
--------------------------------------------------------------------------------
Virginia                            10            159,071,194         16.43
District Of Columbia                 2             80,800,000          8.34
Florida                             39             75,778,462          7.83
North Carolina                      17             69,505,715          7.18
New York                             5             67,483,123          6.97
Texas                               29             67,190,981          6.94
Utah                                 3             61,433,164          6.34
California                          54             59,552,370          6.15
Nevada                               3             55,990,140          5.78
Illinois                             4             43,464,733          4.49
Washington                          17             38,251,788          3.95
Michigan                             6             31,882,812          3.29
Pennsylvania                         2             26,468,145          2.73
Other States (a)                    64            131,525,415         13.58
--------------------------------------------------------------------------------
 TOTAL                             255            968,398,042        100.00
--------------------------------------------------------------------------------
 (a) Includes 20 states.


PROPERTY TYPE
--------------------------------------------------------------------------------
                                  NO. OF           AGGREGATE
                                 MORTGAGE        CUT-OFF DATE         % OF
                                PROPERTIES        BALANCE ($)         POOL
--------------------------------------------------------------------------------
 Office                            139            334,850,585         34.58
 Retail                             13            306,331,612         31.63
   ANCHORED                         11            297,351,278         30.71
   SHADOW ANCHORED                   2              8,980,334          0.93
 Multifamily                        62            304,251,002         31.42
   MULTIFAMILY                      41            255,784,941         26.41
   MOBILE HOME PARK                 21             48,466,061          5.00
 Mixed Use                          39             14,666,006          1.51
 Industrial                          2              8,298,837          0.86
--------------------------------------------------------------------------------
 TOTAL                             255            968,398,042        100.00
--------------------------------------------------------------------------------


MORTGAGE RATE (%)
--------------------------------------------------------------------------------
                                  NO. OF           AGGREGATE
                                 MORTGAGE        CUT-OFF DATE         % OF
                                  LOANS           BALANCE ($)         POOL
--------------------------------------------------------------------------------
 4.930%-4.999%                       2             40,911,302          4.22
 5.000%-5.249%                       6            214,369,071         22.14
 5.250%-5.449%                      10             93,133,367          9.62
 5.450%-5.749%                      18            292,331,144         30.19
 5.750%-5.999%                      31            192,917,550         19.92
 6.000%-6.449%                      23            132,000,655         13.63
 6.450%-6.780%                       1              2,734,953          0.28
--------------------------------------------------------------------------------
 TOTAL                              91            968,398,042        100.00
--------------------------------------------------------------------------------
 Min: 4.930                 Max: 6.780                       Average: 5.583
--------------------------------------------------------------------------------


ORIGINAL TERM TO STATED MATURITY (MOS)(a)
--------------------------------------------------------------------------------
                                  NO. OF           AGGREGATE
                                 MORTGAGE        CUT-OFF DATE         % OF
                                  LOANS           BALANCE ($)         POOL
--------------------------------------------------------------------------------
 60                                 14            164,713,874         17.01
 61-80                               1              9,968,304          1.03
 81-100                              9            101,253,629         10.46
 101-120                            62            583,612,185         60.27
 121 -180                            4            106,115,098         10.96
 281-293                             1              2,734,953          0.28
--------------------------------------------------------------------------------
 TOTAL                              91            968,398,042        100.00
--------------------------------------------------------------------------------
 Min: 60       Max: 293    Average: 112
--------------------------------------------------------------------------------
 (a) Calculated with respect to the anticipated repayment date for one mortgage loan, representing 0.48% of outstanding pool balance as of the cut-off date.

REMAINING TERM TO STATED MATURITY (MOS)(a)

--------------------------------------------------------------------------------
                                  NO. OF           AGGREGATE
                                 MORTGAGE        CUT-OFF DATE         % OF
                                  LOANS           BALANCE ($)         POOL
--------------------------------------------------------------------------------
 55-59                              14            164,713,874         17.01
 60-84                              10            111,221,933         11.49
 85-114                              3             62,020,698          6.40
 115-119                            55            350,566,035         36.20
 120-139                             5            191,000,000         19.72
 140-199                             3             86,140,549          8.90
 200-289                             1              2,734,953          0.28
--------------------------------------------------------------------------------
 TOTAL                              91            968,398,042        100.00
--------------------------------------------------------------------------------
 Min: 55                      Max: 289                         Average: 109
--------------------------------------------------------------------------------
 (a) Calculated with respect to the anticipated repayment date for one mortgage loan, representing 0.48% of outstanding pool balance as of the cut-off date.


LOANS WITH RESERVE REQUIREMENTS(a)
--------------------------------------------------------------------------------
                                  NO. OF           AGGREGATE
                                 MORTGAGE        CUT-OFF DATE         % OF
                                  LOANS           BALANCE ($)         POOL
--------------------------------------------------------------------------------
 Replacement                        84            680,800,845         70.30
 TI/LC(b)                           28            432,250,881         65.08
 Insurance                          86            755,142,164         77.98
 Tax                                85            751,801,883         77.63
 Engineering                        40            575,003,076         59.38
 Other                              25            391,812,661         40.46
--------------------------------------------------------------------------------
 (a) Includes upfront or on-going reserves.

 (b) Based only on portion of mortgage pool secured by retail, office and industrial properties.


CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(a)(b)
--------------------------------------------------------------------------------
                                  NO. OF           AGGREGATE
                                 MORTGAGE        CUT-OFF DATE         % OF
                                  LOANS           BALANCE ($)         POOL
--------------------------------------------------------------------------------
 25.59%- 29.99%                      1              1,995,879          0.21
 30.00%-39.99%                       4              8,431,068          0.87
 40.00%-49.99%                       1             85,000,000          8.78
 50.00%-59.99%                       2            152,518,559         15.75
 60.00%-69.99%                      19            263,890,873         27.25
 70.00%-74.99%                      28            215,617,833         22.27
 75.00%--80.00%                     36            240,943,830         24.88
--------------------------------------------------------------------------------
 TOTAL                              91            968,398,042        100.00
--------------------------------------------------------------------------------
 Min: 25.59                 Max: 80.00                       Average: 66.72
--------------------------------------------------------------------------------

 (a) Calculated on loan balances after netting out a holdback amount for four loans (6.47% of the outstanding pool balance as of the cut-off date).

 (b) In the case of three mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the mortgage loans that are not included in the Trust but are PARI PASSU in right of payment with the mortgage loans included in the Trust.


LOAN-TO-VALUE RATIO AT MATURITY (%)(a)
--------------------------------------------------------------------------------
                                  NO. OF           AGGREGATE
                                 MORTGAGE        CUT-OFF DATE         % OF
                                  LOANS           BALANCE ($)         POOL
--------------------------------------------------------------------------------
 0.00%-29.99%                        3              6,177,878          0.64
 30.00%-39.99%                       4             91,984,022          9.50
 40.00%-49.99%                       1            147,500,000         15.23
 50.00%-59.99%                      24            223,630,819         23.09
 60.00%-69.99%                      48            373,767,119         38.60
 70.00%-75.30%                      11            125,338,205         12.94
--------------------------------------------------------------------------------
 TOTAL                              91            968,398,042        100.00
--------------------------------------------------------------------------------
 Min: 0.00                  Max: 75.30                       Average: 58.01
--------------------------------------------------------------------------------
 (a) In the case of three mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the mortgage loans that are not included in the Trust but are PARI PASSU in right of payment with the mortgage loans included in the Trust.


DEBT SERVICE COVERAGE RATIOS (X)(a)(b)
--------------------------------------------------------------------------------
                                  NO. OF           AGGREGATE
                                 MORTGAGE        CUT-OFF DATE         % OF
                                  LOANS           BALANCE ($)         POOL
--------------------------------------------------------------------------------
 1.16x+-1.19x                        1              2,734,953          0.28
 1.20x+-1.29x                       14            202,592,819         20.92
 1.30x+-1.39x                       31            267,008,694         27.57
 1.40x+-1.49x                       22            117,777,101         12.16
 1.50x+-1.59x                        9             49,619,052          5.12
 1.60x+-1.74x                        6             80,109,880          8.27
 1.75x+-1.99x                        3            238,128,597         24.59
 2.00x+-2.49x                        1                997,050          0.10
 2.50x+-4.19x                        4              9,429,897          0.97
--------------------------------------------------------------------------------
 TOTAL                              91            968,398,042        100.00
--------------------------------------------------------------------------------
 Min: 1.16     Max: 4.19  Average: 1.53
--------------------------------------------------------------------------------
 (a) Calculated on loan balances after netting out a holdback amount for four loans (6.47% of the outstanding pool balance as of the cut-off date).

 (b) In the case of three mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the mortgage loans that are not included in the Trust but are PARI PASSU in right of payment with the mortgage loans included in the Trust.




All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of columns may not match "Total" due to rounding.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
IV. LARGE LOAN DESCRIPTIONS
                                                           TEN LARGEST LOANS

                                                                    PROPERTY            CUT-OFF DATE
NO.  PROPERTY NAME                  CITY              STATE           TYPE                 BALANCE    % OF POOL   UNITS/SF
------------------------------------------------------------------------------------------------------------------------------
1.   Tysons Corner Center           McLean             VA      Super Regional Mall      $147,500,000  15.23%     1,554,116

------------------------------------------------------------------------------------------------------------------------------
2.   AFR/Bank of America Portfolio  Various          Various   Office                     85,000,000   8.78%     7,774,995

------------------------------------------------------------------------------------------------------------------------------
3.   The Watergate/
     600 New Hampshire Avenue       Washington         DC      CBD Office                 68,500,000   7.07%       281,898

------------------------------------------------------------------------------------------------------------------------------
4.   Meadows Mall                   Las Vegas          NV      Regional Mall              55,587,072   5.74%       312,210

------------------------------------------------------------------------------------------------------------------------------
5.   Fairstone at Riverview         Taylorsville       UT      Multifamily                35,000,000   3.61%           492

------------------------------------------------------------------------------------------------------------------------------
6.   321 West 44th Street           New York           NY      CBD Office                 30,000,000   3.10%       212,364

------------------------------------------------------------------------------------------------------------------------------
7.   Wenatchee Valley Mall          East Wenatchee     WA      Regional Mall              26,000,000   2.68%       340,406

8.   Shoppes at Grand Prairie       Peoria             IL      Retail                     25,974,625   2.68%       154,539

------------------------------------------------------------------------------------------------------------------------------
9.   Wiener Portfolio III           Bronx              NY      Multifamily                23,911,302   2.47%           459

------------------------------------------------------------------------------------------------------------------------------
10.  1401 Enclave Parkway           Houston            TX      Office                     23,549,204   2.43%       207,435

------------------------------------------------------------------------------------------------------------------------------
     TOTAL/WEIGHTED AVERAGES                                                            $521,022,203  53.80%

------------------------------------------------------------------------------------------------------------------------------


                                      LOAN PER                 CUT-OFF       BALLOON
NO.  PROPERTY NAME                     UNIT/SF      DSCR(1)  DATE LTV (1)    LTV(1)
--------------------------------------------------------------------------------------
1.   Tysons Corner Center                 218.77       1.88x    52.31%      45.14%

--------------------------------------------------------------------------------------
2.   AFR/Bank of America Portfolio         43.73       1.92x    47.24%      39.64%

-------------------------------------------------------------------------------------
3.   The Watergate/
     600 New Hampshire Avenue             243.00       1.31x    64.32%      52.01%

--------------------------------------------------------------------------------------
4.   Meadows Mall                         356.09       1.74x    63.97%      53.76%

--------------------------------------------------------------------------------------
5.   Fairstone at Riverview            71,138.21       1.25x    79.37%      74.76%

--------------------------------------------------------------------------------------
6.   321 West 44th Street                 141.27       1.32x    74.63%      66.00%

--------------------------------------------------------------------------------------
7.   Wenatchee Valley Mall                 76.38       1.49x    68.42%      62.46%

8.   Shoppes at Grand Prairie             168.08       1.28x    73.71%      73.25%

--------------------------------------------------------------------------------------
9.   Wiener Portfolio III              52,094.34       1.21x    73.35%      67.93%

--------------------------------------------------------------------------------------
10.  1401 Enclave Parkway                 113.53       1.51x    68.06%      63.47%

--------------------------------------------------------------------------------------
     TOTAL/WEIGHTED AVERAGES                           1.63X    60.96%      53.40%

--------------------------------------------------------------------------------------

















(1) For purposes of calculating Cut-Off Date LTV Ratio, Balloon LTV Ratio and DSCR, the loan amount used for the Tysons Corner Center Loan, the AFR/Bank of America Portfolio Loan and the Meadows Mall Loan is the principal balance of the Mortgage Loan included in the trust together with their respective companion loans that are pari passu to the subject Mortgage Loans.




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
V. COLLATERAL DESCRIPTION

                  PARI PASSU AND SUBORDINATE COMPANION LOANS(1)

NO.  PROPERTY NAME                   A-NOTE BALANCES       TRANSACTION             SERVICER(2)           LOAN SPECIAL SERVICER(3)
-----------------------------------------------------------------------------------------------------------------------------------
1.   Tysons Corner Center             $147,500,000       COMM 2004-LNB2         GMAC Commercial           Lennar Partners, Inc.*
                                                                              Mortgage Corporation*

                                       $95,000,000             TBD                     --                           --
                                       $35,000,000             TBD                     --                           --
                                       $62,500,000             TBD                     --                           --

-----------------------------------------------------------------------------------------------------------------------------------
2.   AFR/Bank of America Portfolio    $100,000,000        GMAC 2003-C3          GMAC Commercial        Midland Loan Services, Inc.*
                                                                              Mortgage Corporation*

                                       $75,000,000        GECMC 2004-C1                --
                                       $85,000,000       COMM 2004-LNB2                --
                                       $80,000,000             TBD                     --                           --


-----------------------------------------------------------------------------------------------------------------------------------
3.   Meadows Mall                      $55,587,072      Wachovia 2003-C9         Wachovia Bank,           Lennar Partners, Inc.*
                                       $55,587,072       COMM 2004-LNB2       National Association*

-----------------------------------------------------------------------------------------------------------------------------------

NO.  PROPERTY NAME                          B-NOTE BALANCE
--------------------------------------------------------------
1.   Tysons Corner Center



                                                 None


---------------------------------------------------------------
2.   AFR/Bank of America Portfolio




                                               $100,000,000
                                             (BBB-/Baa3/BBB-
                                                 by S/M/F)

---------------------------------------------------------------
3.   Meadows Mall
                                                   None

---------------------------------------------------------------



* Denotes lead servicer or special servicer, as applicable.



-------------------
(1) Does not include one mortgage loan with a subordinate companion loan:
    Walgreens-Riverside ($4,637,107 mortgage loan and $560,811 subordinate loan).

(2) The AFR/Bank of America Portfolio Loan will initially be serviced by GMAC Commercial Mortgage Corporation, pursuant to a separate pooling and servicing agreement. The Meadows Mall Loan will initially be serviced by Wachovia Bank National Association, pursuant to a separate pooling and servicing agreement.

(3) The AFR/Bank of America Portfolio Loan will initially be specially serviced by Midland Loan Services, Inc., pursuant to a separate pooling and servicing agreement. The Meadows Mall Loan will initially be specially serviced by Lennar Partners, Inc., pursuant to a separate pooling and servicing agreement.




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                           $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE $147,500,000
                              TYSONS CORNER CENTER          DSCR:   1.88x
                                                            LTV:    52.31%
--------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE $147,500,000
                              TYSONS CORNER CENTER          DSCR:   1.88x
                                                            LTV:    52.31%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

              LOAN SELLER:   GACC

             LOAN PURPOSE:   Refinance

             SHADOW RATING
         (S&P/FITCH/DBRS):   AAA/AA/AAA

     ORIGINAL TMA BALANCE:   $147,500,000(1)

      CUT-OFF TMA BALANCE:   $147,500,000(1)

         % BY INITIAL UPB:   15.23%

            INTEREST RATE:   5.2240%

             PAYMENT DATE:   1st of each month

       FIRST PAYMENT DATE:   April 1, 2004

            MATURITY DATE:   March 1, 2014

             AMORTIZATION:   Interest only through the payment date occurring on
                             March 1, 2006, and thereafter monthly amortization on a 30-year schedule.

          CALL PROTECTION:   Lockout until the earlier of: a) 24 months from the
                             last securitization of the A-1, A-2, A-3 and A-4 notes to occur, or b) 36 months from origination, then defeasance is permitted. On and after September 1, 2013, prepayment can be made without penalty.

                  SPONSOR: Wilmorite Properties, Inc. and the Alaska Permanent Fund Corporation

                BORROWERS:   Tysons Corner Holdings LLC and Tysons Corner
                             Property Holdings LLC

          PARI PASSU DEBT:   $192,500,000(1)

         SUBORDINATE DEBT:   None

                  LOCKBOX:   Hard

         INITIAL RESERVES:   Engineering: $478,664

        MONTHLY RESERVES(2): Tax:         $489,126

                             Insurance:   $83,507

                             TI/LC        $56,562

                             Replacement: $14,140
                             Ground Rent: $101,000

--------------------------------------------------------------------------------
1. The subject $147,500,000 represents the A-1 note in a $340,000,000 loan. The A-2, A-3 and A-4 notes are pari passu and are not included in the Trust. All numbers under the heading "Financial Information" are based on the combined A-1, A-2, A-3 and A-4 notes.

2. Monthly reserves will only be collected in any period following a quarterly test on which the DSCR declines below 1.45x and ending on the last day of the third consecutive month on which the DSCR equals or exceeds 1.45x.

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------
      LOAN BALANCE/SQ. FT.:  $218.77

   BALLOON BALANCE/SQ. FT.:  $188.80

                       LTV:  52.31%

               BALLOON LTV:  45.14%

                      DSCR:  1.88x

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

    SINGLE ASSET/PORTFOLIO:  Single Asset

             PROPERTY TYPE:  Super Regional Mall

                COLLATERAL:  Fee simple and leasehold interests in a
                             super-regional mall

                  LOCATION:  McLean, VA

      YEAR BUILT/RENOVATED:  1968, 1988/2003

   MORTGAGED COLLATERAL SF:  1,554,116 sq. ft.

            TOTAL MALL SF:   1,873,616 sq. ft.

       PROPERTY MANAGEMENT:  An affiliate of the Borrowers

              OVERALL MALL
        OCCUPANCY (9/1/03):  98.1%(3)

              UNDERWRITTEN
             NET CASH FLOW:  $42,224,855

           APPRAISED VALUE:  $650,000,000

            APPRAISAL DATE:  August 25, 2003
--------------------------------------------------------------------------------
3. Occupancy calculated including the four anchors and excluding the vacant JC Penney building, which is part of the contemplated expansion plan.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE $147,500,000
                              TYSONS CORNER CENTER          DSCR:   1.88x
                                                            LTV:    52.31%
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
 TENANTS                RATINGS (S/M/F)     LEASE AREA (SF)  % OF TOTAL GLA    LEASE EXPIRATION 2002   TOTAL SALES  2002 SALES PSF
----------------------------------------------------------------------------------------------------------------------------------
 Bloomingdale's         BBB+/Baa1/BBB+(4)       255,888           13.7%            7/22/2008             $56.8MM         $222
----------------------------------------------------------------------------------------------------------------------------------
 Hecht's                BBB+/Baa1/BBB+(5)       237,076           12.7%            7/24/2008             $86.2MM         $364
----------------------------------------------------------------------------------------------------------------------------------
 Nordstrom(6)              A-/Baa1/-            200,000           10.7%            4/15/2025            $104.4MM         $522
----------------------------------------------------------------------------------------------------------------------------------
 Lord & Taylor(7)       BBB+/Baa1/BBB+(5)       119,500           6.4%             1/31/2006             $28.0MM         $234
----------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WA                                       812,464           43.4%                                 $275.4MM         $339
----------------------------------------------------------------------------------------------------------------------------------

4. Ratings of parent company, Federated Department Stores, Inc. (Federated Department Stores, Inc. has not guaranteed the lease).

5.  Ratings of parent company, The May Department Stores Co.

6. Nordstrom operates under a ground lease, which expires April 15, 2025, with 12 five-year renewal options. 7. Lord & Taylor operates under a ground lease, which expires January 31, 2006, with 10 five-year renewal options.

--------------------------------------------------------------------------------
                           2002 SALES PSF           OCC. COST AS % OF SALES
--------------------------------------------------------------------------------
 IN-LINE TENANTS               $597                          13.8%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                          MAJOR IN-LINE TENANTS
--------------------------------------------------------------------------------------------------------------------------------
 TENANTS                RATINGS (S/M/F)     LEASE AREA (SF)  % OF TOTAL GLA    LEASE EXPIRATION     NET RENT      2002 SALES/SF
--------------------------------------------------------------------------------------------------------------------------------
 LL Bean                     -/-/-              75,778            4.0%             5/31/2020         $45.63           $293
--------------------------------------------------------------------------------------------------------------------------------
 Circuit City                -/-/-              28,000            1.5%             1/31/2005         $20.28           $998
--------------------------------------------------------------------------------------------------------------------------------
 H & M                       -/-/-              15,880            0.8%             4/30/2013         $27.83            N/A
--------------------------------------------------------------------------------------------------------------------------------
 Foot Locker, Lady's Kid's   -/-/-              14,471            0.8%             1/31/2010         $32.00           $298
--------------------------------------------------------------------------------------------------------------------------------
 The Gap(8)              BB+/Ba3/BB-(8)         14,000            0.7%             9/30/2007         $56.00           $501
--------------------------------------------------------------------------------------------------------------------------------
 Banana Republic(8)      BB+/Ba3/BB-(8)         13,116            0.7%             5/31/2005         $58.25           $730
---------------------------------------------------------------------------------------------------------------------------
 Restoration Hardware        -/-/-              12,889            0.7%             1/15/2010         $35.00           $466
--------------------------------------------------------------------------------------------------------------------------------
 Express9                BBB+/Baa1/-(9)         12,081            0.6%             1/31/2014         $46.00           $342
--------------------------------------------------------------------------------------------------------------------------------
 Abercrombie & Fitch         -/-/-              10,828            0.6%             1/31/2006         $40.00           $398
--------------------------------------------------------------------------------------------------------------------------------
 The Limited(9)          BBB+/Baa1/-(9)         10,662            0.6%             1/31/2006         $42.50          $1,091
--------------------------------------------------------------------------------------------------------------------------------
 Talbots                     -/-/-              10,567            0.6%             1/31/2015         $56.24           $649
--------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE                         218,272           11.6%                              $41.07          $514(10)
--------------------------------------------------------------------------------------------------------------------------------

8.  Ratings of parent company, The Gap Inc.

9.  Ratings of parent company, Limited Brands.

10. Weighted average calculation does not include H&M.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE $147,500,000
                              TYSONS CORNER CENTER          DSCR:   1.88x
                                                            LTV:    52.31%
--------------------------------------------------------------------------------

THE LOAN. The Tysons Corner Center loan is secured by a first mortgage on 1,554,116 sq. ft. of retail space located in McLean, Virginia. The collateral comprises the major portion of the larger 1,873,616 sq. ft. Tysons Corner Center super regional mall. While the mortgaged property includes the underlying fee interest in the land on which the Nordstrom and Lord & Taylor stores are located, those two anchors own their own stores.

The whole loan is a $340 million loan that is shadow rated AAA/AA/AAA by S&P, Fitch and DBRS, respectively. The whole loan is comprised of four pari passu senior notes. The A-2, A-3 and A-4 notes will not be included in the COMM 2004-LNB2 trust. Based on a $650MM appraised value, there is $310MM of implied equity in the property.

THE BORROWERS. Each borrower, Tysons Corner Property Holdings LLC and Tysons Corner Holdings LLC, is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained. The sponsorship of the loan is a joint venture between Wilmorite Properties, Inc. (50%) and the Alaska Permanent Fund Corporation (50%).

   WILMORITE PROPERTIES, INC. (WILMORITE), a leading commercial real estate development and management company, is one of the largest shopping center owners and managers in the United States. Organized as a private REIT, the company, through its operating partnership, Wilmorite Holdings, L.P., owns and manages fourteen regional enclosed shopping malls and two open-air regional shopping centers. In total, the portfolio encompasses more than 15 million square feet of retail space and is located in eight states. Additionally, Wilmorite, Inc. is an affiliated construction management company that is one of the largest construction companies in upstate New York. J.P. Wilmot founded the company in 1950 and during the last 50 plus years the company has developed retail, office, hotel and residential real estate. In 1967, Wilmorite built Greece Ridge Mall, one of the first enclosed regional malls in New York State. Since that time, Wilmorite's core business has become regional mall development and management. Shopping Center World ranks Wilmorite in the top 30 of retail owners and managers in the United States. Wilmorite also has been involved with many other non-retail projects such as the development and construction of the Rochester Convention Center and Hyatt Hotel, and the Monroe County International Airport. In the last ten years, Wilmorite has developed over 8 million square feet of commercial real estate.

   Wilmorite is a repeat sponsor of a previous Deutsche Bank borrower.

   The ALASKA PERMANENT FUND CORPORATION is the manager of a $25 billion fund that was established as a public trust in 1976 by a voter-approved amendment to the Alaska Constitution. The fund's portfolio is comprised of 53% equity, 37% fixed income and 10% real estate. A six member, governor-appointed board of trustees is responsible for managing the corporation. The fund's real estate portfolio consists of 58 properties and also includes a portfolio of REIT stocks. Of the approximately $2.2 billion real estate fund, 65% is comprised of direct investments in real estate properties. The fund is diversified across four property types: 24% office, 17% retail, 16% residential and 8% industrial. Additionally, the properties are diversified geographically throughout the East, West, Mid-West and Southern regions of the United States, with two properties located in Alaska.

THE PROPERTY. The Tysons Corner Center loan collateral encompasses 1,554,116 sq. ft. of retail space, consisting of the major portion of a 1,837,616 sq. ft. super-regional mall. Located in McLean, Virginia and originally constructed in 1968, the property was redeveloped to its current format in 1988. Tysons Corner Center had comparable in-line sales of $597 psf and total gross sales of over $615 million in 2002 (placing it in the top 1% of all malls in the U.S.). Current anchor tenants at Tyson's Corner Center are: Bloomingdale's, Hecht's, Lord & Taylor and Nordstrom. The Hecht's and Nordstrom department stores are reportedly among the top performing stores in their respective chains. According to the appraiser, Tysons Corner Center is considered the region's dominant mall and its location is highly regarded by retailers and shoppers alike.

Tysons Corner Center was one of the first fully enclosed, climate controlled shopping centers in the Washington metropolitan area. Due to the tenant mix and location, the mall draws customers from a multi-state area. Developed by the Lerner Corporation, the mall originally consisted of 1.2 million square feet. After a $165 million renovation, which was completed in 1988, the mall now contains over 1.8 million sq. ft. and has two levels, four department stores, and more than 210 stores, restaurants, and eateries.

The loan documents for the Tysons Corner Center Loan permit the borrowers to renovate and expand a portion of the mall at their own expense. Construction of the project is underway and is expected to be completed on or before the fourth quarter of 2005. The scope of work approved under the loan documents, if completed, will include, (a) the redevelopment of the currently vacant JC Penney building containing approximately 230,000 sq. ft. of gross building area and the construction of a new attached building containing approximately 288,000 sq. ft. of gross building area (creating approximately 518,000 sq. feet of gross building area and approximately 365,000 sq. ft. of gross leasable area on three levels) and the leasing of such space to a movie theater (approximately 105,000 sq. ft. on level three




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE $147,500,000
                              TYSONS CORNER CENTER          DSCR:   1.88x
                                                            LTV:    52.31%
--------------------------------------------------------------------------------

leased to AMC Theatres), food court, restaurants and additional tenants and (b) the construction of an adjacent multi-level parking garage, having approximately 1,612 parking spaces. The movie theater, if completed, will be the only modern, stadium-seating theater in the Tysons Corner Center market (based on current market conditions). According to an AMCEntertainment Inc. (AMEX:AEN) press release dated May 14, 2003, the theatre complex is targeted for an August 2005 opening and will anchor a new entertainment wing at the Tysons Corner Center, which also will include restaurants, cafes, a bookstore and other leisure and retail venues. The expansion and renovation, if completed, will provide additional collateral for the Tysons Corner Center Loan, but no income from such space was including in the underwriting of the mortgage loan. The loan documents do not require a reserve or completion guaranty in connection with the project. THE APPRAISAL VALUED THE PROPERTY POST-EXPANSION AT $830 MILLION, WHICH WOULD RESULT IN AN LTV AT THAT TIME OF 41.0% (BASED ON THE INTIAL LOAN AMOUNT).

SIGNIFICANT TENANTS. The subject's in-line occupancy is 95.9%. The mall is anchored by Bloomingdale's, Hecht's, Nordstrom's and Lord & Taylor and has over 210 in-line tenants. The Bloomingdale's and Hecht's improvements serve as collateral for the loan; Lord & Taylor and Nordstrom's each occupy their space under ground leases which expire in 2006 and 2025, respectively, with renewal options. Overall occupancy including Nordstrom's and Lord & Taylor (and excluding the vacant JCPenney building) is 98.1%. The mall is also occupied by many national retailers, including LL Bean, The Gap, Inc., The Limited, Williams Sonoma, Bombay and A/X Armani Exchange.

   BLOOMINGDALE'S, an upscale department store, occupies 255,888 sq. ft. (16.47% of collateral space) under a lease expiring July 22, 2008 at a fixed rent of $1.45 psf. Bloomingdale's, a division of Federated Department Stores (NYSE:
   FD; Ratings: BBB+, Baa1 and BBB+ by S&P, Moody's and Fitch, respectively), was founded in 1872 and operates 31 stores in New York, New Jersey, Massachusetts, Pennsylvania, Maryland, Virginia, Illinois, Minnesota, Georgia, Nevada, Florida and California.

   HECHT'S, a mid-range department store, is owned by parent company, May Department Stores (NYSE: MAY, Ratings: BBB+, Baa1, BBB+ by S&P, Moody's and Fitch, respectively). Hecht's occupies 237,076 sq. ft. (15.25% of collateral space) under a lease expiring July, 2008 (currently in its first 10-year renewal option, with two, 10-year renewal options outstanding), with a rent of $1.00 annually plus additional percentage rent.

   NORDSTROM INC. (NYSE: JWN, Ratings: A- and Baa1 by S&P and Moody's, respectively) is one of the nation's leading fashion specialty retailers, with 148 US stores located in 27 states. Founded in 1901 as a shoe store in Seattle, Nordstrom operates under the Nordstrom Racks, Faconnable boutiques and Nordstrom names. Nordstrom's occupies 200,000 sq. ft. (10.67% of total
   GLA) and operates under a ground lease which expires April 2025, with 12 five-year renewal options.

   LORD & TAYLOR a leading fashion retailer, is owned by parent company, May Department Stores (NYSE:MAY, Rating BBB+, Baa1, BBB+ by S&P, Moody's and Fitch, respectively). Lord &Taylor occupies 119,500 sq. Ft. (6.38% of total
   GLA) under a ground lease which expires in January 2006, with 10 five-year renewal options.

THE MARKET. Tysons Corner Center is located in the Tyson's Corner market of Fairfax county, Virginia. One of the mall's attributes is its accessibility to the entire Washington D.C. metropolitan area including Montgomery County, MD, Arlington, Alexandria, Prince William, and Fairfax counties, VA. The mall is located at the intersection of the two main thoroughfares for northern Virginia, USRoute 7 (Leesburg Pike) and US Route 123 (Chain Bridge Rd). In addition, the Capital Beltway (I-495), the major thoroughfare around Washington DC, allows convenient ingress and egress to the mall as well as other major highways, the Dulles Tollway and Route I-66.

Fairfax County is one of the most affluent areas in the United States. According to the appraisal, the average household income within five miles of the subject was approximately $153,580 (or 123% above the Virginia average of $68,945); within ten miles it was approximately $125,639 (82% above the Virginia average). REIS, Inc. shows a total retail inventory for the Tyson's Corner sub-market (suburban Fairfax county) of 12.5 million square feet at the end of 2003, up 3.5% from 2002. Vacancy rates for this sub-market are low, and have remained stable at 1.9% at the end of 2003.

The area is well served by transportation systems that offer access to regional markets and make Fairfax County a central location for businesses that serve Northern Virginia and D.C. Washington Dulles Airport is less than 15 minutes away and Washington National Airport is within a 20-minute drive of the property. The local market area is best known for its two malls, which are the subject property, and Tyson's Galleria (a fashion center mall owned by General Growth Properties). In addition, the Tyson's Corner office market is the 13th largest office market in the country and is considered a prestigious office location that includes headquarters for Freddie Mac, Gannett/USA Today, Capital One and others. There are several hotels in the immediate area of the mall including a Ritz Carlton just across Chain Bridge Rd.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE $147,500,000
                              TYSONS CORNER CENTER          DSCR:   1.88x
                                                            LTV:    52.31%
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                  DISTANCE FROM     COMPLETED/                   MALL SHOP   IN-LINE SALES
PROPERTY NAME                    SUBJECT (MILES)    RENOVATED     TOTAL GLA       OCCUPANCY        PSF       ANCHOR TENANTS
---------------------------------------------------------------------------------------------------------------------------------
 TYSONS CORNER CENTER                N/A        1968 /1988    1,873,616(1)    95.9%(1)         $597       BLOOMINGDALES,
                                                                                                          HECHT'S, NORDSTROM'S,
                                                                                                          LORD & TAYLOR
---------------------------------------------------------------------------------------------------------------------------------
 The Galleria at Tyson's II          < 1        1988 / 1997      810,959         88%            N/A       Macy's, Neiman Marcus,
                                                                                                          Saks Fifth Avenue
---------------------------------------------------------------------------------------------------------------------------------
 Fashion Centre at Pentagon City     10            1990          821,697         98%           $750       Macy's, Nordstrom,
---------------------------------------------------------------------------------------------------------------------------------
 Montgomery Mall                     8          1968 / 1991     1,253,482       >93%            N/A       Hecht's, Nordstrom,
                                                                                                          Sears
---------------------------------------------------------------------------------------------------------------------------------
 Springfield Mall                    11     1973 / 1987 / 1991  1,700,000       >90%           $340       JC Penney, Macy's,
                                                                                                          Target
---------------------------------------------------------------------------------------------------------------------------------
 Fair Oaks Mall                      10         1980 / 2000     1,584,000       >85%            N/A       Hecht's, Lord & Taylor,
                                                                                                          Sears, JC Penney,
                                                                                                          Macy's
---------------------------------------------------------------------------------------------------------------------------------

(1)Information for loan collateral.

Source: Appraisal and supplied directly by borrower.

PROPERTY MANAGEMENT. The property is managed by Wilmorite Property Management, LLC, an affiliate of the borrower. Wilmorite Property Management manages fourteen regional enclosed shopping malls and two open-air regional shopping centers. In total, its management portfolio encompasses more than 15 million square feet of retail space and is located in eight states.

CASH MANAGEMENT. The loan has been structured with a hard, pass-through lockbox.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE $147,500,000
                              TYSONS CORNER CENTER          DSCR:   1.88x
                                                            LTV:    52.31%
--------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $85,500,000
                         AFR/BANK OF AMERICA PORTFOLIO       DSCR:   1.92x
                                                             LTV:    47.24%
--------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]

JACKSONVILLE OPERATION CENTER
Jacksonville, FL

RICHLAND
Richland, WA

BANK OF AMERICA CENTER -- CHICAGO
Chicago, IL

ALBANY MAIN OFFICE
Albany, GA

BANK OF AMERICA CENTER -- PHOENIX
Phoenix, AZ






This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $85,500,000
                         AFR/BANK OF AMERICA PORTFOLIO       DSCR:   1.92x
                                                             LTV:    47.24%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

               LOAN SELLER:  GACC

              LOAN PURPOSE:  Acquisition

             SHADOW RATING
  (S&P/MOODY'S/FITCH/DBRS):  A+/A2/AAA/AA

      ORIGINAL TMA BALANCE:  $85,000,000

       CUT-OFF TMA BALANCE:  $85,000,000

          % BY INITIAL UPB:  8.78%

             INTEREST RATE:  5.489117647%

              PAYMENT DATE:  1st of each month

        FIRST PAYMENT DATE:  January 1, 2004

             MATURITY DATE:  December 1, 2013

              AMORTIZATION:  Interest only through the payment date occurring
                             June 1, 2005. Thereafter, monthly amortization on
                             27.5 year schedule.

           CALL  PROTECTION: Prior to December 18, 2005, up to 13.6% of the
                             AFR/Bank of America Portfolio Whole Loan may be prepaid (subject to a yield maintenance charge) in connection with the release of certain designated properties. Defeasance permitted on and after December 18, 2005. On and after August 1, 2013, prepayment can be made without penalty.

                  SPONSORS:  American Financial Realty Trust ("AFR")

                  BORROWER:  First States Investors 5000A, LLC

           PARI PASSU DEBT:  $255,000,000(2)

          SUBORDINATE DEBT:  $100,000,000(2)

                   LOCKBOX:  Hard

          INITIAL RESERVES:  Interest:      $11,341,191
                             Tax:           $3,201,064
                             Engineering:   $2,184,169
                             Insurance:     $637,117
                             Environmental: $300,000
                             TI/LC:         $205,965


       MONTHLY RESERVES(1):  Tax:           $318,078

                             Insurance:     $190,905

                             Replacement:   $54,468

                             TI/LC:         $86,110

1. With respect to tenants other than Bank of America (BofA is a NNN lease).


--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                             SENIOR         WHOLE
                             LOAN(2)        LOAN(2)
                             -------        -------
       LOAN BALANCE/SQ.FT.:  $43.73         $56.59

   MATURITY BALANCE/SQ.FT.:  $36.70         $47.46

                       LTV:  47.2%          61.1%

               BALLOON LTV:  39.6%          51.3%

                      DSCR:  1.92x(3)       1.49x(3)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

    SINGLE ASSET/PORTFOLIO:  Portfolio

             PROPERTY TYPE:  Office buildings, operation centers and bank branches

                COLLATERAL:  138 fee properties, 5 fee and leasehold properties,
                             9 leasehold properties

                  LOCATION:  The properties are located in 19 states

               YEARS BUILT:  Various (1875-1997)

           YEARS RENOVATED:  Various (1960-2003)

      TOTAL PORTFOLIO AREA:  7,774,995 sq. ft.

       PROPERTY MANAGEMENT:  First States Management Corp., LLC and sub-managed by Trammell Crow, Jones Lang and Lincoln Harris PORTFOLIO OCCUPANCY
          (AS OF 09/15/03):  86.39%

    PORTFOLIO UNDERWRITTEN
             NET CASH FLOW:  $46,007,301(3)

 PORTFOLIO APPRAISED VALUE:  $719,705,000

           APPRAISAL DATES:  Various (4/29/03-6/2/03)

--------------------------------------------------------------------------------

2. The subject $85,000,000 loan represents the A-3 note in a $340,000,000 investment grade senior loan. The A-1, A-2 and A-4 notes are not included in the trust and are pari passu with the A-3 note, and a B-note (with a cut-off date balance of $100,000,000) is subordinate to the A notes (the loans evidenced by the A notes and the B note are collectively referred to as the "AFR/Bank of America Portfolio Whole Loan"). Numbers under the column heading "Senior Loan" are based on the combined A notes. Numbers in the column entitled "Whole Loan" are based on the entire $440,000,000 principal balance.

3. Does not include income relating to the Shadow Occupied Release Space (as defined under "The Properties" below). If such income were included, Senior Loan Underwritten NCF, Senior Loan Underwritten DSCR and Whole Loan DSCR would be $53,645,125, 2.24x and 1.73x, respectively.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $85,500,000
                         AFR/BANK OF AMERICA PORTFOLIO       DSCR:   1.92x
                                                             LTV:    47.24%
--------------------------------------------------------------------------------

THE LOAN. The AFR/Bank of America Portfolio Loan is secured by a first mortgage on a 152 property portfolio of office buildings, operation centers and bank branches. The subject $85,000,000 loan is one of four pari passu loans totaling $340,000,000 as of February 1, 2004. The remaining three A-notes, totaling $255,000,000, as of February 1, 2004 (shadow rated A+, A2, AAA and AA by S/M/F/DBRS and collectively, the "AFR/Bank of America Portfolio Senior Companion Loans") have the same interest rate, maturity date and amortization term as the subject loan and are held outside of the trust. There also exists an investment grade subordinate B-note of $100,000,000, as of February 1, 2004 (the "AFR/Bank of America Portfolio B Note", shadow rated BBB-, Baa3, BBB- and BBB- by S&P, Moody's, Fitch and DBRS, respectively) held outside of the trust. The loan provides for monthly payments of interest only through June 1, 2005, and thereafter monthly payments of principal and interest based on a 330-month schedule. Based on the acquisition cost of the portfolio of $752,868,160, the borrower has $314,624,356 of hard equity remaining in the deal.

THE BORROWER. The borrower, First States Investors 5000A, LLC, is a single-purpose, bankruptcy remote entity, for which a non-consolidation opinion was obtained. The sponsor of the borrower is American Financial Realty Trust, (NYSE: AFR). AFR, headquartered in Jenkintown, Pennsylvania, is a newly organized, self-administered and self-managed real estate investment trust
(REIT) led by its CEO, Nick Schorsch and its chairman, Lewis Raineri. AFR is engaged in the acquisition of corporate owned real estate assets, primarily multi-tenant office buildings and single-tenant bank branches, leased to financial institutions. AFR provides property management, brokerage, leasing, project management and other services to its properties. AFR's high credit client base includes many of the largest financial institutions in the country including Bank of America, Wachovia Bank, Citibank, Sovereign Bank, and Key Bank as well as other large regional institutions. Including transactions under contract, the company's portfolio consists of 592 office buildings and bank branches aggregating 16.6 million rentable sq. ft.

As of June 30, 2003, the company had total assets of $2.032 billion of which total real estate investments consisted of $1.446 billion. AFR had total liabilities of $948.730 million, total shareholder's equity of $1.050 billion and minority interest of $33.521 million for the same period.

AFR is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTIES. The AFR/Bank of America Portfolio properties consist of the borrower's fee interests in 138 properties, fee and leasehold interests in five properties and leasehold interest in nine properties, which together contain 7,774,995 sq. ft. of space. The assets consist of 93 office properties, 47 bank branches and 12 operations centers located across the US. Approximately 87% of the net cash flow from the properties is from the Bank of America master lease with the balance from various third party tenants. The assets range in size from 10,067 to 1,027,783 sq. ft. The assets are located in the following 19 states:
Arkansas, Arizona, California, Florida, Georgia, Idaho, Illinois, Kansas, Maryland, Missouri, Nevada, New Mexico, North Carolina, Oklahoma, South
Carolina, Tennessee, Texas, Virginia and Washington. Approximately 76.8% (5,972,887 sq. ft.) of the portfolio's space is master leased by Bank of America, N.A. (rated Aa2, A+, AA and AA by Moody's, S&P, Fitch and DBRS respectively).

The AFR/Bank of America Portfolio properties are subject to a twenty-year master lease between the borrower and Bank of America, N.A. The lease commenced on June 30, 2003, and terminates June 30, 2023, subject to six (6) successive renewal periods of five (5) years each. Of the total 5,972,887 sq. ft. covered under the master lease, 5,168,907 sq. ft. is deemed "Leased Premises" and is leased to Bank of America, N.A. for the full 20 year term under the master lease. Bank of America, N.A. has the right to surrender up to 313,290 square feet of Leased Premises during the term of the master lease after the first three and one-half years of the master lease term, subject to certain restrictions. Under the terms of the master lease, Bank of America, N.A. is required to pay base rent ("Annual Basic Rent"), plus additional rent consisting of its PRO RATA share of operating expenses, taxes and insurance, on the Leased Premises.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $85,500,000
                         AFR/BANK OF AMERICA PORTFOLIO       DSCR:   1.92x
                                                             LTV:    47.24%
--------------------------------------------------------------------------------

In addition to the Leased Premises, the master lease provides for approximately 803,980 sq. ft. of "Shadow Occupied Release Space." This Shadow Occupied Release Space can either be vacated by Bank of America, N.A. by December 31, 2004, or retained in whole or in part, subject to certain terms and conditions contained within the master lease. If Bank of America, N.A. elects to add the Shadow Occupied Release Space to the leased premises, it has the right to surrender up to an additional 125,000 sq. ft. of space to the landlord, subject to certain restrictions. The master lease generally provides Bank of America, N.A. with rights of first refusal to the extent any of the mortgaged properties are sold by the borrower. The cash flow associated with the Shadow Occupied Release Space was not included in the underwritten NCF and underwritten DSCR.

Approximately 9.6% of the space is leased to third party tenants. The overall vacancy rate of the portfolio is 13.6%. The following table shows certain information regarding the ten largest tenants of the AFR/Bank of America Portfolio properties:

--------------------------------------------------------------------------------
        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(3)
--------------------------------------------------------------------------------

                                                                                   % OF TOTAL
                                                                     ANNUALIZED    ANNUALIZED
                                                        % OF          U/W BASE      U/W BASE
 TENANT                                 SF            TOTAL SF          RENT          RENT            RENT/SF   LEASE EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------
 Bank of America(4)                 5,972,887(4)         76.8%(4)   $44,504,289        77.8%          $ 8.61       6/30/2023(4)
----------------------------------------------------------------------------------------------------------------------------------
 California Pacific Medical           77,276              1.0         2,086,452         3.6           $27.00        1/31/2012
----------------------------------------------------------------------------------------------------------------------------------
 California State Compensation Fund   55,043              0.7         1,154,075         2.0           $20.97        7/31/2007
----------------------------------------------------------------------------------------------------------------------------------
 HQ Global Workplaces                 27,666              0.4           672,057         1.2           $24.29        3/18/2009
----------------------------------------------------------------------------------------------------------------------------------
 Odell Associates, Inc.               48,777              0.6           627,272         1.1           $12.86        2/28/2014
----------------------------------------------------------------------------------------------------------------------------------
 Cherry Bakaert Holland LLP           23,758              0.3           534,080         0.9           $22.48        9/30/2011
----------------------------------------------------------------------------------------------------------------------------------
 Lemaster and Daniels                 24,866              0.3           472,454         0.8           $19.00        5/31/2012
----------------------------------------------------------------------------------------------------------------------------------
 Moss Adams, LLP                      21,283              0.3           388,037         0.7           $18.23        7/31/2011
----------------------------------------------------------------------------------------------------------------------------------
 Morris York Williams                 16,511              0.2           363,244          0.6          $22.00       11/10/2006
----------------------------------------------------------------------------------------------------------------------------------
 Potlach Corp.                        18,363              0.2           362,637         0.6           $19.75        8/31/2007
----------------------------------------------------------------------------------------------------------------------------------
 TOP TEN TOTALS/WEIGHTED AVERAGE     6,288,430           80.9%      $51,164,596        89.4%          $ 8.14
----------------------------------------------------------------------------------------------------------------------------------

3. Annualized  Underwritten Base Rent excludes vacant space.
4. Includes 803,890 of Shadow Occupied Release Space.




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $85,500,000
                         AFR/BANK OF AMERICA PORTFOLIO       DSCR:   1.92x
                                                             LTV:    47.24%
--------------------------------------------------------------------------------

The following table shows certain information regarding the five largest properties of the AFR/Bank of America Portfolio:

--------------------------------------------------------------------------------
                   FIVE LARGEST ASSETS BASED ON SQUARE FOOTAGE
--------------------------------------------------------------------------------

                                                                                                     NRSF         APPROXIMATE %
                                                                                                   LEASED TO         OF NRSF
                                                                   YEAR(S) BUILT/      OVERALL       BANK OF         LEASED TO
 PROPERTY NAME                         LOCATION         NRSF          RENOVATED       OCCUPANCY     AMERICA      BANK OF AMERICA
----------------------------------------------------------------------------------------------------------------------------------
 Jacksonville Operations Center    Jacksonville, FL   1,217,260       1990/NAP           94.5%     1,149,685          94.4%
----------------------------------------------------------------------------------------------------------------------------------
 Bank of America Center-Chicago       Chicago, IL     1,027,783     1923/ongoing         87.3%       869,916          84.6%
----------------------------------------------------------------------------------------------------------------------------------
 Bank of America Center-Phoenix       Phoenix, AZ       507,559    1989, 1995/NAP        75.5%       383,076          75.5%
----------------------------------------------------------------------------------------------------------------------------------
 Van Ness & Market                 San Francisco, CA    481,064       1959/1989          85.3%       277,524          57.7%
----------------------------------------------------------------------------------------------------------------------------------
 525 N. Tryon-Odell Building         Charlotte, NC      413,407       1996/NAP          100.0%       271,335          65.6%
----------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WTD. AVERAGE:                                  3,647,073                          89.2%     2,951,536          80.9%
----------------------------------------------------------------------------------------------------------------------------------

JACKSONVILLE CENTER OFFICE PARK, JACKSONVILLE, FLORIDA (1,217,260 SF; 15.66% OF PORTFOLIO)

PROPERTY INFORMATION. The Jacksonville Center is an office park located at 9000 Southside Boulevard in Jacksonville, Florida. Bank of America is the fourth largest private employer in Jacksonville. The office park consists of six Class A office buildings (#100, 200, 300, 400, 500, and 700), one operations center, a one-story daycare center, a one story preschool and a parking garage which are 99% leased to Bank of America. The office complex serves as Bank of America's regional operations center for the State of Florida. The office complex was built in 1990, and is comprised of 90.08 acres of land. The buildings and office park are well designed to accommodate multiple tenants.

MARKET. The properties are included in the Southside submarket of Jacksonville. According to the appraisal, the Southside market has the largest inventory of office space and comprises 55% of the market's total supply. According to the appraisal, for the first quarter 2003, occupancy for the Jacksonville office market was 80.6% and occupancy for the Southside submarket was 80.1%. According to the appraisal, comparable office properties have an average occupancy of 88.4%. According to the appraisal, the Southside submarket has posted positive absorption for the past six years and this trend is expected to continue.

Based on the appraisal's survey of most comparable properties, rental rates ranged from $16.50 to $19.00 psf on a gross basis with an average of $17.42 psf. The subject is leased on a triple net basis and the appraisal's triple net market rent is approximately $11.00 psf. All of the properties under the Bank of America master lease pay rent equal to $8.61 per square foot.

BANK OF AMERICA CENTER--CHICAGO, CHICAGO, ILLINOIS (1,027,783 SF; 13.22% OF PORTFOLIO)

PROPERTY INFORMATION.The Bank of America Center is a 23-story, 1,027,783 SF office building located in the Central Loop at 231 South LaSalle Street in Chicago, Illinois. The building is 85% occupied by Bank of America and has an overall occupancy rate of 87.30%. According to the appraisal, the building can be easily converted into multi-tenant space. The ground level retail arcade runs through the entire building with entrances on Clark, Jackson and LaSalle Street. The building was built in 1923 and has been renovated several times, including an extensive renovation in 1999.

The building is situated on a 1.38 acre parcel with frontage along LaSalle Street to the west, Jackson Street to the south, Clark Street to the east, and Quincy Street to the north. The subject is located in the Central Loop with neighborhood access provided by the "EL" train, one block northwest of the subject; the Northwestern Train Station and Union Station; and freeway access via Congress Parkway, where the I-290, I-90/94 interchange is located.

MARKET. The property is included within the Central Loop submarket of Chicago. According to the appraisal, the Central Loop submarket has the largest inventory of office space and comprises 40.89% of the Chicago Central Business District market total supply. According to the appraisal, comparable office properties have an average occupancy of 86.15%.

Based on the appraisal's survey of comparable properties, rental rates range from $25.00 to $30.00 psf on a gross basis and $15.00 psf on a triple-net basis. All of the properties under the Bank of America master lease pay rent equal to $8.61 psf.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $85,500,000
                         AFR/BANK OF AMERICA PORTFOLIO       DSCR:   1.92x
                                                             LTV:    47.24%
--------------------------------------------------------------------------------

BANK OF AMERICA CENTER - PHOENIX, PHOENIX, ARIZONA (507,559 SF; 6.53% OF PORTFOLIO)

PROPERTY INFORMATION. The Bank of America Center is a five building office campus located at 1825 East Buckeye Road in Phoenix, Arizona. The buildings were built between 1989 and 1995. The buildings and office park are well designed to accomodate multiple tenants.

The campus is less than one mile from I-10, I-17 and Route 51, granting access from the entire metropolitan area. The Phoenix Sky Harbor International Airport is adjacent to the property The campus is encumbered by a 65-year ground lease with the City of Phoenix that commenced July 1, 1988. The ground rent through June 30, 2008 is $0.26 psf and increases to $0.52 psf for the remainder of the term.

MARKET. The property is located in the Airport Area submarket as defined by the appraisal. According to the appraisal, the submarket includes 42 office buildings in excess of 10,000 sq. ft. and a total leaseable area of nearly 3.4 million sq. ft. According to the appraisal, the total submarket vacancy at year-end 2002 was 20.2%, representing a decrease from the year-end 2001 level of 21.4%. Based on the appraisal's survey of comparable properties, rental rates range from $15.00 to $21.50 psf on a gross basis and the market average is approximately $19.00 psf. The subject properties are leased on a triple net lease basis and the appraisals concluded that the triple net market rent is approximately $12.00 psf. All of the properties under the BofA master lease pay rent equal to $8.61 psf.

PROPERTY MANAGEMENT. The properties are managed by First States Management Corp., LLC and sub-managed by Trammell Crow, Jones Lang and Lincoln Harris.

CASH MANAGEMENT: The loan has been structured with a hard lockbox.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. $100,000,000 investment grade B-Note held outside of the trust.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.

RELEASE PROVISIONS. At any time during the term of the loan, the borrower may obtain the release of one or more of 13 designated AFR/Bank of America properties. If the release occurs prior to December 18, 2005, the borrower is required to prepay the loan subject to a yield maintenance charge and to payment equal to 110% of loan amounts allocated to the related mortgaged property.

At any time after December 18, 2005, the borrower may obtain a release of any of the AFR/Bank of America Portfolio properties (including the 13 designated properties that may be released with a prepayment and payment of a yield maintenance charge prior to December 18, 2005) by defeasance with U.S. Treasuries in an amount equal to a scaled percentage between 110% and 125% of the loan amounts allocated to the related mortgaged property, subject to satisfaction of certain tests required by the loan documents. In event that the aggregate release amounts exceed $150,000,000 a confirmation from each of the rating agencies that such defeasance will not result in the downgrade, qualification or withdrawal or any rating then assigned to a class of certificates by such rating agency will be required. With respect to certain properties that were not assigned an allocated loan amount, the required defeasance amount will be the lesser of (i) the actual consideration received by the borrower from Bank of America, N.A. in the event such individual property is transferred by the borrower to Bank of America, N.A. and (ii) 50% of the origination date appraised value of the release property.






This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $85,500,000
                         AFR/BANK OF AMERICA PORTFOLIO       DSCR:   1.92x
                                                             LTV:    47.24%
--------------------------------------------------------------------------------
                                    [GRAPHIC OMITTED]
AFR PORTFOLIO
--------------------------------------------------------------------------------


Harrison Main                         Harrison            AR        Redding Main Branch                   Redding             CA
Mesa Main                             Mesa                AZ        Riverside Main                        Riverside           CA
Camelback-Bank of America Center      Phoenix             AZ        North Sacramento Branch               Sacramento          CA
Camelback Uptown                      Phoenix             AZ        Oak Park Branch                       Sacramento          CA
Catalina-Bank of America Center       Phoenix             AZ        Salinas Main Branch                   Salinas             CA
Maricopa-Bank of America Center       Phoenix             AZ        San Bernadino Main                    San Bernadino       CA
McDowell-Bank of America Center       Phoenix             AZ        Van Ness & Market                     San Francisco       CA
South Mountain-Bank of America        Phoenix             AZ        Santa Barbara                         Santa Barbara       CA
Auburn                                Auburn              CA        Santa Maria Branch                    Santa Maria         CA
East Bakersfield Office               Bakersfield         CA        Stockton Main Office                  Stockton            CA
Stockdale                             Bakersfield         CA        Sunnyvale Main Branch                 Sunnyvale           CA
East Compton Branch                   Compton             CA        Torrance Sartori                      Torrance            CA
Coronado Branch                       Coronado            CA        Ventura Main Office                   Ventura             CA
El Segundo                            El Segundo          CA        Whittier Office                       Whittier            CA
Escondido Main Office                 Escondido           CA        Yuba City Branch                      Yuba City           CA
Calwa                                 Fresno              CA        Williams Islands                      Aventura            FL
Cedar & Shields                       Fresno              CA        Gulf to Bay                           Clearwater          FL
Fresno Proof/Vault                    Fresno              CA        Clermont                              Clermont            FL
Gardena Main                          Gardena             CA        Hallandale Beach                      Hallandale          FL
Glendale Main                         Glendale            CA        North Hialeah                         Hialeah             FL
Inglewood Main Office                 Inglewood           CA        Hollywood/Tyler                       Hollywood           FL
La Jolla Main                         La Jolla            CA        San Jose                              Jacksonville        FL
Bixby-Atlantic                        Long Beach          CA        Jacksonville Ops Center/#100          Jacksonville        FL
Willow-Daisy Branch                   Long Beach          CA        Jacksonville Ops Center/#200          Jacksonville        FL
Long Beach Financial                  Long Beach          CA        Jacksonville Ops Center/#300          Jacksonville        FL
Lincoln Heights Branch                Los Angeles         CA        Jacksonville Opa Center/#400          Jacksonville        FL
Pico-Vermont Branch                   Los Angeles         CA        Jacksonville Ops Center/#500          Jacksonville        FL
Lynwood Branch                        Lynwood             CA        Jacksonville Ops Center/#600          Jacksonville        FL
Sepulveda-Devonshire BR               Mission Hills       CA        Jacksonville Ops Center/#700          Jacksonville        FL
Irvine Industrial                     Newport Beach       CA        Jacksonville Ops Center/School        Jacksonville        FL
North Hollywood                       North Hollywood     CA        Jacksonville Ops Center/Daycare       Jacksonville        FL
Inland Empire Cash Vault              Ontario             CA        Lighthouse Point                      Lighthouse Point    FL
Palmdale Branch                       Palmdale            CA        Miami Lakes Operation Center          Miami Lakes         FL
Lake & Colorado Branch                Pasadena            CA        South Region TPC                      Miami Lakes         FL
Ellinwood Center #500                 Pleasant Hill       CA        North Biscayne                        North Miami         FL
Ellinwood Center #300                 Pleasant Hill       CA        Ocala Downtown                        Ocala               FL
Ellinwood Center #400                 Pleasant Hill       CA        Mendham Operations Center             Orlando             FL
Pomona Main                           Pomona              CA        Downtown Palmetto                     Palmetto            FL
Red Bluff Branch                      Red Bluff           CA        Cordova                               Pensacola           FL

Port Charlotte                        Port Charlotte      FL        Muskogee Main Facility                Muskogee            OK
Ridgewood                             Sebring             FL        Admiral                               Tulsa               OK
Plaza                                 Stuart              FL        Aiken Main Office                     Aiken               SC
Century Park                          Tampa               FL        Murfreesboro Main Office              Murfreesboro        TN
Westshore Mall                        Tampa               FL        Aransas Pass (CCNB)                   Aransas Pass        TX
Winter Park                           Winter Park         FL        South Austin                          Austin              TX
Albany Main Office                    Albany              GA        Brownwood                             Brownwood           TX
Cartersville Main                     Cartersville        GA        Carrollton                            Carrollton          TX
Moultrie Main                         Moultrie            GA        Dalhart Banking Center                Dalhart             TX
Bull Street                           Savannah            GA        Denison                               Denison             TX
Valdosta Main                         Valdosta            GA        Dumas Banking Canter                  Dumas               TX
Winder (BS)                           Winder              GA        Fort Worth East                       Fort Worth          TX
Coeur d'Alene Building/Branch         Coeur d'Alene       ID        Greenspoint                           Houston             TX
Bank of America Center                Chicago             IL        Mission                               Mission             TX
Penn Street Facility                  Independence        KS        Mount Pleasant                        Mount Pleasant      TX
Mission Facility                      Overland Park       KS        Fort Sam Houston                      San Antonio         TX
Annapolis Church Circle-BAL           Annapolis           MD        Waco                                  Waco                TX
Highlandtown-BAL                      Baltimore           MD        Charlottesville                       Charlottesville     VA
William Street Facility               Cape Girardeau      MO        Old Hampton                           Hampton             VA
Columbia Facility                     Columbia            MO        Lynchburg                             Lynchburg           VA
Florissant Facility                   Florissant          MO        Norton-7th Street                     Norton              VA
Independence Square                   Independence        MO        Roanoke                               Roanoke             VA
Oak Trafficway Facility               Kansas City         MO        South Boston                          South Boston        VA
Lexington Facility                    Lexington           MO        Aberdeen Building/Branch              Aberdeen            WA
Mexico Facility                       Mexico              MO        Bellingham                            Bellingham          WA
Richland Facility                     Richland            MO        Bremerton                             Bremerton           WA
Downtown Facility                     Rolla               MO        Forks                                 Forks               WA
South Glenstone Facility              Springfield         MO        Moses Lake                            Moses Lake          WA
West Sunshine Facility                Springfield         MO        Pasco                                 Pasco               WA
Concord Village                       St. Louis           MO        Port Angeles                          Port Angeles        WA
Hampton-Main Facility                 St. Louis           MO        Richland                              Richland            WA
525 N Tryon-Odell Building            Charlotte           NC        University                            Seattle             WA
Albuquerque Operations Center         Albuquerque         NM        Bank of America Financial Center      Spokane             WA
East Central Facility                 Albuquerque         NM        Spokane Bankcard Services             Spokane             WA
Henderson                             Henderson           NV        Bank of America Plaza                 Tacoma              WA
Paradise Valley                       Las Vegas           NV        Walla Walla                           Walla Walla         WA
                                                                    N Wenatchee                           Wenatchee           WA
                                                                    Yakima Valley Building/Branch         Yakima              WA

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $68,500,000
                     THE WATERGATE/600 NEW HAMPSHIRE AVENUE  DSCR:   1.31x
                                                             LTV:    64.32%
--------------------------------------------------------------------------------




                               [GRAPHIC OMITTED]





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $68,500,000
                     THE WATERGATE/600 NEW HAMPSHIRE AVENUE  DSCR:   1.31x
                                                             LTV:    64.32%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

               LOAN SELLER:  GACC

              LOAN PURPOSE:  Acquisition
      ORIGINAL TMA BALANCE:  $68,500,000

       CUT-OFF TMA BALANCE:  $68,500,000

          % BY INITIAL UPB:  7.07%

             INTEREST RATE:  6.1245%

              PAYMENT DATE:  1st of each month

        FIRST PAYMENT DATE:  January 1, 2004

             MATURITY DATE:  December 1, 2018

              AMORTIZATION:  Interest  only through the payment date on December
                             1, 2006. Thereafter, monthly amortization on a 30 year schedule.

           CALL PROTECTION:  Lockout  for 24 months  from  securitization  date, then defeasance is permitted. On and after September 1, 2018, prepayment can be made without penalty.

                   SPONSOR:  David G. Bradley, Katherine B. Bradley

                 BORROWERS:  Watergate  Holdings I, LLC and  Watergate  Holdings
                             II, LLC, as tenants-in-common

      ADDITIONAL FINANCING:  None

                   LOCKBOX:  Hard

          INITIAL RESERVES:  TI/LC(1):             $3,553,824
                             Tax:                  $417,606
                             Insurance:            $35,977
                             Engineering:          $100,876
                             Letters of Credit(1): $13,117,160
                             Free Rent Reserve(1): $43,967


          MONTHLY RESERVES:  Tax:                  $103,131
                             Insurance:            $11,993
--------------------------------------------------------------------------------
1. See "Letters of Credit and Reserves" section herein


--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

       LOAN BALANCE/SQ.FT.:  $243.00

    BALLOON BALANCE/SQ.FT.:  $196.50

                       LTV:  64.32%

               BALLOON LTV:  52.01%

                      DSCR:  1.31x

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

    SINGLE ASSET/PORTFOLIO:  Single Asset

             PROPERTY TYPE:  Class "A" Office

                COLLATERAL:  Fee  simple  interest  in  a  twelve-story   office
                             building and 198 spaces in the parking garage located beneath the building

                  LOCATION:  Washington, D.C.

      YEAR BUILT/RENOVATED:  1972/2002

                TOTAL AREA:  281,898 sq. ft.

       PROPERTY MANAGEMENT:  Jones Lang LaSalle

OCCUPANCY (AS OF 11/01/03):  100.00%

              UNDERWRITTEN
             NET CASH FLOW:  $6,535,601

           APPRAISED VALUE:  $106,500,000

            APPRAISAL DATE:  September 2, 2003

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                         MAJOR TENANTS
------------------------------------------------------------------------------------------------------------------------------
 TENANT                            NRSF           % NRSF              RENT PSF           LEASE EXPIRATION      RATINGS (S/M/F)
------------------------------------------------------------------------------------------------------------------------------
 DGB Enterprises, Inc.(3)         161,716         57.37%               $40.00               10/31/2023              -/-/-
------------------------------------------------------------------------------------------------------------------------------
 Blank Rome LLP                   79,577          28.23%               $42.08               12/31/2018(4)           -/-/-
------------------------------------------------------------------------------------------------------------------------------
 Hill & Knowlton USA              23,775           8.43%               $37.67                3/31/2006              -/-/-
------------------------------------------------------------------------------------------------------------------------------

3. DGB Enterprises, Inc., is a borrower affiliate owned by David G. Bradley, the key principal in the subject transaction. Three of his media companies, The National Journal Group, The Advisory Board and The Corporate Executive Board, occupy the space leased by DGB.

4. Blank Rome LLP has a one-time right to terminate its lease after June 1, 2010 if 5,000 sq. ft of expansion space is not made available to them. However, the lease with DGB Enterprises, Inc. provides that the borrower can require this tenant to reduce its space by 5,000 sq. ft. if neccessary to accommodate Blank Rome LLP.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $68,500,000
                     THE WATERGATE/600 NEW HAMPSHIRE AVENUE  DSCR:   1.31x
                                                             LTV:    64.32%
--------------------------------------------------------------------------------

THE LOAN. The Watergate/600 New Hampshire Avenue loan is secured by a first mortgage on 600 New Hampshire Avenue, a 12-story, Class "A" office building located in Washington, D.C. containing 281,898 sq. ft. of net rentable area. The collateral also includes 198 parking spaces in the subterranean parking garage located beneath the building and the neighboring Watergate Complex. The purchase price of the property was approximately $110.25 million (including estimated closing costs of $2.25 million), resulting in a loan to cost ratio of 62.1% and cash equity of $41.75 million (38%).

THE BORROWERS. The borrowers, Watergate Holdings I, LLC and Watergate Holdings II, LLC, own the subject property jointly and severally as tenants-in-common, and are each structured as single-purpose, bankruptcy-remote entities for which a non-consolidation opinion was obtained. The borrowing entities are owned by David G. Bradley (also the sponsor) and his wife, Katherine B. Bradley, respectively. Mr. Bradley is the Chairman and owner of several publishing, news and media companies including The National Journal Group, The Corporate Executive Board and The Atlantic Monthly. The Atlantic Monthly has been one of the nation's leading publications on current affairs, politics, culture and the arts since 1857. Prior to purchasing these media companies, Mr. Bradley was the founder and sole owner of a syndicated best practices research company, The Advisory Board Company (founded in the late 1970's). As of October 20, 2003, Mr. and Mrs. Bradley have a combined stated net worth of approximately $281.6 million including liquidity of approximately $198.5 million.

THE PROPERTY. The Watergate/600 New Hampshire Avenue is an attractive, 12-story Class "A" office building with large 26,000 sq. ft. floor plates. The subject property is located in the West End area of Washington, D.C., on the north side of New Hampshire Avenue at its intersection with Virginia Avenue. It is the southernmost of the six buildings that comprise the Watergate Complex, which consists of hotel, office and residential developments. Immediately south of the subject property, across F Street, is The Kennedy Center for the Performing Arts, which is currently undergoing a $400 million expansion and renovation. The subject's parking garage, which is additional collateral for the loan, benefits from its proximity to the Kennedy Center by the lack of parking in the area and generates additional income from patrons at the Center.

Built in 1972, the subject has been periodically renovated over the years. Between 1994 and 2002, various substantial improvements were made to the property at a reported cost of $20 million. Renovations included upgrades to the common areas, new roofing, new mechanical and electrical systems including new chillers, cooling towers and elevator controls. Repairs and improvements to the parking garage were made between 2001 and 2003.

SIGNIFICANT TENANTS. The property is 100.00% occupied by seven tenants that include four office tenants (96.4% of NRA) and three retail tenants (3.6% of NRA, including a restaurant, coffee shop and dry cleaner). The subject has been 100.00% occupied since 1999. Of the seven tenants, six have occupied the building since between 1994 and 1996 and approximately 86% by NRA are under long term leases until either 2018 or 2023.

   The subject property's largest tenant, DGB ENTERPRISES, INC. ("DGB"), which is an affiliate of the borrower, is owned by David G. Bradley, the key principal in the subject transaction. DGB leases 161,716 sq. ft. (57.37% of the subject's NRA; 57.4% of its GPR) under a long-term lease expiring in 2023, and has occupied space in the building since 1994. DGB operates as an umbrella company, coordinating the management of Mr. Bradley's various media companies. Its space is currently used by three media businesses owned by Mr.
   Bradley:

   o THE CORPORATE EXECUTIVE BOARD (NASDAQ: EXBD, market capitalization of approximately $1.9 million as of February 10, 2004, and occupies the majority of the space under the lease. The Corporate Executive Board Company provides research and analysis focusing corporate strategy, operations, and general management issues. The Company provides its services to corporations located throughout the world. Corporate Executive currently offers programs focusing on finance, sales, information technology, corporate strategy, human resources, and bank operations.

   o THE ADVISORY BOARD (NASDAQ: ABCO, market capitalization of approximately $606 million as of February 10, 2004) and The Advisory Board Company provides best practice research and analysis to the health care industry. The Company focuses on business strategy, operations, and general management issues. Advisory provides its services through discrete annual programs to a membership of hospitals, health systems, pharmaceutical and biotechnology companies, health care insurers, and medical device companies.

   o THE NATIONAL JOURNAL GROUP. Mr. Bradley acquired The Watergate/600 New Hampshire Avenue in order to consolidate the offices of The National Journal Group under one roof (consolidation expected to be completed on or about May 2004).



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $68,500,000
                     THE WATERGATE/600 NEW HAMPSHIRE AVENUE  DSCR:   1.31x
                                                             LTV:    64.32%
--------------------------------------------------------------------------------

      Headquartered in Washington D.C., The National Journal Group currently employs 250 people and leases space at the subject and at other locations throughout the District of Columbia. Since its founding in 1969, The National Journal Group has become a leading publisher of magazines, newsletters, books and directories for people who have a professional interest in politics, policy and government. The National Journal Group's portfolio includes a number of market leading companies including The National Journal, CongressDaily AM, National Journal.com, The Capital Source, and Government Executive. Mr. Bradley acquired The National Journal Group in 1997 from the Times Mirror Co.


   BLANK ROME LLP, leases 79,577 sq. ft. (28.23% of NRA; 29.7% of GPR) under a long-term lease expiring in 2018. Founded in 1948, Blank Rome LLP is a multi-practice national law firm with over 400 attorneys. The Washington, D.C. office specializes in U.S. and foreign patent, trademark and copyright law, international trade and government relations. Government relations consist of improving client's legislative and regulatory relationships by providing a comprehensive road map through the federal and state legislative and regulatory systems.

   HILL & KNOWLTON USA, leases 23,775 sq. ft. (8.43% of NRA; 8.0% of GPR) under a long-term lease expiring in 2006. Hill & Knowlton USA is part of WPP Group PLC (NASDAQ: WPPGY) and is one of the world's largest full service communications consulting firms, providing services to local and multinational clients. Hill & Knowlton USA is headquartered in New York City and has 17 offices in the United States. It provides services in the fields of corporate communications, health and pharmaceuticals, marketing, public affairs, and technology. Hill & Knowlton USA has been a tenant of the building since 1996.

   The fourth largest tenant, ARLINGTON CAPITAL, and the retail tenants have occupied the subject property since 1996.

THE MARKET. The property is located in the West End area (also known as the Foggy Bottom Area) of the Washington, D.C. metropolitan area. Located between the Central Business District and Georgetown, the subject is adjacent to the Kennedy Center for the Performing Arts and lies just east of the popular Georgetown retail district located along Wisconsin Avenue. The Foggy Bottom Metro rail station is just a few blocks from the subject and Reagan National Airport is less than three miles away.

According to the appraisal, as of first quarter 2003, the overall office vacancy rate within the sub-market was 3.6%, and the Class "A" occupancy rate was 2.92%. According to the appraisal, the estimated market rent for the subject property's office space ranged from $24.00 psf for ground level space to $48.00 psf for the upper floors of the building (compared to the subject's four office tenants paying rental rates ranging from $37.67 psf to $44.38 psf). The appraisal estimated the overall/blended market rent for the subject office space to be $43.44 psf, almost 7% higher than average rents paid at the subject ($40.51 psf). The subject property's three retail tenants pay rental rates ranging from $20.81 psf to $36.54 psf, and averaging $25.52 psf, approximately 27% below the appraisal's estimate of market retail rent of $35.00 psf.

According to the appraisal,  as of year-end 2002, the  Washington,  D.C. MSA had
279.1 million square feet of multi-tenant office space. Approximately 91 million square feet (or 33% of the total) is concentrated within the city of Washington, D.C., with the remainder located in Maryland (19%) and Virginia (48%). The total office inventory in the West End sub-market was 5.8 million square feet (in 40 buildings) as of the first quarter 2003. Approximately 3.5 million square feet (or 60% of the total) is considered Class "A" office space similar to the subject.

According to the appraisal, for 2002, the Washington, D.C. MSA had an average household income of approximately $92,535 (44% above the national average) and a median household income of approximately $72,791 (53% above the national average). The population of the Washington, D.C. MSA and within a three-mile radius of the subject was approximately 5.1 million and 281,055 in 2002, respectively.

LETTERS OF CREDIT AND RESERVES. In lieu of the lender collecting ongoing reserves for replacements and reserves for tenant improvements and leasing commissions, the borrower, at closing, provided lender with an irrevocable "evergreen" letter of credit in the amount of $10 million, which will be held by the lender as additional collateral until the end of the loan term.

Additionally, the borrower assigned two letters of credit ("LOC") in lieu of rent security deposits to the lender at closing: (i) a $1.5 million LOC from Blank Rome LLP, and (ii) a $1,617,160 LOC from DGB. The face amount of the Blank Rome LOC declines 1/7 per year over the 7 years ending 1/1/10.

At loan closing, $3,553,824 was deposited to the TI/LC Reserve for certain construction costs and tenant improvement work that the borrower is obligated to make on behalf of tenants Blank Rome LLP ($2,922,798) and DGB ($631,026). The funds will be released to the borrower once the work has been completed in accordance with the loan documents.




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $68,500,000
                     THE WATERGATE/600 NEW HAMPSHIRE AVENUE  DSCR:   1.31x
                                                             LTV:    64.32%
--------------------------------------------------------------------------------

CASH MANAGEMENT. The loan has been structured with a hard, pass-through lockbox. A cash flow sweep will be instituted (i) upon an event of default under the loan documents, and/or (ii) if the DSCR drops below 1.05x based upon the property's trailing 12-month income and expenses. A cash flow sweep instituted pursuant to clause (i) of the preceding sentence will continue until such event of default is cured in lender's sole discretion. The cash flow sweep instituted pursuant to clause (ii) of the second preceding sentence will continue until the DSCR exceeds 1.05x for two consecutive calendar quarters, provided no event of default exists.

PROPERTY MANAGEMENT. The Watergate/600 New Hampshire is managed and leased by Jones Lang LaSalle, one of the world's leading real estate services and investment management firm. Jones Lang LaSalle operates in more than 100 markets worldwide and currently manages a portfolio totaling approximately 735 million sq. ft. With nearly 17,000 employees, the company serves three major geographic areas, The Americas, Asia/Pacific and Europe, and has a strong presence in the Washington, D.C. area.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. After the 60th month of the loan term, the equity owners of the borrowers may incur mezzanine debt secured by an ownership interest in the borrowers, provided that: (i) the amount of the mezzanine debt, together with the then outstanding principal balance of the subject loan, has an LTV not in excess of 75%, (ii) the DSCR is at least 1.35x, based on the combined debt, (iii) the mezzanine financing terms and intercreditor agreement are acceptable to the lender, and (iv) rating agency confirmation is received.




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $68,500,000
                     THE WATERGATE/600 NEW HAMPSHIRE AVENUE  DSCR:   1.31x
                                                             LTV:    64.32%
--------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $55,587,072
                                  MEADOWS MALL               DSCR:   1.74x
                                                             LTV:    63.97%
--------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]







This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $55,587,072
                                  MEADOWS MALL               DSCR:   1.74x
                                                             LTV:    63.97%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

               LOAN SELLER:  ABN AMRO Bank

              LOAN PURPOSE:  Refinance

             SHADOW RATING
          (S&P/FITCH/DBRS):  BBB-/A-/BBB (high)

      ORIGINAL TMA BALANCE:  $56,000,0001

       CUT-OFF TMA BALANCE:  $55,587,072

          % BY INITIAL UPB:  5.7400%

             INTEREST RATE:  5.45282%

              PAYMENT DATE:  1st of each month

        FIRST PAYMENT DATE:  September 1, 2003

             MATURITY DATE:  August 1, 2013

              AMORTIZATION:  360 Months

           CALL PROTECTION:  Lockout for 24 months from the securitization date, then defeasance is permitted. On and after May 1, 2013, prepayment can be made without penalty.

                   SPONSOR: GGP Ivanhoe III, Inc., a subsidiary of General G rowth Properties, Inc.

                  BORROWER:  GGP Meadows Mall L.L.C.

           PARI PASSU DEBT:  $55,587,072(1)

          SUBORDINATE DEBT:  None

                   LOCKBOX:  Hard

          INITIAL RESERVES:  None

          MONTHLY RESERVES:  None
--------------------------------------------------------------------------------

1. The subject $56,000,000 represents the A-2 note in a loan with an original balance of $112,000,000 (and a cut-off date balance of $111,174,143). An A-1 note (with a cut-off date balance of $55,587,072) is pari passu with the A-2 note. At the time the original loan was split and the notes were issued, each of the A-1 note and the A-2 note had a principal balance of $55,830,656. The A-1 note is not included in the trust. All LTV and DSCR numbers are based on the combined A-1 note and A-2 note.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

       LOAN BALANCE/SQ.FT.:  $356.09

    BALLOON BALANCE/SQ.FT.:  $299.28

                       LTV:  63.97%

               BALLOON LTV:  53.76%

                      DSCR:  1.74x
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

    SINGLE ASSET/PORTFOLIO:  Single Asset

             PROPERTY TYPE:  Regional Mall

                COLLATERAL:  Fee simple interest in a regional mall

                  LOCATION:  Las Vegas, Nevada

      YEAR BUILT/RENOVATED:  1978 / 2003

COLLATERAL AREA/TOTAL AREA:  312,210 sq. ft./949,063 sq. ft.

       PROPERTY MANAGEMENT:  Borrower

 COLLATERAL/MALL OCCUPANCY:  96.55%/98.86%(2)

              UNDERWRITTEN
             NET CASH FLOW:  $13,202,871

           APPRAISED VALUE:  $173,800,000

            APPRAISAL DATE:  7/18/03
--------------------------------------------------------------------------------

2. Occupancy levels represent underwritten sq. ft. occupancy.

---------------------------------------------------------------------------------------------------------------------------

ANCHOR TENANTS(3)                       RATING (S/M/F)                 LEASE AREA (SQ.FT.)                 % OF TOTAL(4)
---------------------------------------------------------------------------------------------------------------------------
 Dillard's                                BB/B2/BB-                          182,493                         19.23%
---------------------------------------------------------------------------------------------------------------------------
 Macy's(5)                              BBB+/Baa1/BBB+                       163,250                         17.20%
---------------------------------------------------------------------------------------------------------------------------
 JCPenney                                 BB+/Ba3/BB                         146,519                         15.44%
---------------------------------------------------------------------------------------------------------------------------
 Sears                                   BBB/Baa1/BBB+                       144,591                         15.24%
---------------------------------------------------------------------------------------------------------------------------

3. Dillard's, Macy's, JC Penney and Sears own their stores, which are not part of the loan collateral. 4. Represents total area owned by tenant as a percentage of the total mall area. 5. Ratings of parent, Federated Department Stores (NYSE: FD).

---------------------------------------------------------------------------------------------------------------------------
                                         2003 SALES PSF                        OCC. COST AS % OF SALES
---------------------------------------------------------------------------------------------------------------------------
 In-Line Tenants                             $374                                    12.86%
---------------------------------------------------------------------------------------------------------------------------



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $55,587,072
                                  MEADOWS MALL               DSCR:   1.74x
                                                             LTV:    63.97%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                    NET
                                  RENTABLE    % OF TOTAL
IN-LINE               RATINGS       AREA      NET RENTABLE     ACTUAL        LEASE       2003 SALES     OCC. COST
TENANTS                S/M/F      (SQ.FT.)       AREA(6)    RENT (SQ.FT.)  EXPIRATION       PSF(7)        PSF(8)    AS % OF SALES
---------------------------------------------------------------------------------------------------------------------------------

 Express(9)         BBB+/Baa1/NR    8,342         2.67%       $22.00        01/31/2007     $186.00       $32.84         17.66%
---------------------------------------------------------------------------------------------------------------------------------

 Anchor Blue          NR/NR/NR      7,823         2.51%       $21.00        10/31/2010     $270.00       $35.14         13.01%
---------------------------------------------------------------------------------------------------------------------------------

 Charlotte Russe      NR/NR/NR      7,673         2.46%       $20.00        01/31/2006     $228.00       $33.17         14.55%
---------------------------------------------------------------------------------------------------------------------------------

6. Represents net rentable area as a percentage of the collateral net rentable area.

7.  Trailing 12 months reported sales per sq. ft. to November 2003.

8.  Trailing 12 months reported occupancy costs per sq. ft. to November 2003.

9.  Ratings are those of the parent company which does not guarantee the lease.

THE MEADOWS MALL LOAN

THE LOAN. The Meadows Mall Loan is secured by a first deed of trust on a portion of the Meadows Mall, an approximately 949,063 sq.ft. (collateral approximately 312,210 sq. ft.) two-level enclosed regional mall located in Las Vegas, Nevada. The Meadows Mall Loan is shadow rated "BBB-" by S&P, "A-" by Fitch and "BBB
(high)" by DBRS. The Meadows Mall Loan is evidenced by one note, the A-2 note, which is pari passu with another note also secured by the Meadows Mall Loan collateral. The other note, the A-1 note, was securitized in the Wachovia 2003-C9 Securitization.

The Meadows Mall Loan has a remaining term of 113 months and matures on August 1, 2013. The Meadows Mall Loan may be prepaid on or after May 1, 2013. Defeasance with United States government obligations is permitted beginning two years from the securitization date.

THE BORROWER. The borrower is GGP Meadows Mall L.L.C., a special purpose entity sponsored by GGP Ivanhoe III, Inc., which is a subsidiary of General Growth Properties, Inc. ("General Growth"). General Growth is a self-administered and self-managed publicly traded real estate investment trust rated "BBB-" by S&P, "Ba3" by Moody's and "BB" by Fitch. General Growth owns, leases, manages, acquires and develops regional shopping malls and single tenant retail properties in the United States. General Growth and its affiliates currently have interests in approximately 150 properties in 41 states, totaling approximately 146 million square feet.

THE PROPERTY. The Meadows Mall Loan collateral is approximately 312,210 sq. ft. of an approximately 949,063 sq. ft. regional mall situated on approximately 88.9 acres. The Meadows Mall, located in Las Vegas, Nevada, was constructed in 1978 and renovated in 1987, 1996 and 2003. The Meadows Mall is anchored by four department stores: Dillard's, Macy's, JCPenney and Sears, which own their stores and are not part of the loan collateral.

SIGNIFICANT TENANTS. The underwritten occupancy rate for the mortgaged property securing the Meadows Mall Loan was approximately 96.55%. The Meadows Mall is anchored by Dillard's, Macy's, JCPenney and Sears which own their stores and are not part of the loan collateral. The three largest collateral tenants are:
Express, Inc. ("Express"); HUB Distributing, Inc., doing business as Anchor Blue ("Anchor Blue"); and Lawrence Merchandising Corporation of Nevada, Inc., doing business as Charlotte Russe ("Charlotte Russe").

Express occupies approximately 8,342 sq. ft. (approximately 2.67% of the net rentable area). Express is wholly owned by Limited Brands Inc. As of February 2, 2004, Limited Brands Inc. was rated "Baa1" by Moody's and "BBB+" by S&P. The Express lease expires in January 2007. Anchor Blue occupies approximately 7,823 sq. ft. (approximately 2.51% of the net rentable area). The Anchor Blue lease expires in October 2010. Charlotte Russe occupies approximately 7,673 sq. ft. (approximately 2.46% of the net rentable area). The Charlotte Russe lease expires in January 2006.

THE MARKET. The Meadows Mall is located within the Las Vegas Metropolitan Statistical Area ("MSA"), in Clark County, Nevada. Its primary competition consists of the Boulevard Mall (also owned by General Growth), the Galleria at Sunset and the Fashion Show Mall. Boulevard Mall, anchored by Dillard's, JCPenney, Macy's and Sears, is located 6.3 miles southeast of the Meadows Mall. Boulevard Mall was opened in 1968. Average mall shop rents at Boulevard Mall range from approximately $44 to $55 per square foot and occupancy is approximately 90%. Galleria at Sunset, which opened in 1996, is the region's newest regional mall and is located 14.5 miles southeast of the Meadows Mall. Galleria at Sunset is anchored by Dillard's, JCPenney, Mervyn's and Robinson-May. Average mall shop



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $55,587,072
                                  MEADOWS MALL               DSCR:   1.74x
                                                             LTV:    63.97%
--------------------------------------------------------------------------------

rents at Galleria at Sunset range from approximately $28 to $60 per square foot and occupancy is approximately 99%. The Fashion Show Mall, which opened in 1981, is the area's dominant upscale mall and is anchored by Dillard's, Macy's, Neiman Marcus, Robinsons-May and Saks Fifth Avenue. The Fashion Show Mall is located
4.5 miles southeast of the Meadows Mall. Average mall shop rents at the Fashion Show Mall range from approximately $20 to $65 per sq. ft., while occupancy is approximately 96%. The Las Vegas MSA has been among the fastest-growing areas in the nation with a population growing from 528,002 in the early 1980's to 1,712,856 as of 2002. Household income levels in the region have also grown. Between 1980 and 2002, average household income increased from $21,302 to $66,340. (The data set forth in this section reflects market conditions as of the appraisal date, July 18, 2003.)

PROPERTY MANAGEMENT. The property is managed by the Borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.















This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $55,587,072
                                  MEADOWS MALL               DSCR:   1.74x
                                                             LTV:    63.97%
--------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $35,000,000
                             FAIRSTONE AT RIVERVIEW          DSCR:   1.25x
                                                             LTV:    79.37%
--------------------------------------------------------------------------------






                               [GRAPHIC OMITTED]




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $35,000,000
                             FAIRSTONE AT RIVERVIEW          DSCR:   1.25x
                                                             LTV:    79.37%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

               LOAN SELLER:  GACC

              LOAN PURPOSE:  Acquisition

ORIGINAL PRINCIPAL BALANCE:  $35,000,000

 CUT-OFF PRINCIPAL BALANCE:  $35,000,000

          % BY INITIAL UPB:  3.61%

             INTEREST RATE:  5.2400%

              PAYMENT DATE:  1st of each month

        FIRST PAYMENT DATE:  March 1, 2004

             MATURITY DATE:  February 1, 2011

              AMORTIZATION:  Interest only through the payment date occurring on
                             February 1, 2007. Thereafter, monthly amortization on a 30 year schedule.

           CALL PROTECTION:  Lockout for 24 months from securitization date, then defeasance is permitted. On and after November 1, 2010, prepayment can be made without penalty.

                   SPONSOR: Michael Strand, Tim Smith, Peter Morkill, Bob Miller and Greg Beckel

                 BORROWERS:  Fairstone Investors LLC and Cascade Heights
                             Fairstone LLC, as tenants- in-common

      ADDITIONAL FINANCING:  None

                   LOCKBOX:  Soft

          INITIAL RESERVES:  Tax:           $73,245
                             Insurance:     $15,509
                             Engineering:   $20,375

          MONTHLY RESERVES:  Tax:           $18,311
                             Insurance:     $7,754
                             Replacement:   $10,250
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

         LOAN BALANCE/UNIT:  $71,138

      BALLOON BALANCE/UNIT:  $67,015

                       LTV:  79.37%

               BALLOON LTV:  74.8%

                      DSCR:  1.25x


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

    SINGLE ASSET/PORTFOLIO:  Single Asset

             PROPERTY TYPE:  Multifamily

                COLLATERAL:  Fee simple interest in a multifamily property situated on a 28.61-acre site

                  LOCATION:  Taylorsville, UT

      YEAR BUILT/RENOVATED:  1997/NAP

               TOTAL UNITS:  492

       PROPERTY MANAGEMENT:  Horizon Realty Advisors, an affiliate of the borrower

      OCCUPANCY (11/20/03):  96.95%

          UNDERWRITTEN NET
                 CASH FLOW:  $2,894,310

           APPRAISED VALUE:  $44,100,000

            APPRAISAL DATE:  November 20, 2003

--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                   PROPERTY INFORMATION
---------------------------------------------------------------------------------------------------------------------------------
                                           NUMBER OF            AVERAGE SQUARE          AVERAGE RENT       COMPARABLE MARKET RENT
 UNIT TYPE                                   UNITS                 FEET/UNIT             (PER MONTH)          RANGE (PER MONTH)
---------------------------------------------------------------------------------------------------------------------------------
 One Bedroom                                  164                     742                   $655                  $629-$780
---------------------------------------------------------------------------------------------------------------------------------
 Two Bedroom                                  244                     982                   $765                  $729-$965
---------------------------------------------------------------------------------------------------------------------------------
 Three Bedroom                                84                     1,274                  $929                 $895-$1,110
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVG.                          492                     952                   $756                   $826(1)
---------------------------------------------------------------------------------------------------------------------------------

1. Calculated based on a straight average of the comparable market rent ranges on a weighted average for the subject number of units.





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $35,000,000
                             FAIRSTONE AT RIVERVIEW          DSCR:   1.25x
                                                             LTV:    79.37%
--------------------------------------------------------------------------------

THE FAIRSTONE AT RIVERVIEW LOAN

THE LOAN. The Fairstone at Riverview Loan is secured by a first mortgage on the Fairstone at Riverview, a 492-unit, Class A multifamily property situated on a 28.6-acre site and located in Taylorsville, Utah. The borrower acquired the subject property for $42.6 million (including $572,000 of closing costs) from Archstone Communities Limited, resulting in cash equity of approximately $7.6 million.

THE BORROWER. The borrowers, Fairstone Investors LLC and Cascade Heights Fairstone LLC, own the property jointly and severally as tenants-in-common, and are each structured as a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained. The sponsor of the borrower is Horizon Realty Advisors ("Horizon"), a Seattle based company that specializes in multifamily investment and management in major metropolitan areas in the western US and owns or manages 19 residential properties with over 3,400 residential units. The sponsor's key principals, Mike Strand, Greg Beckel, Robert Miller, Peter Morkill and Tim Smith have over 60 years of combined experience in the acquisition, development, management, and sales of multifamily real estate properties and have a combined stated net worth of approximately $55 million.

Mr. Strand, Mr. Beckel, Mr. Miller, Mr. Morkill and Mr. Smith are repeat sponsors of a Deutsche Bank borrower.

THE PROPERTY. Fairstone at Riverview Apartments is a 492-unit, Class "A," garden-style multifamily community located in Taylorsville, Salt Lake County, Utah, approximately 9 miles from the Salt Lake City central business district ("CBD"). The complex is comprised of 23 two and three-story buildings (including two clubhouses) constructed in 1997 on a 28.61-acre site. The unit mix consists of 164 one-bedroom, one-bath units, 72 two-bedroom, one-bath units, 172 two-bedroom, two-bath units and 84 three-bedroom, two-bath units. Unit amenities include refrigerator, gas range/oven, garbage disposal, dishwasher, washer/dryer hook ups, central air conditioning and private patio or balcony. Community amenities include outdoor swimming pool and wading pool, five children's playgrounds, two basketball courts, barbecue/picnic areas with gazebos, three community laundry rooms and two tennis courts. Additional amenities within the complex's two clubhouses include a fitness center, lounge, kitchen, TV room, children's activity center and business center. All units are individually metered for electricity, and tenants pay for all utilities. Parking is provided for 1,011 vehicles including 108 garages and 162 carports (2.05 spaces per unit).

The property is located within a neighborhood that consists of a mixture of commercial, recreational and residential development. The subject property is adjacent to a golf course and several office buildings, including the Sorenson Research Park. In addition, the subject is located next to the Jordan River Parkway, which contains a 40-mile trail system for biking and hiking. The Valley Fair Mall, containing three major anchors and over 100 stores, is located three miles northwest of the subject. The subject is convenient to various highways including Interstate 215 and 15 that provide access throughout the metropolitan area. Public transportation is available one mile from the subject at a TRAX light rail station. The subject has frontage along Interstate 15.

THE MARKET. The property is located in Taylorsville, near the center of Salt Lake County, approximately nine miles from the Salt Lake City CBD. Salt Lake County contains approximately 40% of Utah's total population. Between 1990 and 2003, population within a one-mile radius of the subject reportedly increased by 40.3%. As of July 2003, Salt Lake City experienced an unemployment rate of 5.4%, significantly lower than that of the nation (6.2%). Some of the largest employers in the Salt Lake City metro statistical area (MSA) include Intermountain Health Care, State of Utah, PacifiCorp-Utah Power and Wal-Mart. According to the appraiser, as of 2003, the average household income within a five-mile radius of the subject was $57,911.

According to the appraisal, as of third quarter 2003, Salt Lake County had an overall occupancy rate of 90.5%; Class "A" properties in the Salt Lake County market had an average monthly rental rate of $859 for apartments five years or newer. As of third quarter 2003, the subject's West Side submarket had a slightly higher overall occupancy rate of 90.8%. Average occupancy for the subject since December 2000 has been 96.7%. The appraisal identified five comparable apartment communities that have an average occupancy of 92.6%. According to the appraisal, monthly rents for comparable one-bedroom units range from $629 to $780; monthly rents for subject one-bedroom units and average $655. Monthly rents for comparable two-bedroom units range from $729 to $965; monthly rents for subject two-bedroom units average $765. Monthly rents for comparable three-bedroom units range from $895 to $1,110; monthly rents for subject three-bedroom units average $929.

PROPERTY MANAGEMENT. Horizon Realty Advisors, an affiliate of the Borrower. Horizon Realty Advisors currently owns or manages 19 properties with over 3,400 residential units in the Western United States.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $35,000,000
                             FAIRSTONE AT RIVERVIEW          DSCR:   1.25x
                                                             LTV:    79.37%
--------------------------------------------------------------------------------





                               [GRAPHIC OMITTED]








This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $30,000,000
                               321 WEST 44TH STREET          DSCR:   1.32x
                                                             LTV:    74.63%
--------------------------------------------------------------------------------





                               [GRAPHIC OMITTED]








This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                            $900,610,800 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $30,000,000
                               321 WEST 44TH STREET          DSCR:   1.32x
                                                             LTV:    74.63%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

               LOAN SELLER:  GACC

              LOAN PURPOSE:  Acquisition

      ORIGINAL TMA BALANCE:  $30,000,000

       CUT-OFF TMA BALANCE:  $30,000,000

          % BY INITIAL UPB:  3.10%

             INTEREST RATE:  5.9100%

              PAYMENT DATE:  1st of each month

        FIRST PAYMENT DATE:  February 1, 2004

             MATURITY DATE:  January 1, 2014

              AMORTIZATION:  Interest only through the payment date occurring on
                             January 1, 2006, thereafter monthly amortization on a 30 year schedule.

           CALL PROTECTION:  Lockout for 24 months from securitization date, then defeasance is permitted. On and after October 1, 2013, prepayment can be made without penalty.

                  SPONSORS:  Joseph Sitt; Thor Equities; GVA Williams Real
                             Estate

                  BORROWER:  321 West 44th Street, LLC

      ADDITIONAL FINANCING:  None

                   LOCKBOX:  Hard

          INITIAL RESERVES:  TI/LC(1):       $3,500,000

                             Replacement(1): $1,259,000

                             Tax:            $69,881
                             Insurance:      $28,720

          MONTHLY RESERVES:  Tax:            $69,881
                             TI/LC(1):       $20,883

                             Insurance:      $6,072
                             Replacement:    $3,685
--------------------------------------------------------------------------------
1. See "Reserves" section herein.


--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

       Loan Balance/sq.ft.:  $141.27

    Balloon Balance/sq.ft.:  $124.93

                       LTV:  74.63%

               Balloon LTV:  66.00%

                      DSCR:  1.32x


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

    SINGLE ASSET/PORTFOLIO:  Single Asset

             PROPERTY TYPE:  CBD Office

                COLLATERAL:  Fee simple interest in a ten-story office building

                  LOCATION:  New York, NY

      YEAR BUILT/RENOVATED:  1929/2000

                TOTAL AREA:  212,364 sq. ft.

       PROPERTY MANAGEMENT:  Williams USA Realty Services Inc.

OCCUPANCY (AS OF 12/12/03):  87.83%

              UNDERWRITTEN
             NET CASH FLOW:  $2,826,084

           APPRAISED VALUE:  $40,200,000

            APPRAISAL DATE:  August 27, 2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                                      MAJOR TENANTS
--------------------------------------------------------------------------------------------------------------------------
 TENANT                             SF            % NRSF              RENT PSF     LEASE EXPIRATION      RATINGS (S/M/F)
--------------------------------------------------------------------------------------------------------------------------
 Technicolor East Coast, Inc.     37,110          17.47%               $20.66          7/31/2013            BBB+/-/-(2)
-------------------------------------------------------------------------------------------------------------------------
 HS Systems Inc.                  30,611          14.41%               $30.88          9/30/2008              -/-/-
-------------------------------------------------------------------------------------------------------------------------

2. Ratings of parent company, Thomson, not a guarantor of the lease.





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $30,000,000
                               321 WEST 44TH STREET          DSCR:   1.32x
                                                             LTV:    74.63%
--------------------------------------------------------------------------------

THE 321 WEST 44TH STREET LOAN

THE LOAN. The 321 West 44th Street Loan is secured by a first mortgage on 321 W. 44th Street, a 10-story, Class B office building containing 212,364 sq. ft. of net rentable area which is located in midtown Manhattan, New York, New York. The purchase price of the property was approximately $40.2 million (including estimated closing costs of approximately $469,000 and re-tenanting and capital improvements costs of approximately $4.7 million) resulting in a loan to cost ratio of 73.8% and cash equity of $10.2 million.

THE BORROWER. The borrower, 321 West 44th Street, LLC. is a single-purpose, bankruptcy-remote entity with an independent director and for which a non-consolidation opinion was obtained. The loan sponsors/principals are Joseph Sitt (Founder, Chairman and CEO of Thor Equities), Thor Equities and GVA Williams Real Estate. Thor Equities is a national development and redevelopment company founded in 1986 and specializing in urban real estate projects and in public-private partnerships. As of June 2003, Mr. Sitt and his affiliates had a stated net worth of approximately $75.0 million including liquidity of approximately $4.3 million. Founded in 1926, GVA Williams Real Estate is one of New York City's oldest and most respected full-service real estate companies. GVA Williams Real Estate presently manages over 15 million square feet of office space, the vast majority of which is in New York City. The primary principals of GVA are Kenneth Carmel, Ed Ross and Jerry Cohen, who had a stated combined net worth of over $75 million as of July 2002.

GVA Williams Real Estate is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTY. 321 W. 44th Street is a 10-story Class B office building located on the north side of W. 44th Street between 8th and 9th Avenues in midtown Manhattan, New York, New York, immediately west of Times Square. The building is situated on a 0.55-acre parcel and contains 212,364 sq. ft. of net rentable area including 16,742 sq. ft. of ground floor retail space, 192,580 sq. ft. of office and production space, and 2,797 sq. ft. of basement/storage space. The property has a long history of tenants in the music, art and entertainment industries and currently features over 63,000 sq. ft. of studio/production space.

The property was built in 1929 and has been renovated in recent years. A $5.1 million renovation that occurred between 1999 and 2003 included roof, lobby, and fire alarm upgrades, window replacement, facade repairs, a corridor upgrade and replacement of passenger elevator cabs.

321 W. 44th Street was the original headquarters of Warner Brothers Pictures before production was moved to Hollywood in the early 1930's. Record Plant Recording Studios, whose space is now occupied by Streetlight Studios, played host to almost every major artist and produced countless hit records from the late 1960's through the early 1990's. Jimi Hendrix, John Lennon, Miles Davis and AC/DC are some of the well-known artists to have used Record Plant Recording Studios. Studio A (located on the 10th floor) was used exclusively by John Lennon and was the last room he worked in the hours before his death in 1980. Sound on Sound Recording studios were used in the creation of Alicia Keys' last recording effort, and Woody Allen recently filmed a scene from his next movie (known today as the Fall 2003 project) in one of the Sound on Sound studios. One of the three ground floor tenants is the famous Birdland Jazz Club named for music legend Charlie Parker.

SIGNIFICANT TENANTS. The property is 87.83% occupied by 34 tenants.

   TECHNICOLOR EAST COAST, INC. ("Technicolor East Coast") occupies 37,110 sq. ft. (17.47% of total space and 15.5% of GPR) at a rent of $20.66 psf. Technicolor East Coast's lease expires July 31, 2013. Technicolor East Coast is a subsidiary of Thomson (NYSE: TMS; rated BBB+ and A3 by S&P and Moody's, respectively). Technicolor East Coast is a global leader in the processing and distribution of motion picture films, a manufacturer of videocassettes, CDs and DVDs, and a leading provider of post production, cinema distribution and digital cinema services. The company's major Hollywood clients include The Walt Disney Co., DreamWorks SKG, New Line Cinema, Universal, Paramount and Warner Bros. Pictures. The company's software publishing clients include Microsoft, Vivendi Universal Interactive and Hewlett-Packard. The Digital Media Solutions division (DMH) of the Thomson Group, of which Technicolor is the largest contributor, represents 26.4% of Thomson's 2002 consolidated net sales and has the highest growth rate of Thomson's operating divisions. Sales revenues for the Digital Media Solutions division grew by approximately 53% in 2002 alone with the integration of Thomson's numerous acquisitions since 2001, which included Technicolor. For the year ended 2002, Thomson had net sales of approximately 10.2 billion euros, to yield a net income of approximately 373 million euros.





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $30,000,000
                               321 WEST 44TH STREET          DSCR:   1.32x
                                                             LTV:    74.63%
--------------------------------------------------------------------------------

   In a press release dated June 5, 2003, Thomson SA, the parent of the tenant, indicated that the company leased other space in Manhattan and will be relocating Technicolor's New York film laboratory to that space in 2004. The tenant is currently in occupancy at the subject property. Pursuant to the terms of the lease, Technicolor East Coast is obligated to make lease payments through the lease expiration date.

   HS SYSTEMS, INC. occupies 30,611 sf (14.41% of total space and 18.8% of GPR) under three leases, all expiring September 30, 2008. HS Systems occupies 29,796 sf of office space under two leases, both at rents of $31.17 psf, and 815 sf of storage space at a rent of $19.13 psf. HS Systems is a private company owned by financier William D. Witter (president of the Dean Witter Foundation and son of investment banker Dean Witter); Ralph M. Richart, M.D., a Columbia University professor of pathology; and Noel de Cordova Jr., a Poughkeepsie-based lawyer. A tenant at the subject since 1992, HS Systems, Inc. is a private company contracted by The City of New York to perform medical exams of New York City's disabled welfare recipients in order to determine eligibility for disabled benefits. The company has worked for The City of New York for more than 20 years. H.S. Systems currently uses the entire seventh floor as a medical diagnostic and examination facility and a portion of the sixth floor for general and executive offices.

THE MARKET. The property is located in midtown Manhattan's westside office sub-market, which, according to the appraisal, includes 30 buildings containing
3.1 million sq. ft. of competitive, multi-tenant office space. According to the appraisal, as of the second quarter 2003, this sub-market had a direct vacancy rate of 5.8%. To determine market office rental rates for Class B space in this market, the appraisal identified 26 comparable office properties located in midtown west. Office rental rates at these properties range from $22.17 psf to $35.00 psf, averaging $27.11psf. Office tenants at the subject pay rents range from $10.19 psf to $35.53 psf, averaging $21.59 psf (20.4% below the appraisers indication of market).

In determining market rent for retail space, the appraisal reviewed four retail leases in buildings and locations similar to the subject. These four tenants paid rents ranging from $36.93psf to $51.56psf, averaging $44.34psf. The subject's retail tenants pay rents of $41.65psf, $45.46 psf and $65.64 psf, averaging $50.31 psf.

RESERVES. At loan closing, $3,500,000 was deposited to the TI/LC reserve to mitigate lease expirations/tenant rollover, and $1,259,000 was deposited to a replacements reserve for elective capital improvements the borrower intends to make to the property. Ongoing monthly payments of $20,833 into the TI/LC reserve will be suspended as long as the balance in the TI/LC Reserve is $1.5 million or more, which amount will be reduced to $1.25 million when (i) at least 75% of the Technicolor East space has been re-leased, (ii) occupancy is at least 90%, and
(iii) DSCR is at least 1.25x. In addition, any termination payment made by Technicolor East Coast must be deposited with the lender to be utilized pursuant to the terms of the loan documents.

CASH MANAGEMENT. The loan has been structured with a hard, pass-through lockbox. A 100% cash flow sweep will be instituted should there be an event of default under the loan documents. Separately, if Technicolor East Coast, Inc. has not satisfactorily extended its lease on or before February 1, 2012, and the balance in the Rollover Reserve on that date is less than the $1.5 million, then 75% of all excess cash flow will be swept until the balance of the Rollover Reserve equals $1.5 million.

PROPERTY MANAGEMENT. 321 West 44th Street will be managed by Williams USA Realty Services Inc., an affiliate of the Borrower. Williams USA Realty Services presently manages over 15 million square feet of office space, the vast majority of which is in New York City.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.






This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $30,000,000
                               321 WEST 44TH STREET          DSCR:   1.32x
                                                             LTV:    74.63%
--------------------------------------------------------------------------------




                               [GRAPHIC OMITTED]




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                           $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $26,000,000
                              WENATCHEE VALLEY MALL          DSCR:   1.49x
                                                             LTV:    68.42%
--------------------------------------------------------------------------------




                               [GRAPHIC OMITTED]




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $26,000,000
                              WENATCHEE VALLEY MALL          DSCR:   1.49x
                                                             LTV:    68.42%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

               LOAN SELLER:  GACC

              LOAN PURPOSE:  Acquisition

ORIGINAL PRINCIPAL BALANCE:  $26,000,000

 CUT-OFF PRINCIPAL BALANCE:  $26,000,000

          % BY INITIAL UPB:  2.68%

             INTEREST RATE:  5.5400%

              PAYMENT DATE:  1st of each month

        FIRST PAYMENT DATE:  December 1, 2003

             MATURITY DATE:  November 1, 2010

              AMORTIZATION:  Interest only until the payment date occurring on
                             November 1, 2004. Thereafter amortization on a 30 year schedule.

           CALL PROTECTION:  Lockout for 24 months from securitization date, then defeasance is permitted. On and after August 1, 2010, prepayment can be made without penalty.

                   SPONSOR: Passco Real Estate Enterprises, Inc. and William O. Passo

                  BORROWER:  Passco WVM, LLC, Passco Diversified WVM, LLC, as
                             tenants-in-common, together with an additional 26 tenants-in-common.

      ADDITIONAL FINANCING:  None

                   LOCKBOX:  Hard

          INITIAL RESERVES:  Tax:           $55,758
                             Insurance:     $16,675

                             Engineering:   36,588

                             TI/LC(1):      $2,228,945
                             Other(1):      $468,361

          MONTHLY RESERVES:  Tax:           $27,853
                             Insurance:     $5,558

                             TI/LC:         $14,468

                             Replacement:   $4,224

--------------------------------------------------------------------------------
1. See "Reserves" section herein.


--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

           LOAN BALANCE/SF:  $76.38

        BALLOON BALANCE/SF:  $69.72

                       LTV:  68.42%

               BALLOON LTV:  62.46%

                      DSCR:  1.49x


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

    SINGLE ASSET/PORTFOLIO:  Single Asset

             PROPERTY TYPE:  Regional Mall

                COLLATERAL:  Fee simple interest in a regional mall and
                             leasehold interest in 2 parking lots

                  LOCATION:  East Wenatchee, WA

      YEAR BUILT/RENOVATED:  1954/2003

COLLATERAL AREA/TOTAL AREA:  340,406 sq.ft.

       PROPERTY MANAGEMENT:  Passco Property Management, Inc., an affiliate of the borrower

       OCCUPANCY (9/01/03):  96.12%

              UNDERWRITTEN
             NET CASH FLOW:  $2,652,539

           APPRAISED VALUE:  $38,000,000

            APPRAISAL DATE:  June 18, 2003





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $26,000,000
                              WENATCHEE VALLEY MALL          DSCR:   1.49x
                                                             LTV:    68.42%
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                ANCHOR /MAJOR TENANTS
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                OCCUPANCY COST    EXPIRATION
 TENANTS               RATINGS (S/M/F)  LEASE AREA (SF)      % OF TOTAL         SALES PSF      AS A % OF SALES      DATES
-----------------------------------------------------------------------------------------------------------------------------
 Bon Marche1           BBB+/Baa1/BBB+       87,040              25.57%         $151 ('03)           2.12%          9/30/26
-----------------------------------------------------------------------------------------------------------------------------
 Sears                  BBB/Baa1/BBB+       48,216              14.16%         $248 ('02)           1.61%          8/31/13
-----------------------------------------------------------------------------------------------------------------------------
 Food Pavilion              -/-/-           47,920              14.08%         $244 ('02)           6.25%          9/30/20
-----------------------------------------------------------------------------------------------------------------------------
 Ross Dress for Less       BBB/-/-          30,335               8.91%          New Lease                         12/31/13
-----------------------------------------------------------------------------------------------------------------------------
Bed Bath & Beyond         BBB/-/-           20,694               6.08%          New Lease                         10/31/13
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WA                                   234,205               68.8%             $201(2)          3.07%(2)
-----------------------------------------------------------------------------------------------------------------------------

1. Now renamed Bon-Macy's and a wholly-owned subsidiary of Federated Department Stores, Inc. for whom ratings are shown (Federated Department Stores, Inc. has not guaranteed the lease).

2. Does not include the unavailable sales psf and occupancy cost figures for Ross Dress for Less and Bed Bath & Beyond.

---------------------------------------------------------------------------------------------------------------------------
                                     2002 SALES PSF                   OCC. COST AS % OF SALES
---------------------------------------------------------------------------------------------------------------------------
 IN-LINE TENANTS                          $206                                10.18%
---------------------------------------------------------------------------------------------------------------------------

THE WENATCHEE VALLEY MALL LOAN

THE LOAN. The Wenatchee Valley Mall Loan is secured by a first mortgage on the Wenatchee Valley Mall, a 340,406 sq. ft. regional mall situated on a 29.1-acre site which is located in East Wenatchee, Washington. The borrower's acquisition cost was approximately $38.2 million (inclusive of closing and re-tenanting costs) resulting in a loan to cost ratio of 68.1% and hard equity of approximately $12.2 million.

THE BORROWER. The borrower, Passco Diversified WVM, LLC, Passco Diversified II WVM, LLC and 26 other tenants-in-common (two of which are entities controlled by Passco Real Estate Enterprises, Inc., which is controlled by William O. Passo). Each of the tenants-in-common borrowers is a bankruptcy remote, special purpose entity with an independent director for which a non-consolidation opinion was obtained. The sponsor is Passco Real Estate Enterprises, Inc. whose key principal is William O. Passo. Mr. Passo has directed the formation of over 86 private and public liability companies and limited partnerships and has been involved with the acquisition, disposition, and management of over 140 properties since 1978. As of July 2003, Mr Passo had a stated net worth of approximately $10.0 million including approximately $981,000 of liquid assets. Passco Property Management Inc. manages the subject property. Based in Santa Ana, California, Passco Property Management Inc. manages over 3.0 million sq. ft. of commercial space.

Passco Real Estate Enterprises, Inc. is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTY. Wenatchee Valley Mall is located in East Wenatchee, Douglas County, Washington, approximately 110 miles east of Seattle and situated within the Wenatchee Labor Market Area (LMA), encompassing Douglas and Chelan Counties. East Wenatchee is located east of the Columbia River, and, according to the appraisal, substantial residential growth is expected to occur in this area. The subject property is the only enclosed regional mall within 50 miles and has no direct competition within its extensive trade area. The property has excellent visibility and access. The subject property is situated on a 29.1-acre site at the intersection of U.S. Highway 2, State Route 28 and Stevens Street. U.S. Highway 2 and State Route 28 are the primary arterials through the area. Wenatchee Valley Mall is located at the foot of the Steven Street Bridge, where daily traffic counts exceed 35,000. Steven Street Bridge is one of only two area automotive bridges spanning the Columbia River. The subject property was originally constructed in 1954 as a neighborhood retail center, expanded in the 1970's and substantially renovated and expanded in phases from 2000-2003 at an approximate cost of $17 million. The renovation included various upgrades to both the exterior (facade and parking lot) and interior (floors and common areas). In 2001, Bon Marche (now renamed Bon-Macy's) built its own store at a reported cost of approximately $10 million on land ground-leased from the borrower. The subject property also includes the leasehold interest in two small parcels (part of the parking area), with both ground leases expiring in December 2053. There is on-site parking for approximately 1,550 cars (4.55 spaces per 1,000 sq. ft.).




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $26,000,000
                              WENATCHEE VALLEY MALL          DSCR:   1.49x
                                                             LTV:    68.42%
--------------------------------------------------------------------------------

Gottschalk's Department Store, formerly an anchor tenant, vacated its space in March 2003 because of a national retrenchment program, and the borrower successfully re-leased the space in less than six months to both Ross Dress for Less and Bed, Bath and Beyond. Tenant sales for 2002 at Wanatchee averaged $202 psf, nearly twice the $111 psf average for regional centers in the western United States as reported in "Dollars & Cents of Shopping Centers: 2002". In addition, the subject property's 2002 sales were considerably higher than the average $160 psf for enclosed malls between 250,000 sq. ft. and 499,999 sq. ft. as reported by the ICSC.

THE MARKET. According to the appraisal, the Wenatchee LMA's population was approximately 101,967 in 2002, up 23% from 1990 with continued rapid growth projected. Primarily an agricultural area, the local economy has become more diversified in recent years as hydroelectric power generation has become a significant sector of the economy, and companies such as Verizon have opened facilities to take advantage of relatively low business costs and a high quality of life. According to the appraisal, within a 25 mile radius of the subject property, the 2002 average household income was approximately $54,678.

The subject property is the only enclosed regional mall within a 50 mile radius, the next-closest being the 640,000 sq. ft. Valley Mall in Yakima (anchored by Bon Macy's, Sears and Gottschalk's) 50 miles to the south. According to the appraisal, the subject property benefits, therefore, from the lack of any direct competition for the approximately 200,000 people residing in its trade area, half of whom live within 15 minutes of the property. The subject property has attracted numerous other retail developments to the area, further enhancing the neighborhood as a destination retail center. These include the 50,000 sq. ft. Fifth Street Center, the 35,000 sq. ft. Katie-Did Mall and the 270,000 sq. ft. Valley North power center as well as numerous free-standing big box retailers.

According to the appraisal, there is approximately 2.0 million sq. ft. of retail space in the overall Wenatchee Valley market with a vacancy rate of approximately 6%. A survey by the appraiser of several local retail centers indicated a vacancy range from 0% to 5% and market rents that range from $16.00 psf to $32.00 psf for in-line space and from $10.00psf to $13.50 psf for anchor space. Wanatchee Valley Mall has an average three-year historical occupancy of 92%. The appraisal identified four comparable mall properties with occupancy rates ranging from 95% to 100%. Rental rates at the comparable properties ranged from $14.00 psf to $32.00 psf for in-line space and from $5.00 psf to $16.50 psf for anchor space. In-line tenants at the subject pay rents ranging from approximately $15.00 psf to $22.00 psf, while anchor tenant rents range from $1.94 psf (ground-leased space to Bon-Marche) to $13.21 psf.

SIGNIFICANT TENANTS. The property is 96.12% occupied by a total of five anchor and 39 in-line tenants, 54.7% (by NRA) of which are investment-grade tenants. The five anchor tenants, Bon Macy's, Sears, Food Pavilion, Ross Dress For Less and Bed Bath & Beyond account for 68.3% of GLA and 40.5% of GPR. Other tenants include a mix of national, regional and local tenants including Waldenbooks, Payless Shoes, Radio Shack, Foot Locker, GNC and Pacific Sunwear.

   BON MARCHE, now renamed Bon-Macy's, occupies 87,040 sq. ft. (25.57% of total space and 3.0% of GPR) under a ground lease expiring September 30, 2026, with six, five-year extension options at a rent of $1.15 psf. As of January 3, 2004 Bon-Macys operated 50 stores in the States of Idaho, Montana, Oregon, Washington and Wyoming. Bon-Macys developed the subject store in 2000/2001 at a reported cost of approximately $10 million. Bon-Macys is a wholly-owned subsidiary of Federated Department Stores, Inc. (NYSE: FD; Rated BBB+/Baa1/BBB+ by S/M/F) and was re-named as part of a re-branding effort to align the chain with its parent company. For the 12 months ended February 1, 2003, the company's total reported revenues were approximately $15.435 billion with reported net income of approximately $818 million. The Bon-Macy's store at the subject property had sales of approximately $151 psf for the twelve months ended January 31, 2003 and an occupancy cost of approximately 2.12%.

   SEARS occupies 48,216 sq. ft. (14.16% of total space and 3.2% of GPR) under two leases, both expiring August 31, 2013. Sears has been a tenant at the property since 1973 and is in occupation of 46,488 sq. ft. of space. Sears' original 30 year lease was renewed by exercising the first of five 10 year renewal options at a rent of $1.94 psf. The remaining 1,728 sq. ft. of space that Sears occupies is subject to a rent of $7.94 psf. As at January 3, 2003, Sears, Roebuck & Co. (NYSE: S; BBB/Baa1/BBB+ by S/M/F) operated more than 2,300 stores across the United States and Canada including approximately 1,000 full-line stores and 1,300 specialty stores. For the year ended January 3, 2004, the company reported total revenues of approximately $41.124 billion and net income of approximately $3.397 billion. The Sears store at the subject property had 2002 sales of $248 psf and an occupancy cost of 1.61%.

   FOOD PAVILION occupies 47,920 sq. ft. (14.08% of total space and 19.2% of GPR) under a lease expiring September 30, 2020, at a rent of $13.21 psf. Food Pavilion is owned by the privately held Brown & Coles Stores company, which was founded in 1909. As of January 2002, the company operated 35 grocery stores in Washington, Oregon and Montana. The Food Pavilion store at the subject property had 2002 sales of $244 psf and an occupancy cost of 6.25%.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $26,000,000
                              WENATCHEE VALLEY MALL          DSCR:   1.49x
                                                             LTV:    68.42%
--------------------------------------------------------------------------------

RESERVES.  Ross Dress For Less (30,335 sq. ft. or 8.91% of total space,  9.0% of
GPR) and Bed Bath & Beyond (20,694 sq. ft. or 6.08% of total space, 6.0% of GPR) executed new leases in respect of space formerly leased to Gottschalk's Department Store and recently renovated for them, with the new leases dated August 26, 2003 and July 25, 2003 respectively. In connection with these two tenants, the following reserves have been taken:

Ross Dress For Less: (i) $1,021,602 was reserved at closing to cover tenant improvement obligations of the borrower. Funds from this reserve have been and will continue to be released periodically as certain conditions are satisfied, including presentation of invoices for work completed and leasing commissions due (as of February 6, 2004, the remaining balance of the reserve was $257,594); and (ii) $282,115 tenant rent reserve, which will be released after satisfactory evidence that Ross Dress For Less has accepted its space and that a rent commencement date has been set, subject to retainage of any free rent which will be released on a pro rata basis monthly during the applicable free rent period.

Bed Bath & Beyond: (i) $1,207,343 was reserved at closing to cover tenant improvement obligations of the borrower. Funds from this reserve have been and will continue to be released periodically as certain conditions are satisfied, including presentation of invoices for work completed and leasing commissions due (as of February 6, 2004, the remaining balance of the reserve was $140,776); and (ii) $186,246 tenant rent reserve, which will be released after satisfactory evidence that Bed Bath & Beyond has accepted its space and that a rent commencement date has been set, subject to retainage of any free rent which will be released on a pro rata basis monthly during the applicable free rent period. Bed Bath & Beyond recently opened for business, and it is anticipated that this reserve will therefore be released.

PROPERTY MANAGEMENT. A borrower affiliate, Passco Property Management, Inc., manages the subject property. Based in Santa Ana, CA, Passco Property Management Inc. manages over 3.0 million sq. ft. of commercial space.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.






This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET          BALANCE $26,000,000
                              WENATCHEE VALLEY MALL          DSCR:   1.49x
                                                             LTV:    68.42%
--------------------------------------------------------------------------------




                               [GRAPHIC OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE $25,974,625
                             SHOPPES AT GRAND PRAIRIE       DSCR:   1.28x
                                                            LTV:    73.71%
--------------------------------------------------------------------------------






                               [GRAPHIC OMITTED]









This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE $25,974,625
                             SHOPPES AT GRAND PRAIRIE       DSCR:   1.28x
                                                            LTV:    73.71%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

               LOAN SELLER:  GACC

              LOAN PURPOSE:  Refinance

ORIGINAL PRINCIPAL BALANCE:  $26,090,000

 CUT-OFF PRINCIPAL BALANCE:  $25,974,625

          % BY INITIAL UPB:  2.68%

             INTEREST RATE:  5.3050%

              PAYMENT DATE:  1st of each month

        FIRST PAYMENT DATE:  December 1, 2003

             MATURITY DATE:  November 1, 2008

              AMORTIZATION:  360 Months

           CALL PROTECTION:  Lockout for 24 months from securitization date, then prepayment premitted with yield maintenance. On and after August 1, 2008, prepayment can be made without penalty.

                   SPONSOR:  Diane A. Oberhelman

                  BORROWER:  North Shoppes, L.P.

      ADDITIONAL FINANCING:  None

                   LOCKBOX:  Hard

          INITIAL RESERVES:  Tax:             $121,876
                             Insurance:       $19,584
                             TI/LC:           $225,000
                             Performance(1):  $1,650,000

          MONTHLY RESERVES:  Tax:             $30,469
                             Insurance:       $2,176
                             TI/LC:           $8,242
                             Replacement:     $1,932

--------------------------------------------------------------------------------
1. See "Reserves" section herein.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

      LOAN BALANCE/SQ. FT.:  $168.08

   BALLOON BALANCE/SQ. FT.:  $156.43

                       LTV:  73.71%(2)

               BALLOON LTV:  73.25%

                      DSCR:  1.28x(2)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

    SINGLE ASSET/PORTFOLIO:  Single Asset

             PROPERTY TYPE:  Anchored Retail

                COLLATERAL:  Fee simple interest in an anchored retail center

                  LOCATION:  Peoria, IL

      YEAR BUILT/RENOVATED:  2003/NAP

   MORTGAGED COLLATERAL SF:  154,539 sq. ft.

         OVERALL CENTER SF:  488,349 sq. ft.

       PROPERTY MANAGEMENT:  An affiliate of the Borrower, Cullinan Properties,
                             Ltd.

OCCUPANCY (AS OF 02/10/04):  85.15%

              UNDERWRITTEN
             NET CASH FLOW:  $2,082,889

           APPRAISED VALUE:  $33,000,000

            APPRAISAL DATE:  October 1, 2003

--------------------------------------------------------------------------------
2. Calculated net of holdback amounts of $1.65 million.

-----------------------------------------------------------------------------------------------------------------------------
                               SIGNIFICANT TENANTS
-----------------------------------------------------------------------------------------------------------------------------
 TENANT                                   SF                    % NRSF                RENT PSF         LEASE EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------
 Galyan's                               65,000                  42.06%                  $6.50              3/31/2018
-----------------------------------------------------------------------------------------------------------------------------
 Bombay Company                          8,500                   5.50%                 $22.00              3/31/2013
-----------------------------------------------------------------------------------------------------------------------------
 Johnny's Italian Steakhouse             7,888                   5.10%                 $23.60              4/30/2013
-----------------------------------------------------------------------------------------------------------------------------
 Hobby Town USA                          7,545                   4.88%                 $26.00              4/01/2013
-----------------------------------------------------------------------------------------------------------------------------




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE $25,974,625
                             SHOPPES AT GRAND PRAIRIE       DSCR:   1.28x
                                                            LTV:    73.71%
--------------------------------------------------------------------------------

SHOPPES AT GRAND PRAIRIE LOAN

THE LOAN. The Shoppes at Grand Prairie Loan is secured by a first mortgage on The Shoppes at Grand Prairie, a 154,539 sq. ft. portion of a larger, newly built 488,349 sq. ft. open-air lifestyle center located in Peoria, Illinois. The development cost of the property was approximately $31,257,660 million, resulting in cash equity of approximately $5,167,660 million on gross loan proceeds.

THE BORROWER. The borrower, North Shoppes, L.P., is a single-purpose entity for which a non-consolidation opinion was obtained. The loan sponsor is Cullinan Properties, Ltd. ("Cullinan"), founded in 1988. Cullinan has extensive experience in developing, acquiring, and managing retail, multifamily and office properties. The Peoria Association of Realtors has recognized the sponsor's founder and majority shareholder, Diane Cullinan-Oberhelman, as one of the top 10 business leaders in Central Illinois. As of June 2003, Ms. Cullinan-Oberhelman had a stated net worth of approximately $31.6 million.

Ms. Cullinan-Oberhelman is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTY. The Shoppes at Grand Prairie is a 154,539 sq. ft. portion of a larger, newly built 488,349 sq. ft. open-air center located in Peoria, Illinois, approximately 171 miles southwest of Chicago and 175 miles northeast of St. Louis. The retail center is located in Peoria's rapidly growing northwest corridor, and is part of a larger retail development totaling approximately 1.0 million sq. ft. located in immediate proximity to the subject. The subject has been open for business since April 2003 and is anchored by Galyan's Trading Co. and contains 19 upscale in-line tenants. The subject is shadow-anchored by Bergner's, Linen's `N Things, Border's Books, Old Navy and an additional 35 in-line tenants that are part of the overall center, but not part of the collateral. The center is located within several hundred yards of a 95,000 sq. ft. Home Depot. Additionally, located approximately one-mile southeast of the subject is Northwoods Mall, which, according to the appraisal, is the dominant mall in Peoria. Northwoods Mall, a Simon Property Group mall, was built over thirty years ago, targets a different market and is not a direct competitor of Shoppes at Grand Prairie.

The Shoppes at Grand Prairie is located at the corner of two of Peoria's major traffic arteries, U.S. Route 150 and Illinois Route 6. Route 150, also known as War Memorial Drive, is the main east-west thoroughfare in central Peoria County; Route 6 is a north-south extension of Interstate 474, the major beltway around the Peoria metro area. The center has excellent access to these roadways and good visibility. Opened for business in 2003, the center features an attractive exterior finish with a decorative brick facade and ornamental accents. On-site parking totals 2,590 cars of which the subject's pro rata share is 747 spaces (4.83 spaces per 1,000 sq. ft.).

The Shoppes at Grand Prairie is the area's first new, large-scale retail development in over 30 years and the focal point of what is commonly referred to as the "Grand Prairie Development". When completed, this commercial hub is projected to contain approximately 1.0 million sq. ft. of retail space comprised of the subject and adjacent retail parcels in addition to restaurants, Class A multifamily developments, a 90-room hotel and an 18-screen stadium seating movie theatre, expected to open in the Spring 2004. Additional retail space in the overall development includes the following: (1) The Plaza at Grand Prairie (approximately 230,600 sq. ft.) is planned to be a power center (approximately 25% built-out) that when completed is projected to feature national big box retailers; (2) Grand Prairie Commons (184,645 sq. ft.), located at the same intersection as the subject, is currently open and contains an established mix of national retail and restaurant tenants, including Home Depot, Pier 1 Imports, Gander Mountain (an outdoor gear retailer), Java Jo's and Famous Dave's BBQ; and
(3) Prairie Place (60,000 sq. ft.), a strip center comprised of local and regional retailers.

SIGNIFICANT TENANTS. The collateral is 85.15% occupied by one anchor and 19 in-line tenants. The anchor tenant is Galyan's Trading Co., a sporting goods and outdoor products retailer. National and regional in-line tenants at the property include: Bombay Company (8,500 sq. ft.; 5.5% NRA; 6.5% GPR), Hobby Town USA (7,545 sq. ft.; 4.9% NRA; 6.8% GPR) Casual Corner (6,115 sq. ft.; 4.0% NRA; 5.9%
GPR) and Jos. A. Bank  Clothiers  (NASDAQ:  JOSB;  4,000 sq. ft.; 2.6% NRA; 3.1%
GPR).

   GALYAN'S TRADING CO. ("GALYAN'S") occupies 65,000 sq. ft. (42.06% of total space and 14.7% of GPR) under a lease expiring in March 31, 2018 at a rent of $6.50 psf . Galyan's is a sporting goods and outdoor products retailer that currently operates 46 stores in 21 states. The Company sells outdoor and athletic equipment, apparel, footwear and accessories, as well as casual apparel and footwear. For the 2002 fiscal year, Galyan's (NASDAQ: GLYN) reported net sales of $597.7 million and net income of $18.7 million.




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE $25,974,625
                             SHOPPES AT GRAND PRAIRIE       DSCR:   1.28x
                                                            LTV:    73.71%
--------------------------------------------------------------------------------

THE MARKET. According to the appraisal, the property draws shoppers from a 10-county market area representing approximately 620,000 people. The City of Peoria, IL is situated within the Peoria-Pekin MSA, encompassing the three counties of Peoria, Tazewell, and Woodford. A network of roadways and rail lines (including Amtrak) serve the area. Additionally, the City of Peoria and the State of Illinois Department of Transportation have and are continuing to improve the road and accessibility infrastructure of the subject property at a reported cost of approximately $14.7 million. According to the appraisal, a major renovation and expansion project is reportedly planned for Interstate 74 through the downtown area over the next six years, which should increase the traffic along Interstate 474 and Illinois Route 6, thereby increasing traffic within the vicinity of Shoppes at Grand Prairie. Peoria is the largest city in the MSA with a population of approximately 112,936, representing 32.5% of the overall MSA population.

According to the appraisal, vacancy rates for most of the area's newer stabilized centers typically range from 0% to 5%. According to the appraisal, retail growth in the market is continuing, with residential growth moving in a north and northwesterly direction from the city's central business district, placing the subject directly in line with this growth. According to the appraisal, occupancies at comparable mall properties in the market ranged from 82% to 98% and market rents ranged from $10 to $14 psf for anchor space, $24 to $32 psf for spaces from 3,001 sq. ft. to 10,000 sq. ft., $28 to $40 psf for spaces between 1,201 sq. ft. and 3,000 sq. ft., and $40 to $65 psf for spaces less than 1,200 sq. ft. Rents at Shoppes at Grand Prairie fall within the market range, with anchor space ranging from $6-$10 psf, $18-$32 psf for 3,000 sq. ft. to 10,000 sq. ft., $25.50-$38.18 psf for spaces between 1,201 sq. ft. and 3,000
sq. ft. and $21-$59.70 psf for spaces less than 1,200 sq. ft.

RESERVES. $1.65 million was reserved at closing to be held as additional collateral pending the continued satisfaction of certain performance criteria. This reserve may be released, in whole or in part, up to four times per year provided, among other things, the property maintains: (i) a minimum DSCR of 1.25x, (ii) a maximum LTV ratio of 80%, and (iii) minimum occupancy of 84.55% for a three month period.

CASH MANAGEMENT. A hard lock-box was established at closing of the loan.

PROPERTY MANAGEMENT. Cullinan Properties, Ltd., an affiliate of the Borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE $25,9740,625
                             SHOPPES AT GRAND PRAIRIE       DSCR:   1.28x
                                                            LTV:    73.71%
--------------------------------------------------------------------------------





                               [GRAPHIC OMITTED]






This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                          $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE $23,911,302
                               WIENER PORTFOLIO III         DSCR:   1.21x
                                                            LTV:    73.35%
--------------------------------------------------------------------------------





                               [GRAPHIC OMITTED]





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE $23,911,302
                               WIENER PORTFOLIO III         DSCR:   1.21x
                                                            LTV:    73.35%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

               LOAN SELLER:  GACC

              LOAN PURPOSE:  Refinance

ORIGINAL PRINCIPAL BALANCE:  $24,025,000

 CUT-OFF PRINCIPAL BALANCE:  $23,911,302

          % BY INITIAL UPB:  2.47%

             INTEREST RATE:  4.9600%

              PAYMENT DATE:  1st of each month

        FIRST PAYMENT DATE:  December 1, 2003

             MATURITY DATE:  November 1, 2008

              AMORTIZATION:  360 Months

           CALL PROTECTION:  Lockout for 24 months from securitization date, then defeasance is permitted. On and after August 1, 2008, prepayment can be made without penalty.

                   SPONSOR:  Joel Wiener

                  BORROWER:  Underhill Realty LLC

      ADDITIONAL FINANCING:  None

                   LOCKBOX:  None

          INITIAL RESERVES:  Tax:           $215,814
                             Insurance:     $33,542
                             Engineering:   $21,875

          MONTHLY RESERVES:  Tax:           $34,202
                             Insurance:     $10,742
                             Replacement:   $9,563
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                 PROPERTY DESCRIPTION - 910-930 THIERIOT AVENUE
--------------------------------------------------------------------------------
                                    SUBJECT       COMPARABLE
                                  AVERAGE RENT   AVERAGE RENT
 UNIT TYPE             UNITS       (PER MONTH)    (PER MONTH)
--------------------------------------------------------------------------------

 Studio                  4            $502           $674
--------------------------------------------------------------------------------
 One Bedroom            83            $640           $816
--------------------------------------------------------------------------------
 Two Bedroom            103           $681           $865
--------------------------------------------------------------------------------
 Three Bedroom          60            $779          $1,197
--------------------------------------------------------------------------------
 Super                   1             N/A            N/A
--------------------------------------------------------------------------------
 Office/
--------------------------------------------------------------------------------
  Management             1             N/A            N/A
--------------------------------------------------------------------------------
 TOTAL/WTD. AVG         252           6881           $925(1)
--------------------------------------------------------------------------------
1. Does not include rent for Superintendent and Office/Management units.


--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

         LOAN BALANCE/UNIT:  $52,094

      BALLOON BALANCE/UNIT:  $48,249

                       LTV:  73.35%

               BALLOON LTV:  67.93%

                      DSCR:  1.21x
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

    SINGLE ASSET/PORTFOLIO:  Portfolio

             PROPERTY TYPE:  Multifamily

                COLLATERAL:  Blanket first mortgage secured by the fee simple interest in two multifamily properties containing a total of 459 units

                  LOCATION:  Bronx, New York

     YEARS BUILT/RENOVATED:  1965/NAP

     TOTAL PORTFOLIO UNITS:  459

       PROPERTY MANAGEMENT:  Pinnacle Managing Co. LLC, an
                             affiliate of the Borrower

       PORTFOLIO OCCUPANCY
          (AS OF 10/09/03):  97.82%

              UNDERWRITTEN
             NET CASH FLOW:  $1,865,679

 PORTFOLIO APPRAISED VALUE:  $32,600,000

           APPRAISAL DATES:  August 18, 2003

--------------------------------------------------------------------------------
                  PROPERTY DESCRIPTION - 945-955 UNDERHILL AVENUE
--------------------------------------------------------------------------------
                                    SUBJECT       COMPARABLE
                                  AVERAGE RENT   AVERAGE RENT
 UNIT TYPE             UNITS       (PER MONTH)    (PER MONTH)
--------------------------------------------------------------------------------
 Studio                 22            $593           $674
--------------------------------------------------------------------------------
 One Bedroom            42            $690           $816
--------------------------------------------------------------------------------
 Two Bedroom            100           $702           $865
--------------------------------------------------------------------------------
 Three Bedroom          40            $784          $1,197
--------------------------------------------------------------------------------
 Super                   1             N/A            N/A
 -------------------------------------------------------------------------------
 Office/Management       2             N/A            N/A
--------------------------------------------------------------------------------
 TOTAL/WTD. AVG         207           $7041          $899(1)
--------------------------------------------------------------------------------
1. Does not include rent for Superintendent and Office/Management units.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE $23,911,302
                               WIENER PORTFOLIO III         DSCR:   1.21x
                                                            LTV:    73.35%
--------------------------------------------------------------------------------

THE WIENER PORTFOLIO LOAN

THE LOAN. The Wiener Portfolio Loan is secured by a blanket first mortgage on two high-rise multifamily properties containing a total of 459 units located in the Borough of the Bronx, in New York City, New York. The total cost basis on the property is approximately $25.0 million, leaving cash equity of approximately $1.0 million on gross loan proceeds.

THE  BORROWER.  The  borrower,   Underhill  Realty  LLC,  is  a  single-purpose,
bankruptcy-remote entity with an independent director and for which a non-consolidation opinion was obtained. The loan sponsor is Joel Wiener, a successful owner/manager of over 9,000 apartment units located primarily in four of the five New York City Boroughs of Manhattan, Queens, Brooklyn and the Bronx. Mr. Wiener has been in the real estate business for over 40 years. Mr. Wiener, who purchased the subject properties in 2002, had a stated net worth of $124 million including cash and marketable securities of over $15.15 million as of December 31, 2001(and as confirmed by a "No Material Change" letter dated April
2003).

Joel Wiener is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTIES. Collateral for the loan consists of two brick high-rise elevator apartment buildings, each 21 stories in height and containing 207 and 252 residential units. Both of the properties are located in densely populated residential areas with convenient retail establishments and high multifamily occupancy rates, resulting in occupancy that exceeds 95%. In addition, both of the properties have convenient access to major highways and various forms of public transportation, allowing for an easy commute to local employment centers as well as to Long Island, New Jersey and the other boroughs of New York City. In addition to residential apartment units, the subject buildings feature an office for the building superintendent and management/office units.

THE MARKET. All of the units are rent stabilized with the exception of 2 employee units and 3 office/management units. According to the appraisal, in New York City, multifamily properties subject to rent control and rent stabilization ordinances tend to have very high occupancies (95% to 100%), low turnover and historically stable cash flow. According to the appraisal, rents at all of the subject properties are, on average, approximately 24% below market, and the market occupancies for multifamily properties are in excess of 95%. The below market rents represent upside potential as the landlord is able to increase rents (subject to rent control guidelines) as units are vacated. Average monthly rents for studio units at the two subject properties range from $502 to $593, average monthly rents for one-bedroom units range from $640 to $690, average monthly rents for two-bedroom units range from $681 to $702 and average monthly rents for subject three-bedroom units ranged from $779 to $784.

The subject properties are located in the neighborhood of Soundview, which is the central portion of the Borough of the Bronx. Soundview, a middle income community, contains a mix of one- to three-family homes and multifamily apartment buildings. The neighborhood also contains various commercial uses including neighborhood retail stores, restaurants, banks and other local services.

The Borough of the Bronx accounts for 16.6% of New York City's population with a 2000 population of 1,332,650. The appraisal estimated Bronx County's overall median household income at $32,754 in 2002, with average income levels projected to increase by 14.6% by 2006. It is estimated that 80.4% of all occupied housing units in Bronx County are renter-occupied, which is more than twice the national average of 34%, making demand for rental housing very strong. Bronx County has excellent highway and mass transportation access to Manhattan and surrounding areas. The properties are in close proximity to I-278 (Bruckner Expressway), the major thoroughfare running East-West through the Bronx and connecting with I-95 and I-87. According to the appraisal, a limited number of sites for development inhibits the possibility of future oversupply of housing.

PROPERTY MANAGEMENT. Pinnacle Managing Co. LLC ("Pinnacle"), a company founded by Joel Wiener, manages the properties. Pinnacle was founded in 1959 and currently manages nearly 100 properties totaling over 9,000 residential units in the New York City area (primarily in four of the five boroughs, excluding Staten Island). Mr. Wiener has been involved in the real estate business for over 40 years and has built a strong organization that employs approximately 300 people who manage and maintain his portfolio of properties. Pinnacle only manages properties owned by Mr. Wiener.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE $23,911,302
                               WIENER PORTFOLIO III         DSCR:   1.21x
                                                            LTV:    73.35%
--------------------------------------------------------------------------------





                               [GRAPHIC OMITTED]





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE $23,549,204
                              1401 ENCLAVE PARKWAY          DSCR:   1.51x
                                                            LTV:    68.06%
--------------------------------------------------------------------------------






                               [GRAPHIC OMITTED]







This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE $23,549,204
                              1401 ENCLAVE PARKWAY          DSCR:   1.51x
                                                            LTV:    68.06%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

               LOAN SELLER:  LaSalle Bank National Association

              LOAN PURPOSE:  Acquisition

      ORIGINAL TMA BALANCE:  $23,600,000

       CUT-OFF TMA BALANCE:  $23,549,204

          % BY INITIAL UPB:  2.43%

             INTEREST RATE:  5.6000%

              PAYMENT DATE:  1st of each month

        FIRST PAYMENT DATE:  February 1, 2004

             MATURITY DATE:  January 1, 2009

              AMORTIZATION:  The loan amortizes on a 30 year schedule.

           CALL  PROTECTION: Lockout for 36 months from origination date of
                             December 22, 2003, then defeasance is permitted. On and after November 1, 2008, prepayment can be made without penalty.

                   SPONSOR:  Anthony W. Thompson

                 BORROWERS:  NNN Enclave Parkway, LLC1

      ADDITIONAL FINANCING:  None

                   LOCKBOX:  Hard

          INITIAL RESERVES:  TI/LC(2):        $300,000
                             Tax:             $89,168.93
                             Insurance:       $5,396.39
                             Debt Service(2): $800,000

          MONTHLY RESERVES:  Tax:             $69,166.93
                             Insurance:       $2,698.19
                             TI / LC:         $25,927
                             Replacement
                             Reserves:        $3,457
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

       LOAN BALANCE/SQ.FT.:  $113.53

    BALLOON BALANCE/SQ.FT.:  $105.86

                       LTV:  68.06%

               BALLOON LTV:  63.47%

                      DSCR:  1.51x
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

    SINGLE ASSET/PORTFOLIO:  Single Asset

             PROPERTY TYPE:  Class "A" Office

                COLLATERAL:  Fee simple interest in a six-story office building

                  LOCATION:  Houston, TX

      YEAR BUILT/RENOVATED:  1998/NAP

                TOTAL AREA:  207,435 sq. ft.

       PROPERTY MANAGEMENT:  Triple Net Properties Realty, Inc., an affiliate of one of the Borrowers

 OCCUPANCY (AS OF 8/31/03):  100.00%

              UNDERWRITTEN
             NET CASH FLOW:  $2,446,894

           APPRAISED VALUE:  $34,600,000

            APPRAISAL DATE:  October 25, 2003

--------------------------------------------------------------------------------
1. There are 22 other borrowers known as NNN Enclave Parkway 1, LLC through NNN Enclave Parkway 22, LLC. All of the borrowers are tenants-in-common.

2.  See "Reserves" herein.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE $23,549,204
                              1401 ENCLAVE PARKWAY          DSCR:   1.51x
                                                            LTV:    68.06%
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                    MAJOR TENANTS
-------------------------------------------------------------------------------------------------------------------------
 TENANT                                   NRSF          % NRSF          RENT PSF      LEASE EXPIRATION     RATINGS (S/M/F)
-------------------------------------------------------------------------------------------------------------------------
 The Meridian Resource Corporation       77,981         37.59%           $18.50           9/30/2006             -/-/-
-------------------------------------------------------------------------------------------------------------------------
 Parker Drilling Company                 53,591         25.84%           $15.25           8/31/2009             -/-/-
-------------------------------------------------------------------------------------------------------------------------
 Sysco Corporation                       50,597         24.39%           $17.50          10/31/2006            AA-/-/-
-------------------------------------------------------------------------------------------------------------------------

THE 1401 ENCLAVE PARKWAY LOAN

THE LOAN. The loan is secured by a first mortgage on 1401 Enclave Parkway, a six-story, Class "A" office building located in Houston, Texas containing 207,435 sq. ft. of net rentable area. The purchase price of the property was approximately $34.5 million resulting in a loan to cost ratio of 68.06% and cash equity of $10.9 million (32%).

THE BORROWERS. The Borrowers, NNN Enclave Parkway, LLC and those tenants in common from NNN Enclave Parkway 1, LLC through and including NNN Enclave Parkway 22, LLC ("NNN"), own the subject property jointly and severally as tenants-in-common. Each of the tenants-in-common borrowers is a single-purpose, bankruptcy-remote entity with an independent manager. Through a Management Agreement, Triple Net Properties Realty, Inc., ("TNPRI"), an affiliate of NNN and Anthony W. Thompson, the sponsor of the loan, will have responsibility for all asset management decisions as to the loan and the property. Mr. Thompson has a stated net worth of approximately $9.3 million as of September 30, 2002 and more than 22 years of real estate experience.

THE PROPERTY. The subject property is located on Enclave Parkway, just off of Eldridge Parkway, a busy thoroughfare. The property is located in West Houston in an area known as The Energy Corridor, between Interstate 10 and an area known as "The Enclave." The Enclave is a 100-acre controlled development consisting primarily of Class "A" office buildings located approximately one-mile south of the subject property. Companies that occupy space in the immediate Enclave area include Sysco Foods, Stone & Webster, Cardinal Health, Cabot Oil & Gas and Meridian Resource Corporation. Land uses along Enclave Parkway consist exclusively of office development near the subject property. Recently completed office developments include the Cabot Oil and Gas building as well as the Enclave on the Lake building. Land uses along Eldridge Parkway include office and retail in proximity to the subject property. There is multi-family development along Eldridge south of the subject property. The majority of this multi-family development represents recently constructed Class "A" properties.

The subject property is easily accessed via Interstate 10 (the Katy Freeway). The Katy Freeway is a major east/west freeway traversing the Houston area and providing direct access to the central business district to the east and to San Antonio to the west. Other primary roadways which service the area are Highway 6 and Beltway 8, located a short distance from the subject property.

SIGNIFICANT TENANTS. The property is 100.00% occupied by five tenants. The four major tenants are as follows:

   The MERIDIAN RESOURCE CORPORATION (77,981 sf; 37.59% of NRA; 40.36% of GPR) is an independent oil and natural gas company that explores for, acquires and develops oil and natural gas properties utilizing 3-D seismic technology. Meridian's operations are focused on the onshore oil and gas regions in south Louisiana, the Texas Gulf Coast and offshore in the Gulf of Mexico. As of December 31, 2002, Meridian had proved reserves of approximately 167 billion cubic feet of natural gas equivalent. Approximately 64% of Meridian's proved reserves were natural gas and approximately 76% were classified as proved developed. Meridian has interests in leases and options to lease acreage in approximately 299,000 gross acres in Louisiana, Texas and the Gulf of Mexico.

   Meridian is traded on the NYSE under the symbol TMR. For the year-to-date period ended June 30, 2003, Meridian reported revenues of $58.7 million and net income of $6.6 million. Stockholder's equity as of June 30, 2003 was $134.5 million.

   PARKER DRILLING (53,591 sf; 25.84% of NRA; 23.04% of GPR) is a worldwide provider of contract drilling and drilling-related services. Parker's primary operating areas include the transition zones of the Gulf of Mexico, Nigeria and the Caspian Sea; the offshore waters of the Gulf of Mexico, and on land in international oil-and gas-producing regions. In addition to operating in the Gulf of Mexico, Parker's rental tool business operates in the United States land markets of Texas and the Rocky Mountain region. Parker's marketed rig fleet of 74 rigs, consisting of 26 barge drilling and workover rigs, six offshore jack-up rigs, four offshore platform rigs and 38 land rigs, enables Parker to provide a variety of drilling services to oil and gas operators in numerous locations worldwide.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE $23,549,204
                              1401 ENCLAVE PARKWAY          DSCR:   1.51x
                                                            LTV:    68.06%
--------------------------------------------------------------------------------

   Parker is traded on the NYSE under the symbol PKD. For the year-to-date period ended June 30, 2003, Parker reported revenues of $157.8 million and a net loss of $24.3 million (excluding an extraordinary loss associated with discontinued operations). Stockholder's equity as of June 30, 2003 was $210.0 million.

   SYSCO CORPORATION (50,597 sf; 24.39% of NRA; 24.85% of GPR) acts through its subsidiaries and divisions as a North American distributor of food and food-related products to the foodservice or food-prepared-away-from-home industry. Sysco provides its products and services to approximately 400,000 customers, including restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers. Products distributed by Sysco include frozen foods, such as meats, fully prepared entrees, fruits, vegetables and desserts, as well as canned and dry goods, fresh meats, imported specialties and fresh produce. Sysco also supplies a variety of non-food items, including paper products such as disposable napkins, plates and cups; tableware such as china and silverware; restaurant and kitchen equipment and supplies; medical and surgical supplies, and cleaning supplies. Sysco is headquartered at 1490 Enclave Parkway, across the road from the subject property.

   Sysco is traded on the NYSE under the symbol SYY and is rated AA- by Standard and Poors. For the first fiscal quarter ended 9/27/03, Sysco's net earnings climbed 14.4% to $208.8 million as compared to $182.6 million in last year's first quarter. Sales increased 11.0% to $7.1 billion vs. $6.4 billion in last year's first quarter. Operating expenses as a percent to sales improved to 14.36% compared to last year's 14.95%. Stockholder's equity was $2.2 billion as of June 30, 2003.

   Information with respect to tenants was derived from SEC filings or information provided by the tenant.

THE MARKET. The City of Houston consists of three counties, Harris, Fort Bend and Montgomery. Houston is the fourth most populous city in the nation and the largest city in the south and southwest. According to the appraisal, the Houston metropolitan statistical area grew by 25.8% between 1990 and 2000, from 3.3 million to 4.2 million people. The United States as a whole grew 14.2% for the same time period. Harris County alone added 582,379 people, up 20.7%. Harris County is ranked 14th in the nation in percentage population growth in the 1990s.

Based on the appraisal, average income levels in the Houston metropolitan statistical area grew by 83.7% between 1990 and 2000, from $41,614 to $76,424, compared to 61.0% growth for the United States as a whole. The 2002 per capita income for this area is $26,815, compared to $23,622 for the United States as a whole. Based on the appraisal, the one, three and five mile radius population as of the 2003 estimate is 16,530 people, 105,205 people, and 241,762 people, respectively. Median household income for the same distances was $62,531, $59,390, and $53,451.

TNPRI is an  affiliate  of the  borrower.  According  to Co-Star  and CB Richard
Ellis, the average occupancy rate for the Houston market was 83.6%, with an average rent per sq. ft. of $17.86 ($21.08 psf for Class "A") as of third quarter, 2003. The subject's Energy Corridor sub-market average occupancy was 86.8% for the same period with average rent per sq. ft. of $17.02 ($20.11 psf for Class "A").

There is increased diversification in the Houston economic base as illustrated by the following list of the top Houston-area employers: 1) Wal-Mart Stores, 2) Continental Airlines, 3) Administaff, 4) Exxon Mobile, 5) Halliburton, 6) Kroger Co., 7) Memorial Hermann Healthcare System, 8) McDonald's Corporation, 9) University of Texas M.D. Anderson Cancer Center, 10) University of Texas Medical Branch at Galveston. The Houston economy is diversified with oil and gas being the major business activities. Petrochemicals, manufacturing, shipping, inland transportation, finance, insurance and scientific services also provide significant impact to the local economy. The Johnson Space Center is located in Clear Lake approximately 25 miles from the center of Houston. The Johnson Space Center is one of the largest research and development facilities of NASA and is the focal point for the US manned spaceflight program. Unemployment in the Houston metropolitan statistical area was 6.5% as of January 2003.





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE $23,549,204
                              1401 ENCLAVE PARKWAY          DSCR:   1.51x
                                                            LTV:    68.06%
--------------------------------------------------------------------------------


RESERVES. The loan is structured with two upfront reserves. The first reserve is for the purpose of funding debt service shortfalls and was initially equal to six months debt service totaling approximately $800,000. In addition, if Sysco exercises its early termination option, this reserve will be increased to cover a second six months of debt service and will be funded from lease termination payments, Borrower payments or a sweep of net cash flow, if any. The second upfront reserve is for TI/LC shortfalls due to roll during the loan term and is in the amount of $300,000.

CASH MANAGEMENT The loan has been structured with a hard, pass-through lockbox. A cash flow sweep will be instituted should there be an event of default under the loan documents.

PROPERTY MANAGEMENT. 1401 Enclave Parkway is managed and leased by TNPRI, a real estate services and investment management firm. From TNPRI's home office in Southern California and six regional offices, TNPRI manages a portfolio of over eighty properties nationwide totaling over 13 million square feet of office, industrial and retail properties with a market value of more than $1.5 billion. TNPRI has an Accredited Management Organization designation from the Institute of Real Estate Management. TNPRI is an affiliate of one of the borrowers.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.














This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $900,610,000 (APPROXIMATE)
                                 COMM 2004-LNB2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE $23,549,204
                              1401 ENCLAVE PARKWAY          DSCR:   1.51x
                                                            LTV:    68.06%
--------------------------------------------------------------------------------





                               [GRAPHIC OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                     ANNEX C

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered COMM 2004-LNB2, Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

     As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN PARTICIPANTS. Secondary market trading between Participants will be settled in same-day funds.

     TRADING BETWEEN CLEARSTREAM AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM OR EUROCLEAR PURCHASER. When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against pay-ment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including March 1, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the Participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

     Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

     TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including March 1, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

     o borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (I.E., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

         (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

              (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

              (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                   section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

             (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

              (iv) providing any other information, certifications, or
                   statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
                   Regulations; or

         (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

              (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

              (ii) certifying that the nonqualified intermediary is not acting for its own account,

             (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

              (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

     o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     o provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                 DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     The mortgage pass-through certificates offered hereby (the "Offered Certificates") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of any series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates."

     Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") to be formed by Deutsche Mortgage & Asset Receiving Corporation (the "Depositor") and including a segregated pool (a "Mortgage Asset Pool") of various types of multifamily and commercial mortgage loans ("Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). The Mortgage Loans in (and the mortgage loans underlying the MBS in) any Trust Fund will be secured by first or junior liens on, or security interests in, one or more of the following types of real property: (i) Multifamily Properties (as defined herein) units and mobile home parks; and (ii) commercial properties consisting of office buildings, Retail Properties (as defined herein), hotels and motels, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), and unimproved land. To the extent described in the Prospectus Supplement, Retail Properties and Multifamily Properties will represent security for a material concentration of the Mortgage Loans in (or the mortgage loans underlying the MBS in) any Trust Fund, based on principal balance at the time such Trust Fund is formed. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements or interest rate cap or floor agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets. See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations." A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination; Retirement of the Certificates."

(COVER CONTINUED ON NEXT PAGE)

                                   ----------

     PROCEEDS OF THE ASSETS IN THE RELATED TRUST FUND WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, DEUTSCHE BANK AG OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE DEPOSITOR OR ANY OF ITS AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING ON PAGE 8 HEREIN UNDER THE CAPTION "RISK FACTORS" AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as described under "Method of Distribution" and in the related Prospectus Supplement.

     There will be no secondary market for the Offered Certificates of any series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Certificates will develop or, if it does develop, that it will continue. Unless otherwise provided in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

                                   ----------

                The date of this Prospectus is February 18, 2004

(cover continued)

     As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;
(iv) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or
(vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Certificates."

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund and/or the assets thereof or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Certificates will specify which class or classes of such series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC. See "Certain Federal Income Tax Consequences."

     An Index of Principal Definitions is included at the end of this Prospectus specifying the location of definitions of important or frequently used defined terms.

                              PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount, if any, of each such class, the rate at which interest accrues from time to time, if at all, with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount, if any, or on a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets, including the Mortgage Assets, constituting the related Trust Fund (all such assets, with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person (the "REMIC Administrator") responsible for the various tax-related duties in respect of each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the Trustee (as defined herein) of the related Trust Fund; (x) if the related Trust Fund includes Mortgage Loans, information concerning the Master Servicer and any Special Servicer (each as defined herein) of such Mortgage Loans and the circumstances under which all or a portion, as specified, of the servicing of a Mortgage Loan would transfer from the Master Servicer to the Special Servicer; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.


                              AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http://www.sec.gov).

     No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein since the date hereof or therein since the date thereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     The Master Servicer, the Trustee or another specified person will cause to be provided to registered holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class or series of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates."

     The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. In addition, because of the limited number of Certificateholders expected for each series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the Depositor should be directed in writing to the Depositor at 60 Wall Street, New York, New York 10005, Attention:
Secretary, or by telephone at (212) 250-2500.

                                TABLE OF CONTENTS


PROSPECTUS SUPPLEMENT ...................................................... iii
AVAILABLE INFORMATION ...................................................... iii
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ..........................  iv
SUMMARY OF PROSPECTUS ......................................................   1
RISK FACTORS ...............................................................   8
   Limited Liquidity of Offered Certificates ...............................   8
   Limited Assets ..........................................................   9
   Credit Support Limitations ..............................................   9
   Effect of Prepayments on Average Life of Certificates ...................  10
   Effect of Prepayments on Yield of Certificates ..........................  11
   Limited Nature of Ratings ...............................................  11
   Certain Factors Affecting Delinquency,
     Foreclosure and Loss of the Mortgage Loans ............................  11
   Some Certificates may not be Appropriate for Erisa Plans ................  16
   Certain Federal Tax Considerations Regarding Residual Certificates ......  16
   Certain Federal Tax Considerations Regarding Original Issue Discount ....  17
   Bankruptcy Proceedings Entail Certain Risks .............................  17
   Book-Entry System for Certain Classes may
     Decrease Liquidity and Delay Payment ..................................  17
   Inclusion of Delinquent and Nonperforming Mortgage Loans
     in a Mortgage Asset Pool ..............................................  18
   Termination .............................................................  18
   Risks Associated With Multifamily Properties ............................  19
   Risks Associated With Retail Properties .................................  18
DESCRIPTION OF THE TRUST FUNDS .............................................  20
   General .................................................................  20
   Mortgage Loans ..........................................................  20
   MBS .....................................................................  25
   Certificate Accounts ....................................................  26
   Credit Support ..........................................................  26
   Cash Flow Agreements ....................................................  26
YIELD AND MATURITY CONSIDERATIONS ..........................................  26
   General .................................................................  26
   Pass-Through Rate .......................................................  27
   Payment Delays ..........................................................  27
   Certain Shortfalls in Collections of Interest ...........................  27
   Yield and Prepayment Considerations .....................................  27
   Weighted Average Life and Maturity ......................................  29
   Other Factors Affecting Yield, Weighted Average Life and Maturity .......  30
THE DEPOSITOR ..............................................................  31
DEUTSCHE BANK AG ...........................................................  32
DESCRIPTION OF THE CERTIFICATES ............................................  32
   General .................................................................  32
   Distributions ...........................................................  33
   Distributions of Interest on the Certificates ...........................  33
   Distributions of Principal of the Certificates ..........................  34
   Distributions on the Certificates in Respect of Prepayment Premiums
     or in Respect of Equity Participations ................................  35
   Allocation of Losses and Shortfalls .....................................  35
   Advances in Respect of Delinquencies ....................................  35
   Reports to Certificateholders ...........................................  36
   Voting Rights ...........................................................  38
   Termination .............................................................  38
   Book-Entry Registration and Definitive Certificates .....................  38
DESCRIPTION OF THE POOLING AGREEMENTS ......................................  40
   General .................................................................  40
   Assignment of Mortgage Loans; Repurchases ...............................  40
   Representations and Warranties; Repurchases .............................  42
   Collection and Other Servicing Procedures ...............................  43
   Sub-Servicers ...........................................................  45
   Certificate Account .....................................................  45
   Modifications, Waivers and Amendments of Mortgage Loans .................  47
   Realization Upon Defaulted Mortgage Loans ...............................  48
   Hazard Insurance Policies ...............................................  49
   Due-on-Sale and Due-on-Encumbrance Provisions ...........................  50
   Servicing Compensation and Payment of Expenses ..........................  50
   Evidence as to Compliance ...............................................  51
   Certain Matters Regarding the Master Servicer, the Special
     Servicer, the REMIC Administrator and the Depositor ...................  52
   Events of Default .......................................................  53
   Rights Upon Event of Default ............................................  53
   Amendment ...............................................................  54
   List of Certificateholders ..............................................  55
   The Trustee .............................................................  55

   Duties of the Trustee ...................................................  55
   Certain Matters Regarding the Trustee ...................................  56
   Resignation and Removal of the Trustee ..................................  56
DESCRIPTION OF CREDIT SUPPORT ..............................................  57
   General .................................................................  57
   Subordinate Certificates ................................................  57
   Insurance or Guarantees with Respect to Mortgage Loans ..................  57
   Letter of Credit ........................................................  58
   Certificate Insurance and Surety Bonds ..................................  58
   Reserve Funds ...........................................................  58
   Credit Support with Respect to MBS ......................................  58
   Interest Rate Exchange, Cap and Floor Agreements ........................  59
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ....................................  59
   General .................................................................  59
   Types of Mortgage Instruments ...........................................  59
   Leases and Rents ........................................................  60
   Personalty ..............................................................  60
   Foreclosure .............................................................  60
   Bankruptcy Laws .........................................................  64
   Environmental Considerations ............................................  66
   Due-on-Sale and Due-on-Encumbrance Provisions ...........................  68
   Junior Liens; Rights of Holders of Senior Liens .........................  69
   Subordinate Financing ...................................................  69
   Default Interest and Limitations on Prepayments .........................  69
   Applicability of Usury Laws .............................................  70
   Certain Laws and Regulations ............................................  70
   Americans with Disabilities Act .........................................  70
   Servicemembers Civil Relief Act .........................................  71
   Forfeitures in Drug and RICO Proceedings ................................  71
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ....................................  72
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES .....................  72
   General .................................................................  72
   Status of REMIC Certificates ............................................  72
   Qualification as a REMIC ................................................  73
   Taxation of Regular Certificates ........................................  75
   Taxation of Residual Certificates .......................................  82
   Taxes That May Be Imposed on the REMIC Pool .............................  88
   Liquidation of the REMIC Pool ...........................................  89
   Administrative Matters ..................................................  89
   Limitations on Deduction of Certain Expenses ............................  90
   Taxation of Certain Foreign Investors ...................................  90
   Backup Withholding ......................................................  91
   Reporting Requirements ..................................................  92
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC
   ELECTION IS MADE ........................................................  92
   Standard Certificates ...................................................  92
   Stripped Certificates ...................................................  95
   Reporting Requirements and Backup Withholding ...........................  98
   Taxation of Certain Foreign Investors ...................................  98
STATE AND OTHER TAX CONSEQUENCES ...........................................  98
CERTAIN ERISA CONSIDERATIONS ...............................................  99
   General .................................................................  99
   Plan Asset Regulations ..................................................  99
   Prohibited Transaction Exemptions ....................................... 100
   Tax Exempt Investors .................................................... 103
LEGAL INVESTMENT ........................................................... 103
USE OF PROCEEDS ............................................................ 105
METHOD OF DISTRIBUTION ..................................................... 105
LEGAL MATTERS .............................................................. 106
FINANCIAL INFORMATION ...................................................... 106
RATING ..................................................................... 107
INDEX OF PRINCIPAL TERMS ................................................... 108

                              SUMMARY OF PROSPECTUS

The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.

SECURITIES OFFERED ......... Mortgage pass-through certificates, issuable in series.

DEPOSITOR .................. Deutsche Mortgage & Asset Receiving Corporation, a
                             Delaware corporation. See "The Depositor."

TRUSTEE .................... The trustee (the "Trustee") for each series of
                             Certificates will be named in the related
                             Prospectus Supplement. See "Description of the Pooling Agreements--The Trustee."

MASTER SERVICER ............ If a Trust Fund includes Mortgage Loans, then the master servicer (the "Master Servicer") for the corresponding series of Certificates will be named in the related Prospectus Supplement. See "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor."

SPECIAL SERVICER ........... If a Trust Fund includes Mortgage Loans, then the special servicer (the "Special Servicer") for the corresponding series of Certificates will be named, or the circumstances under which a Special Servicer may be appointed will be described, in the related Prospectus Supplement. See "Description of the Pooling Agreements--Collection and Other Servicing Procedures."

MBS ADMINISTRATOR .......... If a Trust Fund includes MBS, then the entity responsible for administering such MBS (the "MBS Administrator") will be named in the related Prospectus Supplement. If an entity other than the Trustee and the Master Servicer is the MBS Administrator, such entity will be herein referred to as the "Manager."

REMIC ADMINISTRATOR ........ The person (the "REMIC Administrator") responsible for the various tax-related administration duties for a series of Certificates as to which one or more REMIC elections have been made, will be named in the related Prospectus Supplement. See "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor."

THE MORTGAGE ASSETS ........ The Mortgage Assets will be the primary assets of any Trust Fund. The Mortgage Assets with respect to each series of Certificates will, in general, consist of a pool of mortgage loans ("Mortgage Loans") secured by first or junior liens on, or security interests in, one or more of the following types of real property: (i) residential properties (each, a "Multifamily Property") consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; and (ii) commercial properties ("Commercial Properties") consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores (each, a "Retail Property"), hotels and motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), and unimproved land. To the extent described in the Prospectus Supplement, Retail Properties and Multifamily Properties will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent or nonperforming as of the date the related Trust Fund is formed.

                             As and to the extent described in the related Prospectus Supplement, a Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments and
                             (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan will have had an original term to maturity of not more than 40 years. No Mortgage Loan will have been originated by the Depositor. See "Description of the Trust Funds--Mortgage Loans."

                             If any Mortgage Loan, or group of related Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements."

                             If and to the extent specified in the related Prospectus Supplement, the Mortgage Assets with respect to a series of Certificates may also include, or consist of, mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities (collectively, "MBS"), that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See "Description of the Trust Funds--MBS."

THE CERTIFICATES ........... Each series of Certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in any case, a "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                             As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iii) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series;
                             (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distribu- tions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distribution based on collections on the Mortgage Assets in the related Trust Fund attributable to prepayment premiums, yield maintenance payments or equity participations.

                             If so specified in the related Prospectus
                             Supplement, a series of Certificates may include one or more "Controlled Amortization Classes," which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more other classes of the same series, any of which other classes may also be a class of Offered Certificates. See "Risk Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of Prepayments on Yield of Certificates."

                             Each class of Certificates, other than certain classes of Stripped Interest Certificates and certain classes of Residual Certificates (as defined herein), will have an initial stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain classes of Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount (a "Notional Amount"), based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and/or Pass-Through Rate (or, in the case of a variable or adjustable Pass-Through Rate, the method for determining such rate), as applicable, for each class of Offered Certificates.

                             If so specified in the related Prospectus
                             Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes.

                             The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets."

DISTRIBUTIONS OF INTEREST
ON THE CERTIFICATES ........ Interest on each class of Offered Certificates
                             (other than certain classes of Stripped Principal Certificates and certain classes of Residual Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of Prepayments on Yield of Certificates," "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" and "Description of the Certificates--Distributions of Interest on the Certificates."

DISTRIBUTIONS OF PRINCIPAL
OF THE CERTIFICATES ........ Each class of Certificates of each series (other than certain classes of Stripped Interest
                             Certificates and certain classes of Residual
                             Certificates) will have a Certificate Balance. The Certificate Balance of a class of Certificates outstanding from time to time will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. The initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in each Prospectus Supplement, distributions of principal with respect to the related series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series then entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates: (i) may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series; (iii) may be made, subject to certain limitations, based on a specified principal payment schedule; or (iv) may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of Principal of the Certificates."

CREDIT SUPPORT AND
CASH FLOW AGREEMENTS ....... If so provided in the related Prospectus
                             Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, which may include a letter of credit, a surety bond, an insurance policy, a guarantee, a reserve fund, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). If so provided in the related Prospectus Supplement, a Trust Fund may include: (i) guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or (ii) interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets or on one or more classes of Certificates (any such agreement, in the case of clause (i) or (ii), a "Cash Flow Agreement"). Certain relevant information regarding any applicable Credit Support or Cash Flow Agreement will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk Factors--Credit Support Limitations," "Description of the Trust Funds--Credit Support" and "--Cash Flow Agreements" and "Description of Credit Support."

ADVANCES ................... If and to the extent provided in the related
                             Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. See "Description of the Certificates--Advances in Respect of Delinquencies." If and to the extent provided in the Prospectus Supplement for a series of Certificates, any entity making such advances may be entitled to receive interest thereon for a specified period during which certain or all of such advances are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates--Advances in Respect of Delinquencies." If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.

OPTIONAL TERMINATION ....... If so specified in the related Prospectus
                             Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or upon a specified date, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the Certificates--Termination."

REGISTRATION OF BOOK-ENTRY
CERTIFICATES ............... If so provided in the related Prospectus
                             Supplement, one or more classes of the Offered Certificates of such series will be offered in book-entry form through the facilities of the Depository Trust Company. Each class of book-entry Certificates will be initially represented by one or more global Certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry Certificates will be entitled to receive definitive Certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

CERTAIN FEDERAL INCOME TAX
CONSEQUENCES ............... The Certificates of each series will constitute or evidence ownership of either (i) "regular interests" ("Regular Certificates") and "residual interests" ("Residual Certificates") in a Trust Fund, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code. Investors are advised to consult their tax advisors concerning the specific tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA CONSIDERATIONS ....... Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible under ERISA or Section 4975 of the Code. See "Certain ERISA Considerations" herein and "ERISA Considerations" in the related Prospectus Supplement.

LEGAL INVESTMENT ........... The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities may be subject to restrictions on investment in the Offered Certificates and should consult their legal advisors to determine the suitability and consequences of the purchase, ownership, and sale of the Offered Certificates. See "Legal Investment" herein and in the related Prospectus Supplement.

RATING ..................... At their respective dates of issuance, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

     In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.


LIMITED LIQUIDITY OF OFFERED CERTIFICATES

     GENERAL. The Offered Certificates of any series may have limited or no liquidity. Accordingly, an investor may be forced to bear the risk of its investment in any Offered Certificates for an indefinite period of time. Lack of liquidity could result in a substantial decrease in the market value of the Offered Certificates. Furthermore, except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination."

     LACK OF A SECONDARY MARKET. There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans. Unless otherwise provided in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

     LIMITED NATURE OF ONGOING INFORMATION. The primary source of ongoing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders." There can be no assurance that any additional ongoing information regarding the Offered Certificates of any series will be available through any other source. The limited nature of such information in respect of a series of Offered Certificates may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

     SENSITIVITY TO FLUCTUATIONS IN PREVAILING INTEREST RATES. Insofar as a secondary market does develop with respect to any series of Offered Certificates or class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain classes of Offered Certificates (in particular, a class with a relatively long average life, a Companion Class (as defined herein) or a class of Stripped Interest Certificates or Stripped Principal Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.

LIMITED ASSETS

     Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on a series of Offered Certificates, no other assets will be available for payment of the deficiency, and the holders of one or more classes of such Offered Certificates will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, if and to the extent described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If and to the extent so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.


CREDIT SUPPORT LIMITATIONS

     LIMITATIONS REGARDING TYPES OF LOSSES COVERED. The Prospectus Supplement for a series of Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses not covered by Credit Support may, at least in part, be allocated to one or more classes of Offered Certificates.

     DISPROPORTIONATE BENEFITS TO CERTAIN CLASSES AND SERIES. A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of Senior Certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Offered Certificates of a series are made in a specified order of priority, any related Credit Support may be exhausted before the principal of the later paid classes of Offered Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Subordinate Certificates. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

     LIMITATIONS REGARDING THE AMOUNT OF CREDIT SUPPORT. The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more other classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support." If the losses on the related Mortgage Assets do exceed such assumed levels, the holders of one or more classes of Offered Certificates will be required to bear such additional losses.

EFFECT OF PREPAYMENTS ON AVERAGE LIFE OF CERTIFICATES

     As a result of prepayments on the Mortgage Loans in any Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related series of Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans in a Trust Fund may affect the average life of one or more classes of Certificates of the related series, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then, subject to the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to obtain new financing, principal prepayments on such Mortgage Loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then principal prepayments on such Mortgage Loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those Mortgage Loans. There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

     The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms and provisions of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of early retirement of such class ("Call Risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of an extended average life of such class ("Extension Risk") if the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     A series of Certificates may include one or more Controlled Amortization Classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the Call Risk and/or Extension Risk that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.


EFFECT OF PREPAYMENTS ON YIELD OF CERTIFICATES

     A series of Certificates may include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recover its original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations."


LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of such Offered Certificates will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Hence, a rating assigned by a Rating Agency does not guarantee or ensure the realization of any anticipated yield on a class of Offered Certificates.

     The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. As a result, the Credit Support required in respect of the Offered Certificates of any series may be insufficient to fully protect the holders thereof from losses on the related Mortgage Asset Pool. See "Description of Credit Support" and "Rating."


CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS
OF THE MORTGAGE LOANS

     GENERAL. The payment performance of the Offered Certificates of any series will be directly related to the payment performance of the underlying Mortgage Loans. Set forth below is a discussion of certain factors that will affect the full and timely payment of the Mortgage Loans in any Trust Fund. In addition, a description of certain material considerations associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans."

     The Offered Certificates will be directly or indirectly backed by mortgage loans secured by multifamily and/or commercial properties. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans." Commercial and multifamily lending typically involved larger loans to single borrowers or groups of related borrowers than single-family loans. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, riots or other acts of God; and other circumstances, conditions or events beyond the control of a Master Servicer or a Special Servicer. Additional considerations may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a Mortgage Loan secured by shares allocable to one or more Cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the Cooperative. Further, a Mortgage Loan secured by Cooperative shares is subordinate to the mortgage, if any, on the Cooperative apartment building.

     The economic performance of Mortgage Loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels), construction of competing hotels or resorts, continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives, deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel, and changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the Trustee (or Master Servicer or Special Servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the Mortgaged Properties compete with the Mortgaged Properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a Mortgage Loan competes with all lessors and developers of comparable types of real estate in the area in which the Mortgaged Property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a Mortgage Loan may renovate, refurbish or expand the Mortgaged Property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the Mortgaged Properties. In addition, the business conducted at each Mortgaged Property may face competition from other industries and industry segments.

     In addition, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     LIMITED RECOURSE NATURE OF THE MORTGAGE LOANS. It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Anti-Deficiency Legislation."

     LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION. A Mortgage Pool may include groups of Mortgage Loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective Mortgage Loans in a cross-collateralized group, and the cash flows generated thereby, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by those Mortgage Loans. These arrangements thus seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing any such group of Mortgage Loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     There may not be complete identity of ownership of the Mortgaged Properties securing a group of cross-collateralized Mortgage Loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance.

Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or (iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower. If the lien is avoided, the lender would lose the benefits afforded by such lien.

     The cross-collateralized Mortgage Loans constituting any group thereof may be secured by mortgage liens on Mortgaged Properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the related Mortgages is not impaired or released.

     INCREASED RISK OF DEFAULT ASSOCIATED WITH BALLOON PAYMENTS. Certain of the Mortgage Loans included in a Trust Fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial payments of principal (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available Mortgage Rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

     If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or the Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. See "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans." While the Master Servicer or the Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

     LENDER DIFFICULTY IN COLLECTING RENTS UPON THE DEFAULT AND/OR BANKRUPTCY OF BORROWER. Each Mortgage Loan included in any Trust Fund secured by Mortgaged Property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents."

     LIMITATIONS ON ENFORCEABILITY OF DUE-ON-SALE AND DEBT-ACCELERATION CLAUSES. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     RISK OF LIABILITY ARISING FROM ENVIRONMENTAL CONDITIONS. Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the Mortgaged Property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of Mortgaged Properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed. Two methods to attempt to reduce the trust's potential exposure to cleanup costs are to establish reserves for cleanup costs when they can be anticipated and estimated, or to designate the trust as the named insured in specialized environmental insurance that is designed for secured lenders. However, there can be no assurance that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's property, if agents or employees of the lender have participated in the management or operations of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations."

     LACK OF INSURANCE COVERAGE FOR CERTAIN SPECIAL HAZARD LOSSES. Unless otherwise specified in a Prospectus Supplement, the Master Servicer and Special Servicer for the related Trust Fund will be required to cause the borrower on each Mortgage Loan in such Trust Fund to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more classes of Offered Certificates of the related series. See "Description of the Pooling Agreements--Hazard Insurance Policies."

     RISKS OF GEOGRAPHIC CONCENTRATION. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans securing certain series of Certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.


SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR ERISA PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "Certain ERISA Considerations."


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of Certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates." Accordingly, under certain circumstances, if you hold Residual Certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of Certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of Residual Certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of Residual Certificates, the taxable income arising in a given year on a class of Residual Certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of Residual Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of Certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Taxation of Regular Certificates."


BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the Mortgaged Property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the Mortgaged Property is less than the principal balance of the Mortgage Loan it secures, the court may prevent a lender from foreclosing on the Mortgaged Property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the Mortgaged Property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may grant a debtor a reasonable time to cure a payment default on a Mortgage Loan, reduce monthly payments due under a Mortgage Loan, change the Mortgage Rate, or otherwise alter the Mortgage Loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the Trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the Trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the Mortgaged Property or for other court authorized expenses.

     As a result of the foregoing, the Trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.


BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of Book-Entry Certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations the liquidity of Book-Entry Certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase Certificates for which they cannot obtain physical Certificates, your ability to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the Certificates, may be limited due to lack of a physical security representing the Certificates, your access to information regarding the Certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time, and you may experience some delay in receiving distributions of interest and principal on your Certificates because distributions will be made by the Trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


INCLUSION OF DELINQUENT AND NONPERFORMING MORTGAGE LOANS
IN A MORTGAGE ASSET POOL

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are nonperforming. However, Mortgage Loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments in respect of the subject Mortgage Asset Pool and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans--General."


TERMINATION

     If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, if so specified in the related Prospectus Supplement, upon the reduction of the aggregate principal balance of some or all of the Mortgage Assets by a specified percentage, a party or parties designated therein may be authorized to purchase such Mortgage Assets, generally at a price equal to, in the case of any Mortgage Asset, the unpaid principal balance thereof plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related Mortgage Assets, together with interest thereon, sold and therefore, as a result of such a sale or purchase, the Certificateholders of one or more Classes of Certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their Certificates. See "Description of the Certificates--Termination."


RISKS ASSOCIATED WITH MULTIFAMILY PROPERTIES

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or in increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.


RISKS ASSOCIATED WITH RETAIL PROPERTIES

     The correlation between the success of tenant businesses and property value is more direct with respect to Retail Properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Retail Properties that are not "anchored" have traditionally been perceived to be more risky than "anchored" Retail Properties. See "Mortgage Loans -- Mortgage Loans Secured by Retail Properties" herein. Furthermore, there is a greater correlation between the success of tenant businesses and property value when the property is a single tenant Retail Property.

     Unlike office or hotel properties, Retail Properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, shopping through Internet websites, telemarketing and outlet centers all compete with more traditional Retail Properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the Retail Properties included in the Mortgage Pool.

                         DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each Trust Fund will consist of (i) various types of multifamily or commercial mortgage loans ("Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by the Depositor. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.


MORTGAGE LOANS

     GENERAL. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on fee or leasehold estates in properties (each, a "Mortgaged Property") consisting of one or more of the following types of real property: (i) residential properties ("Multifamily Properties") consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; and (ii) commercial properties ("Commercial Properties") consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores (each, a "Retail Property"), hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), and unimproved land. However, neither restaurants nor health care-related facilities will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. The Multifamily Properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor.

     If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and
(ii) the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdic- tions, or the particular Mortgage Loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     If so specified in the related Prospectus Supplement, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or nonperforming as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or nonperformance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt. However, Mortgage Loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the Mortgage Loans included in a particular Trust Fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments of principal and/or interest on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) noncash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value as determined by an appraisal of such property conducted by or on behalf of the Originator in connection with the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a Mortgaged Property, value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the value of the Mortgaged Property will reflect such and a liquidation loss may occur.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--General" and "--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Increased Risk of Default Associated With Balloon Payments."

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS. All of the Mortgage Loans will
(i) have had original terms to maturity of not more than 40 years and (ii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at a Mortgage Rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance payment (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable, will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios, (vi) the Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

     If any Mortgage Loan, or group of related Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement.

     If and to the extent available and relevant to an investment decision in the Offered Certificates of the related series, information regarding the prepayment experience of a Master Servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related Prospectus Supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a Master Servicer's servicing portfolio may be so materially different from those of the related Mortgage Asset Pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the Master Servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a Special Servicer, no comparable prepayment information will be presented with respect to the Special Servicer's multifamily and/or commercial mortgage loan servicing portfolio.

     MORTGAGE LOANS SECURED BY MULTIFAMILY PROPERTIES. Significant factors determining the value and successful operation of a multifamily property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily apartment building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors, such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosures of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statues for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

     Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base or factory closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     MORTGAGE LOANS SECURED BY RETAIL PROPERTIES. Significant factors determining the value of Retail Properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to Retail Properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Whether a Retail Property is "anchored" or "unanchored" is also an important distinction. Retail Properties that are anchored have traditionally been perceived to be less risky. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately large in size and is vital in attracting customers to the property. Furthermore, there is a greater correlation between the success of tenant businesses and property value when the property is a single tenant Retail Property.

     Unlike office or hotel Properties, Retail Properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, shopping through electronic media, telemarketing and outlet centers all compete with more traditional Retail Properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the Retail Properties included in the Mortgage Pool.


MBS

     MBS may include (i) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC"), provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a Mortgage Asset
Pool: (a) either will (i) have been previously registered under the Securities Act of 1933, as amended, (ii) be exempt from such registration requirements or
(iii) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) either (i) will have been acquired (other than from the Depositor or an affiliate thereof) in bona fide secondary market transactions or (ii) if so specified in the related Prospectus Supplement, may be derived from the Depositor's (or an affiliate's) unsold allotments from the Depositor (or an affiliate's) previous offerings.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will be parties to the MBS Agreement, generally together with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify: (i) the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term(s) to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s), (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,
(vi) a description of the related credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements," and (x) the characteristics of any cash flow agreements that relate to the MBS.

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


     If specified in the Prospectus Supplement for a series of Certificates, a Trust Fund may contain one or more MBS issued by the Depositor that each represent an interest in one or more mortgage loans. The Prospectus Supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

     The Depositor will provide the same information regarding the MBS in any Trust Fund in its reports filed under the Exchange Act with respect to such Trust Fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.


CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "Description of the Pooling Agreements--Certificate Account."


CREDIT SUPPORT

     If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of Credit Support, which may include a letter of credit, a surety bond, an insurance policy, a guarantee, a reserve fund, or any combination thereof. The amount and types of such Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."


CASH FLOW AGREEMENTS

     If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.


                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Effect of Prepayments on Average Life of Certificates." The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.


PASS-THROUGH RATE

     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.


CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between Distribution Dates) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer, Special Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.


YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the related Mortgaged

Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

     Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In general, those factors which increase the attractiveness of selling a Mortgaged Property or refinancing a Mortgage Loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a Mortgage Loan, would be expected to cause the rate of prepayment in respect of any Mortgage Asset Pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any Mortgage Asset Pool to slow.

     The rate of principal payments on the Mortgage Loans in any Trust Fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or
(ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.


WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to default, casualties or condemnations affecting the related Mortgaged Properties and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or the Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     NEGATIVE AMORTIZATION. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur (that is, Mortgage Loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Offered Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

     Negative amortization may occur in respect of an ARM Loan that (i) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (ii) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (iii) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

     The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount thereof). See "--Yield and Prepayment Considerations" above.

     FORECLOSURES AND PAYMENT PLANS. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates and/or (ii) establishing a priority of payments among such classes of Certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     ADDITIONAL CERTIFICATE AMORTIZATION. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.


                                  THE DEPOSITOR

     The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is
(212) 250-2500. The Depositor's
capitalization is nominal. All of the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation, an affiliate of Deutsche Bank AG.

     None of the Depositor, Deutsche Bank AG or any of their respective affiliates will insure or guarantee distributions on the certificates of any series.


                                DEUTSCHE BANK AG

     It is anticipated that the assets conveyed to the Trust Fund by the Depositor will have been acquired by the Depositor from Deutsche Bank AG or an affiliate thereof. Deutsche Bank AG is the largest banking institution in the Federal Republic of Germany and one of the largest in the world. It is the parent company of a group (the "Deutsche Bank Group") consisting of commercial banks, capital market companies, fund management companies, a property finance company, installment financing companies, research consultancy companies and other domestic and foreign companies. The Deutsche Bank Group has approximately 69,000 employees worldwide and operates out of approximately 1,700 facilities around the world.


                         DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) provide for the accrual of interest on the Certificate Balance or Notional Amount thereof at a fixed, variable or adjustable rate; (ii) constitute Senior Certificates or Subordinate Certificates; (iii) constitute Stripped Interest Certificates or Stripped Principal Certificates; (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

     If so specified in the related Prospectus Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of Certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of Certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related

Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related Prospectus Supplement, arrangements may be made for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, if they are participants in DTC.


DISTRIBUTIONS

     Distributions on the Certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related Prospectus Supplement. In general, the Distribution Date for a series of Certificates will be the 25th day of each month (or, if any such 25th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of Certificates is issued.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") represented by an Offered Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the initial Certificate Balance or Notional Amount of such class.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class of Offered Certificates. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of Certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the

Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and other than any class of Stripped Principal Certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest," exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of Prepayments on Yield of Certificates" and "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest."


DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement. Alternatively, such items may be retained by the Depositor or any of its affiliates or by any other specified person and/or may be excluded as Trust Assets.


ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates and/or (ii) establishing a priority of payments among such classes of Certificates. See "Description of Credit Support."


ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.


REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer, Manager or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of such class of Offered Certificates that was applied to pay Accrued Certificate Interest;

     (iii) THE AMOUNT, IF ANY, OF SUCH DISTRIBUTION TO HOLDERS OF SUCH CLASS OF OFFERED CERTIFICATES THAT WAS ALLOCABLE TO (A) PREPAYMENT PREMIUMS AND (B) PAYMENTS ON ACCOUNT OF EQUITY PARTICIPATIONS;

     (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     (v) if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

     (vi) if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any

Special Servicer and any Sub-Servicer) and, if the related Trust Fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

     (vii) information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

     (viii) if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent;

     (ix) if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related Prepayment Period (that is, the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date);

     (x) the Certificate Balance or Notional Amount, as the case may be, of such class of Certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     (xi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     (xii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     (xiii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     (xiv) the amount of Credit Support being afforded by any classes of Subordinate Certificates.

     In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of Offered Certificates or as a percentage. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

     If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them. The Depositor will provide the same information with respect to any MBSs in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

VOTING RIGHTS

     The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment." The holders of specified amounts of Certificates of a particular series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer, Special Servicer or REMIC Administrator. See "Description of the Pooling Agreements--Events of Default," "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee."


TERMINATION

     The obligations created by the Pooling Agreement for each series of Certificates will terminate following (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein.

     In addition, if so provided in the related Prospectus Supplement upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the Mortgage Loans sold and therefore, as a result of such a sale, the Certificateholders of one or more Classes of Certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their Certificates.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global Certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. If so provided in the Prospectus Supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, if they are participants in DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such Certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a "Certificate Owner") may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

     DTC has no knowledge of the actual Certificate Owners; DTC's records reflect only the identity of the DTC Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such DTC Participant (and not of DTC, the Depositor or any Trustee, Master Servicer, Special Servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The Depositor has been informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Certificates.

     Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "Certificateholders" under and within the meaning of the related Pooling Agreement.


                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The Certificates of each series will be issued pursuant to a Pooling Agreement. In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer, the Special Servicer and, if one or more REMIC elections have been made with respect to the Trust Fund, the REMIC Administrator. However, a Pooling Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Asset Seller or an affiliate thereof may perform the functions of Master Servicer, Special Servicer, Manager or REMIC Administrator. If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. Any party to a Pooling Agreement or any affiliate thereof may own Certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), Certificates issued thereunder that are held by the Master Servicer or Special Servicer for the related Series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "The Depositor."


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage

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


Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

     In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

     The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer, the Special Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related Prospectus Supplement (in any event, the "Purchase Price"). If so provided in the Prospectus Supplement for a series of Certificates, a

Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective Mortgage Loan documentation, and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer or the Special Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so.

     The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund and to maintain possession of and, if applicable, to review the documents relating to such Mortgage Loans, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Certificates will be set forth in the related Prospectus Supplement.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, the Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at the applicable Purchase Price. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance.

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


The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer for any Mortgage Pool, directly or through Sub-Servicers, will each be obligated under the related Pooling Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer and the Special Servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the Master Servicer and the Special Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (i) such procedures are consistent with the terms of the related Pooling Agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer and the Special Servicer will each be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

     The Master Servicer and the Special Servicer for any Trust Fund, either separately or jointly, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master Servicer to the Special Servicer. In general, and subject to the discussion in the related Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (i) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (ii) Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and (iii) REO Properties. If so specified in the related Prospectus Supplement, a Pooling Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is reasonably foreseeable, the related Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a Special Servicer's continuing to service a particular Mortgage Loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the Special Servicer and such borrower), the Master Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a Master Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the Trustee and/or Certificateholders with respect to such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

     A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Special Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. In general, the Master Servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

     In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer will each be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer or Special Servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

SUB-SERVICERS

     A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer or Special Servicer will remain obligated under the related Pooling Agreement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide for servicing of the applicable Mortgage Loans consistent with the related Pooling Agreement. The Master Servicer and Special Servicer in respect of any Mortgage Asset Pool will each be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer or Special Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."


CERTIFICATE ACCOUNT

     GENERAL. The Master Servicer, the Trustee and/or the Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other investment grade obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Such Permitted Investments include federal funds, uncertificated certificates of deposit, time deposits, bankers' acceptances and repurchase agreements, certain United States dollar-denominated commercial paper, units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each Rating Agency. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer, Trustee or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer or serviced by either on behalf of others.

     DEPOSITS. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the following payments and collections received or made by the Master Servicer, the Trustee or the Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling Agreement:

     (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

     (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or the Special Servicer as its servicing compensation or as compensation to the Trustee;

     (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) ("Insurance Proceeds" and "Condemnation Proceeds," respectively) and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (vii) below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates;

     (v) any advances made with respect to delinquent scheduled payments of principal and interest on the Mortgage Loans;

     (vi) any amounts paid under any Cash Flow Agreement;

     (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans," and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination; Retirement of Certificates";

     (viii) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or the Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

     (ix) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "--Hazard Insurance Policies";

     (x) any amount required to be deposited by the Master Servicer, the Special Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer, the Special Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     (xi) any other amounts received on or in respect of the Mortgage Loans required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

     WITHDRAWALS. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

     (i) to make distributions to the Certificateholders on each Distribution Date;

     (ii) to pay the Master Servicer or the Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular Mortgage Loans as to which such fees were earned;

     (iii) to reimburse the Master Servicer, the Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special

Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     (iv) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, the Special Servicer or any other specified person interest accrued on the advances and servicing expenses described in clause
(iii) above incurred by it while such remain outstanding and unreimbursed;

     (v) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     (vi) to reimburse the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, the Trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" and "--Certain Matters Regarding the Trustee";

     (vii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee, the REMIC Administrator and any provider of Credit Support;

     (viii) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

     (ix) to pay the Master Servicer, the Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     (x) to pay any servicing expenses not otherwise required to be advanced by the Master Servicer, the Special Servicer or any other specified person;

     (xi) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences-- REMICs--Prohibited Transactions Tax and Other Taxes";

     (xii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;

     (xiii) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

     (xiv) to clear and terminate the Certificate Account upon the termination of the Trust Fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The Master Servicer and the Special Servicer may each agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related Prospectus Supplement, the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (ii) will not, in the judgment of the Master Servicer or the Special Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon and (iii) will not adversely affect the coverage under any applicable instrument of Credit Support. Unless otherwise provided in the related Prospectus Supplement, the Special Servicer also may agree to any other modification, waiver or amendment if, in its judgment, (i) a material default on the Mortgage Loan has occurred or a payment default is imminent, (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and (iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

     (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations."

     A Pooling Agreement may grant to the Master Servicer, the Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund beyond such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the

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Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code
Section 860G(c)(2), with respect to such property. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling Agreement.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust Fund will realize a loss in the amount of such shortfall. The Special Servicer and/or the Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer and/or Special Servicer on such servicing expenses and advances.

     If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or Special Servicer) under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's (or Special Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer (or Special Servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master

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Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer (or Special Servicer) will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance."


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, including Mortgage Loans serviced by the related Special Servicer. If and to the extent described in the related Prospectus Supplement, a Special Servicer's primary compensation with respect to a series of Certificates may consist of any or all of the following components: (i) a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, whether or not serviced by it;
(ii) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and (iii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. Insofar as any portion of the Master Servicer's or Special Servicer's compensation consists of a specified portion of the interest payments on a Mortgage Loan, such compensation will generally be based on a percentage of the principal balance of such Mortgage Loan outstanding from time to time and, accordingly, will decrease

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with the amortization of the Mortgage Loan. As additional compensation, a Master
Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each Master Servicer's and Special Servicer's compensation will be provided in the related Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master Servicer or Special Servicer that retained such Sub-Servicer.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer or Special Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be borne by the Trust Fund.


EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a report of a firm of independent certified public accountants stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance the same standards (rendered within one year of such report) with respect to those Sub-Servicers. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     Each Pooling Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the Master Servicer and Special Servicer shall each deliver to the related Trustee an annual statement signed by one or more officers of the Master Servicer or the Special Servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling Agreement.

     Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer or Special Servicer may be obtained by Certificateholders upon written request to the Trustee.

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CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER,
THE REMIC ADMINISTRATOR AND THE DEPOSITOR

     Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will permit the Master Servicer, the Special Servicer and any REMIC Administrator to resign from its obligations thereunder only upon (a) the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not have an adverse effect on the rating assigned by such Rating Agency to any class of Certificates of such series or (b) a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling Agreement. The Master Servicer and Special Servicer for each Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor or any director, officer, employee or agent of any of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of Certificateholders, and the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Any person into which the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, will be the successor of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, as the case may be, under the related Pooling Agreement.

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     Unless otherwise specified in the related Prospectus Supplement, a REMIC
Administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC Administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.


EVENTS OF DEFAULT

Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling Agreement will include, without limitation, (i) any failure by the Master Servicer to distribute or cause to be distributed to the Certificateholders of such series, or to remit to the Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the Master Servicer by any other party to the related Pooling Agreement, or to the Master Servicer, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (ii) any failure by the Special Servicer to remit to the Master Servicer or the Trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the Special Servicer by any other party to the related Pooling Agreement, or to the Special Servicer, with a copy to each other party to the related Pooling Agreement, by the Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights of such series; (iii) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the related Pooling Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (iv) any failure by a REMIC Administrator (if other than the Trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC Administrator by any other party to the related Pooling Agreement, or to the REMIC Administrator, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the Master Servicer, the Special Servicer or the REMIC Administrator (if other than the Trustee), and certain actions by or on behalf of the Master Servicer, the Special Servicer or the REMIC Administrator (if other than the Trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, when a single entity acts as Master Servicer, Special Servicer and REMIC Administrator, or in any two of the foregoing capacities, for any Trust Fund, an Event of Default in one capacity will constitute an Event of Default in each capacity.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer, the Special Servicer or a REMIC Administrator under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer,

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Special Servicer or REMIC Administrator, as applicable, under the Pooling
Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to make such advances, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     If the same entity is acting as both Trustee and REMIC Administrator, it may be removed in both such capacities as described under "--Resignation and Removal of the Trustee" below.

     No Certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     Except as otherwise specified in the related Prospectus Supplement, each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling Agreement, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,
(iii) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each applicable Rating Agency, (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling Agreement, or
(B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the then-current ratings of the classes of the Certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (See "Certain Federal Income Tax Consequences--REMICs--Tax and Restrictions on Transfers of Residual Certificates to Certain Organizations" herein), (v) to make any other provisions with respect to matters or questions arising under such Pooling Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or (vi) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

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


     The Pooling Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66-2/3% (or such other percentage specified in the related Prospectus Supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling Agreement, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling Agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC.


LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for such series of Certificates, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.


THE TRUSTEE

     The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer, Special Servicer or REMIC Administrator and its affiliates.


DUTIES OF THE TRUSTEE

     The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, such Certificates or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or the underlying Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

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CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both Trustee and REMIC Administrator, then any resignation or removal of such entity as the Trustee will also constitute the resignation or removal of such entity as REMIC Administrator, and the successor trustee will serve as successor to the REMIC Administrator as well.

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                          DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of Certificates.

     The Credit Support may not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors--Credit Support Limitations."


SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

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LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of some or all of the related Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.


RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each

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such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.


INTEREST RATE EXCHANGE, CAP AND FLOOR AGREEMENTS

     If so specified in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include interest rate exchange agreements or interest rate cap or floor agreements. These types of agreements may be used to limit the exposure of the Trust Fund or investors in the Certificates to fluctuations in interest rates and to situations where interest rates become higher or lower than specified thresholds. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. The specific provisions of these types of agreements will be described in the related Prospectus Supplement.


                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those jurisdictions. See "Description of the Trust Funds--Mortgage Loans." If a significant percentage of Mortgage Loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the Prospectus Supplement. For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.


GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt

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typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent or unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws."


PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.


FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in

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payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the

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acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, may be nonrecourse. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Limited Recourse Nature of the Mortgage Loans.") Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     RIGHTS OF REDEMPTION. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the

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redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     LEASEHOLD CONSIDERATIONS. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

     In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

     COOPERATIVE SHARES. Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to

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the shares. Article 9 of the UCC requires that a sale be conducted in a
"commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.


BANKRUPTCY LAWS

     Operation of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor, through its rehabilitative plan, to de-accelerate a secured loan and to reinstate the loan even if the lender accelerated the mortgage loan and final judgment of foreclosure has been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     The Bankruptcy Code provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those

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remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee's obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by a bankruptcy court.

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     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.


ENVIRONMENTAL CONSIDERATIONS

     GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial,

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manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages.
In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person "who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     CERTAIN OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

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     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations or may decrease the re-sale value of the collateral.

     Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower's ability to meet its loan obligations or decrease the re-sale value of the collateral.

     ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling Agreement will provide that neither the Master Servicer nor the Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     ENVIRONMENTAL SITE ASSESSMENTS. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the

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


regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.


JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related Senior Liens may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the related Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.


SUBORDINATE FINANCING

     The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

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


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily properties of cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA,

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alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage Loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower's active duty status. In addition to adusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.


FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

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                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.

     For purposes of this discussion, (i) references to the Mortgage Loans include references to the mortgage loans underlying MBS included in the Mortgage Assets and (ii) where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Loans underlying a series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Fund which does not include the Retained Interest. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a Certificate.


             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Pooling Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable Prospectus Supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made."


STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the

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meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage Loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860L(c). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).


                            QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See "Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan or mortgage loan underlying the Mortgage Certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period

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thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the Internal Revenue Service (the "Service").

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware,

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however, that the Conference Committee Report to the Tax Reform Act of 1986 (the
"1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REGULAR CERTIFICATES

GENERAL

     In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

ORIGINAL ISSUE DISCOUNT

     Accrual Certificates and principal-only Certificates will be, and other Classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate.

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


Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, the Depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a DE MINIMIS rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report DE MINIMIS original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all DE MINIMIS original issue discount as well as market discount and market premium under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method."

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and
(b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included

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in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

     In the case of a Random Lot Certificate, the Depositor intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

ACQUISITION PREMIUM

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method."


VARIABLE RATE REGULAR CERTIFICATES

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates,"
(b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65, but not more than
1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is

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determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the OID Regulations, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than DE MINIMIS original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

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DEFERRED INTEREST

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity thereof. Accordingly, any Deferred Interest that accrues with respect to a Class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

MARKET DISCOUNT

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that DE MINIMIS market discount would be reported in a manner similar to DE MINIMIS original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

PREMIUM

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds

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such Regular Certificate as a "capital asset" within the meaning of Code Section
1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certificates, which are prepayable based on prepayments on the underlying Mortgage Loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code
Section 171 election may be deemed to be made.

ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, DE MINIMIS original issue discount, market discount and DE MINIMIS market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

SALE OR EXCHANGE OF REGULAR CERTIFICATES

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate

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


were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a Regular Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

TREATMENT OF LOSSES

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or such class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

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TAXATION OF RESIDUAL CERTIFICATES

TAXATION OF REMIC INCOME

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and
(ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return.

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


BASIS AND LOSSES

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the DE MINIMIS rule described therein, and "--Premium."

     DEFERRED INTEREST. Any Deferred Interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner


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


similar to the Deferred Interest that accrues with respect to Regular Certificates as described above under "Taxation of Regular
Certificates--Deferred Interest."

     MARKET DISCOUNT. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained Class). In respect of Mortgage Loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates--Market Discount."

     PREMIUM. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium," a REMIC Pool that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the Mortgage Loans are individuals, Code Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined

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below under "Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     The Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     DISQUALIFIED ORGANIZATIONS. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or

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instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code
Section 511, (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity) and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

     NONECONOMIC RESIDUAL INTERESTS. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if: (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (iii) transferee represents that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment

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


or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person. The transferor must have no actual knowledge or reason to know that those statements are false. The Pooling Agreement with respect to each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in clauses
(i)-(iii) above as part of the affidavit described above under the heading "Disqualified Organizations." The transferor must have no actual knowledge or reason to know that such statements are false.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, recently issued Treasury regulations require a fourth condition for the transferor to be presumed to lack such knowledge. The condition must be satisfied in one of the two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer: Either

     (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

          (i) the present value of any consideration given to the transferee to acquire the interest;

          (ii) the present value of the expected future distributions on the interest;

          (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

     (b)  (i)    the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          (ii) the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

          (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

     FOREIGN INVESTORS. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term

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"U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons if such election has been made).

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates--Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

MARK TO MARKET REGULATIONS

     The Service has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.


TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

PROHIBITED TRANSACTIONS

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for
(a) substitution

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within two years of the Startup Day for a defective (including a defaulted)
obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

NET INCOME FROM FORECLOSURE PROPERTY

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable Prospectus Supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan.


LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.


ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC

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income, gain, loss, deduction or credit in a unified administrative proceeding.
The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Master Servicer as agent for performing the functions of the tax matters person.


LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out over the period 2006-2010. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates.


TAXATION OF CERTAIN FOREIGN INVESTORS

REGULAR CERTIFICATES

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will

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be subject to United States federal income tax at regular rates. Prepayment
Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS issued final regulations which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. For example, these regulations will require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

RESIDUAL CERTIFICATES

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (which rate will increase to 31% after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability. Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

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REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates."


                FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES
                      AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

GENERAL

     In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a series of Certificates that are not designated as "Stripped Certificates," as described below, as a REMIC (Certificates of such a series hereinafter referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, counsel to the Depositor, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain

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pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of
(i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out over the period 2006-2010. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees," respectively.

TAX STATUS

STANDARD CERTIFICATES WILL HAVE THE FOLLOWING STATUS FOR FEDERAL INCOME TAX
PURPOSES:

     1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

     2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

     3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

PREMIUM AND DISCOUNT

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     PREMIUM. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     ORIGINAL ISSUE DISCOUNT. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory DE MINIMIS exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the Mortgage Loans.

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     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

     MARKET DISCOUNT. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

RECHARACTERIZATION OF SERVICING FEES

     If the servicing fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the DE MINIMIS rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

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SALE OR EXCHANGE OF STANDARD CERTIFICATES

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a Standard Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.


STRIPPED CERTIFICATES

GENERAL

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates." Stripped Certificates include "Stripped Interest Certificates" and "Stripped Principal Certificates" (as defined in this Prospectus) as to which no REMIC election is made.

     The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates--Recharacterization of Servicing Fees" above) and (iii) Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped

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Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates--General," subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a DE MINIMIS original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the DE MINIMIS rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the DE MINIMIS rule therein, assuming that a prepayment assumption is employed in such computation.

STATUS OF STRIPPED CERTIFICATES

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . .. secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment.

TAXATION OF STRIPPED CERTIFICATES

     ORIGINAL ISSUE DISCOUNT. Except as described above under "General," each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a

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Stripped Certificate (referred to in this discussion as a "Stripped
Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under "General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     SALE OR EXCHANGE OF STRIPPED CERTIFICATES. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a Stripped Certificate for federal income tax purposes in excess of certain theshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     PURCHASE OF MORE THAN ONE CLASS OF STRIPPED CERTIFICATES. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan or
(iii) a

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separate installment obligation for each Mortgage Loan, representing the
Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is DE MINIMIS, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.


REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% (which rate will increase to 30% after 2010) backup withholding may be required in respect of any reportable payments, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Backup Withholding."


TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates."

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                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                          CERTAIN ERISA CONSIDERATIONS


GENERAL

     Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), impose certain fiduciary requirements and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, "Tax Favored Plans").

     Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) (collectively with ERISA Plans and Tax-Favored plans, "Plans") are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law ("Similar Law"). Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor ("DOL") and participants, beneficiaries and fiduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of fiduciary responsibility under ERISA, a 20% civil penalty may be imposed on the fiduciary or other person participating in the breach.


PLAN ASSET REGULATIONS

     Certain transactions involving the Trust Fund, including a Plan's investment in Offered Certificates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related Trust Fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (the "Plan Asset Regulations") defines the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., ERISA Plans and certain employee benefit plans not subject to ERISA) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a Trust Fund and cause the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer, any Manager, the Trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). If so, the acquisition or holding of Certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA, the Code or Similar Law, unless some statutory, regulatory or administrative exemption is available. Certificates acquired by a Plan may be assets of that Plan. Under the Plan Asset Regulations, the Trust Fund, including the Mortgage Asset Loans and the other assets held in the Trust Fund, may also be deemed to be Plan Assets of each Plan that acquires Certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such assets, the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer, any Manager, the Trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan Assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

     Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, any Special Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan Assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.


     The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate," the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" FHLMC Certificates, GNMA Certificates, FNMA Certificates and FAMC Certificates. Accordingly, even if such MBS included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related Prospectus Supplement before purchasing any such Certificates.


PROHIBITED TRANSACTION EXEMPTIONS

     The DOL granted an individual exemption, DOL Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 97-34, Prohibited Transaction Exemption 2000-58 and Prohibited Transaction Exemption 2002-41 (the "Exemption"), to Deutsche Bank AG, New York Branch

                                      100
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("DBNY")and to a predecessor to Deutsche Bank Securities, Inc. ("DBSI") which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "Certain ERISA Considerations," the term "Underwriter" shall include (a) DBNY and DBSI, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DBSI and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Certificates.

     The Exemption sets forth five general conditions which must be satisfied for the Exemption to apply. First, the acquisition of Certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc. (collectively, the "Exemption Rating Agencies"). Third, the Trustee cannot be an affiliate of any member of the Restricted Group, other than an Underwriter; the "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, any Sub-Servicer, any party that is considered a "sponsor" within the meaning of the Exemption and any obligor with respect to assets included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund as of the date of initial issuance of the Certificates. Fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Certificates by or on behalf of a Plan or with Plan Assets; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or on behalf of a Plan or with Plan Assets.

     A fiduciary of a Plan or any person investing Plan Assets intending to purchase a Certificate must make its own determination that the conditions set forth above will be satisfied with respect to such Certificate.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

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


     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Fund Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan and (3) the holding of Certificates by a Plan or with Plan Assets.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Trust Fund, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

     Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain Certificates, such as Residual Certificates or any Certificates ("ERISA Restricted Certificates") which are not rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement.

     In lieu of such opinion of counsel with respect to ERISA Restricted Certificates, the transferee may provide a certification substantially to the effect that the purchase of ERISA Restricted Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement and the following conditions are satisfied: (i) the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60);
(ii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied; and (iii) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certificates.

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


     The purchaser or any transferee of any interest in an ERISA Restricted Certificate or Residual Certificate that is not a definitive certificate, by the act of purchasing such Certificate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. The ERISA Restricted Certificates and Residual Certificates will contain a legend describing such restrictions on transfer and the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

     There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the Certificates or, even if all the conditions specified therein were satisfied, that any such exemption would apply to all transactions involving the Trust Fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their specific circumstances prior to making an investment in the Certificates. Neither the Depositor, the Trustee, the Master Servicer nor any of their respective affiliates will make any representation to the effect that the Certificates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the Certificates are an appropriate investment for Plans generally or any particular Plan.

     Before purchasing a Certificate (other than an ERISA Restricted Certificate, Residual Certificate or any Certificate which is not rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies), a fiduciary of a Plan should itself confirm that (a) all the specific and general conditions set forth in the Exemption or one of the Class Exemptions would be satisfied and (b) the Certificate constitutes a "certificate" for purposes of the Exemption. In addition, a Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a Certificate on behalf of a Plan. Finally, a Plan fiduciary should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the Certificates described herein.


TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Limitations on Offset or Exemption of REMIC Income."


                                LEGAL INVESTMENT

     If so specified in the related Prospectus Supplement, certain Classes of the Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA. Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by first liens on real property and originated by certain types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA.

     The appropriate characterization of those Offered Certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them. As "mortgage related securities," such classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under

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


the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

     Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Offered Certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; provided, however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss.703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commerical mortgage related securities under certain conditions pursuant to 12 C.F.R. ss.742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Certificates.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the

"1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor to cover expenses related thereto. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.


                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

     The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

     1. By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related Prospectus Supplement;

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


     2. By placements by the Depositor with institutional investors through dealers; and

     3. By direct placements by the Depositor with institutional investors.

     In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates.

     If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     All or part of any class of Offered Certificates may be acquired by the Depositor or by an affiliate of the Depositor in a secondary market transaction or from an affiliate. Such Offered Certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this Prospectus and a prospectus supplement.

     As to any series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or institutional investors.

     If and to the extent required by applicable law or regulation, this Prospectus will be used by the Underwriter in connection with offers and sales related to market-making transactions in the Offered Certificates with respect to which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

                                  LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP.


                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.


                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      107
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                            INDEX OF PRINCIPAL TERMS

1986 Act ............................................................         75
1998 Policy Statement ...............................................        105
Accrual Certificates ................................................          4
Accrued Certificate Interest ........................................         34
Act .................................................................         67
ADA .................................................................         70
ARM Loans ...........................................................         23
Available Distribution Amount .......................................         33
Bankruptcy Code .....................................................         64
Book-Entry Certificates .............................................         32
Call Risk ...........................................................         10
Cash Flow Agreement .................................................          6
CERCLA ..............................................................         67
Certificate Account .................................................         26
Certificate Balance .................................................          4
Certificate Owner ...................................................         39
Certificates ........................................................          i
Code ................................................................      7, 72
Commercial Properties ...............................................      1, 20
Commission ..........................................................        iii
Companion Class .....................................................         35
Condemnation Proceeds ...............................................         46
Controlled Amortization Class .......................................         35
Controlled Amortization Classes .....................................          3
Cooperatives ........................................................         20
CPR .................................................................         29
Credit Support ......................................................          5
Cut-off Date ........................................................      5, 34
DBNY ................................................................        101
DBSI ................................................................        101
Debt Service Coverage Ratio .........................................         21
Definitive Certificates .............................................         32
Depositor ...........................................................          i
Determination Date ..................................................     27, 33
Deutsche Bank Group .................................................         32
Disqualified Organization ...........................................         85
Distribution Date ...................................................          4
Distribution Date Statement .........................................         36
DOL .................................................................         99
DTC iii, ............................................................         38
DTC Participants ....................................................         38
Due Dates ...........................................................         22
Due Period ..........................................................         27
Equity Participation ................................................         23
ERISA ...............................................................      7, 99
ERISA Plans .........................................................         99
Excess Funds ........................................................         31
Exchange Act ........................................................         iv
Exemption ...........................................................        100
Exemption Rating Agencies ...........................................        101
Extension Risk ......................................................         10
FAMC ................................................................         25
FHLMC ...............................................................         25
Financial Intermediary ..............................................         39
FNMA ................................................................         25
Garn Act ............................................................         68
GNMA ................................................................         25
Grantor Trust Certificates ..........................................          7
Insurance Proceeds ..................................................         46
IRS .................................................................         48
Letter of Credit Bank ...............................................         58
Liquidation Proceeds ................................................         46
Loan-to-Value Ratio .................................................         22
Lock-out Date .......................................................         23
Lock-out Period .....................................................         23
Manager .............................................................          1
Master Servicer .....................................................          1
MBS .................................................................   i, 2, 20
MBS Administrator ...................................................          1
MBS Agreement .......................................................         25
MBS Issuer ..........................................................         25
MBS Servicer ........................................................         25
MBS Trustee .........................................................         25
Mortgage Asset Pool .................................................          i
Mortgage Asset Seller ...............................................         20
Mortgage Assets .....................................................      i, 20
Mortgage Loans ......................................................   i, 1, 20
Mortgage Notes ......................................................         20
Mortgage Rate .......................................................          2
Mortgaged Property ..................................................         20
Mortgages ...........................................................         20
Multifamily Properties ..............................................         20
Multifamily Property ................................................          1
Net Leases ..........................................................         22
Net Operating Income ................................................         21
Non-U.S. Person .....................................................         91
Nonrecoverable Advance ..............................................         36
Notional Amount .....................................................          4
OCC .................................................................        104
Offered Certificates ................................................          i
OID Regulations .....................................................         75
Original Issue Discount .............................................         78
Originator ..........................................................         20
parties in interest .................................................         99
Pass-Through Entity .................................................         85
Pass-Through Rate ...................................................          4
Percentage Interest .................................................         33
Permitted Investments ...............................................         45

                                      108
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Plan Asset Regulations ..............................................         99
Pooling Agreement ...................................................          3
Prepayment Assumption ...............................................         76
Prepayment Interest Shortfall .......................................         27
Prepayment Premium ..................................................         23
Prospectus Supplement ...............................................          i
Purchase Price ......................................................         41
Random Lot Certificates .............................................         75
Rating Agency .......................................................          7
Record Date .........................................................         33
Regular Certificateholder ...........................................         75
Regular Certificates ................................................          7
Related Proceeds ....................................................         36
Relief Act ..........................................................         71
REMIC ...............................................................         ii
REMIC Administrator .................................................     iii, 1
REMIC Certificates ..................................................         72
REMIC Pool ..........................................................         72
REMIC Regulations ...................................................         72
REO Property ........................................................         43
Residual Certificateholders .........................................         82
Residual Certificates ...............................................          7
Restricted Group ....................................................        101
Retail Property .....................................................      2, 20
Senior Certificates .................................................          3
Senior Liens ........................................................         20
Service .............................................................         74
SMMEA ...............................................................          7
SPA .................................................................         29
Special Servicer ....................................................          1
Standard Certificateholder ..........................................         92
Standard Certificates ...............................................         92
Startup Day .........................................................         73
Stripped Certificateholder ..........................................         97
Stripped Certificates ...............................................         93
Stripped Interest Certificates ......................................          3
Stripped Principal Certificates .....................................          3
Sub-Servicer ........................................................         45
Sub-Servicing Agreement .............................................         45
Subordinate Certificates ............................................          3
Tax Exempt Investor .................................................        103
Tax Favored Plans ...................................................         99
Title V .............................................................         70
Treasury ............................................................         72
Trust Assets ........................................................        iii
Trust Fund ..........................................................          i
Trustee .............................................................          1
U.S. Person .........................................................         87
UBTI ................................................................        103
UCC .................................................................         60
Underwriter .........................................................        101
Value ...............................................................         22
Voting Rights .......................................................         38
Warranting Party ....................................................         42


                                      109
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This  diskette  relates  to the  prospectus  supplement  in  regard  to the COMM
2004-LNB2, Commercial Mortgage Pass-Through Certificates. This diskette should be reviewed only in conjunction with the entire prospectus supplement. This diskette does not contain all relevant information relating to the underlying Mortgage Loans. Such information is described elsewhere in the prospectus supplement. Any information contained on this diskette will be more fully described elsewhere in the prospectus supplement. The information on this diskette should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor shall receive and should carefully review the prospectus supplement.

"Annex A COMM 2004-LNB2.xls" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain loan-level information shown in Annex A, as well as certain Mortgage Loan and Mortgaged Property information shown in Annex A. This spreadsheet can be put on a user-specified hard drive or network drive. Open this file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a disclaimer will be displayed. READ THE DISCLAIMER CAREFULLY.

NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

------------------
* Microsoft is a registered trademark of Microsoft Corporation.

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
===============================================        ===============================================


NO  DEALER,  SALESPERSON  OR  OTHER  PERSON  IS
AUTHORIZED  TO  GIVE  ANY   INFORMATION  OR  TO
REPRESENT   ANYTHING  NOT   CONTAINED  IN  THIS
PROSPECTUS AND PROSPECTUS SUPPLEMENT.  YOU MUST
NOT  RELY  ON  ANY  AUTHORIZED  INFORMATION  OR
REPRESENTATIONS. THIS PROSPECTUS AND PROSPECTUS                         $900,610,000
SUPPLEMENT   IS  AN  OFFER  TO  SELL  ONLY  THE                         (APPROXIMATE)
CERTIFICATES  OFFERED  HEREBY,  BUT ONLY  UNDER
CIRCUMSTANCES AND IN JURISDICTIONS  WHERE IT IS
LAWFUL TO DO SO. THE  INFORMATION  CONTAINED IN                   DEUTSCHE BANK SECURITIES
THIS  PROSPECTUS AND  PROSPECTUS  SUPPLEMENT IS                     ABN AMRO INCORPORATED
CURRENT ONLY AS OF ITS DATE.
                                                               BANC OF AMERICA SECURITIES LLC
               ----------------                                           CITIGROUP
                                                                     MERRILL LYNCH & CO.
               TABLE OF CONTENTS

             PROSPECTUS SUPPLEMENT

Executive Summary ......................    S-5
Summary of the Prospectus Supplement ...    S-8
Risk Factors ...........................   S-27                        COMM 2004-LNB2
Description of the Mortgage Pool .......   S-55
Description of the Offered Certificates    S-86
Yield and Maturity Considerations ......  S-105
The Pooling and Servicing Agreement ....  S-115                      COMMERCIAL MORTGAGE
Use of Proceeds ........................  S-160                   PASS-THROUGH CERTIFICATES
Certain Federal Income Tax Consequences   S-160
ERISA Considerations ...................  S-162                 ------------------------------
Legal Investment .......................  S-164
Method of Distribution .................  S-164                     PROSPECTUS SUPPLEMENT
Legal Matters ..........................  S-166
Ratings ................................  S-166                 ------------------------------
Index of Principal Terms ...............  S-167

Until  the date  that is  ninety  days from the
date of this prospectus supplement, all dealers
that   buy,   sell   or   trade   the   Offered                       FEBRUARY __, 2004
Certificates,  whether or not  participating in
this  offering,  may be  required  to deliver a
prospectus   supplement  and  the  accompanying
prospectus. This is in addition to the dealersO
obligation  to deliver a prospectus  supplement
and the accompanying  prospectus when acting as
underwriters  and with  respect to their unsold
allotments or subscriptions.










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